FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207340-01

PROSPECTUS

$846,304,000 (Approximate)

UBS Commercial Mortgage Trust 2017-C1
(Central Index Key Number 0001706060)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Société Générale
(Central Index Key Number 0001238163)

CIBC Inc.
(Central Index Key Number 0001548567)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-C1

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-C1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2017-C1. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2017. The rated final distribution date for the certificates is June 2050.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$40,505,000		1.8870%	Fixed(5)	February 2022
Class A-2	$46,665,000		2.9820%	Fixed(5)	April 2022
Class A-SB	$52,548,000		3.2560%	Fixed(5)	April 2026
Class A-3	$235,000,000		3.1960%	Fixed(5)	April 2027
Class A-4	$296,571,000		3.4600%	Fixed(5)	May 2027
Class X-A	$671,289,000	(6)	1.6176%	Variable(7)	NAP
Class X-B	$175,015,000	(8)	0.8986%	Variable(9)	NAP
Class A-S	$95,899,000		3.7240%	Fixed(5)	May 2027
Class B	$45,551,000		4.0360%	Fixed(5)	May 2027
Class C	$33,565,000		4.4400%	WAC Cap(10)	June 2027

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, CIBC World Markets Corp. and Academy Securities, Inc. will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 32.5% of each class of offered certificates. Wells Fargo Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 41.2% of each class of offered certificates. SG Americas Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 11.8% of each class of offered certificates. Natixis Securities Americas LLC is acting as a co-manager and joint bookrunner with respect to 14.5% of each class of offered certificates. CIBC World Markets Corp. and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 12, 2017. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately 113.28440% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2017, before deducting expenses payable by the depositor.

UBS Securities LLC	Wells Fargo Securities	Société Générale
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Natixis Securities Americas LLC	Academy Securities	CIBC World Markets
Co-Manager and Joint Bookrunner	Co-Manager	Co-Manager

June 1, 2017

UBS 2017-C1

Commercial Mortgage Pass-Through Certificates, Series 2017-C1

Utah
3 properties
$34,864,629
3.6% of total
Missouri
2 properties
$70,588,795
7.4% of total
Illinois
9 properties
$11,591,936
1.2% of total
Wisconsin
1 property
$4,827,419
0.5% of total
Michigan
8 properties
$58,481,081
6.1% of total
Ohio
2 properties
$14,351,898
1.5% of total
Pennsylvania
12 properties
$28,020,042
2.9% of total
New York
4 properties
$76,133,268
7.9% of total
Massachusetts
1 property
$5,921,469
0.6% of total
New Jersey
1 property
$21,906,961
2.3% of total
Delaware
1 property
$18,000,000
1.9% of total
Maryland
1 property
$19,977,734
2.1% of total
West Virginia
1 property
$900,000
0.1% of total
Alaska
2 properties
$20,179,751
2.1% of total
Nevada
2 properties
$16,579,546
1.7% of total
California
45 properties
$272,946,239
28.5% of total
Arizona
1 property
$7,888,749
0.8% of total
Colorado
1 property
$4,000,000
0.4% of total
Texas
18 properties
$95,386,613
9.9% of total
Louisiana
2 properties
$12,248,167
1.3% of total
Mississippi
1 property
$1,889,576
0.2% of total
Kentucky
2 properties
$17,114,228
1.8% of total
Florida
2 properties
$41,000,000
4.3% of total
Georgia
5 properties
$57,429,078
6.0% of total
South Carolina
1 property
$5,350,000
0.6% of total
North Carolina
4 properties
$28,502,859
3.0% of total
Virginia
2 properties
$12,905,000
1.3% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 2.0%
2.1% – 5.0%
5.1 – 28.5%

Mortgaged Properties by Property Type
Manufactured Housing Community 4.0%
Mixed Use 4.5%
Self Storage 1.4%
Industrial 9.9%
Retail 26.4%
Multifamily 13.4%
Hospitality 17.2%
Office 23.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$40,505,000		30.000%	1.8870%	Fixed(5)	February 2022	2.63	07/17 – 02/22
Class A-2	$46,665,000		30.000%	2.9820%	Fixed(5)	April 2022	4.78	02/22 – 04/22
Class A-SB	$52,548,000		30.000%	3.2560%	Fixed(5)	April 2026	6.95	04/22 – 04/26
Class A-3	$235,000,000		30.000%	3.1960%	Fixed(5)	April 2027	9.66	04/26 – 04/27
Class A-4	$296,571,000		30.000%	3.4600%	Fixed(5)	May 2027	9.86	04/27 – 05/27
Class X-A	$671,289,000	(6)	NAP	1.6176%	Variable(7)	NAP	NAP	NAP
Class X-B	$175,015,000	(8)	NAP	0.8986%	Variable(9)	NAP	NAP	NAP
Class A-S	$95,899,000		20.000%	3.7240%	Fixed(5)	May 2027	9.93	05/27 – 05/27
Class B	$45,551,000		15.250%	4.0360%	Fixed(5)	May 2027	9.93	05/27 – 05/27
Class C	$33,565,000		11.750%	4.4400%	WAC Cap(10)	June 2027	9.99	05/27 – 06/27
Non-Offered Certificates
Class D	$10,069,000		10.700%	4.8411%	WAC(11)	June 2027	10.01	06/27 – 06/27
Class D-RR	$40,278,000		6.500%	4.8411%	WAC(11)	June 2027	10.01	06/27 – 06/27
Class E-RR	$19,179,000		4.500%	4.8411%	WAC(11)	June 2027	10.01	06/27 – 06/27
Class F-RR	$9,590,000		3.500%	4.8411%	WAC(11)	June 2027	10.01	06/27 – 06/27
Class NR-RR	$33,565,038		0.00%	4.8411%	WAC(11)	June 2027	10.01	06/27 – 06/27
Class R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class B, certificates will, in each case, be equal to a fixed rate per annum (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rates for the Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average (described in the table as “WAC”) of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	24
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Retail Properties Have Special Risks	69
Office Properties Have Special Risks	72
Hotel Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Multifamily Properties Have Special Risks	75
Industrial Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	78
Self Storage Properties Have Special Risks	78
Manufactured Housing Community Properties Have Special Risks	79
Condominium Ownership May Limit Use and Improvements	81
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	84
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	85
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86
Risks Related to Zoning Non-Compliance and Use Restrictions	89

Risks Relating to Inspections of Properties	90
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	90
Insurance May Not Be Available or Adequate	91
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	92
Terrorism Insurance May Not Be Available for All Mortgaged Properties	92
Risks Associated with Blanket Insurance Policies or Self-Insurance	94
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	94
Limited Information Causes Uncertainty	94
Historical Information	94
Ongoing Information	95
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	95
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	97
Static Pool Data Would Not Be Indicative of the Performance of this Pool	98
Appraisals May Not Reflect Current or Future Market Value of Each Property	98
Seasoned Mortgage Loans Present Additional Risk of Repayment	99
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	100
The Borrower’s Form of Entity May Cause Special Risks	100
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	103
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	104
Other Financings or Ability to Incur Other Indebtedness Entails Risk	105
Tenancies-in-Common May Hinder Recovery	106
Risks Relating to Enforceability of Cross-Collateralization	107
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	108
Risks Associated with One Action Rules	108
State Law Limitations on Assignments of Leases and Rents May Entail Risks	108
Various Other Laws Could Affect the Exercise of Lender’s Rights	109
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	109
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	109
Risks Related to Ground Leases and Other Leasehold Interests	111
Increases in Real Estate Taxes May Reduce Available Funds	112
Risks Relating to Tax Credits	113
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	113
Delaware Statutory Trusts	114
Risks Related to Conflicts of Interest	114
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	114
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	116

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	117
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	118
Potential Conflicts of Interest of the Operating Advisor	121
Potential Conflicts of Interest of the Asset Representations Reviewer	122
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	122
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	125
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	126
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	127
The Certificates Are Limited Obligations	127
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	127
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	128
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	131
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	134
General	134
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	135
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	137
Losses and Shortfalls May Change Your Anticipated Yield	137
Risk of Early Termination	138
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	138
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	138
You Have Limited Voting Rights	138
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	139
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	142
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	145
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	146
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	147

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	149
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
Tax Considerations Relating to Foreclosure	149
REMIC Status	150
Material Federal Tax Considerations Regarding Original Issue Discount	150
Description of the Mortgage Pool	150
General	150
Certain Calculations and Definitions	152
Definitions	153
Mortgage Pool Characteristics	165
Overview	165
Property Types	167
Retail Properties	168
Office Properties	170
Hotel Properties	170
Multifamily Properties	172
Industrial Properties	173
Mixed Use Properties	173
Manufactured Housing Community Properties	173
Self Storage Properties	174
Specialty Use Concentrations	174
Mortgage Loan Concentrations	175
Top Fifteen Mortgage Loans	175
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	175
Geographic Concentrations	177
Mortgaged Properties With Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	178
Condominium Interests	178
Fee & Leasehold Estates; Ground Leases	179
Environmental Considerations	180
Redevelopment, Renovation and Expansion	183
Assessment of Property Value and Condition	184
Litigation and Other Considerations	185
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	186
Tenant Issues	188
Tenant Concentrations	188
Lease Expirations and Terminations	188
Expirations	188
Terminations	190
Other	191
Purchase Options and Rights of First Refusal	192
Affiliated Leases	194
Insurance Considerations	194
Use Restrictions	196
Appraised Value	196
Non-Recourse Carveout Limitations	197
Real Estate and Other Tax Considerations	198
Delinquency Information	199

Certain Terms of the Mortgage Loans	199
Amortization of Principal	199
Due Dates; Mortgage Rates; Calculations of Interest	200
Single Purpose Entity Covenants	201
Prepayment Protections and Certain Involuntary Prepayments	201
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	203
Defeasance	204
Releases; Partial Releases	205
Escrows	209
Mortgaged Property Accounts	210
Exceptions to Underwriting Guidelines	212
Additional Indebtedness	213
General	213
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	216
Other Unsecured Indebtedness	219
The Whole Loans	220
General	220
The Serviced Whole Loans	224
The Save Mart Portfolio Whole Loan	224
The Baypoint Commerce Center Whole Loan	236
The Art Van Portfolio Whole Loan	238
The Concorde Portfolio Whole Loan	241
The Lormax Stern Retail Development – Roseville Whole Loan	244
The Non-Serviced Whole Loans	247
The Moffett Place Google Whole Loan	247
The 75 Broad Street Whole Loan	250
The One West 34th Street Whole Loan	259
The Atlanta and Anchorage Hotel Portfolio Whole Loan	265
The Servicing Shift Whole Loans	271
The Apple Sunnyvale Whole Loan	271
The Sheraton Hotel Greensboro Whole Loan	279
Additional Information	286
Transaction Parties	286
The Sponsors and Mortgage Loan Sellers	286
UBS AG, New York Branch	287
General	287
UBS AG, New York Branch’s Securitization Program	287
Review of the UBS AG, New York Branch Mortgage Loans	288
UBS AG, New York Branch’s Underwriting Standards	290
Exceptions	293
Litigation	293
Compliance with Rule 15Ga-1 under the Exchange Act	293
Retained Interests in This Securitization	293
Rialto Mortgage Finance, LLC	293
General	293
Rialto Mortgage’s Securitization Program	294
Rialto Mortgage’s Underwriting Standards and Loan Analysis	294
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	299
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
Natixis Real Estate Capital LLC	301

General	301
NREC’s Commercial Real Estate Securitization Program	301
Review of NREC Mortgage Loans	302
NREC’s Underwriting Standards	304
Compliance with Rule 15Ga-1 under the Exchange Act	308
Retained Interests in This Securitization	310
Wells Fargo Bank, National Association	310
General	310
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	310
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	311
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	316
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	321
Société Générale	321
General	321
Société Générale’s Commercial Mortgage Securitization Program	321
Société Générale’s Underwriting Standards	322
Review of the Mortgage Loans for Which Société Générale is the Sponsor	326
Compliance with Rule 15Ga-1 under the Exchange Act	328
Retained Interests in This Securitization	328
CIBC Inc.	329
General	329
CIBC’s Commercial Mortgage Securitization Program	329
CIBC’s Underwriting Guidelines and Processes	330
Exceptions to CIBC’s Disclosed Underwriting Guidelines	335
Review of CIBC Mortgage Loans	336
Repurchases and Replacements	337
Retained Interests in This Securitization	339
The Depositor	339
The Issuing Entity	340
The Trustee	340
The Certificate Administrator	341
The Master Servicer	344
The Special Servicer	349
CWCapital Asset Management LLC	349
AEGON USA Realty Advisors, LLC	353
General	355
Affiliated Servicer	356
The Operating Advisor and Asset Representations Reviewer	360
Credit Risk Retention	362
General	362
Qualifying CRE Loans; Required Credit Risk Retention Percentage	362
Material Terms of the Eligible Horizontal Residual Interest	364
The Third Party Purchaser	364
Hedging, Transfer and Financing Restrictions	365
Operating Advisor	366
Representations and Warranties	368
Description of the Certificates	371
General	371
Distributions	373
Method, Timing and Amount	373
Available Funds	374

Priority of Distributions	375
Pass-Through Rates	379
Interest Distribution Amount	380
Principal Distribution Amount	381
Certain Calculations with Respect to Individual Mortgage Loans	383
Application Priority of Mortgage Loan Collections or Whole Loan Collections	385
Allocation of Yield Maintenance Charges and Prepayment Premiums	387
Assumed Final Distribution Date; Rated Final Distribution Date	389
Prepayment Interest Shortfalls	390
Subordination; Allocation of Realized Losses	391
Reports to Certificateholders; Certain Available Information	394
Certificate Administrator Reports	394
Information Available Electronically	400
Voting Rights	405
Delivery, Form, Transfer and Denomination	406
Book-Entry Registration	406
Definitive Certificates	409
Certificateholder Communication	410
Access to Certificateholders’ Names and Addresses	410
Requests to Communicate	410
List of Certificateholders	411
Description of the Mortgage Loan Purchase Agreements	411
General	411
Dispute Resolution Provisions	421
Asset Review Obligations	421
Pooling and Servicing Agreement	421
General	421
Assignment of the Mortgage Loans	422
Servicing Standard	423
Subservicing	424
Advances	425
P&I Advances	425
Servicing Advances	426
Nonrecoverable Advances	427
Recovery of Advances	428
Accounts	430
Withdrawals from the Collection Account	432
Servicing and Other Compensation and Payment of Expenses	435
General	435
Master Servicing Compensation	440
Special Servicing Compensation	444
Disclosable Special Servicer Fees	448
Certificate Administrator and Trustee Compensation	449
Operating Advisor Compensation	449
Asset Representations Reviewer Compensation	450
CREFC® Intellectual Property Royalty License Fee	451
Appraisal Reduction Amounts	451
Maintenance of Insurance	459
Modifications, Waivers and Amendments	462
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	467
Inspections	469
Collection of Operating Information	470
Special Servicing Transfer Event	470

Asset Status Report	473
Realization Upon Mortgage Loans	477
Sale of Defaulted Loans and REO Properties	480
The Directing Certificateholder	483
General	483
Major Decisions	485
Asset Status Report	489
Replacement of the Special Servicer	490
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	490
Servicing Override	493
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	494
Rights of the Holders of Serviced Pari Passu Companion Loans	494
Limitation on Liability of Directing Certificateholder	495
The Operating Advisor	495
General	495
Duties of Operating Advisor at All Times	496
Annual Report	497
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	499
Recommendation of the Replacement of the Special Servicer	499
Eligibility of Operating Advisor	500
Other Obligations of Operating Advisor	500
Delegation of Operating Advisor’s Duties	501
Termination of the Operating Advisor With Cause	502
Rights Upon Operating Advisor Termination Event	503
Waiver of Operating Advisor Termination Event	503
Termination of the Operating Advisor Without Cause	503
Resignation of the Operating Advisor	504
Operating Advisor Compensation	504
The Asset Representations Reviewer	504
Asset Review	504
Asset Review Trigger	504
Asset Review Vote	506
Review Materials	507
Asset Review	508
Eligibility of Asset Representations Reviewer	510
Other Obligations of Asset Representations Reviewer	511
Delegation of Asset Representations Reviewer’s Duties	511
Asset Representations Reviewer Termination Events	511
Rights Upon Asset Representations Reviewer Termination Event	512
Termination of the Asset Representations Reviewer Without Cause	513
Resignation of Asset Representations Reviewer	513
Asset Representations Reviewer Compensation	513
Replacement of the Special Servicer Without Cause	514
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	516
Termination of the Master Servicer or Special Servicer for Cause	518
Servicer Termination Events	518
Rights Upon Servicer Termination Event	519
Waiver of Servicer Termination Event	521
Resignation of the Master Servicer or Special Servicer	521

Limitation on Liability; Indemnification	522
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	525
Dispute Resolution Provisions	526
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	526
Repurchase Request Delivered by a Party to the PSA	526
Resolution of a Repurchase Request	527
Mediation and Arbitration Provisions	530
Servicing of the Non-Serviced Mortgage Loans	531
Servicing of the Servicing Shift Mortgage Loans	531
Servicing of the Moffett Place Google Mortgage Loan	532
Servicing of the 75 Broad Street Mortgage Loan	534
Servicing of the One West 34th Street Mortgage Loan	537
Servicing of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan	540
Rating Agency Confirmations	542
Evidence as to Compliance	544
Limitation on Rights of Certificateholders to Institute a Proceeding	545
Termination; Retirement of Certificates	546
Amendment	547
Resignation and Removal of the Trustee and the Certificate Administrator	550
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	551
Certain Legal Aspects of Mortgage Loans	551
California	551
General	552
Types of Mortgage Instruments	553
Leases and Rents	553
Personalty	554
Foreclosure	554
General	554
Foreclosure Procedures Vary from State to State	554
Judicial Foreclosure	554
Equitable and Other Limitations on Enforceability of Certain Provisions	555
Nonjudicial Foreclosure/Power of Sale	555
Public Sale	555
Rights of Redemption	557
Anti-Deficiency Legislation	557
Leasehold Considerations	558
Cooperative Shares	558
Bankruptcy Laws	558
Environmental Considerations	565
General	565
Superlien Laws	565
CERCLA	565
Certain Other Federal and State Laws	566
Additional Considerations	566
Due-on-Sale and Due-on-Encumbrance Provisions	567
Subordinate Financing	567
Default Interest and Limitations on Prepayments	567
Applicability of Usury Laws	568
Americans with Disabilities Act	568
Servicemembers Civil Relief Act	568
Anti-Money Laundering, Economic Sanctions and Bribery	569
Potential Forfeiture of Assets	569

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	570
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	572
Yield and Maturity Considerations	572
Yield Considerations	572
General	572
Rate and Timing of Principal Payments	572
Losses and Shortfalls	573
Certain Relevant Factors Affecting Loan Payments and Defaults	574
Delay in Payment of Distributions	575
Yield on the Certificates with Notional Amounts	575
Weighted Average Life	576
Pre-Tax Yield to Maturity Tables	581
Material Federal Income Tax Considerations	585
General	585
Qualification as a REMIC	585
Status of Offered Certificates	588
Taxation of Regular Interests	588
General	588
Original Issue Discount	588
Acquisition Premium	591
Market Discount	591
Premium	592
Election To Treat All Interest Under the Constant Yield Method	592
Treatment of Losses	593
Yield Maintenance Charges and Prepayment Premiums	594
Sale or Exchange of Regular Interests	594
Taxes That May Be Imposed on a REMIC	595
Prohibited Transactions	595
Contributions to a REMIC After the Startup Day	595
Net Income from Foreclosure Property	595
Bipartisan Budget Act of 2015	596
Taxation of Certain Foreign Investors	596
FATCA	597
Backup Withholding	598
Information Reporting	598
3.8% Medicare Tax on “Net Investment Income”	598
Reporting Requirements	598
Certain State and Local Tax Considerations	599
Method of Distribution (Underwriter)	600
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
General	604
Plan Asset Regulations	605
Administrative Exemptions	605
Insurance Company General Accounts	609
Legal Investment	609
Legal Matters	611
Ratings	611
Index of Defined Terms	614

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Moffett Place Google Amortization Schedule	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 24 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on page 614 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2017-C1 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)       TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)       TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)       IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS

PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A

“STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED

CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-C1.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2017-C1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	Natixis Real Estate Capital LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Société Générale, a société anonyme organized under the laws of France

●	CIBC Inc., a Delaware corporation

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)	17	$311,792,500	32.5%
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC(3)	12	148,172,031	15.5
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	10	138,914,088	14.5
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(4)	10	137,388,674	14.3
Société Générale	Société Générale	8	113,306,926	11.8
CIBC Inc.	CIBC Inc.	10	109,410,818	11.4
Total		67	$958,985,038	100.0%

(1)	One (1) mortgage loan identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by UBS AG, New York Branch, Deutsche Bank AG, New York Branch and Cantor Commercial Real Estate Lending, L.P. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(2)	One (1) mortgage loan identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which UBS AG, New York Branch is the mortgage loan seller, was originated by Deutsche Bank AG, New York Branch. In connection with the acquisition thereof by UBS AG, New York Branch, such mortgage loan was re-underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	The mortgage loan identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Rialto Mortgage Finance, LLC, Citigroup Global Markets Realty Corp. and Barclays Bank PLC. Such mortgage loan was underwritten pursuant to Rialto Mortgage Finance, LLC’s underwriting guidelines.

(4)	One (1) mortgage loan identified on Annex A-1 as One West 34th Street, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. Such mortgage loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates. NRFC Income Opportunity Securities Holdings, LLC (in satisfaction of the retention obligations of UBS AG, New York Branch in its capacity as the retaining sponsor) will be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the credit risk retention rules. During this time, NRFC Income Opportunity Securities Holdings, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC is expected to act as the special servicer under the pooling and servicing agreement with respect to the mortgage loans (other than any excluded special servicer loan and the Save Mart Portfolio mortgage loan) and the related companion loans and other than the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, such mortgage loans representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. AEGON USA Realty Advisors, LLC, an Iowa limited liability company, is expected to act as the special servicer with respect to the Save Mart Portfolio mortgage loan, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

CWCapital Asset Management LLC and AEGON USA Realty Advisors, LLC will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loans and other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loan” under “—Whole Loans” below. Any reference in this prospectus to the “special servicer” means (i) CWCapital Asset Management LLC, with respect to any mortgage loan other than any excluded special servicer loan and the Save Mart Portfolio mortgage loan, and (ii) AEGON USA Realty Advisors, LLC, with respect to the Save Mart Portfolio mortgage loan.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. CWCapital Asset Management LLC was selected to be the special servicer by NRFC Income Opportunity Securities Holdings, LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of CWCapital Asset Management LLC is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. See

“Transaction Parties—The Special Servicer—CWCapital Asset Management LLC” and “Pooling and Servicing Agreement”. The principal servicing office of AEGON USA Realty Advisors, LLC is located at 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. See “Transaction Parties—The Special Servicer— AEGON USA Realty Advisors, LLC” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: UBS 2017-C1. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to the non-serviced mortgage loans, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to the non-serviced mortgage loans will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the subordinate companion loan solely with respect to the serviced AB whole loans, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class D-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date NRFC Income Opportunity Securities Holdings, LLC will purchase the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates, and NRFC Income Opportunity Securities Holdings, LLC will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, and (iii) any excluded loan).

With respect to the subordinate companion loans described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2017 (or, in the case of any mortgage loan that has its first due date in July 2017, the date that would have been its due date in June 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about June 12, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Iowa, Maryland, New York, North Carolina, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	February 2022
Class A-2	April 2022
Class A-SB	April 2026
Class A-3	April 2027
Class A-4	May 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2027
Class B	May 2027
Class C	June 2027

The rated final distribution date will be the distribution date in June 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-C1:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$ 40,505,000	4.22%	30.000%
Class A-2	$ 46,665,000	4.87%	30.000%
Class A-SB	$ 52,548,000	5.48%	30.000%
Class A-3	$ 235,000,000	24.51%	30.000%
Class A-4	$ 296,571,000	30.93%	30.000%
Class X-A	$ 671,289,000	NAP	NAP
Class X-B	$ 175,015,000	NAP	NAP
Class A-S	$ 95,899,000	10.00%	20.000%
Class B	$ 45,551,000	4.75%	15.250%
Class C	$ 33,565,000	3.50%	11.750%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Approx. Initial
Class	Pass-Through Rate(1)
Class A-1	1.8870%
Class A-2	2.9820%
Class A-SB	3.2560%
Class A-3	3.1960%
Class A-4	3.4600%
Class X-A	1.6176%
Class X-B	0.8986%
Class A-S	3.7240%
Class B	4.0360%
Class C	4.4400%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S and Class B certificates will, in each case, be a per annum rate equal to a fixed rate set forth opposite such class in the table. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000%. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.0070%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00189%.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00039%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, —The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Moffett Place Google(3)	0.00250%	0.25000%
75 Broad Street(3)	0.00125%	0.12500%
One West 34th Street(3)	0.00250%	0.25000%
Atlanta and Anchorage Hotel Portfolio(4)	0.00250%	0.25000%

(1)	Does not reflect the Apple Sunnyvale mortgage loan or the Sheraton Hotel Greensboro mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	Such special servicing fee is subject to a minimum amount equal to (i) $3,500 or (ii) $5,000 if the related risk retention consultation party is entitled to consult with the special servicer with respect to such mortgage loan, in each case, for any month in which such fee is payable.

(4)	The Atlanta and Anchorage Hotel Portfolio mortgage loan is expected to be (and information presented in this table is based on the assumption that the Atlanta and Anchorage Hotel Portfolio mortgage loan will be) serviced and administered pursuant to the CFCRE 2017-C8 pooling and servicing agreement. The CFCRE 2017-C8 securitization has not closed yet, however, it is expected to close prior to the closing date for this transaction.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A and Class X-B certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A and Class X-B certificates are interest-only certificates.

(2)	Other than the Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-seven (67) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred thirty-four (134) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $958,985,038.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-seven (67) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Save Mart Portfolio	$50,000,000	5.2%	$88,000,000	$32,000,000	38.1%	47.0%	3.02x	1.79x
Moffett Place Google	$40,000,000	4.2%	$145,000,000	N/A	59.5%	59.5%	1.38x	1.38x
Apple Sunnyvale	$34,000,000	3.5%	$70,350,000	$81,890,000	35.7%	63.8%	3.40x	1.79x
75 Broad Street	$33,000,000	3.4%	$59,000,000	$138,000,000	22.8%	57.1%	4.17x	1.58x
One West 34th Street	$30,000,000	3.1%	$120,000,000	N/A	53.6%	53.6%	1.24x	1.24x
Baypoint Commerce Center	$30,000,000	3.1%	$10,000,000	N/A	64.5%	64.5%	1.79x	1.79x
Art Van Portfolio	$29,500,000	3.1%	$39,250,000	N/A	68.2%	68.2%	1.47x	1.47x
Atlanta and Anchorage Hotel Portfolio	$19,915,717	2.1%	$94,599,658	N/A	62.9%	62.9%	1.81x	1.81x
Lormax Stern Retail Development – Roseville	$18,000,000	1.9%	$12,000,000	N/A	48.2%	48.2%	2.06x	2.06x
Concorde Portfolio	$18,000,000	1.9%	$12,000,000	N/A	67.7%	67.7%	1.38x	1.38x
Sheraton Hotel Greensboro	$14,977,558	1.6%	$29,955,115	N/A	49.4%	49.4%	2.74x	2.74x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan.

(2)	With respect to the Moffett Place Google mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have in certain cases been calculated based on the “As-Stabilized” value and the cut-off date loan-to-value ratio and maturity date loan-to-value ratio calculated based on the “as is” value is 67.9% and 62.5%, respectively.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Save Mart Portfolio whole loan, the Concorde Portfolio whole loan, the Baypoint Commerce Center whole loan, the Art Van Portfolio whole loan and the Lormax Stern Retail Development – Roseville whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer, (other than with respect to the Save Mart Portfolio whole loan, which will be serviced by AEGON USA Realty Advisors, LLC, as special servicer) pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Each of the Apple Sunnyvale whole loan and the Sheraton Hotel Greensboro whole loan (each, a “servicing shift whole loan” and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan”

and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Moffett Place Google	CD 2017-CD3	4.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

75 Broad Street	NCMS 2017-75B	3.4%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association

One West 34th Street	BANK 2017-BNK4	3.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Atlanta and Anchorage Hotel Portfolio(3)	CFCRE 2017-C8	2.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Moffett Place Google	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

75 Broad Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Hana Private Real Estate Investment Trust No. 42

One West 34th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Atlanta and Anchorage Hotel Portfolio(3)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D CF 2017-C8, LLC

(1)	Information in this table is presented as of the closing date of the related securitization.

(2)	This table does not include information related to the servicing shift whole loans.

(3)	The Atlanta and Anchorage Hotel Portfolio mortgage loan is expected to be (and information presented in this table is based on the assumption that the Atlanta and Anchorage Hotel Portfolio mortgage loan will be) serviced and administered pursuant to the CFCRE 2017-C8 pooling and servicing agreement. The CFCRE 2017-C8 securitization has not closed yet, however, it is expected to close prior to the closing date for this transaction.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$958,985,038
Number of mortgage loans	67
Number of mortgaged properties	134
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,625,000 to $50,000,000
Average Cut-off Date Balance	$14,313,210
Range of Mortgage Rates	4.0767% to 6.1900%
Weighted average Mortgage Rate	4.8579%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)(3)	300 months to 360 months
Weighted average original amortization term(2)(3)	352 months
Range of remaining amortization terms(2)(3)	287 months to 360 months
Weighted average remaining amortization term(2)(3)	351 months
Range of Cut-off Date LTV Ratios(4)(5)	22.8% to 73.7%
Weighted average Cut-off Date LTV Ratio(4)(5)	57.4%
Range of LTV Ratios as of the maturity date(4)(5)	22.8% to 64.0%
Weighted average LTV Ratio as of the maturity date(4)(5)	50.3%
Range of U/W NCF DSCRs(2)(4)(6)	1.24x to 4.17x
Weighted average U/W NCF DSCR(2)(4)(6)	1.91x
Range of U/W NOI Debt Yields(4)	5.8% to 23.5%
Weighted average U/W NOI Debt Yield(4)	11.9%
Percentage of Initial Pool Balance consisting of:
Amortizing	43.7%
Full IO	29.0%
Partial IO	27.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the Moffett Place Google mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex F, the underwritten net cash flow debt service coverage ratio is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

(3)	Excludes eleven (11) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as Save Mart Portfolio, Garden Village, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Fairview Marketplace, Redwood Gateway, The Plaza at Milford, Trade Center, Kumho Tires, Protea Pacific Beach, representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term.

(4)	In the case of eleven (11) mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A-1 as Save Mart Portfolio, Moffett Place Google, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Baypoint Commerce Center, Art Van Portfolio, Atlanta and Anchorage Hotel Portfolio, Concorde Portfolio, Lormax Stern Retail Development – Roseville and Sheraton Hotel Greensboro, representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 47.0% and 1.79x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Apple Sunnyvale, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 63.8% and 1.79x, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 57.1% and 1.58x, respectively.

(5)	With respect to the Moffett Place Google mortgage loan, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have in certain cases been calculated based on the “As-Stabilized” value and the cut-off date loan-to-value ratio and maturity date loan-to-value ratio calculated based on the “as-is” value is 67.9% and 62.5%, respectively. With respect to The Plaza at Milford mortgage loan, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated based on the mortgage loan balance net of a holdback reserve in the amount of $3,325,596. The cut-off date loan-to-value ratio and maturity date loan-to-value ratio calculated on the entire mortgage loan balance is 57.7% and 57.7%, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. With respect to one (1) mortgage loan identified as on Annex A-1 Moffett Place Google, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which amortizes based on the non-standard amortization schedule set forth on Annex F, the underwritten net cash flow debt service coverage ratio is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Baypoint Commerce Center, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of the related mortgage loan were used to payoff a prior loan at a discount.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 as Protea Pacific Beach, 1400 West Benson Boulevard and Alside Distribution Center, collectively representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, proceeds of each related mortgage loan were used to refinance a loan in maturity default.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	With respect to twenty (20) of the mortgaged properties or portfolio of mortgaged properties securing ten (10) mortgage loans representing approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. With respect to one (1) mortgage loan, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception to the related mortgage loan seller’s underwriting guidelines with respect to the occupancy level, which was underwritten at a level greater than 80%. With respect to one (1) mortgage loan representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan sellers’ underwriting guidelines with respect to the funding of certain reserves in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by UBS AG, New York Branch, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit, Moody’s

Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of

1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, multifamily and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, New York, Missouri, Michigan and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 24 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place

(and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and

Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”: “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) mortgage loan, representing approximately 0.4% of the initial pool balance, is a seasoned mortgage loan and was originated 14 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since origination.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness.

Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loan or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the BANK 2017-BNK4 pooling and servicing agreement, which governs the servicing of the One West 34th Street whole loan and the CFCRE 2017-C8 pooling and servicing agreement, which is expected to govern the servicing of the Atlanta and Anchorage Hotel Portfolio whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the BANK 2017-BNK4 pooling and servicing agreement and the CFCRE 2017-C8 pooling and servicing agreement.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the Apple Sunnyvale whole loan and the Sheraton Hotel Greensboro whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2017-C1 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. CWCapital Asset Management LLC, which is expected to act as the special servicer, assisted NRFC Income Opportunity Securities Holdings, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, the initial controlling noteholder of the Sheraton Hotel Greensboro whole loan and a mortgage loan seller, will be the master servicer, the custodian and the certificate administrator for this transaction and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is also (1) the trustee, the certificate administrator and the custodian under the CD 2017-CD3 PSA, which governs the servicing and administration of the Moffett Place Google whole loan, (2) the trustee, the certificate administrator and the custodian under the NCMS 2017-75B TSA, which governs the servicing and administration of the 75 Broad Street whole loan (3) the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK4 PSA, which governs the servicing and administration of the One West 34th Street whole loan, (4) the master servicer, the certificate administrator and the custodian under the WFCM 2017-RB1 PSA, which governs the servicing and administration of the Art Van Portfolio whole loan until the Closing Date, and (5) the master servicer, the certificate administrator and the custodian under the CFCRE 2017-C8 PSA, which is expected to govern the servicing and administration of the Atlanta and Anchorage Hotel Portfolio whole loan and which is expected to govern the servicing and administration of the Baypoint Commerce Center whole loan until the Closing Date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the BANK

2017-BNK4 pooling and servicing agreement, which governs the servicing of the One West 34th Street whole loan and the CFCRE 2017-C8 pooling and servicing agreement, which is expected to govern the servicing of the Atlanta and Anchorage Hotel Portfolio whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the BANK 2017-BNK4 pooling and servicing agreement and the CFCRE 2017-C8 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that NRFC Income Opportunity Securities Holdings, LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans, or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of the Apple Sunnyvale whole loan or the Sheraton Hotel Greensboro whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
Moffett Place Google	CD 2017-CD3	CD 2017-CD3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
75 Broad Street	NCMS 2017-75B	NCMS 2017-75B	Hana Private Real Estate Investment Trust No. 42
One West 34th Street	BANK 2017-BNK4	BANK 2017-BNK4	RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC
Atlanta and Anchorage Hotel Portfolio	CFCRE 2017-C8(2)	CFCRE 2017-C8(2)	RREF III-D CF 2017-C8, LLC(2)

(1)	Does not include the Apple Sunnyvale whole loan or the Sheraton Hotel Greensboro whole loan, as servicing for each of which will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the Apple Sunnyvale whole loan will be Natixis Real Estate Capital LLC or an affiliate, and the initial controlling noteholder of the Sheraton Hotel Greensboro whole loan will be Wells Fargo Bank, National Association, in each case as holder of the related controlling companion loan. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	The Atlanta and Anchorage Hotel Portfolio mortgage loan is expected to be (and information presented in this table is based on the assumption that the Atlanta and Anchorage Hotel Portfolio mortgage loan will be) serviced and administered pursuant to the CFCRE 2017-C8 pooling and servicing agreement. The CFCRE 2017-C8 securitization has not closed yet, however, it is expected to close prior to the closing date for this transaction.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the

Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” and “—The Servicing Shift Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—

Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates, which is referred to in this prospectus as the “third party purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the third party purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The third party purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The third party purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the third party purchaser’s acceptance of a mortgage loan. The third party purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The third party purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The third party purchaser is expected to appoint NRFC Income Opportunity Securities Holdings, LLC as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to a servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Moffett Place Google Whole Loan—Consultation and Control”, “—The 75 Broad Street Whole Loan—Consultation and Control”, “—The One West 34th Street Whole Loan—Consultation and Control”, “—The Atlanta and Anchorage Hotel Portfolio Whole Loan—Consultation and Control”, “—The Servicing Shift Whole Loans—The Apple Sunnyvale Whole Loan—Consultation and Control” and “—The Sheraton Hotel Greensboro Whole Loan—Consultation and Control”.

Because the incentives and actions of the third party purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Société Générale, a sponsor, may be subject to the “bail-in” powers of national authorities in EU member states (each a “Resolution Authority”) and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the EU Bank Recovery and Resolution Directive (2014/59/EU), collectively with secondary and implementing EU rules, and national implementing legislation (the “BRRD”) gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to each serviced AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to a serviced AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)   may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)   will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. These will be no operating advisor under the NCMS 2017-75B trust and servicing agreement with respect to the 75 Broad Street whole loan. Additionally, with respect to a servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to each of the Save Mart Portfolio mortgage loan and the Apple Sunnyvale mortgage loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a Save Mart Portfolio control appraisal period or Apple Sunnyvale control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.

The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Société Générale, a sponsor, a mortgage loan seller and an originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws, certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of the order of the court commencing an insolvency proceeding. The date of insolvency (“état decessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of mortgage loans occurred during such 18-month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans could be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively, the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-seven (67) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $958,985,038 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in

June 2017 (or, in the case of any Mortgage Loan that has its first due date after July 2017, the date that would have been its due date in June 2017 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eleven (11) of the Mortgage Loans, representing approximately 33.1% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)	17	60	$311,792,500	32.5%
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC(3)	12	18	148,172,031	15.5
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	10	10	138,914,088	14.5
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(4)	10	20	137,388,674	14.3
Société Générale	Société Générale	8	8	113,306,926	11.8
CIBC Inc.	CIBC Inc.	10	18	109,410,818	11.4
Total		67	134	$958,985,038	100.0%

(1)	One (1) Mortgage Loan identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by UBS AG, New York Branch, Deutsche Bank AG, New York Branch and Cantor Commercial Real Estate Lending, L.P. Such Mortgage Loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(2)	One (1) Mortgage Loan identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, for which UBS AG, New York Branch is the mortgage loan seller, was originated by Deutsche Bank AG, New York Branch. In connection with the acquisition thereof by UBS AG, New York Branch, such Mortgage Loan was re-underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	The Mortgage Loan identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, is part of a whole loan that was co-originated by Rialto Mortgage Finance, LLC, Citigroup Global Markets Realty Corp. and Barclays Bank PLC. Such Mortgage Loan was underwritten pursuant to Rialto Mortgage Finance, LLC’s underwriting guidelines.

(4)	One (1) Mortgage Loan identified on Annex A-1 as One West 34th Street, representing approximately 3.1% of the Initial Pool Balance, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 12, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Annual Debt Service is calculated based on the aggregate debt service during the 12-month periods commencing February 2022.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as is” Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans as shown in the table below, the values other than “as is” Appraised Values).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Moffett Place Google(1)	4.2%	59.5%	54.8%	$311,100,000	67.9%	62.5%	$272,500,000

(1)	Reflects an appraisal on an “as-stabilized” basis as of March 1, 2018, which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Mortgaged Property is leased at a market rent level as of the effective date of value. Approximately $12.3 million was reserved at origination of the related Whole Loan for the borrower’s contractual tenant improvement and leasing commission obligations and approximately $17.1 million for free or gap rent.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Plaza at Milford, representing approximately 1.9% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio has been calculated based on the Mortgage Loan balance net of a holdback reserve in the amount of $3,325,596. The Cut-off Date Loan-to-Value Ratio calculated on the entire Mortgage Loan balance is 57.7%.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Plaza at Milford, representing approximately 1.9% of the Initial Pool Balance, the LTV Ratio at Maturity has been calculated based on the Mortgage Loan balance net of a holdback reserve in the amount of $3,325,596. The LTV Ratio at Maturity calculated on the entire Mortgage Loan balance is 57.7%.

“Maturity Date Balloon” or “Balloon” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Underwritten Net Cash Flow Debt Service Coverage Ratio is calculated based on the aggregate debt service during the 12-month periods commencing February 2022.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the Underwritten Net Operating Income Debt Service Coverage Ratio is calculated based on the aggregate debt service during the 12-month periods commencing February 2022.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the cut-off date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of a Mortgaged Property operating as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$958,985,038
Number of Mortgage Loans	67
Number of Mortgaged Properties	134
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,625,000 to $50,000,000
Average Cut-off Date Balance	$14,313,210
Range of Mortgage Rates	4.0767% to 6.1900%
Weighted average Mortgage Rate	4.8579%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)(3)	300 months to 360 months
Weighted average original amortization term(2)(3)	352 months
Range of remaining amortization terms(2)(3)	287 months to 360 months
Weighted average remaining amortization term(2)(3)	351 months
Range of Cut-off Date LTV Ratios(4)(5)	22.8% to 73.7%
Weighted average Cut-off Date LTV Ratio(4)(5)	57.4%
Range of LTV Ratios as of the maturity date(4)(5)	22.8% to 64.0%
Weighted average LTV Ratio as of the maturity date(4)(5)	50.3%
Range of U/W NCF DSCRs(2)(4)(6)	1.24x to 4.17x
Weighted average U/W NCF DSCR(2)(4)(6)	1.91x
Range of U/W NOI Debt Yields(4)	5.8% to 23.5%
Weighted average U/W NOI Debt Yield(4)	11.9%
Percentage of Initial Pool Balance consisting of:
Amortizing	43.7%
Full IO	29.0%
Partial IO	27.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the Moffett Place Google Mortgage Loan, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the UW/NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

(3)	Excludes eleven (11) Mortgage Loans secured by the Mortgaged Properties of portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, Garden Village, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Fairview Marketplace, Redwood Gateway, The Plaza at Milford, Trade Center, Kumho Tires, Protea Pacific Beach, representing approximately 29.0% of the Initial Pool Balance, that are interest only for the entire term.

(4)	In the case of eleven (11) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, Moffett Place Google, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Baypoint Commerce Center, Art Van Portfolio, Atlanta and Anchorage Hotel Portfolio, Concorde Portfolio, Lormax Stern Retail Development – Roseville and Sheraton Hotel Greensboro, representing approximately 33.1% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion

Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the related loan-to-value ratio as of the Cut-off Date and underwritten net cash flow debt service coverage ratio calculated including the related Subordinate Companion Loan are 47.0% and 1.79x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apple Sunnyvale, representing approximately 3.5% of the Initial Pool Balance, the related loan-to-value ratio as of the Cut-off Date and underwritten net cash flow debt service coverage ratio calculated including the related Subordinate Companion Loan are 63.8% and 1.79x, respectively. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the Initial Pool Balance, the related loan-to-value ratio as of the Cut-off Date and underwritten net cash flow debt service coverage ratio calculated including the related Subordinate Companion Loan are 57.1% and 1.58x, respectively.

(5)	With respect to the Moffett Place Google Mortgage Loan, representing approximately 4.2% of the Initial Pool Balance, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the “As-Stabilized” value and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” value is 67.9% and 62.5%, respectively. With respect to The Plaza at Milford Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have been calculated based on the Mortgage Loan balance net of a holdback reserve in the amount of $3,325,596. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated on the entire mortgage loan balance is 57.7% and 57.7%, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. In the case of one (1) Mortgage Loan identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the U/W NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

The issuing entity will include ten (10) Mortgage Loans, representing approximately 19.9% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	9	$149,225,867	15.6%
Single Tenant	37	64,860,934	6.8
Unanchored	7	27,460,000	2.9
Shadow Anchored	3	12,090,000	1.3
Subtotal:	56	$253,636,801	26.4%
Office
Suburban	7	$153,013,348	16.0%
CBD	3	67,827,419	7.1
Medical	1	840,000	0.1
Subtotal:	11	$221,680,767	23.1%
Hospitality
Full Service	5	$87,800,236	9.2%
Limited Service	9	77,610,931	8.1
Subtotal:	14	$165,411,168	17.2%
Multifamily
Student Housing	15	$71,966,588	7.5%
Garden	11	56,588,609	5.9
Subtotal:	26	$128,555,196	13.4%
Industrial
Warehouse/Distribution	5	$81,408,283	8.5%
Flex/R&D	1	13,500,000	1.4
Subtotal:	6	$94,908,283	9.9%
Mixed Use
Retail/Office	3	$24,541,008	2.6%
Retail/Office/Multifamily	1	11,425,302	1.2
Office/Retail	1	4,479,546	0.5
Self Storage/Office	1	2,450,000	0.3
Subtotal:	6	$42,895,856	4.5%
Manufactured Housing
Manufactured Housing	9	$38,821,110	4.0%
Subtotal:	9	$38,821,110	4.0%
Self Storage
Self Storage	6	$13,075,857	1.4%
Subtotal:	6	$13,075,857	1.4%

Total	134	$958,985,038	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the borrower has the right to convert the improvements located on a percentage of the Mortgaged Properties to alternative retail formats, subject to certain conditions set forth the Mortgage Loan documents. The Mortgage Loan documents provide that the borrower may convert a Mortgaged Property to (a) a grocery store format currently operated by Save Mart Supermarkets as a “Save Mart”, “S-Mart”, “Lucky”, “Lucky California” or “Food Maxx”, (b) another traditional or small format retail grocery that Save Mart Supermarkets is operating in multiple stores at locations other than the Mortgaged Properties, (c) a warehouse club format similar to “Costco” that Save Mart is operating in multiple stores at locations other than at the Mortgaged Properties, (d) another traditional or small format retail grocery or warehouse club format similar to “Costco” that is not used at multiple other locations, provided that Save Mart has demonstrated to the lender that the size and other customary factors of such format are suitable for the geographic and demographic characteristics of the area where such Mortgaged Property is located or (e) another format acceptable to the lender. In the case of any such conversion, the borrower may not convert more than the lesser of (i) the number of 10 Mortgaged Properties and (ii) Mortgaged Properties whose allocated loan amounts exceed 35% of the Cut-off Date Balance of the Mortgage Loan. In the event that the total cost of the alterations in connection with a conversion is less than, in the aggregate, the lesser of (i) $3,500,000 and (ii) 5% of the outstanding balance of the Mortgage Loan, the borrower is required to deliver to the lender a guaranty of the lien-free completion of the alterations and additional security for the payment of its obligations under the Mortgage Loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as One West 34th Street, representing approximately 3.1% of the Initial Pool Balance, on April 18, 2017 Bebe Stores, Inc. (“Bebe”), announced plans to close all physical store locations by the end of May 2017. As of June 1, 2017, Bebe closed its 5,000 SF ground floor retail space at the mortgaged property and such space was excluded from underwritten occupancy and underwritten net cash flow. Bebe is currently negotiating with the One West 34th Street borrower to pay an early termination fee, which, if made, and if in excess of $250,000, will be deposited into a re-tenanting reserve. In addition, with respect to the largest tenant, Duane Reade, which occupies a total of 11,075 square feet at one of the constituent buildings (358 Fifth Avenue) comprising the mortgaged property, including 7,596 square feet of lower level space and 3,479 square feet of mezzanine level space, at a total annual rent of $1,950,000, while the lower level space is fully permitted, the tenant has not obtained permanent certificates of occupancy for the mezzanine space despite having filed plans, completing the related work, and subsequently occupying the space since 2002. The mezzanine space represents approximately 1.7% of the gross leasable area, and the related appraiser-estimated market rent represents approximately 1.2% of the underwritten revenue for the Mortgaged Property. As of May 1, 2017, occupancy is 93.9%, and the underwritten occupancy is 78.9%. The building architect has advised that the remaining requirements to obtain a temporary certificate of occupancy (“TCO”) would include reinstatement of the related application to permit the applicable use, and final inspection and approval from the New York City Department of Buildings (“DOB”) upon completion of any additional work required by the permit. The architect estimated approximately $30,000 (for payment to an expeditor) and up to 9 months to obtain a TCO, and then up to 6 additional months after obtaining the TCO to obtain a permanent certificate of occupancy (“PCO”). It is the tenant’s obligation to obtain the TCO and PCO pursuant to the terms of its lease, and its failing to obtain such approvals does not give rise to any tenant remedies. While there has been no enforcement action by the DOB to date, it does have the authority to issue administrative fines until the necessary approvals are obtained. The loan documents include a borrower covenant to use commercially reasonable efforts to obtain and thereafter maintain a TCO and PCO, including enforcing the terms of the lease with Duane Reade, and further provide that the SPE borrower-only is personally liable for losses related to the property’s failure to have a valid and unexpired TCO or PCO.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Cortez Commons, representing approximately 1.1% of the Initial Pool Balance, four of the five largest tenants identified on Annex A-1, Dick’s Sporting Goods, Five Below, Bob Evans and Vitamin Shoppe, respectively (collectively representing approximately 82.7% of the NRA) have leases that contain exclusive use provisions (each, an “Exclusive Use Lease” and such tenant, an “Exclusive Use Tenant”) that restrict other tenants at the Mortgaged Property and tenants at the portions of the shopping center that are not collateral for the Mortgage Loan (the “Non-Collateral Parcels”) from, among other things, operating businesses similar to the Exclusive Use Tenants’ business. The violation of provisions in an Exclusive Use Lease may trigger termination rights or the right to reduce rent under an Exclusive Use Lease. The restrictions contained in each of the Exclusive Use Leases have not been recorded against the Non-Collateral Parcels. As such, the borrower may be unable to prevent the owners of Non-Collateral Parcels from violating the provisions in the Exclusive Use Leases. The Mortgage Loan was structured with joint and several recourse to two guarantors in connection with certain Exclusive Use Lease violations and a cash sweep upon certain violations. In addition, certain of the tenants at Non-Collateral Parcels (including Wawa (convenience store), Chili’s and Hobby Lobby) have leases with exclusive use provisions that restrict the borrower from leasing to tenants operating businesses similar to the businesses operated by these tenants at Non-Collateral Parcels. The exclusive use provisions under tenant leases at the Mortgaged Property and at Non-Collateral Parcels are likely to limit the borrower’s ability to lease to new tenants when current leases roll.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Marketplace at Waxahachie, representing approximately 0.8% of the Initial Pool Balance, the fifth largest tenant, Rue 21, representing 4.6% of the net rentable area, has filed for bankruptcy protection and is planning to close approximately 400 locations. While the location at the Mortgaged Property is not currently scheduled to close, we cannot provide assurances that it will not be closed in the future.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Woodcliff Lake, representing approximately 2.3% of the Initial Pool Balance, approximately 35.2% of the underwritten revenues with respect to the Mortgaged Property are food and beverage revenues.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Woodcliff Lake, representing approximately 2.3% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is currently undergoing PIP and quality assurance renovations which are required to be completed by July 1, 2017. At loan origination, the lender reserved $100,000 to fund the remaining PIP renovations and $206,000 to fund the quality assurance renovations.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, approximately 19.5% and 43.6%, respectively, of the underwritten revenues with respect to the Hilton Anchorage property and the Renaissance Atlanta property, are food and beverage revenues.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, the appraisal concluded that (i) a recently opened 204-room Marriott Renaissance hotel and (ii) a 214-room Solis Hotel currently under construction and scheduled to open in 2018, are expected to directly compete with the Renaissance Atlanta property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, the borrower is in the middle of a franchisor-mandated PIP at the Renaissance Atlanta Mortgaged Property. At origination of the Mortgage Loan the borrower reserved $2,500,000, representing approximately 125% of the estimated cost to complete the related PIP work. The majority of the PIP work was completed during the first quarter of 2017, except for the atrium bar/restaurant and guestrooms, which are expected to be completed by March 23, 2018. In addition, the borrower is in the middle of a non-franchise-mandated PIP at the Hilton Anchorage property, which property improvements include upgrades to carpeting and new case goods. At origination, the borrower reserved $2,500,000, representing approximately 125% of the estimated cost to complete the related PIP work.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton Hotel Greensboro, representing approximately 1.6% of the Initial Pool Balance, approximately 34.9% of the underwritten revenues with respect to the Mortgaged Property are food and beverage revenues.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Holiday Inn Express – Natomas, representing approximately 1.0% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor mandated PIP to upgrade building systems and furnishings, among other things. The PIP is required to be completed by February 2018. At origination, the borrower reserved 100% of the estimated cost to complete the PIP, which is approximately $2,255,265.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn Monroe, representing approximately 0.7% of the Initial Pool Balance, the borrower is subject to a PIP for exterior renovations, scheduled to be completed by 2018. At loan origination, the borrower deposited $627,338 into a PIP reserve, which represents 125% of the remaining costs associated with the PIP.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairfield Inn & Suites Milford, representing approximately 0.6% of the Initial Pool Balance, the engineering report identified that all doors and locks for all hotel rooms needed replacement. At loan origination, the lender reserved $125,000 to fund such replacement, and the related Mortgage Loan documents require that the borrower complete such replacement within 540 days of loan origination.

●	Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio and Hampton Inn Oneonta, Hampton Inn Monroe, La Quinta Inns & Suites Harrisburg Hershey, Comfort Inn Cleveland, representing approximately 5.1% of the Initial Pool Balance, require seasonality reserves to be funded on an ongoing basis to the extent of available excess cash flow (and/or from an annual deposit by the borrower) in an amount specified in the related loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Austin-Town Lake	$31,000,000	3.2%	9/27/2026	6/6/2027
Hilton Woodcliff Lake	$21,906,961	2.3%	9/30/2029	3/1/2027
Hampton Inn Savannah Historic District	$20,000,000	2.1%	5/26/2023	5/11/2027
Sheraton Hotel Greensboro	$14,977,558	1.6%	7/31/2026	5/11/2027
Atlanta and Anchorage Hotel Portfolio - Hilton Anchorage	$11,336,639	1.2%	12/27/2025	3/6/2027
Hampton Inn Oneonta	$10,718,268	1.1%	6/25/2024	3/6/2027
Atlanta and Anchorage Hotel Portfolio - Renaissance Atlanta	$8,579,078	0.9%	9/23/2035	3/6/2027
Hampton Inn Suites - Natomas	$9,300,000	1.0%	5/3/2026	6/5/2027
Holiday Inn Express - Natomas	$9,300,000	1.0%	11/3/2031	6/5/2027
Hampton Inn Monroe	$6,920,073	0.7%	3/31/2034	2/5/2027
La Quinta Inns & Suites Harrisburg Hershey	$6,045,390	0.6%	06/3/2030	2/5/2027
Fairfield Inn & Suites Milford	$5,921,469	0.6%	6/14/2026	2/1/2027
Comfort Inn Cleveland	$5,495,016	0.6%	5/20/2034	5/5/2027
Red Roof Inn - Round Rock	$3,910,716	0.4%	12/8/2031	5/1/2026

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Multifamily Properties

With respect to the multifamily and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Garden Village, representing approximately 3.6% of the Initial Pool

Balance, 70 of the 77 units at the Mortgaged Property are used for student housing pursuant to a master lease with the Regents of the University of California (expiring April 2019) and the remaining 7 units are leased to lower or middle income households under the Below Market Rent (“BMR”) subsidy program. The maximum qualifying household income for a BMR unit is 50% of the area median income.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Unisquare Portfolio, representing approximately 2.3% of the Initial Pool Balance, the related Mortgaged Property is 100% occupied by student tenants. In addition, to accommodate semester installment payments from private-pay and financial aid-assisted students, the lender required an upfront prepaid rent reserve in the amount of $635,976 with ongoing reserve deposits required four times annually thereafter.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Chicago Multifamily Portfolio, representing approximately 0.4% of the Initial Pool Balance, 37 of the 71 units at the Mortgaged Property are rented to lower income household tenants under the City of Chicago’s housing choice voucher program via federal funds provided by the U.S. Department of Housing and Urban Development (HUD).

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more retail, office, multifamily and self storage components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	10	13.6%
Medical/laboratory(2)	13	11.9%
Gym, fitness center or a health club and/or entertainment/recreational use(3)	6	6.0%
Grocery Store(4)	3	4.7%
Data Center(5)	1	3.4%
School or educational facility(6)	1	3.4%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Fairview Marketplace, Redwood Gateway, Andrews Manor, Willow Creek Shopping Center, Concorde Portfolio - New Territory Randall’s Center, Concorde Portfolio - Pineloch Center, Concorde Portfolio - Fairfield Country Shops I West, Ivy Walk, Gerber Village and Cortez Commons.

(2)	Includes the Mortgaged Properties identified on Annex A-1 as Fairview Marketplace, The Plaza at Milford, Trade Center, Ivy Walk, Gerber Village, Sacramento Center, 1400 West Benson Boulevard, Hulen Shopping Center, Concorde Portfolio - Pineloch Center, Concorde Portfolio - Fairfield Country Shops I West, Concorde Portfolio - New Territory Country Shops, Concorde Portfolio - Bay Area & Seawolf and Concorde Portfolio - Conroe Professional Building.

(3)	Includes the Mortgaged Properties identified on Annex A-1 as The Plaza at Milford, Ivy Walk, Sacramento Center, Protea Pacific Beach, Crossroads Town Center II and 3470 Erie Boulevard East.

(4)	Includes the Mortgaged Properties identified on Annex A-1 as Fairview Marketplace, The Plaza at Milford and Concorde Portfolio - New Territory Country Shops.

(5)	Includes the Mortgaged Property identified on Annex A-1 as 75 Broad Street.

(6)	Includes the Mortgaged Property identified on Annex A-1 as 75 Broad Street.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Save Mart Portfolio	$50,000,000	5.2%	$80	3.02x	38.1%	Retail
GM Logistics Center 1	$45,488,795	4.7%	$40	1.73x	63.7%	Industrial
Moffett Place Google	$40,000,000	4.2%	$589	1.38x	59.5%	Office
Garden Village	$35,000,000	3.6%	$148,305	1.84x	50.9%	Multifamily
Apple Sunnyvale	$34,000,000	3.5%	$298	3.40x	35.7%	Office
Los Arboles & Canyon Club Apartments	$33,700,000	3.5%	$84,887	1.46x	54.1%	Multifamily
75 Broad Street	$33,000,000	3.4%	$137	4.17x	22.8%	Office
Holiday Inn Austin-Town Lake	$31,000,000	3.2%	$95,975	1.95x	50.0%	Hospitality
One West 34th Street	$30,000,000	3.1%	$713	1.24x	53.6%	Office
Baypoint Commerce Center	$30,000,000	3.1%	$58	1.79x	64.5%	Office
Art Van Portfolio	$29,500,000	3.1%	$49	1.47x	68.2%	Various
Fairview Marketplace	$25,100,000	2.6%	$115	1.52x	64.0%	Retail
UniSquare Portfolio	$21,974,652	2.3%	$52,697	1.45x	65.1%	Multifamily
Hilton Woodcliff Lake	$21,906,961	2.3%	$64,813	1.61x	59.2%	Hospitality
Redwood Gateway	$20,400,000	2.1%	$129	2.51x	59.5%	Retail

Top 3 Total/Weighted Average	$135,488,795	14.1%		2.10x	53.0%
Top 5 Total/Weighted Average	$204,488,795	21.3%		2.27x	49.8%
Top 15 Total/Weighted Average	$481,070,408	50.2%		2.08x	52.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 21.2% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Save Mart Portfolio	Multi-property	$50,000,000	5.2%
Los Arboles & Canyon Club Apartments	Multi-property	33,700,000	3.5
Art Van Portfolio	Multi-property	29,500,000	3.1
UniSquare Portfolio	Multi-property	21,974,652	2.3
Atlanta and Anchorage Hotel Portfolio	Multi-property	19,915,717	2.1
Concorde Portfolio	Multi-property	18,000,000	1.9
ACG Conlon MHC Portfolio II	Multi-property	8,350,000	0.9
Urbana Champaign Multifamily Portfolio	Multi-property	7,491,936	0.8
Cen Tex Self Storage Portfolio	Multi-property	5,500,000	0.6
Murphy and Hempstead MHC Portfolio	Multi-property	4,500,000	0.5
Chicago Multifamily Portfolio	Multi-property	4,100,000	0.4
Total		$203,032,305	21.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Belle Chasse Self Storage, representing approximately 0.2% of the Initial Pool Balance, the related Mortgaged Property is comprised of 2 separate parcels, each of which is owned by the same borrower in fee and in leasehold, respectively.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Hilton Woodcliff Lake	1	$21,906,961	2.3%
Atlanta and Anchorage Hotel Portfolio	2	19,915,717	2.1
Total for Group 1:	3	$41,822,679	4.4%
Group 2:
Baypoint Commerce Center	1	$30,000,000	3.1%
6851 Veterans Memorial Blvd	1	9,987,942	1.0
Total for Group 2:	2	$39,987,942	4.2%
Group 3:
Wingcrest I & II	1	$19,928,393	2.1%
Sorenson Communications	1	13,250,000	1.4
Total for Group 3:	2	$33,178,393	3.5%
Group 4:
SSK Ashley Pointe	1	$9,629,872	1.0%
SSK Applewood Pointe	1	8,856,882	0.9
SSK Heartland Pointe	1	7,484,356	0.8
Total for Group 4:	3	$25,971,110	2.7%
Group 5:
Hampton Inn Suites – Natomas	1	$9,300,000	1.0%
Holiday Inn Express – Natomas	1	9,300,000	1.0
Total for Group 5:	2	$18,600,000	1.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	45	$272,946,239	28.5%
Texas	18	$95,386,613	9.9%
New York	4	$76,133,268	7.9%
Missouri	2	$70,588,795	7.4%
Michigan	8	$58,481,081	6.1%
Georgia	5	$57,429,078	6.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 21 other states, with no more than 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fifty-one (51) Mortgaged Properties, representing approximately 35.0% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Ten (10) of the Mortgage Loans collectively representing approximately 20.7% of the Initial Pool Balance, are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Mortgaged Properties identified on Annex A-1 as Apple Sunnyvale, Baypoint Commerce Center and Sorenson Communications, representing in the aggregate 8.1% of the Initial Pool Balance, the related Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Four (4) of the Mortgaged Properties, identified on Annex A-1 as Art Van Portfolio – Comstock Park Retail, Ivy Walk, La Quinta Inns & Suites Harrisburg Hershey and 409 South Center Street, collectively representing approximately 2.8% of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgaged Properties, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	130	$934,211,596	97.4%
Leasehold	3	22,513,217	2.3
Fee / Leasehold	1	2,260,225	0.2
Total	134	$958,985,038	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

As among the 15 largest Mortgage Loans, the one (1) Mortgage Loan, representing approximately 4.7% of the Initial Pool Balance, substantially all of the related Mortgaged Property for the GM Logistics Center 1 Mortgage Loan consists of a ground leasehold interest.

In general except as noted in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, the Renaissance Atlanta Mortgaged Property is subject to a ground lease that provides that the borrower may assign its interest in the ground lease to the lender; however the ground lessor has the right to approve any assignee of the leasehold interest at a foreclosure sale, including if the lender is the purchaser at a foreclosure sale. The ground lease also obligates the ground lessor to forbear from terminating the ground lease due to a borrower default if the lender provides notice to the ground lessor, within the applicable cure period, of its intent to (i) acquire the borrower’s interest in the Mortgaged Property, (ii) take possession of and remove the borrower from the Mortgaged Property, and (iii) cure any default susceptible to cure; provided that the lender delivers cash in an amount equal to all amounts then due, and assumes all of the obligations under the ground lease. In addition, the ground lease requires the prior written consent of the Mayor of Atlanta (except in connection with an assignment to a leasehold mortgagee) in connection with the assignment or sublease of all or substantially all of the ground leased portion of the Mortgaged Property. The “new lease”

provision in the ground lease does not address rejection in bankruptcy. In addition, the Hilton Anchorage Mortgaged Property is partially subject to a ground lease that expires on January 31, 2065. The leasehold premises consist of a parking garage parcel adjacent to the hotel. The rent under the ground lease is currently $10,150.48 per month and increases every five years based on the compounded consumer price index.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Hampton Inn Suites – Natomas and Holiday Inn Express – Natomas, collectively representing approximately 1.9% of the Initial Pool Balance, each property is subject to a ground lease. Each ground lessor has signed the deed of trust for the related Mortgaged Property. In the event of a foreclosure, the lender would have the ability to acquire the fee simple interest in the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, in connection with a PILOT program, substantially all of the Mortgaged Property is subject to a ground lease with the City of Wentzville, Missouri. See “—Real Estate and Other Tax Considerations” below.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven months prior to the Cut-off Date (other than with respect to Red Roof Inn – Round Rock, for which the related environmental report was prepared approximately twenty (20) months prior to the Cut-off Date). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, several issues were noted in ESAs for certain Mortgaged Properties. As regards the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the related Phase I ESA did not identify any environmental conditions at the related Mortgaged Property. As regards the Save Mart Portfolio -Lucky – Hayward I Mortgaged Property, the related Phase I ESA noted that such Mortgaged Property was used for industrial purposes from 1957 to 1989 and that former USTs were identified at the Mortgaged Property. Based on the redevelopment of the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, which would likely have uncovered any former USTs, on the time elapsed since the previous industrial operations and on the likelihood of natural reduction of any potential residual impacts, the ESA concluded that the historical industrial use of the Mortgaged Property represented a business environmental risk (“BER”). As regards the Save Mart Portfolio – S-Mart – Lodi Mortgaged Property, the related Phase I ESA identified the site as being within a contaminated groundwater plume. The most recent groundwater monitoring report for the area from 2016 shows a decreasing trend in the level of contamination and a letter dated March 3, 2016 states that the nearby retail property requires no action regarding this listing. Based on the identification of the City of Lodi as the responsible party, the continued remediation of the western groundwater plume, and the no further action notice, this listing represents a BER for which the related Phase I considered no further action or investigation to be warranted at this time. With regards to the Save Mart Portfolio - Lucky - Hayward Mortgaged Property, the related Phase I ESA noted that the property was part of a cleanup program due to impacted soil from various closed USTs located at such property. The Regional Water Quality Control Board (RWQCB) provided a conditional letter of approval for such cleanup. On March 3, 2017, the RWQCB conditionally approved a work plan to assess vapor intrusion risk at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. At origination, An environmental escrow of $331,035 (representing 125% of the estimated cost $264,828) will be escrowed to address the conditions at the Save Mart Portfolio - Lucky - Hayward Mortgaged Property. The borrower has procured an environmental impairment liability (“EIL”) insurance policy covering the Save Mart Portfolio - Lucky California - Daly City Mortgaged Property, the Save Mart Portfolio - Lucky – Hayward I Mortgaged Property, the Save Mart Portfolio – S-Mart - Lodi Mortgaged Property and the Save Mart Portfolio - Lucky – Hayward Mortgaged Property. The EIL policy was issued by Beazley (rated “A” by A.M. Best) and has the borrower and its affiliates as the first named insured(s) and the lenders, with their successors, assigns, and/or affiliates named as additional named insureds. The EIL policy has a term of 120 months and 30 days with an automatic extended reporting period of 36 months. Under the policy, the per incident and aggregate limits will be $5,000,000 with a $50,000 deductible per incident and the premium was paid in full at origination.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Woodcliff Lake, representing approximately 2.3% of the Initial Pool Balance, the related ESA reported that the Mortgaged Property had been used as an apple and peach orchard as early as 1931 until the construction of the current hotel in 1980. A prior ESA noted that a variety of pesticides, including arsenic-based pesticides, lead-based compounds, DDT and aldrin/dieldrin would have been used on the orchards. In connection with soil and groundwater sampling conducted in 2014 and 2016, arsenic and dieldrin were detected in amounts above New Jersey Department of Environmental Protection (“NJDEP”) soil remediation standards. Based on those results, the related ESA recommended further evaluation by a NJDEP licensed site remediation professional. The related borrower obtained a proposal from a licensed site remediation professional at GZA Geoenvironmental, Inc. in order to meet the requirements of the NJDEP soil remediation standards, which proposal included additional soil borings, a remedial design based on sampling results and filing of all necessary paperwork to obtain the state of New Jersey equivalent of a “no further action” letter. The estimated cost for such work was $35,400. Additionally, the related ESA engineer estimated a worst case cost of $50,000 for the actual remediation which included fencing, soil blending, capping and/or soil replacement. The lender reserved $167,676 at origination, which represents 200% of the aggregate estimated cost of the remediation work less the amount the related borrower had already spent.

●	With respect to the Mortgage Loan partially secured by the Mortgaged Property identified on Annex A-1 as Art Van Portfolio – Warren Distribution Center, representing approximately 1.7% of the Initial Pool Balance, the related ESA identified a REC associated with soil and groundwater contamination due to historical landfilling at the Mortgaged Property. A Baseline Environmental Assessment (or “BEA”) and a Documentation of Due Care Compliance prepared for the Mortgaged Property in January 2017 provided recommendations to properly manage the identified existing contamination at the Mortgaged Property. The ESA report generally concurred with such recommendations. New owners that conduct a BEA in the state of Michigan and who comply with identified due care obligations are entitled to an exemption from remediation liability from the presence of hazardous substances at the Mortgaged Property in excess of permissible concentrations; in these cases, the responsible party, and not the current land owner, remains liable for remediation liability. The lender obtained a $4,000,000 environmental impairment liability insurance policy from Beazley (Lloyds Syndicates 623/2623) with a 121-month term (loan term is 10 years) and having a $50,000 deductible. The policy premium was pre-paid at origination of the Mortgage Loan.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton Hotel Greensboro, representing approximately 1.6% of the Initial Pool Balance, the Phase I environmental site assessment (ESA) identified a recognized environmental condition (REC) due to a prior on-site automotive service garage operated on a portion of the subject property from the early 1970s until at least the late 1980s. A 550-gallon waste oil underground storage tank (UST) and four 10,000-gallon gasoline USTs were installed at the subject property in 1973 and were removed in the 1990s. The Phase I environmental consultant performed a file review at the Guilford County Environmental Health Department and the North Carolina Department of Environmental Quality (NCDEQ) and requested supporting documentation from the loan sponsor (Koury Corporation), but no UST closure documentation was available. The Phase I environmental consultant did not identify a release associated with the USTs in the regulatory records, but concluded that the lack of documentation for the removal of the USTs, including applicable confirmatory sampling results, constituted an REC. The consultant recommended that documentation regarding the former USTs be obtained or, if not available, that a Phase II limited subsurface investigation be conducted to determine whether undocumented releases have impacted soil and/or groundwater. In lieu of a Phase II ESA, the lender obtained a lender environmental collateral protection and liability-type environmental insurance policy with $1,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 13 year term (three years past the loan term) and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Indio Self Storage and National Self-Storage, representing approximately 0.6% in the aggregate of the Initial Pool Balance, in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $4,704,396 group lender environmental collateral protection and liability-type environmental insurance policy with $4,704,396 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, the borrower is in the process of completing renovations required under the single tenant’s lease. Such renovations include, among other things, landscaping, fencing, security and painting. At origination, approximately $3,436,619 was disbursed and is being held by the title insurance company to pay hard construction costs related to such work. Additionally, as part of the PILOT program with the City of Wentzville, the borrower is obligated to perform on-site and offsite infrastructure improvements, including, among other things, fencing, security, outdoor lighting and road striping. See “—Real Estate and Other Tax Considerations” below. At origination, approximately $1,300,869 was reserved to pay for the related costs and any unpaid soft costs related to the renovations required under the single tenant’s lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apple Sunnyvale, representing approximately 3.5% of the Initial Pool Balance, the tenant is currently in the process of building out approximately 80,292 square feet of their total leased space of 349,758 square feet and is expected to take full occupancy by August 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the Initial Pool Balance, the borrower expects to undertake capital expenditures in 2017 and 2018 in the approximate amount of $4,700,000 for common area upgrades of the main lobby, elevator lobbies and bathroom, as well as conversion from steam to gas boilers.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Wingcrest I & II, representing approximately 2.1% of the Initial Pool Balance, the borrower has pre-approved an expansion of the single tenant’s leased space, renovation of such expansion space, renovation of the atrium and replacement of existing carpeting. At origination, the lender reserved $965,714 for such renovations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Plaza at Milford, representing approximately 1.9% of the Initial Pool Balance by allocated loan amount, the borrower plans to demolish an existing 2,000 square foot single tenant outparcel pad building currently occupied by tenant Citizens Bank and to construct in its place an 8,100 square foot, four unit, outparcel in-line pad building. Tenants Citizens Bank, AT&T and Starbucks have executed leases for three of the four to-be-constructed units. During demolition,

Citizens Bank will remain open for business in a temporary trailer on the Mortgaged Property. At origination, the following reserves, which represent the economic value of the applicable leases, were escrowed: (i) $594,595 for Citizens Bank, (ii) $605,405 for AT&T and (iii) $648,649 for Starbucks.

For a description of PIPs, see “—Property Types—Hotel Properties”.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 20 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Properties, Save Mart Supermarkets, is subject to a class action lawsuit filed in 2014 that is currently pending in the Superior Court of California, County of San Mateo. The plaintiff alleges that in pay statements issued by Save Mart Companies, Save Mart Companies failed to list the beginning date for the pay period, the number of hours worked and the rate at which shift premiums were paid, all in violation of the California Labor Code. The court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, and attorneys’ fees and costs. Counsel for Save Mart Companies has indicated to the lender that the plaintiff is seeking damages of up to $140 million. Counsel for Save Mart Companies and the borrower cannot provide a likelihood of success on such litigation and have not estimated a likely financial result. The case is set for mediation in June 2017. The borrower has indicated that this litigation is not being covered by their insurance policies. We cannot assure you that the plaintiff would not prevail in the litigation, resulting in Save Mart Companies owing damages and potentially affecting cash flow of Save Mart Companies.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Garden Village, representing approximately 3.6% of the Initial Pool Balance, one of the two guarantors, who is also a founding member of the borrower sponsor is involved in a pending lawsuit and a pending arbitration, both relating to the following facts: the guarantor was an employee at Google, involved in development of their self-driving sensor technology. Prior to leaving Google, it is alleged that the guarantor conspired with Uber (who he later sold this technology to), and downloaded 14,000 files containing information regarding the sensor technology. Following his employment at Google, the guarantor launched his own start-up (Otto), and continued to work on the self-driving technology, prior to selling it to Uber. Waymo (a 2016 spin-off from Google) sued Uber and Otto in February 2017 (the guarantor subsequently intervened as a defendant). A motion for a summary judgment was made by Uber, which will be determined at a hearing on June 8, 2017. If the judge rules for a trial, such trial would not occur until October 2, 2017, which will determine if monetary damages are merited, and the amount of such damages if applicable. Waymo is also seeking an injunction to effectively shut down Uber’s self-driving program. In a motion filed on May 11, 2017, the judge referred the case to the U.S. Attorney’s Office for investigation of possible theft of trade secrets. As for the arbitration, while such proceedings are confidential, the borrower sponsor has disclosed that Google/Waymo is seeking arbitration with the guarantor over allegations that he solicited employees from Google/Waymo to work at his new company, Otto, as well as breached non-compete clause in his employment contract while working at Google/Waymo. All discussions and documentation pertaining to the arbitration are expected to be private and confidential and are expected to remain sealed even after the parties have reached a settlement. We cannot assure you that the guarantor will prevail in the litigation or the arbitration, the outcome of which may affect his ability to fulfill his obligations as guarantor. In connection with the lawsuit and pending arbitration, the Mortgage Loan is structured with a $1.0 million holdback reserve, which may be released upon, among other conditions, the resolution of the litigation and arbitration matters to the reasonable satisfaction of the lender and following such resolution, the co-guarantors continue to satisfy ongoing net worth and liquidity requirements of $25 million and $2.5 million, respectively.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Belle Chasse Self Storage, representing approximately 0.2% of the Initial Pool Balance, an affiliate of the related borrower sponsor is subject to litigation in a case alleging breach of fiduciary duty and breach of good faith and fair dealing on the part of the borrower sponsor. The related complaint, which was filed in July 2015 and under which the plaintiff sought to recoup investor losses, which were several hundred million dollars, was dismissed in July 2016. An appeal of the dismissal is pending.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-six (56) of the Mortgage Loans, representing approximately 80.8% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Ten (10) of the Mortgage Loans, representing approximately 14.5% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to twenty-seven (27) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as GM Logistics Center 1, Holiday Inn Austin-Town Lake, Baypoint Commerce Center, Hilton Woodcliff Lake, Hampton Inn Savannah Historic District, Wingcrest I & II, Atlanta and Anchorage Hotel Portfolio, Willow Creek Shopping Center, Lormax Stern Retail Development – Roseville, Sorenson Communications, Ivy Walk, Cortez Commons, Hampton Inn Oneonta, 6851 Veterans Memorial Blvd, SSK Ashley Pointe, Protea Pacific Beach, SSK Applewood Pointe, 1400 West Benson Boulevard,

Alside Distribution Center, The Marketplace at Waxahachie, Urbana Champaign Multifamily Portfolio, SSK Heartland Pointe, Hampton Inn Monroe, Monroe Building-WI, Indio Self Storage, 409 South Center Street and Azalea Terrace, collectively representing approximately 38.7% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, the single tenant is a wholly owned subsidiary of General Motors Company (“GM”). Due to a variety of circumstances, including high gas prices which impacted sales and the financial crisis of 2008, on June 1, 2009, GM filed for Chapter 11 reorganization. On July 10, 2009, a new entity financed by the United States Treasury, NGMCO Inc., purchased GM’s remaining assets and changed its name to General Motors Company. Since emerging from bankruptcy, GM has invested over $21 billion in its United States operations and regained a position on the S&P 500 index. According to a press release dated January 17, 2017, GM intends to invest an additional $1 billion in its U.S. manufacturing operations.

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Atlanta and Anchorage Portfolio and Hilton Woodcliff Lake, representing approximately 4.4% of the Initial Pool Balance, the non-recourse carveout guarantor, Columbia Sussex Corporation (“CSC”), and its affiliates entered into an assignment-in-lieu of foreclosure transaction in October 2010 in connection with a portfolio of 14 Wyndham properties acquired in October 2005. CSC lost $450 million of cash equity as a result of the transaction. In 2007, CSC lent to its casino gaming affiliate, Tropicana Entertainment, $550 million which was ultimately written off as uncollectible, with the underlying equity in the existing casinos being lost after Tropicana Entertainment’s gaming license application was denied and with the global recession impacting the economy in the first quarter of 2008. As a result of the $1 billion loss of cash equity, starting in 2009, CSC allowed certain of its subsidiaries and affiliates to default on their debt where the debt was no longer sustainable based on the operating performance of the individual property. This resulted in twelve foreclosures, six deeds-in-lieu of foreclosure, and one other deal in receivership.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Austin-Town Lake, representing approximately 3.2% of the Initial Pool Balance, the related borrower sponsor disclosed one discounted payoff unrelated to the Mortgaged Property that occurred in 2007. In addition, the borrower sponsor disclosed that the property securing an unrelated mortgage loan, which was previously securitized, was recently put into special servicing.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Baypoint Commerce Center, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property previously secured an $83 million loan that was treated as a $40 million senior loan and a $40 million junior loan in 2011. The borrower sponsor paid down the $40 million senior portion to $37 million. At origination of the Mortgage Loan, the senior portion was paid off in full and the junior portion was forgiven. In addition, the borrower sponsor previously sponsored a $23.750 million loan, which was subject to a modification. The loan was split into a $16.9 million note A and an approximately $5,105,657 note B. The related property was transferred to special servicing in March 2017.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Forty-eight (48) of the Mortgaged Properties, representing in the aggregate approximately 26.9% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

●	Five Mortgaged Properties, identified on Annex A-1 as Fairview Marketplace, Redwood Gateway, Cortez Commons, Hulen Shopping Center and Protea Pacific Beach, representing in the aggregate approximately 7.3% of the Initial Pool Balance by allocated loan amount, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 75 Broad Street and Fairview Marketplace.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
GM Logistics Center 1	4.7%	No	12/31/2026	4/1/2027
Apple Sunnyvale(1)	3.5%	No	2/28/2023	3/6/2022
Sorenson Communications	1.4%	No	12/31/2027	6/1/2027
Alside Distribution Center	0.8%	No	12/31/2026	5/6/2027
Walgreens-Dallas, TX	0.4%	No	3/31/2027	4/1/2027
Concorde Portfolio – Conroe Professional Building	0.1%	No	8/31/2022	3/1/2027

(1)	This lease is for 116,586 square feet of net rentable area at one of three buildings with an aggregate net rentable area of 349,758 square feet. The tenant holds one 7-year renewal option.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, the sole tenant’s lease contains certain customary termination rights, including a right to terminate the lease in the event of the enactment or existence of any laws prohibiting or materially limiting the tenant’s use of the Mortgaged Property. Such termination right may be triggered if such enactment or existence of a law limits the borrower’s ability or willingness to accommodate the tenant’s reasonable requests to maintain the security and integrity of tenant’s data. Such requests may include conducting background checks, attendance at data security and privacy training sessions and the inclusion of certain confidentiality language in certain third party agreements. To the extent accommodated, such requests will be implemented at the tenant’s expense.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the Initial Pool Balance, the largest tenant, the Board of Education District of the City of New York, which represents approximately 11.9% of net rentable area, has the right to terminate its lease at any time upon 18 months’ prior written notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Baypoint Commerce Center, representing approximately 3.1% of the Initial Pool Balance, the largest tenant, COX Target, Media Inc., representing approximately 7.1% of the net rentable area at the Mortgaged Property has the right to terminate its lease effective December 31, 2020 with prior notice given by December 31, 2019 and payment of unamortized leasing costs.

Set forth below are certain leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Baypoint Commerce Center	3.1%	United States of America IRS	4.4%	4.7%
Gerber Village	1.2%	Youth Villages	3.5%	4.0%
Crossroads Town Center II	0.5%	State of Nevada - WIC	41.3%	52.1%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Property identified on Annex A-1 as One West 34th Street.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent. In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the Save Mart Portfolio - Dick’s Sporting Goods - Folsom Mortgaged Property and the Save Mart Portfolio - Dick’s Sporting Goods - Salinas Mortgaged Property, collectively representing approximately 6.4% of the net rentable area at the Mortgaged Properties are each subleased to Dick’s Sporting Goods pursuant to subleases expiring on April 30, 2027 and January 31, 2023, respectively.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, the single tenant and the borrower each have a right to request that an architect measure the rentable area of the Mortgaged Property. If the measurement differs from what is described in the related lease, then the rent payable under the lease will be proportionately adjusted. The Mortgage Loan documents provide that in the event of a re-measurement that results in a reduction of rent, then all excess cash flow from the Mortgaged Property will be swept and held in a reserve account until the amount in such account is equal to (A)(i) the aggregate amount of the base rent and additional rent payable over the 12 month period immediately preceding the rent deduction, less (ii) the aggregate amount of the base rent and additional rent payable over the 12 month period immediately following the rent reduction, divided by (B) 0.0925.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, the sole tenant, Google, Inc. (“Google”) has taken possession of its leased space, but is not yet required to pay rent. Google accepted possession of its space on December 1, 2016 and has commenced the design of the buildout of its space. The rent payment obligation under the Google lease commences February 11, 2018. At loan origination, the borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apple Sunnyvale, representing approximately 3.5% of the Initial Pool Balance, the tenant is currently in the process of building out approximately 80,292 square feet of their total leased space of 349,758 square feet and is expected to take full occupancy by August 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Baypoint Commerce Center, representing approximately 3.1% of the Initial Pool Balance, the third largest tenant, Jabil Circuit Inc., representing approximately 5.1% of the net rentable area at the Mortgaged Property occupies its space pursuant to a sublease with Sage Software, Inc., which expires June 30, 2019.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to forty-one (41) of the Mortgaged Properties securing in whole or in part by the Mortgage Loans, identified on Annex A-1 as Save Mart Portfolio, Moffett Place Google, GM Logistics Center 1, Fairview Marketplace, Atlanta and Anchorage Hotel Portfolio, Willow Creek Shopping Center, Fairfield Inn & Suites Milford and Walgreens - Dallas, TX, collectively representing approximately 21.8% of the Initial Pool Balance in the aggregate by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty nos. 5 and 6 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, two of the related Mortgaged Properties are subject to rights of first offer. With respect to the Save Mart – Modesto Mortgaged Property, a restriction agreement includes a right to purchase in favor of an adjacent third party property owner (“SPP”). The purchase right is triggered if there is a “complete cessation of operation of a business” on the Mortgaged Property for a period of 24 consecutive months. The 24-month period can be extended for force majeure, which includes fire or other casualty; however, if a fire or other casualty, the borrower must commence reconstruction within 24 months after the date of such fire or other casualty and diligently prosecute such reconstruction to completion. The right is personal to SPP (subject to certain exceptions), may not be assigned and may only be exercised if SPP is the fee owner of a portion of the shopping center on which buildings totaling in the aggregate of 30,000 square feet are located at the time the purchase option is exercisable. The purchase price is the highest of (i) the fair market value of the Mortgaged Property, (ii) the repurchase price under any sale leaseback arrangement, plus the value of any building and related improvements and remaining trade fixtures and equipment not included in the sale leaseback arrangement, or (iii) the unamortized amount of any indebtedness secured by a deed of trust on the property plus (1) any premium, fee, penalty or other expense required by the lender to prepay the indebtedness and (2) the higher of the remaining book value or appraised value of any building and related improvement and any remaining trade fixtures and equipment not included in such indebtedness. With respect to the Save Mart - Jackson Mortgaged Property, an adjoining third party property owner has an option to purchase the Mortgaged Property in the event a supermarket is not operated thereon for a continuous period of 6 consecutive months (which can be extended for periods of force majeure, which includes restoration following a casualty or condemnation). The purchase price is the fair market value of the Mortgaged Property, determined by an appraisal procedure set forth in the purchase option agreement. In the event that such purchase options are exercised, the borrower is required to release or substitute the applicable Mortgaged Property pursuant to the Mortgage Loan documents. See “Description of the Mortgage Pool—Releases; Partial Releases” below.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, in the event that the borrower seeks to sell the Mortgaged Property, the borrower is required to first offer such sale to the tenant. Should the tenant decline and the borrower fails to sell the Mortgaged Property within the following six months or agrees to terms that are materially different than those offered to the tenant, the borrower must re-offer such sale to the tenant. If the borrower sells the Mortgaged Property and the tenant does not exercise its right of first offer, the proceeds from the sale will be distributed as follows: (1) to pay closing costs, (2) $63,835,156 to the borrower, (3) $3,675,468 to the tenant and (4) all remaining proceeds will be equally divided between the borrower and the tenant. If the tenant exercises its right of first offer, the purchase price will be reduced by $3,675,468.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property has a right of first refusal to purchase such Mortgaged Property. Such right of first refusal does not apply to a foreclosure or deed-in-lieu of foreclosure by the lender or to subsequent transfers following a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as Fairview Marketplace, representing approximately 2.6% of the Initial Pool Balance, the largest tenant, Wal-Mart, has a right of first refusal purchase its leased premises at the Mortgaged Property if at any time during the term of the lease, the borrower elects to sell the leased premises to a bona fide third party. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage and, following such transfer, such right of first refusal will apply to subsequent purchasers of the leased premises.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Save Mart Supermarkets, is an affiliate of the borrower sponsor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairview Marketplace, representing approximately 2.6% of the Initial Pool Balance, one of the guarantors, E. Stanley Kroenke, is the husband of Ann Walton Kroenke, the daughter of Wal-Mart co-founder Bud Walton and the niece of Sam Walton. Wal-Mart is the largest tenant at the Mortgaged Property, representing approximately 79.1% of the net rentable area.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Kumho Tires, representing approximately 1.0% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Kumho Tire U.S.A., Inc., is an affiliate of the borrower sponsor.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Protea Pacific Beach, representing approximately 1.0% of the Initial Pool Balance, the second largest tenant, Pangaea Outpost, representing 26.7% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower sponsors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fifty-one (51) of the Mortgaged Properties, securing Mortgage Loans representing 35.0% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, Art Van Portfolio and Kumho Tires, collectively representing approximately 9.3% of the Initial Pool Balance, each related borrower may rely on the applicable single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the related borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Walgreens – Dallas, TX, representing approximately 0.4% of the Initial Pool Balance, to the extent that certain conditions are satisfied under the related Mortgage Loan documents, including that the single tenant at each of the Mortgaged Properties maintains coverage for the Mortgaged Property reasonably satisfactory to the lender, the related borrower is deemed to be in compliance with the insurance requirements of the related Mortgage Loan documents. The related borrower is at all times required to maintain commercial general liability insurance, business interruption insurance and terrorism coverage with respect to the related Mortgaged Property.

●	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 as Walgreens - Dallas, TX, representing approximately 0.4% of the Initial Pool Balance, the sole tenant, Walgreens, is permitted to self-insure the insurance it is required to maintain under its lease with the related borrower (the

“Walgreens Lease”); provided that Walgreens or its parent company maintains a tangible net worth of at least $150,000,000. Notwithstanding the foregoing, the related Mortgage Loan documents provide that the related mortgagor will obtain and maintain all insurance required under the related Mortgage Loan documents, irrespective of whether Walgreens is maintaining the same if any of the following occur: (i) the Walgreens Lease is no longer in full force and effect, (ii) a default exists under the Walgreens Lease or the related Mortgage Loan documents, beyond all applicable notice and cure periods, (iii) Walgreens no longer maintains a rating of at least “BBB+” by S&P (or an equivalent rating by any rating agency), or (iv) failure to satisfy any of the other required conditions set forth in the related Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Moffett Place Google(1)	4.2%	59.5%	$311,100,000	67.9%	$272,500,000

(1)	Reflects an appraisal on an “as-stabilized” basis as of March 1, 2018, which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Mortgaged Property is leased at a market rent level as of the effective date of value. Approximately $12,312,957 was reserved at origination of the related Whole Loan for the borrower’s contractual tenant improvement and leasing commission obligations and approximately $17,051,931 for free or gap rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, as to which there are three non-recourse carveout guarantors, an individual, a trust and a limited liability company, the individual and trust may be released as guarantors provided that certain conditions set forth in the related Mortgage Loan documents are satisfied.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as GM Logistics Center 1, representing approximately 4.7% of the Initial Pool Balance, in connection with a payment-in-lieu of taxes (“PILOT”) arrangement, an affiliate of the borrower transferred its fee simple interest in a majority of the Mortgaged Property to the City of Wentzville, Missouri (the “City”) to facilitate a tax abatement. The borrower and the City entered into a ground lease which expires on December 31, 2026. In connection with the PILOT program, the City issued an industrial revenue bond to an affiliate of the borrower, which bond is currently owned by the borrower and pledged to the lender as collateral for the related loan. As the base rent under the ground lease is equal to the debt service payment under the bond, no base rent is payable under the ground lease. The ground lease contains standard notice and cure rights that allow the lender to maintain the tax benefits of the PILOT program in the event of a default or termination of the ground lease. Upon termination of the ground lease, the fee interest in the Mortgaged Property will revert to the borrower, subject to a purchase price equal to the sum of (i) $10.00, (ii) any unpaid PILOT fees and (iii) any transaction expenses owed to the City.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the Initial Pool Balance, the Mortgaged Property benefits from an Industrial and Commercial Incentive Program (ICIP) tax exemption that has reduced the Taxable/Billable Assessed Value for 12 years and expires with the FY2016/2017 tax year. The borrower and tenants also benefit from lease tax abatements under “The Lower Manhattan Commercial Revitalization Program” for which individual tenants may apply. Lease tax abatements do not affect cash flow and are excluded from underwriting.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lormax Stern Retail Development – Roseville, representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property benefits from two real estate tax reduction programs. Under a brownfield tax incremental financing (“TIF”) program, the borrower will receive reimbursements from the local authority for eligible activities relating to the brownfield remediation that occurred during the demolition and redevelopment of the former anchor store and movie theater. The remediation involved removal of lead and asbestos during the demolition of the former anchor store and movie theater. The related Phase I ESA did not note any soil contamination. During the Mortgage Loan term, the average revenue is estimated to be $73,301 annually. In addition, the Mortgaged Property benefits from another tax abatement in connection with the construction of a new Dick’s Sporting Goods store. The borrower pays full taxes on the assessment of the Dick’s Sporting Goods store’s land parcel plus the former anchor store and pays reduced taxes on the assessment of the new Dick’s Sporting Goods store. The tax abatement is in effect through the end of 2023. The amount of the tax abatement totaled $39,880 in 2016 and will vary on an annual basis depending on local tax rates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-eight (38) Mortgage Loans, representing approximately 43.7% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Eleven (11) Mortgage Loans, representing approximately 29.0% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Eighteen (18) Mortgage Loans, representing approximately 27.4% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Amortizing	38	$418,740,038	43.7%
Full IO	11	277,700,000	29.0
Partial IO	18	262,545,000	27.4
Total:	67	$958,985,038	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	16	$204,117,745	21.3%
5	11	123,514,088	12.9
6	31	523,964,532	54.6
11	9	107,388,674	11.2
Total:	67	$958,985,038	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	53	$793,195,827	82.7%
5	3	37,178,393	3.9
5 (once per calendar year)	1	19,200,000	2.0
7	10	109,410,818	11.4
Total:	67	$958,985,038	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Sheraton Hotel Greensboro, representing approximately 1.6% of the Initial Pool Balance, the related loan documents provide that, if the improvements are subject to a casualty greater than 5% of the outstanding principal balance and the lender elects to apply the available insurance proceeds to the debt, the borrower has the option of prepaying the full balance of the loan without any prepayment premium.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-seven (57) of the Mortgage Loans, representing approximately 74.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Nine (9) of the Mortgage Loans, representing approximately 21.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans, representing approximately 3.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease such Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	13	11.9%
4	42	55.2
5	5	9.0
6	1	4.7
7	6	19.1
Total	67	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Apple Sunnyvale, representing approximately 3.5% of the Initial Pool Balance, the Mortgage Loan permits transfers in connection with the completion of a reverse 1031 exchange transaction, which is required to be completed within 180 days of loan closing.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of fifty-eight (58) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 78.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may obtain the release of any of the Mortgaged Properties at any time on or after the later of (x) January 6, 2018 and (y) the first payment date following the closing date of the securitization into which the last Save Mart Portfolio Pari Passu Companion Loan is deposited; provided, however, that if related Whole Loan has not been securitized on or prior to June 6, 2018, then June 6, 2018, subject to certain conditions including: (i) payment in an amount equal to the Adjusted Release Amount for such Mortgaged Property being released, (ii) payment of the applicable yield maintenance premium, (iii) the sale of the Mortgaged Property being released is to an unaffiliated third party, unless the lender consents to an arm’s length transaction with an affiliate of the borrower or the tenant, (iv) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining properties is equal to or greater than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (v) after giving effect to such release, the loan-to-value ratio for the remaining properties is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release, (vi) delivery of a REMIC opinion and (vii) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (a)(i) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with the properties released prior to such release is equal to or less than 25% of the original principal amount of the Whole Loan, 125% of the allocated loan amount with respect to such property until 25% of the original principal amount of the Whole Loan has been paid, and 115% of the remaining portion of the allocated loan amount with respect to such property and (ii) to the extent that the aggregate of the Adjusted Release Amounts paid in connection with all the properties released prior to such release is greater than 25% of the original principal amount of the Whole Loan, 115% of the allocated loan amount with respect to such property, and (b) 85% of the net sales proceeds with respect to such property being released.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the borrower may substitute any of the Mortgaged Properties for any other property owned by the borrower or any affiliate thereof that satisfies certain conditions set forth in the Mortgage Loan documents including: (i) the conditions for release as described above (other than the payments of yield maintenance and an Adjusted Release Amount requirements and the requirement that the substitution be in connection with an arm’s length transaction), (ii) the amount of the Whole Loan allocated to the substitute property is equal the allocated loan amount of the related substituted property, (iii) the substitute property is required to be used as a grocery store or other acceptable retail store pursuant to the related Mortgage Loan documents and (iv) after giving effect to such substitution, the aggregate allocated loan amounts of the properties substituted may not exceed 20% of the Whole Loan amount (provided that, if (a) the substituted property has “gone dark”, has been vacated by the Save Mart tenant or the Save Mart tenant at such substituted property has ceased to occupy or operate on a permanent basis, (b) the substituted property has been subleased by the Save Mart tenant, (c) the substituted property is subject to an event of loss purchase offer pursuant to the Save Mart lease, or (d) the substituted property is subject to purchase option pursuant to existing purchase option agreements, then the substitution of such substituted property will be ignored for purposes of such 20% cap).

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Los Arboles & Canyon Club Apartments, representing approximately 3.5% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan is continuing, the borrowers may obtain the release of the Canyon Club Apartments Mortgaged Property in connection with a transfer to an unaffiliated third party at any time after the second anniversary of the Closing Date and prior to February 6, 2027, subject to certain conditions including: (i) delivery of defeasance collateral in an amount equal to the Adjusted Release Amount for each Mortgaged Property being released, (ii) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining property is not less than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (iii) after giving effect to such release, the loan-to-value ratio for the remaining property is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release, (iv) delivery of a REMIC opinion and (v) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (A) an amount equal to 115% of the allocated loan amount of the Canyon Club Apartments Mortgaged Property, (B) the amount such that, with respect to the remaining Mortgaged Property, the conditions set forth in clause (ii)

and clause (iii) in the immediately preceding sentence are satisfied, and (C) 90% of the net sale proceeds generated by the sale of the Canyon Club Apartments Mortgaged Property.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Art Van Portfolio, representing approximately 3.1% of the Initial Pool Balance, in connection with a partial defeasance, the borrower may obtain a release of any of the Mortgaged Properties except the Warren Distribution Center Mortgaged Property, which represents approximately 75.1% of the portfolio net rentable area, provided that the following conditions (among others) are satisfied: (i) after giving effect to such release, the debt service coverage ratio for the remaining property(ies) for the immediately preceding trailing 12-month period is at least equal to the greater of (a) 1.47x, and (b) the debt service coverage ratio for all of the properties (including the release property) immediately prior to such release; (ii) after giving effect to such release, the debt yield for the remaining property(ies) for the immediately preceding trailing 12-month period is at least equal to the greater of (a) 9.4%, and (b) the debt yield for all of the properties (including the release property) immediately prior to such release; (iii) after giving effect to such release, the loan-to-value-ratio for the remaining property(ies) does not exceed the lesser of (a) 68.2%, and (b) the loan-to-value-ratio (including the release property) immediately prior to such release; (iv) defeasance of a portion of the Mortgage Loan in an amount equal to (a) $4,978,155 with respect to the Mattress Distribution Center Mortgaged Property, (b) $12,778,570 with respect to the Comstock Park Retail Mortgaged Property, (c) $10,505,082 with respect to the Grand Rapids Retail Mortgaged Property and (d) $6,114,898 with respect to the Bloomfield Hills Retail Mortgaged Property; (v) delivery of a REMIC opinion; and (vi) receipt of a Rating Agency Confirmation with respect to such release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as UniSquare Portfolio, representing approximately 2.3% of the Initial Pool Balance, following the lockout release date, partial releases of any of eleven parcels comprising the Mortgaged Property are permitted, subject to certain conditions, including: (i) payment of an amount equal to the greater of (A) 125% of the allocated loan amount for the release property or (B) 100% of the net sales proceeds, if applicable; (ii) payment of the applicable yield maintenance premium; (iii) the post-release debt service coverage ratio is at least 1.50x; (iv) the post-release loan-to-value ratio is not greater than the lesser of the loan-to-value ratio immediately prior to such release date and 70%; and (v) the post-release debt yield is not less than the greater of the debt yield immediately prior to such release and 9.0%.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as ACG Conlon MHC Portfolio II, representing approximately 0.9% of the Initial Pool Balance, the borrowers may obtain the release of the portion of the Mortgaged Property designated as the Utility Parcel pursuant to the Mortgage Loan documents, and owned by the co-borrower, Lake Wylie MHP Utilities, LLC after the expiration of the lockout period, provided that, among other conditions, (i) the borrowers deliver defeasance collateral; (ii) following such release, the loan-to-value ratio of the remaining Mortgaged Property is not greater than the lesser of (A) 58.3% and (B) the loan-to-value ratio immediately prior to the release; and (iii) the debt service coverage ratio immediately following the release is not less than the greater of (A) 1.79x and (B) the debt service coverage ratio of the entire Mortgaged Property immediately prior to the release. The Mortgage Loan documents do not set forth an allocated loan amount for this parcel. The Mortgage Loan documents provide that such release will be at the sole discretion of the lender and the lender will determine the appropriate release amount at the time the release is requested.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Murphy and Hempstead MHC Portfolio, representing approximately 0.5% of the Initial Pool Balance, the borrowers may obtain the release of an individual Mortgaged Property after the expiration of the lockout period, provided that, among other conditions, (i) the borrowers deliver an amount equal to 125% of the allocated loan amount of the Mortgaged Property to be released, together with the applicable yield maintenance or prepayment premium; (ii) following such release, the loan-to-value ratio of the remaining Mortgaged Property is not greater than the lesser of (A) 56.8% and (B) the loan-to-value ratio immediately prior to the release; and (iii) the debt service coverage ratio immediately following the release is not less than the greater of (A) 1.60x and (B) the debt service coverage ratio of the entire Mortgaged Property immediately prior to the release.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Chicago Multifamily Portfolio, representing approximately 0.4% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is continuing, the borrower may, subject to the lender’s discretion obtain the release of the 2800-2806 E. 81st Street Mortgaged Property in connection the occurrence of a casualty or condemnation of the 2800-2806 E. 81st Street Mortgaged Property, which use is currently legal non-conforming use resulting in the loss of the ability to restore such Mortgaged Property to its current state and its current use as a multifamily apartment complex at any time prior to March 6, 2027, subject to certain conditions including: (i) delivery of defeasance collateral in an amount equal to the Adjusted Release Amount for such Mortgaged Property being released, (ii) conveyance of the released collateral to an unaffiliated third party, (iii) after giving effect to such release, the debt service coverage ratio and the debt yield for the remaining property is not less than the greater of (x) the debt service coverage ratio and the debt yield for the Mortgaged Properties as of the origination date and (y) the debt service coverage ratio and the debt yield immediately prior to such release, (iv) after giving effect to such release, the loan-to-value ratio for the remaining property is not greater than the lesser of (x) the loan-to-value ratio for the Mortgaged Properties as of the origination date and (y) the loan-to-value ratio immediately prior to such release, (v) delivery of a REMIC opinion and (vi) receipt of a Rating Agency Confirmation. The “Adjusted Release Amount” means the greater of (A) an amount equal to 115% of the allocated loan amount of the 2800-2806 E. 81st Street Mortgaged Property and (B) the amount such that, with respect to the remaining Mortgaged Property, the conditions set forth in clause (iii) and clause (iv) in the immediately preceding sentence are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things.

Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Fairview Marketplace, representing approximately 2.6% of the Initial Pool Balance, the borrower may obtain the free release of a vacant unimproved, non-income producing lot, provided, among other conditions, the lot is properly subdivided and the released parcel and remaining parcel are separate tax parcels. No value was assigned to the release parcel in the appraisal.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-eight (28) of the Mortgage Loans, representing approximately 65.3% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Sixty-one (61) of the Mortgage Loans, representing approximately 84.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-two (62) of the Mortgage Loans, representing approximately 87.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty (50) of the Mortgage Loans, representing approximately 55.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Five of the Mortgage Loans, representing approximately 6.6% of the Initial Pool Balance, provides for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	37	$448,160,993	46.7%
Hard/Springing	20	314,693,763	32.8
Hard/In Place	5	140,561,008	14.7
Soft/Springing	3	39,689,576	4.1
None	2	15,879,698	1.7
Total:	67	$958,985,038	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hampton Inn Savannah Historic District, representing approximately 2.1% of the Initial Pool Balance, the underwritten occupancy (85.7%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong cash flow metrics with an U/W NOI Debt Yield and U/W NCF DSCR of 14.5% and 2.03x, respectively, as well as a Cut-Off Date LTV Ratio and Balloon LTV Ratio of 59.2% and 50.9%, respectively; (b) if the Mortgaged Property was underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 12.8% and 1.80x, respectively; (c) the actual occupancy for the trailing 12-month period ending April 30, 2017 was 85.7% and the average occupancy for 2014-2016 was 86.5%; (d) for the trailing 12-month period ending February 28, 2017, the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 102.0%, 112.1% and 114.3%, respectively; (e) the sponsors and guarantors are Thomas P. Prince, Robert C. Bush, and Mark V. Smith, (i) each have more than 25 years of commercial real estate experience; (ii) Mark V. Smith has been involved in the sale of over $300.0 million of hotel properties since 1986; (iii) as former executives of the Days Inn of America limited service hotel chain, Thomas P. Prince and Robert C. Bush built and operated over 100 hotels; and (iv) built a real estate portfolio of franchised hotels and restaurants valued at more than $200.0 million. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Willow Creek Shopping Center, representing approximately 2.0% of the Initial Pool Balance, the underwritten loan-to-value ratio and U/W NCF DSCR are greater than 65.0% (72.5%) and less than 1.50x (1.32x), respectively, and the loan documents do not require ongoing replacement reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) ongoing replacement reserves are required upon the occurrence and continuance of an event of default, or if the borrower does not maintain the Mortgaged Property in a manner acceptable to the lender; (b) the Mortgaged Property was recently constructed in 2016; (c) according to the property condition report dated February 16, 2017, the Mortgaged Property is in good condition and recommended ongoing replacement reserves of only $0.08 per square foot and the U/W NCF DSCR includes underwritten reserves of $0.15 per square foot; (d) as of March 31, 2017, the Mortgaged Property was 96.3% occupied; and (e) the sponsor and guarantor, Carl E. Best, is the owner and founder of Best Properties, Partner of Best Development Group and has been developing shopping centers since 1973. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s

Commercial Mortgage Loan Underwriting”; “—Société Générale—Société Générale’s Underwriting Standards”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Moffett Place Google(2)	$40,000,000	4.2%	$40,000,000	N/A	$145,000,000	$225,000,000	4.8965%	59.5%	72.3%	1.38x	1.07x
Garden Village	$35,000,000	3.6%	$12,000,000(3)	N/A	N/A	$47,000,000	5.5900%	50.9%	68.3%	1.84x	1.20x
Apple Sunnyvale	$34,000,000	3.5%	$46,320,000	$81,890,000	$70,350,000	$232,560,000	4.8900%	35.7%	79.6%	3.40x	1.32x
75 Broad Street	$33,000,000	3.4%	$20,000,000	$138,000,000	$59,000,000	$250,000,000	4.4500%	22.8%	62.0%	4.17x	1.41x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Cut-off Date Mortgage Loan LTV Ratio, Cut-off Date Total Debt LTV Ratio, Cut-off Date Mortgage Loan Underwritten NCF DSCR and Cut-off Date Total Debt Underwritten NCF DSCR are calculated based on the amortization schedule set forth on Annex F. In addition, the Cut-off Date Mortgage Loan LTV Ratio and Cut-off Date Total Debt LTV Ratio are based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(3)	Includes a senior mezzanine loan in the amount of $9,000,000 and a junior mezzanine loan in the amount of $3,000,000.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, Garden Village, Apple Sunnyvale and 75 Broad Street, collectively representing approximately 14.8% of the Initial Pool Balance, are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain other limitations, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Save Mart Portfolio	$50,000,000	$40,000,000	58.1%	1.35x	9.5%	Yes	Yes
Holiday Inn Austin-Town Lake	$31,000,000	N/A	70.0%	1.40x	N/A	Yes	Yes
Redwood Gateway	$20,400,000	N/A	80.0%	1.30x	N/A	Yes	Yes
Wingcrest I & II	$19,928,393	N/A	66.0%	1.60x	10.0%	Yes	Yes
Boston Creek Apartments	$16,899,033	N/A	80.0%	1.20x	N/A	Yes	Yes
Sorenson Communications	$13,250,000	N/A	57.0%	1.80x	11.0%	Yes	Yes
Fairfield Inn & Suites Milford	$5,921,469	N/A	70.0%	1.35x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, the Robert M. Piccinini Living Trust (the “Piccinini Trust”) owns 100% of the membership interest in Standiford Partners, LLC (“Standiford”) (which in turn owns 100% of the borrower) and owns 71.4292% of the outstanding stock in Save Mart Supermarkets (“Save Mart”), the tenant at each of the Mortgaged Properties.

Robert M. Piccinini died in March 2015. The assets in the gross estate of Mr. Piccinini are subject to federal estate tax. The Robert M. Piccinini Estate (the “Estate”) filed a federal estate tax return to report the value of the assets in the gross estate and the estate tax due. The aggregate estate tax as set forth in the filed estate tax return, is $301,518,036. The Estate reported the total value of the assets in the gross estate to be approximately $814.3 million. The Internal Revenue Service (“IRS”) may examine an estate tax return within three years after the filing date. It is possible that the IRS may disagree with the valuation of one or more assets in the estate tax return and assess additional estate tax liability to the Estate. The Estate has a legal right to contest any proposed increase in valuation of an asset or additional estate tax in the U.S. Tax Court.

The estate tax return reported the assets of the Piccinini Trust as property included in the gross estate. In addition to other assets held by the Piccinini Trust, the estate tax return reported the Piccinini Trust’s 100% membership interest in Standiford and its ownership interest of stock in Save Mart. Under Code Section 6324(a)(1), a general estate tax lien attached to all of the assets included in the gross estate. Consequently, the Piccinini Trust’s 100% membership interest in Standiford and its 71.4292% ownership interest of Save Mart stock became subject to the general estate tax lien under Code Section 6324(a)(1) as of the date of Mr. Piccinini’s death. The general estate tax lien is automatic, and continues for a period of ten years after the decedent’s death. The estate tax return does not include, as assets of the gross estate or separately itemized, Standiford’s 100% membership interest in the borrower or the borrower’s assets (including the Mortgaged Properties). Therefore, authority suggests that the assets of the borrower that are collateral for the Mortgage Loan are not subject to the general estate tax lien and the Mortgaged Properties are able to be foreclosed on by lenders under the Mortgage Loan. However, we cannot assure you that the IRS would not attempt to claim that the general estate tax lien is not limited only to the LLC membership interest in Standiford held by the Piccinini Trust reported on the estate tax return and attempt to extend the lien to the assets of Standiford and the borrower including the Mortgaged Properties. The title insurance policy with respect to the Mortgages securing the Mortgage Loan, issued by Old Republic National Title Insurance Company, provides certain affirmative title insurance coverage covering the priority of the insured Mortgages over the statutory estate tax lien in the event it attaches or attached to the applicable Mortgaged Properties at any time. Certain other title insurance companies did not agree to provide such coverage.

In general, federal estate tax is due 9 months after a decedent’s death. Under Code Section 6166 an estate is permitted to elect to pay the estate tax over a 14-year period with interest only being due for the first four years and the first installment payable five years after the original due date for payment of the tax. Such deferral is limited to the portion of the tax attributable to the closely-held business interests included in the gross estate. According to information provided by the borrower, in December, 2015, the Estate paid $50,100,000, representing the estate tax attributable to non-closely held business assets. As part of the estate tax return, the Estate elected to defer the remaining amount of the estate tax ($251,418,036) under Code Section 6166 with respect to designated closely-held business interests, with interest only payable annually on the deferred estate tax until December 2020 at which time the tax is payable in 10 equal annual installments of the principal, plus interest. The borrower has indicated that the Estate has estimated that the annual principal payment installments of the tax starting in December 2020 through 2029 will be $25,141,804. The borrower has indicated that annual interest payments are estimated by the Estate at $4,528,685 beginning in 2016 (reduced beginning in 2021 as the total deferred estate tax is reduced by the annual tax payments). Although the borrower has stated that it believes the Estate satisfies the requirements allowing an estate to elect to defer a portion of the estate tax under Code Section 6166, there can be no assurance that the IRS will not challenge whether one or more of the designated closely-held businesses qualifies for the deferral or that the conditions to the deferral, or the continuation of the deferral, as discussed below, would be satisfied. If the IRS were to successfully challenge the deferral of the tax with respect to some or all of the designated closely-held business interests, or the conditions to the deferral with respect to some or all of the designated closely-held business interests are not satisfied, some or all of the estate tax that the Estate had intended to defer would become accelerated and immediately due. The Estate has a legal right to contest any proposed acceleration of the estate tax in the U.S. Tax Court. The consequences of such an acceleration are further discussed below.

Because the general estate tax lien is limited to a 10-year period, and the deferral provisions extend up to 14 years, there is a period of four years that is not covered by the general estate tax lien when a substantial portion of the estate tax may still be due. In the case of a deferral of estate tax under Code Section 6166, and as a condition to permitting such deferral the IRS may require security in the form of a bond or a special estate tax lien under Code Section 6324A on “section 6166 lien property” in lieu of a bond. The borrower has indicated that it would not be feasible for the Estate to provide a bond and that the Estate anticipates providing a special estate tax lien on “section 6166 lien property”. “Section 6166 lien property” means interests in real and other property to the extent such interests (i) can be expected to survive the 14-year deferral period, and (ii) are designated in a written agreement signed by each person in being who has an interest (whether or not in possession) in any property designated in such agreement. The maximum value of the property which the IRS may require as “section 6166 lien property” with respect to any estate is the value which is not greater than the sum of (i) the deferred tax amount, and (ii) the required interest amount (first four years of interest). The special estate tax lien under Code Section 6324A must be filed against the specific collateral. If at any time the value of the property covered by the agreement is less than the unpaid portion of the deferred tax amount and the required interest amount, the IRS may require the addition of property to the agreement (but the IRS may not require that the value all property covered by the agreement exceed the deferred tax amount and the required interest). Although the borrower has stated that the Estate expects to provide “section 6166 lien property” acceptable to the IRS, there can be no assurance that the Estate will in fact provide, and the IRS will accept, the “section 6166 lien property” in lieu of a bond, or if provided that the value of the “section 6166 lien property” will remain sufficient to satisfy the conditions to and qualification for continued deferral.

The borrower has indicated that the Estate intends to offer the shares of stock in Save Mart in the gross estate as collateral under the special estate tax lien provisions of Code Section 6324A. The Mortgage Loan permits such pledge; however, the foreclosure of the pledge is a default under the Mortgage Loan. In addition, the Mortgage Loan prohibits the borrower from pledging any interest in the borrower or the Mortgaged Properties. The value of the Save Mart stock as set forth on the estate tax return is $436,700,000, which is in excess of the amount of the deferred estate tax plus the required interest amount. The IRS has sent a letter to the Estate dated July 27, 2016 acknowledging receipt of the estate tax return and an intent to request a bond or a special estate tax lien under Code Section 6324A for the deferred tax. However, the borrower has represented that no further contact with the IRS has occurred with respect to the Code Section 6324A special estate tax lien – though, a follow-up from the IRS is expected in due course.

Once the Code Section 6324A special estate tax lien is established on “section 6166 lien property”, the general estate tax lien does not automatically release from any of the other assets of the gross estate. The IRS has taken the position that the general estate tax lien continues to attach to all property of the gross estate except the property that is subject to the filed Code Section 6324A special estate tax lien.

The borrower has provided financial statements of Save Mart and Standiford that indicate current annual cash flow well in excess of the annual required estate tax principal and interest installments. However, we cannot assure you that the cash flow from these entities in the future will be sufficient to cover the required estate tax payments. The estate tax return listed other assets owned by the Estate or the Piccinini Trust that could be sold to cover the required estate tax payments, if necessary. However, there is no assurance that these assets will maintain the value set forth in the estate tax return or that these assets would be readily available to be sold. The proceeds of any transfer of any assets in the gross estate subject to the general estate tax lien become subject to a like lien in the amount of the value of the asset listed on the estate tax return. In addition, as a mitigant to this concern, the loan documents require that the Estate use the proceeds from the sale of certain assets to partially prepay the estate tax.

Under Code Section 6166, payment of the deferred estate tax may be accelerated in part or entirety in certain circumstances. First, payment of the entire deferred estate tax may be accelerated if an installment or interest is not paid by its due date (including extensions), and such non-payment is uncured for more than 6 months. Second, if the Estate has undistributed net income for any taxable year ending on or after the due date for the first installment of the deferred estate tax, a payment of the deferred estate tax in an amount equal to the undistributed net income is required. Third, if the IRS requests additional property be offered for the Code Section 6324A special estate tax lien (subject to the limitation that the IRS cannot require that the aggregate value of the property covered by the lien exceed the unpaid estate tax and required interest), and the additional property is not supplied within 90 days following the demand by the IRS, the payment of the entire deferred estate tax may be accelerated. Fourth, the payment of the entire deferred estate tax may be accelerated if (1)(a) any portion of an interest in a closely held business which qualifies for deferral under Code Section 6166 is distributed, sold, exchanged, or otherwise disposed of, or (b) money and other property attributable to such an interest is withdrawn from such trade or business, and (2) the aggregate of such distributions, sales, exchanges, or other dispositions and withdrawals equals or exceeds 50% of the value of such interest. For purposes of this last situation, all of the Estate’s designated closely-held business interests are treated as one closely held business interest.

In the event the deferred estate tax is accelerated and not paid, the IRS could proceed to foreclose on the assets subject to the Code Section 6324A lien as well as the assets subject to the general estate tax lien. A foreclosure of the shares of Save Mart would allow the winning bidder to control the operations of Save Mart, which is the primary tenant of the Mortgaged Properties. A foreclosure of the membership interest in Standiford could result in a change of control of the borrower and guarantor under the Mortgage Loan. While such change of control would result in a due on sale violation and full recourse under the Mortgage Loan, we cannot assure you that such change of control will not adversely affect the Mortgage Loan.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Save Mart Portfolio, Moffett Place Google, Apple Sunnyvale, 75 Broad Street, One West 34th Street, Baypoint Commerce Center, Art Van Portfolio, Atlanta and Anchorage Hotel Portfolio, Concorde Portfolio, Lormax Stern Retail Development – Roseville and Sheraton Hotel Greensboro are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2017-BNK4 PSA” means the pooling and servicing agreement governing the servicing of the One West 34th Street Whole Loan and relating to the securitization of certain of the One West 34th Street Companion Loans.

“CD 2017-CD3 PSA” means the pooling and servicing agreement governing the servicing of the Moffett Place Google Whole Loan and relating to the securitization of certain of the Moffett Place Google Companion Loans.

“CFCRE 2017-C8 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Atlanta and Anchorage Hotel Portfolio Whole Loan and relating to the securitization of certain of the Atlanta and Anchorage Hotel Portfolio Companion Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Natixis Real Estate Capital LLC is currently the holder of the “Controlling Companion Loan” with respect to the Apple Sunnyvale Whole Loan. Wells Fargo Bank, National Association is currently the holder of the “Controlling Companion Loan” with respect to the Sheraton Hotel Greensboro Whole Loan.

“Control Appraisal Period” means, with respect to (i) the Save Mart Portfolio Whole Loan, a Save Mart Portfolio Control Appraisal Period and (ii) the Apple Sunnyvale Whole Loan, an Apple Sunnyvale Control Appraisal Period.

“NCMS 2017-75B TSA” means the trust and servicing agreement governing the servicing of the 75 Broad Street Whole Loan and relating to the securitization of certain of the 75 Broad Street Companion Loans.

“Non-Serviced Certificate Administrator” means with respect to (i) the Moffett Place Google Whole Loan, the certificate administrator under the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the certificate administrator under the NCMS 2017-75B TSA,

(iii) the One West 34th Street Whole Loan, the certificate administrator under the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the certificate administrator under the CFCRE 2017-C8 PSA and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Moffett Place Google Companion Loans, the 75 Broad Street Companion Loans, the One West 34th Street Companion Loans and the Atlanta and Anchorage Hotel Portfolio Companion Loans and (ii) after the related Servicing Shift Securitization Date, each of the Apple Sunnyvale Pari Passu Companion Loan, the Apple Sunnyvale Subordinate Companion and the Sheraton Hotel Greensboro Companion Loans, each as defined in “—The Non-Serviced Whole Loans” or “—The Servicing Shift Whole Loans”, as applicable.

“Non-Serviced Directing Certificateholder” means with respect to (i) the Moffett Place Google Whole Loan, the directing certificateholder (or the equivalent) under the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the directing certificateholder (or the equivalent) under the NCMS 2017-75B TSA, (iii) the One West 34th Street Whole Loan, the directing certificateholder (or the equivalent) under the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the CFCRE 2017-C8 PSA and (v) any Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) the Moffett Place Google Whole Loan, the master servicer under the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the master servicer under the NCMS 2017-75B TSA, (iii) the One West 34th Street Whole Loan, the master servicer under the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the master servicer under the CFCRE 2017-C8 PSA and (v) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the applicable master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Moffett Place Google Mortgage Loan, (ii) the 75 Broad Street Mortgage Loan, (iii) the One West 34th Street Mortgage Loan and (iv) the Atlanta and Anchorage Hotel Portfolio Mortgage Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) the Moffett Place Google Whole Loan, the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the NCMS 2017-75B TSA, (iii) the One West 34th Street Whole Loan, the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the CFCRE 2017-C8 PSA and (v) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) the Moffett Place Google Whole Loan, the special servicer under the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the special servicer under the NCMS 2017-75B TSA, (iii) the One West 34th Street Whole Loan, the special servicer under the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the special servicer under the CFCRE 2017-C8 PSA and (v) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means the (i) 75 Broad Street Subordinate Companion Loan and (ii) after the applicable Servicing Shift Securitization Date, the Apple Sunnyvale Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) the Moffett Place Google Whole Loan, the trustee under the CD 2017-CD3 PSA, (ii) the 75 Broad Street Whole Loan, the trustee under the NCMS 2017-75B TSA, (iii) the One West 34th Street Whole Loan, the trustee under the BANK 2017-BNK4 PSA, (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan, the trustee under the CFCRE 2017-C8 PSA and (v) any Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Moffett Place Google Whole Loan (ii) the 75 Broad Street Whole Loan, (iii) the One West 34th Street Whole Loan and (iv) the Atlanta and Anchorage Hotel Portfolio Whole Loan. On and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced AB Whole Loan” means each of (i) the Save Mart Portfolio Whole Loan and (ii) prior to the applicable Servicing Shift Securitization Date, the Apple Sunnyvale Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans. Prior to the applicable Servicing Shift Securitization Date, each of the Apple Sunnyvale Pari Passu Companion Loan, the Apple Sunnyvale Subordinate Companion and the Sheraton Hotel Greensboro Companion Loan will be Serviced Companion Loans.

“Serviced Pari Passu Companion Loan” means each of (i) the Save Mart Portfolio Pari Passu Companion Loans, (ii) the Art Van Portfolio Companion Loans, (iii) the Concorde Portfolio Companion Loan, (iv) the Baypoint Commerce Center Companion Loans and (v) the Lormax Stern Retail Development – Roseville Companion Loans. Prior to the applicable Servicing Shift Securitization Date, each of the Apple Sunnyvale Pari Passu Companion Loan, the Apple Sunnyvale Subordinate Companion Loan and the Sheraton Hotel Greensboro Companion Loan will be Serviced Companion Loans.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Save Mart Portfolio Mortgage Loan, (ii) the Art Van Portfolio Mortgage Loan, (iii) the Concorde Portfolio Mortgage Loan, (iv) the Baypoint Commerce Center Mortgage Loan and (v) the Lormax Stern Retail Development – Roseville Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, each of the Apple Sunnyvale Mortgage Loan and the Sheraton Hotel Greensboro Mortgage Loan will be a Serviced Pari Passu Mortgage Loan.

“Serviced Subordinate Companion Loan” means each of (i) the Save Mart Portfolio Subordinate Companion Loan and (ii) prior to the applicable Servicing Shift Securitization Date, the Apple Sunnyvale Subordinate Companion Loan.

“Serviced Whole Loan” means each of (i) the Save Mart Portfolio Whole Loan, (ii) the Art Van Portfolio Whole Loan, (iii) the Concorde Portfolio Whole Loan, (iv) the Baypoint Commerce Center Whole Loan and (v) the Lormax Stern Retail Development – Roseville Whole Loan. Prior to the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Apple Sunnyvale Mortgage Loan and the Sheraton Hotel Greensboro Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means each of the Apple Sunnyvale PSA and the Sheraton Hotel Greensboro PSA.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the Apple Sunnyvale Whole Loan and the Sheraton Hotel Greensboro Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” each of (i) the Save Mart Portfolio Subordinate Companion Loan, (ii) the Apple Sunnyvale Subordinate Companion Loan, and (iii) the 75 Broad Street Subordinate Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)(3)
Save Mart Portfolio	$50,000,000	5.2%	$88,000,000	$32,000,000	38.1%	47.0%	3.02x	1.79x
Moffett Place Google	$40,000,000	4.2%	$145,000,000	N/A	59.5%	N/A	1.38x	N/A
Apple Sunnyvale	$34,000,000	3.5%	$70,350,000	$81,890,000	35.7%	63.8%	3.40x	1.79x
75 Broad Street	$33,000,000	3.4%	$59,000,000	$138,000,000	22.8%	57.1%	4.17x	1.58x
One West 34th Street	$30,000,000	3.1%	$120,000,000	N/A	53.6%	53.6%	1.24x	1.24x
Baypoint Commerce Center	$30,000,000	3.1%	$10,000,000	N/A	64.5%	64.5%	1.79x	1.79x
Art Van Portfolio	$29,500,000	3.1%	$39,250,000	N/A	68.2%	68.2%	1.47x	1.47x
Atlanta and Anchorage Hotel Portfolio	$19,915,717	2.1%	$94,599,658	N/A	62.9%	62.9%	1.81x	1.81x
Lormax Stern Retail Development – Roseville	$18,000,000	1.9%	$12,000,000	N/A	48.2%	48.2%	2.06x	2.06x
Concorde Portfolio	$18,000,000	1.9%	$12,000,000	N/A	67.7%	67.7%	1.38x	1.38x
Sheraton Hotel Greensboro	$14,977,558	1.6%	$29,955,115	N/A	49.4%	49.4%	2.74x	2.74x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan but excluding any mezzanine debt.

(3)	In the case of one (1) mortgage loan identified as on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, which amortizes based on the non-standard amortization schedule set forth on Annex F, the U/W NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

The Serviced Whole Loans

The Save Mart Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Save Mart Portfolio, representing approximately 5.2% of the Initial Pool Balance, with a Cut-off Date Balance of $50,000,000 (the “Save Mart Portfolio Mortgage Loan”), is part of a whole loan comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Save Mart Portfolio Mortgaged Properties”). The Save Mart Portfolio Mortgage Loan is evidenced by promissory Note A-1. The portion of the Save Mart Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-2, with a Cut-off Date Balance of $20,000,000, which is currently held by UBS AG, New York Branch, (b) promissory Note A-3, with a Cut-off Date Balance of $10,000,000, which is currently held by UBS AG, New York Branch, (c) promissory Note A-4, with a Cut-off Date Balance of $3,000,000, which is currently held by UBS AG, New York Branch, (d) promissory Note A-5, with a Cut-off Date Balance of $40,000,000, which (subject to any applicable financing arrangement) is currently held by Deutsche Bank AG, New York Branch (“DBNY”) (or an affiliate) and (e) promissory Note A-6, with a Cut-off Date Balance of $15,000,000, which (subject to any applicable financing arrangement) is currently held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (or an affiliate), are referred to in this prospectus as the “Save Mart Portfolio Pari Passu Companion Loans” and are pari passu in right of payment with the Save Mart Portfolio Mortgage Loan. Each of the Save Mart Portfolio Pari Passu Companion Loans are expected to be contributed to one or more future securitization trusts. The portion of the Save Mart Portfolio Whole Loan (as defined below) evidenced by promissory Note B with a Cut-off Date Balance of $32,000,000, which was sold to Prima Mortgage Investment Trust, LLC, is referred to in this prospectus as the “Save Mart Portfolio Subordinate Companion Loan” and is subordinate in right of payment with the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans. The Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus as the “Save Mart Portfolio Senior Loan” and the Save Mart Portfolio Senior Loan, together with the Save Mart Portfolio Subordinate Companion Loan, is referred to in this prospectus as the “Save Mart Portfolio Whole Loan.” The Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Save Mart Portfolio Whole Loan (the “Save Mart Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Save Mart Portfolio Noteholder (the “Save Mart Portfolio Intercreditor Agreement”).

Servicing

The Save Mart Portfolio Whole Loan will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the PSA, subject to the terms of the Save Mart Portfolio Intercreditor Agreement. In servicing the Save Mart Portfolio Whole Loan, the PSA will require the master servicer and the applicable special servicer to take into account the interests of the Certificateholders, the holders of the notes evidencing the Save Mart Portfolio Pari Passu Companion Loans (the “Save Mart Portfolio Pari Passu Companion Noteholders”) and the holders of the notes evidencing the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Subordinate Companion Noteholders”), as a collective whole, taking into account the pari passu or subordinate nature of the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan.

Promissory Note A-1 represents the controlling interest in the Save Mart Portfolio Whole Loan. However, for so long as the Save Mart Portfolio Subordinate Companion Noteholder holding greater than 50% of the aggregate principal balance of the Save Mart Portfolio Subordinate Companion Loan (the “Save Mart Portfolio Controlling Subordinate Companion Noteholder”) is the Save Mart Portfolio Whole Loan Directing Holder (as defined below), the Save Mart Portfolio Controlling Subordinate Companion Noteholder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Save Mart Portfolio Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Subordinate Companion Noteholders will have the right to cure certain defaults by the related borrower, as more fully described below.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Save Mart Portfolio Mortgage Loan (but not on the Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Subordinate Companion Loan) pursuant to the terms of the PSA unless the master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Save Mart Portfolio Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the Save Mart Portfolio Mortgaged Properties will be made as described under “Pooling and Servicing Agreement—Advances—Servicing

Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

Distributions

Pursuant to the Save Mart Portfolio Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Save Mart Portfolio Whole Loan, (ii) any other event of default for which the Save Mart Portfolio Whole Loan is accelerated, (iii) any other event of default which causes the Save Mart Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Save Mart Portfolio Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Save Mart Portfolio Whole Loan Directing Holder or the default cure period has not yet expired and the Save Mart Portfolio Whole Loan Directing Holder is diligently exercising its cure rights under the Save Mart Portfolio Intercreditor Agreement), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable with respect to the Save Mart Portfolio Whole Loan (including any penalty charges) under the PSA to the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, payments and proceeds received with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order:

●	first, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans, in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

●	second, (i) to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests in the Save Mart Portfolio Whole Loan of principal payments received, if any, until their principal balances have been reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis until their respective principal balances have been reduced to zero;

●	third, up to the amount of any unreimbursed costs and expenses paid by the holders of the Save Mart Portfolio Mortgage Loan and for any of the Save Mart Portfolio Pari Passu Companion Loans, including any recovered costs not previously reimbursed to such holders (or paid or advanced by the master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans to the extent paid by the related borrower;

●	fifth, if as a result of a workout, the balance of the Save Mart Portfolio Mortgage Loan or Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

●	sixth, to the holders of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to the interest then due and payable on the outstanding principal of its note at its net interest rate;

●	seventh, (i) to the holders of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to its respective percentage interest in the Save Mart Portfolio Whole Loan of principal payments received, if any, until the principal balance of the Save Mart Portfolio Subordinate Companion Loan is reduced to zero and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Save Mart Portfolio Whole Loan pursuant to the Save Mart Portfolio Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans pursuant to clause (first) above will be distributed to holder of the Save Mart Portfolio Subordinate Companion Loan until its principal balance has been reduced to zero;

●	eighth, to the holder of the Save Mart Portfolio Subordinate Companion Loan in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

●	ninth, to the extent the Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to —Cure Rights below, to reimburse the Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable net interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

●	lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid to the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion

Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Following the occurrence and during the continuance of a Save Mart Portfolio Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the PSA to the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, payments and proceeds with respect to the Save Mart Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans in an amount equal to the interest then due and payable on the outstanding principal of their respective notes at their net interest rate;

●	second, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the principal balances of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans until their principal balances have been reduced to zero;

●	third, up to the amount of any unreimbursed costs and expenses paid by each holder of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans, including ay recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or the applicable special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the aggregate of any prepayment premium payable on the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans to the extent paid by the related borrower;

●	fifth, if as the result of a workout, the principal balance of the Save Mart Portfolio Mortgage Loan or the Save Mart Portfolio Pari Passu Companion Loans has been reduced, to the holders of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans in an amount up to the reduction of the principal balances of their respective notes as a result of such workout, plus interest on such amount at the applicable net interest rate;

●	sixth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the interest then due and payable on the note at its net interest rate;

●	seventh, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to the outstanding principal balance of its note until its principal balance has been reduced to zero;

●	eighth, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount equal to any prepayment premium payable on its note to the extent paid by the related borrower;

●	ninth, to the extent the Save Mart Portfolio Subordinate Companion Noteholder has made any payments or advances to cure defaults pursuant to —Cure Rights below,

to reimburse the Save Mart Portfolio Subordinate Companion Noteholder for all such cure payments;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Save Mart Portfolio Whole Loan or Save Mart Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Save Mart Portfolio Subordinate Companion Loan has been reduced, to the Save Mart Portfolio Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Save Mart Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate any master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Save Mart Portfolio Whole Loan or the Save Mart Portfolio Mortgaged Properties), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Noteholders and the Save Mart Portfolio Subordinate Companion Noteholder, pro rata, based on their respective percentage interests in the Save Mart Portfolio Whole Loan; and

●	lastly, if any excess amount is available to be distributed in respect of the Save Mart Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid the holders of the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Pari Passu Companion Loans and the Save Mart Portfolio Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Save Mart Portfolio Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Save Mart Portfolio Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Save Mart Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections on the Save Mart Portfolio Pari Passu Companion Loans or any loans included in any future securitization trust related to such Companion Loans.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Save Mart Portfolio Pari Passu Companion Loans or the Save Mart Portfolio Mortgage Loan, as applicable, may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right, if any, to reimbursement from future payments and other collections on the Save Mart Portfolio Pari Passu Companion Loans or from general collections of the securitization trusts holding the Save Mart Portfolio Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period with respect to the Save Mart Portfolio Subordinate Companion Loan, neither the Directing Holder nor the operating advisor will have any consent and/or consultation rights with respect to Save Mart Portfolio Whole Loan. After the occurrence and during the continuance of a Save Mart Portfolio Control Appraisal Period with respect to the Save Mart Portfolio Subordinate Companion Loan, the Directing Holder and the operating advisor will each have the same consent and/or consultation rights with respect to the Save Mart Portfolio Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, prior to the occurrence and continuance of a Save Mart Portfolio Control Appraisal Period, the consent of the Save Mart Portfolio Controlling Subordinate Companion Noteholder as the Save Mart Portfolio Whole Loan Directing Holder, which will be obtained by the applicable special servicer, is required for any Save Mart Portfolio Major Decision; provided that the foregoing does not relieve the master servicer or the applicable special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

“Save Mart Portfolio Major Decision” means:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the Save Mart Portfolio Mortgaged Properties;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than penalty charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted pay-offs but excluding waiver of penalty charges) of the Save Mart Portfolio Whole Loan or any extension of the maturity date of the Save Mart Portfolio Whole Loan;

(iii)     any modification of, or waiver with respect to, the Save Mart Portfolio Whole Loan that would result in a discounted pay-off of the Save Mart Portfolio Subordinate Companion Loan;

(iv)     any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(v)      any release of collateral or any acceptance of substitute or additional collateral for the Save Mart Portfolio Whole Loan, or any consent to either of the foregoing, other than if otherwise required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion;

(vi)     any (1) waiver of a “due on sale” or “due on encumbrance” clause with respect to the Save Mart Portfolio Whole Loan, (2) consent to such a waiver, (3) consent to a transfer of the Save Mart Portfolio Mortgaged Properties or interests in the applicable borrower or (4) consent or approval related to the incurrence of additional debt by the applicable borrower, in each case other than any such transfer or incurrence of debt as may be effected as-of-right without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)    any property management company changes (to the extent the lender is required to consent or approve under the mortgage loan documents);

(viii)   releases of any escrow amounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (the determination of whether the conditions precedent to releasing or reducing any such escrow accounts, reserve accounts or letters of credit have been satisfied will not constitute matters of lender discretion for purposes of this clause (viii));

(ix)    any acceptance of an assumption agreement (or any other agreement permitting transfers of interests in the Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor) releasing a Save Mart Portfolio Whole Loan borrower or any guarantor or indemnitor from liability under the mortgage loan documents (other than pursuant to the specific terms of the mortgage loan Documents and for which there is no lender discretion);

(x)     the determination of the special servicer pursuant to a servicing transfer event;

(xi)    following an event of default under the Save Mart Portfolio Whole Loan, any exercise of a material remedy on the Save Mart Portfolio Whole Loan or any acceleration of the Save Mart Portfolio Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents or with respect to the related borrower or the Save Mart Portfolio Mortgaged Properties;

(xii)   any modification, waiver or amendment of any material term of any intercreditor agreement, co-lender agreement or similar agreement (other than the Intercreditor Agreement) with any mezzanine lender or subordinate debt holder related to the Save Mart Portfolio Whole Loan;

(xiii)  any determination of an Acceptable Insurance Default;

(xiv)  any proposed modification or waiver of any material provision in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the applicable borrower;

(xv)   the granting of any consents or approvals related to the incurrence of additional debt or mezzanine debt by a direct or indirect parent of the applicable borrower, to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xvi)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Save Mart Portfolio Mortgaged Properties, in each case to the extent the lender’s consent or approval is required under the mortgage loan documents;

(xvii) any approval of a major lease or any modification, amendment or renewal thereof (to the extent lender’s approval is required by the mortgage loan documents); and

(xviii) the voting of any claim or on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to purchase the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans has expired or been waived.

Notwithstanding the foregoing, pursuant to the terms of the Save Mart Portfolio Intercreditor Agreement, after the occurrence of and during the continuance of a Save Mart

Portfolio Control Appraisal Period, the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives which, at any time any related Save Mart Portfolio Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related Save Mart Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Holder under the PSA without regard to the occurrence and continuance of a control termination event or occurrence of a consultation termination event) with respect to any Save Mart Portfolio Major Decision or the implementation of any recommended action outlined in an asset status report relating to the Save Mart Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) requests consultation with respect to certain Save Mart Portfolio Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Save Mart Portfolio Whole Loan. The consultation rights of the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) have responded within such period; provided that if the master servicer or the applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) described above, the master servicer or the applicable special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to consultation would materially and adversely affect the interests of the holders of the Save Mart Portfolio Mortgage Loan and the related Save Mart Portfolio Pari Passu Companion Loan. Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the related Save Mart Portfolio Pari Passu Companion Loans (or their representatives, including, if the related Save Mart Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the applicable special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Holder or the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) that would require or cause the master servicer or the applicable special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the applicable special servicer, as applicable, to violate provisions of the Save Mart Portfolio Intercreditor Agreement, require or cause the master servicer or the applicable special servicer, as applicable, to violate the terms of the Save Mart Portfolio Whole Loan, or materially expand the scope of any of the master servicer’s or the applicable special servicer’s, as applicable, responsibilities under the Save Mart Portfolio Intercreditor Agreement or the PSA.

In addition to the consultation rights of the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) described above, pursuant to the terms of the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or the applicable special servicer, as applicable) annual meetings with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, for the purpose of discussing servicing issues related to the Save Mart Portfolio Whole Loan.

The Save Mart Portfolio Whole Loan Directing Holder

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the directing holder (the “Save Mart Portfolio Whole Loan Directing Holder”) with respect to the Save Mart Portfolio Whole Loan, as of any date of determination, will be:

●	the Save Mart Portfolio Controlling Subordinate Companion Noteholder, unless a Save Mart Portfolio Control Appraisal Period has occurred and is continuing; and

●	the issuing entity or its designee if a Save Mart Portfolio Control Appraisal period has occurred and is continuing.

A “Save Mart Portfolio Control Appraisal Period” will mean a period that exists with respect to the Save Mart Portfolio Subordinate Companion Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Save Mart Portfolio Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan that is allocated to the Save Mart Portfolio Subordinate Companion Loan and (z) any losses realized with respect to the Save Mart Portfolio Mortgaged Properties or the Save Mart Portfolio Whole Loan that are allocated to the Save Mart Portfolio Subordinate Companion Loan, is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Save Mart Portfolio Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Save Mart Portfolio Subordinate Companion Noteholder.

The Save Mart Portfolio Controlling Subordinate Companion Noteholder is entitled to avoid its applicable Save Mart Portfolio Control Appraisal Period caused by the application of an Appraisal Reduction Amount (as opposed to a Save Mart Portfolio Control Appraisal Period that is deemed to have occurred as a result of any borrower related party holding an interest in the Save Mart Portfolio Subordinate Companion Loan or the existence of any circumstances that would otherwise permit any borrower related party to exercise the rights of the Save Mart Portfolio Subordinate Companion Loan as Directing Holder) upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the form of either (x) cash collateral acceptable to the master servicer or the applicable special servicer or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution in a form acceptable to the master servicer or special servicer that meets the rating requirements as described in the Save Mart Portfolio Intercreditor Agreement (either (x) or (y), the “Save Mart Portfolio Threshold Event Collateral”) in an amount that, when added to the appraised value of the Save Mart Portfolio Mortgaged Properties as used to calculate any Appraisal Reduction Amount for the Save Mart Portfolio Whole Loan pursuant to the PSA, would reduce such Appraisal Reduction Amount enough to cause the applicable Save Mart Portfolio Control Appraisal Period not to exist.

If the issuing entity is the Save Mart Portfolio Whole Loan Directing Holder, then, unless a Control Termination Period exists, the Directing Holder will be entitled to exercise the rights of the Save Mart Portfolio Whole Loan Directing Holder with respect to the Save Mart Portfolio Whole Loan. In its capacity as representative of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement, the Directing Holder will be entitled to exercise all of the rights of the Save Mart Portfolio Whole Loan Directing Holder under the Save Mart Portfolio Intercreditor Agreement as well as the rights set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the Save Mart Portfolio Whole Loan unless a control termination event exists, and the implementation of any recommended actions outlined in an asset status report with respect to the Save Mart Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report” in this prospectus.

Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the Save Mart Portfolio Pari Passu Companion Noteholders (or their representatives, including, if any Save Mart Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative for that other securitization).

Cure Rights

In the event that the Save Mart Portfolio borrower fails to make any payment of a liquidated sum of money due on the Save Mart Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Save Mart Portfolio Whole Loan, the Save Mart Portfolio Subordinate Companion Noteholders will have the right to cure such event of default subject to certain limitations set forth in the Save Mart Portfolio Intercreditor Agreement. The Save Mart Portfolio Subordinate Companion Noteholders will be limited to, in the aggregate, six (6) cure payments over the life of the Save Mart Portfolio Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. So long as the Save Mart Portfolio Subordinate Companion Noteholders are permitted to make a cure payment with respect to a non-monetary event of default, and is diligently prosecuting the cure of same, under the Save Mart Portfolio Intercreditor Agreement, neither the master servicer nor the applicable special servicer will be permitted to treat such event of default as such for purposes of transferring the Save Mart Portfolio Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Save Mart Portfolio Whole Loan has occurred and is continuing, the Save Mart Portfolio Subordinate Companion Noteholders will have the option to purchase the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans, (b) accrued and unpaid interest on the Save Mart Portfolio Mortgage Loan and Save Mart Portfolio Pari Passu Companion Loans through the end of the related interest accrual period, (c) any other amounts due under the Save Mart Portfolio Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing Advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing Advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees not in excess of the limitations set forth in the Save Mart Portfolio Intercreditor Agreement), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on Advances, (f) (1) if the borrower or borrower related party is the purchaser or (ii) if the Save Mart Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Save Mart Portfolio Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Save Mart Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Save Mart Portfolio Intercreditor Agreement, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, and if the applicable special servicer determines to sell the Save Mart Portfolio Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the Save Mart Portfolio Pari Passu Companion Loans (but not the Save Mart Portfolio Subordinate Companion Loan) together with the Save Mart Portfolio Mortgage Loan as one whole loan. Notwithstanding the foregoing, if the Save Mart Portfolio Whole Loan becomes a defaulted mortgage loan, the applicable special servicer will not be permitted to sell the Save Mart Portfolio Whole Loan without the written consent of each Save Mart Portfolio Pari Passu Companion Noteholder (provided that such consent is not required if such Save Mart Portfolio Pari Passu Companion Noteholder is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to such Save Mart Portfolio Pari Passu Companion Noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Save Mart Portfolio Mortgaged Properties, and any documents in the servicing file reasonably requested by a Save Mart Portfolio Pari Passu Companion Noteholder that are material to the price of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any master servicer or applicable special servicer in connection with the proposed sale; provided that a Save Mart Portfolio Pari Passu Companion Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the PSA, each holder of a Save Mart Portfolio Pari Passu Companion Loan (or its representative), will be permitted to submit an offer at any sale of the Save Mart Portfolio Mortgage Loan and the Save Mart Portfolio Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Replacement of Special Servicer

Pursuant to the Save Mart Portfolio Intercreditor Agreement, the Save Mart Portfolio Controlling Subordinate Companion Noteholder (other than during a Save Mart Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the applicable special servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer. During a Save Mart Portfolio Control Appraisal Period, the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing), or the applicable Certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will have the right, with or without cause (subject to the limitations described herein) to replace the applicable special servicer then acting with respect to the Save Mart Portfolio Whole Loan and appoint a replacement special servicer in lieu of such applicable special servicer, as described under “Pooling and Servicing Agreement—The Directing Holder—Replacement of Special Servicer” in this prospectus.

The Baypoint Commerce Center Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Baypoint Commerce Center, representing approximately 3.1% of the Initial Pool Balance, with a Cut-off Date Balance of $30,000,000 (the “Baypoint Commerce Center Mortgage Loan”), is part of a whole loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Baypoint Commerce Center Mortgaged Property”). The Baypoint Commerce Center Mortgage Loan is evidenced by promissory notes A-2, A-3 and A-4. The portion of the Baypoint Commerce Center Whole Loan (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $10,000,000, which is expected to be contributed to the CFCRE 2017-C8 securitization trust as of the Closing Date is referred to in this prospectus as the “Baypoint Commerce Center Companion Loan” and is pari passu in right of payment with the Baypoint Commerce Center Mortgage Loan. The Baypoint Commerce Center Mortgage Loan and the Baypoint Commerce Center Companion Loan are collectively referred to in this prospectus as the “Baypoint Commerce Center Whole Loan.” The Baypoint Commerce Center Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Baypoint Commerce Center Whole Loan (the “Baypoint Commerce Center Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Baypoint Commerce Center Noteholder (the “Baypoint Commerce Center Intercreditor Agreement”).

Servicing

The Baypoint Commerce Center Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Baypoint Commerce Center Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Baypoint Commerce Center Noteholder will be effected in accordance with the PSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Baypoint Commerce Center Mortgage Loan (but not on the Baypoint Commerce Center Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Baypoint Commerce Center Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions

The Baypoint Commerce Center Intercreditor Agreement sets forth the respective rights of each of the Baypoint Commerce Center Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Baypoint Commerce Center Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Baypoint Commerce Center Mortgage Loan and the

Baypoint Commerce Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control

The directing holder under the Baypoint Commerce Center Intercreditor Agreement with respect to the Baypoint Commerce Center Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Baypoint Commerce Center Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the Baypoint Commerce Center Intercreditor Agreement, the Baypoint Commerce Center Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Baypoint Commerce Center Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Baypoint Commerce Center Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Baypoint Commerce Center Non-Controlling Note Holder have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Baypoint Commerce Center Non-Controlling Note Holder’s consultation rights described above, the special servicer or the master servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Baypoint Commerce Center Mortgage Loan and the Baypoint Commerce Center Companion Loan.

The “Baypoint Commerce Center Non-Controlling Note Holder” means, with respect to the Baypoint Commerce Center Companion Loan, if a Baypoint Commerce Center Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Baypoint Commerce Center Companion Loan under the Baypoint Commerce Center Intercreditor Agreement.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the Baypoint Commerce Center Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Baypoint Commerce Center Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Baypoint Commerce Center Non-Controlling Note Holder described above, the Baypoint Commerce Center Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Baypoint Commerce Center Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Baypoint Commerce Center Intercreditor Agreement, if the Baypoint Commerce Center Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Baypoint Commerce Center Intercreditor Agreement to pursue a sale of the Baypoint Commerce Center Mortgage Loan, the special servicer will be required to sell the Baypoint Commerce Center Mortgage Loan together with the Baypoint Commerce Center Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Baypoint Commerce Center Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Baypoint Commerce Center Whole Loan without the consent of the Baypoint Commerce Center Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Replacement of Special Servicer

The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Baypoint Commerce Center Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Baypoint Commerce Center Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

The Art Van Portfolio Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Art Van Portfolio, representing approximately 3.1% of the Initial Pool Balance, with a Cut-off Date Balance of $29,500,000 (the “Art Van Portfolio Mortgage Loan”), is part of a whole loan comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Art Van Portfolio Mortgaged Property”). The Art Van Portfolio Mortgage Loan is evidenced by promissory note A-1. The portion of the Art Van Portfolio Whole Loan (as defined below) evidenced by (i) promissory notes A-2 and A-3, with an aggregate Cut-off Date Balance of $20,500,000, which are expected to be contributed to the CFCRE 2017-C8 securitization trust as of the Closing Date and (ii) promissory notes A-4 and A-5, with an aggregate Cut-off Date Balance of $18,750,000, which were contributed to the WFCM 2017-RB1 securitization trust are referred to in this prospectus as the “Art Van Portfolio Companion Loans” and are pari passu in right of payment with the Art Van Portfolio Mortgage Loan. The Art Van Portfolio Mortgage Loan and the Art Van Portfolio Companion Loans are collectively referred to in this prospectus as the “Art Van Portfolio Whole Loan.” The Art Van Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Art Van Portfolio Whole Loan (the “Art Van Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Art Van Portfolio Noteholder (the “Art Van Portfolio Intercreditor Agreement”).

Servicing

The Art Van Portfolio Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Art Van Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Art Van Portfolio Noteholder will be effected in accordance with the PSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Art Van Portfolio Mortgage Loan (but not on the Art Van Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Art Van Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions

The Art Van Portfolio Intercreditor Agreement sets forth the respective rights of each of the Art Van Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Art Van Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Art Van Portfolio Mortgage Loan and the Art Van Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control

The directing holder under the Art Van Portfolio Intercreditor Agreement with respect to the Art Van Portfolio Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Art Van Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the Art Van Portfolio Intercreditor Agreement, the Art Van Portfolio Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Art Van Portfolio Intercreditor

Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Art Van Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Art Van Portfolio Non-Controlling Note Holder have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Art Van Portfolio Non-Controlling Note Holder’s consultation rights described above, the special servicer or the master servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Art Van Portfolio Mortgage Loan and the Art Van Portfolio Companion Loans.

The “Art Van Portfolio Non-Controlling Note Holders” means, with respect to the Art Van Portfolio Companion Loans, if any Art Van Portfolio Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Art Van Portfolio Companion Loan under the Art Van Portfolio Intercreditor Agreement.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the Art Van Portfolio Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Art Van Portfolio Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Art Van Portfolio Non-Controlling Note Holder described above, the Art Van Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Art Van Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Art Van Portfolio Intercreditor Agreement, if the Art Van Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Art Van Portfolio Intercreditor Agreement to pursue a sale of the Art Van Portfolio Mortgage Loan, the special servicer will be required to sell the Art Van Portfolio Mortgage Loan together with the Art Van Portfolio Companion Loans as a single whole loan, in accordance with the provisions of the PSA and the Art Van Portfolio Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Art Van Portfolio Whole Loan without the consent of the Art Van Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Replacement of Special Servicer

The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Art Van Portfolio Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Art Van Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

The Concorde Portfolio Whole Loan

General

The portfolio of Mortgaged Properties identified on Annex A-1 as Concorde Portfolio secures a Whole Loan evidenced by two (2) promissory notes (together, the “Concorde Portfolio Promissory Notes”) as follows: (1) the controlling “Concorde Portfolio Promissory Note A-1” in the original principal amount of $18,000,000 and (2) the non-controlling “Concorde Portfolio Promissory Note A-2” in the original principal amount of $12,000,000.

The Concorde Portfolio Promissory Note A-1 will be included in the Trust, will be a “Mortgage Loan,” representing approximately 1.9% of the Initial Pool Balance, and is referred to herein as the “Concorde Portfolio Mortgage Loan”. The Concorde Portfolio Promissory Note A-2 will not be included in the Trust, will be a “Pari Passu Companion Loan” and is referred to herein as the “Concorde Portfolio Companion Loan”. The Concorde Portfolio Companion Loan is pari passu in right of payment with the Concorde Portfolio Mortgage Loan and is expected to be held by CIBC or an affiliate thereof as of the Closing Date. The Concorde Portfolio Mortgage Loan and the Concorde Portfolio Companion Loan are collectively referred to herein as the “Concorde Portfolio Whole Loan”.

Servicing

The Concorde Portfolio Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA, subject to the terms of the Concorde Portfolio Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making, and, in the case of Servicing Advances, the special servicer may, in an urgent or emergency situation, make: (i) P&I Advances on the Concorde Portfolio Mortgage Loan (but not on the Concorde Portfolio Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Concorde Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions

Pursuant to the intercreditor agreement entered into between the holders of the Concorde Portfolio Promissory Notes (the “Concorde Portfolio Intercreditor Agreement”), the Concorde Portfolio Mortgage Loan is pari passu in right of payment with the Concorde Portfolio Companion Loan. The Concorde Portfolio Intercreditor Agreement provides, in general, that:

●	the Concorde Portfolio Promissory Notes are of equal priority with each other and neither of such promissory notes will have priority or preference over the other such promissory note; and

●	all payments, proceeds and other recoveries on or in respect of the Concorde Portfolio Whole Loan (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the terms of the related Mortgage Loan documents) will be applied to the Concorde Portfolio Promissory Notes on a pro rata and pari passu basis (provided that (a) certain amounts for escrows or reserves required by the Mortgage Loan documents must be applied in accordance with the Mortgage Loan documents and the PSA and (b) certain amounts due, payable or reimbursable to the master servicer and/or the special servicer, as applicable, must be paid from such amounts in accordance with the PSA).

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Concorde Portfolio Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on the Concorde Portfolio Companion Loan or from general collections with respect to the related securitization trust if such companion loan is securitized.

Application of Penalty Charges

Pursuant to the Concorde Portfolio Intercreditor Agreement, penalty charges paid in respect of the Concorde Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Concorde Portfolio Mortgage Loan and the Concorde Portfolio Companion Loan by the amount necessary to pay the master servicer, the trustee or the special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Concorde Portfolio Mortgage Loan and the Concorde Portfolio Companion Loan by the amount necessary to pay the master servicer, trustee, the Other Master servicer or the trustee under the related Other PSA, as applicable, for any interest accrued on any P&I Advance (or P&I advance under the related Other PSA) made with respect to the Concorde Portfolio Mortgage Loan or the Concorde Portfolio Companion Loan by such party (if and as specified in the PSA or the related Other PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Concorde Portfolio Mortgage Loan and Concorde Portfolio Companion Loan by the amount necessary to pay additional expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Concorde Portfolio Whole Loan (as specified in the PSA) and finally, with respect to any remaining amount of penalty charges allocable to the Concorde Portfolio Whole Loan, pro rata, to the Concorde Portfolio Mortgage Loan (to be paid to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA) and to the Concorde Portfolio Companion Loan (to be paid, (x) prior to the securitization of the Concorde Portfolio Companion Loan, to the holder thereof and (y) following the securitization of the Concorde Portfolio Companion Loan, to the Other Master Servicer and/or the special servicer as additional servicing compensation as provided in the Other PSA).

Consultation and Control

The Directing Certificateholder under the PSA will be entitled to exercise the rights of the controlling holder with respect to the Concorde Portfolio Whole Loan prior to the occurrence of a Control Termination Event and will have all rights of the Directing Certificateholder with respect to the Concorde Portfolio Whole Loan set forth in the PSA; provided that if the Directing Certificateholder is (or is an affiliate of) any related borrower, the Directing Certificateholder will not be entitled to exercise any such rights of the controlling holder and there will be deemed to be no controlling holder with respect to the Concorde Portfolio Whole Loan. As such, pursuant to the terms of the Concorde Portfolio Intercreditor Agreement, Major Decisions to be made with respect to the Concorde Portfolio Whole Loan will require the approval of the Directing Certificateholder as described under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

The master servicer or the special servicer, as applicable, will be required (i) to provide to the Concorde Portfolio Non-Controlling Holder (as defined below) (or its representative) copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Concorde Portfolio Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to the Concorde Portfolio Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with the Concorde Portfolio Non-Controlling Holder (or its representative) on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended action by the master servicer or the special servicer, as applicable, or any proposed decision to be made by the master servicer or the special servicer, as applicable, in respect of the Concorde Portfolio Whole Loan that constitutes a Major Decision, and to consider any alternative actions recommended by the Concorde Portfolio Non-Controlling Holder (or its representative).

Such consultation right will expire ten (10) business days after the delivery to the Concorde Portfolio Non-Controlling Holder (or its representative) of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the Concorde Portfolio Non-Controlling Holder (or its representative) has responded within such period (unless the master servicer or the special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the master servicer or the special servicer, as applicable, be obligated to follow or take any alternative actions recommended by the Concorde Portfolio Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, the Concorde Portfolio Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, in which servicing issues related to the Concorde Portfolio Whole Loan are discussed.

The “Concorde Portfolio Non-Controlling Holder” is the holder of the Concorde Portfolio Companion Loan, and from and after the date that the Concorde Portfolio Companion Loan is securitized, the “directing certificateholder”, “controlling class representative” or other party assigned the right to exercise the rights of the Concorde Portfolio Non-Controlling Holder under the Concorde Portfolio Intercreditor Agreement, as and to the extent provided in the related pooling and servicing agreement entered into in connection with the related securitization; provided that for so long as 50% or more of the Concorde Portfolio Companion Loan is held by (or the majority “controlling class” holder or other designated party (as described above) under the related pooling and servicing agreement is) a related borrower or an affiliate thereof, the Concorde Portfolio Non-Controlling Holder (and the

majority “controlling class” holder or other designated party (as described above)) will not be entitled to exercise any of the rights described above, and there will be deemed to be no Concorde Portfolio Non-Controlling Holder.

Sale of Defaulted Mortgage Loan

If the Concorde Portfolio Whole Loan becomes a Defaulted Loan and the special servicer determines pursuant to the PSA and the Concorde Portfolio Intercreditor Agreement to pursue a sale of the Concorde Portfolio Mortgage Loan, the special servicer will be required to sell the Concorde Portfolio Mortgage Loan together with the Concorde Portfolio Companion Loan as one whole loan, subject to the consent of the Concorde Portfolio Non-Controlling Note Holder or the satisfaction of certain notice and information delivery requirements set forth in the Concorde Portfolio Intercreditor Agreement in lieu thereof. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

The special servicer with respect to the Concorde Portfolio Whole Loan may be replaced as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” and “—Termination of the Master Servicer or Special Servicer for Cause” in this prospectus.

The Lormax Stern Retail Development – Roseville Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Lormax Stern Retail Development – Roseville, representing approximately 1.9% of the Initial Pool Balance, with a Cut-off Date Balance of $18,000,000 (the “Lormax Stern Retail Development – Roseville Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Lormax Stern Retail Development – Roseville Mortgaged Property”). The Lormax Stern Retail Development – Roseville Mortgage Loan is evidenced by promissory Note A-1. The portion of the Lormax Stern Retail Development – Roseville Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $12,000,000, which is currently held by UBS AG, New York Branch and expected to be contributed to a future securitization trust is referred to in this prospectus as the “Lormax Stern Retail Development – Roseville Companion Loan” and is pari passu in right of payment with the Lormax Stern Retail Development – Roseville Mortgage Loan. The Lormax Stern Retail Development – Roseville Mortgage Loan and the Lormax Stern Retail Development – Roseville Companion Loan are collectively referred to in this prospectus as the “Lormax Stern Retail Development – Roseville Whole Loan.” The Lormax Stern Retail Development – Roseville Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Lormax Stern Retail Development – Roseville Whole Loan (the “Lormax Stern Retail Development – Roseville Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Lormax Stern Retail Development – Roseville Noteholder (the “Lormax Stern Retail Development – Roseville Intercreditor Agreement”).

Servicing

The Lormax Stern Retail Development – Roseville Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Lormax Stern Retail Development – Roseville Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Lormax Stern Retail Development – Roseville Noteholder will be effected in accordance with the PSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Lormax Stern Retail Development – Roseville Mortgage Loan (but not on the Lormax Stern Retail Development – Roseville Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Lormax Stern Retail Development – Roseville Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions

The Lormax Stern Retail Development – Roseville Intercreditor Agreement sets forth the respective rights of each of the Lormax Stern Retail Development – Roseville Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Lormax Stern Retail Development – Roseville Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Lormax Stern Retail Development – Roseville Mortgage Loan and the Lormax Stern Retail Development – Roseville Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control

The directing holder under the Lormax Stern Retail Development – Roseville Intercreditor Agreement with respect to the Lormax Stern Retail Development – Roseville Whole Loan will be the Directing Certificateholder. Certain decisions to be made with respect to the Lormax Stern Retail Development – Roseville Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Directing Certificateholder unless a Control Termination Event exists.

Pursuant to the terms of the Lormax Stern Retail Development – Roseville Intercreditor Agreement, the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Lormax Stern Retail Development – Roseville Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Lormax Stern Retail Development – Roseville Non-Controlling Note Holder have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder’s consultation rights described above, the special servicer or the master servicer, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Lormax Stern Retail Development – Roseville Mortgage Loan and the Lormax Stern Retail Development – Roseville Companion Loan.

The “Lormax Stern Retail Development – Roseville Non-Controlling Note Holder” means, with respect to the Lormax Stern Retail Development – Roseville Companion Loan, if a Lormax Stern Retail Development – Roseville Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Lormax Stern Retail Development – Roseville Companion Loan under the Lormax Stern Retail Development – Roseville Intercreditor Agreement.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the Directing Certificateholder or the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Lormax Stern Retail Development – Roseville Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder described above, the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Lormax Stern Retail Development – Roseville Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Lormax Stern Retail Development – Roseville Intercreditor Agreement, if the Lormax Stern Retail Development – Roseville Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Lormax Stern Retail Development – Roseville Intercreditor Agreement to pursue a sale of the Lormax Stern Retail Development – Roseville Mortgage Loan, the special servicer will be required to sell the Lormax Stern Retail Development – Roseville Mortgage Loan together with the Lormax Stern Retail Development – Roseville Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Lormax Stern Retail Development – Roseville Intercreditor

Agreement; provided that the special servicer will not be permitted to sell the Lormax Stern Retail Development – Roseville Whole Loan without the consent of the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Replacement of Special Servicer

The Directing Certificateholder (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Lormax Stern Retail Development – Roseville Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Lormax Stern Retail Development – Roseville Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

The Non-Serviced Whole Loans

The Moffett Place Google Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Moffett Place Google, representing approximately 4.2% of the Initial Pool Balance, with a Cut-off Date Balance of $40,000,000 (the “Moffett Place Google Mortgage Loan”), is part of a whole loan comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moffett Place Google Mortgaged Property”). The Moffett Place Google Mortgage Loan is evidenced by promissory note A-2. The portion of the Moffett Place Google Whole Loan (as defined below) evidenced by (i) promissory notes A-1 and A-3, with an aggregate Cut-off Date Balance of $70,000,000, which were contributed to the CD 2017-CD3 securitization trust and (ii) promissory notes A-4, A-5 and A-6, with an aggregate Cut-off Date Balance of $75,000,000, which were contributed to the CD 2017-CD4 securitization trust as of the Closing Date are referred to in this prospectus as the “Moffett Place Google Companion Loans” and are pari passu in right of payment with the Moffett Place Google Mortgage Loan. The Moffett Place Google Mortgage Loan and the Moffett Place Google Companion Loans are collectively referred to in this prospectus as the “Moffett Place Google Whole Loan.” The Moffett Place Google Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Moffett Place Google Whole Loan (the “Moffett Place Google Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Moffett Place Google Noteholder (the “Moffett Place Google Intercreditor Agreement”).

Servicing

The Moffett Place Google Whole Loan is being serviced by the CD 2017-CD3 Master Servicer and the CD 2017-CD3 Special Servicer pursuant to the terms of the CD 2017-CD3 PSA. Subject to the terms of the Moffett Place Google Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any holder of the Moffett Place Google Whole Loan will be effected in accordance with the CD 2017-CD3 PSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Moffett Place Google Mortgage Loan (but not on the Moffett Place Google Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. The CD 2017-CD3 Master Servicer or the CD 2017-CD3 Trustee, as applicable, is responsible for making property advances with respect to the Moffett Place Google Whole Loan, in each case, unless a similar determination of nonrecoverability is made under the CD 2017-CD3 PSA.

Distributions

The Moffett Place Google Intercreditor Agreement sets forth the respective rights of each of the holders of the Moffett Place Google Whole Loan and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Moffett Place Google Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Moffett Place Google Mortgage Loan and the Moffett Place Google Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control

The directing holder under the Moffett Place Google Intercreditor Agreement with respect to the Moffett Place Google Whole Loan is the CD 2017-CD3 Controlling Class Representative. Certain decisions to be made with respect to the Moffett Place Google Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CD 2017-CD3 PSA, will require the approval of the CD 2017-CD3 Controlling Class Representative unless a control termination event exists under the CD 2017-CD3 PSA.

Pursuant to the terms of the Moffett Place Google Intercreditor Agreement, the Moffett Place Google Non-Controlling Note Holders (as defined below) will have the right to (i) receive copies of all notices, information and reports that the CD 2017-CD3 Special Servicer is required to provide to the CD 2017- CD3 Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the CD 2017-CD3 Controlling Class Representative (but without regard to whether or not the CD 2017-CD3 Controlling Class Representative actually has lost any rights to receive such information as a result of a control termination event or a consultation termination event under the CD 2017-CD3 PSA) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Moffett Place Google Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by the Moffett Place Google Non-Controlling Note Holders. The consultation right of the Moffett Place Google Non-Controlling Note Holders will expire 10 business days after the delivery by the CD 2017-CD3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not such Moffett Place Google Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the Moffett Place Google Non-Controlling Note Holders’ consultation rights described above, the CD

2017-CD3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Companion Loans. In no event will the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer be obligated to follow or take any alternative actions recommended by the Moffett Place Google Non-Controlling Note Holders.

The “Moffett Place Google Non-Controlling Note Holders” means the holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Companion Loans other than the Moffett Place Google Companion Loan evidenced by the controlling note A-1. On and after the securitization of the Mortgage Loan and any such Pari Passu Companion Loan, such holder is the holder of the certificates issued in connection with any such securitization representing the class of certificates designated as the “controlling class” or its appointed representative.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the CD 2017-CD3 Controlling Class Representative or the Moffett Place Google Non-Controlling Note Holders may require or cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the CD 2017-CD3 PSA, the Moffett Place Google Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the CD 2017-CD3 Master Servicer’s or CD 2017-CD3 Special Servicer’s obligation to act in accordance with the servicing standard or expose the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer to liability, or materially expand the scope of the CD 2017-CD3 Master Servicer’s or the CD 2017-CD3 Special Servicer’s responsibilities under the CD 2017-CD3 PSA.

In addition to the consultation rights of the Moffett Place Google Non-Controlling Note Holders described above, the Moffett Place Google Non-Controlling Note Holders will have the right to annual conference calls with the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, in which servicing issues related to the Moffett Place Google Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Moffett Place Google Intercreditor Agreement, if the Moffett Place Google Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CD 2017-CD3 PSA and thereafter the CD 2017-CD3 Special Servicer determines pursuant to the CD 2017-CD3 PSA and the Moffett Place Google Intercreditor Agreement to pursue a sale of the Moffett Place Google Mortgage Loan, the CD 2017-CD3 Special Servicer will be required to sell the Moffett Place Google Mortgage Loan together with the Moffett Place Google Companion Loans as a single whole loan, in accordance with the provisions of the CD 2017-CD3 PSA and the Moffett Place Google Intercreditor Agreement; provided that the CD 2017-CD3 Special Servicer will not be permitted to sell the Moffett Place Google Whole Loan without the consent of each Moffett Place Google Non-Controlling Note Holder unless the CD 2017-CD3 Special Servicer has satisfied certain notice and information delivery requirements. The Moffett Place Google Whole Loan is required to be sold at a price established in accordance with the process described by the Moffett Place Google Intercreditor Agreement.

Replacement of Special Servicer

The CD 2017-CD3 Controlling Class Representative (prior to a control termination event under the CD 2017-CD3 PSA) or CD 2017-CD3 Certificateholders with the requisite percentage of voting rights (following a control termination event), will have the right, with or without cause, to replace the CD 2017-CD3 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Moffett Place Google Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Moffett Place Google Intercreditor Agreement) and satisfies the other conditions set forth in the CD 2017-CD3 PSA.

The 75 Broad Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 75 Broad Street, representing approximately 3.4% of the Initial Pool Balance (the “75 Broad Street Mortgage Loan”), is part of a split loan structure comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “75 Broad Street Mortgaged Property”). The 75 Broad Street Whole Loan (as defined below) is evidenced by: (i) one promissory note, designated as Note A-A-2, having an outstanding principal balance as of the Cut-off Date of $33,000,000, that evidences the 75 Broad Street Mortgage Loan; (ii) one promissory note designated as Note A-A-1, having an outstanding principal balance as of the Cut-off Date of $59,000,000 (the “75 Broad Street Pari Passu Companion Loan”), which is generally pari passu in right of payment with the 75 Broad Street Mortgage Loan; (iii) one promissory note designated as Note A-B having an outstanding principal balance as of the Cut-Off date of $84,000,000, which is subordinated in right of payment to the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Mortgage Loan but senior to the 75 Broad Street Subordinate Companion Loan (the “75 Broad Street Senior Subordinate Companion Loan”) and (iv) one promissory note designated as Note B, having an outstanding principal balance as of the Cut-off Date of $54,000,000 (the “75 Broad Street Subordinate Companion Loan” and, together with the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan, the “75 Broad Street Companion Loans”), which is subordinate in right of payment to each of the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan.

The 75 Broad Street Subordinate Companion Loan, together with the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan, are referred to as the “75 Broad Street Whole Loan”. Only the 75 Broad Street Mortgage Loan is included in the issuing entity. The 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan are included in the NCMS 2017-75B securitization transaction (the “NCMS 2017-75B Mortgage Trust”). The 75 Broad Street Subordinate Companion Loan is currently held by Hana Private Real Estate Investment Trust No. 42.

The initial holders of the 75 Broad Street Whole Loan (the “75 Broad Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 75 Broad Street Noteholder (the “75 Broad Street Intercreditor Agreement”).

Servicing

The 75 Broad Street Whole Loan will be serviced by KeyBank National Association, as servicer (in such capacity, the “NCMS 2017-75B Servicer”), and specially serviced by KeyBank National Association, as special servicer (in such capacity, the “NCMS 2017-75B Special Servicer”), under the NCMS 2017-75B Trust and Servicing Agreement, (the “NCMS 2017-75B TSA”) between Natixis Commercial Mortgage Securities, as depositor (the “NCMS 2017-75B Depositor”), the NCMS 2017-75B Servicer, the NCMS 2017-75B Special Servicer, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “NCMS 2017-75B Trustee”), certificate administrator and custodian (in such capacity, the “NCMS 2017-75B Certificate Administrator”), in connection with the NCMS 2017-75B Mortgage Trust (into which each of the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan have been deposited), and, subject to the terms of the 75 Broad Street Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 75 Broad Street Noteholder will be effected in accordance with the NCMS 2017-75B TSA and the 75 Broad Street Intercreditor Agreement.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 75 Broad Street Whole Loan” in this prospectus.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 75 Broad Street Mortgage Loan (but not on the 75 Broad Street Companion Loans) pursuant to the terms of the PSA unless the master servicer, the trustee or the special servicer, as applicable, determines that such an advance would not be recoverable from collections on the 75 Broad Street Mortgage Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus.

The NCMS 2017-75B Servicer or NCMS 2017-75B Trustee, as applicable, under the NCMS 2017-75B TSA, will be responsible for making (i) any required property protection advances with respect to the 75 Broad Street Whole Loan and (ii) any required principal and interest advances on the 75 Broad Street Pari Passu Companion Loan and 75 Broad Street Senior Subordinate Companion Loan, in each case unless a determination of non-recoverability is made under the NCMS 2017-75B TSA.

Distributions

The terms of the 75 Broad Street Intercreditor Agreement set forth the respective rights of the 75 Broad Street Noteholders with respect to distributions of funds received in respect of the 75 Broad Street Whole Loan, and provide, in general, that:

●	the 75 Broad Street Senior Subordinate Companion Loan is, at all times, junior, subject and subordinate to the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan, and the right of the holder of the 75 Broad Street Senior Subordinate Companion Loan (the “75 Broad Street Senior Subordinate Companion Loan Holder”) to receive payments with respect to the 75 Broad Street Senior Subordinate Companion Loan is, to the extent set forth in the 75 Broad Street Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan to receive payments with respect to the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan;

●	the 75 Broad Street Subordinate Companion Loan is, at all times, junior, subject and subordinate to the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan, and the right of the holder of the 75 Broad Street Subordinate Companion Loan (the “75 Broad Street Subordinate Companion Loan Holder”) to receive payments with respect to the 75 Broad Street Subordinate Companion Loan is, to the extent set forth in the 75 Broad Street Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan to receive payments with respect to the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan;

●	prior to calculating any amounts of interest or principal due to the holders of the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan, the principal balance of the 75 Broad Street Subordinate Companion Loan will be reduced (but not below zero) by any realized loss with respect to the 75 Broad Street Whole Loan, and after the principal balance of the 75 Broad Street Subordinate Companion Loan has been reduced to zero, the principal balance of the 75 Broad Street Senior Subordinate Companion Loan will be reduced (but not below zero) by any realized loss with respect to the 75 Broad Street Whole Loan, and then the principal balances of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan will be reduced pro rata (based on their respective outstanding principal balances, but, in each case, not below zero) by any realized loss with respect to the 75 Broad Street Whole Loan;

●	If no (i) event of default with respect to an obligation of the borrowers to pay money due under the 75 Broad Street Whole Loan or (ii) non-monetary event of default pursuant to which the 75 Broad Street Whole Loan becomes a specially serviced loan (other than as a result of a transfer to special servicing due to a default in payment of principal or interest being reasonably foreseeable), and unless the 75 Broad Street Subordinate Companion Loan Holder is exercising its cure rights as described below (a “Sequential Pay Event”) has occurred and is continuing, all amounts tendered by the 75 Broad Street Whole Loan borrower (net of certain amounts payable or reimbursable to the NCMS 2017-75B Servicer or the NCMS 2017-75B Special Servicer, as applicable) will be distributed as follows:

(i)       first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan (other than default interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

(ii)       second, on a pro rata and pari passu basis, to each of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan, first, an amount equal to its respective percentage interests of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all casualty or condemnation prepayments received with respect to the related monthly payment date, in each case until their respective principal balances have been reduced to zero;

(iii)       third, to pay accrued and unpaid interest on the 75 Broad Street Senior Subordinate Companion Loan (other than default interest) to the 75 Broad Street Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance at the applicable net note rate;

(iv)       fourth, to the 75 Broad Street Senior Subordinate Companion Loan Holder first, an amount equal to its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemntation prepayments received with respect to the related monthly payment date, in each case until its principal balance has been reduced to zero;

(v)       fifth, the amount of any unreimbursed advances or payments to cure a default made by the 75 Broad Street Subordinate Companion Loan Holder as described in “—Cure Rights” below;

(vi)       sixth, to pay accrued and unpaid interest on the 75 Broad Street Subordinate Companion Loan (other than default interest) to the 75 Broad Street Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance at the applicable net note rate;

(vii)       seventh, to the 75 Broad Street Subordinate Companion Loan Holder, first, an amount equal its percentage interest of all principal payments (excluding any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date and then, an amount equal to all remaining casualty or condemnation prepayments, to be applied in reduction of the outstanding principal balance of the 75 Broad Street Subordinate Companion Loan until reduced to zero;

(viii)       eighth, to pay any yield maintenance premium then due and payable on the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan, on a pro rata and pari passu basis, then the 75 Broad Street Senior Subordinate Companion Loan and then the 75 Broad Street Subordinate Companion Loan;

(ix)       ninth, to the extent late fees, assumption or transfer fees actually paid by the 75 Broad Street Whole Loan borrower are not required to be otherwise applied under the NCMS 2017-75B TSA, including, without limitation, to compensate the NCMS 2017-75B Servicer, any such late fees, assumption or transfer fees, to the extent actually received, to the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan, the 75 Broad Street Senior Subordinate Companion Loan and the 75 Broad Street Subordinate Companion Loan, pro rata, based on their respective initial principal balances;

(x)       tenth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan on a pro rata and pari passu basis in an amount calculated on the principal balance of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan at the applicable default rate, prior to the application of funds described in this bullet point, (B) to the 75 Broad Street Senior Subordinate Companion Loan Holder in an amount calculated on the principal balance of the 75 Broad Street Senior Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this bullet point and (C) to the 75 Broad Street Subordinate Companion Loan Holder in an amount calculated on the principal balance of the 75 Broad Street Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this bullet point, in each case, to the extent actually paid by the 75 Broad Street Whole Loan borrower and not payable to any NCMS 2017-75B Servicer pursuant to the NCMS 2017-75B TSA; and

(xi)       eleventh, if any excess amount is available and not otherwise required to be applied in accordance with the foregoing clauses (i)-(x), any remaining amount will be paid pro rata to each holder of the 75 Broad Street Mortgage Loan, 75 Broad Street Pari Passu Companion Loan, 75 Broad Street Senior Subordinate Companion Loan and 75 Broad Street Subordinate Companion Loan based on their initial principal balances.

After the occurrence of and during the continuance of a Sequential Pay Event, all amounts tendered by the 75 Broad Street Whole Loan borrower (net of certain amounts payable or reimbursable to the NCMS 2017-75B Servicer or the NCMS 2017-75B Special Servicer, as applicable) will be distributed as follows:

(i)       first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan (other than default interest) to the holders of the 75 Broad Street Mortgage Loan and 75 Broad Street Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

(ii)       second, on a pro rata and pari passu basis, to the holders of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

(iii)       third, to pay accrued and unpaid interest on the 75 Broad Street Senior Subordinate Companion Loan (other than default interest) to the 75 Broad Street Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the note principal balance at the applicable net note rate;

(iv)       fourth, on a pro rata and pari passu basis, to the holders of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

(v)       fifth, to the 75 Broad Street Senior Subordinate Companion Loan Holder in an amount equal to all remaining amounts (other than default interest) received with respect to the related monthly payment date, until its note principal balance has been reduced to zero;

(vi)       sixth, an amount equal to any unreimbursed payments or advances made by the 75 Broad Street Subordinate Companion Loan Holder as described in “—Cure Rights” below;

(vii)       seventh, to pay accrued and unpaid interest on the 75 Broad Street Subordinate Companion Loan (other than default interest) to the 75 Broad Street Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the note principal balance at the applicable net note rate;

(viii)       eighth, to the 75 Broad Street Subordinate Companion Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date until its principal balance has been reduced to zero;

(ix)       ninth, to pay any yield maintenance premium then due and payable in respect of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan, on a pro rata and pari passu basis, then the 75 Broad Street Senior Subordinate Companion Loan and finally the 75 Broad Street Subordinate Companion Loan;

(x)       tenth, to the extent late fees, assumption or transfer fees actually paid by the 75 Broad Street Whole Loan borrower are not required to be otherwise applied under NCMS 2017-75B TSA, including, without limitation, to compensate the NCMS 2017-75B Servicer under the NCMS 2017-75B TSA, any such late fees, assumption or transfer fees, to the extent actually paid, to be paid to the holder of the 75 Broad Street Mortgage Loan, the holder of the 75 Broad Street Pari Passu Companion Loan, the 75 Broad Street Senior Subordinate Companion Loan Holder and the 75 Broad Street Subordinate Companion Loan Holder, pro rata, based on their respective initial principal balances;

(xi)       eleventh, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the holders of the 75 Broad Street Mortgage Loan and 75 Broad Street Pari Passu Companion Loan on a pro rata and pari passu basis in an amount calculated on the principal balance of the 75 Broad Street Mortgage Loan and 75 Broad Street Pari Passu Companion Loan at the applicable default rate, prior to the application of funds contemplated in this bullet point, (B) to the 75 Broad Street Senior Subordinate Companion Loan in an amount calculated on the 75 Broad Street Senior Subordinate Companion Loan principal balance at the applicable default rate prior to the application of funds contemplated in this bullet point and (C) to the 75 Broad Street Subordinate Companion Loan Holder in an amount calculated on the principal balance of the 75 Broad Street Subordinate Companion Loan at the applicable default rate prior to the application of funds contemplated in this bullet point, in each case, to the extent actually paid by the 75 Broad Street Whole Loan borrower and not payable to the NCMS 2017-75B Servicer or NCMS 2017-75B Special Servicer pursuant to the NCMS 2017-75B TSA; and

(xii)       twelfth, if any excess amount is available and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to each of the holder of the 75 Broad Street Mortgage Loan, holder of the 75 Broad Street Pari Passu Companion Loan, 75 Broad Street Senior Subordinate Companion Loan Holder and 75 Broad Street Subordinate Companion Loan Holder based on their initial principal balances.

The NCMS 2017-75B Servicer and the NCMS 2017-75B Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the related collection account or related REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the NCMS 2017-75B TSA.

For the purpose of this “—Distributions” section, with respect to the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan, the 75 Broad Street Senior Subordinate Companion Loan and the 75 Broad Street Subordinate Companion Loan, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan and the denominator of which is equal to the principal balance of the 75 Broad Street Whole Loan.

Consultation and Control

Pursuant to the related Intercreditor Agreement, prior to the occurrence and continuance of a 75 Broad Street Control Appraisal Period with respect to the 75 Broad Street Subordinate Companion Loan, the controlling holder of the 75 Broad Street Whole Loan will be the 75 Broad Street Subordinate Companion Loan Holder, unless the 75 Broad Street Subordinate Companion Loan Holder is held by the related borrower, guarantor, indemnitor, master tenant, owner of any interest in a related mezzanine loan that is entitled to accelerate such mezzanine loan as a result of the occurrence and continuation of an event of default under its respective mezzanine loan, has accelerated such mezzanine loan or has commenced foreclosure proceedings against the related collateral for such mezzanine loan or an affiliate of any of the foregoing. During a 75 Broad Street Control Appraisal Period, the controlling holder of the 75 Broad Street Whole Loan will be the NCMS 2017-75B securitization trust, and such rights will be exercised pursuant to the NCMS 2017-75B TSA (the “75 Broad Street Directing Holder”).

“75 Broad Street Control Appraisal Period” means any period if and for so long as (a)(1) the initial note principal balance of the 75 Broad Street Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 75 Broad Street Subordinate Companion Loan after the date of creation of the 75 Broad Street Subordinate Companion Loan, (y) any appraisal reduction amount for the 75 Broad Street Whole Loan that is allocated to the 75 Broad Street Subordinate Companion Loan and (z) any losses realized with respect to the 75 Broad Street Whole Loan that are allocated to the 75 Broad Street Subordinate Companion Loan, plus (3) the Threshold Event Collateral then held by the NCMS 2017-75B Servicer, is less than (b) 25% of the remainder of (i) the initial principal balance of the 75 Broad Street Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 75 Broad Street Subordinate Companion Loan Holder on the 75 Broad Street Subordinate Companion Loan after the date of creation of the 75 Broad Street Subordinate Companion Loan.

The 75 Broad Street Subordinate Companion Loan Holder will be entitled to avoid a 75 Broad Street Control Appraisal Period caused by application of an appraisal reduction amount by delivery of (a) cash collateral for the benefit of the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan, and acceptable to the NCMS 2017-75B Servicer or (b) an unconditional and irrevocable standby letter of credit with the holders of the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan as the beneficiaries (the “Threshold Event Collateral”) in an amount which, when added to the appraised value of the 75 Broad Street Mortgaged Property, would cause the applicable 75 Broad Street Control Appraisal Period not to occur.

The 75 Broad Street Directing Holder is entitled to exercise the following rights: (i) to direct the servicing of the 75 Broad Street Whole Loan, (ii) to consent to certain major decisions as defined in the PSA in respect of the 75 Broad Street Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to the 75 Broad Street Whole Loan with or without cause.

After the termination of a “subordinate consultation period” under the NCMS 2017-75B TSA, the NCMS 2017-75B Special Servicer will be required (i) to provide to each 75 Broad Street Non-Controlling Senior Note Holder (as defined below) copies of any notice, information and report with respect to any “Major Decisions” (as defined in the NCMS 2017-75B TSA), as well as a summary of the asset status report relating to the 75 Broad Street Whole Loan that it is required to provide to the 75 Broad Street Directing Holder under the NCMS 2017-75B TSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the 75 Broad Street Whole Loan or any proposed action to be taken by the NCMS 2017-75B Special Servicer in respect of “Major Decisions” (as defined in the NCMS 2017-75B TSA, which major decisions are similar to Major Decisions under the PSA) in respect of the 75 Broad Street Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to such 75 Broad Street Directing Holder due to the occurrence of a “control termination event” or “consultation termination event” under the NCMS 2017-75B TSA) and (ii) to consult each 75 Broad Street Non-Controlling Senior Note Holder or its representative on a strictly non-binding basis with respect to any such recommended action or proposed major decision and consider alternative actions recommended by the related Non-Controlling Senior Note Holder (or its representative).

Such consultation right will expire ten (10) business days after the delivery to the related 75 Broad Street Non-Controlling Senior Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such 75 Broad Street Non-Controlling Senior Note Holder has responded within such period (unless the NCMS 2017-75B Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the NCMS 2017-75B Special Servicer be obligated to follow or take any alternative actions recommended by any 75 Broad Street Non-Controlling Senior Note Holder.

If the NCMS 2017-75B Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 75 Broad Street Promissory Notes, it may take, in accordance with the servicing standard set forth in the NCMS 2017-75B TSA any major decision with respect to the 75 Broad Street Whole Loan or any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period.

The “75 Broad Street Non-Controlling Senior Note Holder” is the holder of the 75 Broad Street Mortgage Loan.

Cure Rights

In the event that there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the 75 Broad Street Whole Loan, then the 75 Broad Street Subordinate Companion Loan Holder will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 10 days following the later of (i) the expiration of the applicable cure period under the loan agreement (ii) receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional

60 days. If the 75 Broad Street Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the 75 Broad Street Subordinate Companion Loan Holders will be required to make such Cure Payment as directed by the NCMS 2017-75B Special Servicer and such Cure Payment will include all unreimbursed advances (whether or not recoverable), interest payable on advances, any unpaid fees to the NCMS 2017-75B Servicer or the NCMS 2017-75B Special Servicer and any fees and/or expenses incurred by and reimbursable to any of the NCMS 2017-75B Servicer, NCMS 2017-75B Special Servicer, NCMS 2017-75B Trustee or NCMS 2017-75B Certificate Administrator. So long as a monetary default exists that is cured by the 75 Broad Street Subordinate Companion Loan Holder, the default will not be treated as a default or a Sequential Pay Event (i) for purposes of “—Distributions” above, (ii) for purposes of treating the 75 Broad Street Whole Loan as a specially serviced loan, or (iii) for purposes of triggering an acceleration of the 75 Broad Street Whole Loan, modifying, amending or waiving any provisions or the related mortgage loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property. Notwithstanding anything to the contrary, the 75 Broad Street Subordinate Companion Loan Holder’s right to cure a default will be limited to six (6) Cure Events over the life of the 75 Broad Street Whole Loan for non-monetary defaults and (6) Cure Events for monetary defaults over a twelve (12) month period. A “Cure Event” means the 75 Broad Street Subordinate Companion Loan Holder’s exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option

If an event of default has occurred and is continuing, then, upon written notice from the NCMS 2017-75B Special Servicer of such occurrence (“Note Holder Purchase Option Notice”), the 75 Broad Street Subordinate Companion Loan Holder will have the right, to purchase the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan for the applicable purchase price provided in the 75 Broad Street Intercreditor Agreement on a date (i) not more than ten (10) Business Days after providing written notice or (ii) not more than thirty (30) days after providing written notice if the 75 Broad Street Subordinate Companion Loan Holder deposits 10% of the purchase price with the NCMS 2017-75B Special Servicer within ten (10) Business Days after written notice.

The right of the 75 Broad Street Subordinate Companion Loan Holder to purchase the 75 Broad Street Mortgage Loan, the 75 Broad Street Pari Passu Companion Loan and the 75 Broad Street Senior Subordinate Companion Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 75 Broad Street Mortgaged Property (and the NCMS 2017-75B Special Servicer is required to give the 75 Broad Street Subordinate Companion Loan Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 75 Broad Street Mortgaged Property is transferred to the NCMS 2017-75B Servicer (or other nominee on behalf of the NCMS 2017-75B Special Servicer) less than fifteen (15) days after the acceleration of the 75 Broad Street Whole Loan, the holders of the 75 Broad Street Mortgage Loan and the 75 Broad Street Pari Passu Companion Loan must notify the 75 Broad Street Subordinate Companion Loan Holder of such transfer, and the 75 Broad Street Subordinate Companion Loan Holder will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Notice, in which case the 75 Broad Street Subordinate Companion Loan Holder will be obligated to purchase the 75 Broad Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 75 Broad Street Intercreditor Agreement and the NCMS 2017-75B TSA, if the 75 Broad Street Whole Loan becomes a defaulted mortgage loan, and if the NCMS 2017-75B Special Servicer determines to sell the 75 Broad Street Mortgage Loan and the 75 Broad Street Companion Loans in accordance with the NCMS 2017-75B TSA, then the NCMS 2017-75B Special Servicer will have the right and the obligation (subject to any rights of the 75 Broad Street Directing Holder to consent to such sale pursuant to the NCMS 2017-75B TSA) to sell the 75 Broad Street Mortgage Loan and the 75 Broad Street Companion Loans as notes evidencing one whole loan in accordance with the terms of the NCMS 2017-75B TSA. In connection with any such sale, the NCMS 2017-75B Special Servicer will be required to follow the procedures set forth in the NCMS 2017-75B Intercreditor Agreement and NCMS 2017-75B TSA, including the provision of fifteen (15) business days’ prior written notice to the of the 75 Broad Street Subordinate Companion Loan Holder of the NCMS 2017-75B Special Servicer’s intention to sell the 75 Broad Street Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 75 Broad Street Whole Loan” in this prospectus.

Servicer Appointment and Replacement Rights

Pursuant to the 75 Broad Street Intercreditor Agreement and the NCMS 2017-75B TSA, the holders of the 75 Broad Street Subordinate Companion Loan will have the right, with or without cause, to replace the NCMS 2017-75B Special Servicer then acting with respect to the 75 Broad Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The NCMS 2017-75B Special Servicer may be terminated and replaced without the consent of, or consulting with, the trustee or any other party under this securitization; provided that upon the occurrence of a servicer termination event under the NCMS 2017-75B TSA relating to the 75 Broad Street Mortgage Loan, the applicable party entitled to cause the termination and replacement of the applicable servicer as described in “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” will have the right to require the appointment of a subservicer with respect to the 75 Broad Street Mortgage Loan or the termination of the NCMS 2017-75B Special Servicer and the appointment of a replacement therefor solely with respect to the 75 Broad Street Mortgage Loan.

The One West 34th Street Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as One West 34th Street (the “One West 34th Street Mortgage Loan”), representing approximately 3.1% of the Initial Pool Balance, is part of a split loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The One West 34th Street Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as Note A-1, deposited into the BANK 2017-BNK4 Securitization, having an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “One West 34th Street Controlling Companion Loan”); (ii) two mortgage notes designated as Note A-3-1 and A-3-2, initially held by Goldman Sachs Mortgage Company, having outstanding principal balances as of the Cut-off Date of $40,000,000 and $20,000,000, respectively (the “One West 34th Street Non-Controlling Companion Loans” and together with the One West 34th Street Controlling Companion Loan, the “One West 34th Street Companion Loans”) and (iii) one mortgage note designated as Note A-2, having an outstanding principal balance as of the Cut-off Date of $30,000,000 (the “One West 34th Street Mortgage Loan”). The One West 34th Street Companion Loans are generally pari passu in right of payment with each other and the One West 34th Street Mortgage Loan.

The One West 34th Street Companion Loans together with the One West 34th Street Mortgage Loan are collectively referred to as the “One West 34th Street Whole Loan”. Only the One West 34th Street Mortgage Loan is an asset of the issuing entity. The One West 34th Street Controlling Companion Loan has been contributed by Wells Fargo Bank, National Association to the securitization trust governed by the BANK 2017-BNK4 PSA (the “BANK 2017-BNK4 Securitization”).

The holders of the One West 34th Street Whole Loan (the “One West 34th Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each One West 34th Street Noteholder (the “One West 34th Street Intercreditor Agreement”).

Servicing

The One West 34th Street Whole Loan will be serviced and administered pursuant to the BANK 2017-BNK4 PSA, among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “BANK 2017-BNK4 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “BANK 2017-BNK4 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “BANK 2017-BNK4 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “BANK 2017-BNK4 Operating Advisor”) and as asset representations reviewer (in such capacity, the “BANK 2017-BNK4 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “BANK 2017-BNK4 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “BANK 2017-BNK4 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the One West 34th Street Mortgage Loan” in this prospectus, but subject to the terms of the One West 34th Street Intercreditor Agreement. The One West 34th Street Intercreditor Agreement sets forth the rights of the issuing entity as the holder of the One West 34th Street Mortgage Loan and the rights of the holders of the One West 34th Street Companion Loans, and provides that fees, costs, expenses, losses and shortfalls relating to the One West 34th Street Whole Loan will be allocated on a pro rata basis to the holders thereof. In servicing the One West 34th Street Whole Loan, the servicing standard set forth in the BANK 2017-BNK4 PSA requires the BANK 2017-BNK4 Master Servicer and the BANK 2017-BNK4 Special Servicer to take into account the interests of both the Certificateholders and the One West 34th Street Companion Loan holders as a collective whole in connection with the servicing of the One West 34th Street Whole Loan.

Amounts payable to the issuing entity as holder of the One West 34th Street Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the One West 34th Street Mortgage Loan (but not on the One West 34th Street Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One West 34th Street Mortgage Loan. Principal and interest advances in respect of the One West 34th Street Companion Loans and property protection advances in respect of the One West 34th Street

Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the One West 34th Street Mortgage Loan”.

Application of Payments

The One West 34th Street Intercreditor Agreement sets forth the respective rights of the holder of the One West 34th Street Mortgage Loan and the holders of the One West 34th Street Companion Loans with respect to distributions of funds received in respect of the One West 34th Street Whole Loan, and provides, in general, that:

●	the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the One West 34th Street Whole Loan or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the BANK 2017-BNK4 Master Servicer, the BANK 2017-BNK4 Special Servicer, the BANK 2017-BNK4 Asset Representations Reviewer, the BANK 2017-BNK4 Operating Advisor, the BANK 2017-BNK4 Certificate Administrator or the BANK 2017-BNK4 Trustee) in accordance with the terms of the One West 34th Street Intercreditor Agreement and the BANK 2017-BNK4 PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the One West 34th Street Whole Loan will be allocated on a pro rata and pari passu basis to the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the One West 34th Street Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the One West 34th Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the One West 34th Street Companion Loans. Similarly, principal and interest advances on the One West 34th Street Companion Loans are not reimbursable out of payments or other collections on the One West 34th Street Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the BANK 2017-BNK4 PSA with respect to the One West 34th Street Whole Loan are insufficient to reimburse the BANK 2017-BNK4 Master Servicer, BANK 2017-BNK4 Trustee or BANK 2017-BNK4 Special Servicer, as applicable, for any property protection advance and/or interest thereon and the BANK 2017-BNK4 Master Servicer, BANK 2017-BNK4 Trustee or BANK 2017-BNK4 Special Servicer, as applicable, obtains funds from general collections of the BANK 2017-BNK4 securitization trust as a reimbursement for a property protection advance or interest thereon, the issuing entity (as holder of the One West 34th Street Mortgage Loan) will be required to, promptly following notice from the BANK 2017-BNK4 Master Servicer, pay to the BANK 2017-BNK4 securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the issuing entity (as holder of the One West 34th Street Mortgage Loan) is required to promptly reimburse the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Trustee for the One West 34th Street Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the One West 34th Street Whole Loan as to which the BANK 2017-BNK4 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the BANK 2017-BNK4 PSA (to the extent amounts collected with respect to the One West 34th Street Whole Loan are insufficient for reimbursement of such amounts).

Consultation and Control

Pursuant to the One West 34th Street Intercreditor Agreement, the controlling noteholder (the “One West 34th Street Controlling Noteholder”) with respect to the One West 34th Street Whole Loan will be the BANK 2017-BNK4 Trustee on behalf of the BANK 2017-BNK4 issuing entity as holder of the One West 34th Street Controlling Companion Loan; provided that, unless a control termination event exists under the BANK 2017-BNK4 PSA or the One West 34th Street Companion Loan is an “excluded loan” under the BANK 2017-BNK4 PSA, the directing certificateholder under the BANK 2017-BNK4 PSA (the “BANK 2017-BNK4 Directing Certificateholder”) is entitled to exercise the rights of the One West 34th Street Controlling Noteholder with respect to the One West 34th Street Whole Loan. In its capacity as representative of the One West 34th Street Controlling Noteholder under the One West 34th Street Intercreditor Agreement, the BANK 2017-BNK4 Directing Certificateholder is entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder”) with respect to any “major decisions” (as defined under the BANK 2017-BNK4 PSA) to be taken with respect to the One West 34th Street Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the One West 34th Street Whole Loan will require the approval of the BANK 2017-BNK4 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report”). In addition, the One West 34th Street Intercreditor Agreement provides that the BANK 2017-BNK4 Directing Certificateholder may direct the special servicer to take or refrain from taking such other actions with respect to the One West 34th Street Whole Loan as the Directing Certificateholder deems advisable. Pursuant to the terms of the BANK 2017-BNK4 PSA, the BANK 2017-BNK4 Directing Certificateholder will only have these rights with respect to the One West 34th Street Whole Loan for so long as it has similar rights with respect to the other mortgage loans included in the BANK 2017-BNK4 issuing entity (other than any “excluded loan” under the BANK 2017-BNK4 PSA) that are serviced under the BANK 2017-BNK4 PSA.

In addition, pursuant to the terms of the One West 34th Street Intercreditor Agreement, the issuing entity (or its representative), as holder of the One West 34th Street Mortgage Loan (together with the holders of the One West 34th Street Non-Controlling Companion Loans, the “One West 34th Street Non-Controlling Noteholders”), which will be represented by the Directing Certificateholder unless a Consultation Termination Event exists under the PSA or the One West 34th Street Mortgage Loan is an Excluded Loan, will (i) have a right to receive copies of all notices, information and reports that the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Special Servicer, as applicable, is required to provide to the BANK 2017-BNK4 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the BANK 2017-

BNK4 Directing Certificateholder under the BANK 2017-BNK4 PSA without regard to the occurrence of a control termination event or consultation termination event under the BANK 2017-BNK4 PSA) with respect to certain “major decisions” under the BANK 2017-BNK4 PSA to be taken with respect to the One West 34th Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One West 34th Street Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the One West 34th Street Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the One West 34th Street Whole Loan. The consultation right of the One West 34th Street Non-Controlling Noteholders will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the BANK 2017-BNK4 Directing Certificateholder; provided that if the BANK 2017-BNK4 Master Servicer (or the BANK 2017-BNK4 Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the One West 34th Street Non-Controlling Noteholders’ consultation rights described above, the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One West 34th Street Whole Loan and it has made a reasonable effort to contact the One West 34th Street Non-Controlling Noteholders. Neither the BANK 2017-BNK4 Master Servicer nor the BANK 2017-BNK4 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the One West 34th Street Non-Controlling Noteholders.

Neither the BANK 2017-BNK4 Master Servicer nor the BANK 2017-BNK4 Special Servicer may take or refrain from taking any action pursuant to instructions from a One West 34th Street Non-Controlling Noteholder, the BANK 2017-BNK4 Directing Certificateholder or any other party to the BANK 2017-BNK4 PSA that would, among other things, cause the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Special Servicer, as applicable, to violate applicable law, the terms of the One West 34th Street Whole Loan, the One West 34th Street Intercreditor Agreement, the BANK 2017-BNK4 PSA, including the servicing standard under the BANK 2017-BNK4 PSA, the REMIC provisions of the Code or materially expand the scope of responsibilities of the BANK 2017-BNK4 Master Servicer’s, the BANK 2017-BNK4 Special Servicer’s, the BANK 2017-BNK4 Certificate Administrator’s, the BANK 2017-BNK4 Asset Representations Reviewer, the BANK 2017-BNK4 Trustee’s or the BANK 2017-BNK4 Operating Advisor’s responsibilities.

In addition to the consultation rights of the issuing entity, as a One West 34th Street Non-Controlling Noteholder as described above, the issuing entity will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Special Servicer, as applicable) with the BANK 2017-BNK4 Master Servicer or BANK 2017-BNK4 Special Servicer, upon reasonable notice and at times reasonably acceptable to the BANK 2017-BNK4 Master Servicer or BANK 2017-BNK4 Special Servicer, as applicable, in which servicing issues related to the One West 34th Street Whole Loan are discussed.

Application of Penalty Charges

Pursuant to the One West 34th Street Intercreditor Agreement, items in the nature of penalty charges paid on the One West 34th Street Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans by the amount necessary to pay the

BANK 2017-BNK4 Master Servicer, the BANK 2017-BNK4 Trustee or the BANK 2017-BNK4 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the BANK 2017-BNK4 PSA, second, be used to reduce the respective amounts payable on each of the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans by the amount necessary to pay the master servicer, the trustee, the BANK 2017-BNK4 Master Servicer, the BANK 2017-BNK4 Trustee or the master servicer or trustee related to the One West 34th Street Non-Controlling Companion Loans for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the BANK 2017-BNK4 PSA or the pooling and servicing agreement governing the One West 34th Street Non-Controlling Companion Loans) made with respect to such loan by such party (if and as specified in the PSA, the BANK 2017-BNK4 PSA or the pooling and servicing agreement governing the One West 34th Street Non-Controlling Companion Loans, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the One West 34th Street Whole Loan (as specified in the BANK 2017-BNK4 PSA) and, finally, with respect to any remaining amount of penalty charges allocable to the One West 34th Street Mortgage Loan, be paid to the BANK 2017-BNK4 Master Servicer and/or the BANK 2017-BNK4 Special Servicer as additional servicing compensation as provided in the BANK 2017-BNK4 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the One West 34th Street Intercreditor Agreement and the BANK 2017-BNK4 PSA, if the One West 34th Street Mortgage Loan becomes a defaulted mortgage loan and thereafter the BANK 2017-BNK4 Special Servicer determines pursuant to the BANK 2017-BNK4 PSA and the One West 34th Street Intercreditor Agreement to pursue a sale of the One West 34th Street Mortgage Loan, the BANK 2017-BNK4 Special Servicer will be required to sell the One West 34th Street Mortgage Loan together with the One West 34th Street Companion Loans as a single whole loan at a fair price as determined by the BANK 2017-BNK4 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans received from interested persons, the BANK 2017-BNK4 Trustee’s (or any third party hired by the BANK 2017-BNK4 Trustee in accordance with the BANK 2017-BNK4 PSA) obligation to review whether such offer constitutes a fair price (provided that no offer from such interested person constitutes a fair price unless it is the highest offer received and at least two other offers are received from independent third parties).

The BANK 2017-BNK4 Special Servicer will not be permitted to sell the One West 34th Street Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity unless the BANK 2017-BNK4 Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the One West 34th Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the BANK 2017-BNK4 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One West 34th Street Whole Loan, and any documents in the servicing file reasonably requested by the One West 34th Street Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the BANK 2017-BNK4 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BANK 2017-BNK4 Master Servicer or the BANK 2017-BNK4 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as One West 34th Street Non-Controlling Noteholder, may waive any of the delivery or timing requirements set forth in this sentence. Each holder of the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans, the Directing Certificateholder and the BANK 2017-BNK4 Directing Certificateholder will be permitted to submit an offer at any sale of the One West 34th Street Whole Loan unless such holder is a “borrower party” (as defined in the BANK 2017-BNK4 PSA).

Special Servicer Appointment Rights

Pursuant to the One West 34th Street Intercreditor Agreement and the BANK 2017-BNK4 PSA, the BANK 2017-BNK4 Directing Certificateholder (unless a control termination event exists under the BANK 2017-BNK4 PSA or the One West 34th Street Companion Loan is an “excluded loan” under the BANK 2017-BNK4 PSA) will have the right, at any time, with or without cause, to replace the BANK 2017-BNK4 Special Servicer then acting with respect to the One West 34th Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative), as holder of the One West 34th Street Mortgage Loan. Accordingly, the BANK 2017-BNK4 Directing Certificateholder (unless a control termination event exists under the BANK 2017-BNK4 PSA or the One West 34th Street Whole Loan is an “excluded loan” under the BANK 2017-BNK4 PSA), and the applicable BANK 2017-BNK4 certificateholders with the requisite percentage of voting rights (if a control termination event exists under the BANK 2017-BNK4 PSA) will have the right, with or without cause, to replace the BANK 2017-BNK4 Special Servicer then acting with respect to the One West 34th Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as holder of the One West 34th Street Mortgage Loan. The issuing entity (or its representative), as holder of the One West 34th Street Mortgage Loan, will be permitted to direct the BANK 2017-BNK4 Trustee to terminate the BANK 2017-BNK4 Special Servicer (solely with respect to the One West 34th Street Whole Loan) upon a servicer termination event under the BANK 2017-BNK4 PSA with respect to the BANK 2017-BNK4 Special Servicer that affects the holder of the One West 34th Street Mortgage Loan.

The Atlanta and Anchorage Hotel Portfolio Whole Loan

General

The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Atlanta and Anchorage Hotel Portfolio, representing approximately 2.1% of the Initial Pool Balance, with a Cut-off Date Balance of $19,915,717 (the “Atlanta and Anchorage Hotel Portfolio Mortgage Loan“), is part of a whole loan structure comprised of six mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties. The Atlanta and Anchorage Hotel Portfolio Mortgage Loan is evidenced by the promissory notes designated as Note A-1-A-2 and Note A-1-B.

The portion of the Atlanta and Anchorage Hotel Portfolio Whole Loan (as defined below) evidenced by: (i) promissory note designated as Note A-1-A-1, having an outstanding principal balance as of the Cut-off Date of $32,363,041, which is expected to be contributed to the CFCRE 2017-C8 securitization trust as of the Closing Date, (ii) promissory note designated as Note A-2, having an outstanding principal balance as of the Cut-off Date of $27,882,004, which was contributed by Citigroup Global Markets Realty Corp. to the Citigroup Commercial Mortgage Trust 2017-P7, and (iii) promissory notes designated as Note A-3-A and Note A-3-B, having outstanding principal balances as of the Cut-off Date of $17,426,253 and $16,928,360, respectively, which are expected to be contributed by

Barclays Bank PLC to future securitizations are referred to in this prospectus as the “Atlanta and Anchorage Hotel Portfolio Companion Loans”). The Atlanta and Anchorage Hotel Portfolio Companion Loans are pari passu in right of payment with the Atlanta and Anchorage Hotel Portfolio Mortgage Loan.

The Atlanta and Anchorage Hotel Portfolio Companion Loans, together with the Atlanta and Anchorage Hotel Portfolio Mortgage Loan are collectively referred to as the “Atlanta and Anchorage Hotel Portfolio Whole Loan“. The Atlanta and Anchorage Portfolio Whole Loan was co-originated with Rialto Mortgage Finance, LLC, Citigroup Global Markets Realty Corp. and Barclays Bank PLC. Only the Atlanta and Anchorage Hotel Portfolio Mortgage Loan is an asset of the Trust.

The holders of the Atlanta and Anchorage Hotel Portfolio Whole Loan (the “Atlanta and Anchorage Hotel Portfolio Noteholders“) have entered into a co-lender agreement that sets forth the respective rights of each Atlanta and Anchorage Hotel Portfolio Noteholder (the “Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement“).

Servicing

The Atlanta and Anchorage Hotel Portfolio Whole Loan and any related REO Property is expected to be serviced and administered pursuant to the CFCRE 2017-C8 Pooling and Servicing Agreement, dated as of June 1, 2017, between CCRE Commercial Mortgage Securities, L.P., as depositor (the “CFCRE 2017-C8 Depositor“), Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2017-C8 Servicer“), Rialto Capital Advisors, LLC, as special servicer (the “CFCRE 2017-C8 Special Servicer“), Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian (the “CFCRE 2017-C8 Certificate Administrator“), Wilmington Trust, National Association, as trustee (the “CFCRE 2017-C8 Trustee“), and Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2017-C8 Operating Advisor“) and as asset representations reviewer (the “CFCRE 2017-C8 Asset Representations Reviewer“) by the CFCRE 2017-C8 Servicer and the CFCRE 2017-C8 Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan” in this prospectus, but subject to the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement. In servicing the Atlanta and Anchorage Hotel Portfolio Whole Loan, the servicing standard set forth in the CFCRE 2017-C8 Pooling and Servicing Agreement is expected to require the CFCRE 2017-C8 Servicer and the CFCRE 2017-C8 Special Servicer to take into account the interests of the CFCRE 2017-C8 certificateholders and the issuing entity, as the holder of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan.

Amounts payable to the issuing entity as holder of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan pursuant to the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the CFCRE 2017-C8 Pooling and Servicing Agreement, is expected to be the initial custodian of the mortgage file related to the Atlanta and Anchorage Hotel Portfolio Whole Loan (other than the promissory note evidencing the Atlanta and Anchorage Hotel Portfolio Mortgage Loan).

Application of Payments

The Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the holders of the Atlanta and Anchorage Hotel Portfolio Companion Loans with respect to distributions of funds received in respect of the Atlanta and Anchorage Hotel Portfolio Whole Loan, and provides, in general, that:

●	the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the Atlanta and Anchorage Hotel Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Atlanta and Anchorage Hotel Portfolio Whole Loan or the related Mortgaged Properties will be applied to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the Atlanta and Anchorage Hotel Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CFCRE 2017-C8 Servicer, the CFCRE 2017-C8 Special Servicer, the CFCRE 2017-C8 Operating Advisor, the CFCRE 2017-C8 Certificate Administrator and the CFCRE 2017-C8 Trustee) in accordance with the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement and the CFCRE 2017-C8 Pooling and Servicing Agreement; and

●	fees, costs and expenses relating to the Atlanta and Anchorage Hotel Portfolio Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the Atlanta and Anchorage Hotel Portfolio Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Atlanta and Anchorage Hotel Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other mortgage loans, but not out of payments or other collections on the Atlanta and Anchorage Hotel Portfolio Companion Loans. Similarly, P&I advances on the Atlanta and Anchorage Hotel Portfolio Companion Loans are not reimbursable out of payments or other collections on the Atlanta and Anchorage Hotel Portfolio Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CFCRE 2017-C8 securitization, subject to the CFCRE 2017-C8 issuing entity’s right to reimbursement from future payments and other collections on the Atlanta and Anchorage Hotel Portfolio Mortgage Loan or from general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, the directing holder (the “Atlanta and Anchorage Hotel Portfolio Directing Holder“) with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan, as of any date of determination, is expected to be the CFCRE 2017-C8 Trustee on behalf of the CFCRE 2017-C8 issuing entity as holder of the Atlanta and Anchorage Hotel Portfolio Companion Loans; provided that, unless a control termination event exists under the CFCRE 2017-C8 Pooling and Servicing Agreement or the Atlanta and Anchorage Hotel Portfolio Whole Loan is an “excluded mortgage loan” under the CFCRE 2017-C8 Pooling and Servicing Agreement, the directing certificateholder under the CFCRE 2017-C8 Pooling and Servicing Agreement (the “CFCRE 2017-C8 Directing Certificateholder“) will be entitled to exercise the rights of the Atlanta and Anchorage Hotel Portfolio Directing Holder with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan. In its capacity as representative of the Atlanta and Anchorage Hotel Portfolio Directing Holder under the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, the CFCRE 2017-C8 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan, including consent and/or consultation rights regarding “major decisions” (as defined under the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement— The Directing Certificateholder” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the CFCRE 2017-C8 Pooling and Servicing Agreement, the CFCRE 2017-C8 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CFCRE 2017-C8 issuing entity (other than any “excluded mortgage loan” under the CFCRE 2017-C8 Pooling and Servicing Agreement) that are serviced under the CFCRE 2017-C8 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, the issuing entity, as holders of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan (or its representative) (the “Atlanta and Anchorage Hotel Portfolio Non-Directing Holder“) will have a right to (i) receive copies of all notices, information and reports that the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer, as applicable, is required to provide to the CFCRE 2017-C8 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the CFCRE 2017-C8 Directing Certificateholder under the CFCRE 2017-C8 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement) to be taken with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Atlanta and Anchorage Hotel Portfolio Whole Loan and (ii) to be consulted on a strictly non-binding basis with respect to certain “major decisions” (as defined under the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement) to be taken with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Atlanta and Anchorage Hotel Portfolio Whole Loan. Such consultation rights of the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder will expire ten (10) business days following the delivery by the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer of written notice of the proposed action (together with copies of the notices, information and reports relating to the matter subject to consultation); provided that if the CFCRE 2017-C8 Servicer or the CFCRE 2017-

C8 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the ten (10) business day consultation period will be deemed to begin anew.

Notwithstanding the consultation rights described above, the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer, as applicable, is expected to be permitted to make a “major decision” (as defined under the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement) or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the Atlanta and Anchorage Hotel Portfolio Companion Loans and (ii) the CFCRE 2017-C8 Special Servicer has made a reasonable effort to contact the CFCRE 2017-C8 Directing Certificateholder. Neither the CFCRE 2017-C8 Servicer nor the CFCRE 2017-C8 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative).

The CFCRE 2017-C8 Pooling and Servicing Agreement is expected to provide that neither the CFCRE 2017-C8 Servicer nor the CFCRE 2017-C8 Special Servicer may take or refrain from taking any action pursuant to instructions from the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) that would cause the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer, as applicable, to violate applicable law, the terms of the Atlanta and Anchorage Hotel Portfolio Whole Loan, the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, the CFCRE 2017-C8 Pooling and Servicing Agreement, including the servicing standard under the CFCRE 2017-C8 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CFCRE 2017-C8 Servicer, the CFCRE 2017-C8 Special Servicer, the CFCRE 2017-C8 Depositor, a mortgage loan seller with respect to the CFCRE 2017-C8 securitization, the CFCRE 2017-C8 issuing entity, the CFCRE 2017-C8 Trustee, the CFCRE 2017-C8 Operating Advisor, the CFCRE 2017-C8 Asset Representations Reviewer, the CFCRE 2017-C8 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CFCRE 2017-C8 Servicer’s or the CFCRE 2017-C8 Special Servicer’s responsibilities, or (iii) cause the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CFCRE 2017-C8 certificateholders.

In addition to the consultation rights of the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) described above, pursuant to the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) will have the right to annual conference calls with the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer, as applicable, in which servicing issues related to the Atlanta and Anchorage Hotel Portfolio Whole Loan are discussed.

Application of Penalty Charges

The Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement provides that the CFCRE 2017-C8 Pooling and Servicing Agreement may provide for the application of penalty charges paid in respect of the Atlanta and Anchorage Hotel Portfolio Whole Loan to be used to (i) pay the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer for interest accrued on any property protection advances, (ii) to pay the parties to any securitization for interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CFCRE 2017-C8 Pooling and Servicing Agreement) made with respect to such loan by such party, (iii) to pay certain other expenses incurred with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan and (iv) to pay to the CFCRE 2017-C8 Servicer and/or the CFCRE 2017-C8 Special Servicer as additional servicing compensation as provided in the CFCRE 2017-C8 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement, if the Atlanta and Anchorage Hotel Portfolio Whole Loan becomes a defaulted mortgage loan under the CFCRE 2017-C8 Pooling and Servicing Agreement, and thereafter the CFCRE 2017-C8 Special Servicer determines to sell the Atlanta and Anchorage Hotel Portfolio Companion Loans in accordance with the CFCRE 2017-C8 Pooling and Servicing Agreement, then the CFCRE 2017-C8 Special Servicer will be required to sell the Atlanta and Anchorage Hotel Portfolio Companion Loans together with the Atlanta and Anchorage Hotel Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under the CFCRE 2017-C8 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—Servicing of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the CFCRE 2017-C8 Special Servicer will not be permitted to sell the Atlanta and Anchorage Hotel Portfolio Whole Loan if it becomes a defaulted mortgage loan under the CFCRE 2017-C8 Pooling and Servicing Agreement without the written consent of the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) (provided that such consent is not required if such person is the related borrower or an affiliate of the related borrower), unless the CFCRE 2017-C8 Special Servicer has delivered to such Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Atlanta and Anchorage Hotel Portfolio Whole Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2017-C8 Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Atlanta and Anchorage Hotel Portfolio Whole Loan, and any documents in the servicing file requested by such Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (but no less time than is afforded to other offerors and the CFCRE 2017-C8 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2017-C8 Servicer or the CFCRE 2017-C8 Special Servicer in connection with the proposed sale; provided that the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the CFCRE 2017-C8 Pooling and Servicing Agreement, each of the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) and the holders of the Atlanta and Anchorage Hotel Portfolio Companion Loans (or its representative) will be permitted to submit an offer at any sale of the Atlanta and Anchorage Hotel Portfolio Whole Loan unless such person is a related borrower or an agent or affiliate of a related borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Servicer Appointment and Replacement Rights

Pursuant to the terms of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement and the CFCRE 2017-C8 Pooling and Servicing Agreement, the CFCRE 2017-C8

Directing Certificateholder (prior to a control termination event under the CFCRE 2017-C8 Pooling and Servicing Agreement and provided that the Atlanta and Anchorage Hotel Portfolio Whole Loan is not an “excluded mortgage loan” under the CFCRE 2017-C8 Pooling and Servicing Agreement), and the applicable CFCRE 2017-C8 certificateholders with the requisite percentage of voting rights (at any time after the occurrence and during the continuation of a control termination event) will have the right, at any time, with or without cause, to replace the CFCRE 2017-C8 Special Servicer then acting with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative). The Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (or its representative) will be permitted to direct the CFCRE 2017-C8 Trustee to terminate the CFCRE 2017-C8 Special Servicer (solely with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan) upon a servicer termination event under the CFCRE 2017-C8 Pooling and Servicing Agreement with respect to the CFCRE 2017-C8 Special Servicer that affects the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder (as the holder of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan).

The Servicing Shift Whole Loans

The Apple Sunnyvale Whole Loan

General

The Mortgaged Property identified on Annex A-1 as Apple Sunnyvale (the “Apple Sunnyvale Mortgaged Property”), secures three (3) promissory notes (note A-1, note A-2 and note B) originated by Natixis Real Estate Capital LLC. Note A-2 evidences a mortgage loan with an aggregate principal balance as of the Cut-off Date of $34,000,000 to be included in this securitization transaction (the “Apple Sunnyvale Mortgage Loan”), representing approximately 3.5% of the Initial Pool Balance. Note A-1 evidences a Pari Passu Companion Loan that will not be held by the Trust (the “Apple Sunnyvale Pari Passu Companion Loan” that is pari passu in right of payment with the Apple Sunnyvale Mortgage Loan, with an aggregate principal balance as of the Cut-off Date of $70,350,000. Note B evidences a Subordinate Companion Loan (the “Apple Sunnyvale Subordinate Companion Loan”) that will not be held by the Trust, with an aggregate principal balance as of the Cut-off Date of $81,890,000, and collectively with the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, the “Apple Sunnyvale Whole Loan”). On or prior to the Closing Date, Natixis Real Estate Capital LLC will sell the Apple Sunnyvale Mortgage Loan to the depositor for contribution to this securitization.

The holders of the Apple Sunnyvale Whole Loan (the “Apple Sunnyvale Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Apple Sunnyvale Noteholder (the “Apple Sunnyvale Intercreditor Agreement”).

Servicing

Prior to the date that the Apple Sunnyvale Pari Passu Companion Loan is included in a securitization trust (the “Apple Sunnyvale Pari Passu Companion Loan Securitization Date”), the Apple Sunnyvale Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement and the terms of the Apple Sunnyvale Intercreditor Agreement. After the Apple Sunnyvale Pari Passu Companion Loan Securitization Date, the Apple Sunnyvale Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such securitization of the Apple Sunnyvale Pari Passu Companion Loan and the terms of the Apple Sunnyvale Intercreditor Agreement. As used herein, “Apple Sunnyvale Pooling and Servicing Agreement” refers to (i) prior to the Apple Sunnyvale Pari Passu Companion

Loan Securitization Date, the PSA, and (ii) on or after the Apple Sunnyvale Pari Passu Companion Loan Securitization Date, the pooling and servicing agreement referred to in the prior sentence. In servicing the Apple Sunnyvale Whole Loan, the servicing standard set forth in the Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to take into account the interests, as a collective whole, of the Certificateholders, the holder of the Apple Sunnyvale Mortgage Loan, the holder of the Apple Sunnyvale Pari Passu Companion Loan and the holder of the Apple Sunnyvale Subordinate Companion Loan (taking into account the subordinate nature of the Apple Sunnyvale Subordinate Companion Loan).

For so long as the holder of the Apple Sunnyvale Subordinate Companion Loan or its representative is the Apple Sunnyvale Directing Holder (as defined below), the holder of the Apple Sunnyvale Subordinate Companion Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Apple Sunnyvale Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Apple Sunnyvale Intercreditor Agreement, the holder of the Apple Sunnyvale Subordinate Companion Loan has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

Pursuant to the Apple Sunnyvale Intercreditor Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Apple Sunnyvale Whole Loan, (ii) any other event of default for which the Apple Sunnyvale Whole Loan is actually accelerated, (iii) any other event of default which causes the Apple Sunnyvale Whole Loan to become a specially serviced loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Apple Sunnyvale Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Apple Sunnyvale Subordinate Companion Loan is exercising its cure rights under the Apple Sunnyvale Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable to the master servicer, special servicer, certificate administrator, trustee, operating advisor or asset representations reviewer, payments and proceeds received with respect to the Apple Sunnyvale Whole Loan will generally be applied in the following order:

●	first, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

●	second, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to their respective percentage interest of principal payments received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amount);

●	third, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

●	fourth, to the holder of the Apple Sunnyvale Subordinate Companion Loan (the “Apple Sunnyvale Subordinate Companion Loan Noteholder”) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	fifth, to the Apple Sunnyvale Subordinate Companion Noteholder in an amount equal to its percentage interest in the Apple Sunnyvale Whole Loan of principal payments received, if any, with respect to such monthly payment date (including any monthly debt service payment amount);

●	sixth, to the extent the Apple Sunnyvale Subordinate Companion Noteholder has made any payments or advances in the exercise of its cure rights under the Apple Sunnyvale Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the Apple Sunnyvale Subordinate Companion Noteholder up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder;

●	eighth, any prepayment premium, to the extent paid by the related borrower, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, in an amount up to their respective pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the Apple Sunnyvale Whole Loan interest rate;

●	ninth, any prepayment premium, to the extent paid by the related borrower, to the Apple Sunnyvale Subordinate Companion Loan Noteholder in an amount up to its pro rata interest, based on the product of (i) its percentage interest multiplied by (ii) the ratio of the Apple Sunnyvale Subordinate Companion Loan interest rate to the Apple Sunnyvale Whole Loan interest rate;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Apple Sunnyvale Whole Loan or Apple Sunnyvale Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the principal balance of the Apple Sunnyvale Subordinate Companion Loan has been reduced, to the Apple Sunnyvale Subordinate Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Apple Sunnyvale Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Apple Sunnyvale Pooling and Servicing Agreement, to the holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale Subordinate Companion Loan, pro rata, based on their respective percentage interests in the Apple Sunnyvale Whole Loan, any such default interest, late fees, assumption or transfer fees; and

●	twelfth, if any excess amount is available to be distributed in respect of the Apple Sunnyvale Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid pro rata to the holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale Subordinate Companion Loan, based on their respective initial percentage interests in the Apple Sunnyvale Whole Loan.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Mortgage Loan documents and amounts then payable or reimbursable under the Apple Sunnyvale Pooling and Servicing Agreement to the applicable master servicer, special servicer, certificate administrator, trustee or operating advisor, payments and proceeds with respect to the Apple Sunnyvale Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rate;

●	second, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, on a pro rata and pari passu basis, until their respective principal balances have been reduced to zero;

●	third, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by each such holder not previously reimbursed to such holder;

●	fourth, to the extent the Apple Sunnyvale Subordinate Companion Noteholder has made any payments or advances in the exercise of its cure rights under the Apple Sunnyvale Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	fifth, to the Apple Sunnyvale Subordinate Companion Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the Apple Sunnyvale Subordinate Companion Noteholder in an amount equal to its percentage interest of principal payments received, if any, with respect to such monthly payment date, until its principal balance has been reduced to zero;

●	seventh, any prepayment premium, to the extent paid by the related borrower, to the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, in an amount up to their respective pro rata interest, based on the product of (i) the applicable note percentage interest and (ii) the ratio of the applicable note interest rate to the weighted average of the Apple Sunnyvale Whole Loan interest rate;

●	eighth, any prepayment premium, to the extent paid by the related borrower, to the holder of the Apple Sunnyvale Subordinate Companion Loan in an amount up to its pro rata interest in the Apple Sunnyvale Whole Loan, based on the product of (i) its percentage interest multiplied by (ii) the ratio of the Apple Sunnyvale Subordinate Companion Loan interest rate to the Apple Sunnyvale Whole Loan interest rate;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Apple Sunnyvale Whole Loan or Apple Sunnyvale Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the balance of the Apple Sunnyvale Subordinate Companion Loan has been reduced, to the Apple Sunnyvale Subordinate

Companion Noteholder in an amount up to the reduction, if any, of the principal balance of the Apple Sunnyvale Subordinate Companion Loan as a result of such workout, plus interest on such amount at the Apple Sunnyvale Subordinate Companion Loan interest rate;

●	tenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Apple Sunnyvale Pooling and Servicing Agreement, including without limitation, to compensate the applicable master servicer or special servicer, to the holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale Subordinate Companion Loan, pro rata, based on their respective initial percentage interests in the Apple Sunnyvale Whole Loan any such default interest, late fees, assumption or transfer fees; and

●	eleventh, if any excess amount is available to be distributed in respect of the Apple Sunnyvale Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid, pro rata, to the holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale Subordinate Companion Loan, based on their respective initial percentage interests in the Apple Sunnyvale Whole Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Apple Sunnyvale Mortgage Loan, pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on such Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Apple Sunnyvale Pari Passu Companion Loan.

Consultation and Control

For so long as the holder of the Apple Sunnyvale Subordinate Companion Loan is the Apple Sunnyvale Directing Holder, the master servicer and special servicer will be required to notify the Apple Sunnyvale Directing Holder (as defined below) (or its designee) and receive written consent with Major Decisions, as defined in the Apple Sunnyvale Intercreditor Agreement (“Apple Sunnyvale Major Decisions”).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the Apple Sunnyvale Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the related Co- Lender Agreement or the Apple Sunnyvale Pooling and Servicing Agreement, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Apple Sunnyvale Whole Loan, or materially expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Apple Sunnyvale Intercreditor Agreement or the Apple Sunnyvale Pooling and Servicing Agreement.

The Directing Holder

The controlling noteholder (the “Apple Sunnyvale Directing Holder”) under the Apple Sunnyvale Intercreditor Agreement, as of any date of determination, are:

●	the holder of the Apple Sunnyvale Subordinate Companion Loan, unless an Apple Sunnyvale Control Appraisal Period has occurred and is continuing; or

●	if an Apple Sunnyvale Control Appraisal Period has occurred, the holder of the Apple Sunnyvale Pari Passu Companion Loan.

An “Apple Sunnyvale Control Appraisal Period” will exist with respect to the Apple Sunnyvale Whole Loan, if and for so long as: (a)(i) the initial unpaid principal balance of the Apple Sunnyvale Subordinate Companion Loan minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Apple Sunnyvale Subordinate Companion Loan, (y) any Appraisal Reduction for the Apple Sunnyvale Whole Loan that is allocated to the Apple Sunnyvale Subordinate Companion Loan and (z) any losses realized with respect to the Apple Sunnyvale Mortgaged Property or the Apple Sunnyvale Whole Loan that are allocated to the Apple Sunnyvale Subordinate Companion Loan, plus (iii) the Apple Sunnyvale Threshold Event Collateral (as defined below) is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the Apple Sunnyvale Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Apple Sunnyvale Subordinate Companion Noteholder.

The holder of the Apple Sunnyvale Subordinate Companion Loan is entitled to avoid an Apple Sunnyvale Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, and acceptable to, to the master servicer or special servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Apple Sunnyvale Intercreditor Agreement (either (x) or (y), the “Apple Sunnyvale Threshold Event Collateral”), and (ii) the Apple Sunnyvale Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Apple Sunnyvale Pooling and Servicing Agreement, would cause the applicable Apple Sunnyvale Control Appraisal Period not to exist.

In addition, pursuant to the terms of the Apple Sunnyvale Intercreditor Agreement, after the occurrence of and during the continuance of an Apple Sunnyvale Control Appraisal Period and following the Apple Sunnyvale Pari Passu Companion Loan Securitization Date, the holder of the Apple Sunnyvale Mortgage Loan or its representative will (i) have a right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Apple Sunnyvale Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Apple Sunnyvale Directing Holder under the Apple Sunnyvale Pooling and Servicing Agreement and without regard to whether such items are actually required to be provided to the Apple Sunnyvale Directing Holder under the Apple Sunnyvale Pooling and Servicing Agreement due to the occurrence and continuance of a control termination event or consultation termination event under the Apple Sunnyvale Pooling and Servicing Agreement) with respect to any Apple Sunnyvale Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Apple Sunnyvale Whole Loan, (ii) have the right, along with the holder of the Apple

Sunnyvale Pari Passu Companion Loan, to attend annual meetings (either telephonically or in person, in the discretion of the master servicer or special servicer, as applicable) with the Apple Sunnyvale Directing Holder (or the master servicer or special servicer, as applicable, acting on its behalf) at the offices of the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Apple Sunnyvale Whole Loan are discussed and (iii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to any such Apple Sunnyvale Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Apple Sunnyvale Whole Loan (and the master servicer or special servicer, as applicable, will be required to consider alternative actions recommended by the holder of the Apple Sunnyvale Mortgage Loan (or its representative)). The consultation rights of the holder of the Apple Sunnyvale Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the Apple Sunnyvale Directing Holder relating to the matter subject to consultation whether or not the such holder of the Apple Sunnyvale Mortgage Loan (or its representative) has responded within such period; provided that if the Apple Sunnyvale Directing Holder, master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Apple Sunnyvale Mortgage Loan (or its representative) described above, the Apple Sunnyvale Directing Holder, master servicer or special servicer, as applicable, is permitted to make any Apple Sunnyvale Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Apple Sunnyvale Pari Passu Companion Loan, the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Subordinate Companion Loan; and none of the Apple Sunnyvale Directing Holder, master servicer or special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Apple Sunnyvale Mortgage Loan (or its representative, as applicable).

Cure Rights

In the event that the Apple Sunnyvale borrower fails to make any payment of principal or interest on the Apple Sunnyvale Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Apple Sunnyvale Whole Loan, the holder of the Apple Sunnyvale Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Apple Sunnyvale Intercreditor Agreement. The holder of the Apple Sunnyvale Subordinate Companion Loan will be limited to six (6) cures related to monetary defaults in a 12 month period and six (6) cures related to non-monetary defaults over the life of the Apple Sunnyvale Whole Loan. So long as the holder of the Apple Sunnyvale Subordinate Companion Loan is permitted to cure payment with respect to a non-monetary event of default, and is diligently and expeditiously prosecuting such cure, under the Apple Sunnyvale Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Apple Sunnyvale Whole Loan to special servicing or exercising remedies.

Purchase Option

If an event of default with respect to the Apple Sunnyvale Whole Loan has occurred and is continuing, the Apple Sunnyvale Subordinate Companion Noteholder will have the option to purchase the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, (b) accrued and unpaid interest on the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unreimbursed special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) and any liquidation fees or workout fees payable with respect to the Apple Sunnyvale Mortgage Loan and Apple Sunnyvale Pari Passu Companion Loan, if (i) the borrower or borrower related party is the purchaser or (ii) if the Apple Sunnyvale Whole Loan is purchased within 90 days after such option first becomes exercisable pursuant to the Apple Sunnyvale Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Apple Sunnyvale Intercreditor Agreement. Notwithstanding the foregoing, the purchase price includes prepayment premiums, default interest, late fees, exit fees and any other similar fees if the seller is the related borrower or borrower-related party.

Sale of Defaulted Whole Loan

The special servicer will not be permitted to sell the Apple Sunnyvale Whole Loan if it becomes a defaulted loan without the written consent of the holders of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan (provided that such consent is not required if such note holder is the related borrower or an affiliate of the borrower) unless the special servicer has delivered to each such note holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan (and the Apple Sunnyvale Subordinate Companion Loan, if applicable); (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Apple Sunnyvale Whole Loan, and any documents in the servicing file reasonably requested by such note holder that are material to the price of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan (and the Apple Sunnyvale Subordinate Companion Loan, if applicable); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the subordinate class representative, as defined in the Apple Sunnyvale Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale; provided that the holder of the Apple Sunnyvale Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence as to itself. Subject to the terms of the PSA or the Apple Sunnyvale Pooling and Servicing Agreement, as applicable, the holder of the Apple Sunnyvale Subordinate Companion Loan (prior to the occurrence and continuance of an Apple Sunnyvale Control Appraisal Period), the holders of the Apple Sunnyvale Pari Passu Companion Loan (after the occurrence and during the continuance of an Apple Sunnyvale Control Appraisal Period) and the holder of the Apple Sunnyvale Mortgage Loan and their respective representatives are permitted to submit an offer at any sale of the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion

Loan (and the Apple Sunnyvale Subordinate Companion Loan, if applicable) (unless such person is the related borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Apple Sunnyvale Intercreditor Agreement, the Apple Sunnyvale Directing Holder has the right, with or without cause, to replace the special servicer then acting with respect to the Apple Sunnyvale Whole Loan and appoint a replacement special servicer.

The Sheraton Hotel Greensboro Whole Loan

General

The Mortgaged Property identified on Annex A-1 as Sheraton Hotel Greensboro (the “Sheraton Hotel Greensboro Mortgaged Property”), secures two (2) promissory notes (note A-1 and note A-2) originated by Wells Fargo Bank, National Association. Note A-2 evidences a mortgage loan with an aggregate principal balance as of the Cut-off Date of $14,977,558 to be included in this securitization transaction (the “Sheraton Hotel Greensboro Mortgage Loan”), representing approximately 1.6% of the Initial Pool Balance. Note A-1 evidences a Pari Passu Companion Loan that will not be held by the issuing entity (the “Sheraton Hotel Greensboro Companion Loan” and collectively with the Sheraton Hotel Greensboro Mortgage Loan, the “Sheraton Hotel Greensboro Whole Loan”) that is pari passu in right of payment with the Sheraton Hotel Greensboro Mortgage Loan, with an aggregate principal balance as of the Cut-off Date of $29,955,115. On or prior to the Closing Date, Wells Fargo Bank, National Association will sell the Sheraton Hotel Greensboro Mortgage Loan to the depositor for contribution to this securitization. The Sheraton Hotel Greensboro Companion Loan is expected to be contributed to a future securitization by Wells Fargo Bank, National Association, however, Wells Fargo Bank, National Association is under no obligation to make such contribution to a securitization and no assurances can be given when or if any such contribution will actually occur.

The holders of the Sheraton Hotel Greensboro Whole Loan (the “Sheraton Hotel Greensboro Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Sheraton Hotel Greensboro Noteholder (the “Sheraton Hotel Greensboro Intercreditor Agreement”).

Servicing

Prior to the date, if any, that the Sheraton Hotel Greensboro Companion Loan is included in a securitization trust (the “Sheraton Hotel Greensboro Control Note Securitization Date”), the Sheraton Hotel Greensboro Whole Loan will be serviced pursuant to the PSA and the terms of the Sheraton Hotel Greensboro Intercreditor Agreement. After the Sheraton Hotel Greensboro Control Note Securitization Date, the Sheraton Hotel Greensboro Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such securitization of the Sheraton Hotel Greensboro Companion Loan and the terms of the Sheraton Hotel Greensboro Intercreditor Agreement. As used herein, “Sheraton Hotel Greensboro PSA” refers to (i) prior to the Sheraton Hotel Greensboro Control Note Securitization Date, the PSA, and (ii) on or after the Sheraton Hotel Greensboro Control Note Securitization Date, the pooling and servicing agreement referred to in the prior sentence. In servicing the Sheraton Hotel Greensboro Whole Loan, the servicing standard set forth in the PSA requires the Master Servicer and the Special Servicer to take into account the interests, as a collective whole, of the Certificateholders, as the holder of the

Sheraton Hotel Greensboro Mortgage Loan, and the holder of the Sheraton Hotel Greensboro Companion Loan.

Amounts payable to the issuing entity as holder of the Sheraton Hotel Greensboro Mortgage Loan pursuant to the Sheraton Hotel Greensboro Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See also “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in this prospectus.

Advances

Until the Sheraton Hotel Greensboro Control Note Securitization Date, the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Sheraton Hotel Greensboro Mortgage Loan (but not any advances of principal and/or interest on the Sheraton Hotel Greensboro Companion Loan) pursuant to the terms of the PSA, and the master servicer, the special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making (or, in the case of the special servicer with respect to emergency servicing advances, may, in its sole discretion, make) any required Servicing Advances with respect to the Sheraton Hotel Greensboro Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Sheraton Hotel Greensboro Mortgage Loan (in the case of a P&I Advance) or the Sheraton Hotel Greensboro Whole Loan (in the case of a Servicing Advance).

On and after the Sheraton Hotel Greensboro Control Note Securitization Date, (i) the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Sheraton Hotel Greensboro Mortgage Loan (but not any advances of principal and/or interest on the Sheraton Hotel Greensboro Companion Loan) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such P&I Advance would not be recoverable from collections on the Sheraton Hotel Greensboro Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Sheraton Hotel Greensboro Companion Loan as required under the terms of the Sheraton Hotel Greensboro PSA (but not on the Sheraton Hotel Greensboro Mortgage Loan) and (B) any required property protection advances with respect to the Sheraton Hotel Greensboro Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Sheraton Hotel Greensboro PSA.

With respect to the Sheraton Hotel Greensboro Mortgage Loan, each of the master servicer, the special servicer and the trustee will be permitted to make its own determination that it has made a nonrecoverable principal and interest advance on the Sheraton Hotel Greensboro Mortgage Loan or that any proposed principal and interest advance, if made, would constitute a nonrecoverable principal and interest advance with respect to the Sheraton Hotel Greensboro Mortgage Loan independently of any determination made by the servicer of the Sheraton Hotel Greensboro Companion Loan. If the master servicer or the special servicer determines that a proposed principal and interest advance with respect to the Sheraton Hotel Greensboro Mortgage Loan, if made, or any outstanding principal and interest advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer will be required to provide the servicers of the Sheraton Hotel Greensboro Companion Loan written notice of such determination, promptly and in any event within the time required by the Sheraton Hotel Greensboro Intercreditor Agreement. After the Sheraton Hotel Greensboro Control Note Securitization Date, if the master servicer receives written notice from the Non-Serviced Master Servicer or Non-Serviced Special Servicer that it has determined, with respect to the Sheraton Hotel Greensboro Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the certificateholders, the master servicer or the trustee. See also “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in this prospectus.

Application of Payments

The Sheraton Hotel Greensboro Intercreditor Agreement sets forth the respective rights of the holder of the Sheraton Hotel Greensboro Mortgage Loan and the holder of the Sheraton Hotel Greensboro Companion Loan with respect to distributions of funds received in respect of the Sheraton Hotel Greensboro Whole Loan, and provides, in general, that:

●	the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Sheraton Hotel Greensboro Whole Loan or the related Mortgaged Property (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents) will be applied to the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the (i) prior to the Sheraton Hotel Greensboro Control Note Securitization Date, the master servicer, special servicer or trustee and (ii) on and after the Sheraton Hotel Greensboro Control Note Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer) in accordance with the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, the PSA and the Sheraton Hotel Greensboro PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Sheraton Hotel Greensboro Whole Loan will be allocated on a pro rata and pari passu basis to the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Sheraton Hotel Greensboro Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Sheraton Hotel Greensboro Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Sheraton Hotel Greensboro Companion Loan. Similarly, P&I advances on the Sheraton Hotel Greensboro Companion Loan are not reimbursable out of payments or other collections on the Sheraton Hotel Greensboro Mortgage Loan or the Mortgage Loans.

On and after the Sheraton Hotel Greensboro Control Note Securitization Date, to the extent amounts on deposit in the collection account under the Sheraton Hotel Greensboro PSA with respect to the Sheraton Hotel Greensboro Whole Loan are insufficient to reimburse the Non-Serviced Master Servicer for any property protection advance and/or interest thereon and the Non-Serviced Master Servicer or the Non-Serviced Trustee, as applicable, obtains funds from general collections of the securitization trust into which the Sheraton Hotel Greensboro Companion Loan is contributed as a reimbursement for a property protection advance or interest thereon, the issuing entity (as holder of the Sheraton Hotel Greensboro Mortgage Loan) will be required to, promptly following notice from the Non-Serviced Master Servicer, pay to such securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the issuing entity (as holder of the Sheraton Hotel Greensboro Mortgage Loan) is required to promptly reimburse the Non-Serviced Master Servicer or the Non-Serviced Trustee for the Sheraton Hotel Greensboro Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Sheraton Hotel Greensboro Whole Loan as to which the related securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Sheraton Hotel Greensboro PSA (to the extent amounts collected with respect to the Sheraton Hotel Greensboro Whole Loan are insufficient for reimbursement of such amounts).

Consultation and Control

The controlling noteholder under the Sheraton Hotel Greensboro Intercreditor Agreement with respect to the Sheraton Hotel Greensboro Whole Loan will be the holder of the Sheraton Hotel Greensboro Companion Loan (which prior to the Sheraton Hotel Greensboro Control Note Securitization Date, will be Wells Fargo Bank, National Association, and, from and after the Sheraton Hotel Greensboro Control Note Securitization Date, will be the trust into which the Sheraton Hotel Greensboro Companion Loan is deposited (the “Sheraton Hotel Greensboro Controlling Noteholder”); provided that it is expected to be the representative of the controlling class certificateholders under the Sheraton Hotel Greensboro PSA or such other party specified in the Sheraton Hotel Greensboro PSA (such party, the “Sheraton Hotel Greensboro Directing Certificateholder”) who will exercise the rights of the Sheraton Hotel Greensboro Controlling Noteholder (unless a control termination event or similar event under the Sheraton Hotel Greensboro PSA exists)); provided that if at any time 50% or more of the Sheraton Hotel Greensboro Controlling Noteholder (or class of securities issued under the Sheraton Hotel Greensboro PSA designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling class noteholder) is held by the borrower or an affiliate of the borrower of the Sheraton Hotel Greensboro Whole Loan, the Sheraton Hotel Greensboro Controlling Noteholder will not be entitled to exercise any rights granted to the Sheraton Hotel Greensboro Controlling Noteholder under the Sheraton Hotel Greensboro Intercreditor Agreement. In its capacity as the controlling noteholder under the Sheraton Hotel Greensboro Intercreditor Agreement, the Sheraton Hotel Greensboro Controlling Noteholder will be entitled to exercise (or, under the Sheraton Hotel Greensboro PSA, is expected to be entitled to exercise rights similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Sheraton Hotel Greensboro Whole Loan.

In addition, pursuant to the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, the issuing entity as holder of the Sheraton Hotel Greensboro Mortgage Loan (or prior to the occurrence of a Consultation Termination Event and except if the Sheraton Hotel Greensboro Mortgage Loan is an Excluded Loan, the Directing Certificateholder) will (i) have, after the Sheraton Hotel Greensboro Control Note Securitization Date, the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Sheraton Hotel Greensboro Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Sheraton Hotel Greensboro Directing Certificateholder under the Sheraton Hotel Greensboro PSA without regard to the occurrence of any control termination event or consultation termination event or similar event thereunder) with respect to any major decisions to be taken with respect to the Sheraton Hotel Greensboro Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Sheraton Hotel Greensboro Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the Sheraton Hotel Greensboro Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Sheraton Hotel Greensboro Whole Loan. The consultation right of the issuing entity as holder of the Sheraton Hotel Greensboro Mortgage Loan (or the Directing Certificateholder) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as the holder of the Sheraton Hotel Greensboro Mortgage Loan (or the Directing Certificateholder) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan. Prior to the Sheraton Hotel Greensboro Control Note Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Sheraton Hotel Greensboro Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the applicable master servicer nor the applicable special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representatives) as holder of the Sheraton Hotel Greensboro Mortgage Loan.

After the Sheraton Hotel Greensboro Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically, in the discretion of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable) annual meetings with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Sheraton Hotel Greensboro Whole Loan are discussed.

No objection, direction or advice of the Sheraton Hotel Greensboro Controlling Noteholder or the Sheraton Hotel Greensboro Directing Certificateholder contemplated above may require or cause the master servicer or the special servicer or the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to, among other things, violate any provisions of the Sheraton Hotel Greensboro Mortgage Loan documents, applicable law, the PSA (prior to the Sheraton Hotel Greensboro Control Note Securitization Date), the Sheraton Hotel Greensboro PSA (after the Sheraton Hotel Greensboro Control Note Securitization Date), the Sheraton Hotel Greensboro Intercreditor Agreement, the REMIC provisions or the master servicer’s or special servicer’s or Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s obligation to act in accordance with the servicing standard under the PSA or the Sheraton Hotel Greensboro PSA, as applicable, or expose the applicable master servicer or the applicable special servicer or Non-Serviced Master Servicer or Non-Serviced Special Servicer to liability, or materially expand the scope of the master servicer’s, the special servicer’s, the certificate administrator’s, the asset representations reviewer’s, the trustee’s, the operating advisor’s, the Non-Serviced Master Servicer’s, the Non-Serviced Special Servicer’s, the Non-Serviced Certificate Administrator’s, the non-serviced asset representations reviewer’s, the Non-Serviced Trustee’s or the non-serviced operating advisor’s responsibilities under the PSA or the Sheraton Hotel Greensboro PSA, as applicable.

Application of Penalty Charges

Pursuant to the Sheraton Hotel Greensboro Intercreditor Agreement, items in the nature of penalty charges paid on the Sheraton Hotel Greensboro Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan by the amount necessary to pay (i) prior to the Sheraton Hotel Greensboro Control Note Securitization Date, the master servicer, special servicer or trustee and (ii) on and after the Sheraton Hotel Greensboro Control Note Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer, for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the PSA (prior to the Sheraton Hotel Greensboro Control Note Securitization Date) and the Sheraton Hotel Greensboro PSA (on and after the Sheraton Hotel Greensboro Control Note Securitization Date), second, be used to reduce the respective amounts payable on each of the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan by the amount necessary to pay the master servicer, the trustee, the Non-Serviced Master Servicer, Non-Serviced Trustee for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the Sheraton Hotel Greensboro PSA) made with respect to such loan by such party (if and as specified in the PSA, the Sheraton Hotel Greensboro PSA), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Sheraton Hotel Greensboro Mortgage Loan and Sheraton Hotel Greensboro Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Sheraton Hotel Greensboro Whole Loan (as specified in the PSA or Sheraton Hotel Greensboro PSA, as applicable) and, finally, with respect to any remaining amount of penalty charges allocable to the Sheraton Hotel Greensboro Whole Loan, be paid, prior to the Sheraton Hotel Greensboro Control Note Securitization Date, to the master servicer and/or special servicer, and, on and after the Sheraton Hotel Greensboro Control Note Securitization Date, to the Non-Serviced Master Servicer and/or Non-Serviced Special Servicer, as additional servicing compensation as provided in the PSA or Sheraton Hotel Greensboro PSA, as applicable.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, if the Sheraton Hotel Greensboro Mortgage Loan becomes a Defaulted Loan (or, after the Sheraton Hotel Greensboro Control Note Securitization Date, a defaulted loan under the Sheraton Hotel Greensboro PSA) and if the special servicer (or, after the Sheraton Hotel Greensboro Control Note Securitization Date, the related Non-Serviced Special Servicer)

determines pursuant to the PSA (or the Sheraton Hotel Greensboro PSA, as the case may be) and the Sheraton Hotel Greensboro Intercreditor Agreement to pursue a sale of the Sheraton Hotel Greensboro Mortgage Loan (or the Sheraton Hotel Greensboro Companion Loan, as the case may be), the special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Sheraton Hotel Greensboro Mortgage Loan together with the Sheraton Hotel Greensboro Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the Sheraton Hotel Greensboro PSA), as applicable, obligation to review whether any offer from an interested person (as defined in the PSA or, after the Sheraton Hotel Greensboro Control Note Securitization Date, the Sheraton Hotel Greensboro PSA) received for the Sheraton Hotel Greensboro Mortgage Loan and the Sheraton Hotel Greensboro Companion Loan constitutes a fair price.

Notwithstanding the foregoing, on and after the Sheraton Hotel Greensboro Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Sheraton Hotel Greensboro Mortgage Loan together with the Sheraton Hotel Greensboro Companion Loan if the loan becomes a defaulted whole loan without the written consent of the holders of the Sheraton Hotel Greensboro Mortgage Loan unless the related Non-Serviced Special Servicer has delivered to the issuing entity, as holder of the Sheraton Hotel Greensboro Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Sheraton Hotel Greensboro Whole Loan, and any documents in the servicing file requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the Sheraton Hotel Greensboro PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, the issuing entity as holder of the Sheraton Hotel Greensboro Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Prior to the Sheraton Hotel Greensboro Control Note Securitization Date, in the event of the sale by the applicable special servicer of the Sheraton Hotel Greensboro Whole Loan, such special servicer will be required to provide the same information to, and consult with, the holders of the Sheraton Hotel Greensboro Companion Loan as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the Sheraton Hotel Greensboro Control Note Securitization Date, the Sheraton Hotel Greensboro Controlling Noteholder will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer, solely with respect to the Sheraton Hotel Greensboro Whole Loan. On and after the Sheraton Hotel Greensboro Control Note Securitization Date, pursuant to the terms of the Sheraton Hotel Greensboro Intercreditor Agreement, the Sheraton Hotel Greensboro Controlling Noteholder (or the

Sheraton Hotel Greensboro Directing Certificateholder) will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Sheraton Hotel Greensboro Whole Loan and appoint a replacement special servicer without the consent of the holders of the Sheraton Hotel Greensboro Mortgage Loan. The right of the Sheraton Hotel Greensboro Directing Certificateholder will be subject to the terms of the Sheraton Hotel Greensboro PSA, which are not known at this time, but are expected to provide that the Sheraton Hotel Greensboro Directing Holder may only exercise such rights under the Sheraton Hotel Greensboro PSA so long as no control termination event has occurred and is continuing and the Sheraton Hotel Greensboro Companion Loan is not an “excluded loan” under the Sheraton Hotel Greensboro PSA. The Sheraton Hotel Greensboro Intercreditor Agreement requires that any replacement special servicer be subject to the issuing entity’s receipt of rating agency confirmations from the rating agencies hired by the issuing entity to rate the certificates.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in May 2017 and ending on a hypothetical Determination Date in June 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Rialto Mortgage Finance, LLC, Natixis Real Estate Capital LLC, Wells Fargo Bank, National Association, Société Générale and CIBC Inc. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Rialto Mortgage Finance, LLC, Natixis Real Estate Capital LLC, Wells Fargo Bank, National Association, Société Générale and CIBC Inc. on or about June 12, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch“), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated or acquired certain Mortgage Loans sold to the depositor by it. The Save Mart Whole Loan, for a portion of which UBS AG, New York Branch is the mortgage loan seller, was co-originated with Deutsche Bank AG, New York Branch and Cantor Commercial Real Estate Lending, L.P. The Moffett Place Google Mortgage Loan for which UBS AG, New York Branch is the mortgage loan seller was originated by Deutsche Bank AG, New York Branch, and purchased by UBS AG, New York Branch. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch has recently commenced originating commercial mortgage loans primarily for securitization or resale. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to this securitization, UBS Real Estate Securities Inc. (“UBSRES“), an indirect subsidiary of UBS AG, New York Branch, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $1,213,253,287 of multifamily and commercial mortgage loans.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans“) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team“). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape“) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria“). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan to value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan to value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan to value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Litigation

UBS AG, New York Branch and UBSRES are currently engaged in litigation with respect to various legacy residential mortgage backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBS AG, New York Branch.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2017. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2017, UBS AG, New York Branch has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither UBS AG, New York Branch nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage“), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

In addition, Wells Fargo Bank, National Association is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans“) were originated or co-originated by Rialto Mortgage. This is the fortieth (40th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team“). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to twelve (12) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape“) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Rialto Qualification Criteria“). Rialto Mortgage will engage a third party accounting firm to compare the Rialto Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2014 to and including March 31, 2017, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Rialto Mortgage nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor, a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned indirect subsidiary of Natixis, S.A. a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis, S.A. is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. Natixis, S.A. is a publicly listed French bank on Euronext Paris. Its majority shareholder is BPCE. Natixis, S.A. has three core business lines: Corporate & Investment Banking (which includes coverage, global markets, global finance, global transaction banking, investment banking, and mergers & acquisitions); Investment Solutions & Insurance (which includes asset management, private banking and insurance); and Specialized Financial Services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payment platform services, and securities custody services, distributed mainly through the two retail banking networks of the Groupe BPCE). Natixis, S.A. also holds interests in certain non-core businesses referred to as “Financial Investments.” Natixis, S.A. is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of May 10, 2017, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $39.3 billion and the total amount of these loans that were securitized is in excess of $19.9 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality,

industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2017. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 or is still outstanding.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	1 loan (#8 in the pool)	23,000,000	2.5% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2017. (For columns m-x)

(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)

(4)	Rialto Capital Advisors, LLC, as special servicer for loan #8, claimed that NREC breached the representations and warranties made in the mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of the loan. The special servicer is continuing to pursue its demand

Retained Interests in This Securitization

As of the Closing Date, neither NREC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,594 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $28.6 billion, which were included in 81 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan identified on Annex A-1 as One West 34th Street, representing approximately 3.1% of the Initial Pool Balance, was co-originated by Wells Fargo Bank and Goldman Sachs Mortgage Company.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2017 through March 31, 2017 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278 6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through May 15, 2017, Société Générale has securitized 100 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $1.7 billion.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Société Générale, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

●	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

●	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 15 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans,

Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2017. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2017, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Société Générale nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Société Générale or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Société Générale” has been provided by Société Générale.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates. CIBC is a majority owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture is CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. As of March 31, 2017, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $21.2 billion. In the calendar year ended December 31, 2016, CIBC originated approximately $207,858,250 of commercial mortgage loans and securitized approximately $273,732,933 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, a Phase I environmental site assessment (“ESA”) will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CIBC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above in this prospectus.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on May 8, 2017, which covers the period from and including January 1, 2017 to and including March 31, 2017. CIBC’s CIK number is 0001548567. With respect to the period from and including July 1, 2013 to and including March 31, 2017, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	0	0	0.00	0	0	0.00	1	10,718,582	4.47	0	0	0.00	0	0	0.00[2,4]
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC8 (CIK # 0001283891)	X	CIBC Inc.	45	528,766,659	100	1	19,884,852	52.4	0	0	0.00	0	0	0.00	0	0	0.00	1	19,884,852	52.4	0	0	0.00
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (CIK # 0001399797)	X	CIBC Inc.	116	1,464,514,801	100	1	9,414,421	0.97[3]	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	9,414,421	0.97[2,3]

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the jury returned a verdict in favor of CIBC Inc. and the United States District Court, Southern District of New York ordered the related complaint dismissed in the related Judgment dated May 31, 2012.

4.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court“) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition.

Retained Interests in This Securitization

As of the Closing Date, neither CIBC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—CIBC Inc.” has been provided by CIBC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary UBS AG, New York Branch.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2017-C1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank will act as the Certificate Administrator, the Custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court” ) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged Events of Default, and (iii) abide by appropriate standards of care following alleged Events of Default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed Plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to Dismiss all of the actions are pending except for the recently filed State Court Complaint. There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth with respect to Wells Fargo Bank as master servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for the Mortgage Loans and Serviced Companion Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (i) the trustee, the certificate administrator, and the custodian under the CD 2017-CD3 pooling and servicing agreement, which governs the servicing and administration of the Moffett Place Google Whole Loan, (ii) the trustee, the certificate administrator, and the custodian under the NCMS 2017-75B trust and servicing agreement, which governs the servicing and administration of the 75 Broad Street Whole Loan (iii) the master servicer, the certificate administrator, and the custodian under the BANK 2017-BNK4 pooling and servicing agreement, which governs the servicing and administration of the One West 34th Street Whole Loan, (iv) the master servicer, the certificate administrator, and the custodian under the WFCM 2017-RB1 pooling and servicing agreement, which governs the servicing and administration of the Art Van Portfolio Whole Loan until the Closing Date, (v) expected to be the master servicer, the certificate administrator, and the custodian under the CFCRE 2017-C8 pooling and servicing agreement, which is expected to govern the servicing and administration of the Atlanta and Anchorage Hotel Portfolio Whole Loan and which is expected to govern the servicing and administration of the Baypoint Commerce Center Whole Loan until the Closing Date, and (vi) and the holder of the Sheraton Hotel Greensboro Companion Loan (and therefore the initial Sheraton Hotel Greensboro Controlling Holder). Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
By Approximate Number:	33,605	32,716	31,128	30,325
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.39	$503.34	$506.83	$502.11

Within this portfolio, as of March 31, 2017, are approximately 21,243 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $386.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of March 31, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%
YTD Q1 2017	$376,961,069,050	$1,423,418,677	0.38%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch, S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer and a special servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer:	CSS3	Average

The long-term issuer ratings of Wells Fargo Bank are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage, or with a wholly-owned subsidiary or affiliate of Rialto Mortgage, for the purpose of providing short term warehousing of mortgage loans originated or acquired by Rialto Mortgage. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Rialto Mortgage or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and NREC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the NREC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Société Générale or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Société Générale Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% (.25 bps)) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo Bank as master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination

of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be appointed as the special servicer, and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. CWCAM is expected to also act as the Affiliated Borrower Loan Directing Certificateholder with respect to underlying mortgage loans that are not Affiliated Borrower Special Servicer Loans and may, if requested, act as the Directing Certificateholder Servicing Consultant. CWCAM is owned by an affiliate of Fortress Investment Group LLC (“Fortress”). On February 14, 2017, Fortress and SoftBank Group Corp., a corporation organized under the laws of Japan (“SoftBank”), issued a joint press release announcing that they had entered into definitive agreements pursuant to which SoftBank will acquire Fortress. This transaction is subject to several contingencies, including shareholder approval, regulatory approvals and customary closing conditions, and is anticipated to close in three to six months. CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the special servicing, management and investment management of commercial real estate assets, including:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and insurance brokerage services;

●	commercial mortgage brokerage services; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing 7,800 loans secured by properties throughout the United

States with a then current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $99 billion. As of December 31, 2016, CWCAM acted as special servicer with respect to 137 domestic CMBS pools containing over 5,700 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $79 billion. As of March 31, 2017, CWCAM acted as special servicer with respect to 131 domestic CMBS pools containing approximately 5,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $72 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of March 31, 2017, CWCAM had 79 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2017, within the CMBS pools described in the preceding paragraph, 308 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York (the “Property”) securing loans held by those trusts. CWCAM was the special servicer of the Property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. There can be no assurances as to possible impact on CWCAM of these rulings and the transfer to the SDNY Court. However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On March 31, 2016, RAIT Preferred Funding II LTD. (“RAIT Preferred Funding”) commenced a complaint (“RAIT Complaint”) with the Supreme Court of the State of New York, County of New York (the “RAIT Court”), claiming it owns $18,500,000 of a mortgage loan secured by the development of the One Congress Street Property in Boston, Massachusetts (the “Loan”) and seeking (a) a declaratory judgment stating that RAIT Preferred Funding is the directing lender under a co-lender agreement dated March 28, 2007 and a pooling and servicing agreement dated March 1, 2007 (collectively, the “Operative Agreements”) and was the directing lender at the time of the improper modification of the Loan, (b) a declaratory judgment stating that RAIT Preferred Funding has the right to terminate the special servicer, (c) monetary damages for the value of the bonds and fees paid to CWCAM as the special servicer of the Loan and (d) other things. On May 17, 2016, CWCAM filed a motion to dismiss the RAIT Complaint (“Motion to Dismiss”) stating that the RAIT Complaint did not state a claim and the essential facts of the RAIT Complaint are negated by affidavits and evidentiary materials submitted with the RAIT Complaint. On June 14, 2016, RAIT Preferred Funding filed a Memorandum of Law in Opposition to the Motion to Dismiss (“Opposition”) stating that the claims in the RAIT Complaint were properly stated. On June 30, 2016, CWCAM filed a reply in support of the

Motion to Dismiss and in response to the Opposition, stating that each of CWCAM’s arguments is supported by the express language of the agreements between the parties, the documentary evidence and New York case law. On September 30, 2016, RAIT Preferred Funding and CWCAM entered into a confidential Settlement Agreement (the “2016 Settlement”), which provides for a stay of the RAIT Preferred Funding litigation (the “Litigation Stay”) through August 25, 2017. Pursuant to the terms of the 2016 Settlement, upon satisfaction of a term of the 2016 Settlement by August 25, 2017 (or such later date agreed to by the parties), the RAIT Preferred Funding litigation will be dismissed, with prejudice. If the term is not satisfied, RAIT Preferred Funding will contact the RAIT Court to re-set oral argument on the Motion to Dismiss and other deadlines. The parties may jointly seek to extend the Litigation Stay, subject to RAIT Court approval. CWCAM believes that it has performed its obligations under the Operative Agreements in good faith, and disputes RAIT Preferred Funding’s allegations and, should the matter not be resolved via this 2016 Settlement, it intends to vigorously contest such allegations.

On January 24, 2016, PSW NYC LLC commenced a complaint (the “PSW Complaint”) with the Supreme Court of the State of New York, County of New York (the “PSW Court”) against Bank of America, N.A. as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C30 and COBALT CMBS Commercial Trust 2007-C2, U.S. Bank National Association as Trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5 and ML-CFC Commercial Mortgage Trust 2007-6 (collectively, the “Trusts”), PCV-M Holdings LLC and CWCapital Asset Management LLC, individually and as special servicer for the Trusts (collectively, the “Defendants”) seeking either (a) damages in an amount to be determined by the PSW Court but alleged by the plaintiffs to be approximately $500,000,000 – such amount being the amount PSW NYC LLC alleges would have been recovered on certain mezzanine loans (the “Mezzanine Loans”) related to the Peter Cooper Village and Stuyvesant Town property (the “PCVST Property”) in New York City which PSW NYC LLC sold to an entity related to the Defendants pursuant to a settlement agreement related to certain prior litigation (the “2010 Settlement Agreement”) or (b) the rescission of the 2010 Settlement Agreement which would result in, among other things, the rescission of the sale of the Mezzanine Loans and a claim for certain proceeds from the sale of the PCVST Property. PSW NYC LLC alleges that the Defendants procured the 2010 Settlement Agreement by fraud and further that the terms of the 2010 Settlement Agreement were breached by the Defendants. On February 26, 2016, CWCAM on behalf of itself and the other Defendants filed a motion to dismiss the PSW Complaint (the “CWCAM Motion to Dismiss”). On April 11, 2016, PSW NYC LLC opposed the CWCAM Motion to Dismiss and cross-moved for a partial summary judgment on liability regarding allegations of breach of the 2010 Settlement Agreement (“PSW Cross-Motion”). On May 5, 2016, Defendants subsequently filed its reply and opposition to the PSW Cross-Motion. On August 23, 2016, oral arguments were provided to the PSW Court regarding the PSW Complaint, the CWCAM Motion to Dismiss and the PSW Cross-Motion and the PSW Court took such arguments under advisement. On October 31, 2016, the PSW Court issued an order granting the CWCAM Motion to Dismiss, denying the PSW Cross-Motion and dismissing the PSW Complaint with prejudice. Subsequently, PSW NYC LLC filed a notice of appeal relating to such order. On February 21, 2017, PSW NYC LLC filed its appeal and supporting brief arguing that the PSW Court erred by finding no breach of the assignment agreement and no fraudulent inducement. Oral argument was heard on May 4, 2017 at which point the court took the arguments under advisement. CWCAM intends to continue vigorously contesting the litigation.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class Majority Holder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

CWCAM or an affiliate of CWCAM assisted NRFC Income Opportunity Securities Holdings, LLC and/or one or more of its affiliates with its due diligence of the underlying mortgage loans prior to the Closing Date.

As of the Closing Date, neither CWCAM nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest, other than the fees and reimbursement rights of the Special Servicer set forth in this Prospectus, in this securitization. However, CWCAM or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding CWCAM under this heading “—The Special Servicer” has been provided by CWCAM.

AEGON USA Realty Advisors, LLC

AEGON USA Realty Advisors, LLC (“AURA”), is a U.S.-based real estate asset manager and a member company of AEGON Asset Management, the global investment management division of the Aegon Group. AURA is not a registered investment advisor with the SEC and is not regulated by any federal agency. AURA formed as a corporation in 1983 under the laws of the state of Iowa, is expected to act as special servicer for the Save Mart Portfolio Mortgage Loan and in such capacity is expected to initially be responsible for the servicing and administration of the Save Mart Portfolio Mortgage Loan if it becomes a Specially Serviced Loan and the related REO Property as well as the reviewing of certain major decisions and other transactions relating to the Save Mart Portfolio Mortgage Loans and other special servicer decisions for the Save Mart Portfolio Mortgage Loan and the related Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. AURA’s principal office location is 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. Its telephone number is (319) 355-8734.

AURA is an indirect wholly owned subsidiary of Aegon N.V., one of the world’s largest life insurance and pension organizations. In the U.S., AAM provides clients with a full range of investment options including fixed income, real estate, equities, funds and alternative investments. AAM had total assets under management of approximately $350.0 billion as of December 31, 2016.

AURA employs a seasoned staff of approximately 160 industry professionals providing comprehensive analysis, and extensive portfolio and market-level monitoring. AURA had total assets under management of approximately $18.6 billion as of December 31, 2016, and advises clients on debt and equity investments across a wide spectrum of real estate classes. AURA’s office locations include: New York, New York; Baltimore, Maryland; Tampa,

Florida; Louisville, Kentucky; Cedar Rapids, Iowa; San Francisco, California; Fresno, California; and Irvine, California.

AURA’s special servicing unit was established in 1991 to handle foreclosed real estate and distressed debt following the collapse of the savings and loan industry. The special servicing unit has remained a permanent part of AURA, acting for the AEGON Group portfolio of commercial mortgage loans, servicing on a contracted basis for third parties such as insurance companies, and as a special servicer for large CMBS loans. AURA’s special servicing portfolio includes mortgage loans secured by multifamily, office, retail, industrial and other types of income-producing properties that are located throughout the United States. AURA also serves as special servicer on commercial mortgage loans and mortgage loans for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. As of December 31, 2016, AURA’s total active special servicing portfolio contained 137 assets consisting of 101 loans and 36 real estate owned, or REO, properties with a combined unpaid principal balance, or UPB, of approximately $1.44 billion. As of December 31, 2016, AURA was the named special servicer on 38 CMBS transactions, representing 77 loans, including three CRE CDO transactions with an approximate UPB of $16.4 billion.

The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans, mezzanine loans, CRE CDO assets and REO properties that have been referred to AURA as special servicer in CMBS and CRE CDO transactions from 2013 to 2016.

	Calendar Year End (Approximate amounts in billions)

Portfolio Size – CMBS Special Servicing	2013	2014	2015	2016
Total	$1.918	$3.330	$8.858	$18.075

S&P raised its rating of AURA to the highest level of “Strong” with a stable outlook as of February 2016. AURA is on S&P’s Select Servicer List as a special servicer. AURA is also rated “MOR CS2” as a Commercial Mortgage Special Servicer by Morningstar (July 2016). AURA is also rated “CSS2” as a CMBS special servicer by Fitch (October 2016). Kroll Bond Rating Agency, Inc. has reviewed AURA (August 2016) and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a special servicer. AURA’s special servicing unit also provides analytical support for certain of AURA’s commercial real estate-related investment classes, including CMBS and real estate private placements.

AURA’s special servicing unit has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under its servicing agreements. AURA’s servicing system is SS&C Technologies LMS and maintains a thorough business continuity and disaster recovery plan with daily data backup. There have been no material changes to AURA’s policies or procedures in the special servicing function for the past three years. AURA has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Regulation AB under the Securities Act.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between AURA or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party-apart from the subject securitization transaction-between AURA or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer has experienced an event of default as a result of any action or inaction by AURA as special servicer. AURA has never been terminated as servicer in a commercial mortgage loan securitization due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by AURA with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer. AURA is not an affiliate of the issuing entity, the depositor, any sponsor, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer or the special servicer for this securitization.

From time to time, AURA is a party to lawsuits and other legal proceedings as part of its duties as a loan special servicer and otherwise arising in the ordinary course of its business. AURA does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service loans pursuant to the servicing agreement.

From time to time, AURA and/or its affiliates may purchase or sell securities, including CMBS certificates. AURA and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Except as described above, neither AURA nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under this heading “—AEGON USA Realty Advisors, LLC” has been provided by AURA.

The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with AURA and its affiliates.

General

CWCapital Asset Management LLC and AEGON USA Realty Advisors, LLC will each act as special servicer with respect to the applicable Mortgage Loans (other than any Excluded Special Servicer Loan) and any related Serviced Companion Loans other than with respect to any Non-Serviced Whole Loan. Any reference in this prospectus to the “special servicer” means (i) CWCapital Asset Management LLC, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and the Save Mart Portfolio Mortgage Loan, and (ii) AEGON USA Realty Advisors, LLC, with respect to the Save Mart Portfolio Mortgage Loan.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), (i) was appointed to act as the BANK 2017-BNK4 special servicer (the “BANK 2017-BNK4 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the One West 34th Street Whole Loan and any associated REO Properties pursuant to the BANK 2017-BNK4 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the One West 34th Street Whole Loan and (ii) is expected to be appointed as the CFCRE 2017-C8 special servicer (the “CFCRE 2017-C8 Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Atlanta Anchorage Hotel Portfolio Whole Loan and any associated REO Properties pursuant to the CFCRE 2017-C8 PSA, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the Atlanta Anchorage Hotel Portfolio Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. As of March 31, 2017, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “RCM Funds”), and RCM also advised four separately managed accounts, having over $5.2 billion of regulatory assets under management in the aggregate. Four of such RCM Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such RCM Funds are focused on investments in commercial mortgage-backed securities and the other two RCM Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through March 31, 2017, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,789 loans.

In addition, RCM has underwritten and purchased, primarily for the RCM Funds, over $4.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 73 different securitizations totaling approximately $78.3 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 350 employees as of March 31, 2017 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the United States and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders and the retained interest owner. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2017, Rialto and its affiliates were actively special servicing approximately 690 portfolio loans with a principal balance of approximately $241 million and were responsible for approximately 577 portfolio REO assets with a principal balance of approximately $687 million.

Rialto is also currently performing special servicing for 77 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,405 assets with an original principal balance at securitization of approximately $80 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
Number of CMBS Pools Named Special Servicer	27	45	59	75	77
Approximate Aggregate Unpaid Principal Balance(1)	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion	$80 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	27	28	17	37	36
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$101 million	$126.9 million	$141.9 million	$320 million	$344 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as (i) the BANK 2017-BNK4 Special Servicer and (ii) the CFCRE 2017-C8 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing, (i) the One West 34th Street Whole Loan and (ii) the Atlanta Anchorage Hotel Portfolio Whole Loan (collectively, the “Rialto Outside Serviced Whole Loans”) respectively. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving certain of the Rialto Outside Serviced Whole Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard as applicable under the BANK 2017-BNK4 PSA and the CFCRE 2017-C8 PSA respectively.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Rialto Outside Serviced Whole Loans, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform as applicable under the BANK 2017-BNK4 PSA and the CFCRE 2017-C8 PSA respectively for assets of the same type included in the BANK 2017-BNK4 Securitization and the CFCRE 2017-C8 Securitization, including with respect to the Rialto Outside Serviced Whole Loans.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance as applicable of its duties under the BANK 2017-BNK4 PSA and the CFCRE 2017-C8 PSA respectively and, accordingly, Rialto believes that its financial condition will not have any material impact on the Rialto Outside Serviced Whole Loans performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Rialto Outside Serviced Whole Loans as applicable pursuant to the BANK 2017-BNK4 PSA and the CFCRE 2017-C8 PSA respectively. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders or the Retained Interest Owner.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of (i) the entity that (a) was appointed as the initial controlling class certificateholder and the initial controlling class representative under the BANK 2017-BNK4 PSA and (b) is expected to be appointed as the initial controlling class certificateholder and the initial controlling class representative under the CFCRE 2017-C8 PSA and (ii) Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator.

As of the Closing Date, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and Servicing Shift Mortgage Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of March 31, 2017, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 103 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $109 billion since October 2010. As of March 31, 2017, Pentalpha Surveillance has acted as asset representations reviewer in 22 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $19 billion. Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the SEC in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

As of the Closing Date, neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). UBS AG, New York Branch has been designated by the sponsors to act as the risk-retaining sponsor (in such capacity, the “Retaining Sponsor”) under the Credit Risk Retention Rules and UBS AG, New York Branch will elect to satisfy its risk retention requirements through the purchase by a “third-party purchaser” of an “eligible horizontal residual interest” (each as defined in the Credit Risk Retention Rules). It is expected that NRFC Income Opportunity Securities Holdings, LLC, a limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table below and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Third Party Purchaser will purchase the Class D-RR, Class E-RR, Class F-RR and NR-RR Certificates (the “Yield-Priced Principal Balance Certificates”) identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Initial Certificate Balance	Values of Retained Certificates (in % and $)(1)	Purchase Price(2)
Class D-RR	$40,278,000	1.97%/$20,110,668.45	49.92966%
Class E-RR	$19,179,000	0.94%/$9,576,009.49	49.92966%
Class F-RR	$ 9,590,000	0.47%/$4,788,254.39	49.92966%
Class NR-RR	$33,565,038	1.64%/$16,758,909.35	49.92966%

(1)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the fair value of all of the certificates issued by the issuing entity and as a dollar amount.

(2)	Expressed as a percentage of the initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $51,233,841.68 excluding accrued interest.

The aggregate fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to approximately $51,233,841.68 (excluding accrued interest) representing approximately 5.02% of the fair value of all of the Classes of Regular Certificates issued by the issuing entity.

The Third Party Purchaser is required to retain an eligible horizontal residual interest with a fair value as of the Closing Date of at least $50,993,943.75 (representing 5.00% of the aggregate fair value of all the Classes of Regular Certificates), excluding accrued interest.

The approximate fair value of each Class of Regular Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$40,504,052.18
Class A-2	$48,063,046.07
Class A-SB	$54,123,783.15
Class A-3	$237,333,291.50
Class A-4	$305,449,801.91
Class X-A	$79,042,802.91
Class X-B	$13,950,533.16
Class A-S	$98,775,490.50
Class B	$46,915,903.83
Class C	$34,571,715.05
Class D	$9,914,613.03
Class D-RR	$20,110,668.45
Class E-RR	$9,576,009.49
Class F-RR	$4,788,254.39
Class NR-RR	$16,758,909.35

The aggregate fair value of all of the Classes of Regular Certificates is approximately $1,019,878,874.97, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value of the Yield-Priced Principal Balance Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class D Certificates, third, to the Class C Certificates, fourth, to the Class B Certificates, fifth, to the Class A-S Certificates, and sixth, to the Senior Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates, see “Description of the Certificates” in this prospectus.

The Third Party Purchaser

It is anticipated that NRFC Income Opportunity Securities Holdings, LLC, a limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—Qualifying CRE Loans; Required Credit Risk Retention Percentage”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

NRFC Income Opportunity Securities Holdings, LLC, a Delaware limited liability company, is expected, on the Closing Date, (i) to purchase for cash the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, and (ii) to act as the initial Third Party Purchaser. The Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates will represent the Third Party Purchaser’s initial purchase of CMBS certificates subject to the Credit Risk Retention Rules.

The Third Party Purchaser is a wholly owned subsidiary of NorthStar Real Estate Income Trust Operating Partnership, LP (the “Operating Partnership”), which is the operating partnership of NorthStar Real Estate Income Trust, Inc. (the “NorthStar Income”), a public non-traded real estate investment trust (the “REIT”), formed to originate, acquire and asset manage a diversified portfolio of commercial real estate (“CRE”) debt, select equity and securities investments, predominantly in the United States. NorthStar Income conducts substantially all of its business operations through the Operating Partnership. NorthStar Income may also invest in CRE investments internationally. CRE debt investments include first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests. Real estate equity investments include direct ownership in properties, which may be structurally senior to a third-party partner’s equity, as well as indirect interests in real estate through real estate private equity funds. CRE securities primarily consist of CMBS, and may in the future include unsecured REIT debt, collateralized debt obligation (“CDO”), notes and other securities. In addition, NorthStar Income may own investments through joint ventures.

The Third Party Purchaser is externally managed by an affiliate of Colony NorthStar, Inc. (“Colony NorthStar”), which is a leading global real estate and investment management firm, principally located in Los Angeles, California and New York, New York, with more than 500 employees in offices across 17 cities in 10 countries. Colony NorthStar has significant real estate holdings in the healthcare, industrial and hospitality sectors, equity and debt investments, as well as an embedded institutional and retail investment management business. Colony NorthStar has assets under management, including both balance sheet investments and third party managed investments, of approximately $56 billion as of March 31, 2017 and manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, traded and non-traded REITs and investment companies, for which it earns management fees and incentive fees. Colony NorthStar also owns NorthStar Securities, LLC, a captive broker-dealer platform that raises capital in the retail market.

The Third Party Purchaser has represented to the depositor that solely for its own purposes and benefit, it has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until June 13, 2022. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially

Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, Rialto, NREC, Wells Fargo Bank, Société Générale and CIBC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”).

At the time of the its decision to include the UBS AG, New York Branch Mortgage Loans in this transaction, UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Rialto Mortgage Loans in this transaction, Rialto Mortgage determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Rialto Mortgage that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Rialto Mortgage that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Rialto Mortgage based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Wells Fargo Bank, National Association Mortgage Loans in this transaction, Wells Fargo Bank, National Association, determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank, National Association based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the Société Générale Mortgage Loans in this transaction, Société Générale determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Société Générale that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Société Générale that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Société Générale based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the CIBC mortgage loans in this transaction, CIBC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CIBC that the acceptance of the related fact or circumstance was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CIBC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CIBC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-C1 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$40,505,000
A-2	$46,665,000
A-SB	$52,548,000
A-3	$235,000,000
A-4	$296,571,000
X-A	$671,289,000
X-B	$175,015,000
A-S	$95,899,000
B	$45,551,000
C	$33,565,000

Non-Offered Certificates
D	$10,069,000
D-RR	$40,278,000
E-RR	$19,179,000
F-RR	$9,590,000
NR-RR	$33,565,038
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $671,289,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $175,015,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e) the Gain on Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds. The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the

Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class D-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates and the Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates, the Class E-RR certificates and the Class F-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.8870%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.9820%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.2560%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.1960%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 3.4600%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.7240%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.0360%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 4.4400%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related

Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding

Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the

Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class NR-RR or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	February 2022
Class A-2	April 2022
Class A-SB	April 2026
Class A-3	April 2027
Class A-4	May 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2027
Class B	May 2027
Class C	June 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to a Serviced AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class D-RR certificates, the Class E-RR certificates, the Class F-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E-RR certificates;

fourth, to the Class D-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the 75 Broad Street Whole Loan and the Serviced AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file;

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date); and

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan;

and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator)

○	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction

Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that UBS AG, New York Branch in its capacity as the retaining sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who will post such notice on its website under the Risk Retention Special Notices tab. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan)

or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, the operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and

Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – UBS 2017-C1

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any

Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the

Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)  any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii) the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv) the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)  with regard to any related Mortgaged Properties that are hospitality properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement;

(xviii) a copy of all related environmental insurance policies; and

(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  all related environmental reports; and

(xiv)  all related environmental insurance policies;

(b)        a copy of any engineering reports or property condition reports;

(c)        other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)        for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected

Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the

Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan),

any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-

recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “—The Servicing Shift Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that

Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer formed to hold title to the Foreclosed Property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)   to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv) to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee equal to $290.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	$15,000 plus (i) $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to any such Mortgage Loan (and any successor REO Loan), 0.0025% per annum plus any “primary servicing fee” and any “pari passu loan primary servicing fee” set forth next to the related Mortgaged Property on Annex A-1, (ii) with respect to any Serviced Pari Passu Companion Loan (or successor REO Loan), 0.0025% per annum, and (iii) with respect to any Serviced Subordinate Companion Loan, 0.0075% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the master servicer is processing the underlying assumption transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage

Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum (other than with respect to the 75 Broad Street Mortgage Loan) and 0.00125% per annum with respect to the 75 Broad Street Mortgage Loan, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus. With respect to the Servicing Shift Mortgage Loans, the applicable master servicer (prior to the related Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the related Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum, which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal a per annum rate of 0.25000% (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or, with respect to the Save Mart Portfolio Mortgage Loan, 0.50%) to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan (other than with respect to the Save Mart Portfolio Mortgage Loan) in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan or if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan solely because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and such payoff thereafter timely occurs within the specified timeframe.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan. The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or, with respect to the Save Mart Portfolio Mortgage Loan, 0.50%) to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any (A) any Specially Serviced Loan that is part of a Serviced AB Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full provided such Specially Serviced Loan only became a Specially Serviced Loan on or after its maturity date.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to non-Specially Serviced Loans for which the special servicer is processing the underlying assumption transaction,

(iii)   100% of waiver, consent and earnout fees or similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)   100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, assumption application, waiver, consent and earnout fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision, and

(vi)   100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0070% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each Companion Loan) and REO Loan, and will be equal to 0.00189% (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00039% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to $15,000 plus (i) $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related

Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the Save Mart Portfolio Whole Loan and the Apple Sunnyvale Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, and fourth, to the Class D-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency

Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with the consent of the Directing Certificateholder (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan) or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan), neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan and any Serviced AB Whole Loan prior to the occurrence and during the continuance of a Control Appraisal Period)) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decisions”) or the consent or approval of the special servicer. The master servicer will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, with the consent or deemed consent of the Special Servicer (who will be required to obtain the approval or deemed approval of the Directing Certificateholder). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 5 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement (or with respect to a Serviced AB Whole Loan, the period prescribed in the related Intercreditor Agreement) of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly provide the special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights).

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided in the PSA and described below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (provided, however, that, other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or to the subordination of the lien of the Mortgage Loan to easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property); (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a non-material parcel or a non-material income producing parcel or any condemnation that does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that (A) has an outstanding principal balance equal to or greater than $5,000,000 or (B) any Mortgage Loan secured by a hospitality property); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan where the release is required pursuant to the specific terms of the related Mortgage Loan, except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement, and if any modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or the special servicer, as applicable, as a condition to its effectiveness; (xi) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control

Termination Event and other than with respect to any Excluded Loan, to the consent (or deemed consent) of the Directing Certificateholder, (xiv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent. In connection with the processing by the master servicer of any Master Servicer Decision, the master servicer will deliver notice thereof to the special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan, to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder notifies the master servicer that it does not desire to receive copies of such items.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to any Excluded Loan prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-sale” clause, the master servicer or, with respect to Specially Serviced Loans, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, (w) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any transfers or assumptions provided for in clause (xiv) of the definition of Master Servicer Decision, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 5 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent), (x) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder, (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor, or (z) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer or, with respect to Specially Serviced Loans, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, (w) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 5 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent), (x) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder, (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor, or (z) with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the master servicer will be required to promptly provide the special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights); provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (in each case following consultation with the Directing Certificateholder (other than in respect of an Excluded Loan)) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor

Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan or Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan or Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan or Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan or Serviced AB Whole Loan prior to the occurrence of a Control Appraisal Period and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan and only for so long as no Control Termination Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of a Serviced AB Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to a Serviced AB Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced AB Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process“.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset

Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process following completion of the ASR Consultation Process. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to a Serviced AB Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, other than with respect to any Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan or a Serviced AB Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection

Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (or, with respect to the Serviced AB Whole Loan, if applicable, prior to the occurrence of a Control Appraisal Period, the holder of the related Subordinate Companion Loan) 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” , as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In connection with any such sale involving a Serviced AB Whole Loan, the special servicer will also have the right, but not the obligation, to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to Specially Serviced Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

With respect to any matter for which the consent of the Directing Certificateholder is required, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within ten (10) Business Days following written request for consent and its receipt of all reasonably requested information on any required consent, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be NRFC Income Opportunity Securities Holdings, LLC.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific

Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Apple Sunnyvale Whole Loan is currently Natixis Real Estate Capital LLC, and in the case of the Sheraton Hotel Greensboro Whole Loan is currently Wells Fargo Bank, National Association. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be either of the Class D-RR, Class E-RR, Class F-RR or NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

The Class D-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”

below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take (or consent to the master servicer’s taking of) any of the following actions as to which the Directing Certificateholder has consented in writing within 5 business days (or 30 days with respect to clause (xii) below) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). In addition, the master servicer or the special servicer, as applicable, will be obligated to accommodate any additional time period provided for under the related Intercreditor Agreement. Upon receiving a request from a borrower for any matter that constitutes a Major Decision with respect to a Specially Serviced Loan the master servicer will promptly forward such request to the special servicer.

“Major Decision” means with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, each of the following:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring a Mortgaged Property securing a Specially Serviced Loan or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property securing a Specially Serviced Loan or an REO Property;

(vi)     any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or

Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents, including, without limitation, any such release in connection with any condemnation with respect to a material parcel or material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)   any consent to a property management company change with respect to a Mortgage Loan (A) secured by a hospitality property, (B) secured by non-hospitality property with a principal balance greater than $5,000,000, or (C) for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion; provided, however, that releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will constitute Major Decisions;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    any determination of an Acceptable Insurance Default with respect to a Specially Serviced Loan;

(xiii)   any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (except any such modification or amendment with respect to a non-Specially Serviced Mortgage Loan necessary or desirable to split or resize notes consistent with the Intercreditor Agreement), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)   any consent to incurrence of mezzanine debt by a direct or indirect parent of a borrower;

(xv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)   other than in the case of any non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreements in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property;

(xviii)  other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xix)   any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Specially Serviced Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly provide the special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights); provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided under the related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any Save Mart Portfolio Major Decision or Apple Sunnyvale Major Decision, as applicable with respect to the related Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will consult (on a non-binding basis) with the Directing Certificateholder in connection with any Major Decision in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) will have no direction, consultation or consent rights in connection with any Major Decision and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan or, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the

Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class D-RR certificates and the Class D-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling

Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class D-RR certificates, the successor Class D-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class D-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class D-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class D-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class D-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

An “Operating Advisor Consultation Event“ will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced AB Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related Subordinate Companion Holder prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related Subordinate Companion Holder)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related Subordinate Companion Holder with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced AB Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or Servicing Shift Companion Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—The Servicing Shift Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. The NCMS 2017 75B TSA does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a) reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b) reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c) recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d) preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i)   after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year(ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will ((i) if any Mortgage Loans (other than a Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means any (i) correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing

Certificateholder’s consent or consultation rights under the PSA, (ii) strategically sensitive information (including any such information contained within an Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by evidence as set forth in the PSA (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the forty-six (46) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2012 and April 30, 2017 was approximately 97.43%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 6.19%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 14.1% of the Initial Pool Balance. Given this

Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative

Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Save Mart Portfolio Whole Loan” and “—The Apple Sunnyvale Whole Loan”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such

Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder

for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”, “—The Servicing Shift Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu

Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity.

However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute

Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, the master servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (without regard to any related fee floor or cap).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Servicing of the Moffett Place Google Mortgage Loan

Each of the Moffett Place Google Mortgage Loan and the Moffett Place Google Companion Loans and any related REO Property are being serviced and administered under the CD 2017-CD3 PSA. While the CD 2017-CD3 PSA and the PSA both address similar servicing matters, the servicing arrangements under the CD 2017-CD3 PSA differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the CD 2017-CD3 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the material differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

●	The CD 2017-CD3 Master Servicer will earn a primary servicing fee (which includes any subservicing fee) of 0.00250% per annum with respect to the Moffett Place Google Mortgage Loan.

●	Any principal and interest advance made by the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Trustee in respect of a monthly payment on the Moffett Place Google Companion Loans may only be reimbursed out of future payments and collections on the related Moffett Place Google Companion Loans or, as and to the extent permitted under the CD 2017-CD3 PSA, on other loans included in the CD

2017-CD3 Mortgage Trust, but not out of payments or other collections on the Mortgage Loans.

●	Pursuant to the CD 2017-CD3 PSA, the special servicing fee rate with respect to each of the Moffett Place Google Mortgage Loan or related REO property will be equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee that would be less than $3,500 in any given month, then such higher per annum rate as would result in a special servicing fee equal to $3,500 for such month.

●	Pursuant to the CD 2017-CD3 PSA, the liquidation fee and workout fee with respect to the Moffett Place Google Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

●	The CD 2017-CD3 Master Servicer is obligated to make servicing advances with respect to the Moffett Place Google Whole Loan in accordance with the servicing standard under the CD 2017-CD3 PSA. If the CD 2017-CD3 Master Servicer determines that a servicing advance it made with respect to either of the Moffett Place Google Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Moffett Place Google Whole Loan allocable to the Moffett Place Google Mortgage Loan and Moffett Place Google Companion Loans on a pro rata basis, and then from general collections on the mortgage loans in the CD 2017-CD3 Mortgage Trust and the Collection Account, on a pro rata basis.

●	With respect to the Moffett Place Google Mortgage Loan, prior to the occurrence and continuance of any control termination event under the CD 2017-CD3 PSA, the CD 2017-CD3 Directing Certificateholder will have the right to terminate the CD 2017-CD3 Special Servicer, with or without cause, and appoint the successor CD 2017-CD3 Special Servicer that meets the requirements of the CD 2017-CD3 PSA.

●	With respect to the Moffett Place Google Mortgage Loan, after the occurrence and during the continuance of any control termination event under the CD 2017-CD3 PSA, at the written direction of holders of principal balance certificates under the CD 2017-CD3 PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), the CD 2017-CD3 Certificate Administrator is required to conduct a vote to terminate the CD 2017-CD3 Special Servicer. At the written direction of certificateholders representing at least 66 ⅔% of the applicable certificateholder quorum required for this vote or certificateholders of non-reduced certificates representing more than 50% of the voting rights of each class of non-reduced certificates, the CD 2017-CD3 Trustee will be required to terminate the CD 2017-CD3 Special Servicer and appoint a successor CD 2017-CD3 Special Servicer.

●	With respect to the Moffett Place Google Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA; provided that inspections are required to begin at the related Mortgaged Property in 2017.

●	The CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

●	The rating agencies rating the securities issued under the CD 2017-CD3 PSA vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CD 2017-CD3 PSA than under the PSA.

●	The specific types of actions constituting major decisions under the CD 2017-CD3 PSA differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore, the specific types of servicer actions with respect to which the CD 2017-CD3 Directing Certificateholder is permitted to consent correspondingly differ.

●	The actions that the CD 2017-CD3 Master Servicer is permitted to take without obtaining the consent of the CD 2017-CD3 Special Servicer under the CD 2017-CD3 PSA differ from the actions that the master servicer is permitted to take without obtaining the consent of the special servicer under the PSA.

●	The liability of the parties to the CD 2017-CD3 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Moffett Place Google Whole Loan are maintained under the CD 2017-CD3 PSA in a manner similar, but not necessarily identical, to how collections on the Serviced Whole Loan is maintained under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The CD 2017-CD3 PSA is expected to differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Moffett Place Google Whole Loan” in this prospectus.

Servicing of the 75 Broad Street Mortgage Loan

The 75 Broad Street Mortgage Loan, together with the 75 Broad Street Companion Loans, and any related REO Property, are serviced under the NCMS 2017-75B TSA.

The servicing arrangements under the NCMS 2017-75B TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The NCMS 2017-75B TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the 75 Broad Street Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the 75 Broad Street Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to 75 Broad Street Companion Loans. Such terms include, without limitation:

●	The NCMS 2017-75B Servicer earns a primary servicing fee with respect to the 75 Broad Street Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the 75 Broad Street Whole Loan becoming a specially serviced loan under the NCMS 2017-75B TSA, the NCMS 2017-75B Special Servicer will earn a special servicing fee payable monthly with respect to the 75 Broad Street Mortgage Loan accruing at a rate equal to 0.125% per annum, until such time as 75 Broad Street Whole Loan is no longer specially serviced.

●	Pursuant to the NCMS 2017-75B TSA, the liquidation fee and the workout fee with respect to the 75 Broad Street Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA.

●	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the 75 Broad Street Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that any such advance would not be recoverable from collections on the 75 Broad Street Mortgage Loan, as applicable. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance which determination will be conclusive and binding on the servicer and the trustee.

●	The NCMS 2017-75B Servicer or NCMS 2017-75B Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the 75 Broad Street Companion Loans (but not with respect to the 75 Broad Street Mortgage Loan), unless the NCMS 2017-75B Servicer or NCMS 2017-75B Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the 75 Broad Street Companion Loans. Reimbursement of such amounts and interest thereon are payable only from proceeds of the 75 Broad Street Companion Loans.

●	The NCMS 2017-75B Servicer or NCMS 2017-75B Trustee, as applicable, is obligated to make property protection advances with respect to 75 Broad Street Whole Loan, unless a determination is made by the NCMS 2017-75B Servicer or NCMS 2017-75B Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the 75 Broad Street Whole Loan. If the NCMS 2017-75B Servicer or NCMS 2017-75B Trustee determines that a property protection advance made with respect to the 75 Broad Street Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the 75 Broad Street Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 75 Broad Street Whole Loan. In the event that collections received after the final liquidation of the 75 Broad Street Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses.

●	Amounts payable with respect to the 75 Broad Street Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the NCMS 2017-75B TSA may be allocated between the NCMS 2017-75B Servicer and NCMS 2017-75B Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

●	The NCMS 2017-75B Special Servicer will be required to take actions with respect to the 75 Broad Street Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to 75 Broad Street Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The NCMS 2017-75B Servicer and NCMS 2017-75B Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	Penalty charges with respect to the 75 Broad Street Whole Loan will be allocated in accordance with the 75 Broad Street Intercreditor Agreement as described under “—The Whole Loans—The Non-Serviced Whole Loans—The 75 Broad Street Whole Loan” in this prospectus.

●	The servicing transfer events under the NCMS 2017-75B TSA that would cause the 75 Broad Street Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The liability of the parties to NCMS 2017-75B TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 75 Broad Street Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the NCMS 2017-75B Servicer to be deposited and maintained in a separate account in the name of the NCMS 2017-75B Servicer for the benefit of the holders of the 75 Broad Street Whole Loan until transferred (after payment of certain amounts under the NCMS 2017-75B TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the NCMS 2017-75B Servicer for distribution in accordance with the PSA.

●	The NCMS 2017-75B TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the NCMS 2017-75B Mortgage Trust.

●	The NCMS 2017-75B TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the NCMS 2017-75B Mortgage Trust.

The NCMS 2017-75B Special Servicer and the NCMS 2017-75B Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The 75 Broad Street Whole Loan—Servicer Appointment and Replacement Rights” in this prospectus.

The NCMS 2017-75B depositor, NCMS 2017-75B Servicer, NCMS 2017-75B Special Servicer, NCMS 2017-75B Certificate Administrator, NCMS 2017-75B Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the NCMS 2017-75B Mortgage Trust is required to indemnify such parties pursuant to the terms of the NCMS 2017-75B TSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the 75 Broad Street Intercreditor Agreement and the NCMS 2017-75B TSA. To the extent funds on collections from 75 Broad Street Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—the 75 Broad Street Whole Loan” in this prospectus.

Servicing of the One West 34th Street Mortgage Loan

The One West 34th Street Mortgage Loan, together with the One West 34th Street Companion Loans, and any related REO Property, are serviced under the BANK 2017-BNK4 PSA.

The servicing arrangements under the BANK 2017-BNK4 PSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The BANK 2017-BNK4 PSA contains terms and conditions that are customary for securitization transactions involving assets similar to the One West 34th Street Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the One West 34th Street Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to One West 34th Street Companion Loans. Such terms include, without limitation:

●	The BANK 2017-BNK4 Master Servicer earns a primary servicing fee with respect to the One West 34th Street Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Pursuant to the BANK 2017-BNK4 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the One West 34th Street Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA.

●	The Master Servicer or the Trustee, as applicable, will be required to make P&I Advances with respect to the One West 34th Street Mortgage Loan, unless the Master Servicer or the Trustee, as applicable, or the Special Servicer, has determined that any such advance would not be recoverable from collections on the One West 34th Street Mortgage Loan. The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the Master Servicer and the Trustee.

●	The BANK 2017-BNK4 Master Servicer or BANK 2017-BNK4 Trustee, as applicable, is required to make advances of principal and interest with respect to the One West 34th Street Controlling Companion Loan (but not with respect to the One West 34th Street Mortgage Loan or the One West 34th Street Non-Controlling Companion

Loan), unless the BANK 2017-BNK4 Master Servicer or BANK 2017-BNK4 Trustee, as applicable, or the BANK 2017-BNK4 Special Servicer, has determined that any such advance and interest thereon would not be recoverable from collections on the One West 34th Street Controlling Companion Loan.

●	The BANK 2017-BNK4 Master Servicer or BANK 2017-BNK4 Trustee, as applicable, is each obligated to make (and the BANK 2017-BNK4 Special Servicer may make) property protection advances with respect to the One West 34th Street Whole Loan, unless a determination is made by the BANK 2017-BNK4 Master Servicer, BANK 2017-BNK4 Trustee, as applicable, or BANK 2017-BNK4 Special Servicer that any such advance and interest thereon would not be recoverable from collections on the One West 34th Street Whole Loan. If it is determined that a property protection advance made with respect to the One West 34th Street Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance is entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related collection account or companion distribution account maintained under the BANK 2017-BNK4 PSA that represent amounts received on or in respect of the One West 34th Street Mortgage Loan and the One West 34th Street Companion Loans, and second, if such funds on deposit in such collection account or companion distribution account are insufficient, from general collections on deposit in the Collection Account and the collection accounts of the securitizations related to the One West 34th Street Companion Loans.

●	Amounts payable with respect to the One West 34th Street Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the BANK 2017-BNK4 PSA, may be allocated between the BANK 2017-BNK4 Master Servicer and the BANK 2017-BNK4 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The BANK 2017-BNK4 Special Servicer is required to take actions with respect to the One West 34th Street Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	With respect to the One West 34th Street Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the BANK 2017-BNK4 Master Servicer to make compensating interest payments in respect of the One West 34th Street Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The BANK 2017-BNK4 Master Servicer and BANK 2017-BNK4 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	Penalty charges with respect to the One West 34th Street Whole Loan are allocated in accordance with the related Intercreditor Agreement as described under

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The One West 34th Street Whole Loan”.

●	The servicing transfer events of the BANK 2017-BNK4 PSA that would cause the One West 34th Street Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the BANK 2017-BNK4 PSA are similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the BANK 2017-BNK4 PSA is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the One West 34th Street Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the BANK 2017-BNK4 Master Servicer to be deposited and maintained in a separate account in the name of the BANK 2017-BNK4 Master Servicer for the benefit of the holders of the One West 34th Street Whole Loan until transferred (after payment of certain amounts under the BANK 2017-BNK4 PSA) on a monthly basis prior to the Distribution Date to the Collection Account by the BANK 2017-BNK4 Master Servicer for distribution in accordance with the PSA.

●	The BANK 2017-BNK4 PSA differs from the PSA with respect to the manner, timing and circumstances in which the BANK 2017-BNK4 Operating Advisor is permitted to recommend the replacement of the BANK 2017-BNK4 Special Servicer and submit such recommendation to a certificateholder vote.

●	The BANK 2017-BNK4 PSA differs from the PSA with respect to the timing of the triggers associated with the commencement of the BANK 2017-BNK4 Operating Advisor’s duties under the BANK 2017-BNK4 PSA. In addition, the BANK 2017-BNK4 Operating Advisor’s duties under the BANK 2017-BNK4 PSA are similar, but not necessarily identical, to the duties of the Operating Advisor described herein.

●	The BANK 2017-BNK4 PSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The BANK 2017-BNK4 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The One West 34th Street Whole Loan—Special Servicer Appointment Rights”.

The BANK 2017-BNK4 Depositor, the BANK 2017-BNK4 Master Servicer, the BANK 2017-BNK4 Special Servicer, the BANK 2017-BNK4 Certificate Administrator, the BANK 2017-BNK4 Trustee, the BANK 2017-BNK4 Operating Advisor, the BANK 2017-BNK4 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity (as and to the same extent the BANK 2017-BNK4 mortgage trust is required to indemnify such parties pursuant to the terms of the BANK

2017-BNK4 PSA) for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the One West 34th Street Intercreditor Agreement, as applicable. To the extent funds on collections from the One West 34th Street Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The One West 34th Street Whole Loan” in this prospectus.

Servicing of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan

The Atlanta and Anchorage Hotel Portfolio Mortgage Loan, together with the Atlanta and Anchorage Hotel Portfolio Companion Loans and any related REO Property are expected to be serviced under the CFCRE 2017-C8 Pooling and Servicing Agreement.

The servicing arrangements under the expected terms of the CFCRE 2017-C8 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the expected terms of the CFCRE 2017-C8 Pooling and Servicing Agreement and the expected terms of the PSA:

●	Pursuant to the CFCRE 2017-C8 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan are similar to the corresponding fees payable under the Pooling and Servicing Agreement.

●	The CFCRE 2017-C8 Servicer earns a primary servicing fee with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan that is calculated at 0.0025% per annum (which includes any applicable sub-servicing fee rate).

●	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that such advance would not be recoverable from collections on the Atlanta and Anchorage Hotel Portfolio Mortgage Loan. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

●	The CFCRE 2017-C8 Servicer is obligated to make property protection advances with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan. If the CFCRE 2017-C8 Servicer determines that a property protection advance it made with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan or the related Mortgaged Properties is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Atlanta and Anchorage Hotel Portfolio Mortgage Loan and the Atlanta and Anchorage Hotel Portfolio Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the CFCRE 2017-C8 issuing entity and from general collections CFCRE 2017-C8 securitization, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CFCRE 2017-C8 Pooling and Servicing Agreement, may be allocated between the CFCRE 2017-C8 Servicer and the CFCRE 2017-C8 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	The CFCRE 2017-C8 Special Servicer is required to take actions with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The requirement of the CFCRE 2017-C8 Servicer to make compensating interest payments in respect of the Atlanta and Anchorage Hotel Portfolio Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The CFCRE 2017-C8 Servicer and CFCRE 2017-C8 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the Atlanta and Anchorage Hotel Portfolio Non-Directing Holder with respect to the Atlanta and Anchorage Hotel Portfolio Mortgage Loan.

●	The specific types of actions constituting major decisions under the CFCRE 2017-C8 Pooling and Servicing Agreement are similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the CFCRE 2017-C8 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Atlanta and Anchorage Hotel Portfolio Mortgage Loan are expected to be maintained under the CFCRE 2017-C8 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the two pooling and servicing agreements.

●	The CFCRE 2017-C8 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2017-C8 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The Atlanta and Anchorage Hotel Portfolio Whole Loan—Servicer Appointment and Replacement Rights” in this prospectus.

The CFCRE 2017-C8 Depositor, the CFCRE 2017-C8 Servicer, the CFCRE 2017-C8 Special Servicer, the CFCRE 2017-C8 Certificate Administrator, the CFCRE 2017-C8 Trustee, the CFCRE 2017-C8 Operating Advisor, the CFCRE 2017-C8 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The Atlanta and Anchorage Hotel Portfolio Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above., less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0%. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a Prohibited Party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the

Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG, New York Branch. UBS AG New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more Save Mart Portfolio Pari Passu Companion Loans and the Lormax Stern Retail Development – Roseville Pari Passu Companion Loan. However, UBS AG, New York Branch intends to sell the Save Mart Portfolio Pari Passu Companion Loans and the Lormax Stern Retail Development – Roseville Pari Passu Companion Loan in connection with a future securitization.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator, mortgage loan seller and the holder of the Sheraton Hotel Greensboro Companion Loan (and therefore the initial Sheraton Hotel Greensboro Controlling Holder), is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is also (1) the master servicer, the certificate administrator and the custodian under the BANK 2017-BNK4 PSA, which governs the servicing and administration of the One West 34th Street Whole Loan, (2) the trustee, the certificate administrator and the custodian under the NCMS 2017-75B TSA, which governs the servicing and administration of 75 Broad Street Whole Loan (3) the trustee, the certificate administrator and the custodian under the CD 2017-CD3 PSA, which governs the servicing and administration of Moffett Place Google Whole Loan, (4) the master servicer, the certificate administrator and the custodian under the WFCM 2017-RB1 PSA, which governs the servicing and administration of Art Van Portfolio Whole Loan until the Closing Date, and (5) expected to be the master servicer, the certificate administrator and the custodian under the CFCRE 2017-C8 PSA, which is expected to govern the servicing and administration of Atlanta and Anchorage Hotel Portfolio Whole Loan and which is expected to govern the servicing and administration of the Baypoint Commerce Center Whole Loan until the Closing Date.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Rialto Mortgage Loans and the CIBC Mortgage Loans.

Pursuant to certain interim servicing agreements between Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Rialto Mortgage, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Rialto Mortgage and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the BANK 2017-BNK4 pooling and servicing agreement, which governs the servicing of the One West 34th Street whole loan and the CFCRE 2017-C8 pooling and servicing agreement, which is expected to govern the servicing of the Atlanta and Anchorage Hotel Portfolio whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the BANK 2017-BNK4 pooling and servicing agreement and the CFCRE 2017-C8 pooling and servicing agreement.

Pursuant to certain interim servicing agreements between Société Générale, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Société Générale, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Société Générale and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the Société Générale Mortgage Loans.

CIBC, a mortgage loan seller, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters. In addition, CIBC currently holds the Concorde Portfolio Companion Loan. However, CIBC intends to sell the Concorde Portfolio Companion Loan in connection with a future securitization.

CIBC is a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as an interim custodian with respect to the mortgage loan files for all of the CIBC mortgage loans.

The operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the BANK 2017-BNK4 PSA with respect to the One West 34th Street Whole Loan is serviced.

The trustee, will also be the trustee under (i) the BANK 2017-BNK4 PSA with respect to the One West 34th Street Whole Loan and (ii) the CFCRE 2017-C8 PSA with respect to the Atlanta and Anchorage Hotel Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 671,289,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 175,015,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage

Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 671,289,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$ 175,015,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans (or, with respect to a Serviced AB Whole Loan, allocation of principal payments to the related Mortgage Loan) will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to a Serviced AB Whole Loan, principal payments will be allocated to the related Mortgage Loan) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2017; and

●	the Offered Certificates are settled with investors on June 12, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	84%	84%	84%	84%	84%
June 2019	65%	65%	65%	65%	65%
June 2020	43%	43%	43%	43%	43%
June 2021	18%	18%	18%	18%	18%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.63	2.62	2.62	2.62	2.62

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.78	4.77	4.76	4.74	4.54

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	96%	96%	96%	96%	96%
June 2023	73%	73%	73%	73%	73%
June 2024	48%	48%	48%	48%	48%
June 2025	23%	23%	23%	23%	23%
June 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.95	6.95	6.95	6.95	6.95

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	98%	98%	98%	98%	98%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.62	9.58	9.52	9.33

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.82	9.79	9.54

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.89	9.64

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.99	9.95	9.93	9.93	9.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to a Serviced AB Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

98.99766%	2.2650%	2.2655%	2.2657%	2.2657%	2.2657%
99.24766%	2.1648%	2.1651%	2.1653%	2.1653%	2.1653%
99.49766%	2.0649%	2.0651%	2.0653%	2.0653%	2.0653%
99.74766%	1.9654%	1.9655%	1.9656%	1.9656%	1.9656%
99.99766%	1.8663%	1.8663%	1.8663%	1.8663%	1.8663%
100.24766%	1.7675%	1.7674%	1.7673%	1.7673%	1.7673%
100.49766%	1.6691%	1.6689%	1.6687%	1.6687%	1.6687%
100.74766%	1.5711%	1.5707%	1.5705%	1.5705%	1.5705%
100.99766%	1.4734%	1.4729%	1.4726%	1.4726%	1.4726%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99592%	2.5257%	2.5250%	2.5238%	2.5217%	2.5030%
102.24592%	2.4703%	2.4695%	2.4681%	2.4657%	2.4449%
102.49592%	2.4150%	2.4141%	2.4126%	2.4100%	2.3869%
102.74592%	2.3598%	2.3588%	2.3572%	2.3543%	2.3292%
102.99592%	2.3048%	2.3038%	2.3020%	2.2989%	2.2715%
103.24592%	2.2500%	2.2488%	2.2469%	2.2436%	2.2141%
103.49592%	2.1953%	2.1941%	2.1920%	2.1884%	2.1568%
103.74592%	2.1408%	2.1394%	2.1373%	2.1334%	2.0997%
103.99592%	2.0864%	2.0850%	2.0827%	2.0786%	2.0427%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99875%	2.9349%	2.9349%	2.9349%	2.9349%	2.9349%
102.24875%	2.8951%	2.8951%	2.8951%	2.8951%	2.8951%
102.49875%	2.8554%	2.8554%	2.8554%	2.8554%	2.8554%
102.74875%	2.8158%	2.8158%	2.8158%	2.8158%	2.8158%
102.99875%	2.7763%	2.7763%	2.7763%	2.7763%	2.7763%
103.24875%	2.7369%	2.7369%	2.7369%	2.7369%	2.7369%
103.49875%	2.6977%	2.6977%	2.6977%	2.6977%	2.6977%
103.74875%	2.6585%	2.6585%	2.6585%	2.6585%	2.6585%
103.99875%	2.6195%	2.6195%	2.6195%	2.6195%	2.6195%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

99.99289%	3.2031%	3.2030%	3.2030%	3.2029%	3.2026%
100.24289%	3.1726%	3.1725%	3.1723%	3.1721%	3.1713%
100.49289%	3.1423%	3.1420%	3.1417%	3.1413%	3.1400%
100.74289%	3.1121%	3.1117%	3.1113%	3.1107%	3.1088%
100.99289%	3.0819%	3.0814%	3.0809%	3.0801%	3.0778%
101.24289%	3.0518%	3.0512%	3.0505%	3.0497%	3.0468%
101.49289%	3.0218%	3.0211%	3.0203%	3.0193%	3.0158%
101.74289%	2.9919%	2.9911%	2.9902%	2.9890%	2.9850%
101.99289%	2.9621%	2.9612%	2.9601%	2.9588%	2.9543%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99382%	3.2295%	3.2292%	3.2286%	3.2280%	3.2223%
102.24382%	3.1998%	3.1995%	3.1989%	3.1982%	3.1919%
102.49382%	3.1703%	3.1700%	3.1693%	3.1685%	3.1615%
102.74382%	3.1409%	3.1405%	3.1398%	3.1389%	3.1313%
102.99382%	3.1115%	3.1111%	3.1103%	3.1094%	3.1011%
103.24382%	3.0822%	3.0818%	3.0809%	3.0799%	3.0710%
103.49382%	3.0530%	3.0525%	3.0517%	3.0506%	3.0410%
103.74382%	3.0239%	3.0234%	3.0224%	3.0213%	3.0111%
103.99382%	2.9949%	2.9943%	2.9933%	2.9921%	2.9812%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

11.73478%	4.1467%	4.1010%	4.0429%	3.9667%	3.5522%
11.74478%	4.1266%	4.0809%	4.0228%	3.9465%	3.5318%
11.75478%	4.1066%	4.0608%	4.0027%	3.9263%	3.5114%
11.76478%	4.0866%	4.0407%	3.9826%	3.9062%	3.4911%
11.77478%	4.0666%	4.0207%	3.9625%	3.8861%	3.4707%
11.78478%	4.0466%	4.0007%	3.9425%	3.8660%	3.4504%
11.79478%	4.0266%	3.9807%	3.9225%	3.8459%	3.4302%
11.80478%	4.0067%	3.9608%	3.9025%	3.8259%	3.4099%
11.81478%	3.9868%	3.9409%	3.8825%	3.8059%	3.3897%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

7.93105%	3.9744%	3.9729%	3.9731%	3.9394%	3.5036%
7.94105%	3.9471%	3.9456%	3.9458%	3.9121%	3.4759%
7.95105%	3.9199%	3.9184%	3.9186%	3.8848%	3.4483%
7.96105%	3.8927%	3.8912%	3.8914%	3.8576%	3.4207%
7.97105%	3.8656%	3.8641%	3.8643%	3.8305%	3.3932%
7.98105%	3.8385%	3.8370%	3.8372%	3.8034%	3.3658%
7.99105%	3.8115%	3.8100%	3.8102%	3.7763%	3.3383%
8.00105%	3.7845%	3.7830%	3.7832%	3.7493%	3.3110%
8.01105%	3.7576%	3.7561%	3.7563%	3.7224%	3.2837%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99950%	3.4935%	3.4935%	3.4935%	3.4927%	3.4871%
102.24950%	3.4636%	3.4636%	3.4636%	3.4627%	3.4565%
102.49950%	3.4339%	3.4339%	3.4339%	3.4329%	3.4260%
102.74950%	3.4042%	3.4042%	3.4042%	3.4031%	3.3956%
102.99950%	3.3746%	3.3746%	3.3746%	3.3735%	3.3653%
103.24950%	3.3451%	3.3451%	3.3451%	3.3439%	3.3351%
103.49950%	3.3157%	3.3157%	3.3157%	3.3144%	3.3050%
103.74950%	3.2864%	3.2864%	3.2864%	3.2849%	3.2749%
103.99950%	3.2571%	3.2571%	3.2571%	3.2556%	3.2449%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99643%	3.8053%	3.8053%	3.8053%	3.8053%	3.7998%
102.24643%	3.7750%	3.7750%	3.7750%	3.7750%	3.7688%
102.49643%	3.7448%	3.7448%	3.7448%	3.7448%	3.7380%
102.74643%	3.7147%	3.7147%	3.7147%	3.7147%	3.7072%
102.99643%	3.6846%	3.6846%	3.6846%	3.6846%	3.6765%
103.24643%	3.6547%	3.6547%	3.6547%	3.6547%	3.6459%
103.49643%	3.6248%	3.6248%	3.6248%	3.6248%	3.6154%
103.74643%	3.5950%	3.5950%	3.5950%	3.5950%	3.5850%
103.99643%	3.5653%	3.5653%	3.5653%	3.5653%	3.5547%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

101.99930%	4.2101%	4.2094%	4.2088%	4.2088%	4.2032%
102.24930%	4.1794%	4.1786%	4.1779%	4.1779%	4.1716%
102.49930%	4.1487%	4.1478%	4.1471%	4.1471%	4.1402%
102.74930%	4.1181%	4.1171%	4.1163%	4.1163%	4.1088%
102.99930%	4.0876%	4.0866%	4.0857%	4.0857%	4.0775%
103.24930%	4.0572%	4.0561%	4.0551%	4.0551%	4.0463%
103.49930%	4.0269%	4.0257%	4.0247%	4.0247%	4.0152%
103.74930%	3.9966%	3.9954%	3.9943%	3.9943%	3.9842%
103.99930%	3.9665%	3.9652%	3.9640%	3.9640%	3.9533%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-six (26) Mortgaged Properties representing 13.4% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee

Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$40,505,000	$46,665,000	$52,548,000	$235,000,000
Wells Fargo Securities, LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
CIBC World Markets Corp.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$40,505,000	$46,665,000	$52,548,000	$235,000,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
UBS Securities LLC	$296,571,000	$671,289,000	$175,015,000	$95,899,000
Wells Fargo Securities, LLC	$0	$0	$0	$0
SG Americas Securities, LLC	$0	$0	$0	$0
Natixis Securities Americas LLC	$0	$0	$0	$0
CIBC World Markets Corp.	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Total	$296,571,000	$671,289,000	$175,015,000	$95,899,000

Underwriter	Class B	Class C
UBS Securities LLC	$45,551,000	$33,565,000
Wells Fargo Securities, LLC	$0	$0
SG Americas Securities, LLC	$0	$0
Natixis Securities Americas LLC	$0	$0
CIBC World Markets Corp.	$0	$0
Academy Securities, Inc.	$0	$0
Total	$45,551,000	$33,565,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 113.28440% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2017, before deducting expenses payable by the depositor (estimated at $ 6,266,202.68, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller, an affiliate of the depositor and the holder of one or more of the holder of one or more of the Save Mart Portfolio Pari Passu Companion Loans and the Lormax Stern Retail Development – Roseville Pari Passu Companion Loan. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and the holder of the Sheraton Hotel Greensboro Pari Passu Companion Loan, and is also the master servicer, the certificate administrator, the custodian and the certificate registrar. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator, a mortgage loan seller and the holder of one or more of the Apple Sunnyvale Pari Passu Companion Loans. CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC, which is a sponsor, an originator, a mortgage loan seller and the holder of the Concorde Portfolio Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a joint bookrunner and co-manager for this offering, and affiliates of CIBC World Markets Corp., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch;

(2)	the payment by the depositor to CIBC, an affiliate of CIBC World Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CIBC;

(3)	the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC; and

(4)	the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Société Générale.

(5)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus (and any supplement hereto) to the public in that Relevant Member State other than:

(a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Offered Certificates will require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that

Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207340) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form

8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991) and to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14828 (April 3, 1996), each as amended by PTE 2013-08, 78 Fed. Reg. 41091 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC or Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan

Fiduciary”), will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the master servicer, the special servicer, or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Offered Certificates.

The above representations in this paragraph are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, the ratings on those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1

17g-5 Information Provider	405
1986 Act	587
1996 Act	565

2

2010 Settlement Agreement	352
2015 Budget Act	596
2016 Settlement	352

3

30/360 Basis	443

4

401(c) Regulations	609

7

75 Broad Street Companion Loans	250
75 Broad Street Control Appraisal Period	256
75 Broad Street Directing Holder	256
75 Broad Street Intercreditor Agreement	250
75 Broad Street Mortgage Loan	250
75 Broad Street Mortgaged Property	250
75 Broad Street Non-Controlling Senior Note Holder	257
75 Broad Street Noteholders	250
75 Broad Street Pari Passu Companion Loan	250
75 Broad Street Senior Subordinate Companion Loan	250
75 Broad Street Senior Subordinate Companion Loan Holder	251
75 Broad Street Subordinate Companion Loan	250
75 Broad Street Subordinate Companion Loan Holder	252
75 Broad Street Whole Loan	250

A

AB Modified Loan	456
Accelerated Mezzanine Loan Lender	397
Acceptable Insurance Default	461
Acting General Counsel’s Letter	148
Actual/360 Basis	200
Actual/360 Loans	431
ADA	568
Additional Exclusions	460
Adjusted Release Amount	205
Administrative Cost Rate	380
ADR	153
Advances	426
Affirmative Asset Review Vote	506
ALTA	325
Annual Debt Service	153
Apple Sunnyvale Control Appraisal Period	276
Apple Sunnyvale Directing Holder	276
Apple Sunnyvale Intercreditor Agreement	271
Apple Sunnyvale Major Decisions	275
Apple Sunnyvale Mortgage Loan	271
Apple Sunnyvale Mortgaged Property	271
Apple Sunnyvale Noteholders	271
Apple Sunnyvale Pari Passu Companion Loan	271
Apple Sunnyvale Pari Passu Companion Loan Securitization Date	271
Apple Sunnyvale Pooling and Servicing Agreement	271
Apple Sunnyvale Subordinate Companion Loan	271
Apple Sunnyvale Subordinate Companion Loan Noteholder	272
Apple Sunnyvale Threshold Event Collateral	276
Apple Sunnyvale Whole Loan	271
Appraisal Institute	313
Appraisal Reduction Amount	452
Appraisal Reduction Event	451
Appraised Value	153
Appraised-Out Class	458
Art Van Portfolio Companion Loans	238
Art Van Portfolio Intercreditor Agreement	239
Art Van Portfolio Mortgage Loan	238
Art Van Portfolio Mortgaged Property	238

Art Van Portfolio Non-Controlling Note Holders	240
Art Van Portfolio Noteholders	239
Art Van Portfolio Whole Loan	239
ASR Consultation Process	476
Assessment of Compliance	545
Asset Representations Reviewer Asset Review Fee	450
Asset Representations Reviewer Fee	450
Asset Representations Reviewer Fee Rate	450
Asset Representations Reviewer Termination Event	511
Asset Representations Reviewer Upfront Fee	450
Asset Review	508
Asset Review Notice	507
Asset Review Quorum	507
Asset Review Report	509
Asset Review Report Summary	509
Asset Review Standard	508
Asset Review Trigger	505
Asset Review Vote Election	506
Asset Status Report	473
Assumed Final Distribution Date	389
Assumed Scheduled Payment	382
ASTM	180
Atlanta and Anchorage Hotel Portfolio Companion Loans	266
Atlanta and Anchorage Hotel Portfolio Directing Holder	267
Atlanta and Anchorage Hotel Portfolio Intercreditor Agreement	266
Atlanta and Anchorage Hotel Portfolio Mortgage Loan	265
Atlanta and Anchorage Hotel Portfolio Non-Directing Holder	268
Atlanta and Anchorage Hotel Portfolio Noteholders	266
Atlanta and Anchorage Hotel Portfolio Whole Loan	266
Attestation Report	545
AURA	353
Available Funds	374

B

Balloon	157
Balloon Balance	153
Balloon LTV Ratio	157
BANK 2017-BNK4 Asset Representations Reviewer	260
BANK 2017-BNK4 Certificate Administrator	260
BANK 2017-BNK4 Depositor	260
BANK 2017-BNK4 Directing Certificateholder	262
BANK 2017-BNK4 Master Servicer	260
BANK 2017-BNK4 Operating Advisor	260
BANK 2017-BNK4 PSA	220
BANK 2017-BNK4 Securitization	260
BANK 2017-BNK4 Special Servicer	260, 356
BANK 2017-BNK4 Trustee	260
Bankruptcy Code	558
Base Interest Fraction	388
Baypoint Commerce Center Companion Loan	236
Baypoint Commerce Center Intercreditor Agreement	236
Baypoint Commerce Center Mortgage Loan	236
Baypoint Commerce Center Mortgaged Property	236
Baypoint Commerce Center Non-Controlling Note Holder	237
Baypoint Commerce Center Noteholders	236
Baypoint Commerce Center Whole Loan	236
BEA	182
Bebe	168
Beds	164
BER	181
BMR	173
Borrower Party	397
Borrower Party Affiliate	397
Breach Notice	416
BRRD	130
BSSF	329

C

C(WUMP)O	21
Cash Flow Analysis	154
CCRE	224
CD 2017-CD3 PSA	220
CDO	364
CERCLA	565
Certificate Administrator/Trustee Fee	449
Certificate Administrator/Trustee Fee Rate	449
Certificate Balance	372
Certificate Owners	407

Certificateholder	398
Certificateholder Quorum	515
Certificateholder Repurchase Request	526
Certifying Certificateholder	410
CFCRE 2017-C8 Asset Representations Reviewer	266
CFCRE 2017-C8 Certificate Administrator	266
CFCRE 2017-C8 Depositor	266
CFCRE 2017-C8 Directing Certificateholder	268
CFCRE 2017-C8 Operating Advisor	266
CFCRE 2017-C8 PSA	220
CFCRE 2017-C8 Servicer	266
CFCRE 2017-C8 Special Servicer	266, 356
CFCRE 2017-C8 Trustee	266
CIBC	329
CIBC Data File	336
CIBC Deal Team	336
CIBX	329
Circuit Court	338
City	198
Class A Certificates	371
Class A-SB Planned Principal Balance	383
Class X Certificates	371
Clearstream	406
Clearstream Participants	408
Closing Date	152, 286
CMAE	349
CMBS	61
Code	585
Collateral Deficiency Amount	456
Collection Account	430
Collection Period	375
Colony NorthStar	365
Communication Request	410
Companion Distribution Account	430
Companion Holder	220
Companion Holders	220
Companion Loan Rating Agency	220
Companion Loans	151
Compensating Interest Payment	390
Concorde Portfolio Companion Loan	241
Concorde Portfolio Intercreditor Agreement	241
Concorde Portfolio Mortgage Loan	241
Concorde Portfolio Non-Controlling Holder	243
Concorde Portfolio Promissory Note A-1	241
Concorde Portfolio Promissory Note A-2	241
Concorde Portfolio Promissory Notes	241
Concorde Portfolio Whole Loan	241
Constant Prepayment Rate	576
Consultation Termination Event	492
Control Appraisal Period	220
Control Eligible Certificates	485
Control Termination Event	491
Controlling Class	485
Controlling Class Certificateholder	485
Controlling Companion Loan	220
Corrected Loan	473
CPP	576
CPR	576
CPY	576
CRE	364
CRE Loans	318
Credit Risk Retention Rules	362
CREFC®	395
CREFC® Intellectual Property Royalty License Fee	451
CREFC® Intellectual Property Royalty License Fee Rate	451
CREFC® Reports	394
Cross-Over Date	378
CSC	187
Cumulative Appraisal Reduction Amount	456, 457
Cure Event	258
Cure Payment	258
Cure/Contest Period	509
Cut-off Date	150
Cut-off Date Balance	155
Cut-off Date Loan-to-Value Ratio	156
Cut-off Date LTV Ratio	156
CWCAM	349
CWCAM Motion to Dismiss	352

D

DBNY	224
Debt Service Coverage Ratio	156
DEF(#)	158
DEF/@(#)	159
DEF/YM(#)	159
DEF/YM@(#)	159
Defaulted Loan	480
Defeasance Deposit	204
Defeasance Loans	204
Defeasance Lock-Out Period	204
Defeasance Option	204

Defendants	352
Definitive Certificate	406
Delinquent Loan	506
Depositories	407
Determination Date	373
Dexia	320
Diligence File	413
Directing Certificateholder	484
Directing Certificateholder Approval Process	475
Disclosable Special Servicer Fees	448
Discount Rate	388
Dispute Resolution Consultation	528
Dispute Resolution Cut-off Date	528
Disputed Proceeds	351
Distribution Accounts	431
Distribution Date	373
Distribution Date Statement	394
District Court	343
DOB	169
Dodd-Frank Act	130
DOL	605
Draft CRR Amendment Regulation	129
DSCR	156
DTC	406
DTC Participants	407
DTC Rules	408
Due Date	200, 375

E

EDGAR	604
Effective Gross Income	154
EIL	181
Eligible Asset Representations Reviewer	510
Eligible Operating Advisor	500
Enforcing Party	526
Enforcing Servicer	526
ESA	180, 334
Escrow/Reserve Mitigating Circumstances	333
Estate	216
EU Risk Retention and Due Diligence Requirements	128
Euroclear	406
Euroclear Operator	409
Euroclear Participants	409
Exception Schedules	368
Excess Modification Fee Amount	444
Excess Modification Fees	442
Excess Prepayment Interest Shortfall	391
Exchange Act	286, 339
Excluded Controlling Class Holder	397
Excluded Controlling Class Loan	398
Excluded Information	398
Excluded Loan	398
Excluded Plan	607
Excluded Special Servicer	515
Excluded Special Servicer Loan	515
Exclusive Use Lease	169
Exclusive Use Tenant	169
Exemption	606
Exemption Rating Agency	606

F

FATCA	597
FDIA	147
FDIC	147
Federal Court	351
Federal Court Complaint	343
FIEL	22
Final Asset Status Report	475
Final Dispute Resolution Election Notice	529
Financial Promotion Order	19
FIRREA	149
Fitch	543
Fortress	349
FPO Persons	19
FSMA	20, 603

G

Gain-on-Sale Entitlement Amount	375
Gain-on-Sale Remittance Amount	375
Gain-on-Sale Reserve Account	431
Garn Act	567
GLA	157
GM	187
Google	191
Government Securities	202

H

High Net Worth Companies, Unincorporated Associations, Etc.	19

I

Indirect Participants	407
Initial Delivery Date	473
Initial Pool Balance	150
Initial Requesting Certificateholder	526

In-Place Cash Management	157
Insurance and Condemnation Proceeds	430
Intercreditor Agreement	220
Interest Accrual Amount	381
Interest Accrual Period	381
Interest Distribution Amount	380
Interest Reserve Account	431
Interest Shortfall	381
Interested Person	482
Investor Certification	398
IRS	216

K

KBRA	543

L

Lennar	356
Liquidation Fee	445
Liquidation Fee Rate	445
Liquidation Proceeds	430
Litigation Stay	352
LO(#)	159
Loan	351
Loan #58	320
Loan Per Unit	157
Loan-Specific Directing Certificateholder	484
Lock-out Period	202
Lormax Stern Retail Development – Roseville Companion Loan	244
Lormax Stern Retail Development – Roseville Intercreditor Agreement	244
Lormax Stern Retail Development – Roseville Mortgage Loan	244
Lormax Stern Retail Development – Roseville Mortgaged Property	244
Lormax Stern Retail Development – Roseville Non-Controlling Note Holder	246
Lormax Stern Retail Development – Roseville Noteholders	244
Lormax Stern Retail Development – Roseville Whole Loan	244
Loss of Value Payment	418
Lower-Tier Regular Interests	585
Lower-Tier REMIC	373, 585
LTV Ratio	155
LTV Ratio at Maturity	157
M

MAI	419
Major Decision	486
Major Decision Reporting Package	486
MAS	21
Master Servicer Decision	463
Material Defect	416
Maturity Date Balloon	157
Mezzanine Loans	352
MLPA	411
Modification Fees	443
Moffett Place Google Companion Loans	247
Moffett Place Google Intercreditor Agreement	247
Moffett Place Google Mortgage Loan	247
Moffett Place Google Mortgaged Property	247
Moffett Place Google Non-Controlling Note Holders	249
Moffett Place Google Noteholders	247
Moffett Place Google Whole Loan	247
Moody’s	543
Morningstar	346
Mortgage	152
Mortgage File	411
Mortgage Loans	150
Mortgage Note	152
Mortgage Pool	150
Mortgage Rate	380
Mortgaged Property	152
Motion to Dismiss	351

N

Natixis	301
NCMS 2017-75B Certificate Administrator	251
NCMS 2017-75B Depositor	251
NCMS 2017-75B Mortgage Trust	250
NCMS 2017-75B Servicer	251
NCMS 2017-75B Special Servicer	251
NCMS 2017-75B Trustee	251
NCMS 2017-75B TSA	220, 251
Net Mortgage Rate	380
Net Operating Income	158
NI 33-105	23
NJDEP	181
NOI Date	158
Non-Collateral Parcels	169
Nonrecoverable Advance	427

Non-Serviced Certificate Administrator	220
Non-Serviced Companion Loan	221
Non-Serviced Directing Certificateholder	221
Non-Serviced Master Servicer	221
Non-Serviced Mortgage Loan	221
Non-Serviced PSA	221
Non-Serviced Special Servicer	221
Non-Serviced Subordinate Companion Loan	222
Non-Serviced Trustee	222
Non-Serviced Whole Loan	222
Non-U.S. Person	597
NorthStar Income	364
Note Holder Purchase Option Notice	258
Notional Amount	372
NRA	158
NREC	301
NREC Data Tape	302
NREC Deal Team	302
NREC Mortgage Loans	302
NRSRO	396
NRSRO Certification	399
NXS2 Special Servicer	320

O

O(#)	159
OCC	310
Occupancy As Of Date	158
Occupancy Rate	158
Offered Certificates	371
OID Regulations	588
OLA	148
One West 34th Street Companion Loans	259
One West 34th Street Controlling Companion Loan	259
One West 34th Street Controlling Noteholder	262
One West 34th Street Intercreditor Agreement	260
One West 34th Street Mortgage Loan	259, 260
One West 34th Street Non-Controlling Companion Loans	259
One West 34th Street Non-Controlling Noteholders	262
One West 34th Street Noteholders	260
One West 34th Street Whole Loan	260
Operating Advisor Annual Report	498
Operating Advisor Consultation Event	367, 493
Operating Advisor Consulting Fee	449
Operating Advisor Expenses	450
Operating Advisor Fee	449
Operating Advisor Fee Rate	449
Operating Advisor Standard	497
Operating Advisor Termination Event	502
Operating Partnership	364
Operative Agreements	351
Opposition	351
Other Master Servicer	222
Other PSA	222

P

P&I Advance	425
P&I Advance Date	425
Pads	164
Par Purchase Price	480
Pari Passu Companion Loans	151
Pari Passu Mortgage Loan	222
Participants	406
Parties in Interest	604
Pass-Through Rate	379
Patriot Act	569
PCIS Persons	19
PCO	169
PCVST Property	352
Pentalpha Surveillance	360
Percentage Interest	373
Periodic Payments	374
Permitted Investments	373, 432
Permitted Special Servicer/Affiliate Fees	449
Piccinini Trust	216
PILOT	198
PIPs	183
PL	314
Plan Fiduciary	608
Plans	604
PML	314
PRC	20
Preliminary Dispute Resolution Election Notice	528
Prepayment Assumption	590
Prepayment Interest Excess	390
Prepayment Interest Shortfall	390
Prepayment Premium	388
Prepayment Provisions	158
Prime Rate	430
Principal Balance Certificates	371

Principal Distribution Amount	381
Principal Shortfall	382
Privileged Information	500
Privileged Information Exception	501
Privileged Person	396
Professional Investors	21
Prohibited Prepayment	391
Promotion of Collective Investment Schemes Exemptions Order	19
Property	351
Proposed Course of Action	527
Proposed Course of Action Notice	527
Prospectus Directive	18
PSA	371
PSA Party Repurchase Request	527
PSW Complaint	352
PSW Court	352
PSW Cross-Motion	352
PTCE	609
PTE	605
Purchase Price	418

Q

Qualification Criteria	318, 328
Qualified Replacement Special Servicer	516
Qualified Substitute Mortgage Loan	419
Qualifying CRE Loan Percentage	362

R

RAC No-Response Scenario	542
RAIT Complaint	351
RAIT Court	351
RAIT Preferred Funding	351
Rated Final Distribution Date	389
Rating Agencies	543
Rating Agency Confirmation	543
RCM	356
RCM Funds	356
REA	69
Realized Loss	393
REC	180
Record Date	373
Registration Statement	603
Regular Certificates	371
Regular Interestholder	588
Regular Interests	585
Regulation AB	545
Reimbursement Rate	430
REIT	364
Related Proceeds	428
Release Date	204
Relevant Member State	18
Relevant Persons	19
Relief Act	568
Remaining Term to Maturity	159
REMIC	585
REMIC Regulations	585
REO Account	432
REO Loan	384
REO Property	473
Repurchase Request	527
Requesting Certificateholder	528
Requesting Holders	458
Requesting Investor	410
Requesting Party	542
Required Credit Risk Retention Percentage	362
Requirements	569
Residual Certificates	371
Resolution Authority	129
Resolution Failure	527
Resolved	527
Restricted Group	606
Restricted Party	501
Retaining Sponsor	362
Review Materials	507
RevPAR	159
Rialto	356
Rialto Mortgage	293
Rialto Mortgage Data Tape	299
Rialto Mortgage Loans	294
Rialto Mortgage Review Team	299
Rialto Outside Serviced Whole Loans	358
Rialto Qualification Criteria	300
RMBS	343
Rooms	164
Rule 15Ga-1 Reporting Period	318
Rule 17g-5	399

S

S&P	346
Save Mart	216
Save Mart Portfolio Control Appraisal Period	233
Save Mart Portfolio Controlling Subordinate Companion Noteholder	225
Save Mart Portfolio Intercreditor Agreement	225

Save Mart Portfolio Major Decision	230
Save Mart Portfolio Mortgage Loan	224
Save Mart Portfolio Mortgaged Properties	224
Save Mart Portfolio Noteholders	225
Save Mart Portfolio Pari Passu Companion Loans	224
Save Mart Portfolio Pari Passu Companion Noteholders	225
Save Mart Portfolio Senior Loan	225
Save Mart Portfolio Sequential Pay Event	226
Save Mart Portfolio Subordinate Companion Loan	225
Save Mart Portfolio Subordinate Companion Noteholders	225
Save Mart Portfolio Threshold Event Collateral	233
Save Mart Portfolio Whole Loan	225
Save Mart Portfolio Whole Loan Directing Holder	233
Scheduled Principal Distribution Amount	381
SDNY Court	351
SEC	286
Securities Act	545
Securitization Accounts	371, 432
Securitization Framework	129
Securitization Regulation	129
SEL	314
Senior Certificates	371
Sequential Pay Event	252, 272
Serviced AB Whole Loan	222
Serviced Companion Loan	222
Serviced Pari Passu Companion Loan	222
Serviced Pari Passu Companion Loan Securities	519
Serviced Pari Passu Mortgage Loan	222
Serviced Subordinate Companion Loan	223
Serviced Whole Loan	223
Servicer Termination Event	518
Servicing Advances	426
Servicing Fee	440
Servicing Fee Rate	440
Servicing Shift Mortgage Loan	223
Servicing Shift PSA	223
Servicing Shift Securitization Date	223
Servicing Shift Whole Loan	223
Servicing Standard	424
SF	159
SFA	21
SFO	21
Sheraton Hotel Greensboro Companion Loan	279
Sheraton Hotel Greensboro Control Note Securitization Date	279
Sheraton Hotel Greensboro Controlling Noteholder	282
Sheraton Hotel Greensboro Directing Certificateholder	282
Sheraton Hotel Greensboro Intercreditor Agreement	279
Sheraton Hotel Greensboro Mortgage Loan	279
Sheraton Hotel Greensboro Mortgaged Property	279
Sheraton Hotel Greensboro Noteholders	279
Sheraton Hotel Greensboro PSA	279
Sheraton Hotel Greensboro Whole Loan	279
Similar Law	604
SMMEA	609
Société Générale	321
Société Générale Data Tape	327
Société Générale Deal Team	326
Société Générale Mortgage Loans	322
SoftBank	349
Special Servicing Fee	444
Special Servicing Fee Rate	444
Specially Serviced Loans	470
SPP	192
Sq. Ft.	159
Square Feet	159
Standiford	216
Startup Day	586
State Court	351
State Court Complaint	343
Stated Principal Balance	383
Structured Product	21
Structuring Assumptions	576
Subject Loan	450
Subordinate Certificates	371
Subordinate Companion Loan	151, 223
Subsequent Asset Status Report	473
Sub-Servicing Agreement	424

T

T-12	160
tax matters persons	596
TCO	168
Term to Maturity	160

Terms and Conditions	409
Tests	508
Third Party Purchaser	125, 362, 364
TIF	199
Title V	568
TMPs	596
Total Operating Expenses	154
Transaction Parties	608
TRIPRA	92
Trust	340
Trust REMICs	373, 585
Trusts	352
TTM	160

U

U.S. Bank	320
U.S. Person	597
U/W DSCR	156
U/W Expenses	160
U/W NCF	160
U/W NCF Debt Yield	163
U/W NCF DSCR	156, 162
U/W NOI	163
U/W NOI Debt Yield	164
U/W NOI DSCR	163
U/W Revenues	164
UBS AG, New York Branch	287
UBS AG, New York Branch Data Tape	288
UBS AG, New York Branch Deal Team	288
UBS AG, New York Branch Mortgage Loans	288
UBS Qualification Criteria	290
UBSRES	287
UCC	553
Underwriter Entities	117
Underwriting Agreement	600
Underwritten Debt Service Coverage Ratio	156
Underwritten Expenses	160
Underwritten NCF	160
Underwritten NCF Debt Yield	163
Underwritten Net Cash Flow	160
Underwritten Net Cash Flow Debt Service Coverage Ratio	162
Underwritten Net Operating Income	163
Underwritten Net Operating Income Debt Service Coverage Ratio	163
Underwritten NOI	163
Underwritten NOI Debt Yield	164
Underwritten Revenues	164
Units	164
Unscheduled Principal Distribution Amount	382
Unsolicited Information	508
Upper-Tier REMIC	373, 585

V

Volcker Rule	130
Voting Rights	405

W

WAC Rate	380
Wachovia Bank	310
Walgreens Lease	196
Weighted Average Mortgage Rate	164
Weighted Averages	164
Wells Fargo Bank	310
Wells Fargo Bank Data Tape	317
Wells Fargo Bank Deal Team	316
Whole Loan	151
Withheld Amounts	431
Workout Fee	444
Workout Fee Rate	444
Workout-Delayed Reimbursement Amount	430
WTNA	340

Y

Yield Maintenance Charge	388
Yield-Priced Principal Balance Certificates	362
YM(#)	159
YM@(#)	159

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type
1	Loan	Save Mart Portfolio	UBS AG	UBS AG; DB; CCRE	No	Various	Various	Various	CA	Various	Retail	Single Tenant
1.01	Property	Lucky - San Francisco	UBS AG	UBS AG; DB; CCRE	No	1515 Sloat Boulevard	San Francisco	San Francisco	CA	94132	Retail	Single Tenant
1.02	Property	Lucky - San Bruno	UBS AG	UBS AG; DB; CCRE	No	1322 El Camino Real	San Bruno	San Mateo	CA	94066	Retail	Single Tenant
1.03	Property	Lucky California - Daly City	UBS AG	UBS AG; DB; CCRE	No	6843 Mission Street	Daly City	San Mateo	CA	94015	Retail	Single Tenant
1.04	Property	Lucky - San Jose I	UBS AG	UBS AG; DB; CCRE	No	3270 South White Road	San Jose	Santa Clara	CA	95148	Retail	Single Tenant
1.05	Property	Lucky - San Jose II	UBS AG	UBS AG; DB; CCRE	No	565 West Capitol Expressway	San Jose	Santa Clara	CA	95136	Retail	Single Tenant
1.06	Property	Lucky - San Leandro	UBS AG	UBS AG; DB; CCRE	No	1300 Fairmont Drive	San Leandro	Alameda	CA	94578	Retail	Single Tenant
1.07	Property	Dick’s Sporting Goods - Folsom	UBS AG	UBS AG; DB; CCRE	No	1003 East Bidwell Street	Folsom	Sacramento	CA	95630	Retail	Single Tenant
1.08	Property	Lucky - Concord	UBS AG	UBS AG; DB; CCRE	No	5190 Clayton Road	Concord	Contra Costa	CA	94521	Retail	Single Tenant
1.09	Property	FoodMaxx - Antioch	UBS AG	UBS AG; DB; CCRE	No	4500 Lone Tree Way	Antioch	Contra Costa	CA	94531	Retail	Single Tenant
1.10	Property	Lucky - Hollister	UBS AG	UBS AG; DB; CCRE	No	291 McCray Street	Hollister	San Benito	CA	95023	Retail	Single Tenant
1.11	Property	Save Mart - Modesto	UBS AG	UBS AG; DB; CCRE	No	801 Oakdale Road	Modesto	Stanislaus	CA	95355	Retail	Single Tenant
1.12	Property	Dick’s Sporting Goods - Salinas	UBS AG	UBS AG; DB; CCRE	No	1223 North Davis Road	Salinas	Monterey	CA	93907	Retail	Single Tenant
1.13	Property	Save Mart - Clovis	UBS AG	UBS AG; DB; CCRE	No	1157 North Willow Street	Clovis	Fresno	CA	93611	Retail	Single Tenant
1.14	Property	Save Mart - Grass Valley	UBS AG	UBS AG; DB; CCRE	No	2054 Nevada City Highway	Grass Valley	Nevada	CA	95945	Retail	Single Tenant
1.15	Property	FoodMaxx - Sacramento	UBS AG	UBS AG; DB; CCRE	No	3291 Truxel Road	Sacramento	Sacramento	CA	95833	Retail	Single Tenant
1.16	Property	Lucky - Hayward I	UBS AG	UBS AG; DB; CCRE	No	25151 Santa Clara Street	Hayward	Alameda	CA	94544	Retail	Single Tenant
1.17	Property	Save Mart - Auburn	UBS AG	UBS AG; DB; CCRE	No	386 Elm Avenue	Auburn	Placer	CA	95603	Retail	Single Tenant
1.18	Property	Save Mart - Tracy	UBS AG	UBS AG; DB; CCRE	No	875 South Tracy Boulevard	Tracy	San Joaquin	CA	95376	Retail	Single Tenant
1.19	Property	S-Mart - Lodi	UBS AG	UBS AG; DB; CCRE	No	530 West Lodi Avenue	Lodi	San Joaquin	CA	95240	Retail	Single Tenant
1.20	Property	Save Mart - Chico	UBS AG	UBS AG; DB; CCRE	No	146 West East Avenue	Chico	Butte	CA	95926	Retail	Single Tenant
1.21	Property	Save Mart - Fresno I	UBS AG	UBS AG; DB; CCRE	No	5750 North First Street	Fresno	Fresno	CA	93710	Retail	Single Tenant
1.22	Property	Lucky - San Jose III	UBS AG	UBS AG; DB; CCRE	No	2027 Camden Avenue	San Jose	Santa Clara	CA	95124	Retail	Single Tenant
1.23	Property	Save Mart - Roseville	UBS AG	UBS AG; DB; CCRE	No	5060 Foothills Boulevard	Roseville	Placer	CA	95678	Retail	Single Tenant
1.24	Property	Lucky - Vacaville I	UBS AG	UBS AG; DB; CCRE	No	777 East Monte Vista Avenue	Vacaville	Solano	CA	95688	Retail	Single Tenant
1.25	Property	Save Mart - Elk Grove	UBS AG	UBS AG; DB; CCRE	No	9160 Elk Grove Florin Road	Elk Grove	Sacramento	CA	95624	Retail	Single Tenant
1.26	Property	Save Mart - Fresno II	UBS AG	UBS AG; DB; CCRE	No	4043 West Clinton Avenue	Fresno	Fresno	CA	93722	Retail	Single Tenant
1.27	Property	Lucky - Sand City	UBS AG	UBS AG; DB; CCRE	No	2000 California Avenue	Sand City	Monterey	CA	93955	Retail	Single Tenant
1.28	Property	Lucky - Vacaville II	UBS AG	UBS AG; DB; CCRE	No	1979 Peabody Road	Vacaville	Solano	CA	95687	Retail	Single Tenant
1.29	Property	Lucky - Hayward	UBS AG	UBS AG; DB; CCRE	No	22555 Mission Boulevard	Hayward	Alameda	CA	94541	Retail	Single Tenant
1.30	Property	Save Mart - Kingsburg	UBS AG	UBS AG; DB; CCRE	No	909 Sierra Street	Kingsburg	Fresno	CA	93631	Retail	Single Tenant
1.31	Property	Save Mart - Sacramento	UBS AG	UBS AG; DB; CCRE	No	7960 Gerber Road	Sacramento	Sacramento	CA	95828	Retail	Single Tenant
1.32	Property	Lucky - Santa Rosa	UBS AG	UBS AG; DB; CCRE	No	150 Bicentennial Way	Santa Rosa	Sonoma	CA	95403	Retail	Single Tenant
1.33	Property	Save Mart - Jackson	UBS AG	UBS AG; DB; CCRE	No	11980 State Highway 88	Jackson	Amador	CA	95642	Retail	Single Tenant
2	Loan	GM Logistics Center 1	SG	SG	No	201 Logistics Center Drive	Wentzville	St. Charles	MO	63385	Industrial	Warehouse/Distribution
3	Loan	Moffett Place Google	UBS AG	DB	No	1170 Bordeaux Drive	Sunnyvale	Santa Clara	CA	94089	Office	Suburban
4	Loan	Garden Village	UBS AG	UBS AG	No	2201 Dwight Way	Berkeley	Alameda	CA	94704	Multifamily	Student Housing
5	Loan	Apple Sunnyvale	Natixis	Natixis	No	410, 420, and 430 North Mary Avenue	Sunnyvale	Santa Clara	CA	94085	Office	Suburban
6	Loan	Los Arboles & Canyon Club Apartments	UBS AG	UBS AG	No	Various	Various	Various	Various	Various	Multifamily	Garden
6.01	Property	Los Arboles Apartments	UBS AG	UBS AG	No	201 4th Street	Del Mar	San Diego	CA	92014	Multifamily	Garden
6.02	Property	Canyon Club Apartments	UBS AG	UBS AG	No	2665 South Bruce Street	Las Vegas	Clark	NV	89169	Multifamily	Garden
7	Loan	75 Broad Street	Natixis	Natixis	No	75 Broad Street	New York	New York	NY	10004	Office	CBD
8	Loan	Holiday Inn Austin-Town Lake	RMF	RMF	No	20 North Interstate 35	Austin	Travis	TX	78701	Hospitality	Full Service
9	Loan	One West 34th Street	WFB	WFB; GS	No	One West 34th Street; 358 & 362 Fifth Avenue	New York	New York	NY	10001	Office	CBD
10	Loan	Baypoint Commerce Center	UBS AG	UBS AG	No	877 Executive Center Drive	St. Petersburg	Pinellas	FL	33702	Office	Suburban
11	Loan	Art Van Portfolio	UBS AG	UBS AG	No	Various	Various	Various	MI	Various	Various	Various
11.01	Property	Warren Distribution Center	UBS AG	UBS AG	No	6340 and 6500 East 14 Mile Road	Warren	Macomb	MI	48092	Industrial	Warehouse/Distribution
11.02	Property	Comstock Park Retail	UBS AG	UBS AG	No	4273 Alpine Avenue Northwest	Comstock Park	Kent	MI	49321	Retail	Single Tenant
11.03	Property	Grand Rapids Retail	UBS AG	UBS AG	No	4375 28th Street Southeast	Kentwood	Kent	MI	49512	Retail	Single Tenant
11.04	Property	Bloomfield Hills Retail	UBS AG	UBS AG	No	2300 South Telegraph Road	Bloomfield Hills	Oakland	MI	48302	Retail	Single Tenant
11.05	Property	Mattress Distribution Center	UBS AG	UBS AG	No	30450 and 30500 Little Mack Avenue	Roseville	Macomb	MI	48066	Industrial	Warehouse/Distribution
12	Loan	Fairview Marketplace	RMF	RMF	No	3001 West Broadway	Columbia	Boone	MO	65203	Retail	Anchored
13	Loan	UniSquare Portfolio	WFB	WFB	No	Various	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.01	Property	1156 Grant Street	WFB	WFB	No	1156 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.02	Property	1176 Grant Street	WFB	WFB	No	1176 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.03	Property	1163 Grant Street	WFB	WFB	No	1163 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.04	Property	1179 Grant Street	WFB	WFB	No	1179 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.05	Property	888 Wayne Avenue	WFB	WFB	No	888 Wayne Avenue	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.06	Property	1027 Washington Street	WFB	WFB	No	1027 Washington Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.07	Property	758 Locust Street	WFB	WFB	No	758 Locust Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.08	Property	713 School Street	WFB	WFB	No	713 School Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.09	Property	1150 Grant Street	WFB	WFB	No	1150 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.10	Property	1205 Maple Street	WFB	WFB	No	1205 Maple Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
13.11	Property	1149 Grant Street	WFB	WFB	No	1149 Grant Street	Indiana	Indiana	PA	15701	Multifamily	Student Housing
14	Loan	Hilton Woodcliff Lake	CIBC	CIBC	No	200 Tice Boulevard	Woodcliff Lake	Bergen	NJ	07677	Hospitality	Full Service
15	Loan	Redwood Gateway	Natixis	Natixis	No	1351–1371 North McDowell Boulevard	Petaluma	Sonoma	CA	94954	Retail	Anchored
16	Loan	Hampton Inn Savannah Historic District	WFB	WFB	No	201 East Bay Street	Savannah	Chatham	GA	31401	Hospitality	Limited Service
17	Loan	Andrews Manor	UBS AG	UBS AG	No	4801-4929 Allentown Road	Camp Springs	Prince George’s	MD	20746	Retail	Anchored
18	Loan	Wingcrest I & II	SG	SG	No	5202 West Douglas Corrigan Way & 5245 West Yeager Road	Salt Lake City	Salt Lake	UT	84116	Office	Suburban
19	Loan	Atlanta and Anchorage Hotel Portfolio	RMF	RMF; Citi; Barclays	No	Various	Various	Various	Various	Various	Hospitality	Full Service
19.01	Property	Hilton Anchorage	RMF	RMF; Citi; Barclays	No	500 West 3rd Avenue	Anchorage	Anchorage	AK	99501	Hospitality	Full Service
19.02	Property	Renaissance Atlanta	RMF	RMF; Citi; Barclays	No	1 Hartsfield Centre Parkway	Atlanta	Fulton	GA	30354	Hospitality	Full Service
20	Loan	Willow Creek Shopping Center	WFB	WFB	No	2755, 2775-2811 & 2825 Grass Valley Highway; 11805 & 11825-11885 Willow Creek Drive	Auburn	Placer	CA	95603	Retail	Anchored
21	Loan	The Plaza at Milford	CIBC	CIBC	No	600-698 North Dupont Boulevard	Milford	Kent	DE	19963	Retail	Anchored
22	Loan	Concorde Portfolio	CIBC	CIBC	No	Various	Various	Various	TX	Various	Various	Various
22.01	Property	New Territory Randall’s Center	CIBC	CIBC	No	5720-5880 New Territory Boulevard	Sugar Land	Fort Bend	TX	77479	Retail	Shadow Anchored
22.02	Property	Pineloch Center	CIBC	CIBC	No	1001 and 1051 Pineloch Drive	Houston	Harris	TX	77062	Retail	Unanchored
22.03	Property	Bay Area & Highway 3	CIBC	CIBC	No	411-495 Bay Area Boulevard	Houston	Harris	TX	77058	Retail	Unanchored
22.04	Property	Fairfield Country Shops I West	CIBC	CIBC	No	15201 Mason Road	Cypress	Harris	TX	77433	Retail	Unanchored
22.05	Property	New Territory Country Shops	CIBC	CIBC	No	6350 East Highway 90A	Sugar Land	Fort Bend	TX	77498	Retail	Unanchored
22.06	Property	Bay Area & Seawolf	CIBC	CIBC	No	515 Bay Area Boulevard	Houston	Harris	TX	77058	Retail	Unanchored
22.07	Property	Conroe Professional Building	CIBC	CIBC	No	404 River Pointe Drive	Conroe	Montgomery	TX	77304	Office	Medical
23	Loan	Lormax Stern Retail Development – Roseville	UBS AG	UBS AG	No	32233 Gratiot Avenue	Roseville	Macomb	MI	48066	Retail	Anchored
24	Loan	Boston Creek Apartments	Natixis	Natixis	No	2701 44th Street	Lubbock	Lubbock	TX	79413	Multifamily	Garden
25	Loan	Sheraton Hotel Greensboro	WFB	WFB	No	3121 West Gate City Boulevard	Greensboro	Guilford	NC	27407	Hospitality	Full Service
26	Loan	Trade Center	CIBC	CIBC	No	7328-7340 Trade Street	San Diego	San Diego	CA	92121	Industrial	Flex/R&D
27	Loan	Sorenson Communications	SG	SG	No	4192 South Riverboat Road	Taylorsville	Salt Lake	UT	84123	Office	Suburban
28	Loan	Ivy Walk	Natixis	Natixis	No	1675 Cumberland Parkway Southeast	Smyrna	Cobb	GA	30080	Retail	Unanchored
29	Loan	Gerber Village	WFB	WFB	No	2 Gerber Road	Asheville	Buncombe	NC	28803	Mixed Use	Retail/Office/Multifamily
30	Loan	Sacramento Center	CIBC	CIBC	No	8790-8796 Sacramento Drive	Alexandria	Fairfax	VA	22309	Mixed Use	Retail/Office

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Seller(1)	Mortgage Loan Originator(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code	General Property Type	Specific Property Type
31	Loan	Cortez Commons	RMF	RMF	No	12966 Cortez Boulevard	Brooksville	Hernando	FL	34613	Retail	Anchored
32	Loan	Hampton Inn Oneonta	RMF	RMF	No	225 River Street	Oneonta	Otsego	NY	13820	Hospitality	Limited Service
33	Loan	6851 Veterans Memorial Blvd	UBS AG	UBS AG	No	6851 Veterans Memorial Boulevard	Metairie	Jefferson	LA	70003	Retail	Anchored
34	Loan	SSK Ashley Pointe	RMF	RMF	No	1115 Penile Road	Louisville	Jefferson	KY	40272	Manufactured Housing Community	Manufactured Housing Community
35	Loan	Kumho Tires	UBS AG	UBS AG	No	1240 Highway 155	McDonough	Henry	GA	30253	Industrial	Warehouse/Distribution
36	Loan	Hampton Inn Suites - Natomas	SG	SG	No	3021 Advantage Way	Sacramento	Sacramento	CA	95834	Hospitality	Limited Service
37	Loan	Holiday Inn Express - Natomas	SG	SG	No	2981 Advantage Way	Sacramento	Sacramento	CA	95834	Hospitality	Limited Service
38	Loan	Protea Pacific Beach	UBS AG	UBS AG	No	909-919 Garnet Avenue	San Diego	San Diego	CA	92109	Mixed Use	Retail/Office
39	Loan	SSK Applewood Pointe	RMF	RMF	No	1988 Hummingbird Circle	Middletown	Butler	OH	45044	Manufactured Housing Community	Manufactured Housing Community
40	Loan	1400 West Benson Boulevard	WFB	WFB	No	1400 West Benson Boulevard	Anchorage	Anchorage	AK	99503	Office	Suburban
41	Loan	ACG Conlon MHC Portfolio II	RMF	RMF	No	Various	Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community
41.01	Property	Lake Wylie MHC	RMF	RMF	No	184 Birch Tree Road	Clover	York	SC	29710	Manufactured Housing Community	Manufactured Housing Community
41.02	Property	Wylie Overlook MHC	RMF	RMF	No	3 Greenway Circle	Belmont	Gaston	NC	28012	Manufactured Housing Community	Manufactured Housing Community
41.03	Property	Mona MHC	RMF	RMF	No	295 Kovach Street	Granville	Monongalia	WV	26534	Manufactured Housing Community	Manufactured Housing Community
41.04	Property	Creekside MHC	RMF	RMF	No	3600 Creekside Drive	Raleigh	Wake	NC	27616	Manufactured Housing Community	Manufactured Housing Community
42	Loan	Alside Distribution Center	UBS AG	UBS AG	No	7550 East 30th Street	Yuma	Yuma	AZ	85365	Industrial	Warehouse/Distribution
43	Loan	The Marketplace at Waxahachie	SG	SG	No	791 & 793 North Highway 77	Waxahachie	Ellis	TX	75165	Retail	Anchored
44	Loan	Greenhill Apartments	CIBC	CIBC	No	3528, 3526, 3546 Gentian Boulevard	Columbus	Muscogee	GA	31907	Multifamily	Student Housing
45	Loan	Urbana Champaign Multifamily Portfolio	RMF	RMF	No	Various	Urbana	Champaign	IL	61801	Multifamily	Student Housing
45.01	Property	500 E Michigan	RMF	RMF	No	500-510 East Michigan Avenue	Urbana	Champaign	IL	61801	Multifamily	Student Housing
45.02	Property	306 E Michigan	RMF	RMF	No	306-410 East Michigan Avenue	Urbana	Champaign	IL	61801	Multifamily	Student Housing
46	Loan	SSK Heartland Pointe	RMF	RMF	No	1646 Garvey Avenue	Elsmere	Kenton	KY	41018	Manufactured Housing Community	Manufactured Housing Community
47	Loan	Haven Commerce Center	UBS AG	UBS AG	No	9035-9065 Haven Avenue	Rancho Cucamonga	San Bernardino	CA	91730	Office	Suburban
48	Loan	Hampton Inn Monroe	Natixis	Natixis	No	1565 North Dixie Highway	Monroe	Monroe	MI	48162	Hospitality	Limited Service
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	Natixis	Natixis	No	265 North Hershey Road	Harrisburg	Dauphin	PA	17112	Hospitality	Limited Service
50	Loan	Fairfield Inn & Suites Milford	CIBC	CIBC	No	1 Fortune Boulevard	Milford	Worcester	MA	01757	Hospitality	Limited Service
51	Loan	Cen Tex Self Storage Portfolio	CIBC	CIBC	No	Various	Various	Various	TX	Various	Various	Various
51.01	Property	Dripping Springs	CIBC	CIBC	No	26550-26552 Ranch Road 12	Dripping Springs	Hays	TX	78620	Mixed Use	Self Storage/Office
51.02	Property	Lockhart	CIBC	CIBC	No	1414 South Colorado Street & 1421 South Commerce Street	Lockhart	Caldwell	TX	78644	Self Storage	Self Storage
51.03	Property	San Marcos	CIBC	CIBC	No	2409 Interstate 35	San Marcos	Hays	TX	78666	Self Storage	Self Storage
52	Loan	Comfort Inn Cleveland	Natixis	Natixis	No	17550 Rosbough Drive	Middleburg Heights	Cuyahoga	OH	44130	Hospitality	Limited Service
53	Loan	Monroe Building-WI	WFB	WFB	No	752-764 North Milwaukee Street	Milwaukee	Milwaukee	WI	53202	Office	CBD
54	Loan	Murphy and Hempstead MHC Portfolio	RMF	RMF	No	Various	Various	Various	TX	Various	Manufactured Housing Community	Manufactured Housing Community
54.01	Property	Murphy MHC	RMF	RMF	No	12719 Murphy Road	Stafford	Fort Bend	TX	77477	Manufactured Housing Community	Manufactured Housing Community
54.02	Property	Hempstead MHC	RMF	RMF	No	12640 Hempstead Highway	Houston	Harris	TX	77092	Manufactured Housing Community	Manufactured Housing Community
55	Loan	Crossroads Town Center II	SG	SG	No	6380 and 6390 North Decatur Boulevard	North Las Vegas	Clark	NV	89130	Mixed Use	Office/Retail
56	Loan	Indio Self Storage	WFB	WFB	No	42925 Madison Street	Indio	Riverside	CA	92211	Self Storage	Self Storage
57	Loan	Hulen Shopping Center	RMF	RMF	No	5900 South Hulen Street	Fort Worth	Tarrant	TX	76132	Retail	Shadow Anchored
58	Loan	Chicago Multifamily Portfolio	UBS AG	UBS AG	No	Various	Chicago	Cook	IL	Various	Multifamily	Garden
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	UBS AG	UBS AG	No	5618-5620 South Dr. Martin Luther King Jr. Drive	Chicago	Cook	IL	60637	Multifamily	Garden
58.02	Property	6558 S. Vernon Avenue	UBS AG	UBS AG	No	416-424 East 66th Street	Chicago	Cook	IL	60637	Multifamily	Garden
58.03	Property	4750 S. Indiana Avenue	UBS AG	UBS AG	No	4750 South Indiana Avenue	Chicago	Cook	IL	60615	Multifamily	Garden
58.04	Property	7840 S. Yates	UBS AG	UBS AG	No	7840 South Yates Boulevard	Chicago	Cook	IL	60649	Multifamily	Garden
58.05	Property	2220-2226 E. 75th Street	UBS AG	UBS AG	No	2220 East 75th Street	Chicago	Cook	IL	60649	Multifamily	Garden
58.06	Property	2800-2806 E. 81st Street	UBS AG	UBS AG	No	2800-2806 East 81st Street	Chicago	Cook	IL	60617	Multifamily	Garden
58.07	Property	1422 E. 68th Street	UBS AG	UBS AG	No	1422 East 68th Street	Chicago	Cook	IL	60637	Multifamily	Garden
59	Loan	409 South Center Street	UBS AG	UBS AG	No	409 South Center Street	Royal Oak	Oakland	MI	48067	Mixed Use	Retail/Office
60	Loan	Pecos Center	SG	SG	No	1405 Cortez Street	Denver	Adams	CO	80221	Retail	Unanchored
61	Loan	Red Roof Inn - Round Rock	CIBC	CIBC	No	1990 North Interstate 35	Round Rock	Williamson	TX	78681	Hospitality	Limited Service
62	Loan	Walgreens - Dallas, TX	CIBC	CIBC	No	7930 Belt Line Road	Dallas	Dallas	TX	75254	Retail	Single Tenant
63	Loan	3470 Erie Boulevard East	Natixis	Natixis	No	3470 Erie Boulevard East	DeWitt	Onondaga	NY	13214	Retail	Shadow Anchored
64	Loan	Belle Chasse Self Storage	UBS AG	UBS AG	No	9526 & 9541 Louisiana Highway 23	Belle Chasse	Plaquemines	LA	70037	Self Storage	Self Storage
65	Loan	Azalea Terrace	Natixis	Natixis	No	320 Fisher Ferry Road	Vicksburg	Warren	MS	39180	Multifamily	Garden
66	Loan	National Self Storage	WFB	WFB	No	7125 and 7135 West 3500 South	West Valley City	Salt Lake	UT	84128	Self Storage	Self Storage
67	Loan	Commonwealth Self Storage	UBS AG	UBS AG	No	390 Bell Road	Christiansburg	Montgomery	VA	24073	Self Storage	Self Storage

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Number of Properties	Year Built	Year Renovated	Number of Units(28)	Unit of Measure	Cut-off Date Balance Per Unit/SF(5)	Original Balance(4)	Cut-off Date Balance(4)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate
1	Loan	Save Mart Portfolio	33	Various	Various	1,733,239	Sq. Ft.	80	50,000,000	50,000,000	5.2%	6/6/2027	50,000,000	No	N/A	5/16/2017	7/6/2017	6	4.415376%
1.01	Property	Lucky - San Francisco	1	1993	N/A	49,188	Sq. Ft.		3,522,140	3,522,140	0.4%		3,522,140
1.02	Property	Lucky - San Bruno	1	1989	N/A	56,280	Sq. Ft.		3,419,121	3,419,121	0.4%		3,419,121
1.03	Property	Lucky California - Daly City	1	1996	N/A	61,881	Sq. Ft.		3,405,200	3,405,200	0.4%		3,405,200
1.04	Property	Lucky - San Jose I	1	1985	N/A	52,659	Sq. Ft.		2,142,519	2,142,519	0.2%		2,142,519
1.05	Property	Lucky - San Jose II	1	1996	N/A	59,907	Sq. Ft.		2,052,029	2,052,029	0.2%		2,052,029
1.06	Property	Lucky - San Leandro	1	1982	N/A	58,526	Sq. Ft.		2,040,892	2,040,892	0.2%		2,040,892
1.07	Property	Dick’s Sporting Goods - Folsom	1	1990	N/A	49,517	Sq. Ft.		1,933,697	1,933,697	0.2%		1,933,697
1.08	Property	Lucky - Concord	1	2000	N/A	61,447	Sq. Ft.		1,848,776	1,848,776	0.2%		1,848,776
1.09	Property	FoodMaxx - Antioch	1	1996	N/A	60,154	Sq. Ft.		1,674,757	1,674,757	0.2%		1,674,757
1.10	Property	Lucky - Hollister	1	1995	N/A	62,078	Sq. Ft.		1,641,345	1,641,345	0.2%		1,641,345
1.11	Property	Save Mart - Modesto	1	2001	N/A	54,605	Sq. Ft.		1,587,051	1,587,051	0.2%		1,587,051
1.12	Property	Dick’s Sporting Goods - Salinas	1	1997	2012	62,246	Sq. Ft.		1,570,346	1,570,346	0.2%		1,570,346
1.13	Property	Save Mart - Clovis	1	2002	N/A	50,918	Sq. Ft.		1,546,679	1,546,679	0.2%		1,546,679
1.14	Property	Save Mart - Grass Valley	1	1990	N/A	43,737	Sq. Ft.		1,535,542	1,535,542	0.2%		1,535,542
1.15	Property	FoodMaxx - Sacramento	1	1987	2012	51,316	Sq. Ft.		1,428,346	1,428,346	0.1%		1,428,346
1.16	Property	Lucky - Hayward I	1	1990	N/A	45,579	Sq. Ft.		1,413,033	1,413,033	0.1%		1,413,033
1.17	Property	Save Mart - Auburn	1	1980	1996	43,768	Sq. Ft.		1,378,229	1,378,229	0.1%		1,378,229
1.18	Property	Save Mart - Tracy	1	1997	N/A	62,236	Sq. Ft.		1,300,268	1,300,268	0.1%		1,300,268
1.19	Property	S-Mart - Lodi	1	1996	N/A	50,342	Sq. Ft.		1,233,445	1,233,445	0.1%		1,233,445
1.20	Property	Save Mart - Chico	1	1989	2001	42,294	Sq. Ft.		1,225,092	1,225,092	0.1%		1,225,092
1.21	Property	Save Mart - Fresno I	1	1994	N/A	58,360	Sq. Ft.		1,218,131	1,218,131	0.1%		1,218,131
1.22	Property	Lucky - San Jose III	1	1990	N/A	49,103	Sq. Ft.		1,186,112	1,186,112	0.1%		1,186,112
1.23	Property	Save Mart - Roseville	1	1995	N/A	53,248	Sq. Ft.		1,140,171	1,140,171	0.1%		1,140,171
1.24	Property	Lucky - Vacaville I	1	1988	N/A	42,630	Sq. Ft.		1,127,642	1,127,642	0.1%		1,127,642
1.25	Property	Save Mart - Elk Grove	1	1994	N/A	45,641	Sq. Ft.		1,085,877	1,085,877	0.1%		1,085,877
1.26	Property	Save Mart - Fresno II	1	1996	N/A	50,245	Sq. Ft.		1,049,681	1,049,681	0.1%		1,049,681
1.27	Property	Lucky - Sand City	1	1996	N/A	62,501	Sq. Ft.		968,936	968,936	0.1%		968,936
1.28	Property	Lucky - Vacaville II	1	2003	N/A	44,745	Sq. Ft.		920,211	920,211	0.1%		920,211
1.29	Property	Lucky - Hayward	1	2001	N/A	61,454	Sq. Ft.		913,251	913,251	0.1%		913,251
1.30	Property	Save Mart - Kingsburg	1	1999	N/A	41,368	Sq. Ft.		900,721	900,721	0.1%		900,721
1.31	Property	Save Mart - Sacramento	1	1990	N/A	49,629	Sq. Ft.		712,781	712,781	0.1%		712,781
1.32	Property	Lucky - Santa Rosa	1	1998	N/A	55,044	Sq. Ft.		677,977	677,977	0.1%		677,977
1.33	Property	Save Mart - Jackson	1	1994	N/A	40,593	Sq. Ft.		200,000	200,000	0.0%		200,000
2	Loan	GM Logistics Center 1	1	2016	N/A	1,131,022	Sq. Ft.	40	45,600,000	45,488,795	4.7%	4/1/2027	37,055,268	No	N/A	3/28/2017	5/1/2017	1	4.650000%
3	Loan	Moffett Place Google	1	2016	N/A	314,352	Sq. Ft.	589	40,000,000	40,000,000	4.2%	1/6/2027	36,829,992	No	N/A	12/30/2016	2/6/2017	6	4.549797%
4	Loan	Garden Village	1	2016	N/A	236	Beds	148,305	35,000,000	35,000,000	3.6%	5/6/2027	35,000,000	No	N/A	5/11/2017	6/6/2017	6	4.924430%
5	Loan	Apple Sunnyvale	1	1989	2016	349,758	Sq. Ft.	298	34,000,000	34,000,000	3.5%	3/6/2022	34,000,000	No	N/A	2/16/2017	4/6/2017	6	4.228920%
6	Loan	Los Arboles & Canyon Club Apartments	2	Various	Various	397	Units	84,887	33,700,000	33,700,000	3.5%	5/6/2027	30,443,555	No	N/A	5/8/2017	6/6/2017	6	4.950000%
6.01	Property	Los Arboles Apartments	1	1971	2013-2017	97	Units		21,600,000	21,600,000	2.3%		19,512,783
6.02	Property	Canyon Club Apartments	1	1975	2015-2017	300	Units		12,100,000	12,100,000	1.3%		10,930,772
7	Loan	75 Broad Street	1	1929	2014-2017	671,366	Sq. Ft.	137	33,000,000	33,000,000	3.4%	4/5/2027	33,000,000	No	N/A	4/3/2017	5/5/2017	5	4.076700%
8	Loan	Holiday Inn Austin-Town Lake	1	1967, 1985	2008-2013, 2015-2016	323	Rooms	95,975	31,000,000	31,000,000	3.2%	6/6/2027	25,402,085	No	N/A	5/10/2017	7/6/2017	6	4.900000%
9	Loan	One West 34th Street	1	1906	2016	210,358	Sq. Ft.	713	30,000,000	30,000,000	3.1%	4/6/2027	30,000,000	No	N/A	3/15/2017	5/6/2017	6	4.310000%
10	Loan	Baypoint Commerce Center	1	1971-2000	2016	689,778	Sq. Ft.	58	30,000,000	30,000,000	3.1%	4/6/2027	25,782,268	No	N/A	4/7/2017	5/6/2017	6	4.733000%
11	Loan	Art Van Portfolio	5	Various	Various	1,407,911	Sq. Ft.	49	29,500,000	29,500,000	3.1%	3/6/2027	25,504,155	No	N/A	3/2/2017	4/6/2017	6	4.962000%
11.01	Property	Warren Distribution Center	1	1969	1976, 1982, 1985, 1987-1988, 1993, 1997, 2000, 2015	1,056,890	Sq. Ft.		16,673,277	16,673,277	1.7%		14,414,842
11.02	Property	Comstock Park Retail	1	1999	N/A	96,400	Sq. Ft.		4,767,972	4,767,972	0.5%		4,122,139
11.03	Property	Grand Rapids Retail	1	1986	2001	79,212	Sq. Ft.		3,919,683	3,919,683	0.4%		3,388,753
11.04	Property	Bloomfield Hills Retail	1	2004	2016	46,388	Sq. Ft.		2,281,606	2,281,606	0.2%		1,972,557
11.05	Property	Mattress Distribution Center	1	1968	1972, 1992, 2004, 2011-2012	129,021	Sq. Ft.		1,857,462	1,857,462	0.2%		1,605,864
12	Loan	Fairview Marketplace	1	2006	N/A	219,031	Sq. Ft.	115	25,100,000	25,100,000	2.6%	4/6/2027	25,100,000	No	N/A	3/13/2017	5/6/2017	6	5.440000%
13	Loan	UniSquare Portfolio	11	Various	N/A	417	Beds	52,697	22,000,000	21,974,652	2.3%	5/11/2027	17,878,516	No	N/A	5/5/2017	6/11/2017	11	4.650000%
13.01	Property	1156 Grant Street	1	2004	N/A	120	Beds		7,026,980	7,018,884	0.7%		5,710,544
13.02	Property	1176 Grant Street	1	2006	N/A	98	Beds		5,739,880	5,733,267	0.6%		4,664,570
13.03	Property	1163 Grant Street	1	2000	N/A	32	Beds		1,879,680	1,877,514	0.2%		1,527,540
13.04	Property	1179 Grant Street	1	1980	N/A	40	Beds		1,456,740	1,455,062	0.2%		1,183,834
13.05	Property	888 Wayne Avenue	1	2003	N/A	30	Beds		1,414,790	1,413,160	0.1%		1,149,743
13.06	Property	1027 Washington Street	1	2008	N/A	25	Beds		1,209,700	1,208,306	0.1%		983,075
13.07	Property	758 Locust Street	1	1980	N/A	19	Beds		874,860	873,852	0.1%		710,964
13.08	Property	713 School Street	1	2000	N/A	19	Beds		697,830	697,026	0.1%		567,098
13.09	Property	1150 Grant Street	1	1970	N/A	12	Beds		615,870	615,160	0.1%		500,493
13.10	Property	1205 Maple Street	1	2006	N/A	10	Beds		552,170	551,534	0.1%		448,726
13.11	Property	1149 Grant Street	1	1980	N/A	12	Beds		531,500	530,888	0.1%		431,929
14	Loan	Hilton Woodcliff Lake	1	1980	2016	338	Rooms	64,813	22,000,000	21,906,961	2.3%	3/1/2027	16,870,463	No	N/A	2/10/2017	4/1/2017	1	5.710000%
15	Loan	Redwood Gateway	1	2004-2006	N/A	158,473	Sq. Ft.	129	20,400,000	20,400,000	2.1%	5/5/2027	20,400,000	No	N/A	4/13/2017	6/5/2017	5	4.620000%
16	Loan	Hampton Inn Savannah Historic District	1	1996	2016	147	Rooms	136,054	20,000,000	20,000,000	2.1%	5/11/2027	17,214,422	No	N/A	4/12/2017	6/11/2017	11	4.790000%
17	Loan	Andrews Manor	1	1963, 1975	1990	124,745	Sq. Ft.	160	20,000,000	19,977,734	2.1%	5/6/2027	16,335,380	No	N/A	4/24/2017	6/6/2017	6	4.800000%
18	Loan	Wingcrest I & II	1	1995, 2001	2016	132,613	Sq. Ft.	150	20,000,000	19,928,393	2.1%	3/1/2027	16,267,765	No	N/A	3/1/2017	4/1/2017	1	4.676000%
19	Loan	Atlanta and Anchorage Hotel Portfolio	2	Various	Various	993	Rooms	115,323	20,000,000	19,915,717	2.1%	3/6/2027	15,347,377	No	N/A	3/2/2017	4/6/2017	6	5.730000%
19.01	Property	Hilton Anchorage	1	1958-1984	2009	606	Rooms		11,384,615	11,336,639	1.2%		8,736,199
19.02	Property	Renaissance Atlanta	1	1992	2013	387	Rooms		8,615,385	8,579,078	0.9%		6,611,178
20	Loan	Willow Creek Shopping Center	1	2016	N/A	63,460	Sq. Ft.	303	19,200,000	19,200,000	2.0%	4/11/2027	16,809,135	No	N/A	3/23/2017	5/11/2017	11	4.510000%
21	Loan	The Plaza at Milford	1	1966, 2017	1982, 2012-2013	210,210	Sq. Ft.	86	18,000,000	18,000,000	1.9%	4/1/2027	18,000,000	No	N/A	3/6/2017	5/1/2017	1	5.060000%
22	Loan	Concorde Portfolio	7	Various	Various	185,591	Sq. Ft.	162	18,000,000	18,000,000	1.9%	3/1/2027	15,246,300	No	N/A	2/17/2017	4/1/2017	1	5.110000%
22.01	Property	New Territory Randall’s Center	1	1997	N/A	41,955	Sq. Ft.		5,550,000	5,550,000	0.6%		4,700,943
22.02	Property	Pineloch Center	1	1990	N/A	52,196	Sq. Ft.		3,900,000	3,900,000	0.4%		3,303,365
22.03	Property	Bay Area & Highway 3	1	1993	2014	45,902	Sq. Ft.		2,880,000	2,880,000	0.3%		2,439,408
22.04	Property	Fairfield Country Shops I West	1	2001	N/A	16,385	Sq. Ft.		1,980,000	1,980,000	0.2%		1,677,093
22.05	Property	New Territory Country Shops	1	1995	N/A	14,228	Sq. Ft.		1,980,000	1,980,000	0.2%		1,677,093
22.06	Property	Bay Area & Seawolf	1	2001	N/A	5,925	Sq. Ft.		870,000	870,000	0.1%		736,905
22.07	Property	Conroe Professional Building	1	2002	N/A	9,000	Sq. Ft.		840,000	840,000	0.1%		711,494
23	Loan	Lormax Stern Retail Development – Roseville	1	1964	1999, 2014, 2015	410,354	Sq. Ft.	73	18,000,000	18,000,000	1.9%	6/6/2027	14,929,294	No	N/A	5/16/2017	7/6/2017	6	5.274000%
24	Loan	Boston Creek Apartments	1	1972	2015	349	Units	48,421	17,000,000	16,899,033	1.8%	1/5/2027	13,965,933	No	N/A	12/30/2016	2/5/2017	5	4.983000%
25	Loan	Sheraton Hotel Greensboro	1	1970	2015	985	Rooms	45,617	15,000,000	14,977,558	1.6%	5/11/2027	11,281,200	No	N/A	5/1/2017	6/11/2017	11	5.160000%
26	Loan	Trade Center	1	1986, 1993	2002	118,457	Sq. Ft.	114	13,500,000	13,500,000	1.4%	6/1/2027	13,500,000	No	N/A	5/5/2017	7/1/2017	1	4.450000%
27	Loan	Sorenson Communications	1	2007	N/A	99,184	Sq. Ft.	134	13,250,000	13,250,000	1.4%	6/1/2027	10,693,583	No	N/A	5/2/2017	7/1/2017	1	4.450000%
28	Loan	Ivy Walk	1	2004	N/A	42,499	Sq. Ft.	279	11,850,000	11,850,000	1.2%	4/5/2027	10,053,640	No	N/A	4/3/2017	5/5/2017	5	5.170000%
29	Loan	Gerber Village	1	2005	N/A	95,486	Sq. Ft.	120	11,452,000	11,425,302	1.2%	4/11/2022	10,540,756	No	N/A	3/21/2017	5/11/2017	11	4.870000%
30	Loan	Sacramento Center	1	1986	N/A	84,492	Sq. Ft.	134	11,280,000	11,280,000	1.2%	10/1/2026	9,494,256	No	N/A	9/6/2016	11/1/2016	1	4.440000%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Number of Properties	Year Built	Year Renovated	Number of Units(28)	Unit of Measure	Cut-off Date Balance Per Unit/SF(5)	Original Balance(4)	Cut-off Date Balance(4)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date	Payment Day	Gross Mortgage Rate
31	Loan	Cortez Commons	1	2015	N/A	72,160	Sq. Ft.	152	11,000,000	11,000,000	1.1%	4/6/2027	10,144,921	No	N/A	4/10/2017	5/6/2017	6	5.000000%
32	Loan	Hampton Inn Oneonta	1	2004	2016	106	Rooms	101,116	10,750,000	10,718,268	1.1%	3/6/2027	8,997,312	No	N/A	3/6/2017	4/6/2017	6	5.560000%
33	Loan	6851 Veterans Memorial Blvd	1	1969	N/A	92,175	Sq. Ft.	108	10,000,000	9,987,942	1.0%	5/6/2027	8,070,601	No	N/A	5/11/2017	6/6/2017	6	4.448000%
34	Loan	SSK Ashley Pointe	1	1972	N/A	330	Pads	29,181	9,650,000	9,629,872	1.0%	4/6/2027	8,035,809	No	N/A	3/23/2017	5/6/2017	6	5.400000%
35	Loan	Kumho Tires	1	2007	N/A	406,874	Sq. Ft.	23	9,500,000	9,500,000	1.0%	5/6/2027	9,500,000	No	N/A	5/3/2017	6/6/2017	6	4.750000%
36	Loan	Hampton Inn Suites - Natomas	1	2006	N/A	100	Rooms	93,000	9,300,000	9,300,000	1.0%	6/5/2027	6,958,281	No	N/A	5/9/2017	7/5/2017	5	5.020000%
37	Loan	Holiday Inn Express - Natomas	1	2006	N/A	100	Rooms	93,000	9,300,000	9,300,000	1.0%	6/5/2027	6,958,281	No	N/A	5/9/2017	7/5/2017	5	5.020000%
38	Loan	Protea Pacific Beach	1	1953	2000	42,480	Sq. Ft.	217	9,200,000	9,200,000	1.0%	5/6/2027	9,200,000	No	N/A	5/1/2017	6/6/2017	6	4.686200%
39	Loan	SSK Applewood Pointe	1	1989	2000	253	Pads	35,007	8,875,000	8,856,882	0.9%	4/6/2027	7,413,534	No	N/A	3/23/2017	5/6/2017	6	5.500000%
40	Loan	1400 West Benson Boulevard	1	1985	2013	61,933	Sq. Ft.	143	8,872,500	8,843,112	0.9%	3/11/2027	7,304,475	No	N/A	2/15/2017	4/11/2017	11	5.040000%
41	Loan	ACG Conlon MHC Portfolio II	4	Various	N/A	496	Pads	16,835	8,350,000	8,350,000	0.9%	5/6/2027	7,251,381	No	N/A	4/12/2017	6/6/2017	6	5.140000%
41.01	Property	Lake Wylie MHC	1	1984	N/A	257	Pads		5,350,000	5,350,000	0.6%		4,646,094
41.02	Property	Wylie Overlook MHC	1	1978	N/A	60	Pads		1,200,000	1,200,000	0.1%		1,042,115
41.03	Property	Mona MHC	1	1975	N/A	112	Pads		900,000	900,000	0.1%		781,586
41.04	Property	Creekside MHC	1	1975	N/A	67	Pads		900,000	900,000	0.1%		781,586
42	Loan	Alside Distribution Center	1	2005	N/A	222,554	Sq. Ft.	35	7,900,000	7,888,749	0.8%	5/6/2027	5,998,189	No	N/A	4/12/2017	6/6/2017	6	5.426500%
43	Loan	The Marketplace at Waxahachie	1	2005	N/A	100,044	Sq. Ft.	76	7,600,000	7,560,192	0.8%	2/1/2027	6,156,654	No	N/A	2/1/2017	3/1/2017	1	4.565000%
44	Loan	Greenhill Apartments	1	1975	2016	258	Beds	29,070	7,500,000	7,500,000	0.8%	5/1/2027	6,597,787	No	N/A	4/11/2017	6/1/2017	1	4.720000%
45	Loan	Urbana Champaign Multifamily Portfolio	2	Various	N/A	204	Units	36,725	7,500,000	7,491,936	0.8%	5/6/2027	6,156,271	No	N/A	4/28/2017	6/6/2017	6	4.950000%
45.01	Property	500 E Michigan	1	1975, 1995	N/A	108	Units		4,200,000	4,195,484	0.4%		3,447,512
45.02	Property	306 E Michigan	1	1973	N/A	96	Units		3,300,000	3,296,452	0.3%		2,708,759
46	Loan	SSK Heartland Pointe	1	1958	N/A	203	Pads	36,869	7,500,000	7,484,356	0.8%	4/6/2027	6,245,447	No	N/A	3/23/2017	5/6/2017	6	5.400000%
47	Loan	Haven Commerce Center	1	1987	N/A	77,063	Sq. Ft.	91	7,000,000	6,991,843	0.7%	5/6/2027	5,678,965	No	N/A	5/3/2017	6/6/2017	6	4.600000%
48	Loan	Hampton Inn Monroe	1	2000	2014	74	Rooms	93,515	6,950,000	6,920,073	0.7%	2/5/2027	5,826,952	No	N/A	1/6/2017	3/5/2017	5	5.630000%
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	1	2012	N/A	81	Rooms	74,634	6,070,000	6,045,390	0.6%	2/5/2027	5,138,249	No	N/A	1/19/2017	3/5/2017	5	5.950000%
50	Loan	Fairfield Inn & Suites Milford	1	2001	2015	73	Rooms	81,116	5,950,000	5,921,469	0.6%	2/1/2027	4,898,349	No	N/A	1/27/2017	3/1/2017	1	5.050000%
51	Loan	Cen Tex Self Storage Portfolio	3	Various	Various	818	Units	6,724	5,500,000	5,500,000	0.6%	6/1/2027	5,033,020	No	N/A	5/10/2017	7/1/2017	1	4.500000%
51.01	Property	Dripping Springs	1	1986	1994	246	Units		2,450,000	2,450,000	0.3%		2,241,982
51.02	Property	Lockhart	1	1985, 1996	1997	312	Units		1,950,000	1,950,000	0.2%		1,784,435
51.03	Property	San Marcos	1	1997	N/A	260	Units		1,100,000	1,100,000	0.1%		1,006,604
52	Loan	Comfort Inn Cleveland	1	1989	2015	136	Rooms	40,405	5,500,000	5,495,016	0.6%	5/5/2027	4,616,484	No	N/A	4/12/2017	6/5/2017	5	5.654000%
53	Loan	Monroe Building-WI	1	1904	2001	47,315	Sq. Ft.	102	4,850,000	4,827,419	0.5%	2/11/2027	4,013,362	No	N/A	2/1/2017	3/11/2017	11	5.210000%
54	Loan	Murphy and Hempstead MHC Portfolio	2	Various	Various	170	Pads	26,471	4,500,000	4,500,000	0.5%	5/6/2027	3,775,031	No	N/A	4/24/2017	6/6/2017	6	4.780000%
54.01	Property	Murphy MHC	1	1940	N/A	84	Pads		2,250,000	2,250,000	0.2%		1,887,516
54.02	Property	Hempstead MHC	1	1966	2015	86	Pads		2,250,000	2,250,000	0.2%		1,887,516
55	Loan	Crossroads Town Center II	1	2009	N/A	30,068	Sq. Ft.	149	4,500,000	4,479,546	0.5%	2/1/2027	3,739,100	No	N/A	1/6/2017	3/1/2017	1	5.340000%
56	Loan	Indio Self Storage	1	2002	2015	61,425	Sq. Ft.	73	4,465,000	4,454,396	0.5%	4/11/2027	3,644,230	No	N/A	4/6/2017	5/11/2017	11	4.780000%
57	Loan	Hulen Shopping Center	1	2016	N/A	12,056	Sq. Ft.	342	4,125,000	4,125,000	0.4%	4/6/2027	3,580,311	No	N/A	4/3/2017	5/6/2017	6	5.120000%
58	Loan	Chicago Multifamily Portfolio	7	Various	Various	71	Units	57,746	4,100,000	4,100,000	0.4%	6/6/2027	3,430,021	No	N/A	5/12/2017	7/6/2017	6	5.549500%
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	1	1945	2016	14	Units		847,563	847,563	0.1%		709,063
58.02	Property	6558 S. Vernon Avenue	1	1918	2015	12	Units		820,000	820,000	0.1%		686,004
58.03	Property	4750 S. Indiana Avenue	1	1905	2016	6	Units		716,639	716,639	0.1%		599,533
58.04	Property	7840 S. Yates	1	1961	2015	8	Units		454,790	454,790	0.0%		380,473
58.05	Property	2220-2226 E. 75th Street	1	1926	2015	17	Units		441,008	441,008	0.0%		368,943
58.06	Property	2800-2806 E. 81st Street	1	1926	2015	8	Units		434,118	434,118	0.0%		363,179
58.07	Property	1422 E. 68th Street	1	1912	2015	6	Units		385,882	385,882	0.0%		322,825
59	Loan	409 South Center Street	1	1972	2007	19,282	Sq. Ft.	211	4,065,000	4,061,008	0.4%	5/6/2027	3,377,816	No	N/A	5/11/2017	6/6/2017	6	5.330000%
60	Loan	Pecos Center	1	1966	2006	71,779	Sq. Ft.	56	4,000,000	4,000,000	0.4%	2/1/2027	3,679,129	No	N/A	1/24/2017	3/1/2017	1	4.830000%
61	Loan	Red Roof Inn - Round Rock	1	1996	2013	107	Rooms	36,549	3,985,000	3,910,716	0.4%	5/1/2026	3,074,564	No	N/A	4/20/2016	6/1/2016	1	5.890000%
62	Loan	Walgreens - Dallas, TX	1	2000	N/A	13,905	Sq. Ft.	280	3,900,000	3,891,673	0.4%	4/1/2027	3,236,387	No	N/A	3/9/2017	5/1/2017	1	5.290000%
63	Loan	3470 Erie Boulevard East	1	1965	2007	14,100	Sq. Ft.	171	2,415,000	2,415,000	0.3%	4/5/2027	2,147,273	No	N/A	3/17/2017	5/5/2017	5	6.140000%
64	Loan	Belle Chasse Self Storage	1	2000	N/A	39,241	Sq. Ft.	58	2,265,000	2,260,225	0.2%	4/6/2027	1,883,163	No	N/A	4/5/2017	5/6/2017	6	5.350000%
65	Loan	Azalea Terrace	1	1971	N/A	100	Units	18,896	1,900,000	1,889,576	0.2%	12/5/2026	1,620,011	No	N/A	11/15/2016	1/5/2017	5	6.190000%
66	Loan	National Self Storage	1	1999	N/A	46,209	Sq. Ft.	36	1,690,000	1,686,236	0.2%	4/11/2027	1,393,476	No	N/A	3/30/2017	5/11/2017	11	5.090000%
67	Loan	Commonwealth Self Storage	1	1980	N/A	38,219	Sq. Ft.	43	1,625,000	1,625,000	0.2%	4/6/2027	1,420,282	No	N/A	4/7/2017	5/6/2017	6	5.402700%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Administrative Fee Rate(2)	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(7)(8)	Grace Period Default(27)	Grace Period Late	Grace Period at Maturity Default	Appraised Value(6)	Appraisal Date	U/W NOI DSCR(5)
1	Loan	Save Mart Portfolio	0.014780%	4.400596%	N/A	Actual/360	186,529.19	Full IO	120	120	120	120	0	0	0	LO(6);YM1(107);O(7)	0	0	0	361,740,000	Various	3.23
1.01	Property	Lucky - San Francisco																		25,300,000	2/10/2017
1.02	Property	Lucky - San Bruno																		24,560,000	2/10/2017
1.03	Property	Lucky California - Daly City																		24,460,000	2/10/2017
1.04	Property	Lucky - San Jose I																		15,390,000	2/8/2017
1.05	Property	Lucky - San Jose II																		14,740,000	2/8/2017
1.06	Property	Lucky - San Leandro																		14,660,000	2/10/2017
1.07	Property	Dick’s Sporting Goods - Folsom																		13,890,000	2/10/2017
1.08	Property	Lucky - Concord																		13,280,000	2/10/2017
1.09	Property	FoodMaxx - Antioch																		12,030,000	2/10/2017
1.10	Property	Lucky - Hollister																		11,790,000	2/8/2017
1.11	Property	Save Mart - Modesto																		11,400,000	2/10/2017
1.12	Property	Dick’s Sporting Goods - Salinas																		11,280,000	2/8/2017
1.13	Property	Save Mart - Clovis																		11,110,000	2/10/2017
1.14	Property	Save Mart - Grass Valley																		11,030,000	2/10/2017
1.15	Property	FoodMaxx - Sacramento																		10,260,000	2/10/2017
1.16	Property	Lucky - Hayward I																		10,150,000	2/10/2017
1.17	Property	Save Mart - Auburn																		9,900,000	2/10/2017
1.18	Property	Save Mart - Tracy																		9,340,000	2/10/2017
1.19	Property	S-Mart - Lodi																		8,860,000	2/10/2017
1.20	Property	Save Mart - Chico																		8,800,000	2/10/2017
1.21	Property	Save Mart - Fresno I																		8,750,000	2/10/2017
1.22	Property	Lucky - San Jose III																		8,520,000	2/8/2017
1.23	Property	Save Mart - Roseville																		8,190,000	2/10/2017
1.24	Property	Lucky - Vacaville I																		8,100,000	2/10/2017
1.25	Property	Save Mart - Elk Grove																		7,800,000	2/10/2017
1.26	Property	Save Mart - Fresno II																		7,540,000	2/10/2017
1.27	Property	Lucky - Sand City																		6,960,000	2/8/2017
1.28	Property	Lucky - Vacaville II																		6,610,000	2/10/2017
1.29	Property	Lucky - Hayward																		6,560,000	2/10/2017
1.30	Property	Save Mart - Kingsburg																		6,470,000	2/10/2017
1.31	Property	Save Mart - Sacramento																		5,120,000	2/10/2017
1.32	Property	Lucky - Santa Rosa																		4,870,000	2/10/2017
1.33	Property	Save Mart - Jackson																		4,020,000	2/10/2017
2	Loan	GM Logistics Center 1	0.024780%	4.625220%	N/A	Actual/360	235,130.38	Amortizing	120	118	0	0	360	358	2	LO(59);YM1(55);O(6)	0	5	0	71,400,000	1/25/2017	1.84
3	Loan	Moffett Place Google	0.012890%	4.536907%	N/A	Actual/360	200,566.32	Partial IO	120	115	60	55	360	360	5	LO(29);DEF(84);O(7)	0	0	0	311,100,000	3/1/2018	1.39
4	Loan	Garden Village	0.014780%	4.909650%	N/A	Actual/360	145,624.06	Full IO	120	119	120	119	0	0	1	LO(12);YM1(101);O(7)	0	0	0	68,790,000	3/17/2017	1.84
5	Loan	Apple Sunnyvale	0.012890%	4.216030%	N/A	Actual/360	121,483.56	Full IO	60	57	60	57	0	0	3	LO(27);DEF/YM1(29);O(4)	0	0	0	292,000,000	1/13/2017	3.42
6	Loan	Los Arboles & Canyon Club Apartments	0.014780%	4.935220%	N/A	Actual/360	179,880.49	Partial IO	120	119	48	47	360	360	1	LO(25);DEF(91);O(4)	0	5	0	62,260,000	Various	1.51
6.01	Property	Los Arboles Apartments																		41,960,000	3/16/2017
6.02	Property	Canyon Club Apartments																		20,300,000	3/17/2017
7	Loan	75 Broad Street	0.011640%	4.065060%	N/A	Actual/360	113,666.32	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	0	0	0	403,000,000	2/22/2017	4.46
8	Loan	Holiday Inn Austin-Town Lake	0.014780%	4.885220%	N/A	Actual/360	164,525.28	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0	0	0	62,000,000	2/23/2017	2.20
9	Loan	One West 34th Street	0.012890%	4.297110%	N/A	Actual/360	109,246.53	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	0	5	0	280,000,000	1/5/2017	1.32
10	Loan	Baypoint Commerce Center	0.014780%	4.718220%	N/A	Actual/360	156,186.95	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(89);O(5)	0	0	0	62,000,000	1/5/2017	2.29
11	Loan	Art Van Portfolio	0.014780%	4.947220%	N/A	Actual/360	157,677.98	Partial IO	120	117	24	21	360	360	3	LO(27);DEF(86);O(7)	0	0	0	100,850,000	Various	1.57
11.01	Property	Warren Distribution Center																		57,000,000	1/30/2017
11.02	Property	Comstock Park Retail																		16,300,000	1/27/2017
11.03	Property	Grand Rapids Retail																		13,400,000	1/27/2017
11.04	Property	Bloomfield Hills Retail																		7,800,000	1/31/2017
11.05	Property	Mattress Distribution Center																		6,350,000	1/31/2017
12	Loan	Fairview Marketplace	0.014780%	5.425220%	N/A	Actual/360	115,367.04	Full IO	120	118	120	118	0	0	2	LO(23);YM1(93);O(4)	0	0	0	39,200,000	2/7/2017	1.62
13	Loan	UniSquare Portfolio	0.014780%	4.635220%	N/A	Actual/360	113,440.10	Amortizing	120	119	0	0	360	359	1	LO(25);YM1(91);O(4)	0	0	0	33,750,000	2/7/2017	1.52
13.01	Property	1156 Grant Street																		10,600,000	2/7/2017
13.02	Property	1176 Grant Street																		8,925,000	2/7/2017
13.03	Property	1163 Grant Street																		3,050,000	2/7/2017
13.04	Property	1179 Grant Street																		2,330,000	2/7/2017
13.05	Property	888 Wayne Avenue																		2,000,000	2/7/2017
13.06	Property	1027 Washington Street																		1,700,000	2/7/2017
13.07	Property	758 Locust Street																		1,250,000	2/7/2017
13.08	Property	713 School Street																		1,290,000	2/7/2017
13.09	Property	1150 Grant Street																		890,000	2/7/2017
13.10	Property	1205 Maple Street																		925,000	2/7/2017
13.11	Property	1149 Grant Street																		800,000	2/7/2017
14	Loan	Hilton Woodcliff Lake	0.014780%	5.695220%	N/A	Actual/360	137,872.12	Amortizing	120	117	0	0	300	297	3	LO(27);DEF(89);O(4)	7	7	0	37,000,000	11/23/2016	1.96
15	Loan	Redwood Gateway	0.014780%	4.605220%	N/A	Actual/360	79,630.83	Full IO	120	119	120	119	0	0	1	LO(25);DEF(92);O(3)	0	0	0	34,270,000	2/16/2017	2.66
16	Loan	Hampton Inn Savannah Historic District	0.042280%	4.747720%	N/A	Actual/360	104,812.21	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0	0	0	33,800,000	3/29/2017	2.30
17	Loan	Andrews Manor	0.014780%	4.785220%	N/A	Actual/360	104,933.07	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(90);O(5)	0	0	0	32,500,000	2/24/2017	1.72
18	Loan	Wingcrest I & II	0.014780%	4.661220%	N/A	Actual/360	103,439.25	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(89);O(4)	5	5	0	30,200,000	2/15/2017	1.61
19	Loan	Atlanta and Anchorage Hotel Portfolio	0.012890%	5.717110%	N/A	Actual/360	125,579.67	Amortizing	120	117	0	0	300	297	3	LO(27);DEF(89);O(4)	0	0	0	182,000,000	Various	2.07
19.01	Property	Hilton Anchorage																		103,600,000	12/12/2016
19.02	Property	Renaissance Atlanta																		78,400,000	12/30/2016
20	Loan	Willow Creek Shopping Center	0.034780%	4.475220%	N/A	Actual/360	97,397.69	Partial IO	120	118	36	34	360	360	2	LO(26);DEF(89);O(5)	0	0	0	26,500,000	2/15/2017	1.38
21	Loan	The Plaza at Milford	0.014780%	5.045220%	N/A	Actual/360	76,954.17	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	7	7	0	31,200,000	11/2/2016	2.17
22	Loan	Concorde Portfolio	0.044780%	5.065220%	N/A	Actual/360	97,841.59	Partial IO	120	117	12	9	360	360	3	LO(27);DEF(89);O(4)	7	7	0	44,330,000	Various	1.45
22.01	Property	New Territory Randall’s Center																		12,830,000	12/4/2016
22.02	Property	Pineloch Center																		9,210,000	12/7/2016
22.03	Property	Bay Area & Highway 3																		9,170,000	12/7/2016
22.04	Property	Fairfield Country Shops I West																		4,520,000	12/4/2016
22.05	Property	New Territory Country Shops																		4,580,000	12/4/2016
22.06	Property	Bay Area & Seawolf																		2,030,000	12/7/2016
22.07	Property	Conroe Professional Building																		1,990,000	12/8/2016
23	Loan	Lormax Stern Retail Development – Roseville	0.014780%	5.259220%	N/A	Actual/360	99,664.40	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(89);O(7)	0	0	0	62,200,000	2/20/2017	2.14
24	Loan	Boston Creek Apartments	0.014780%	4.968220%	N/A	Actual/360	91,083.13	Amortizing	120	115	0	0	360	355	5	LO(29);DEF(88);O(3)	0	0	0	23,000,000	11/29/2016	1.48
25	Loan	Sheraton Hotel Greensboro	0.012890%	5.147110%	N/A	Actual/360	89,092.47	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0	0	0	91,000,000	4/5/2017	3.30
26	Loan	Trade Center	0.014780%	4.435220%	N/A	Actual/360	50,757.81	Full IO	120	120	120	120	0	0	0	LO(24);YM1(93);O(3)	7	7	0	21,250,000	4/3/2017	2.09
27	Loan	Sorenson Communications	0.014780%	4.435220%	N/A	Actual/360	66,742.74	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	5	5	0	23,300,000	3/29/2017	2.00
28	Loan	Ivy Walk	0.014780%	5.155220%	N/A	Actual/360	64,850.20	Partial IO	120	118	12	10	360	360	2	LO(26);DEF(91);O(3)	0	0	0	16,700,000	3/1/2017	1.32
29	Loan	Gerber Village	0.014780%	4.855220%	N/A	Actual/360	60,570.17	Amortizing	60	58	0	0	360	358	2	LO(26);DEF(30);O(4)	0	0	0	17,200,000	10/19/2016	1.69
30	Loan	Sacramento Center	0.014780%	4.425220%	N/A	Actual/360	56,752.67	Partial IO	120	112	18	10	360	360	8	LO(32);DEF(84);O(4)	7	7	0	16,000,000	7/12/2016	2.01

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Administrative Fee Rate(2)	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(7)(8)	Grace Period Default(27)	Grace Period Late	Grace Period at Maturity Default	Appraised Value(6)	Appraisal Date	U/W NOI DSCR(5)
31	Loan	Cortez Commons	0.014780%	4.985220%	N/A	Actual/360	59,050.38	Partial IO	120	118	60	58	360	360	2	LO(26);DEF(87);O(7)	0	0	0	17,300,000	12/26/2016	1.51
32	Loan	Hampton Inn Oneonta	0.014780%	5.545220%	N/A	Actual/360	61,442.61	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(89);O(4)	0	0	0	15,600,000	12/7/2016	2.01
33	Loan	6851 Veterans Memorial Blvd	0.014780%	4.433220%	N/A	Actual/360	50,360.03	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(90);O(5)	0	0	0	14,650,000	4/10/2017	1.80
34	Loan	SSK Ashley Pointe	0.014780%	5.385220%	N/A	Actual/360	54,187.72	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	15,030,000	2/16/2017	1.34
35	Loan	Kumho Tires	0.014780%	4.735220%	N/A	Actual/360	38,126.45	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)	0	0	0	25,000,000	3/30/2017	3.26
36	Loan	Hampton Inn Suites - Natomas	0.014780%	5.005220%	N/A	Actual/360	54,475.30	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(93);O(3)	0	0	0	15,920,000	3/30/2017	2.71
37	Loan	Holiday Inn Express - Natomas	0.014780%	5.005220%	N/A	Actual/360	54,475.30	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(93);O(3)	0	0	0	16,110,000	3/30/2017	2.53
38	Loan	Protea Pacific Beach	0.014780%	4.671420%	N/A	Actual/360	36,426.53	Full IO	120	119	120	119	0	0	1	LO(24);YM1(92);O(4)	0	0	0	15,100,000	4/2/2017	2.09
39	Loan	SSK Applewood Pointe	0.014780%	5.485220%	N/A	Actual/360	50,391.27	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	13,650,000	2/16/2017	1.35
40	Loan	1400 West Benson Boulevard	0.014780%	5.025220%	N/A	Actual/360	47,846.63	Amortizing	120	117	0	0	360	357	3	LO(27);DEF(89);O(4)	0	0	0	13,650,000	8/24/2016	1.72
41	Loan	ACG Conlon MHC Portfolio II	0.014780%	5.125220%	N/A	Actual/360	45,541.76	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0	0	0	14,290,000	Various	1.83
41.01	Property	Lake Wylie MHC																		8,740,000	2/13/2017
41.02	Property	Wylie Overlook MHC																		1,670,000	2/13/2017
41.03	Property	Mona MHC																		2,130,000	2/8/2017
41.04	Property	Creekside MHC																		1,750,000	2/13/2017
42	Loan	Alside Distribution Center	0.014780%	5.411720%	N/A	Actual/360	48,166.76	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0	0	0	12,150,000	2/20/2017	1.51
43	Loan	The Marketplace at Waxahachie	0.014780%	4.550220%	N/A	Actual/360	38,802.16	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(87);O(5)	0	0	0	14,000,000	12/15/2016	1.72
44	Loan	Greenhill Apartments	0.014780%	4.705220%	N/A	Actual/360	38,988.04	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(91);O(4)	7	7	0	11,900,000	2/9/2017	1.57
45	Loan	Urbana Champaign Multifamily Portfolio	0.014780%	4.935220%	N/A	Actual/360	40,032.75	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	11,650,000	3/12/2017	1.64
45.01	Property	500 E Michigan																		6,600,000	3/12/2017
45.02	Property	306 E Michigan																		5,050,000	3/12/2017
46	Loan	SSK Heartland Pointe	0.014780%	5.385220%	N/A	Actual/360	42,114.81	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	11,920,000	2/28/2017	1.41
47	Loan	Haven Commerce Center	0.014780%	4.585220%	N/A	Actual/360	35,885.11	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	12,800,000	3/8/2017	2.04
48	Loan	Hampton Inn Monroe	0.014780%	5.615220%	N/A	Actual/360	40,030.06	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(89);O(3)	0	0	0	10,300,000	10/25/2016	1.98
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	0.014780%	5.935220%	N/A	Actual/360	36,197.82	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(89);O(3)	0	0	0	8,800,000	8/30/2016	1.81
50	Loan	Fairfield Inn & Suites Milford	0.014780%	5.035220%	N/A	Actual/360	32,122.95	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(89);O(3)	7	7	0	8,500,000	12/12/2016	2.24
51	Loan	Cen Tex Self Storage Portfolio	0.014780%	4.485220%	N/A	Actual/360	27,867.69	Partial IO	120	120	60	60	360	360	0	LO(24);DEF(92);O(4)	7	7	0	9,200,000	4/7/2017	1.73
51.01	Property	Dripping Springs																		4,000,000	4/7/2017
51.02	Property	Lockhart																		3,160,000	4/7/2017
51.03	Property	San Marcos																		2,040,000	4/7/2017
52	Loan	Comfort Inn Cleveland	0.014780%	5.639220%	N/A	Actual/360	31,761.88	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(92);O(3)	0	0	0	9,500,000	3/2/2017	2.28
53	Loan	Monroe Building-WI	0.014780%	5.195220%	N/A	Actual/360	26,661.85	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(88);O(4)	0	0	0	7,000,000	12/20/2016	1.68
54	Loan	Murphy and Hempstead MHC Portfolio	0.014780%	4.765220%	N/A	Actual/360	23,555.57	Partial IO	120	119	12	11	360	360	1	LO(23);YM1(93);O(4)	0	0	0	7,920,000	2/28/2017	1.65
54.01	Property	Murphy MHC																		3,750,000	2/28/2017
54.02	Property	Hempstead MHC																		4,170,000	2/28/2017
55	Loan	Crossroads Town Center II	0.014780%	5.325220%	N/A	Actual/360	25,100.61	Amortizing	120	116	0	0	360	356	4	LO(28);DEF(88);O(4)	0	0	0	7,400,000	12/12/2016	1.53
56	Loan	Indio Self Storage	0.064780%	4.715220%	N/A	Actual/360	23,372.36	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	6,600,000	2/24/2017	1.46
57	Loan	Hulen Shopping Center	0.014780%	5.105220%	N/A	Actual/360	22,447.40	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)	0	0	0	5,600,000	2/21/2017	1.44
58	Loan	Chicago Multifamily Portfolio	0.014780%	5.534720%	N/A	Actual/360	23,406.84	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0	0	0	5,950,000	3/1/2017	1.61
58.01	Property	5618-5620 S. Dr Martin Luther King Drive																		1,230,000	3/1/2017
58.02	Property	6558 S. Vernon Avenue																		1,190,000	3/1/2017
58.03	Property	4750 S. Indiana Avenue																		1,040,000	3/1/2017
58.04	Property	7840 S. Yates																		660,000	3/1/2017
58.05	Property	2220-2226 E. 75th Street																		640,000	3/1/2017
58.06	Property	2800-2806 E. 81st Street																		630,000	3/1/2017
58.07	Property	1422 E. 68th Street																		560,000	3/1/2017
59	Loan	409 South Center Street	0.014780%	5.315220%	N/A	Actual/360	22,648.92	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0	0	5,970,000	3/31/2017	1.45
60	Loan	Pecos Center	0.014780%	4.815220%	N/A	Actual/360	21,059.21	Partial IO	120	116	60	56	360	360	4	LO(60);YM1(56);O(4)	5	5	0	8,700,000	9/27/2016	2.04
61	Loan	Red Roof Inn - Round Rock	0.014780%	5.875220%	N/A	Actual/360	25,408.13	Amortizing	120	107	0	0	300	287	13	LO(37);DEF(80);O(3)	7	7	0	7,300,000	3/1/2016	2.42
62	Loan	Walgreens - Dallas, TX	0.014780%	5.275220%	N/A	Actual/360	21,632.67	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	7	7	0	6,220,000	1/13/2017	1.35
63	Loan	3470 Erie Boulevard East	0.014780%	6.125220%	N/A	Actual/360	14,697.23	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(91);O(3)	0	0	0	3,950,000	1/26/2017	1.36
64	Loan	Belle Chasse Self Storage	0.014780%	5.335220%	N/A	Actual/360	12,648.07	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	3,170,000	2/14/2017	1.49
65	Loan	Azalea Terrace	0.014780%	6.175220%	N/A	Actual/360	11,624.58	Amortizing	120	114	0	0	360	354	6	LO(30);DEF(87);O(3)	0	0	0	3,800,000	8/24/2016	1.66
66	Loan	National Self Storage	0.092280%	4.997720%	N/A	Actual/360	9,165.47	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0	0	2,660,000	2/21/2017	1.43
67	Loan	Commonwealth Self Storage	0.014780%	5.387920%	N/A	Actual/360	9,127.61	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)	0	0	0	2,540,000	3/10/2017	1.75

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)(6)	U/W NOI Debt Yield(5)	U/W NCF Debt Yield(5)	U/W EGI(28)	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(28)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI
1	Loan	Save Mart Portfolio	3.02	38.1%	38.1%	14.4%	13.5%	20,551,888	623,612	19,928,276	391,254	910,798	18,626,224	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.01	Property	Lucky - San Francisco						1,298,685	38,961	1,259,724	11,103	29,697	1,218,923	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.02	Property	Lucky - San Bruno						1,320,828	39,625	1,281,203	12,704	33,979	1,234,519	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.03	Property	Lucky California - Daly City						1,315,412	39,462	1,275,949	13,969	37,361	1,224,620	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.04	Property	Lucky - San Jose I						865,093	25,953	839,140	11,887	31,793	795,460	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.05	Property	Lucky - San Jose II						828,734	24,862	803,872	13,523	36,169	754,180	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.06	Property	Lucky - San Leandro						824,123	24,724	799,399	13,211	16,855	769,333	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.07	Property	Dick’s Sporting Goods - Folsom						848,637	25,459	823,177	11,178	29,896	782,104	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.08	Property	Lucky - Concord						746,772	22,403	724,369	13,871	17,696	692,802	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.09	Property	FoodMaxx - Antioch						705,873	21,176	684,697	13,579	17,324	653,794	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.10	Property	Lucky - Hollister						692,028	21,102	670,925	14,013	37,480	619,433	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.11	Property	Save Mart - Modesto						640,759	19,223	621,536	12,326	32,968	576,242	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.12	Property	Dick’s Sporting Goods - Salinas						661,609	19,848	641,761	14,051	37,581	590,129	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.13	Property	Save Mart - Clovis						597,494	17,925	579,569	11,494	30,742	537,333	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.14	Property	Save Mart - Grass Valley						620,151	18,605	601,547	9,873	26,406	565,268	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.15	Property	FoodMaxx - Sacramento						602,164	18,065	584,099	11,584	30,982	541,533	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.16	Property	Lucky - Hayward I						570,583	17,118	553,466	10,289	13,126	530,051	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.17	Property	Save Mart - Auburn						556,392	16,692	539,700	9,880	26,425	503,395	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.18	Property	Save Mart - Tracy						547,728	16,432	531,296	14,049	37,575	479,672	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.19	Property	S-Mart - Lodi						541,507	17,850	523,657	11,364	30,394	481,899	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.20	Property	Save Mart - Chico						537,654	16,130	521,524	9,547	25,535	486,442	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.21	Property	Save Mart - Fresno I						513,616	15,408	498,208	13,174	35,235	449,799	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.22	Property	Lucky - San Jose III						478,843	14,365	464,478	11,084	29,646	423,748	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.23	Property	Save Mart - Roseville						500,836	15,025	485,811	12,020	32,148	441,642	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.24	Property	Lucky - Vacaville I						475,227	14,257	460,970	9,623	12,277	439,070	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.25	Property	Save Mart - Elk Grove						457,715	17,377	440,338	10,303	27,556	402,479	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.26	Property	Save Mart - Fresno II						442,197	13,266	428,931	11,342	30,335	387,254	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.27	Property	Lucky - Sand City						408,216	12,246	395,970	14,109	37,735	344,126	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.28	Property	Lucky - Vacaville II						388,049	11,641	376,408	10,101	12,886	353,421	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.29	Property	Lucky - Hayward						368,958	12,532	356,426	13,872	17,698	324,856	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.30	Property	Save Mart - Kingsburg						364,072	10,922	353,150	9,338	24,976	318,836	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.31	Property	Save Mart - Sacramento						300,397	9,012	291,385	11,203	29,963	250,219	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.32	Property	Lucky - Santa Rosa						285,971	8,579	277,392	12,425	15,852	249,114	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
1.33	Property	Save Mart - Jackson						245,565	7,367	238,198	9,163	24,508	204,527	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	GM Logistics Center 1	1.73	63.7%	51.9%	11.4%	10.7%	6,087,790	899,630	5,188,160	113,102	194,748	4,880,310	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	Moffett Place Google	1.38	59.5%	54.8%	8.3%	8.3%	17,818,954	2,382,878	15,436,076	62,870	0	15,373,206	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Garden Village	1.84	50.9%	50.9%	9.2%	9.2%	4,529,899	1,307,174	3,222,725	15,400	0	3,207,325	100.0%	4/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	Apple Sunnyvale	3.40	35.7%	35.7%	14.6%	14.6%	20,466,492	5,186,906	15,279,587	66,454	0	15,213,133	100.0%	6/1/2017	12/31/2016	14,027,702	2,865,518	11,162,184	12/31/2015	13,698,146
6	Loan	Los Arboles & Canyon Club Apartments	1.46	54.1%	48.9%	9.7%	9.3%	4,853,259	1,592,986	3,260,273	113,950	0	3,146,323	94.9%	Various	TTM 2/28/2017	4,857,482	1,415,358	3,442,124	12/31/2016	4,777,715
6.01	Property	Los Arboles Apartments						2,624,080	765,125	1,858,955	24,250	0	1,834,705	94.8%	3/31/2017	TTM 2/28/2017	2,601,399	593,607	2,007,791	12/31/2016	2,561,872
6.02	Property	Canyon Club Apartments						2,229,179	827,861	1,401,318	89,700	0	1,311,618	95.0%	4/5/2017	TTM 2/28/2017	2,256,083	821,751	1,434,332	12/31/2016	2,215,844
7	Loan	75 Broad Street	4.17	22.8%	22.8%	18.4%	17.2%	33,560,360	16,602,368	16,957,992	100,706	1,007,055	15,850,232	85.5%	3/10/2017	TTM 1/31/2017	34,129,902	16,305,083	17,824,819	12/31/2016	34,240,465
8	Loan	Holiday Inn Austin-Town Lake	1.95	50.0%	41.0%	14.0%	12.4%	12,349,344	8,012,216	4,337,127	493,974	0	3,843,153	74.7%	TTM 4/30/2017	TTM 4/30/2017	12,097,014	7,200,014	4,897,000	12/31/2016	11,492,070
9	Loan	One West 34th Street	1.24	53.6%	53.6%	5.8%	5.4%	16,051,512	7,421,269	8,630,243	88,350	430,291	8,111,601	93.9%	5/1/2017	12/31/2016	18,065,217	7,217,026	10,848,191	12/31/2015	14,959,560
10	Loan	Baypoint Commerce Center	1.79	64.5%	55.4%	14.3%	11.2%	11,530,554	5,810,777	5,719,777	137,956	1,114,113	4,467,708	85.3%	3/3/2017	12/31/2016	9,134,443	5,503,916	3,630,527	12/31/2015	8,174,845
11	Loan	Art Van Portfolio	1.47	68.2%	58.9%	10.1%	9.4%	7,134,388	214,032	6,920,356	185,242	243,737	6,491,378	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
11.01	Property	Warren Distribution Center						3,978,976	119,369	3,859,607	105,689	97,133	3,656,785	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
11.02	Property	Comstock Park Retail						1,178,427	35,353	1,143,074	25,355	54,147	1,063,572	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
11.03	Property	Grand Rapids Retail						968,421	29,053	939,369	23,888	44,492	870,988	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
11.04	Property	Bloomfield Hills Retail						566,984	17,010	549,974	17,407	26,056	506,512	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
11.05	Property	Mattress Distribution Center						441,580	13,247	428,333	12,902	21,909	393,521	100.0%	6/1/2017	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Fairview Marketplace	1.52	64.0%	64.0%	8.9%	8.4%	2,811,087	565,979	2,245,108	32,855	109,516	2,102,738	95.7%	2/28/2017	12/31/2016	2,709,025	440,449	2,268,576	12/31/2015	2,754,252
13	Loan	UniSquare Portfolio	1.45	65.1%	53.0%	9.4%	9.0%	3,089,274	1,013,934	2,075,341	97,196	7,867	1,970,278	95.2%	3/31/2017	TTM 3/16/2017	3,461,391	977,302	2,484,089	12/31/2016	3,319,573
13.01	Property	1156 Grant Street						1,002,302	332,836	669,466	49,317	0	620,149	95.8%	3/31/2017	TTM 3/16/2017	1,104,851	312,404	792,447	12/31/2016	1,045,410
13.02	Property	1176 Grant Street						793,237	249,225	544,013	16,096	3,109	524,808	100.0%	3/31/2017	TTM 3/16/2017	939,311	244,226	695,085	12/31/2016	917,378
13.03	Property	1163 Grant Street						230,779	83,087	147,692	6,346	2,232	139,114	87.5%	3/31/2017	TTM 3/16/2017	287,228	86,332	200,896	12/31/2016	258,293
13.04	Property	1179 Grant Street						225,052	76,012	149,040	7,795	1,260	139,985	92.5%	3/31/2017	TTM 3/16/2017	230,302	77,444	152,858	12/31/2016	218,159
13.05	Property	888 Wayne Avenue						202,653	62,090	140,563	2,608	0	137,955	100.0%	3/31/2017	TTM 3/16/2017	213,317	60,498	152,819	12/31/2016	206,146
13.06	Property	1027 Washington Street						170,953	54,320	116,632	3,173	0	113,459	100.0%	3/31/2017	TTM 3/16/2017	178,904	49,746	129,158	12/31/2016	178,708
13.07	Property	758 Locust Street						126,749	44,128	82,621	3,028	0	79,594	100.0%	3/31/2017	TTM 3/16/2017	134,987	39,869	95,118	12/31/2016	136,402
13.08	Property	713 School Street						99,951	39,496	60,455	2,765	0	57,690	73.7%	3/31/2017	TTM 3/16/2017	111,367	38,076	73,291	12/31/2016	110,560
13.09	Property	1150 Grant Street						87,750	27,461	60,289	2,445	310	57,534	100.0%	3/31/2017	TTM 3/16/2017	93,951	26,892	67,059	12/31/2016	96,183
13.10	Property	1205 Maple Street						73,330	23,491	49,839	833	956	48,050	70.0%	3/31/2017	TTM 3/16/2017	90,664	20,468	70,196	12/31/2016	71,825
13.11	Property	1149 Grant Street						76,518	21,788	54,730	2,792	0	51,939	100.0%	3/31/2017	TTM 3/16/2017	76,509	21,347	55,162	12/31/2016	80,509
14	Loan	Hilton Woodcliff Lake	1.61	59.2%	45.6%	14.8%	12.2%	14,389,545	11,149,370	3,240,175	575,582	0	2,664,593	49.5%	TTM 1/31/2017	TTM 1/31/2017	14,410,550	10,917,315	3,493,235	12/31/2015	16,268,551
15	Loan	Redwood Gateway	2.51	59.5%	59.5%	12.5%	11.8%	3,375,396	832,039	2,543,357	23,771	118,855	2,400,731	93.2%	4/10/2017	12/31/2016	3,374,731	695,991	2,678,740	12/31/2015	3,479,376
16	Loan	Hampton Inn Savannah Historic District	2.03	59.2%	50.9%	14.5%	12.8%	8,465,445	5,572,651	2,892,794	338,618	0	2,554,176	85.7%	TTM 4/30/2017	TTM 4/30/2017	8,487,381	5,783,186	2,704,195	12/31/2016	8,521,626
17	Loan	Andrews Manor	1.64	61.5%	50.3%	10.8%	10.3%	2,823,821	659,483	2,164,338	24,950	74,723	2,064,665	95.5%	3/31/2017	TTM 3/31/2017	2,345,980	631,055	1,714,925	12/31/2016	2,324,387
18	Loan	Wingcrest I & II	1.45	66.0%	53.9%	10.0%	9.0%	3,044,822	1,051,520	1,993,302	26,523	165,766	1,801,013	100.0%	6/1/2017	12/31/2016	2,967,934	1,154,234	1,813,700	12/31/2015	3,115,080
19	Loan	Atlanta and Anchorage Hotel Portfolio	1.81	62.9%	48.5%	15.7%	13.7%	50,254,774	32,299,376	17,955,398	2,282,630	0	15,672,769	64.9%	TTM 1/31/2017	TTM 1/31/2017	50,552,560	32,379,885	18,172,675	12/31/2015	51,526,380
19.01	Property	Hilton Anchorage						23,010,897	14,435,058	8,575,839	920,436	0	7,655,403	57.6%	TTM 1/31/2017	TTM 1/31/2017	23,073,940	14,450,386	8,623,554	12/31/2015	24,591,971
19.02	Property	Renaissance Atlanta						27,243,877	17,864,317	9,379,560	1,362,194	0	8,017,366	76.4%	TTM 1/31/2017	TTM 1/31/2017	27,478,620	17,929,499	9,549,121	12/31/2015	26,934,409
20	Loan	Willow Creek Shopping Center	1.32	72.5%	63.4%	8.4%	8.0%	2,225,866	611,901	1,613,965	9,519	63,223	1,541,223	96.3%	3/31/2017	TTM 3/31/2017	1,273,380	264,624	1,008,757	12/31/2016	1,158,068
21	Loan	The Plaza at Milford	2.01	47.0%	47.0%	11.1%	10.3%	2,435,665	433,110	2,002,555	41,264	105,105	1,856,186	93.6%	3/24/2017	12/31/2016	2,244,300	362,888	1,881,412	12/31/2015	2,171,380
22	Loan	Concorde Portfolio	1.38	67.7%	57.3%	9.5%	9.0%	4,332,524	1,489,071	2,843,453	28,688	121,953	2,692,812	81.6%	5/17/2017	12/31/2016	4,141,952	1,468,391	2,673,561	12/31/2015	4,535,524
22.01	Property	New Territory Randall’s Center						1,088,386	318,971	769,415	4,196	27,570	737,650	79.6%	5/17/2017	12/31/2016	1,300,513	325,065	975,448	12/31/2015	1,274,439
22.02	Property	Pineloch Center						1,022,001	358,342	663,659	10,961	34,298	618,400	89.2%	5/17/2017	12/31/2016	786,725	361,278	425,447	12/31/2015	871,083
22.03	Property	Bay Area & Highway 3						857,861	391,809	466,053	6,426	30,162	429,464	65.3%	5/17/2017	12/31/2016	673,334	364,812	308,522	12/31/2015	1,051,079
22.04	Property	Fairfield Country Shops I West						483,475	167,820	315,654	2,130	10,767	302,758	84.1%	5/17/2017	12/31/2016	495,965	169,904	326,061	12/31/2015	498,265
22.05	Property	New Territory Country Shops						472,319	116,456	355,863	2,561	9,349	343,953	100.0%	5/17/2017	12/31/2016	463,538	111,653	351,885	12/31/2015	428,782
22.06	Property	Bay Area & Seawolf						209,366	71,391	137,975	1,244	3,893	132,837	100.0%	5/17/2017	12/31/2016	195,769	70,083	125,686	12/31/2015	188,893
22.07	Property	Conroe Professional Building						199,116	64,282	134,834	1,170	5,914	127,750	83.3%	5/17/2017	12/31/2016	226,108	65,596	160,512	12/31/2015	222,983
23	Loan	Lormax Stern Retail Development – Roseville	2.06	48.2%	40.0%	14.2%	13.7%	7,177,470	2,917,763	4,259,707	82,071	63,092	4,114,544	89.0%	5/1/2017	TTM 2/28/2017	6,687,483	2,896,333	3,791,150	12/31/2016	6,631,495
24	Loan	Boston Creek Apartments	1.38	73.5%	60.7%	9.5%	8.9%	2,874,427	1,262,105	1,612,322	104,700	0	1,507,622	94.0%	12/5/2016	TTM 11/30/2016	2,699,527	1,152,983	1,546,544	12/31/2015	1,890,251
25	Loan	Sheraton Hotel Greensboro	2.74	49.4%	37.2%	23.5%	19.5%	36,070,460	25,493,178	10,577,282	1,803,523	0	8,773,759	47.1%	TTM 2/28/2017	TTM 2/28/2017	36,070,460	25,350,477	10,719,983	TTM 10/31/2016	35,784,479
26	Loan	Trade Center	1.86	63.5%	63.5%	9.4%	8.4%	1,731,584	456,163	1,275,422	22,803	118,457	1,134,162	98.4%	2/28/2017	12/31/2016	1,401,292	392,878	1,008,414	12/31/2015	447,721
27	Loan	Sorenson Communications	1.86	56.9%	45.9%	12.1%	11.2%	2,483,013	877,978	1,605,035	19,837	99,184	1,486,015	100.0%	6/1/2017	TTM 2/28/2017	2,816,989	908,231	1,908,758	12/31/2016	2,812,564
28	Loan	Ivy Walk	1.26	71.0%	60.2%	8.7%	8.3%	1,354,810	327,481	1,027,329	6,375	42,499	978,455	90.9%	3/1/2017	12/31/2016	1,260,613	348,473	912,140	12/31/2015	1,269,303
29	Loan	Gerber Village	1.54	66.4%	61.3%	10.8%	9.8%	1,741,653	509,890	1,231,763	19,097	93,516	1,119,149	89.9%	3/6/2017	12/31/2016	1,445,164	459,959	985,205	12/31/2015	1,267,730
30	Loan	Sacramento Center	1.85	70.5%	59.3%	12.1%	11.2%	1,814,674	447,696	1,366,978	21,968	81,957	1,263,053	96.2%	2/1/2017	TTM 6/30/2016	1,461,358	486,232	975,126	12/31/2015	1,360,726

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)(6)	U/W NOI Debt Yield(5)	U/W NCF Debt Yield(5)	U/W EGI(28)	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate(28)	Occupancy as-of Date	Most Recent Operating Statement Date	Most Recent EGI	Most Recent Expenses	Most Recent NOI	Second Most Recent Operating Statement Date	Second Most Recent EGI
31	Loan	Cortez Commons	1.45	63.6%	58.6%	9.7%	9.3%	1,545,636	474,250	1,071,386	7,938	35,000	1,028,449	100.0%	1/30/2017	TTM 2/28/2017	1,590,489	379,849	1,210,640	12/31/2016	1,520,659
32	Loan	Hampton Inn Oneonta	1.80	68.7%	57.7%	13.8%	12.4%	3,955,797	2,471,845	1,483,953	158,232	0	1,325,721	79.2%	TTM 3/31/2017	TTM 3/31/2017	3,955,797	2,468,552	1,487,245	12/31/2016	3,894,830
33	Loan	6851 Veterans Memorial Blvd	1.64	68.2%	55.1%	10.9%	9.9%	1,475,270	388,589	1,086,681	31,502	61,632	993,547	88.9%	5/1/2017	TTM 3/31/2017	1,410,336	398,864	1,011,472	12/31/2016	1,396,165
34	Loan	SSK Ashley Pointe	1.31	64.1%	53.5%	9.0%	8.9%	1,364,991	494,171	870,821	16,500	0	854,321	79.7%	3/6/2017	TTM 2/28/2017	1,288,951	499,042	789,909	12/31/2015	1,220,224
35	Loan	Kumho Tires	3.01	38.0%	38.0%	15.7%	14.5%	1,853,118	363,843	1,489,275	40,687	72,629	1,375,959	100.0%	6/1/2017	TTM 2/28/2017	1,159,596	1,398	1,158,198	12/31/2016	1,159,596
36	Loan	Hampton Inn Suites - Natomas	2.42	58.4%	43.7%	19.0%	17.0%	4,669,329	2,899,056	1,770,273	186,773	0	1,583,500	82.8%	TTM 2/28/2017	TTM 2/28/2017	4,669,224	2,937,803	1,731,421	12/31/2016	4,655,866
37	Loan	Holiday Inn Express - Natomas	2.25	57.7%	43.2%	17.8%	15.8%	4,439,008	2,788,022	1,650,986	177,560	0	1,473,425	81.0%	TTM 2/28/2017	TTM 2/28/2017	4,439,104	2,786,603	1,652,501	12/31/2016	4,488,582
38	Loan	Protea Pacific Beach	1.95	60.9%	60.9%	9.9%	9.2%	1,181,543	269,776	911,767	8,469	52,427	850,871	100.0%	4/18/2017	TTM 3/31/2017	1,154,841	223,613	931,228	12/31/2016	1,148,782
39	Loan	SSK Applewood Pointe	1.33	64.9%	54.3%	9.2%	9.0%	964,188	149,414	814,774	13,409	0	801,365	81.0%	3/6/2017	TTM 2/28/2017	942,995	149,408	793,587	12/31/2015	915,893
40	Loan	1400 West Benson Boulevard	1.59	64.8%	53.5%	11.2%	10.3%	1,722,740	734,010	988,730	13,625	61,933	913,172	93.0%	2/13/2017	TTM 11/30/2016	1,841,304	704,715	1,136,589	12/31/2015	1,773,996
41	Loan	ACG Conlon MHC Portfolio II	1.78	58.4%	50.7%	12.0%	11.7%	1,567,920	567,860	1,000,060	24,800	0	975,260	82.9%	2/1/2017	TTM 1/31/2017	1,426,509	543,265	883,244	N/A	N/A
41.01	Property	Lake Wylie MHC						932,360	292,350	640,010	12,850	0	627,160	87.9%	2/1/2017	TTM 1/31/2017	851,797	306,429	545,368	N/A	N/A
41.02	Property	Wylie Overlook MHC						214,025	74,694	139,331	3,000	0	136,331	93.3%	2/1/2017	TTM 1/31/2017	175,086	70,875	104,211	Annualized 11 12/31/2016	173,451
41.03	Property	Mona MHC						243,000	109,873	133,127	5,600	0	127,527	73.2%	2/1/2017	TTM 1/31/2017	217,436	96,135	121,301	12/31/2016	220,851
41.04	Property	Creekside MHC						178,535	90,943	87,592	3,350	0	84,242	70.1%	2/1/2017	TTM 1/31/2017	182,190	69,827	112,363	12/31/2016	189,989
42	Loan	Alside Distribution Center	1.39	64.9%	49.4%	11.1%	10.2%	1,295,456	420,705	874,751	22,255	49,795	802,701	100.0%	6/1/2017	TTM 2/28/2017	961,433	32,848	928,585	12/31/2016	961,433
43	Loan	The Marketplace at Waxahachie	1.54	54.0%	44.0%	10.6%	9.5%	1,289,760	486,886	802,874	15,007	70,000	717,868	77.5%	1/31/2017	TTM 11/30/2016	1,580,445	499,951	1,080,494	12/31/2015	1,588,724
44	Loan	Greenhill Apartments	1.50	63.0%	55.4%	9.8%	9.4%	1,498,735	762,871	735,864	32,250	0	703,614	91.1%	2/28/2017	TTM 1/31/2017	1,559,066	823,456	735,610	12/31/2015	1,808,049
45	Loan	Urbana Champaign Multifamily Portfolio	1.51	64.3%	52.8%	10.5%	9.7%	1,540,099	753,467	786,632	61,200	0	725,432	95.1%	3/31/2017	TTM 2/28/2017	1,520,161	754,284	765,877	12/31/2015	1,519,791
45.01	Property	500 E Michigan						849,808	414,240	435,568	32,400	0	403,168	93.5%	3/31/2017	TTM 2/28/2017	855,490	407,950	447,540	12/31/2015	840,394
45.02	Property	306 E Michigan						690,291	339,227	351,064	28,800	0	322,264	96.9%	3/31/2017	TTM 2/28/2017	664,671	346,334	318,337	12/31/2015	679,397
46	Loan	SSK Heartland Pointe	1.39	62.8%	52.4%	9.5%	9.4%	1,060,610	345,971	714,639	10,150	0	704,489	92.6%	3/6/2017	TTM 2/28/2017	965,356	329,922	635,434	12/31/2015	893,461
47	Loan	Haven Commerce Center	1.92	54.6%	44.4%	12.6%	11.8%	1,462,518	584,328	878,190	15,181	35,691	827,318	93.6%	3/8/2017	TTM 3/31/2017	1,146,124	676,571	469,553	12/31/2016	1,025,825
48	Loan	Hampton Inn Monroe	1.81	67.2%	56.6%	13.8%	12.6%	2,027,193	1,075,135	952,058	81,088	0	870,970	68.7%	TTM 9/30/2016	TTM 9/30/2016	2,032,700	1,073,686	959,014	12/31/2015	2,162,863
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	1.61	68.7%	58.4%	13.0%	11.6%	2,193,609	1,406,233	787,376	87,744	0	699,632	73.4%	TTM 11/30/2016	TTM 11/30/2016	2,199,619	1,388,809	810,810	12/31/2015	2,158,543
50	Loan	Fairfield Inn & Suites Milford	2.02	69.7%	57.6%	14.6%	13.1%	2,152,385	1,287,825	864,560	86,095	0	778,465	68.1%	TTM 2/28/2017	TTM 2/28/2017	2,209,414	1,306,286	903,128	12/31/2015	2,140,713
51	Loan	Cen Tex Self Storage Portfolio	1.69	59.8%	54.7%	10.5%	10.3%	958,088	380,190	577,898	12,805	0	565,093	94.6%	Various	TTM 3/31/2017	964,224	386,409	577,815	12/31/2015	904,758
51.01	Property	Dripping Springs						399,678	138,929	260,749	5,465	0	255,284	98.8%	4/25/2017	TTM 3/31/2017	413,283	142,329	270,954	12/31/2015	389,169
51.02	Property	Lockhart						344,124	137,189	206,935	4,225	0	202,710	96.5%	4/27/2017	TTM 3/31/2017	336,804	138,667	198,137	12/31/2015	322,165
51.03	Property	San Marcos						214,285	104,071	110,214	3,115	0	107,099	88.5%	4/27/2017	TTM 3/31/2017	214,137	105,413	108,724	12/31/2015	193,424
52	Loan	Comfort Inn Cleveland	2.05	57.8%	48.6%	15.8%	14.2%	2,209,193	1,340,592	868,601	88,368	0	780,234	58.7%	12/31/2016	12/31/2016	2,215,246	1,322,622	892,624	12/31/2015	1,810,935
53	Loan	Monroe Building-WI	1.51	69.0%	57.3%	11.2%	10.0%	978,174	439,866	538,308	9,463	47,315	481,530	100.0%	4/1/2017	TTM 3/31/2017	971,987	434,226	537,761	12/31/2016	932,835
54	Loan	Murphy and Hempstead MHC Portfolio	1.60	56.8%	47.7%	10.3%	10.1%	810,138	344,767	465,371	12,750	0	452,621	98.8%	4/1/2017	TTM 3/31/2017	810,313	326,792	483,521	12/31/2016	802,181
54.01	Property	Murphy MHC						349,791	118,602	231,189	6,300	0	224,889	100.0%	4/1/2017	TTM 3/31/2017	349,680	117,157	232,523	12/31/2016	345,861
54.02	Property	Hempstead MHC						460,348	226,166	234,182	6,450	0	227,732	97.7%	4/1/2017	TTM 3/31/2017	460,633	209,636	250,998	12/31/2016	456,320
55	Loan	Crossroads Town Center II	1.44	60.5%	50.5%	10.3%	9.7%	658,488	197,904	460,584	4,510	22,551	433,523	75.5%	3/31/2017	TTM 11/30/2016	519,550	170,186	349,365	12/31/2015	266,486
56	Loan	Indio Self Storage	1.43	67.5%	55.2%	9.2%	9.0%	694,298	283,658	410,641	9,229	0	401,412	82.1%	3/31/2017	TTM 3/31/2017	647,943	267,973	379,969	12/31/2016	627,705
57	Loan	Hulen Shopping Center	1.39	73.7%	63.9%	9.4%	9.1%	519,675	131,832	387,842	1,808	12,056	373,978	100.0%	3/16/2017	N/A	N/A	N/A	N/A	N/A	N/A
58	Loan	Chicago Multifamily Portfolio	1.54	68.9%	57.6%	11.1%	10.6%	682,374	229,049	453,324	19,598	0	433,726	91.5%	4/24/2017	TTM 2/28/2017	601,928	207,087	394,841	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive						117,800	38,533	79,267	3,500	0	75,767	78.6%	4/24/2017	TTM 2/28/2017	120,699	45,389	75,310	N/A	N/A
58.02	Property	6558 S. Vernon Avenue						135,852	41,448	94,404	3,000	0	91,404	91.7%	4/24/2017	TTM 2/28/2017	103,705	34,616	69,089	N/A	N/A
58.03	Property	4750 S. Indiana Avenue						88,000	24,740	63,260	2,208	0	61,052	83.3%	4/24/2017	TTM 2/28/2017	71,999	24,540	47,459	N/A	N/A
58.04	Property	7840 S. Yates						87,864	27,623	60,240	2,720	0	57,520	100.0%	4/24/2017	TTM 2/28/2017	72,445	19,956	52,489	N/A	N/A
58.05	Property	2220-2226 E. 75th Street						111,606	48,016	63,590	4,250	0	59,340	100.0%	4/24/2017	TTM 2/28/2017	101,786	37,366	64,420	N/A	N/A
58.06	Property	2800-2806 E. 81st Street						83,616	26,205	57,411	2,168	0	55,243	100.0%	4/24/2017	TTM 2/28/2017	80,907	19,095	61,811	N/A	N/A
58.07	Property	1422 E. 68th Street						57,636	22,483	35,153	1,752	0	33,401	83.3%	4/24/2017	TTM 2/28/2017	50,387	26,125	24,262	N/A	N/A
59	Loan	409 South Center Street	1.35	68.0%	56.6%	9.7%	9.0%	532,090	139,100	392,990	3,856	22,177	366,956	100.0%	5/1/2017	TTM 3/31/2017	517,648	138,996	378,652	12/31/2016	522,088
60	Loan	Pecos Center	1.74	46.0%	42.3%	12.9%	11.0%	785,186	270,607	514,578	36,074	38,101	440,403	78.8%	1/5/2017	12/31/2016	734,266	275,233	459,033	12/31/2015	875,909
61	Loan	Red Roof Inn - Round Rock	2.18	53.6%	42.1%	18.9%	17.0%	1,839,231	1,099,949	739,282	73,569	0	665,713	84.3%	12/31/2016	12/31/2016	1,875,858	1,141,851	734,007	12/31/2015	1,822,216
62	Loan	Walgreens - Dallas, TX	1.35	62.6%	52.0%	9.0%	9.0%	354,132	4,410	349,722	0	0	349,722	100.0%	6/1/2017	12/31/2015	399,000	1,384	397,616	12/31/2014	396,872
63	Loan	3470 Erie Boulevard East	1.25	61.1%	54.4%	9.9%	9.2%	290,817	50,785	240,032	2,820	15,899	221,313	100.0%	3/19/2017	12/31/2016	285,032	47,982	237,050	12/31/2015	281,879
64	Loan	Belle Chasse Self Storage	1.45	71.3%	59.4%	10.0%	9.8%	471,512	245,135	226,376	5,805	0	220,571	84.3%	5/5/2017	12/31/2016	424,584	213,150	211,434	12/31/2015	406,126
65	Loan	Azalea Terrace	1.47	49.7%	42.6%	12.3%	10.8%	584,658	352,921	231,737	27,342	0	204,395	90.0%	3/21/2017	12/31/2016	554,002	337,675	216,327	12/31/2014	462,371
66	Loan	National Self Storage	1.32	63.4%	52.4%	9.3%	8.6%	318,158	161,164	156,994	5,982	5,759	145,253	87.1%	3/31/2017	TTM 3/31/2017	320,144	164,001	156,143	12/31/2016	308,706
67	Loan	Commonwealth Self Storage	1.70	64.0%	55.9%	11.8%	11.5%	305,804	113,771	192,033	5,433	0	186,600	79.3%	3/10/2017	TTM 2/28/2017	305,804	59,622	246,182	12/31/2016	307,118

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(11)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(3)(12)
1	Loan	Save Mart Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	1,733,239	100.0%	4/30/2032
1.01	Property	Lucky - San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,188	100.0%	4/30/2032
1.02	Property	Lucky - San Bruno	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	56,280	100.0%	4/30/2032
1.03	Property	Lucky California - Daly City	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,881	100.0%	4/30/2032
1.04	Property	Lucky - San Jose I	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	52,659	100.0%	4/30/2032
1.05	Property	Lucky - San Jose II	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	59,907	100.0%	4/30/2032
1.06	Property	Lucky - San Leandro	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	58,526	100.0%	4/30/2032
1.07	Property	Dick’s Sporting Goods - Folsom	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,517	100.0%	4/30/2032
1.08	Property	Lucky - Concord	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,447	100.0%	4/30/2032
1.09	Property	FoodMaxx - Antioch	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	60,154	100.0%	4/30/2032
1.10	Property	Lucky - Hollister	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,078	100.0%	4/30/2032
1.11	Property	Save Mart - Modesto	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	54,605	100.0%	4/30/2032
1.12	Property	Dick’s Sporting Goods - Salinas	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,246	100.0%	4/30/2032
1.13	Property	Save Mart - Clovis	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,918	100.0%	4/30/2032
1.14	Property	Save Mart - Grass Valley	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	43,737	100.0%	4/30/2032
1.15	Property	FoodMaxx - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	51,316	100.0%	4/30/2032
1.16	Property	Lucky - Hayward I	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	45,579	100.0%	4/30/2032
1.17	Property	Save Mart - Auburn	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	43,768	100.0%	4/30/2032
1.18	Property	Save Mart - Tracy	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,236	100.0%	4/30/2032
1.19	Property	S-Mart - Lodi	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,342	100.0%	4/30/2032
1.20	Property	Save Mart - Chico	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	42,294	100.0%	4/30/2032
1.21	Property	Save Mart - Fresno I	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	58,360	100.0%	4/30/2032
1.22	Property	Lucky - San Jose III	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,103	100.0%	4/30/2032
1.23	Property	Save Mart - Roseville	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	53,248	100.0%	4/30/2032
1.24	Property	Lucky - Vacaville I	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	42,630	100.0%	4/30/2032
1.25	Property	Save Mart - Elk Grove	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	45,641	100.0%	4/30/2032
1.26	Property	Save Mart - Fresno II	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	50,245	100.0%	4/30/2032
1.27	Property	Lucky - Sand City	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	62,501	100.0%	4/30/2032
1.28	Property	Lucky - Vacaville II	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	44,745	100.0%	4/30/2032
1.29	Property	Lucky - Hayward	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	61,454	100.0%	4/30/2032
1.30	Property	Save Mart - Kingsburg	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	41,368	100.0%	4/30/2032
1.31	Property	Save Mart - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	49,629	100.0%	4/30/2032
1.32	Property	Lucky - Santa Rosa	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	55,044	100.0%	4/30/2032
1.33	Property	Save Mart - Jackson	N/A	N/A	N/A	N/A	N/A	N/A	Save Mart Supermarkets	40,593	100.0%	4/30/2032
2	Loan	GM Logistics Center 1	N/A	N/A	N/A	N/A	N/A	N/A	General Motors LLC	1,131,022	100.0%	12/31/2026
3	Loan	Moffett Place Google	N/A	N/A	N/A	N/A	N/A	N/A	Google, Inc.	314,352	100.0%	11/30/2028
4	Loan	Garden Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	Apple Sunnyvale	3,332,381	10,365,765	12/31/2014	14,165,717	3,249,557	10,916,160	Apple	349,758	100.0%	2/28/2023 (116,586 Sq. Ft.); 11/30/2025 (116,586 Sq. Ft.); 6/30/2026 (116,586 Sq. Ft.)
6	Loan	Los Arboles & Canyon Club Apartments	1,524,989	3,252,726	12/31/2015	4,452,456	1,541,388	2,911,069	N/A	N/A	N/A	N/A
6.01	Property	Los Arboles Apartments	668,068	1,893,803	12/31/2015	2,421,262	654,846	1,766,416	N/A	N/A	N/A	N/A
6.02	Property	Canyon Club Apartments	856,921	1,358,923	12/31/2015	2,031,194	886,542	1,144,653	N/A	N/A	N/A	N/A
7	Loan	75 Broad Street	16,410,001	17,830,464	12/31/2015	33,338,399	16,264,061	17,074,338	Board of Education District of the City of New York	79,600	11.9%	9/3/2033
8	Loan	Holiday Inn Austin-Town Lake	7,593,141	3,898,929	12/31/2015	12,137,887	7,799,345	4,338,542	N/A	N/A	N/A	N/A
9	Loan	One West 34th Street	7,137,535	7,822,025	12/31/2014	15,458,741	6,368,441	9,090,300	Duane Reade	11,075	5.3%	11/30/2021
10	Loan	Baypoint Commerce Center	5,712,932	2,461,913	12/31/2014	7,518,355	5,609,065	1,909,290	COX Target Media Inc.	49,013	7.1%	12/31/2022
11	Loan	Art Van Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	1,407,911	100.0%	2/28/2037
11.01	Property	Warren Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	1,056,890	100.0%	2/28/2037
11.02	Property	Comstock Park Retail	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	96,400	100.0%	2/28/2037
11.03	Property	Grand Rapids Retail	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	79,212	100.0%	2/28/2037
11.04	Property	Bloomfield Hills Retail	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	46,388	100.0%	2/28/2037
11.05	Property	Mattress Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	Art Van Furniture, Inc.	129,021	100.0%	2/28/2037
12	Loan	Fairview Marketplace	475,584	2,278,668	12/31/2014	2,767,405	521,099	2,246,307	Wal-Mart	173,190	79.1%	10/17/2026
13	Loan	UniSquare Portfolio	976,516	2,343,057	12/31/2015	3,304,901	994,060	2,310,841	N/A	N/A	N/A	N/A
13.01	Property	1156 Grant Street	314,087	731,323	12/31/2015	1,072,386	302,307	770,079	N/A	N/A	N/A	N/A
13.02	Property	1176 Grant Street	248,237	669,141	12/31/2015	839,801	237,719	602,082	N/A	N/A	N/A	N/A
13.03	Property	1163 Grant Street	82,295	175,998	12/31/2015	294,189	89,937	204,252	N/A	N/A	N/A	N/A
13.04	Property	1179 Grant Street	72,219	145,940	12/31/2015	192,173	71,688	120,485	N/A	N/A	N/A	N/A
13.05	Property	888 Wayne Avenue	60,980	145,166	12/31/2015	200,875	70,026	130,849	N/A	N/A	N/A	N/A
13.06	Property	1027 Washington Street	49,832	128,876	12/31/2015	180,629	53,738	126,891	N/A	N/A	N/A	N/A
13.07	Property	758 Locust Street	40,560	95,842	12/31/2015	139,622	42,833	96,789	N/A	N/A	N/A	N/A
13.08	Property	713 School Street	39,408	71,152	12/31/2015	125,350	43,773	81,577	N/A	N/A	N/A	N/A
13.09	Property	1150 Grant Street	26,591	69,592	12/31/2015	86,222	30,687	55,535	N/A	N/A	N/A	N/A
13.10	Property	1205 Maple Street	19,676	52,149	12/31/2015	86,803	24,823	61,980	N/A	N/A	N/A	N/A
13.11	Property	1149 Grant Street	22,631	57,878	12/31/2015	86,851	26,529	60,322	N/A	N/A	N/A	N/A
14	Loan	Hilton Woodcliff Lake	11,904,025	4,364,526	12/31/2014	18,570,607	15,308,024	3,262,583	N/A	N/A	N/A	N/A
15	Loan	Redwood Gateway	657,811	2,821,564	12/31/2014	3,197,228	596,087	2,601,141	Kohl’s	88,408	55.8%	1/31/2030
16	Loan	Hampton Inn Savannah Historic District	5,677,770	2,843,856	12/31/2015	8,894,836	5,239,281	3,655,555	N/A	N/A	N/A	N/A
17	Loan	Andrews Manor	709,583	1,614,803	12/31/2015	2,040,458	684,347	1,356,111	Value Village	20,670	16.6%	4/30/2020
18	Loan	Wingcrest I & II	1,167,263	1,947,817	12/31/2014	2,851,033	1,168,990	1,682,043	Clear Link Technologies, LLC	132,613	100.0%	5/31/2028
19	Loan	Atlanta and Anchorage Hotel Portfolio	34,932,216	16,594,165	12/31/2014	49,678,771	34,076,116	15,602,655	N/A	N/A	N/A	N/A
19.01	Property	Hilton Anchorage	15,257,381	9,334,591	12/31/2014	25,072,441	15,359,740	9,712,701	N/A	N/A	N/A	N/A
19.02	Property	Renaissance Atlanta	19,674,835	7,259,574	12/31/2014	24,606,331	18,716,377	5,889,954	N/A	N/A	N/A	N/A
20	Loan	Willow Creek Shopping Center	165,249	992,819	N/A	N/A	N/A	N/A	Smart & Final	27,650	43.6%	12/31/2035
21	Loan	The Plaza at Milford	352,688	1,818,692	12/31/2014	2,106,238	342,107	1,764,131	Peebles	32,000	15.2%	9/12/2018
22	Loan	Concorde Portfolio	1,415,599	3,119,925	12/31/2014	4,306,547	1,490,836	2,815,711	Various	Various	N/A	Various
22.01	Property	New Territory Randall’s Center	321,854	952,585	12/31/2014	1,191,466	340,193	851,273	Spec’s	5,500	13.1%	11/30/2021
22.02	Property	Pineloch Center	345,075	526,008	12/31/2014	813,413	356,144	457,269	Behavior TLC	13,588	26.0%	12/31/2021
22.03	Property	Bay Area & Highway 3	364,393	686,686	12/31/2014	999,132	400,760	598,372	Perfect Play Date	6,800	14.8%	2/28/2022
22.04	Property	Fairfield Country Shops I West	161,212	337,053	12/31/2014	462,511	166,087	296,424	Fairfield Family Physicians	1,625	9.9%	2/29/2024
22.05	Property	New Territory Country Shops	97,832	330,950	12/31/2014	442,381	112,757	329,624	Innovative Back Care	4,090	28.7%	2/28/2018
22.06	Property	Bay Area & Seawolf	68,651	120,242	12/31/2014	187,339	66,369	120,970	Dr. Jerr/Eye Trends	2,400	40.5%	9/30/2021
22.07	Property	Conroe Professional Building	56,582	166,401	12/31/2014	210,305	48,526	161,779	TCH Pediatric Association	7,500	83.3%	8/31/2022
23	Loan	Lormax Stern Retail Development – Roseville	2,905,408	3,726,087	12/31/2015	5,712,265	2,916,661	2,795,604	Kohl’s	83,473	20.3%	1/31/2025
24	Loan	Boston Creek Apartments	1,505,019	385,232	12/31/2014	1,373,455	1,307,660	65,795	N/A	N/A	N/A	N/A
25	Loan	Sheraton Hotel Greensboro	25,445,445	10,339,034	TTM 10/31/2015	34,013,955	24,389,378	9,624,577	N/A	N/A	N/A	N/A
26	Loan	Trade Center	131,957	315,765	N/A	N/A	N/A	N/A	Pentair Technical Products, Inc.	51,140	43.2%	12/31/2022
27	Loan	Sorenson Communications	925,099	1,887,465	12/31/2015	2,661,446	900,220	1,761,226	Sorenson Communications, Inc.	99,184	100.0%	12/31/2027
28	Loan	Ivy Walk	294,274	975,029	12/31/2014	1,217,470	283,587	933,883	Natural Body International	5,621	13.2%	1/31/2026
29	Loan	Gerber Village	420,491	847,239	12/31/2014	1,421,028	503,086	917,942	Skyzone	20,466	21.4%	10/31/2026
30	Loan	Sacramento Center	479,919	880,807	12/31/2014	1,134,091	456,754	677,337	Planet Fitness	14,400	17.0%	1/31/2027

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(11)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(3)(12)
31	Loan	Cortez Commons	371,210	1,149,449	12/31/2015	1,128,906	287,263	841,644	DICK’S Sporting Goods	45,000	62.4%	1/31/2026
32	Loan	Hampton Inn Oneonta	2,393,639	1,501,191	12/31/2015	3,600,401	2,374,471	1,225,930	N/A	N/A	N/A	N/A
33	Loan	6851 Veterans Memorial Blvd	392,090	1,004,075	12/31/2015	1,385,743	383,530	1,002,213	Babies R Us	38,626	41.9%	1/31/2027
34	Loan	SSK Ashley Pointe	407,519	812,705	12/31/2014	1,230,617	381,273	849,344	N/A	N/A	N/A	N/A
35	Loan	Kumho Tires	0	1,159,596	12/31/2015	1,159,596	0	1,159,596	Kumho Tire U.S.A., Inc.	406,874	100.0%	4/27/2032
36	Loan	Hampton Inn Suites - Natomas	2,918,181	1,737,685	12/31/2015	4,464,973	2,779,084	1,685,889	N/A	N/A	N/A	N/A
37	Loan	Holiday Inn Express - Natomas	2,766,803	1,721,779	12/31/2015	4,325,115	2,615,826	1,709,289	N/A	N/A	N/A	N/A
38	Loan	Protea Pacific Beach	224,939	923,843	12/31/2015	894,230	220,558	673,673	24 Hour Fitness	23,894	56.2%	11/30/2025
39	Loan	SSK Applewood Pointe	148,963	766,930	12/31/2014	887,272	151,001	736,271	N/A	N/A	N/A	N/A
40	Loan	1400 West Benson Boulevard	763,096	1,010,899	12/31/2014	1,433,946	767,034	666,911	Thomas, Head & Greisen, Inc.	8,279	13.4%	9/30/2019
41	Loan	ACG Conlon MHC Portfolio II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.01	Property	Lake Wylie MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.02	Property	Wylie Overlook MHC	71,185	102,266	12/31/2015	138,312	79,739	58,573	N/A	N/A	N/A	N/A
41.03	Property	Mona MHC	91,274	129,577	12/31/2015	198,052	100,655	97,397	N/A	N/A	N/A	N/A
41.04	Property	Creekside MHC	70,641	119,348	12/31/2015	180,025	67,863	112,162	N/A	N/A	N/A	N/A
42	Loan	Alside Distribution Center	31,617	929,816	12/31/2015	1,011,182	31,822	979,360	Associated Materials, LLC	222,554	100.0%	12/31/2026
43	Loan	The Marketplace at Waxahachie	517,772	1,070,952	12/31/2014	1,567,784	495,670	1,072,114	Bealls	35,000	35.0%	1/31/2021
44	Loan	Greenhill Apartments	698,907	1,109,142	12/31/2014	1,771,574	673,325	1,098,249	N/A	N/A	N/A	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	726,948	792,843	12/31/2014	1,497,261	701,469	795,791	N/A	N/A	N/A	N/A
45.01	Property	500 E Michigan	379,926	460,468	12/31/2014	831,902	389,491	442,411	N/A	N/A	N/A	N/A
45.02	Property	306 E Michigan	347,023	332,374	12/31/2014	665,358	311,978	353,380	N/A	N/A	N/A	N/A
46	Loan	SSK Heartland Pointe	325,309	568,152	12/31/2014	882,356	306,155	576,201	N/A	N/A	N/A	N/A
47	Loan	Haven Commerce Center	569,472	456,353	12/31/2015	1,019,148	553,274	465,873	State of California, Department of Corrections & Rehabilitation	36,868	47.8%	8/31/2024
48	Loan	Hampton Inn Monroe	1,187,730	975,133	12/31/2014	2,110,192	1,194,186	916,006	N/A	N/A	N/A	N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	1,364,020	794,523	12/31/2014	1,771,507	1,161,821	609,686	N/A	N/A	N/A	N/A
50	Loan	Fairfield Inn & Suites Milford	1,279,595	861,118	12/31/2014	1,798,105	1,169,450	628,655	N/A	N/A	N/A	N/A
51	Loan	Cen Tex Self Storage Portfolio	383,965	520,793	12/31/2014	819,819	325,159	494,660	N/A	N/A	N/A	N/A
51.01	Property	Dripping Springs	151,822	237,347	12/31/2014	361,414	128,502	232,912	N/A	N/A	N/A	N/A
51.02	Property	Lockhart	142,521	179,644	12/31/2014	299,874	119,161	180,713	N/A	N/A	N/A	N/A
51.03	Property	San Marcos	89,622	103,802	12/31/2014	158,531	77,496	81,035	N/A	N/A	N/A	N/A
52	Loan	Comfort Inn Cleveland	966,216	844,719	TTM 5/31/2015	1,902,805	1,171,605	731,199	N/A	N/A	N/A	N/A
53	Loan	Monroe Building-WI	431,837	500,998	12/31/2015	868,439	436,504	431,935	Scribner, Cohen	14,816	31.3%	12/31/2030
54	Loan	Murphy and Hempstead MHC Portfolio	349,545	452,636	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54.01	Property	Murphy MHC	123,387	222,474	12/31/2015	324,685	119,448	205,236	N/A	N/A	N/A	N/A
54.02	Property	Hempstead MHC	226,158	230,162	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	Loan	Crossroads Town Center II	103,331	163,155	12/31/2014	236,839	73,604	163,235	State of Nevada - WIC	12,433	41.3%	2/28/2026
56	Loan	Indio Self Storage	283,409	344,296	12/31/2015	495,205	255,479	239,726	N/A	N/A	N/A	N/A
57	Loan	Hulen Shopping Center	N/A	N/A	N/A	N/A	N/A	N/A	Emergis ER	8,500	70.5%	12/16/2026
58	Loan	Chicago Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.02	Property	6558 S. Vernon Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.03	Property	4750 S. Indiana Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.04	Property	7840 S. Yates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.05	Property	2220-2226 E. 75th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.06	Property	2800-2806 E. 81st Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.07	Property	1422 E. 68th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	Loan	409 South Center Street	138,600	383,489	12/31/2015	550,000	129,422	420,578	Douglas J Institute	19,282	100.0%	1/31/2030
60	Loan	Pecos Center	270,319	605,590	12/31/2014	891,102	286,047	605,055	arc Thrift Stores	32,213	44.9%	11/29/2027
61	Loan	Red Roof Inn - Round Rock	1,112,001	710,215	12/31/2014	1,638,033	924,893	713,140	N/A	N/A	N/A	N/A
62	Loan	Walgreens - Dallas, TX	2,128	394,744	12/31/2013	399,000	1,706	397,294	Walgreens	13,905	100.0%	3/31/2027
63	Loan	3470 Erie Boulevard East	43,893	237,986	12/31/2014	279,899	41,981	237,918	Men’s Warehouse	6,000	42.6%	9/30/2022
64	Loan	Belle Chasse Self Storage	204,999	201,127	12/31/2014	402,954	203,760	199,194	N/A	N/A	N/A	N/A
65	Loan	Azalea Terrace	285,920	176,451	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	Loan	National Self Storage	162,891	145,815	12/31/2015	281,512	151,663	129,849	N/A	N/A	N/A	N/A
67	Loan	Commonwealth Self Storage	59,427	247,691	12/31/2015	309,685	80,470	229,215	N/A	N/A	N/A	N/A

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Name(11)(14)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(3)(12)	Third Largest Tenant Name(14)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(3)(12)
1	Loan	Save Mart Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.01	Property	Lucky - San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.02	Property	Lucky - San Bruno	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.03	Property	Lucky California - Daly City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.04	Property	Lucky - San Jose I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.05	Property	Lucky - San Jose II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.06	Property	Lucky - San Leandro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.07	Property	Dick’s Sporting Goods - Folsom	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.08	Property	Lucky - Concord	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.09	Property	FoodMaxx - Antioch	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.10	Property	Lucky - Hollister	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.11	Property	Save Mart - Modesto	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.12	Property	Dick’s Sporting Goods - Salinas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.13	Property	Save Mart - Clovis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.14	Property	Save Mart - Grass Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.15	Property	FoodMaxx - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.16	Property	Lucky - Hayward I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.17	Property	Save Mart - Auburn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.18	Property	Save Mart - Tracy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.19	Property	S-Mart - Lodi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.20	Property	Save Mart - Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.21	Property	Save Mart - Fresno I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.22	Property	Lucky - San Jose III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.23	Property	Save Mart - Roseville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.24	Property	Lucky - Vacaville I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.25	Property	Save Mart - Elk Grove	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.26	Property	Save Mart - Fresno II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.27	Property	Lucky - Sand City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.28	Property	Lucky - Vacaville II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.29	Property	Lucky - Hayward	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.30	Property	Save Mart - Kingsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.31	Property	Save Mart - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.32	Property	Lucky - Santa Rosa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1.33	Property	Save Mart - Jackson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	GM Logistics Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	Moffett Place Google	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Garden Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	Apple Sunnyvale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	Los Arboles & Canyon Club Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.01	Property	Los Arboles Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6.02	Property	Canyon Club Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	75 Broad Street	Internap Corporation	46,936	7.0%	12/31/2018	AT&T Corp	29,106	4.3%	2/29/2024
8	Loan	Holiday Inn Austin-Town Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	Loan	One West 34th Street	Olivia Miller, Inc.	10,600	5.0%	7/31/2024	International Inspirations, Ltd	7,754	3.7%	11/30/2026
10	Loan	Baypoint Commerce Center	Wright National Flood Insurance	35,168	5.1%	4/30/2023	Jabil Circuit Inc	34,956	5.1%	6/30/2019
11	Loan	Art Van Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.01	Property	Warren Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.02	Property	Comstock Park Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.03	Property	Grand Rapids Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.04	Property	Bloomfield Hills Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11.05	Property	Mattress Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
12	Loan	Fairview Marketplace	CATO	4,000	1.8%	1/31/2019	Kilgore’s Respiratory Services	3,732	1.7%	10/31/2017
13	Loan	UniSquare Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.01	Property	1156 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.02	Property	1176 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.03	Property	1163 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.04	Property	1179 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.05	Property	888 Wayne Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.06	Property	1027 Washington Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.07	Property	758 Locust Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.08	Property	713 School Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.09	Property	1150 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.10	Property	1205 Maple Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13.11	Property	1149 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	Hilton Woodcliff Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	Redwood Gateway	Michaels	24,247	15.3%	2/28/2026	Tuesday Morning	16,782	10.6%	1/31/2021
16	Loan	Hampton Inn Savannah Historic District	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	Andrews Manor	La Colonia Grocery Store	19,550	15.7%	3/31/2026	Family Dollar, Inc	10,601	8.5%	12/31/2017
18	Loan	Wingcrest I & II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	Atlanta and Anchorage Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19.01	Property	Hilton Anchorage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19.02	Property	Renaissance Atlanta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	Willow Creek Shopping Center	PetSmart	15,010	23.7%	1/31/2027	Eyeglass World	4,000	6.3%	8/31/2027
21	Loan	The Plaza at Milford	Planet Fitness	16,264	7.7%	8/1/2027	Save A Lot	14,898	7.1%	3/31/2019
22	Loan	Concorde Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various
22.01	Property	New Territory Randall’s Center	9ER’s Grill	3,150	7.5%	1/31/2020	Nails of America	1,800	4.3%	8/31/2019
22.02	Property	Pineloch Center	Dance Tree/Kennedy Dance	8,000	15.3%	8/31/2020	Pineloch Medical Clinic	7,420	14.2%	5/31/2019
22.03	Property	Bay Area & Highway 3	FedEx	5,500	12.0%	3/31/2018	The Woman’s Place of Clear Lake	5,000	10.9%	3/31/2020
22.04	Property	Fairfield Country Shops I West	Rinker’s ATA Black Belt Academy	1,600	9.8%	2/28/2021	Domino’s Pizza, LLC	1,500	9.2%	12/31/2021
22.05	Property	New Territory Country Shops	Sugar Land Grocers	3,100	21.8%	5/31/2021	Oakbend Medical Group	2,910	20.5%	1/31/2019
22.06	Property	Bay Area & Seawolf	Starbucks Coffee Co	2,000	33.8%	7/31/2021	T&D Group, LLC/Radiance Nails	1,525	25.7%	3/31/2022
22.07	Property	Conroe Professional Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan	Lormax Stern Retail Development – Roseville	Dick’s Sporting Goods	50,000	12.2%	1/31/2025	Babies R Us	37,216	9.1%	1/31/2023
24	Loan	Boston Creek Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	Sheraton Hotel Greensboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan	Trade Center	CoStar Technologies, Inc.	26,304	22.2%	5/31/2023	Triumph Aerospace Systems	11,029	9.3%	3/31/2022
27	Loan	Sorenson Communications	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Ivy Walk	South City Kitchen	5,142	12.1%	5/31/2020	Muss & Turner’s	4,522	10.6%	6/30/2021 (1,546 Sq. Ft.); 5/31/2021 (2,976 Sq. Ft.)
29	Loan	Gerber Village	Upstate Vet	6,835	7.2%	8/31/2023	CharBar No. 7	5,300	5.6%	1/28/2026
30	Loan	Sacramento Center	Fairfax County PRS	12,384	14.7%	1/4/2019	UCM Back Porch Thrift Store	9,710	11.5%	6/30/2024

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Name(11)(14)	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(3)(12)	Third Largest Tenant Name(14)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(3)(12)
31	Loan	Cortez Commons	Five Below	7,500	10.4%	6/30/2025	Mattress Firm	4,675	6.5%	12/31/2024
32	Loan	Hampton Inn Oneonta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	6851 Veterans Memorial Blvd	Office Depot	23,071	25.0%	7/15/2024	Petsmart	20,267	22.0%	1/31/2026
34	Loan	SSK Ashley Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	Loan	Kumho Tires	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	Hampton Inn Suites - Natomas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Holiday Inn Express - Natomas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan	Protea Pacific Beach	Pangaea Outpost	11,344	26.7%	4/30/2030	Tepper Technologies, Inc. (Southern States)	2,396	5.6%	3/31/2018
39	Loan	SSK Applewood Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	1400 West Benson Boulevard	Southern Home Care Service, Inc. d/b/a Ready Care/ ResCare	6,485	10.5%	10/31/2019	Greatland Clinical Associates	5,033	8.1%	2/28/2019
41	Loan	ACG Conlon MHC Portfolio II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.01	Property	Lake Wylie MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.02	Property	Wylie Overlook MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.03	Property	Mona MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.04	Property	Creekside MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Alside Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	The Marketplace at Waxahachie	Dollar Tree	15,000	15.0%	1/31/2021	Sleep Experts	5,076	5.1%	4/30/2026
44	Loan	Greenhill Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45.01	Property	500 E Michigan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45.02	Property	306 E Michigan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	Loan	SSK Heartland Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	Loan	Haven Commerce Center	CA Mentor Family Home Agency, LLC	9,500	12.3%	7/31/2023	National Mentor Healthcare, LLC	6,902	9.0%	7/31/2023
48	Loan	Hampton Inn Monroe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	Loan	Fairfield Inn & Suites Milford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	Loan	Cen Tex Self Storage Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51.01	Property	Dripping Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51.02	Property	Lockhart	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51.03	Property	San Marcos	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	Loan	Comfort Inn Cleveland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	Loan	Monroe Building-WI	MMAC	14,286	30.2%	8/31/2020	Rinka Chung	7,058	14.9%	10/31/2022
54	Loan	Murphy and Hempstead MHC Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54.01	Property	Murphy MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54.02	Property	Hempstead MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	Loan	Crossroads Town Center II	Iron Talon Fitness, LLC	3,595	12.0%	6/30/2022	Metro Pawn	3,210	10.7%	9/30/2017
56	Loan	Indio Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	Loan	Hulen Shopping Center	AT&T	2,060	17.1%	7/31/2026	Gamestop	1,496	12.4%	8/16/2021
58	Loan	Chicago Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.02	Property	6558 S. Vernon Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.03	Property	4750 S. Indiana Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.04	Property	7840 S. Yates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.05	Property	2220-2226 E. 75th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.06	Property	2800-2806 E. 81st Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58.07	Property	1422 E. 68th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	Loan	409 South Center Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
60	Loan	Pecos Center	U.S. Postal Service	24,379	34.0%	11/29/2027	N/A	N/A	N/A	N/A
61	Loan	Red Roof Inn - Round Rock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	Loan	Walgreens - Dallas, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	Loan	3470 Erie Boulevard East	Ballet & Dance Center	3,000	21.3%	9/30/2018	9 Round Gym	1,500	10.6%	4/30/2022
64	Loan	Belle Chasse Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	Loan	Azalea Terrace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	Loan	National Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	Loan	Commonwealth Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Name(14)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(3)(12)	Fifth Largest Tenant Name(13)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(3)(12)	Engineering Report Date	Environmental Report Date (Phase I)(20)(21)	Environmental Report Date (Phase II)(22)	Seismic Report Date
1	Loan	Save Mart Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	Various	N/A	Various
1.01	Property	Lucky - San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.02	Property	Lucky - San Bruno	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.03	Property	Lucky California - Daly City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016
1.04	Property	Lucky - San Jose I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.05	Property	Lucky - San Jose II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.06	Property	Lucky - San Leandro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.07	Property	Dick’s Sporting Goods - Folsom	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.08	Property	Lucky - Concord	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.09	Property	FoodMaxx - Antioch	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.10	Property	Lucky - Hollister	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.11	Property	Save Mart - Modesto	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.12	Property	Dick’s Sporting Goods - Salinas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.13	Property	Save Mart - Clovis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.14	Property	Save Mart - Grass Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.15	Property	FoodMaxx - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.16	Property	Lucky - Hayward I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016
1.17	Property	Save Mart - Auburn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.18	Property	Save Mart - Tracy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.19	Property	S-Mart - Lodi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/3/2017	N/A	11/1/2016
1.20	Property	Save Mart - Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.21	Property	Save Mart - Fresno I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.22	Property	Lucky - San Jose III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.23	Property	Save Mart - Roseville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.24	Property	Lucky - Vacaville I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.25	Property	Save Mart - Elk Grove	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.26	Property	Save Mart - Fresno II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.27	Property	Lucky - Sand City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.28	Property	Lucky - Vacaville II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.29	Property	Lucky - Hayward	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	3/9/2017	N/A	11/1/2016
1.30	Property	Save Mart - Kingsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
1.31	Property	Save Mart - Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.32	Property	Lucky - Santa Rosa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/4/2016
1.33	Property	Save Mart - Jackson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/1/2016	11/1/2016	N/A	11/1/2016
2	Loan	GM Logistics Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/1/2017	N/A	N/A
3	Loan	Moffett Place Google	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12/2/2016	12/1/2016	N/A	12/1/2016
4	Loan	Garden Village	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2017	4/17/2017	N/A	4/14/2017
5	Loan	Apple Sunnyvale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/1/2017	12/21/2016	N/A	1/23/2017
6	Loan	Los Arboles & Canyon Club Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	3/29/2017	N/A	Various
6.01	Property	Los Arboles Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/29/2017	3/29/2017	N/A	3/28/2017
6.02	Property	Canyon Club Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/4/2017	3/29/2017	N/A	N/A
7	Loan	75 Broad Street	North South Productions LLC and North South Entertainment LLC	27,320	4.1%	11/30/2024	Paetec Communications, Inc.	22,371	3.3%	12/31/2022	2/27/2017	2/27/2017	N/A	N/A
8	Loan	Holiday Inn Austin-Town Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/8/2017	3/3/2017	N/A	N/A
9	Loan	One West 34th Street	L M Cohen & Co. Llp	7,104	3.4%	1/31/2024	Hop Lun, U.S.A., Inc	6,441	3.1%	7/31/2018	12/16/2016	12/16/2016	N/A	N/A
10	Loan	Baypoint Commerce Center	United States of America IRS	30,426	4.4%	11/20/2019	Beasley FM Acquisition Corp	27,275	4.0%	8/31/2024	11/15/2016	11/16/2016	N/A	N/A
11	Loan	Art Van Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
11.01	Property	Warren Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
11.02	Property	Comstock Park Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
11.03	Property	Grand Rapids Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
11.04	Property	Bloomfield Hills Retail	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
11.05	Property	Mattress Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/6/2017	2/6/2017	N/A	N/A
12	Loan	Fairview Marketplace	Bamboo Terrace	3,483	1.6%	7/31/2022	Adelman Travel	3,266	1.5%	4/30/2020	2/13/2017	2/9/2017	N/A	N/A
13	Loan	UniSquare Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.01	Property	1156 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.02	Property	1176 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.03	Property	1163 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.04	Property	1179 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.05	Property	888 Wayne Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.06	Property	1027 Washington Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.07	Property	758 Locust Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.08	Property	713 School Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.09	Property	1150 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.10	Property	1205 Maple Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
13.11	Property	1149 Grant Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/9/2017	2/9/2017	N/A	N/A
14	Loan	Hilton Woodcliff Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11/30/2016	12/2/2016	N/A	N/A
15	Loan	Redwood Gateway	Beyond the Glory	4,800	3.0%	3/31/2020	Gohan Japanese Restaurant	2,250	1.4%	4/10/2021	2/22/2017	2/22/2017	N/A	2/23/2017
16	Loan	Hampton Inn Savannah Historic District	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/28/2017	3/29/2017	N/A	N/A
17	Loan	Andrews Manor	From The Heart Church Ministries	9,996	8.0%	10/31/2028	Fast Eddie’s	7,950	6.4%	2/13/2025	3/16/2017	3/16/2017	N/A	N/A
18	Loan	Wingcrest I & II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/17/2017	2/21/2017	N/A	2/21/2017
19	Loan	Atlanta and Anchorage Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/3/2017	1/3/2017	N/A	Various
19.01	Property	Hilton Anchorage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/3/2017	1/3/2017	N/A	1/4/2017
19.02	Property	Renaissance Atlanta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/3/2017	1/3/2017	N/A	N/A
20	Loan	Willow Creek Shopping Center	Costa Vida	2,630	4.1%	7/31/2026	Starbucks	2,021	3.2%	3/31/2026	2/16/2017	2/16/2017	N/A	2/16/2017
21	Loan	The Plaza at Milford	Goodwill	13,583	6.5%	6/16/2019	FMC (Fresenius Medical Care Milford)	12,200	5.8%	2/29/2020	11/17/2016	11/17/2016	N/A	N/A
22	Loan	Concorde Portfolio	Various	Various	N/A	Various	Various	Various	N/A	Various	12/13/2016	Various	Various	N/A
22.01	Property	New Territory Randall’s Center	Pilgrim Cleaners	1,600	3.8%	8/31/2017	GP Animal Hospital	1,600	3.8%	8/31/2018	12/13/2016	12/13/2016	N/A	N/A
22.02	Property	Pineloch Center	Grazia Italian Kitchen	5,820	11.2%	5/31/2021	Experienced Office Billing	2,974	5.7%	6/30/2020	12/13/2016	12/9/2016	1/18/2017	N/A
22.03	Property	Bay Area & Highway 3	Suzanne Anderson Properties	3,400	7.4%	12/31/2018	Infinity Float	2,500	5.4%	4/30/2022	12/13/2016	12/12/2016	N/A	N/A
22.04	Property	Fairfield Country Shops I West	Subway Real Estate Co	1,430	8.7%	2/28/2022	Nyam Nyam Café	1,300	7.9%	10/31/2019	12/13/2016	12/12/2016	N/A	N/A
22.05	Property	New Territory Country Shops	Holiday Cleaners	1,600	11.2%	2/28/2021	Dr. Marc K. Spector, DDS	1,528	10.7%	2/28/2021	12/13/2016	12/13/2016	N/A	N/A
22.06	Property	Bay Area & Seawolf	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12/13/2016	12/9/2016	N/A	N/A
22.07	Property	Conroe Professional Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12/13/2016	12/12/2016	N/A	N/A
23	Loan	Lormax Stern Retail Development – Roseville	Extreme Fun Family Entertainment	24,633	6.0%	1/31/2018	H & M Hennes & Mauritz L.P.	19,816	4.8%	1/31/2026	2/14/2017	2/14/2017	N/A	N/A
24	Loan	Boston Creek Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12/8/2016	12/8/2016	N/A	N/A
25	Loan	Sheraton Hotel Greensboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/28/2017	3/28/2017	N/A	N/A
26	Loan	Trade Center	Team Holdings, Inc., DBA Vario Productions	7,255	6.1%	8/31/2020	Medical Rehab & Kinematics Lab	3,596	3.0%	9/30/2022	4/11/2017	4/12/2017	N/A	4/12/2017
27	Loan	Sorenson Communications	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/31/2017	3/31/2017	N/A	3/31/2017
28	Loan	Ivy Walk	First Watch Restaurants, Inc.	3,031	7.1%	12/31/2017	Children’s Healthcare of Atlanta	2,997	7.1%	5/31/2020	3/7/2017	3/7/2017	N/A	N/A
29	Loan	Gerber Village	Soft Base Sys	3,568	3.7%	9/30/2020	Youth Villages	3,307	3.5%	6/30/2018	2/15/2017	11/8/2016	N/A	N/A
30	Loan	Sacramento Center	Dollar Tree	9,600	11.4%	1/31/2021	Fresenius Bio-Med	7,200	8.5%	11/30/2021	7/21/2016	7/21/2016	N/A	N/A

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fourth Largest Tenant Name(14)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(3)(12)	Fifth Largest Tenant Name(13)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(3)(12)	Engineering Report Date	Environmental Report Date (Phase I)(20)(21)	Environmental Report Date (Phase II)(22)	Seismic Report Date
31	Loan	Cortez Commons	Bob Evans	4,635	6.4%	12/31/2030	Vitamin Shoppe	2,550	3.5%	1/31/2025	1/5/2017	2/6/2017	N/A	N/A
32	Loan	Hampton Inn Oneonta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/7/2017	3/7/2017	N/A	N/A
33	Loan	6851 Veterans Memorial Blvd	Funtime LLC dba Indoor	8,072	8.8%	5/31/2027	N/A	N/A	N/A	N/A	4/26/2017	4/26/2017	N/A	N/A
34	Loan	SSK Ashley Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/27/2017	3/17/2017	N/A	N/A
35	Loan	Kumho Tires	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/4/2017	4/4/2017	N/A	N/A
36	Loan	Hampton Inn Suites - Natomas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	4/14/2017
37	Loan	Holiday Inn Express - Natomas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/14/2017	N/A	4/14/2017
38	Loan	Protea Pacific Beach	College of English Language, Inc.	2,168	5.1%	4/30/2020	Young Ventures, LLC dba Third Cousin Sunset Parking (LAZ)	1,386	3.3%	8/31/2017	4/11/2017	4/11/2017	N/A	4/11/2017
39	Loan	SSK Applewood Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/27/2017	2/17/2017	N/A	N/A
40	Loan	1400 West Benson Boulevard	Health Centered Dentistry	4,301	6.9%	2/28/2020	Durrell, Brian W	3,669	5.9%	3/31/2018	12/9/2016	12/8/2016	N/A	12/8/2016
41	Loan	ACG Conlon MHC Portfolio II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	4/11/2017	N/A	N/A
41.01	Property	Lake Wylie MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/13/2017	4/11/2017	N/A	N/A
41.02	Property	Wylie Overlook MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/11/2017	4/11/2017	N/A	N/A
41.03	Property	Mona MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/11/2017	4/11/2017	N/A	N/A
41.04	Property	Creekside MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/11/2017	4/11/2017	N/A	N/A
42	Loan	Alside Distribution Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/20/2017	2/20/2017	N/A	2/18/2017
43	Loan	The Marketplace at Waxahachie	Hibbett Sports	5,000	5.0%	1/31/2019	Rue 21	4,560	4.6%	1/31/2018	12/27/2016	1/9/2017	N/A	N/A
44	Loan	Greenhill Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/14/2017	2/14/2017	N/A	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/24/2017	Various	N/A	N/A
45.01	Property	500 E Michigan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/24/2017	3/22/2017	N/A	N/A
45.02	Property	306 E Michigan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/24/2017	3/21/2017	N/A	N/A
46	Loan	SSK Heartland Pointe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/16/2017	2/17/2017	N/A	N/A
47	Loan	Haven Commerce Center	Office Of The Inspector General	6,863	8.9%	6/30/2024	Cultura Technologies, Inc.	3,841	5.0%	1/31/2020	3/23/2017	3/23/2017	N/A	3/23/2017
48	Loan	Hampton Inn Monroe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10/25/2016	10/25/2016	N/A	N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/10/2017	1/6/2017	N/A	N/A
50	Loan	Fairfield Inn & Suites Milford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	12/13/2016	12/13/2016	N/A	N/A
51	Loan	Cen Tex Self Storage Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A
51.01	Property	Dripping Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/14/2017	4/18/2017	N/A	N/A
51.02	Property	Lockhart	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2017	4/18/2017	N/A	N/A
51.03	Property	San Marcos	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/17/2017	4/17/2017	N/A	N/A
52	Loan	Comfort Inn Cleveland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/28/2017	3/28/2017	N/A	N/A
53	Loan	Monroe Building-WI	Interior Investments LLC	4,010	8.5%	12/31/2017	Manpower	2,901	6.1%	4/4/2020	12/30/2016	12/30/2016	N/A	N/A
54	Loan	Murphy and Hempstead MHC Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/15/2017	3/15/2017	N/A	N/A
54.01	Property	Murphy MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/15/2017	3/15/2017	N/A	N/A
54.02	Property	Hempstead MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/15/2017	3/15/2017	N/A	N/A
55	Loan	Crossroads Town Center II	Muoi Tat dba Welco Nails & Spa	1,260	4.2%	7/31/2020	Manju Mishra & Nanja J. Abeywickrama	1,210	4.0%	7/30/2019	12/1/2016	11/30/2016	N/A	N/A
56	Loan	Indio Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/22/2017	N/A	N/A	2/22/2017
57	Loan	Hulen Shopping Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/9/2017	3/9/2017	N/A	N/A
58	Loan	Chicago Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.02	Property	6558 S. Vernon Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.03	Property	4750 S. Indiana Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.04	Property	7840 S. Yates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.05	Property	2220-2226 E. 75th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.06	Property	2800-2806 E. 81st Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
58.07	Property	1422 E. 68th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/22/2017	3/22/2017	N/A	N/A
59	Loan	409 South Center Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4/13/2017	4/13/2017	N/A	N/A
60	Loan	Pecos Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/23/2016	9/23/2016	N/A	N/A
61	Loan	Red Roof Inn - Round Rock	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10/29/2015	10/29/2015	N/A	N/A
62	Loan	Walgreens - Dallas, TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1/23/2017	1/23/2017	N/A	N/A
63	Loan	3470 Erie Boulevard East	SOINGE Salon	1,500	10.6%	2/28/2019	CNY Oriental Spa	1,500	10.6%	10/31/2018	1/31/2017	1/31/2017	N/A	N/A
64	Loan	Belle Chasse Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/23/2017	2/23/2017	N/A	N/A
65	Loan	Azalea Terrace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	10/4/2016	9/9/2016	N/A	N/A
66	Loan	National Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2017	N/A	N/A	2/28/2017
67	Loan	Commonwealth Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3/20/2017	3/20/2017	N/A	N/A

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve(17)	Monthly Tax Reserve	Initial Insurance Reserve(17)	Monthly Insurance Reserve(17)	Initial Replacement Reserve	Monthly Replacement Reserve(17)(19)
1	Loan	Save Mart Portfolio	Various	Refinance	746,551
1.01	Property	Lucky - San Francisco	14.0%
1.02	Property	Lucky - San Bruno	14.0%
1.03	Property	Lucky California - Daly City	14.0%
1.04	Property	Lucky - San Jose I	12.0%
1.05	Property	Lucky - San Jose II	7.0%
1.06	Property	Lucky - San Leandro	19.0%
1.07	Property	Dick’s Sporting Goods - Folsom	4.0%
1.08	Property	Lucky - Concord	11.0%
1.09	Property	FoodMaxx - Antioch	7.0%
1.10	Property	Lucky - Hollister	13.0%
1.11	Property	Save Mart - Modesto	6.0%
1.12	Property	Dick’s Sporting Goods - Salinas	9.0%
1.13	Property	Save Mart - Clovis	5.0%
1.14	Property	Save Mart - Grass Valley	4.0%
1.15	Property	FoodMaxx - Sacramento	6.0%
1.16	Property	Lucky - Hayward I	17.0%
1.17	Property	Save Mart - Auburn	5.0%
1.18	Property	Save Mart - Tracy	9.0%
1.19	Property	S-Mart - Lodi	9.0%
1.20	Property	Save Mart - Chico	7.0%
1.21	Property	Save Mart - Fresno I	4.0%
1.22	Property	Lucky - San Jose III	11.0%
1.23	Property	Save Mart - Roseville	4.0%
1.24	Property	Lucky - Vacaville I	9.0%
1.25	Property	Save Mart - Elk Grove	7.0%
1.26	Property	Save Mart - Fresno II	5.0%
1.27	Property	Lucky - Sand City	7.0%
1.28	Property	Lucky - Vacaville II	9.0%
1.29	Property	Lucky - Hayward	12.0%
1.30	Property	Save Mart - Kingsburg	5.0%
1.31	Property	Save Mart - Sacramento	8.0%
1.32	Property	Lucky - Santa Rosa	13.0%
1.33	Property	Save Mart - Jackson	4.0%
2	Loan	GM Logistics Center 1	N/A	Recapitalization		207,685	41,537			4,737,489
3	Loan	Moffett Place Google	10.0%	Refinance		253,015	84,338
4	Loan	Garden Village	10.0%	Refinance		7,234	7,234	37,258	3,515		2,950
5	Loan	Apple Sunnyvale	12.0%	Acquisition	18,375						5,538
6	Loan	Los Arboles & Canyon Club Apartments	Various	Refinance	113,187	55,739	18,815	58,699	6,771		9,704
6.01	Property	Los Arboles Apartments	8.0%
6.02	Property	Canyon Club Apartments	N/A
7	Loan	75 Broad Street	N/A	Refinance	13,475	2,364,719	591,180	207,439			8,392
8	Loan	Holiday Inn Austin-Town Lake	N/A	Refinance	133,775	362,766	60,461				41,406
9	Loan	One West 34th Street	N/A	Refinance	366,740	315,500	315,500				7,390
10	Loan	Baypoint Commerce Center	N/A	Refinance		366,978	61,163				11,496
11	Loan	Art Van Portfolio	N/A	Acquisition
11.01	Property	Warren Distribution Center	N/A
11.02	Property	Comstock Park Retail	N/A
11.03	Property	Grand Rapids Retail	N/A
11.04	Property	Bloomfield Hills Retail	N/A
11.05	Property	Mattress Distribution Center	N/A
12	Loan	Fairview Marketplace	N/A	Refinance
13	Loan	UniSquare Portfolio	N/A	Refinance	105,288	102,005	29,619				8,100
13.01	Property	1156 Grant Street	N/A
13.02	Property	1176 Grant Street	N/A
13.03	Property	1163 Grant Street	N/A
13.04	Property	1179 Grant Street	N/A
13.05	Property	888 Wayne Avenue	N/A
13.06	Property	1027 Washington Street	N/A
13.07	Property	758 Locust Street	N/A
13.08	Property	713 School Street	N/A
13.09	Property	1150 Grant Street	N/A
13.10	Property	1205 Maple Street	N/A
13.11	Property	1149 Grant Street	N/A
14	Loan	Hilton Woodcliff Lake	N/A	Refinance	18,438	96,899	48,450	85,670	17,134		48,813
15	Loan	Redwood Gateway	11.0%	Acquisition	7,188	64,138	32,069	43,541	3,433		1,981
16	Loan	Hampton Inn Savannah Historic District	N/A	Refinance		342,614	51,029				27,654
17	Loan	Andrews Manor	N/A	Refinance	14,250	168,516	17,554	60,989	6,353		2,079
18	Loan	Wingcrest I & II	5.0%	Refinance	6,904	109,619	21,924	5,746	1,915		2,210
19	Loan	Atlanta and Anchorage Hotel Portfolio	Various	Refinance		1,033,595	129,199	339,972	32,378		190,219
19.01	Property	Hilton Anchorage	12.0%
19.02	Property	Renaissance Atlanta	N/A
20	Loan	Willow Creek Shopping Center	3.0%	Refinance		19,850	9,925
21	Loan	The Plaza at Milford	N/A	Refinance	33,688	135,754	16,969	34,881	3,171	120,000	4,083
22	Loan	Concorde Portfolio	N/A	Refinance		201,317	67,106	91,289	6,614		2,396
22.01	Property	New Territory Randall’s Center	N/A
22.02	Property	Pineloch Center	N/A
22.03	Property	Bay Area & Highway 3	N/A
22.04	Property	Fairfield Country Shops I West	N/A
22.05	Property	New Territory Country Shops	N/A
22.06	Property	Bay Area & Seawolf	N/A
22.07	Property	Conroe Professional Building	N/A
23	Loan	Lormax Stern Retail Development – Roseville	N/A	Refinance	37,500	341,323	53,667	25,155	5,468		6,839
24	Loan	Boston Creek Apartments	N/A	Refinance	5,625	15,571	15,571	56,977	7,122		8,725
25	Loan	Sheraton Hotel Greensboro	N/A	Refinance		446,009	89,202				148,947
26	Loan	Trade Center	8.0%	Acquisition	21,875	78,353	15,671	5,286	2,643		2,172
27	Loan	Sorenson Communications	8.0%	Refinance	4,688	128,372	16,046	8,254	1,376		1,653
28	Loan	Ivy Walk	N/A	Refinance	3,750	50,415	8,402	940			531
29	Loan	Gerber Village	N/A	Acquisition		35,080	8,770	4,396	2,198		1,591
30	Loan	Sacramento Center	N/A	Acquisition		84,162	16,832	3,623	1,233		1,831

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve(17)	Monthly Tax Reserve	Initial Insurance Reserve(17)	Monthly Insurance Reserve(17)	Initial Replacement Reserve	Monthly Replacement Reserve(17)(19)
31	Loan	Cortez Commons	N/A	Acquisition		19,217	9,151	7,803	3,716		1,203
32	Loan	Hampton Inn Oneonta	N/A	Refinance		79,468	15,894	27,564	2,625		6,474
33	Loan	6851 Veterans Memorial Blvd	N/A	Refinance		101,102	15,319				2,625
34	Loan	SSK Ashley Pointe	N/A	Refinance	27,975	32,114	6,117	9,420	748		1,375
35	Loan	Kumho Tires	N/A	Refinance		130,470	28,703	52,718	4,184		5,086
36	Loan	Hampton Inn Suites - Natomas	6.0%	Refinance	1,683,535	58,037	14,509			161,921	7,782
37	Loan	Holiday Inn Express - Natomas	6.0%	Refinance	1,704,720	60,774	15,194
38	Loan	Protea Pacific Beach	12.0%	Refinance		41,414	9,003	11,490	1,197		706
39	Loan	SSK Applewood Pointe	N/A	Refinance	30,438	15,594	4,951	6,801	540		1,117
40	Loan	1400 West Benson Boulevard	12.0%	Refinance		137,640	17,205	28,204	4,030		1,135
41	Loan	ACG Conlon MHC Portfolio II	N/A	Refinance	34,383	26,109	6,217	18,529	1,471		2,067
41.01	Property	Lake Wylie MHC	N/A
41.02	Property	Wylie Overlook MHC	N/A
41.03	Property	Mona MHC	N/A
41.04	Property	Creekside MHC	N/A
42	Loan	Alside Distribution Center	6.0%	Refinance				19,508	2,567		1,855
43	Loan	The Marketplace at Waxahachie	N/A	Refinance		52,266	26,133	9,844	2,532		1,251
44	Loan	Greenhill Apartments	N/A	Refinance		91,580	11,448	55,446	5,041		2,688
45	Loan	Urbana Champaign Multifamily Portfolio	N/A	Refinance	159,635	206,615	21,864	18,902	2,572		5,100
45.01	Property	500 E Michigan	N/A
45.02	Property	306 E Michigan	N/A
46	Loan	SSK Heartland Pointe	N/A	Refinance	49,938	24,938	4,750	9,105	723		846
47	Loan	Haven Commerce Center	11.0%	Refinance	45,251	28,967	11,141	3,111	1,196	50,000
48	Loan	Hampton Inn Monroe	N/A	Refinance	9,750	4,210	4,210	17,525	1,753		4.0% of gross rent for the immediately preceding calender month
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	N/A	Refinance		22,317	5,579	13,404	1,489		Monthly: 1/12 of 3.0% of gross Rents for the immediately preceding calendar year until January, 2022, inclusively. 1/12 of 4.0% of gross Rents for the immediately preceding calendar year on remaining term.
50	Loan	Fairfield Inn & Suites Milford	N/A	Refinance		7,593	7,593	22,941	2,294		7,175
51	Loan	Cen Tex Self Storage Portfolio	N/A	Refinance		44,076	7,346	5,982	1,994		1,704
51.01	Property	Dripping Springs	N/A
51.02	Property	Lockhart	N/A
51.03	Property	San Marcos	N/A
52	Loan	Comfort Inn Cleveland	N/A	Refinance	62,625		11,401	11,923	2,981		4.0% of gross Rents for the immediately preceding calender month
53	Loan	Monroe Building-WI	N/A	Refinance	30,800	22,396	11,198	7,865	715		789
54	Loan	Murphy and Hempstead MHC Portfolio	N/A	Refinance	3,750	27,206	5,182	4,047	964	63,750	1,063
54.01	Property	Murphy MHC	N/A
54.02	Property	Hempstead MHC	N/A
55	Loan	Crossroads Town Center II	N/A	Refinance		10,354	3,106	9,770	888		376
56	Loan	Indio Self Storage	8.0%	Refinance		3,515	3,515	590	590		769
57	Loan	Hulen Shopping Center	N/A	Acquisition		26,423	6,291	1,118	532		151
58	Loan	Chicago Multifamily Portfolio	N/A	Refinance	4,375	23,081	3,847	4,071	1,566		1,633
58.01	Property	5618-5620 S. Dr Martin Luther King Drive	N/A
58.02	Property	6558 S. Vernon Avenue	N/A
58.03	Property	4750 S. Indiana Avenue	N/A
58.04	Property	7840 S. Yates	N/A
58.05	Property	2220-2226 E. 75th Street	N/A
58.06	Property	2800-2806 E. 81st Street	N/A
58.07	Property	1422 E. 68th Street	N/A
59	Loan	409 South Center Street	N/A	Refinance		41,408	7,394
60	Loan	Pecos Center	N/A	Refinance	7,500	16,116	16,116	5,152	1,717	3,006	$3,006 initally; $1,196 upon Borrower providing lender with evidence that the roof system has been replaced, capped at $43,067
61	Loan	Red Roof Inn - Round Rock	N/A	Refinance		59,678	8,525	14,391	2,399		5,886
62	Loan	Walgreens - Dallas, TX	N/A	Refinance				637	80	50,000
63	Loan	3470 Erie Boulevard East	N/A	Refinance	1,250	6,981	2,327	2,814			176
64	Loan	Belle Chasse Self Storage	N/A	Acquisition	2,469	7,003	1,251	2,540	822	30,000	484
65	Loan	Azalea Terrace	N/A	Refinance	55,000	19,872	1,842	1,884	3,016		2,083
66	Loan	National Self Storage	7.0%	Refinance		21,918	3,653	2,127	354		579
67	Loan	Commonwealth Self Storage	N/A	Acquisition	3,313	6,370	1,138	2,766	601		453

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(17)(19)	TI/LC Reserve Cap(17)
1	Loan	Save Mart Portfolio	N/A			N/A
1.01	Property	Lucky - San Francisco
1.02	Property	Lucky - San Bruno
1.03	Property	Lucky California - Daly City
1.04	Property	Lucky - San Jose I
1.05	Property	Lucky - San Jose II
1.06	Property	Lucky - San Leandro
1.07	Property	Dick’s Sporting Goods - Folsom
1.08	Property	Lucky - Concord
1.09	Property	FoodMaxx - Antioch
1.10	Property	Lucky - Hollister
1.11	Property	Save Mart - Modesto
1.12	Property	Dick’s Sporting Goods - Salinas
1.13	Property	Save Mart - Clovis
1.14	Property	Save Mart - Grass Valley
1.15	Property	FoodMaxx - Sacramento
1.16	Property	Lucky - Hayward I
1.17	Property	Save Mart - Auburn
1.18	Property	Save Mart - Tracy
1.19	Property	S-Mart - Lodi
1.20	Property	Save Mart - Chico
1.21	Property	Save Mart - Fresno I
1.22	Property	Lucky - San Jose III
1.23	Property	Save Mart - Roseville
1.24	Property	Lucky - Vacaville I
1.25	Property	Save Mart - Elk Grove
1.26	Property	Save Mart - Fresno II
1.27	Property	Lucky - Sand City
1.28	Property	Lucky - Vacaville II
1.29	Property	Lucky - Hayward
1.30	Property	Save Mart - Kingsburg
1.31	Property	Save Mart - Sacramento
1.32	Property	Lucky - Santa Rosa
1.33	Property	Save Mart - Jackson
2	Loan	GM Logistics Center 1	N/A			N/A
3	Loan	Moffett Place Google	N/A	12,312,957		N/A
4	Loan	Garden Village	N/A			N/A
5	Loan	Apple Sunnyvale	N/A			N/A
6	Loan	Los Arboles & Canyon Club Apartments	N/A			N/A
6.01	Property	Los Arboles Apartments
6.02	Property	Canyon Club Apartments
7	Loan	75 Broad Street	200,000		83,921	3,021,165
8	Loan	Holiday Inn Austin-Town Lake	N/A			N/A
9	Loan	One West 34th Street	266,036		52,785	1,900,260
10	Loan	Baypoint Commerce Center	N/A	750,000	86,222	1,500,000
11	Loan	Art Van Portfolio	N/A			N/A
11.01	Property	Warren Distribution Center
11.02	Property	Comstock Park Retail
11.03	Property	Grand Rapids Retail
11.04	Property	Bloomfield Hills Retail
11.05	Property	Mattress Distribution Center
12	Loan	Fairview Marketplace	N/A			547,558
13	Loan	UniSquare Portfolio	N/A		656	39,331
13.01	Property	1156 Grant Street
13.02	Property	1176 Grant Street
13.03	Property	1163 Grant Street
13.04	Property	1179 Grant Street
13.05	Property	888 Wayne Avenue
13.06	Property	1027 Washington Street
13.07	Property	758 Locust Street
13.08	Property	713 School Street
13.09	Property	1150 Grant Street
13.10	Property	1205 Maple Street
13.11	Property	1149 Grant Street
14	Loan	Hilton Woodcliff Lake	N/A			N/A
15	Loan	Redwood Gateway	N/A		9,905	475,419
16	Loan	Hampton Inn Savannah Historic District	N/A			N/A
17	Loan	Andrews Manor	250,000		7,797	300,000
18	Loan	Wingcrest I & II	N/A			828,831
19	Loan	Atlanta and Anchorage Hotel Portfolio	N/A			N/A
19.01	Property	Hilton Anchorage
19.02	Property	Renaissance Atlanta
20	Loan	Willow Creek Shopping Center	N/A		5,269	205,000
21	Loan	The Plaza at Milford	N/A	500,000	If the balance of the TI/LC Reserve is less than $500,000, monthly collections equal to $0.50 PSF/year will commence.	500,000
22	Loan	Concorde Portfolio	N/A	632,604		If after the first twelve (12) Payment Dates the balance of funds in the Leasing Reserve is equal to or greater than $500,000 (the “Leasing Reserve Cap”) thereafter, Borrower may cease making monthly deposits to the Leasing Reserve.
22.01	Property	New Territory Randall’s Center
22.02	Property	Pineloch Center
22.03	Property	Bay Area & Highway 3
22.04	Property	Fairfield Country Shops I West
22.05	Property	New Territory Country Shops
22.06	Property	Bay Area & Seawolf
22.07	Property	Conroe Professional Building
23	Loan	Lormax Stern Retail Development – Roseville	N/A		13,620	N/A
24	Loan	Boston Creek Apartments	N/A			N/A
25	Loan	Sheraton Hotel Greensboro	N/A			N/A
26	Loan	Trade Center	N/A		9,871	592,285
27	Loan	Sorenson Communications	N/A		8,265	N/A
28	Loan	Ivy Walk	N/A	50,000	Monthly: $7,083.17 on each Payment Date commencing May 5, 2017 through and including April 5, 2020; Monthly: $5,312.38 on each Payment Date commencing May 5, 2020 through and including April 5, 2022; Monthly: $3,541.58 on each Payment Date commencing May 5 2022 through and including April 5, 2027.	250,000
29	Loan	Gerber Village	57,293		7,571	250,000
30	Loan	Sacramento Center	N/A	251,209	3,521	N/A

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Replacement Reserve Cap	Initial TI/LC Reserve	Monthly TI/LC Reserve(17)(19)	TI/LC Reserve Cap(17)
31	Loan	Cortez Commons	28,864		2,917	175,000
32	Loan	Hampton Inn Oneonta	N/A			N/A
33	Loan	6851 Veterans Memorial Blvd	N/A		7,681	276,525
34	Loan	SSK Ashley Pointe	N/A			N/A
35	Loan	Kumho Tires	N/A		8,477	N/A
36	Loan	Hampton Inn Suites - Natomas	750,000			N/A
37	Loan	Holiday Inn Express - Natomas	750,000			N/A
38	Loan	Protea Pacific Beach	25,406		4,369	139,735
39	Loan	SSK Applewood Pointe	N/A			N/A
40	Loan	1400 West Benson Boulevard	27,250	300,000	11,612	370,074
41	Loan	ACG Conlon MHC Portfolio II	N/A			N/A
41.01	Property	Lake Wylie MHC
41.02	Property	Wylie Overlook MHC
41.03	Property	Mona MHC
41.04	Property	Creekside MHC
42	Loan	Alside Distribution Center	N/A		9,459	N/A
43	Loan	The Marketplace at Waxahachie	45,020		5,833	350,000
44	Loan	Greenhill Apartments	N/A			N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A			N/A
45.01	Property	500 E Michigan
45.02	Property	306 E Michigan
46	Loan	SSK Heartland Pointe	N/A			N/A
47	Loan	Haven Commerce Center	50,000	750,000		750,000
48	Loan	Hampton Inn Monroe	N/A			N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	N/A			N/A
50	Loan	Fairfield Inn & Suites Milford	N/A			N/A
51	Loan	Cen Tex Self Storage Portfolio	N/A			N/A
51.01	Property	Dripping Springs
51.02	Property	Lockhart
51.03	Property	San Marcos
52	Loan	Comfort Inn Cleveland	N/A			N/A
53	Loan	Monroe Building-WI	50,000		5,715	300,000
54	Loan	Murphy and Hempstead MHC Portfolio	63,750			N/A
54.01	Property	Murphy MHC
54.02	Property	Hempstead MHC
55	Loan	Crossroads Town Center II	N/A	100,000	1,879	N/A
56	Loan	Indio Self Storage	27,687			N/A
57	Loan	Hulen Shopping Center	N/A		1,005	36,168
58	Loan	Chicago Multifamily Portfolio	N/A			NA
58.01	Property	5618-5620 S. Dr Martin Luther King Drive
58.02	Property	6558 S. Vernon Avenue
58.03	Property	4750 S. Indiana Avenue
58.04	Property	7840 S. Yates
58.05	Property	2220-2226 E. 75th Street
58.06	Property	2800-2806 E. 81st Street
58.07	Property	1422 E. 68th Street
59	Loan	409 South Center Street	N/A		1,944	N/A
60	Loan	Pecos Center	N/A			N/A
61	Loan	Red Roof Inn - Round Rock	N/A			N/A
62	Loan	Walgreens - Dallas, TX	N/A			N/A
63	Loan	3470 Erie Boulevard East	N/A		2,350	N/A
64	Loan	Belle Chasse Self Storage	N/A			N/A
65	Loan	Azalea Terrace	N/A			N/A
66	Loan	National Self Storage	20,845	12,090	402	50,000
67	Loan	Commonwealth Self Storage	N/A			N/A

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(6)(15)(16)(20)	Initial Other Reserve(18)	Monthly Other Reserve(19)
1	Loan	Save Mart Portfolio	Environmental Work Funds ($331,035); Environmental Insurance Funds ($38,400.60)	369,436
1.01	Property	Lucky - San Francisco
1.02	Property	Lucky - San Bruno
1.03	Property	Lucky California - Daly City
1.04	Property	Lucky - San Jose I
1.05	Property	Lucky - San Jose II
1.06	Property	Lucky - San Leandro
1.07	Property	Dick’s Sporting Goods - Folsom
1.08	Property	Lucky - Concord
1.09	Property	FoodMaxx - Antioch
1.10	Property	Lucky - Hollister
1.11	Property	Save Mart - Modesto
1.12	Property	Dick’s Sporting Goods - Salinas
1.13	Property	Save Mart - Clovis
1.14	Property	Save Mart - Grass Valley
1.15	Property	FoodMaxx - Sacramento
1.16	Property	Lucky - Hayward I
1.17	Property	Save Mart - Auburn
1.18	Property	Save Mart - Tracy
1.19	Property	S-Mart - Lodi
1.20	Property	Save Mart - Chico
1.21	Property	Save Mart - Fresno I
1.22	Property	Lucky - San Jose III
1.23	Property	Save Mart - Roseville
1.24	Property	Lucky - Vacaville I
1.25	Property	Save Mart - Elk Grove
1.26	Property	Save Mart - Fresno II
1.27	Property	Lucky - Sand City
1.28	Property	Lucky - Vacaville II
1.29	Property	Lucky - Hayward
1.30	Property	Save Mart - Kingsburg
1.31	Property	Save Mart - Sacramento
1.32	Property	Lucky - Santa Rosa
1.33	Property	Save Mart - Jackson
2	Loan	GM Logistics Center 1	N/A
3	Loan	Moffett Place Google	Rent Concession Funds ($17,051,831); Lease Sweep Funds ($0)	17,051,831
4	Loan	Garden Village	Transition Reserve Funds ($1,000,000)	1,000,000
5	Loan	Apple Sunnyvale	N/A
6	Loan	Los Arboles & Canyon Club Apartments	N/A
6.01	Property	Los Arboles Apartments
6.02	Property	Canyon Club Apartments
7	Loan	75 Broad Street	N/A
8	Loan	Holiday Inn Austin-Town Lake	N/A
9	Loan	One West 34th Street	N/A
10	Loan	Baypoint Commerce Center	Unfunded Obligations Funds	2,524,767
11	Loan	Art Van Portfolio	Environmental Reserve ($82,500); Condominium Common Charge ($0); Art Van Prepaid Rent Funds ($0)	82,500
11.01	Property	Warren Distribution Center
11.02	Property	Comstock Park Retail
11.03	Property	Grand Rapids Retail
11.04	Property	Bloomfield Hills Retail
11.05	Property	Mattress Distribution Center
12	Loan	Fairview Marketplace	N/A
13	Loan	UniSquare Portfolio	Prepaid Rent Reserve	635,976
13.01	Property	1156 Grant Street
13.02	Property	1176 Grant Street
13.03	Property	1163 Grant Street
13.04	Property	1179 Grant Street
13.05	Property	888 Wayne Avenue
13.06	Property	1027 Washington Street
13.07	Property	758 Locust Street
13.08	Property	713 School Street
13.09	Property	1150 Grant Street
13.10	Property	1205 Maple Street
13.11	Property	1149 Grant Street
14	Loan	Hilton Woodcliff Lake	PIP Completion Reserve ($100,000); QA Reserve ($206,000); Environmental Reserve ($167,675.69); Earnout Reserve ($500,000)	973,676
15	Loan	Redwood Gateway	N/A
16	Loan	Hampton Inn Savannah Historic District	N/A
17	Loan	Andrews Manor	Free Rent Funds ($40,000); Environmental Reserve ($16,250); Unfunded Obligations Funds ($40,305)	96,555
18	Loan	Wingcrest I & II	Outstanding Tenant TI Reserve ($965,714); Free Rent Reserve ($193,673)	1,159,387
19	Loan	Atlanta and Anchorage Hotel Portfolio	Atlanta PIP Reserve ($2,500,000); Anchorage PIP Reserve ($2,500,000); Ground Rent Reserve ($89,582)	5,089,582	Seasonality Reserve Funds: In May, June, July and August of each year during the Loan term, if the balance of the Seasonal Working Capital Reserve Account is less than $1,000,000, $250,000.
19.01	Property	Hilton Anchorage
19.02	Property	Renaissance Atlanta
20	Loan	Willow Creek Shopping Center	Tenant Specific TILC ($172,391); Rent Concession Reserve ($90,639)	263,030
21	Loan	The Plaza at Milford	Existing TI/LC Reserve ($560,928); Holdback Reserve ($3,325,596)	3,886,524
22	Loan	Concorde Portfolio	Unfunded Obligations Reserve – TCH PEDIATRIC ($94,275); Unfunded Obligations Reserve – FAIRFIELD FAMILY PHYSICIANS ($8,700); Unfunded Obligations Reserve – INFINITY FLOAT ($3,125); Unfunded Obligations Reserve – PERFECT PLAYDATE ($9,067); Unfunded Obligations Reserve – SHAWMZ ($2,229)	117,396
22.01	Property	New Territory Randall’s Center
22.02	Property	Pineloch Center
22.03	Property	Bay Area & Highway 3
22.04	Property	Fairfield Country Shops I West
22.05	Property	New Territory Country Shops
22.06	Property	Bay Area & Seawolf
22.07	Property	Conroe Professional Building
23	Loan	Lormax Stern Retail Development – Roseville	Leasing and Improvement Reserve ($1,875,022); Unfunded Obligations Reserve ($870,000)	2,745,022
24	Loan	Boston Creek Apartments	N/A
25	Loan	Sheraton Hotel Greensboro	Springing PIP Reserve
26	Loan	Trade Center	Unfunded Obligations Reserve ($272,172)	272,172
27	Loan	Sorenson Communications	TI Allowance ($960,000); Free Rent Reserve ($289,287)	1,249,287
28	Loan	Ivy Walk	N/A		14,374
29	Loan	Gerber Village	Rent Concession Reserve	14,196
30	Loan	Sacramento Center	Kahn Rent Reserve ($79,658); Planet Fitness Rent Reserve ($58,500).	138,158

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Reserve Description(6)(15)(16)(20)	Initial Other Reserve(18)	Monthly Other Reserve(19)
31	Loan	Cortez Commons	N/A
32	Loan	Hampton Inn Oneonta	Seasonality Reserve	57,000
33	Loan	6851 Veterans Memorial Blvd	Unfunded Obligations Funds	544,670
34	Loan	SSK Ashley Pointe	N/A
35	Loan	Kumho Tires	N/A
36	Loan	Hampton Inn Suites - Natomas	N/A
37	Loan	Holiday Inn Express - Natomas	PIP reserve	2,255,265
38	Loan	Protea Pacific Beach	N/A
39	Loan	SSK Applewood Pointe	N/A
40	Loan	1400 West Benson Boulevard	Pentlarge Tenant Reserve	30,180
41	Loan	ACG Conlon MHC Portfolio II	N/A
41.01	Property	Lake Wylie MHC
41.02	Property	Wylie Overlook MHC
41.03	Property	Mona MHC
41.04	Property	Creekside MHC
42	Loan	Alside Distribution Center	Ground Rent Funds ($4,625); Unfunded Tenant Obligations Reserve Funds ($54,731)	59,356
43	Loan	The Marketplace at Waxahachie	N/A
44	Loan	Greenhill Apartments	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A
45.01	Property	500 E Michigan
45.02	Property	306 E Michigan
46	Loan	SSK Heartland Pointe	N/A
47	Loan	Haven Commerce Center	Unfunded Tenant Obligations Funds	71,229
48	Loan	Hampton Inn Monroe	PIP Reserve: ($627,337.50); Seasonality Reserve: ($24,000)	651,338	Seasonality Reserve Monthly: ($12,000)
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	Ground Rent Reserve: ($13,200); Seasonal Reserve: ($36,712)	49,912	Ground Rent Reserve: Monthly: 1/12 of 1% of annual revenues at the property during the prior calendar year; Seasonality Reserve Monthly: ($12,5000)
50	Loan	Fairfield Inn & Suites Milford	Doors & Locks Reserve ($125,000); Seasonality Reserve ($63,500)	188,500
51	Loan	Cen Tex Self Storage Portfolio	Zoning Insurance Reserve ($62,500)	62,500
51.01	Property	Dripping Springs
51.02	Property	Lockhart
51.03	Property	San Marcos
52	Loan	Comfort Inn Cleveland	PIP Reserve ($38,774)	38,774	5,100
53	Loan	Monroe Building-WI	N/A
54	Loan	Murphy and Hempstead MHC Portfolio	N/A
54.01	Property	Murphy MHC
54.02	Property	Hempstead MHC
55	Loan	Crossroads Town Center II	State of Nevada Rent Reserve ($26,130)	26,130	17,420
56	Loan	Indio Self Storage	N/A
57	Loan	Hulen Shopping Center	N/A
58	Loan	Chicago Multifamily Portfolio	Renovation Reserve	344,570
58.01	Property	5618-5620 S. Dr Martin Luther King Drive
58.02	Property	6558 S. Vernon Avenue
58.03	Property	4750 S. Indiana Avenue
58.04	Property	7840 S. Yates
58.05	Property	2220-2226 E. 75th Street
58.06	Property	2800-2806 E. 81st Street
58.07	Property	1422 E. 68th Street
59	Loan	409 South Center Street	N/A
60	Loan	Pecos Center	USPS Rent Increase Reserve	51,867
61	Loan	Red Roof Inn - Round Rock	N/A
62	Loan	Walgreens - Dallas, TX	N/A
63	Loan	3470 Erie Boulevard East	Free Rent Reserve ($5,700)	5,700	1,025
64	Loan	Belle Chasse Self Storage	Ground Rent Reserve	7,788
65	Loan	Azalea Terrace	Delinquency Reserve	50,000
66	Loan	National Self Storage	N/A
67	Loan	Commonwealth Self Storage	N/A

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap	Ownership Interest(9)(10)	Ground Lease Initial Expiration Date	Ground Lease Extension Options	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance(23)	Cut-off Date Subord. Mortgage Debt Balance(24)	Total Mortgage Debt Cut-off Date LTV Ratio(24)	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield
1	Loan	Save Mart Portfolio	N/A	Fee Simple	N/A	N/A	Hard	Springing	88,000,000	32,000,000	47.0%	1.79	11.7%
1.01	Property	Lucky - San Francisco		Fee Simple	N/A	N/A
1.02	Property	Lucky - San Bruno		Fee Simple	N/A	N/A
1.03	Property	Lucky California - Daly City		Fee Simple	N/A	N/A
1.04	Property	Lucky - San Jose I		Fee Simple	N/A	N/A
1.05	Property	Lucky - San Jose II		Fee Simple	N/A	N/A
1.06	Property	Lucky - San Leandro		Fee Simple	N/A	N/A
1.07	Property	Dick’s Sporting Goods - Folsom		Fee Simple	N/A	N/A
1.08	Property	Lucky - Concord		Fee Simple	N/A	N/A
1.09	Property	FoodMaxx - Antioch		Fee Simple	N/A	N/A
1.10	Property	Lucky - Hollister		Fee Simple	N/A	N/A
1.11	Property	Save Mart - Modesto		Fee Simple	N/A	N/A
1.12	Property	Dick’s Sporting Goods - Salinas		Fee Simple	N/A	N/A
1.13	Property	Save Mart - Clovis		Fee Simple	N/A	N/A
1.14	Property	Save Mart - Grass Valley		Fee Simple	N/A	N/A
1.15	Property	FoodMaxx - Sacramento		Fee Simple	N/A	N/A
1.16	Property	Lucky - Hayward I		Fee Simple	N/A	N/A
1.17	Property	Save Mart - Auburn		Fee Simple	N/A	N/A
1.18	Property	Save Mart - Tracy		Fee Simple	N/A	N/A
1.19	Property	S-Mart - Lodi		Fee Simple	N/A	N/A
1.20	Property	Save Mart - Chico		Fee Simple	N/A	N/A
1.21	Property	Save Mart - Fresno I		Fee Simple	N/A	N/A
1.22	Property	Lucky - San Jose III		Fee Simple	N/A	N/A
1.23	Property	Save Mart - Roseville		Fee Simple	N/A	N/A
1.24	Property	Lucky - Vacaville I		Fee Simple	N/A	N/A
1.25	Property	Save Mart - Elk Grove		Fee Simple	N/A	N/A
1.26	Property	Save Mart - Fresno II		Fee Simple	N/A	N/A
1.27	Property	Lucky - Sand City		Fee Simple	N/A	N/A
1.28	Property	Lucky - Vacaville II		Fee Simple	N/A	N/A
1.29	Property	Lucky - Hayward		Fee Simple	N/A	N/A
1.30	Property	Save Mart - Kingsburg		Fee Simple	N/A	N/A
1.31	Property	Save Mart - Sacramento		Fee Simple	N/A	N/A
1.32	Property	Lucky - Santa Rosa		Fee Simple	N/A	N/A
1.33	Property	Save Mart - Jackson		Fee Simple	N/A	N/A
2	Loan	GM Logistics Center 1	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
3	Loan	Moffett Place Google	N/A	Fee Simple	N/A	N/A	Hard	In Place	145,000,000	N/A	N/A	N/A	N/A
4	Loan	Garden Village	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
5	Loan	Apple Sunnyvale	N/A	Fee Simple	N/A	N/A	Hard	In Place	70,350,000	81,890,000	63.8%	1.79	8.2%
6	Loan	Los Arboles & Canyon Club Apartments	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
6.01	Property	Los Arboles Apartments		Fee Simple	N/A	N/A
6.02	Property	Canyon Club Apartments		Fee Simple	N/A	N/A
7	Loan	75 Broad Street	N/A	Fee Simple	N/A	N/A	Hard	In Place	59,000,000	138,000,000	57.1%	1.58	7.4%
8	Loan	Holiday Inn Austin-Town Lake	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
9	Loan	One West 34th Street	N/A	Fee Simple	N/A	N/A	Hard	Springing	120,000,000	N/A	N/A	N/A	N/A
10	Loan	Baypoint Commerce Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	10,000,000	N/A	N/A	N/A	N/A
11	Loan	Art Van Portfolio	N/A	Fee Simple	N/A	N/A	Hard	In Place	39,250,000	N/A	N/A	N/A	N/A
11.01	Property	Warren Distribution Center		Fee Simple	N/A	N/A
11.02	Property	Comstock Park Retail		Fee Simple	N/A	N/A
11.03	Property	Grand Rapids Retail		Fee Simple	N/A	N/A
11.04	Property	Bloomfield Hills Retail		Fee Simple	N/A	N/A
11.05	Property	Mattress Distribution Center		Fee Simple	N/A	N/A
12	Loan	Fairview Marketplace	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
13	Loan	UniSquare Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
13.01	Property	1156 Grant Street		Fee Simple	N/A	N/A
13.02	Property	1176 Grant Street		Fee Simple	N/A	N/A
13.03	Property	1163 Grant Street		Fee Simple	N/A	N/A
13.04	Property	1179 Grant Street		Fee Simple	N/A	N/A
13.05	Property	888 Wayne Avenue		Fee Simple	N/A	N/A
13.06	Property	1027 Washington Street		Fee Simple	N/A	N/A
13.07	Property	758 Locust Street		Fee Simple	N/A	N/A
13.08	Property	713 School Street		Fee Simple	N/A	N/A
13.09	Property	1150 Grant Street		Fee Simple	N/A	N/A
13.10	Property	1205 Maple Street		Fee Simple	N/A	N/A
13.11	Property	1149 Grant Street		Fee Simple	N/A	N/A
14	Loan	Hilton Woodcliff Lake	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
15	Loan	Redwood Gateway	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
16	Loan	Hampton Inn Savannah Historic District	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
17	Loan	Andrews Manor	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
18	Loan	Wingcrest I & II	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
19	Loan	Atlanta and Anchorage Hotel Portfolio	Seasonality Reserve Funds: $1,000,000	Various	Various	Various	Hard	Springing	94,599,658	N/A	N/A	N/A	N/A
19.01	Property	Hilton Anchorage		Fee Simple	N/A	N/A
19.02	Property	Renaissance Atlanta		Leasehold	6/28/2078	No
20	Loan	Willow Creek Shopping Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
21	Loan	The Plaza at Milford	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
22	Loan	Concorde Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	12,000,000	N/A	N/A	N/A	N/A
22.01	Property	New Territory Randall’s Center		Fee Simple	N/A	N/A
22.02	Property	Pineloch Center		Fee Simple	N/A	N/A
22.03	Property	Bay Area & Highway 3		Fee Simple	N/A	N/A
22.04	Property	Fairfield Country Shops I West		Fee Simple	N/A	N/A
22.05	Property	New Territory Country Shops		Fee Simple	N/A	N/A
22.06	Property	Bay Area & Seawolf		Fee Simple	N/A	N/A
22.07	Property	Conroe Professional Building		Fee Simple	N/A	N/A
23	Loan	Lormax Stern Retail Development – Roseville	N/A	Fee Simple	N/A	N/A	Hard	Springing	12,000,000	N/A	N/A	N/A	N/A
24	Loan	Boston Creek Apartments	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
25	Loan	Sheraton Hotel Greensboro	N/A	Fee Simple	N/A	N/A	Springing	Springing	29,955,115	N/A	N/A	N/A	N/A
26	Loan	Trade Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
27	Loan	Sorenson Communications	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
28	Loan	Ivy Walk	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
29	Loan	Gerber Village	N/A	Fee Simple	N/A	N/A	None	None	N/A	N/A	N/A	N/A	N/A
30	Loan	Sacramento Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Other Reserve Cap	Ownership Interest(9)(10)	Ground Lease Initial Expiration Date	Ground Lease Extension Options	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance(23)	Cut-off Date Subord. Mortgage Debt Balance(24)	Total Mortgage Debt Cut-off Date LTV Ratio(24)	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield
31	Loan	Cortez Commons	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
32	Loan	Hampton Inn Oneonta	342,000	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
33	Loan	6851 Veterans Memorial Blvd	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
34	Loan	SSK Ashley Pointe	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
35	Loan	Kumho Tires	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
36	Loan	Hampton Inn Suites - Natomas	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
37	Loan	Holiday Inn Express - Natomas	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
38	Loan	Protea Pacific Beach	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
39	Loan	SSK Applewood Pointe	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
40	Loan	1400 West Benson Boulevard	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
41	Loan	ACG Conlon MHC Portfolio II	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
41.01	Property	Lake Wylie MHC		Fee Simple	N/A	N/A
41.02	Property	Wylie Overlook MHC		Fee Simple	N/A	N/A
41.03	Property	Mona MHC		Fee Simple	N/A	N/A
41.04	Property	Creekside MHC		Fee Simple	N/A	N/A
42	Loan	Alside Distribution Center	Unfunded Tenant Oblibations Reserve: $300,000	Leasehold	12/31/2095	No	Hard	Springing	N/A	N/A	N/A	N/A	N/A
43	Loan	The Marketplace at Waxahachie	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
44	Loan	Greenhill Apartments	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
45.01	Property	500 E Michigan		Fee Simple	N/A	N/A
45.02	Property	306 E Michigan		Fee Simple	N/A	N/A
46	Loan	SSK Heartland Pointe	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
47	Loan	Haven Commerce Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
48	Loan	Hampton Inn Monroe	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	Seasonal Reserve: $90,000	Leasehold	3/18/2039	Two-29 years extention option and thereafter one-12 years extention option	Hard	Springing	N/A	N/A	N/A	N/A	N/A
50	Loan	Fairfield Inn & Suites Milford	Future PIP Reserve: $876,000; Seasonality Reserve: $63,500	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
51	Loan	Cen Tex Self Storage Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
51.01	Property	Dripping Springs		Fee Simple	N/A	N/A
51.02	Property	Lockhart		Fee Simple	N/A	N/A
51.03	Property	San Marcos		Fee Simple	N/A	N/A
52	Loan	Comfort Inn Cleveland	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
53	Loan	Monroe Building-WI	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
54	Loan	Murphy and Hempstead MHC Portfolio	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
54.01	Property	Murphy MHC		Fee Simple	N/A	N/A
54.02	Property	Hempstead MHC		Fee Simple	N/A	N/A
55	Loan	Crossroads Town Center II	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
56	Loan	Indio Self Storage	N/A	Fee Simple	N/A	N/A	None	None	N/A	N/A	N/A	N/A	N/A
57	Loan	Hulen Shopping Center	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
58	Loan	Chicago Multifamily Portfolio	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive		Fee Simple	N/A	N/A
58.02	Property	6558 S. Vernon Avenue		Fee Simple	N/A	N/A
58.03	Property	4750 S. Indiana Avenue		Fee Simple	N/A	N/A
58.04	Property	7840 S. Yates		Fee Simple	N/A	N/A
58.05	Property	2220-2226 E. 75th Street		Fee Simple	N/A	N/A
58.06	Property	2800-2806 E. 81st Street		Fee Simple	N/A	N/A
58.07	Property	1422 E. 68th Street		Fee Simple	N/A	N/A
59	Loan	409 South Center Street	N/A	Fee Simple	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
60	Loan	Pecos Center	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
61	Loan	Red Roof Inn - Round Rock	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
62	Loan	Walgreens - Dallas, TX	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
63	Loan	3470 Erie Boulevard East	N/A	Fee Simple	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
64	Loan	Belle Chasse Self Storage	N/A	Fee / Leasehold	6/30/2059	8 5-year options	Springing	Springing	N/A	N/A	N/A	N/A	N/A
65	Loan	Azalea Terrace	N/A	Fee Simple	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
66	Loan	National Self Storage	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
67	Loan	Commonwealth Self Storage	N/A	Fee Simple	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Mezzanine Debt Balance(25)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Subordinate Debt Permitted(26)	Future Subordinate Debt Type	Future Subordinate Debt Amount Permitted
1	Loan	Save Mart Portfolio	N/A	N/A	N/A	N/A	Yes	Mezzanine	40,000,000.00
1.01	Property	Lucky - San Francisco
1.02	Property	Lucky - San Bruno
1.03	Property	Lucky California - Daly City
1.04	Property	Lucky - San Jose I
1.05	Property	Lucky - San Jose II
1.06	Property	Lucky - San Leandro
1.07	Property	Dick’s Sporting Goods - Folsom
1.08	Property	Lucky - Concord
1.09	Property	FoodMaxx - Antioch
1.10	Property	Lucky - Hollister
1.11	Property	Save Mart - Modesto
1.12	Property	Dick’s Sporting Goods - Salinas
1.13	Property	Save Mart - Clovis
1.14	Property	Save Mart - Grass Valley
1.15	Property	FoodMaxx - Sacramento
1.16	Property	Lucky - Hayward I
1.17	Property	Save Mart - Auburn
1.18	Property	Save Mart - Tracy
1.19	Property	S-Mart - Lodi
1.20	Property	Save Mart - Chico
1.21	Property	Save Mart - Fresno I
1.22	Property	Lucky - San Jose III
1.23	Property	Save Mart - Roseville
1.24	Property	Lucky - Vacaville I
1.25	Property	Save Mart - Elk Grove
1.26	Property	Save Mart - Fresno II
1.27	Property	Lucky - Sand City
1.28	Property	Lucky - Vacaville II
1.29	Property	Lucky - Hayward
1.30	Property	Save Mart - Kingsburg
1.31	Property	Save Mart - Sacramento
1.32	Property	Lucky - Santa Rosa
1.33	Property	Save Mart - Jackson
2	Loan	GM Logistics Center 1	N/A	N/A	N/A	N/A	No	N/A	N/A
3	Loan	Moffett Place Google	40,000,000	72.3%	1.07	6.9%	No	N/A	N/A
4	Loan	Garden Village	12,000,000	68.3%	1.20	6.9%	No	N/A	N/A
5	Loan	Apple Sunnyvale	46,320,000	79.6%	1.32	6.6%	No	N/A	N/A
6	Loan	Los Arboles & Canyon Club Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A
6.01	Property	Los Arboles Apartments
6.02	Property	Canyon Club Apartments
7	Loan	75 Broad Street	20,000,000	62.0%	1.41	6.8%	No	N/A	N/A
8	Loan	Holiday Inn Austin-Town Lake	N/A	N/A	N/A	N/A	Yes	Mezzanine	The Combined Loan-to-Value Ratio will not be greater than 70% and the Combined Debt Service Coverage Ratio will not be less than 1.40x
9	Loan	One West 34th Street	N/A	N/A	N/A	N/A	No	N/A	N/A
10	Loan	Baypoint Commerce Center	N/A	N/A	N/A	N/A	No	N/A	N/A
11	Loan	Art Van Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
11.01	Property	Warren Distribution Center
11.02	Property	Comstock Park Retail
11.03	Property	Grand Rapids Retail
11.04	Property	Bloomfield Hills Retail
11.05	Property	Mattress Distribution Center
12	Loan	Fairview Marketplace	N/A	N/A	N/A	N/A	No	N/A	N/A
13	Loan	UniSquare Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
13.01	Property	1156 Grant Street
13.02	Property	1176 Grant Street
13.03	Property	1163 Grant Street
13.04	Property	1179 Grant Street
13.05	Property	888 Wayne Avenue
13.06	Property	1027 Washington Street
13.07	Property	758 Locust Street
13.08	Property	713 School Street
13.09	Property	1150 Grant Street
13.10	Property	1205 Maple Street
13.11	Property	1149 Grant Street
14	Loan	Hilton Woodcliff Lake	N/A	N/A	N/A	N/A	No	N/A	N/A
15	Loan	Redwood Gateway	N/A	N/A	N/A	N/A	Yes	Mezzanine	N/A
16	Loan	Hampton Inn Savannah Historic District	N/A	N/A	N/A	N/A	No	N/A	N/A
17	Loan	Andrews Manor	N/A	N/A	N/A	N/A	No	N/A	N/A
18	Loan	Wingcrest I & II	N/A	N/A	N/A	N/A	Yes	Mezzanine	The subordinate mezzanine loan amount, together with the original loan amount, is subject to (i) an aggregate LTV ratio no greater than 66.0%; (ii) an aggregate DSCR based on the TTM period equal to or greater than 1.60x; and (iii) an aggregate NOI DY equal to or greater than 10.0%
19	Loan	Atlanta and Anchorage Hotel Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
19.01	Property	Hilton Anchorage
19.02	Property	Renaissance Atlanta
20	Loan	Willow Creek Shopping Center	N/A	N/A	N/A	N/A	No	N/A	N/A
21	Loan	The Plaza at Milford	N/A	N/A	N/A	N/A	No	N/A	N/A
22	Loan	Concorde Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
22.01	Property	New Territory Randall’s Center
22.02	Property	Pineloch Center
22.03	Property	Bay Area & Highway 3
22.04	Property	Fairfield Country Shops I West
22.05	Property	New Territory Country Shops
22.06	Property	Bay Area & Seawolf
22.07	Property	Conroe Professional Building
23	Loan	Lormax Stern Retail Development – Roseville	N/A	N/A	N/A	N/A	No	N/A	N/A
24	Loan	Boston Creek Apartments	N/A	N/A	N/A	N/A	Yes	Mezzanine	N/A
25	Loan	Sheraton Hotel Greensboro	N/A	N/A	N/A	N/A	No	N/A	N/A
26	Loan	Trade Center	N/A	N/A	N/A	N/A	No	N/A	N/A
27	Loan	Sorenson Communications	N/A	N/A	N/A	N/A	Yes	Mezzanine	The subordinate mezzanine loan amount, together with the original loan amount, is subject to (i) an aggregate LTV ratio no greater than 57.0%; (ii) an aggregate DSCR based on the TTM period equal to or greater than 1.80x; and (iii) an aggregate NOI DY equal to or greater than 11.0%
28	Loan	Ivy Walk	N/A	N/A	N/A	N/A	No	N/A	N/A
29	Loan	Gerber Village	N/A	N/A	N/A	N/A	No	N/A	N/A
30	Loan	Sacramento Center	N/A	N/A	N/A	N/A	No	N/A	N/A

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Mezzanine Debt Balance(25)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Subordinate Debt Permitted(26)	Future Subordinate Debt Type	Future Subordinate Debt Amount Permitted
31	Loan	Cortez Commons	N/A	N/A	N/A	N/A	No	N/A	N/A
32	Loan	Hampton Inn Oneonta	N/A	N/A	N/A	N/A	No	N/A	N/A
33	Loan	6851 Veterans Memorial Blvd	N/A	N/A	N/A	N/A	No	N/A	N/A
34	Loan	SSK Ashley Pointe	N/A	N/A	N/A	N/A	No	N/A	N/A
35	Loan	Kumho Tires	N/A	N/A	N/A	N/A	No	N/A	N/A
36	Loan	Hampton Inn Suites - Natomas	N/A	N/A	N/A	N/A	No	N/A	N/A
37	Loan	Holiday Inn Express - Natomas	N/A	N/A	N/A	N/A	No	N/A	N/A
38	Loan	Protea Pacific Beach	N/A	N/A	N/A	N/A	No	N/A	N/A
39	Loan	SSK Applewood Pointe	N/A	N/A	N/A	N/A	No	N/A	N/A
40	Loan	1400 West Benson Boulevard	N/A	N/A	N/A	N/A	No	N/A	N/A
41	Loan	ACG Conlon MHC Portfolio II	N/A	N/A	N/A	N/A	No	N/A	N/A
41.01	Property	Lake Wylie MHC
41.02	Property	Wylie Overlook MHC
41.03	Property	Mona MHC
41.04	Property	Creekside MHC
42	Loan	Alside Distribution Center	N/A	N/A	N/A	N/A	No	N/A	N/A
43	Loan	The Marketplace at Waxahachie	N/A	N/A	N/A	N/A	No	N/A	N/A
44	Loan	Greenhill Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A
45	Loan	Urbana Champaign Multifamily Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
45.01	Property	500 E Michigan
45.02	Property	306 E Michigan
46	Loan	SSK Heartland Pointe	N/A	N/A	N/A	N/A	No	N/A	N/A
47	Loan	Haven Commerce Center	N/A	N/A	N/A	N/A	No	N/A	N/A
48	Loan	Hampton Inn Monroe	N/A	N/A	N/A	N/A	No	N/A	N/A
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	N/A	N/A	N/A	N/A	No	N/A	N/A
50	Loan	Fairfield Inn & Suites Milford	N/A	N/A	N/A	N/A	Yes	Mezzanine	Max combined LTV Ratio of 70.0%; Minimum combined Debt Service Coverage Ratio of 1.35x
51	Loan	Cen Tex Self Storage Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
51.01	Property	Dripping Springs
51.02	Property	Lockhart
51.03	Property	San Marcos
52	Loan	Comfort Inn Cleveland	N/A	N/A	N/A	N/A	No	N/A	N/A
53	Loan	Monroe Building-WI	N/A	N/A	N/A	N/A	No	N/A	N/A
54	Loan	Murphy and Hempstead MHC Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
54.01	Property	Murphy MHC
54.02	Property	Hempstead MHC
55	Loan	Crossroads Town Center II	N/A	N/A	N/A	N/A	No	N/A	N/A
56	Loan	Indio Self Storage	N/A	N/A	N/A	N/A	No	N/A	N/A
57	Loan	Hulen Shopping Center	N/A	N/A	N/A	N/A	No	N/A	N/A
58	Loan	Chicago Multifamily Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A
58.01	Property	5618-5620 S. Dr Martin Luther King Drive
58.02	Property	6558 S. Vernon Avenue
58.03	Property	4750 S. Indiana Avenue
58.04	Property	7840 S. Yates
58.05	Property	2220-2226 E. 75th Street
58.06	Property	2800-2806 E. 81st Street
58.07	Property	1422 E. 68th Street
59	Loan	409 South Center Street	N/A	N/A	N/A	N/A	No	N/A	N/A
60	Loan	Pecos Center	N/A	N/A	N/A	N/A	No	N/A	N/A
61	Loan	Red Roof Inn - Round Rock	N/A	N/A	N/A	N/A	No	N/A	N/A
62	Loan	Walgreens - Dallas, TX	N/A	N/A	N/A	N/A	No	N/A	N/A
63	Loan	3470 Erie Boulevard East	N/A	N/A	N/A	N/A	No	N/A	N/A
64	Loan	Belle Chasse Self Storage	N/A	N/A	N/A	N/A	No	N/A	N/A
65	Loan	Azalea Terrace	N/A	N/A	N/A	N/A	No	N/A	N/A
66	Loan	National Self Storage	N/A	N/A	N/A	N/A	No	N/A	N/A
67	Loan	Commonwealth Self Storage	N/A	N/A	N/A	N/A	No	N/A	N/A

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor(28)	Affiliated Sponsors
1	Loan	Save Mart Portfolio	Standiford Partners, LLC	Standiford Partners, LLC	No
1.01	Property	Lucky - San Francisco
1.02	Property	Lucky - San Bruno
1.03	Property	Lucky California - Daly City
1.04	Property	Lucky - San Jose I
1.05	Property	Lucky - San Jose II
1.06	Property	Lucky - San Leandro
1.07	Property	Dick’s Sporting Goods - Folsom
1.08	Property	Lucky - Concord
1.09	Property	FoodMaxx - Antioch
1.10	Property	Lucky - Hollister
1.11	Property	Save Mart - Modesto
1.12	Property	Dick’s Sporting Goods - Salinas
1.13	Property	Save Mart - Clovis
1.14	Property	Save Mart - Grass Valley
1.15	Property	FoodMaxx - Sacramento
1.16	Property	Lucky - Hayward I
1.17	Property	Save Mart - Auburn
1.18	Property	Save Mart - Tracy
1.19	Property	S-Mart - Lodi
1.20	Property	Save Mart - Chico
1.21	Property	Save Mart - Fresno I
1.22	Property	Lucky - San Jose III
1.23	Property	Save Mart - Roseville
1.24	Property	Lucky - Vacaville I
1.25	Property	Save Mart - Elk Grove
1.26	Property	Save Mart - Fresno II
1.27	Property	Lucky - Sand City
1.28	Property	Lucky - Vacaville II
1.29	Property	Lucky - Hayward
1.30	Property	Save Mart - Kingsburg
1.31	Property	Save Mart - Sacramento
1.32	Property	Lucky - Santa Rosa
1.33	Property	Save Mart - Jackson
2	Loan	GM Logistics Center 1	Nathaniel Hagedorn	Nathaniel Hagedorn	No
3	Loan	Moffett Place Google	Joseph K. Paul A/K/A Jay Paul	Joseph K. Paul (A/K/A Jay Paul); Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended And Restated On March 19, 2010 And As Further Amended From Time To Time; Paul Guarantor LLC	No
4	Loan	Garden Village	RAD Urban	Randall Miller; Anthony Levandowski	No
5	Loan	Apple Sunnyvale	David Edelstein	David Edelstein	No
6	Loan	Los Arboles & Canyon Club Apartments	Martin H. Mosier	Martin H. Mosier	No
6.01	Property	Los Arboles Apartments
6.02	Property	Canyon Club Apartments
7	Loan	75 Broad Street	Joseph Jerome	Joseph Jerome	No
8	Loan	Holiday Inn Austin-Town Lake	Pacifica Hosts, Inc.	Pacifica Hosts, Inc.	No
9	Loan	One West 34th Street	Lloyd Goldman; Stanley Chera	Lloyd Goldman; Stanley Chera	No
10	Loan	Baypoint Commerce Center	Jeffrey J. Feil	Jeffrey J. Feil	Yes - B
11	Loan	Art Van Portfolio	LCN Capital Partners, L.P.	LCN North American Fund II REIT	No
11.01	Property	Warren Distribution Center
11.02	Property	Comstock Park Retail
11.03	Property	Grand Rapids Retail
11.04	Property	Bloomfield Hills Retail
11.05	Property	Mattress Distribution Center
12	Loan	Fairview Marketplace	E. Stanley Kroenke; R. Otto Maly; Michael D. Decker	E. Stanley Kroenke; R. Otto Maly; Michael D. Decker	No
13	Loan	UniSquare Portfolio	William R. Beck	William R. Beck	No
13.01	Property	1156 Grant Street
13.02	Property	1176 Grant Street
13.03	Property	1163 Grant Street
13.04	Property	1179 Grant Street
13.05	Property	888 Wayne Avenue
13.06	Property	1027 Washington Street
13.07	Property	758 Locust Street
13.08	Property	713 School Street
13.09	Property	1150 Grant Street
13.10	Property	1205 Maple Street
13.11	Property	1149 Grant Street
14	Loan	Hilton Woodcliff Lake	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC	Yes - A
15	Loan	Redwood Gateway	Wayne Cheng; The Cheng Family Trust u/t/d December 21, 2001	Wayne Cheng; The Cheng Family Trust u/t/d December 21, 2001	No
16	Loan	Hampton Inn Savannah Historic District	Robert C. Bush; Thomas P. Prince; Mark V. Smith	Robert C. Bush; Thomas P. Prince; Mark V. Smith	No
17	Loan	Andrews Manor	Seung Chong Brian Kim	Seung Chong Brian Kim	No
18	Loan	Wingcrest I & II	Matthew J. Felton	Matthew J. Felton	Yes - C
19	Loan	Atlanta and Anchorage Hotel Portfolio	Columbia Sussex Corporation; CSC Holdings, LLC	Columbia Sussex Corporation; CSC Holdings, LLC	Yes - A
19.01	Property	Hilton Anchorage
19.02	Property	Renaissance Atlanta
20	Loan	Willow Creek Shopping Center	Carl E. Best; The Carl and Janet Best Trust	Carl E. Best; The Carl and Janet Best Trust	No
21	Loan	The Plaza at Milford	Angela Tsionas; Georgia Halakos	Angela Tsionas; Georgia Halakos	No
22	Loan	Concorde Portfolio	Alan Hassenflu	Alan Hassenflu	No
22.01	Property	New Territory Randall’s Center
22.02	Property	Pineloch Center
22.03	Property	Bay Area & Highway 3
22.04	Property	Fairfield Country Shops I West
22.05	Property	New Territory Country Shops
22.06	Property	Bay Area & Seawolf
22.07	Property	Conroe Professional Building
23	Loan	Lormax Stern Retail Development – Roseville	Christopher G. Brochert; Daniel L. Stern	Christopher G. Brochert; Daniel L. Stern	No
24	Loan	Boston Creek Apartments	Manuel Gliksberg	Manuel Gliksberg	No
25	Loan	Sheraton Hotel Greensboro	Koury Corporation	Koury Corporation	No
26	Loan	Trade Center	Robert E. Carter; Steven D. Ludwig; Bruce A. Walker	Robert E. Carter; Steven D. Ludwig; Bruce A. Walker	No
27	Loan	Sorenson Communications	Matthew J. Felton	Matthew J. Felton	Yes - C
28	Loan	Ivy Walk	Ponnambalam Muthiah	Ponnambalam Muthiah	No
29	Loan	Gerber Village	Amy Stevens; David Weinstein	Amy Stevens; David Weinstein	No
30	Loan	Sacramento Center	Rebecca J. Pelino; Stephen A. Bannister	Rebecca J. Pelino; Stephen A. Bannister	No

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Sponsor	Guarantor(28)	Affiliated Sponsors
31	Loan	Cortez Commons	Richard J. Brunelli	Richard J. Brunelli	No
32	Loan	Hampton Inn Oneonta	David A. Lubin; Thomas Milnes	David A. Lubin; Thomas Milnes	No
33	Loan	6851 Veterans Memorial Blvd	Jeffrey J. Feil	Jeffrey J. Feil	Yes - B
34	Loan	SSK Ashley Pointe	Kurtis P. Keeney; Nathan G. Smith	Kurtis P. Keeney; Nathan G. Smith	Yes - D
35	Loan	Kumho Tires	Kumho Tire U.S.A., Inc.	Kumho Tire U.S.A., Inc.	No
36	Loan	Hampton Inn Suites - Natomas	Daryl Geweke	Daryl Geweke	Yes - E
37	Loan	Holiday Inn Express - Natomas	Daryl Geweke	Daryl Geweke	Yes - E
38	Loan	Protea Pacific Beach	Jeffrey S. Essakow; Yehudi Gaffen	Jeffrey S. Essakow; Yehudi Gaffen	No
39	Loan	SSK Applewood Pointe	Kurtis P. Keeney; Nathan G. Smith	Kurtis P. Keeney; Nathan G. Smith	Yes - D
40	Loan	1400 West Benson Boulevard	Akhiok-Kaguyak, Inc.	Akhiok-Kaguyak, Inc.	No
41	Loan	ACG Conlon MHC Portfolio II	Michael Conlon	Michael Conlon	No
41.01	Property	Lake Wylie MHC
41.02	Property	Wylie Overlook MHC
41.03	Property	Mona MHC
41.04	Property	Creekside MHC
42	Loan	Alside Distribution Center	Edward P. Zinman; Samuel W. Linhart	Edward P. Zinman; Samuel W. Linhart	No
43	Loan	The Marketplace at Waxahachie	Tri-State Commercial Associates	Tri-State Commercial Associates	No
44	Loan	Greenhill Apartments	Frank Tropea III; R. Clayton Emory; Davis Emory	Frank Tropea III; R. Clayton Emory; Davis Emory	No
45	Loan	Urbana Champaign Multifamily Portfolio	Erwin Goldfarb	Erwin Goldfarb	No
45.01	Property	500 E Michigan
45.02	Property	306 E Michigan
46	Loan	SSK Heartland Pointe	Kurtis P. Keeney; Nathan G. Smith	Kurtis P. Keeney; Nathan G. Smith	Yes - D
47	Loan	Haven Commerce Center	Jeffery C. Dohrman	Jeffery C. Dohrman	No
48	Loan	Hampton Inn Monroe	Dilipkumar Patel; Kanaiyalal Patel; Krushnakumar Patel	Dilipkumar Patel; Kanaiyalal Patel; Krushnakumar Patel	No
49	Loan	La Quinta Inns & Suites Harrisburg Hershey	Aron Magia	Aron Magia	No
50	Loan	Fairfield Inn & Suites Milford	Dilip Gandhi	Dilip Gandhi	No
51	Loan	Cen Tex Self Storage Portfolio	Robert D. Benson; Carlos Saenz as trustee of the Carlos and Janice Saenz Family Trust Dated May 1, 1996	Robert D. Benson; Carlos Saenz as trustee of the Carlos and Janice Saenz Family Trust Dated May 1, 1996	No
51.01	Property	Dripping Springs
51.02	Property	Lockhart
51.03	Property	San Marcos
52	Loan	Comfort Inn Cleveland	Chetankumar D. Patel; Sunitabahen N. Patel	Chetankumar D. Patel; Sunitabahen N. Patel	No
53	Loan	Monroe Building-WI	Joel S. Lee	Joel S. Lee	No
54	Loan	Murphy and Hempstead MHC Portfolio	Richard R. Nelson III; John C. Duffie	Richard R. Nelson III; John C. Duffie	No
54.01	Property	Murphy MHC
54.02	Property	Hempstead MHC
55	Loan	Crossroads Town Center II	Louis Silverman; Jason Behfarin	Jason Behfarin; Louis Silverman	No
56	Loan	Indio Self Storage	Andrew Marc Kaplan	Andrew Marc Kaplan	No
57	Loan	Hulen Shopping Center	Mohsen Ghamsari; Roya Rahmani	Mohsen Ghamsari; Roya Rahmani	No
58	Loan	Chicago Multifamily Portfolio	Jerome H. Cohen	Jerome H. Cohen	No
58.01	Property	5618-5620 S. Dr Martin Luther King Drive
58.02	Property	6558 S. Vernon Avenue
58.03	Property	4750 S. Indiana Avenue
58.04	Property	7840 S. Yates
58.05	Property	2220-2226 E. 75th Street
58.06	Property	2800-2806 E. 81st Street
58.07	Property	1422 E. 68th Street
59	Loan	409 South Center Street	Richard A. Shapack; Scott J. Marcus	Richard A. Shapack; Scott J. Marcus	No
60	Loan	Pecos Center	Jeff Schneider	Jeff Schneider; Jeffrey Schneider, as Trustee of the J&D Schneider Family Trust dated August 20, 2005	No
61	Loan	Red Roof Inn - Round Rock	Navinbhai R. Patel; Meena N. Patel	Navinbhai R. Patel; Meena N. Patel	No
62	Loan	Walgreens - Dallas, TX	Fredric C. Slater; Robert E. Slater	Fredric C. Slater; Robert E. Slater	No
63	Loan	3470 Erie Boulevard East	Donald J. Brang	Donald J. Brang	No
64	Loan	Belle Chasse Self Storage	1700 LLC	1700 LLC	No
65	Loan	Azalea Terrace	Moshe Florans	Moshe Florans	No
66	Loan	National Self Storage	Robert H. Schoff; The Robert H. Schoff Revocable Trust	Robert H. Schoff; The Robert H. Schoff Revocable Trust	No
67	Loan	Commonwealth Self Storage	John Lindsey; Alan Lindsey	John Lindsey; Alan Lindsey	No

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UBS 2017-C1
Footnotes to Annex A-1

(1)	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Rialto Mortgage Finance, LLC (“RMF”), Natixis Real Estate Capital LLC (“Natixis”), Wells Fargo Bank, National Association (“WFB”), Société Générale (“SG”), CIBC Inc. (“CIBC”), Citigroup Global Markets Realty Corp. (“Citi”), German American Capital Corporation (“DB”), Goldman Sachs Mortgage Company (“GS”), Barclays Bank PLC (“Barclays”)

(2)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(4)	Loan No. 1 – Save Mart Portfolio - The Original Balance and Cut-off Date Balance of $50.0 million represents the non-controlling Note A-1 of a $170.0 million whole loan evidenced by six pari passu notes and a subordinate companion loan. The related pari passu companion loans have an aggregate original principal balance of $88.0 million and are evidenced by five non-controlling notes (Note A-2, Note A-3, Note A-4, Note A-5, and Note A-6). Note A-2, Note A-3, Note A-4, Note A-5, and Note A-6 are expected to be contributed to one or more future securitizations. The controlling subordinate companion loan (Note B) has been sold to an unaffiliated third party investor.

Loan No. 3 – Moffett Place Google - The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-2 of a $185.0 million whole loan evidenced by six pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $145.0 million and are evidenced by one controlling note (Note A-1) and four non-controlling notes (Note A-3, Note A-4, Note A-5, and Note A-6). Note A-1 and Note A-3 were contributed to the CD 2017-CD3 mortgage trust. Note A-4, Note A-5, and Note A-6 were contributed to the CD 2017-CD4 mortgage trust.

Loan No. 5 – Apple Sunnyvale – The Original Balance and Cut-Off Balance of $34.0 million represents the non-controlling Note A-2 of a $186.24 million whole loan evidenced by two pari passu notes and one subordinate companion loan. The related pari passu companion loan has an original principal balance of $70.35 million and is evidenced by one non-controlling note (Note A-1). Note A-1 is expected to be contributed to one or more future securitizations. The controlling subordinate companion loan (Note B) has been sold to an unaffiliated third party investor.

Loan No. 7 – 75 Broad Street – The Original Balance and Cut-Off Balance of $33.0 million represents the non-controlling Note A-A-2 of a $230.0 million whole loan evidenced by two pari passu notes, one senior subordinate companion loan and one subordinate companion loan. The related pari passu companion loan has an original principal balance of $59.0 million and is evidenced by one non-controlling note (Note A-A-1). The non-controlling senior subordinate companion loan (Note A-B) is subordinated in right of payment to Note A-A-1 and Note A-A-2 but senior to Note B. The Note A-A-1 and subordinate Note A- B are expected to be contributed to the NCMS 2017-75B mortgage trust. The controlling subordinate companion loan (Note B) is currently held by Natixis Real Estate Capital, LLC and will be sold to an unaffiliated third party investor

Loan No. 9 - One West 34th Street – The Original Balance and Cut-Off Balance of $30,000,000 represents the non-controlling Note A-2 of a $150.0 million whole loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $120.0 million and are evidenced by one controlling note (Note A-1) and two non-controlling notes (Note A-3-1 and Note A-3-2). Note A-1 was contributed to the BANK 2017-BNK4 mortgage trust, Note A-3-1 is expected to be contributed to the GSMS 2017-GS6 mortgage trust and Note A-3-2 is expected to be contributed to one or more future securitizations.

Loan No. 10 – Baypoint Commerce Center – The Original Balance and Cut-off Date Balance of $30.0 million represents the controlling note (Note A-2) and two non-controlling notes (Note A-3 and Note A-4) of a $40.0 million

A-1-27

whole loan evidenced by four pari passu notes. The related pari passu companion loan has an aggregate original principal balance of $10.0 million and is evidenced by one non-controlling note (Note A-1). Note A-1 is expected to be contributed to the CFCRE 2017-C8 mortgage trust.

Loan No. 11 – Art Van Portfolio – The Original Balance and Cut-off Date Balance of $29.5 million represents one controlling note (Note A-1) of a $68.75 million whole loan evidenced by five pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $39.25 million and are evidenced by four non-controlling notes (Note A-2, Note A-3, Note A-4, and Note A-5). Note A-2 and Note A-3 are expected to be contributed to the CFCRE 2017-C8 mortgage trust. Note A-4 and Note A-5 were contributed to the WFCM 2017-RB1 mortgage trust.

Loan No. 19 – Atlanta and Anchorage Hotel Portfolio – The Original Balance of $20.0 million and Cut-off Date Balance of approximately $19.9 million represents the non-controlling Note A-1-A-2 and the non-controlling Note A-1-B of a whole loan with an Original Balance of $115.0 million which is evidenced by six pari passu notes (the “Atlanta and Anchorage Hotel Portfolio Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $95.0 million and are evidenced by controlling Note A-1-A-1 and three non-controlling notes (Note A-2, Note A-3-A, and Note A-3-B). Note A-2 was contributed to the CGCMT 2017-P7 mortgage trust. Note A-1-A-1 is expected to be contributed to the CFCRE 2017-C8 mortgage trust. Note A-3-A and Note A-3-B are expected to be contributed to one or more future securitizations.

Loan No. 22 – Concorde Portfolio – The Original Balance and Cut-off Date Balance of $18.0 million represents the controlling note (Note A-1) of a $30.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $12.0 million and is evidenced one non-controlling note (Note A-2). Note A-2 is expected to be contributed to one or more future securitizations.

Loan No. 23 – Lormax Stern Retail Development – Roseville - The Original Balance and Cut-off Date Balance of $18.0 million represents one controlling note (Note A-1) of a $30.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an aggregate original principal balance of $12.0 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is expected to be contributed to one or more future securitizations.

Loan No. 25 – Sheraton Hotel Greensboro – The Original Balance of $15,000,000 and Cut-Off Balance of $14,977,558 represents the non-controlling Note A-2 of a $45.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $30.0 million and is evidenced by one controlling note (Note A-1). Note A-1 is expected to be contributed to one or more future securitizations.

(5)	Loan No. 1 – Save Mart Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – Moffett Place Google – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Apple Sunnyvale – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – 75 Broad Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 9 - One West 34th Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

A-1-28

Loan No. 10 – Baypoint Commerce Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 11– Art Van Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 19 - Atlanta and Anchorage Hotel Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF (SF/Units/Rooms/Pads) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 22 – Concorde Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 23 – Lormax Stern Retail Development – Roseville - The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 25 – Sheraton Hotel Greensboro – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(6)	Loan No. 3 – Moffett Place Google - Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the mortgage loan is based on the value of $311.0 million, which assumes the “As-Stabilized” appraised value as of March 1, 2018. The Cut-off Date LTV Ratio based on the $272.5 million “As-Is” appraised value is 67.9%.

Loan No. 13 – UniSquare Portfolio – The current “As-Is” value dated February 7, 2012 is $33,750,000 and is the appraiser’s final portfolio value conclusion, which is rounded to the nearest $50,000. The “As-Is” property level values sum to $33,760,000 before rounding.

Loan No. 21 – The Plaza at Milford – The Mortgaged Property’s Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the mortgage loan balance net of a holdback reserve in the amount of $3,325,596. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD calculated on the entire mortgage loan balance is 57.7% and 57.7%, respectively.

(7)	Loan No. 1 - Save Mart Portfolio – The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, that if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018.

Loan No. 3 – Moffett Place Google - The lockout period for defeasance will be at least 29 payment dates beginning with and including the first payment date of February 6, 2017. Prepayment of the full $40.0 million Moffett Place Google Whole Loan is permitted on or after the 29 months after the first payment date of the entire loan.

Loan No. 5 – Apple Sunnyvale – The lockout period for defeasance and yield maintenance premium will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Prepayment in full or in part of the $104.35 million Apple Sunnyvale Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be

A-1-29

securitized, and (ii) February 16, 2020. The assumed lockout period of 27 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 9 – One West 34th Street – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Prepayment of the full $150.0 million One West 34th Street Whole Loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) the third anniversary of the origination date. For the purposes of this prospectus, the assumed lockout period of 26 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 10 – Baypoint Commerce Center – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Prepayment of the full $30.0 million Baypoint Commerce Center Whole Loan is permitted on or after the 26 months after the first payment date of the entire loan.

Loan No. 11 – Art Van Portfolio – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Prepayment of the full $68.75 million Art Van Portfolio Whole Loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) April 6, 2020. The assumed lockout period of 27 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 19 – Atlanta and Anchorage Hotel Portfolio - The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Prepayment of the full $115.0 million Atlanta and Anchorage Hotel Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) April 6, 2020 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 22 – Concorde Portfolio – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of April 1, 2017. Prepayment of the full $30.0 million Concorde Portfolio Whole Loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) March 1, 2021. The assumed lockout period of 27 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 23 – Lormax Stern Retail Development – Roseville – The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of July 6, 2017. Prepayment of the full $30.0 million Lormax Stern Retail Development – Roseville Whole Loan is permitted on or after the 24 months after the first payment date of the entire loan. The assumed lockout period of 24 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

Loan No. 25 – Sheraton Hotel Greensboro – The lockout period will be at least 25 payment dates beginning with and including the first payment date of May 1, 2017. Prepayment of the full $45.0 million Sheraton Hotel Whole Loan is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) the fourth anniversary of the monthly payment date following the origination date . The assumed lockout period of 25 months is based on the expected UBS 2017-C1 securitization closing date in June 2017. The actual lockout period may be longer.

(8)	Loan No. 1 – Save Mart Portfolio - The Borrower will be required to prepay an amount equal to the greater of (a) Release Percentage of the allocated loan amount for such Mortgaged Property and (b) 85% of the net sales proceeds for such Mortgaged Property. The Release Percentage will be (i) for the initial 25%, 125% of the applicable allocated loan amount, and (ii) for the remaining 75%, 115% of the applicable allocated loan amount.

Loan No. 5 – Apple Sunnyvale – After the lockout period, the borrower may prepay all or any portion of the Apple Sunnyvale Whole Loan on any date upon at least 30 days’ prior written notice to the administrative agent and if prior to the first day of the Open Prepayment Period, payment of the Yield Maintenance Premium and or Defeasance applicable thereto.

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Loan No. 7 – 75 Broad Street – In the event of any repayment, partial prepayment or defeasance of the 75 Broad Street Mezzanine Loan in accordance with the terms of the applicable 75 Broad Street Mezzanine Loan documents, the borrower will not be required to prepay or defease a portion of the Whole Loan that occurs prior to the payment date occurring in April 2025, so long as (i) no event of default under the Whole Loan documents has occurred and is continuing, (ii) the Whole Loan LTV at the time of such prepayment or defeasance is not greater than 57.2%, and (iii) the Whole Loan UW debt service coverage ratio at the time of such prepayment or defeasance is at least 1.51x; provided that if the Whole Loan LTV is greater than 57.2% or the Whole Loan UW debt service coverage ratio is less than 1.51x, the borrower may partially defease a portion of the outstanding principal balance of the Whole Loan hereof to a level such that the Whole Loan LTV is equal to or less than 57.2% and the Whole Loan UW debt service coverage ratio is at least 1.51x.

Loan No. 11 – Art Van Portfolio – The borrower may obtain a release of any of the Art Van Portfolio Mortgaged Properties except the Warren Distribution Center property, upon prepayment by defeasance of a portion of the Art Van Portfolio Mortgage Loan equal to the greater of 115% of the allocated loan amount as long as (i) no event of default exists, (ii) the LTV is no greater than 68.2% or LTV prior to release, (iii) the DSCR is no less than the greater of 1.47x and the DSCR prior to release and (iv) the debt yield is no less than the greater of 9.4% and the debt yield prior to release.

Loan No. 12 - Fairview Marketplace - The borrower may obtain the free release of a certain vacant lot (identified in the loan documents), subject to, among other things, such release parcel is properly subdivided and a separate tax parcel from the remaining Mortgaged Property. No value was assigned to the release parcel in the appraisal.

Loan No. 58 – Chicago Multifamily Portfolio – One of the seven properties, 2800-2806 E. 81st Street, is legal non-conforming on account of the use. Following a casualty or condemnation that results in the inability to restore the 2800-2806 E. 81st Street property to its current use, the borrower must partially prepay the loan in an amount that is the greater of (1) 115% of the allocated loan amount with respect to the property being released and (2) an amount as determined with respect to the remaining properties and the principal balance of the undefeased note where the DSCR, debt yield and LTV all satisfy the conditions set forth in the loan agreement, and must receive a partial release of the property from the lien of the mortgage.

Loan No. 41 - ACG Conlon MHC Portfolio II – The borrower will have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of the portion of the property designated as the utility parcel subject to the satisfaction of certain conditions, including (i) the borrower makes a partial defeasance payment in an amount equal to the applicable release price; (ii) no default or event of default has occurred and is continuing; (iii) the DSCR after the release will not be less than the greater of (a) 1.79x, and (b) the DSCR based on trailing 12 month period immediately before the release; and (iv) LTV will not be greater than the lesser of (a) 58.3%, and (b) the LTV immediately before the release. The loan documents do not set forth an allocated loan amount or a release price for this parcel. The loan documents provide that such release will be at the sole discretion of the lender and the lender will determine the appropriate release price at the time the release is requested.

Loan No. 54 - Murphy and Hempstead MHC Portfolio – The borrower will have the right at any time after the permitted release date and prior to the open period to obtain the release of an individual property subject to the satisfaction of certain conditions, including (i) the borrowers pay a release price in the amount equal to 125% of the allocated loan amount for such property; (ii) no default or event of default has occurred and is continuing; (iii) DSCR after the release will not be less than the greater of (a) 1.60x, and (b) the DSCR based on trailing 12 month period immediately before the release; (iv) the LTV will not be greater than the lesser of (a) 56.8%, and (b) the LTV immediately before the release.

(9)	Loan No. 2 – GM Logistics Center 1 - The Mortgage Loan consists of both the fee and leasehold interests in the GM Logistics Center 1 Property. The GM Logistics Center 1 Property is subject to a ground lease with the City of Wentzville for a 10-year term, expiring on December 31, 2026. The sponsor purchased the land on April 22, 2016 from the City of Wentzville. Following the purchase in exchange for the benefits of the PILOT program, the sponsor deeded back the land to the City of Wentzville on June 2, 2016 for no monetary consideration. As a result, the City of Wentzville has record title to the land and leases the land back to the sponsor. The ground lease may be collapsed at any time, reverting the leasehold interest to a fee simple interest, if the sponsor chooses to forgo the PILOT program. The sponsor cannot collapse the structure without lender consent. Moreover, the City of Wentzville agreed that a termination of the PILOT program without the lender’s consent would be void. The ground lease contains standard notice and cure rights so that the lender may maintain the tax benefits in the event of a default or termination of the ground lease.

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Loan No. 36 - Hampton Inn Suites - Natomas – The Mortgage Loan is secured by the borrower’s leasehold interest and the related ground lessor’s fee interest in the mortgaged property.

Loan No. 37 - Holiday Inn Express - Natomas – The Mortgage Loan is secured by the borrower’s leasehold interest and the related ground lessor’s fee interest in the mortgaged property.

(10)	Loan No. 19 - Atlanta and Anchorage Hotel Portfolio – The Renaissance Atlanta property is subject to a 90-year ground lease with the City of Atlanta which expires on June 28, 2078, with no renewal options remaining. The annual fixed ground rent is $145,249. In addition, the ground lease requires the related borrower to pay to the ground lessor, as additional rent, on a quarterly basis one and one-half percent (1.5%) of the gross room revenues from the mortgaged property.

Loan No. 36 - Hampton Inn Suites - Natomas – The Mortgage Loan is subject to a ground lease that has an expiration date of December 14, 2034.

Loan No. 37 - Holiday Inn Express - Natomas – The Mortgage Loan is subject to a ground lease that has an expiration date of December 14, 2034.

Loan No. 42 – Alside Distribution Center – The Alside Distribution Center Mortgaged Property is subject to a ground lease with Associated Materials, Inc., a related entity to the single tenant of the Alside Distribution Center Mortgaged Property, with an expiration date in 2095. The annual ground rent under the lease is fixed at $18,500 per year through December 31, 2036 at which point the ground lease payment resets to the fair market base rental value of the land (determined pursuant to the terms of the ground lease).

Loan No. 49 – La Quinta Inns & Suites Harrisburg Hershey – The La Quinta Inns & Suites Harrisburg Hershey Mortgaged Property is subject to a ground lease with an initial expiration date of March 18, 2039, and 2 extension options for successive terms of 29 years each and thereafter 1 additional successive term of 12 years, provided the third Renewal Term will expire no later than July 31, 2109. The annual ground rent under the lease is currently $52,800. The annual ground rent will increase 10% on each 5th annual anniversary of the rent commencement date and the annual ground rent will be fixed for the applicable 5 year period at the increased amount.

Loan No. 64 – Belle Chasse Self Storage – One parcel of the Belle Chasse Self Storage Mortgaged Property is subject to a ground lease with an expiration date of June 30, 2059 and eight remaining options of five years each. The annual ground rent under the lease is fixed at $31,156.92 through June 30, 2019, at which point the ground lease payment increases based on the increase in the Consumer Price Index for All Urban Wage Earners (base period 1982-84 = 100) using the U.S. City Average, with increases of no less than 5% and no more than 15%. The ground rent resets every five years thereafter.

(11)	Loan No. 35 – Kumho Tires – The Largest Tenant, Kumho Tire U.S.A., Inc., which is an affiliate of the borrower, leases 100.0% of the net rentable area at the Mortgaged Property.

Loan No. 38 – Protea Pacific Beach – The 2nd Largest Tenant, Pangaea Outpost, which is an affiliate of the borrower, leases 26.8% of the net rentable area at the Mortgaged Property.

(12)	Loan No. 7 – 75 Broad Street – The largest tenant, Board of Education District of the City of New York, has the right to terminate its lease any time upon providing 18 months’ prior written notice to the landlord.

Loan No. 10 – Baypoint Commerce Center – The largest tenant, Cox Target Media Inc. has a one-time right to terminate its lease effective December 31, 2020 upon written notice by the end of the 60th month, with an early termination fee equal to the unamortized leasing costs discounted at an 8.0% rate.

Loan No. 10 – Baypoint Commerce Center – The fourth largest tenant, United States of America Internal Revenue Service, may terminate its lease any time after May 20, 2018, upon 180 days’ written notice.

Loan No. 17 – Andrews Manor – The third largest tenant, Family Dollar, Inc., has a co-tenancy clause in which the tenant can terminate its lease in the event that more than 50% of the ground floor space in the shopping center leased to retail tenants is not open for business.

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Loan No. 20 - Willow Creek Shopping Center - The third largest tenant, Eyeglass World, has the right to terminate its lease if gross sales for the 5th lease year, estimated to end April 30, 2022, are less than $900,000 upon providing notice by May 30, 2022 and payment of all unamortized construction allowances and brokerage commissions.

Loan No. 23 – Lormax Stern Retail Development – Roseville – The second largest tenant, Dick’s Sporting Goods, has a co-tenancy clause that states that Babies “R” Us, Kohl’s or Sears is required to be open and that at least 65% of the GLA of the shopping center or Dick’s Sporting Goods may terminate the lease upon 60 days’ notice.

Loan No. 23 – Lormax Stern Retail Development – Roseville – The fifth largest tenant, H&M Hennes & Mauritz L.P., has a co-tenancy clause that states at least three anchor stores, one of which must be Kohl’s, Dick’s Sporting Goods, or Sears, must be open for business and at least five of Victoria’s Secret, Old Navy, Aeropostale, Bath & Body Works, Ulta, Wet Seal, Rue21, Zumiez and Charlotte Russe must open for business, and retailers, excluding H&M Hennes & Mauritz L.P. and the anchor stores, having an aggregate of 80% of GLA at the property, must be operating. If the requirements are not met for a continuous period of 365 days, H&M Hennes & Mauritz L.P. may terminate its lease with 30 days’ notice.

Loan No. 28 – Ivy Walk – The largest tenant, Natural Body International, has a one-time right to terminate its lease as of January 31, 2021, if the tenant’s gross sales between November 1, 2019 to October 31, 2020 do not equal or exceed $1,400,000, by giving written notice to landlord no earlier than November 1, 2020 and no later than November 30, 2020, accompanied with tenant’s statement of gross sales for the period from November 1, 2019 to October 31, 2020 and payment of a termination fee in the amount of $43,888.29.

Loan No. 29 - Gerber Village - The fifth largest tenant, Youth Villages, has the right to terminate its lease if the State of North Carolina fails to provide funding, upon providing 60 days’ written notice and payment of a termination fee equal to all unamortized leasing commissions and three months base rent.

Loan No. 30 – Sacramento Center - The second largest tenant, Fairfax County PRS, has the right to terminate its lease on the last day of the fiscal year for which appropriations by the Fairfax County Board of Supervisors were received.

Loan No. 31 – Cortez Commons - The second largest tenant, Five Below, has a right to terminate its lease if gross sales are less than $1.8 million for the period beginning on the commencement of the 73rd full calendar month of the initial term and expiring at the expiration of the 84th full calendar month of the initial term with a termination fee of $100,000.

Loan No. 40 - 1400 West Benson Boulevard - The second largest tenant, Southern Home Care Service, Inc. d/b/a Ready Care/ ResCare, has the right to terminate its lease at any time after October 31, 2017 upon providing 90 days’ written notice and payment of a termination fee equal to two months of base rent plus all unamortized tenant improvements and leasing commissions.

Loan No. 47 – Haven Commerce Center – The largest tenant, the State of California, Department of Corrections & Rehabilitations, LLC may terminate its lease on or after August 31, 2020 upon 60 days’ notice.

Loan No. 47 – Haven Commerce Center – The second largest tenant, CA Mentor Family Home Agency, LLC may terminate its lease after the fifth year upon nine months’ notice.

Loan No. 47 – Haven Commerce Center – The third largest tenant, National Mentor Healthcare, LLC may terminate its lease after the fifth year upon nine months’ notice.

Loan No. 47 – Haven Commerce Center – The fourth largest tenant, Office of Inspector General may terminate its lease at any time on or after June 30, 2020 upon 30 days’ notice.

Loan No. 53 - Monroe Building-WI - The largest tenant, Scribner, Cohen, has the right to terminate its lease as of December 31, 2025 upon providing 12 months’ written notice and payment of all unamortized tenant improvements.

Loan No. 53 – Monroe Building-WI – The fifth largest tenant, Manpower, has the right to terminate its lease after the fifth lease year by paying all unamortized tenant improvements.

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Loan No. 55 Crossroads Town Center II – The largest tenant, the State of Nevada - WIC, has the right to terminate its lease effective immediately if for any legitimate reason, action, or mandate on the part of the executive branch of the State of Nevada, the Nevada state legislature and/or the federal government, limits, restricts, or impairs the State of Nevada - WIC’s funding or ability to satisfy its rental payment obligation.

(13)	Loan No. 1 – Save Mart Portfolio - Two of the properties totaling 111,763 sq. ft., or 6.4% of the NRA, are subleased by Save Mart Supermarkets to Dick’s Sporting Goods. Of the 62,246 sq. ft. at the property located at 1223 North Davis Road, 45,870 sq. ft. is subleased to Dick’s Sporting Goods for a 10-year term through January 31, 2023 with one extension option extending the term through April 30, 2027, another extending the term for five years through April 30, 2032, another extending the term for five years through April 30, 2037, and another extending the term through no later than April 30, 2041. Contractual sublease rent is $14.75 per sq. ft., which steps up by $0.50 per sq. ft. after five years and again at the commencement of each extension period. The property located at 1003 East Bidwell Street (49,517 sq. ft.) is subleased by Save Mart Supermarkets to Dick’s Sporting Goods for a 10-year term through April 30, 2027 with four, five-year extension options. Contractual sublease rent is $17.53 per sq. ft., which steps up by $0.50 per sq. ft. after five years and again at the commencement of each extension period.

Loan No. 38 – Protea Pacific Beach – The fifth largest tenant, Young Ventures, LLC dba Third Cousin Sunset Parking (LAZ), has subleased 641 sq. ft. to Custom Pro Logistics through August 31, 2017. Custom Pro Logistics has executed a lease with the borrower for the same 641 sq. ft., with rent commencing September 1, 2017. Young Ventures, LLC dba Third Cousin Sunset Parking (LAZ) has subleased 383 sq. ft. to Lynx Solutions on a month-to-month basis.

(14)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 5 – Apple Sunnyvale – The largest tenant, Apple, is currently in the process of building out approximately 80,292 square feet of its total leased space of 349,758 square feet and is expected to take full occupancy by August 2017. Apple is currently paying the rent for whole 349,758 square feet space.

Loan No. 20 - Willow Creek Shopping Center - The third largest tenant, Eyeglass World, has executed a lease but is not in occupancy or paying rent. The 3rd largest tenant is anticipated to be in occupancy and paying rent by August 2017. A $204,755 reserve was taken at closing, representing outstanding tenant improvements, leasing commissions and abated rent.

Loan No. 21 – The Plaza at Milford – The second largest tenant, Planet Fitness, which leases approximately 7.7% of the net rentable square footage at the Mortgaged Property, has taken delivery of it space, but is not required to commence paying rent until October 2017. At loan origination, $1,476,947 was escrowed for the economic value of the Planet Fitness lease and $439,128 was escrowed for outstanding TI/LC obligations in connection with the Planet Fitness lease.

Loan No. 22 - Concorde Portfolio – New Territory Randall’s Center - The lender received notice from the related borrower on that Pilgrim Cleaners, the fourth largest tenant occupying 1,600 SF (3.8% of the NRA for the New Territory Randall’s Center property and 0.9% of the total NRA of the Concorde Portfolio property), will be vacating its space upon the expiration of its lease.

Loan No. 33 – 6851 Veterans Memorial Boulevard – The fourth largest tenant, Funtime LLC dba Indoor, has signed a lease for 8,072 sq. ft. The tenant is expected to open for business in June 2017.

Loan No. 38 – Protea Pacific Beach – The third largest tenant, Tepper Technologies, Inc. (Southern States) has signed a lease for 2,396 sq. ft. and is currently paying rent. The tenant is currently paying rent, but is not in occupancy.

(15)	Loan No. 14 - Hilton Woodcliff Lake - An earnout reserve in the amount of $500,000 was escrowed at origination. On any date occurring at least eighteen (18) months after loan origination, the lender shall release the funds in the earnout reserve upon borrower request provided that, at such time, (i) the debt yield is equal to or greater than twelve percent (12.0%), and (ii) no default or event of default exists.

(16)	Loan No. 19 - Atlanta and Anchorage Hotel Portfolio – If on or before April 6, 2025, (a) the Hilton Anchorage property franchise agreement has not been renewed or replaced with a Replacement Franchise Agreement and (b) the Hilton Anchorage property PIP deposit conditions have not been satisfied, the borrower is required to

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deposit with the lender the Hilton Anchorage property PIP deposit amount (as set forth in the mortgage loan documents) and if, at any time, following April 6, 2025, the lender determines that amounts on deposit in the Hilton Anchorage property PIP reserve account together with any amounts in the Hilton Anchorage property capital expenditure account will be insufficient to pay the then estimated costs for any PIP work, the borrower is required to make payments with respect to such insufficiency into the Hilton Anchorage property PIP reserve account.

(17)	Loan No. 8 – Holiday Inn Austin-Town Lake - The monthly capital expenditure deposit equals the greater of (i) 1/12 of four percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (ii) the aggregate amount required to be reserved under the management agreement and the franchise agreement.

Loan No. 11 – Art Van Portfolio – The Art Van Loan has the following reserves commencing at a future date (i) Tax and Insurance Reserves and Condominium Common Charges that will spring into place if the Tax Reserve Waiver Conditions, Insurance Reserve Waiver Conditions and the Condominium Common Charges Waiver Conditions Precedent, as applicable, are no longer satisfied; (ii) Art Van Prepaid Rent Reserve – on each Art Van Rent Payment Date, the borrower is required to deposit with the lender the Art Van Basic Rent due by Art Van on such date; and (iii) on each Monthly Payment Date in March, June, September and December, the borrower is required to deposit with the lender an amount equal to the Two Month Prepaid Debt Service and Monthly Reserve Amount for the applicable period.

Loan No. 14 – Hilton Woodcliff Lake - The Monthly Replacement Reserve adjusts on May 1 of each succeeding year to an amount equal to 1/12th of 4.0% of gross revenue for the prior calendar year.

Loan No. 16 - Hampton Inn Savannah Historic District - The Monthly Replacement Reserve adjusts to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4.0% of underwritten revenue for the prior fiscal year.

Loan No. 18 – Wingcrest I & II – Commencing on the payment date occurring in April 2020, a TI/LC Escrow Monthly Deposit of $13,814 will be required as long as the balance in the reserve account is below the TI/LC Escrow Cap of $828,831.

Loan No. 19 - Atlanta and Anchorage Hotel Portfolio – The monthly capital expenditure deposit equals the greater of (i) 1/12 of five percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs for the Renaissance Atlanta property and 1/12 of four percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs for the Hilton Anchorage property; and (ii) the aggregate amount required to be reserved under the management agreement and the franchise agreement.

Loan No. 32 - Hampton Inn Oneonta – The borrower is required to deposit with lender the monthly seasonality deposit during the months of May, June, July, August, September, and October of each year on each payment date unless the balance in the seasonality account exceeds the seasonality reserve aggregate shortfall which equals (i) $342,000 initially, and (ii) commencing in May 2018, is equal to the product of (a) the aggregate amount of all seasonality reserve monthly shortfall amounts for the immediately preceding 12 month period as calculated by lender in May of each year, multiplied by (b) 1.25.

Loan No. 36 - Hampton Inn Suites - Natomas – Commencing 24 months prior to the expiration of the franchise agreement, the borrower will be required to deposit $40,000 monthly into a PIP reserve account. In the event the borrower enters into a new franchise agreement with the Hilton flag or a similar flag acceptable to Lender with an expiration date at least five years past the Mortgage Loan maturity date, no PIP reserve will be required.

Loan No. 37 - Holiday Inn Express - Natomas - CapEx Monthly Deposits have been waived for the first 24 months of the Mortgage Loan term. Commencing on the 25th payment date and continuing through and including the 36th payment date, monthly deposits in the amount of 2% of gross revenue will be made in the FF&E Reserve and from the 37th payment date until the Mortgage Loan is paid in full, monthly deposits will increase to 4% of gross revenue. The balance in the FF&E Reserve Account will be capped at $750,000 if the PIP work has been completed.

Loan No. 50 – Fairfield Inn & Suites Milford - The Monthly Replacement Reserve adjusts on May 1 of each succeeding year to an amount equal to 1/12th of 4.0% of gross revenue for the prior calendar year.

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Loan No. 50 - Fairfield Inn & Suites Milford - Future PIP Reserve: Commencing on the Payment Date of January 1, 2018 and on each payment date thereafter, borrower will pay $6,275 to be deposited into the Future PIP Reserve, subject to a cap of $876,000.

Loan No. 61 – Red Roof Inn - Round Rock - The Monthly Replacement Reserve adjusts on April 1 of each succeeding year to an amount equal to 1/12th of 4.0% of gross revenue for the prior calendar year.

Loan No. 62 – Walgreens – Dallas, TX – Monthly Tax Reserve will commence upon any of the following conditions no longer being met: (i) no event of default has occurred and is continuing, (ii) Walgreens is the tenant under the Walgreens lease with no default under the Walgreens lease beyond applicable notice and/or cure periods, and (iii) without limiting the foregoing clause (ii), all taxes and other charges are timely paid, and the related borrower delivers the proof of payment of such taxes and other charges at least thirty (30) days prior to delinquency.

Loan No. 62 – Walgreens – Dallas, TX – Monthly Insurance Reserve for liability insurance premiums is in place. Monthly Insurance Reserve for property insurance premiums will commence upon any of the following conditions no longer being met: (i) no event of default has occurred and is continuing, (ii) insurance premiums are paid by Walgreens, in accordance with the terms of the Walgreens lease, as the same become due and payable and before delinquency, (iii) the related borrower is required to furnish (or cause Walgreens to furnish) to the lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to the lender, (iv) the Walgreens lease remains in full force and effect and no default is continuing thereunder.

(18)	Loan No. 48 – Hampton Inn Monroe – The borrower deposited $24,000 at loan origination into a seasonality reserve. Ongoing seasonality payments will be deposited monthly $12,000 on each payment date occurring during the period between January and November, inclusive.

Loan No. 49 – La Quinta Inns & Suites Harrisburg Hershey – The borrower deposited $36,712 at loan origination into a seasonal reserve. Ongoing seasonality payments will be deposited monthly according to the following schedule for the term of the loan: May - $12,500; June - $12,500; July - $20,712. The seasonality reserve is capped at $90,000.

Loan No. 52 – Comfort Inn Cleveland – Ongoing seasonality payments will be deposited monthly according to the following schedule for the term of the loan: June - $5,100; July - $25,000; August - $25,000.

Loan No. 55 - Crossroads Town Center II – Commencing on the payment date occurring in January, April, July and October, the borrower will be required to deposit two-thirds of the quarterly rent due under the State of Nevada Lease in such month.

(19)	Loan No. 22 - Concorde Portfolio- TI/LC Reserve: On each Payment Date for the first twelve (12) Payment Dates, borrower is required to pay to the lender the sum of $10,000, and on each Payment Date thereafter until the Note is paid in full, borrower is required to pay to the lender the sum of $15,466, with each such payment to be held in the TI/LC Reserve.

Loan No. 26 - Trade Center- CapEx Reserve: On each Payment Date (i) through and including June 1, 2022, the related borrower is required to pay the lender the sum of $2,171.75, and (ii) beginning July 1, 2022, until the Note is paid in full, the related borrower is required to pay the lender the sum of $1,875.58, to be held in the CapEx Reserve.

Loan No. 28 – Ivy Walk – The rollover reserve monthly deposit at closing was $50,000 and follows the following schedule over the loan term:
Monthly through April 5, 2020, inclusive - $7,083.17
Monthly through April 5, 2022, inclusive - $5,312.38
Monthly through April 5, 2027, inclusive - $3,541.58

Loan No. 32 - Hampton Inn Oneonta – The monthly capital expenditure deposit equals the greater of (a) (i) from March 6, 2017 through March 6, 2018, 1/12 of two percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (ii) from March 7, 2018 through March 6, 2020, 1/12 of three percent of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (iii) from March 7, 2020 through maturity, 1/12 of four percent of gross income from operations during the calendar year immediately preceding the calendar year in

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which such payment date occurs; and (b) the aggregate amount required to be reserved under the management agreement and the franchise agreement.

Loan No. 49 – La Quinta Inns & Suites Harrisburg Hershey – The CapEx reserve monthly deposit is 1/12th of 3.0% of gross rents for the immediately preceding calendar year until January, 2022, inclusively. The CapEx reserve monthly deposit will be adjusted to 1/12th of 4.0% of gross rents for the immediately preceding calendar year on remaining term after January, 2022.

Loan No. 55 - Crossroads Town Center II – On each payment Date occurring in January, April, July and October, the borrower will be required to deposit two-thirds of the quarterly rent due under the State of Nevada Lease. Such deposit amounts shall be equal to the following schedule over the Mortgage Loan term:
Quarterly through 3/1/2016 – 2/28/2018 - $52,260
Quarterly through 3/1/2018 – 2/29/2020 - $54,873
Quarterly through 3/1/2020 – 2/28/2022 - $57,617
Quarterly through 3/1/2022 – 2/29/2024 - $60,497
Quarterly through 3/1/2024 – 2/28/2026 - $63,522

(20)	Loan No. 1 – Save Mart Portfolio – The Phase I environmental report for 22555 Mission Boulevard Property identified it as an open Cleanup Program Site on the Regional Water Quality Control Board Geotracker database. Partner Engineering has provided an opinion of probable cost to address vapor intrusion. An environmental escrow of $331,035.00, representing 125% of the $264,828 estimated cost was escrowed at origination.

Loan No. 22 – Concorde Portfolio – The Phase I environmental report for the Pineloch Center property reported that a former tenant operated as an on-site dry cleaner at the Mortgaged Property from 2007 until June 2016 and utilized perchloroethylene (PCE) as its solvent. The related Phase I report recommended a subsurface investigation to determine if the Mortgaged Property subsurface had been negatively impacted by the former tenant. In the Phase II ESA following such investigation, the engineer stated that the former on-site dry cleaner did not appear to have significantly impacted the Mortgaged Property and that no further investigation was warranted.

(21)	Loan No. 1 – Save Mart Portfolio - The Save Mart Portfolio borrower obtained an environmental impairment liability (“EIL”) insurance policy to cover the Mortgaged Properties located at 22555 Mission Boulevard, Hayward, California, 6843 Mission Street, Daly City, California, 25151 Santa Clara Street, Hayward, California, and 530 West Lodi Avenue, Lodi, California with the lenders and its successors, assigns, and/or affiliates named as additional named insureds. The EIL policy period is for a term of 120 months and 30 days with an automatic extended reporting period (“ERP”) of 36 months. Under the policy, the per incident and aggregate limits will be $5,000,000. The deductible per incident will be $50,000. The EIL policy provided is from Beazley (rated “A” by A.M. Best) and the premium was paid in full at origination. In addition, the borrower funded an environmental escrow for the 36 month ERP in the amount of $38,400.60 at origination.

Loan No. 25 – Sheraton Hotel Greensboro - The Sheraton Hotel Greensboro borrower obtained an environmental collateral protection and liability insurance policy to cover the Mortgaged Property located at 3121 West Gate City Boulevard, Greensboro, NC, with the lenders, with its successors, assigns, and/or affiliates named as additional named insureds. The environmental collateral protection and liability insurance policy period is for a term of 156 months. Under the policy, the per incident and aggregate limits will be $1,000,000. The deductible per incident will be $25,000. The policy provided is Zurich (rated “AA-” by S&P) and the premium was paid in full at closing.

Loan No. 56 – Indio Self Storage - The Indio Self Storage borrower obtained a group environmental collateral protection and liability insurance policy to cover the Mortgaged Property located at 42925 Madison Street, Indio, CA, with the lenders, with its successors, assigns, and/or affiliates named as additional named insureds. The group environmental collateral protection and liability insurance policy is for a term of 120 months with a 36 month tail. Under the policy, the per incident and aggregate limits will be $4,704,396. The deductible per incident will be $0. The policy provided is Zurich (rated “AA-” by S&P) and the premium was paid in full at closing.

Loan No. 66 – National Self Storage - The National Self Storage borrower obtained a group environmental collateral protection and liability insurance policy to cover the Mortgaged Property located at 7125 and 7135 West 3500 South, West Valley City, UT, with the lenders, with its successors, assigns, and/or affiliates named as additional named insureds. The group environmental collateral protection and liability insurance policy is for a term of 120 months with a 36 month tail. Under the policy, the per incident and aggregate limits will be $4,704,396. The deductible per incident will be $0. The policy provided is Zurich (rated “AA-” by S&P) and the premium was paid in full at closing.

A-1-37

(22)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	Save Mart Portfolio	$50,000,000	5.2%	$5,000,000	Yes
25	Sheraton Hotel Greensboro	$14,977,558	1.6%	$1,000,000	Yes
56	Indio Self Storage	$4,454,396	0.5%	$4,704,396	Yes
66	National Self Storage	$1,686,236	0.2%	$4,704,396	Yes

(23)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
1	Save Mart Portfolio	$50,000,000	$88,000,000	$138,000,000	3.02x	38.1%	14.4%
3	Moffett Place Google	$40,000,000	$145,000,000	$185,000,000	1.38x	59.5%	8.3%
5	Apple Sunnyvale	$34,000,000	$70,350,000	$104,350,000	3.40x	35.7%	14.6%
7	75 Broad Street	$33,000,000	$59,000,000	$92,000,000	4.17x	22.8%	18.4%
9	One West 34th Street	$30,000,000	$120,000,000	$150,000,000	1.24x	53.6%	5.8%
10	Baypoint Commerce Center	$30,000,000	$10,000,000	$40,000,000	1.79x	64.5%	14.3%
11	Art Van Portfolio	$29,500,000	$39,250,000	$68,750,000	1.47x	68.2%	10.1%
19	Atlanta and Anchorage Hotel Portfolio	$19,915,717	$94,599,658	$114,515,375	1.81x	62.9%	15.7%
22	Concorde Portfolio	$18,000,000	$12,000,000	$30,000,000	1.38x	67.7%	9.5%
23	Lormax Stern Retail Development - Roseville	$18,000,000	$12,000,000	$30,000,000	2.06x	48.2%	14.2%
25	Sheraton Hotel Greensboro	$14,977,558	$29,955,115	$44,932,673	2.74x	49.4%	23.5%

(24)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note or Pooled Component Cut- off Date Balance	B-Note or Non- Pooled Component Cut- off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Save Mart Portfolio	$138,000,000	$32,000,000	$170,000,000	3.02x	1.79x	38.1%	47.0%	14.4%	11.7%
5	Apple Sunnyvale	$104,350,000	$81,890,000	$186,240,000	3.40x	1.79x	35.7%	63.8%	14.6%	8.2%
7	75 Broad Street	$92,000,000	$138,000,000	$230,000,000	4.17x	1.58x	22.8%	57.1%	18.4%	7.4%

(25)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
3	Moffett Place Google	$40,000,000	4.2%	$40,000,000	6.500%	1/6/2027	Yes	72.3%	1.07x	6.9%
4	Garden Village	$35,000,000	3.7%	$9,000,000	6.375%	5/6/2027	Yes	64.0%	1.38x	7.3%
4	Garden Village	$35,000,000	3.7%	$3,000,000	11.000%	5/6/2027	Yes	68.3%	1.20x	6.9%
5	Apple Sunnyvale (1)	$34,000,000	3.5%	$46,320,000	6.450%	3/6/2022	Yes	79.6%	1.32x	6.6%
7	75 Broad Street (2)	$33,000,000	3.4%	$20,000,000	6.250%	4/5/2027	Yes	62.0%	1.41x	6.8%

(1) Total Debt Cut-off Date LTV Ratio, Total Debt U/W NCF DSCR and Total Debt U/W NOI Debt Yield calculations for the Apple Sunnyvale Total Debt include both the B-Note and Mezzanine Debt in addition to the Apple Sunnyvale Whole Mortgage Loan.
(2) Total Debt Cut-off Date LTV Ratio, Total Debt U/W NCF DSCR and Total Debt U/W NOI Debt Yield calculations for the 75 Broad Street Total Debt include, the A-B Note and the B-Note and Mezzanine Debt in addition to the 75 Broad Street Whole Mortgage Loan.

A-1-38

(26)	Summary of Future Permitted Subordinate Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
1	Save Mart Portfolio Holiday Inn Austin-Town	$50,000,000	5.2%	Yes	1.35x	581%	9.5%
8	Lake	$31,000,000	3.2%	Yes	1.40x	70.0%	N/A
15	Redwood Gateway	$20,400,000	2.1%	Yes	1.30x	80.0%	N/A
18	Wingcrest I & II	$19,928,393	2.1%	Yes	1.60x	66.0%	10.0%
24	Boston Creek Apartments	$16,899,033	1.8%	Yes	1.20x	80.0%	N/A
27	Sorenson Communications Fairfield Inn & Suites	$13,250,000	1.4%	Yes	1.80x	57.0%	11.0%
50	Milford	$5,921,469	0.6%	Yes	1.35x	70.0%	N/A

(27)	Loan No. 20 - Willow Creek Shopping Center – The borrower has the one time right per calendar year to a five day notice and cure for monetary default.

(28)	Loan No. 21 – The Plaza at Milford - The Mortgaged Property’s Units/Rentable Square Ft, represents the current square footage plus a 2,356 square foot pad site and a to-be constructed 8,100 square foot building less the demolition of a 2,000 square foot Citizen’s bank branch location.

Loan No. 29 - Gerber Village - The Number of Units includes 49,738 square feet of retail space, 37,652 square feet of office space and 8,096 square feet of multifamily space.

Loan No. 31 – Cortez Commons - Richard J. Brunelli is the guarantor. Brunelli and Michael Alan Collard, have joint and several liability only with respect to (1) any losses due to (i) the borrower’s failure to honor a tenant’s use restriction rights or (ii) litigation related to a violation of tenant’s use restriction right and (2) for full recourse for a violation of (A) Dick’s Sporting Goods’ use restriction or (B) any two of Bob Evans, Five Below or Vitamin Shoppe’s use restrictions.

Loan No. 56 - Indio Self Storage - U/W EGI includes 26.9% of recreational vehicle income.

Loan No. 61 - Red Roof Inn - Round Rock - UW Vacancy calculated as the average of 2015 actual vacancy and 2016 actual vacancy.

Loan No. 66 - National Self Storage - Number of Units excludes a 1,512 square foot leasing office and 4,818 square feet of retail space.

A-1-39

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Distribution of Mortgage Loan Sellers(1)(2)

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio (4)	Maturity Date LTV(4)
UBS AG	17	$311,792,500	32.5%	4.792%	118	1.90x	55.3%	49.8%
Rialto Mortgage Finance, LLC	12	$148,172,031	15.5%	5.270%	118	1.65x	61.0%	52.6%
Natixis Real Estate Capital LLC	10	$138,914,088	14.5%	4.683%	103	2.75x	48.3%	44.2%
Wells Fargo Bank, National Association	10	$137,388,674	14.3%	4.705%	113	1.63x	61.3%	53.5%
Société Générale	8	$113,306,926	11.8%	4.720%	118	1.77x	61.0%	49.2%
CIBC Inc.	10	$109,410,818	11.4%	5.045%	117	1.72x	61.1%	53.3%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Cut-off Date Balances(1)(2)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
$1,625,000	-	$5,000,000	15	$52,225,794	5.4%	5.291%	117	1.52x	62.7%	52.7%
$5,000,001	-	$10,000,000	20	$157,766,831	16.5%	5.054%	118	1.80x	60.9%	51.1%
$10,000,001	-	$15,000,000	8	$98,001,127	10.2%	4.877%	111	1.83x	63.1%	54.8%
$15,000,001	-	$20,000,000	9	$169,920,877	17.7%	4.989%	118	1.68x	62.1%	52.4%
$20,000,001	-	$25,000,000	3	$64,281,613	6.7%	5.002%	118	1.84x	61.3%	52.5%
$25,000,001	-	$30,000,000	4	$114,600,000	12.0%	4.836%	118	1.50x	62.5%	57.7%
$30,000,001	-	$35,000,000	5	$166,700,000	17.4%	4.615%	106	2.56x	42.7%	40.0%
$35,000,001	-	$40,000,000	1	$40,000,000	4.2%	4.550%	115	1.38x	59.5%	54.8%
$40,000,001	-	$45,000,000	0	$0	0.0%	0.000%	0	0.00x	0.0%	0.0%
$45,000,001	-	$50,000,000	2	$95,488,795	10.0%	4.527%	119	2.41x	50.3%	44.7%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Mortgage Rates(1)(2)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
4.077%	-	4.500%	9	$200,517,942	20.9%	4.322%	108	2.68x	44.4%	42.2%
4.501%	-	5.000%	25	$466,692,275	48.7%	4.768%	117	1.69x	60.5%	53.0%
5.001%	-	5.500%	23	$208,458,104	21.7%	5.227%	118	1.73x	60.7%	51.9%
5.501%	-	6.000%	8	$79,012,141	8.2%	5.703%	117	1.76x	63.0%	50.6%
6.001%	-	6.190%	2	$4,304,576	0.4%	6.162%	116	1.35x	56.1%	49.2%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Property Type Distribution(1)(2)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA/Beds	Weighted Averages
					Cut-off Date Balance per Unit/Room/Pad/ NRA/Beds	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Retail	56	$253,636,801	26.4%	3,736,821	136	4.862%	119	94.2%	1.94x	57.1%	51.8%
Anchored	9	$149,225,867	15.6%	1,450,652	139	4.914%	118	93.3%	1.77x	59.9%	54.5%
Single Tenant	37	$64,860,934	6.8%	1,969,144	86	4.560%	119	100.0%	2.66x	44.7%	42.5%
Unanchored	7	$27,460,000	2.9%	248,914	197	5.095%	117	86.7%	1.38x	66.0%	56.4%
Shadow Anchored	3	$12,090,000	1.3%	68,111	225	5.319%	118	90.6%	1.36x	68.4%	59.0%
Office	11	$221,680,767	23.1%	2,662,720	310	4.466%	108	94.5%	2.20x	51.0%	46.1%
Suburban	7	$153,013,348	16.0%	1,724,681	275	4.553%	104	96.4%	2.00x	55.9%	49.2%
CBD	3	$67,827,419	7.1%	929,039	389	4.261%	118	90.2%	2.68x	39.7%	38.9%
Medical	1	$840,000	0.1%	9,000	162	5.110%	117	83.3%	1.38x	67.7%	57.3%
Hospitality	14	$165,411,168	17.2%	3,563	89,796	5.296%	118	69.4%	2.00x	58.4%	46.9%
Full Service	5	$87,800,236	9.2%	2,639	83,998	5.335%	118	61.7%	1.97x	55.1%	43.2%
Limited Service	9	$77,610,931	8.1%	924	96,356	5.253%	118	78.1%	2.03x	62.1%	51.1%
Multifamily	26	$128,555,196	13.4%	2,032	83,958	4.920%	118	95.8%	1.56x	59.2%	52.5%
Student Housing	15	$71,966,588	7.5%	1,115	95,070	4.822%	119	97.2%	1.65x	57.9%	52.2%
Garden	11	$56,588,609	5.9%	917	69,827	5.045%	118	94.1%	1.44x	60.8%	52.8%
Industrial	6	$94,908,283	9.9%	3,064,818	50	4.757%	118	99.8%	1.80x	62.1%	53.3%
Warehouse/Distribution	5	$81,408,283	8.5%	2,946,361	40	4.808%	118	100.0%	1.79x	61.8%	51.6%
Flex/R&D	1	$13,500,000	1.4%	118,457	114	4.450%	120	98.4%	1.86x	63.5%	63.5%
Mixed Use	6	$42,895,856	4.5%			4.789%	101	93.7%	1.69x	65.5%	58.7%
Retail/Office	3	$24,541,008	2.6%	146,254	177	4.680%	116	98.3%	1.80x	66.5%	59.5%
Retail/Office/Multifamily	1	$11,425,302	1.2%	95,486	120	4.870%	58	89.9%	1.54x	66.4%	61.3%
Office/Retail	1	$4,479,546	0.5%	30,068	149	5.340%	116	75.5%	1.44x	60.5%	50.5%
Self Storage/Office	1	$2,450,000	0.3%	246	6,724	4.500%	120	98.8%	1.69x	59.8%	54.7%
Manufactured Housing Community	9	$38,821,110	4.0%	1,452	29,023	5.295%	118	85.9%	1.46x	62.0%	52.2%
Self Storage	6	$13,075,857	1.4%	185,666	1,613	4.931%	118	85.5%	1.51x	65.4%	55.5%
Total/Weighted Average	134	$958,985,038	100.0%			4.858%	115	90.3%	1.91x	57.4%	50.3%

A-2-1

Annex A-2

Mortgage Pool Information

Geographic Distribution(1)(2)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
California	45	$272,946,239	28.5%	4.604%	111	2.20x	52.2%	49.0%
California - Northern(5)	40	$217,200,000	22.6%	4.572%	109	2.33x	50.5%	47.6%
California - Southern(5)	5	$55,746,239	5.8%	4.728%	119	1.69x	58.6%	54.4%
Texas	18	$95,386,613	9.9%	4.965%	117	1.64x	60.4%	50.4%
New York	4	$76,133,268	7.9%	4.443%	118	2.59x	42.6%	40.9%
Missouri	2	$70,588,795	7.4%	4.931%	118	1.66x	63.8%	56.2%
Michigan	8	$58,481,081	6.1%	5.163%	118	1.68x	61.9%	52.7%
Georgia	5	$57,429,078	6.0%	4.993%	118	1.93x	59.2%	50.9%
Other	52	$328,019,964	34.2%	5.041%	116	1.68x	61.7%	51.7%
Total/Weighted Average	134	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Cut-off Date LTV Ratios(1)(2)(4)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
22.8%	-	40.0%	4	$126,500,000	13.2%	4.302%	102	3.42x	33.5%	33.5%
40.1%	-	50.0%	6	$87,867,133	9.2%	5.078%	119	2.10x	48.7%	41.5%
50.1%	-	60.0%	17	$275,164,727	28.7%	4.826%	118	1.73x	56.4%	50.5%
60.1%	-	65.0%	20	$245,974,608	25.6%	5.025%	118	1.63x	63.5%	54.7%
65.1%	-	70.0%	14	$157,864,312	16.5%	4.998%	113	1.53x	67.4%	56.7%
70.1%	-	73.7%	6	$65,614,258	6.8%	4.806%	116	1.42x	72.2%	61.3%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Maturity Date LTV Ratios(1)(2)(4)

Range of LTV Ratios at Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
22.8%	-	40.0%	6	$159,477,558	16.6%	4.492%	106	3.20x	36.6%	34.5%
40.1%	-	50.0%	16	$198,608,769	20.7%	5.123%	118	1.80x	55.2%	45.7%
50.1%	-	55.0%	19	$300,998,187	31.4%	4.786%	118	1.56x	60.2%	52.6%
55.1%	-	60.0%	18	$188,601,190	19.7%	4.961%	117	1.71x	66.4%	57.5%
60.1%	-	64.0%	8	$111,299,335	11.6%	4.929%	112	1.51x	67.9%	62.4%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)(3)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
1.24x	-	1.30x	3	$44,265,000	4.6%	4.640%	118	1.25x	58.7%	55.4%
1.31x	-	1.40x	12	$141,722,809	14.8%	4.944%	117	1.36x	65.9%	56.7%
1.41x	-	1.50x	10	$136,686,788	14.3%	4.887%	118	1.46x	62.8%	53.9%
1.51x	-	1.60x	8	$73,847,960	7.7%	5.115%	109	1.54x	63.6%	57.4%
1.61x	-	1.70x	6	$65,043,027	6.8%	5.149%	118	1.63x	62.3%	50.7%
1.71x	-	1.80x	5	$98,557,063	10.3%	4.823%	118	1.76x	63.3%	53.1%
1.81x	-	1.90x	6	$99,865,790	10.4%	4.952%	118	1.84x	59.1%	52.8%
1.91x	-	2.00x	3	$47,191,843	4.9%	4.814%	120	1.95x	52.8%	45.4%
2.01x	-	2.10x	5	$67,416,485	7.0%	5.085%	119	2.03x	53.8%	47.3%
2.11x	-	4.17x	9	$184,388,273	19.2%	4.513%	108	3.13x	40.5%	37.8%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

A-2-2

Annex A-2

Mortgage Pool Information

Original Terms to Maturity(1)(2)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
60	2	$45,425,302	4.7%	4.390%	57	2.93x	43.4%	42.1%
120	65	$913,559,736	95.3%	4.881%	118	1.86x	58.1%	50.7%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Remaining Terms to Maturity(1)(2)

Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
57	-	58	2	$45,425,302	4.7%	4.390%	57	2.93x	43.4%	42.1%
107	-	115	5	$73,979,324	7.7%	4.745%	114	1.50x	63.8%	55.9%
116	-	120	60	$839,580,412	87.5%	4.893%	118	1.89x	57.5%	50.2%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Distribution of Underwritten NOI Debt Yields(1)(2)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
5.8%	-	8.0%	1	$30,000,000	3.1%	4.310%	118	1.24x	53.6%	53.6%
8.1%	-	9.0%	6	$109,671,545	11.4%	4.914%	117	1.38x	64.6%	58.8%
9.1%	-	10.0%	18	$222,045,182	23.2%	4.922%	118	1.54x	61.9%	54.8%
10.1%	-	11.0%	9	$100,422,652	10.5%	4.821%	111	1.55x	64.0%	54.4%
11.1%	-	12.0%	8	$99,123,075	10.3%	4.939%	118	1.73x	60.9%	51.4%
12.1%	-	13.0%	7	$63,856,809	6.7%	4.736%	117	2.03x	60.1%	53.3%
13.1%	-	14.0%	3	$48,638,341	5.1%	5.149%	119	1.90x	56.6%	46.9%
14.1%	-	15.0%	7	$179,828,430	18.8%	4.739%	107	2.48x	49.0%	43.7%
15.1%	-	23.5%	8	$105,399,007	11.0%	4.920%	118	2.91x	44.7%	36.8%
Total/Weighted Average			67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Amortization Types(1)(2)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Amortizing Balloon	38	$418,740,038	43.7%	5.066%	116	1.73x	61.5%	50.0%
Interest Only	11	$277,700,000	29.0%	4.577%	111	2.53x	45.8%	45.8%
Partial Interest Only	18	$262,545,000	27.4%	4.824%	117	1.54x	63.1%	55.4%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

Loan Purposes(1)(2)

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)	Maturity Date LTV Ratio(4)
Refinance	56	$774,380,716	80.8%	4.907%	118	1.87x	56.8%	49.5%
Acquisition	10	$139,115,527	14.5%	4.652%	98	2.17x	58.4%	54.1%
Recapitalization	1	$45,488,795	4.7%	4.650%	118	1.73x	63.7%	51.9%
Total/Weighted Average	67	$958,985,038	100.0%	4.858%	115	1.91x	57.4%	50.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, the Moffett Place Google Mortgage Loan, the Apple Sunnyvale Mortgage Loan, the 75 Broad Street Mortgage Loan, the One West 34th Street Mortgage Loan, the Baypoint Commerce Center Mortgage Loan, the Art Van Portfolio Mortgage Loan, the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, the Concorde Portfolio Mortgage Loan, the Lormax Stern Retail Development – Roseville Mortgage Loan and the Sheraton Hotel Greensboro Mortgage Loan, the LTV Ratio, U/W NCF DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the aggregate debt service of the 12-month period commencing February 2022 of the respective mortgage loan and the related pari passu companion loans as set forth in the respective non-standard amortization schedule set forth in Annex F to the Prospectus.

(4)	With respect to the Moffett Place Google Mortgage Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio have in certain cases been calculated based on the “As-Stabilized” value. For additional information, see “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus and the footnotes to Annex A-1 in the Prospectus.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

A-2-3

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

A-3-2

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

A-3-3

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various, CA
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.2%			Detailed Property Type:	Single Tenant
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Standiford Partners, LLC			Year Built/Renovated:	Various
Mortgage Rate(2):	4.4153758%			Size:	1,733,239 SF
Note Date:	5/16/2017			Cut-off Date Balance per SF(1):	$80
First Payment Date:	7/6/2017			Maturity Date Balance per SF(1):	$80
Maturity Date:	6/6/2027			Property Manager:	SMS Management Company (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (6); YM1 (107); O (7)			UW NOI:	$19,928,276
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	14.4%
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1)(4):	$88,000,000/$32,000,000			UW NCF DSCR(1):	3.02x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(6):	N/A
Reserves(5)				2nd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	N/A
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$0	Springing	N/A	Appraised Value (as of):	$361,740,000 (Various)
Deferred Maintenance:	$746,551	$0	N/A	Cut-off Date LTV Ratio(1):	38.1%
Other:	$369,436	Springing	N/A	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$170,000,000	100.0%	Loan Payoff:	$160,241,288	94.3%
			Reserves:	$1,115,987	0.7%
			Closing Costs:	$2,425,984	1.4%
			Return of Equity:	$6,216,741	3.7%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Save Mart Portfolio Mortgage Loan is part of the Save Mart Portfolio Whole Loan, which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $138,000,000 and one subordinate promissory note with a principal balance of $32,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Save Mart Portfolio Senior Loan, without regard to the Save Mart Portfolio Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $170,000,000 Save Mart Portfolio Whole Loan are $98, $80, 11.7%, 14.4%, 1.79x, 47.0% and 38.1%, respectively. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(2)	The interest rate of 4.4153758% represents the interest rate for the Save Mart Portfolio Senior Loan only. The Save Mart Portfolio Subordinate Companion Loan accrues interest at an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. The Save Mart Portfolio Subordinate Companion Loan interest rate varies according to a fixed schedule.

(3)	Partial release is permitted. See “Release of Property” below for further discussion of release requirements. The Save Mart Portfolio Whole Loan can be prepaid with yield maintenance on or after the later to occur of (i) January 6, 2018 and (ii) the first monthly payment date following the final securitization of the Save Mart Portfolio Whole Loan, provided, however, if the Save Mart Portfolio Whole Loan has not been subject to a securitization on or prior to June 6, 2018, then June 6, 2018 (the “Lockout Period”).

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financial information is not presented as the master lease is triple-net and all of the operating management expenses (including capital expenditures) are paid for directly by the tenant.

The Mortgage Loan. The largest mortgage loan (the “Save Mart Portfolio Mortgage Loan”) is part of a whole loan (the “Save Mart Portfolio Whole Loan”) in the total original principal amount of $170,000,000. The Save Mart Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,733,239 SF 33-property portfolio of single tenant retail properties located in Northern California (the “Save Mart Portfolio Properties”). The Save Mart Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Deutsche Bank AG, New York Branch (“DBNY”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Save Mart Portfolio Whole Loan is comprised of (i) a senior loan, comprised of six senior pari passu notes, with an aggregate outstanding principal balance of $138,000,000 (collectively, the “Save Mart Portfolio Senior Loan”) and (ii) a subordinate companion loan, comprised of one subordinate note, with an outstanding principal balance of $32,000,000 (the “Save Mart Portfolio Subordinate Companion Loan”), each as described below. Promissory Note A-1, with a principal balance of $50,000,000, represents the Save Mart Portfolio Mortgage Loan and will be included in the UBS 2017-C1 Trust. The remaining senior pari passu Promissory Notes A-2, A-3, A-4, A-5 and A-6, with an aggregate principal balance of $88,000,000, collectively represent the serviced companion loans (the “Save Mart Portfolio Serviced Pari Passu Companion Loans”). The Save Mart Portfolio Serviced Pari Passu Companion Loans are currently held by

A-3-4

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

UBS AG, DBNY and CCRE, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Save Mart Portfolio Subordinate Companion Loan was sold to Prima Mortgage Investment Trust, LLC, but may be otherwise transferred at any time. The Save Mart Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Save Mart Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	UBS 2017-C1	No
Note A-2	$20,000,000	$20,000,000	UBS AG	No
Note A-3	$10,000,000	$10,000,000	UBS AG	No
Note A-4	$3,000,000	$3,000,000	UBS AG	No
Note A-5	$40,000,000	$40,000,000	DBNY	No
Note A-6	$15,000,000	$15,000,000	CCRE	No
Save Mart Portfolio Subordinate Companion Loan	$32,000,000	$32,000,000	Prima Mortgage Investment Trust, LLC	Yes
Total	$170,000,000	$170,000,000

The proceeds of the Save Mart Portfolio Whole Loan were used to refinance a previous loan of approximately $160.2 million, return equity of approximately $6.2 million to the Save Mart Portfolio Borrower, fund upfront reserves and pay closing costs. The most recent prior financing of the Save Mart Portfolio Properties was included in the JPMCC 2007-LD11 transaction.

The Borrower and the Sponsor. The borrower is RMP Properties, LLC (the “Save Mart Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The Save Mart Portfolio Borrower is wholly owned by the sponsor and nonrecourse carve-out guarantor, Standiford Partners, LLC, a California limited liability Company. In addition to the Save Mart Portfolio Properties, Standiford Partners, LLC owns 14 Save Mart Supermarkets (“Save Mart”) branded grocery stores totaling 751,878 SF and four warehouse properties totaling 130,773 SF. These properties have a total market value of approximately $117.9 million based on an independent valuation as of March 2016, and none of the properties are encumbered by debt. Based on its year-end 2016 balance sheet, Standiford Partners, LLC reported total assets of approximately $141.7 million, total equity of approximately $141.7 million, and liquidity of approximately $14.5 million.

The Properties. The Save Mart Portfolio Properties are comprised of 33 single tenant retail properties leased to Save Mart in Northern California totaling 1,733,239 SF of space. The Save Mart Portfolio Properties were constructed between 1980 and 2003 and range in size from 40,593 SF to 62,501 SF, with an average size of 52,522 SF.

The Save Mart Portfolio Properties are 100.0% leased to Save Mart under a triple-net master lease operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with two properties subleased to Dick’s Sporting Goods. The Save Mart master lease has a 25-year term expiring on April 30, 2032 with an annual base rent of $12.13 PSF, with one five-year renewal option and one four-year renewal option, both at a 5.0% rent increase over the prior rate, and no termination options. Save Mart is a privately held grocery chain headquartered in Modesto, California. Founded in 1952, Save Mart owns and operates 213 stores throughout the Central Valley, San Francisco Bay Area, and Northern Nevada under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands, with over 16,000 employees. In February 2007, Save Mart acquired 128 Albertsons stores across Northern California and Northern Nevada. Save Mart also owns SMART Refrigerated Transport, a trucking firm that transports dry groceries, frozen foods, ice and novelties to all of its stores. Save Mart reported net sales of approximately $4.2 billion, operating income of approximately $74.2 million, and net income of approximately $20.6 million across 207 stores, according to its 2016 unaudited financial statements. This compares to net sales, operating income and net income across 211 stores of approximately $4.3 billion, approximately $108.9 million and approximately $89.0 million, respectively, in 2015, and net sales, operating income and net income across 217 stores of approximately $4.3 billion, approximately $36.4 million and approximately $15.8 million, respectively, in 2014. Save Mart reported total assets of approximately $1.1 billion, cash and equivalents of approximately $114.4 million, and shareholders’ equity of approximately $289.7 million as of the fiscal year ending December 25, 2016.

A-3-5

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(4)	2012-2016 Capex(5)
Lucky - San Francisco	San Francisco, CA	1993	49,188	$11,975,277	7.0%	$25,300,000	38.4%	$607,541
Lucky - San Bruno	San Bruno, CA	1989	56,280	$11,625,012	6.8%	$24,560,000	38.4%	$563,745
Lucky California - Daly City	Daly City, CA	1996	61,881	$11,577,679	6.8%	$24,460,000	38.4%	$4,697,207
Lucky - San Jose I	San Jose, CA	1985	52,659	$7,284,566	4.3%	$15,390,000	38.4%	$343,796
Lucky - San Jose II	San Jose, CA	1996	59,907	$6,976,900	4.1%	$14,740,000	38.4%	$709,546
Lucky - San Leandro	San Leandro, CA	1982	58,526	$6,939,034	4.1%	$14,660,000	38.4%	$565,556
Dick’s Sporting Goods - Folsom	Folsom, CA	1990	49,517	$6,574,569	3.9%	$13,890,000	38.4%	NAV
Lucky - Concord	Concord, CA	2000	61,447	$6,285,837	3.7%	$13,280,000	38.4%	$400,832
FoodMaxx - Antioch	Antioch, CA	1996	60,154	$5,694,173	3.3%	$12,030,000	38.4%	$1,245,399
Lucky - Hollister	Hollister, CA	1995	62,078	$5,580,572	3.3%	$11,790,000	38.4%	$419,197
Save Mart - Modesto	Modesto, CA	2001	54,605	$5,395,975	3.2%	$11,400,000	38.4%	$548,688
Dick’s Sporting Goods - Salinas	Salinas, CA	1997	62,246	$5,339,175	3.1%	$11,280,000	38.4%	NAV
Save Mart - Clovis	Clovis, CA	2002	50,918	$5,258,708	3.1%	$11,110,000	38.4%	$270,810
Save Mart - Grass Valley	Grass Valley, CA	1990	43,737	$5,220,842	3.1%	$11,030,000	38.4%	$564,820
FoodMaxx - Sacramento	Sacramento, CA	1987	51,316	$4,856,377	2.9%	$10,260,000	38.4%	$1,760,998
Lucky - Hayward I	Hayward, CA	1990	45,579	$4,804,311	2.8%	$10,150,000	38.4%	$532,201
Save Mart - Auburn	Auburn, CA	1980	43,768	$4,685,978	2.8%	$9,900,000	38.4%	$395,556
Save Mart - Tracy	Tracy, CA	1997	62,236	$4,420,912	2.6%	$9,340,000	38.4%	$1,317,725
S-Mart - Lodi	Lodi, CA	1996	50,342	$4,193,714	2.5%	$8,860,000	38.4%	$376,583
Save Mart - Chico	Chico, CA	1989	42,294	$4,165,314	2.5%	$8,800,000	38.4%	$459,518
Save Mart - Fresno I	Fresno, CA	1994	58,360	$4,141,647	2.4%	$8,750,000	38.4%	$336,229
Lucky - San Jose III	San Jose, CA	1990	49,103	$4,032,781	2.4%	$8,520,000	38.4%	$397,606
Save Mart - Roseville	Roseville, CA	1995	53,248	$3,876,582	2.3%	$8,190,000	38.4%	$365,615
Lucky - Vacaville I	Vacaville, CA	1988	42,630	$3,833,982	2.3%	$8,100,000	38.4%	$262,882
Save Mart - Elk Grove	Elk Grove, CA	1994	45,641	$3,691,983	2.2%	$7,800,000	38.4%	$353,610
Save Mart - Fresno II	Fresno, CA	1996	50,245	$3,568,916	2.1%	$7,540,000	38.4%	$314,696
Lucky - Sand City	Sand City, CA	1996	62,501	$3,294,384	1.9%	$6,960,000	38.4%	$393,658
Lucky - Vacaville II	Vacaville, CA	2003	44,745	$3,128,719	1.8%	$6,610,000	38.4%	$332,873
Lucky - Hayward	Hayward, CA	2001	61,454	$3,105,052	1.8%	$6,560,000	38.4%	$449,330
Save Mart - Kingsburg	Kingsburg, CA	1999	41,368	$3,062,452	1.8%	$6,470,000	38.4%	$371,271
Save Mart - Sacramento	Sacramento, CA	1990	49,629	$2,423,455	1.4%	$5,120,000	38.4%	$316,963
Lucky - Santa Rosa	Santa Rosa, CA	1998	55,044	$2,305,122	1.4%	$4,870,000	38.4%	$289,688
Save Mart - Jackson	Jackson, CA	1994	40,593	$680,000	0.4%	$4,020,000	13.7%	$253,294
Total/Wtd. Avg.			1,733,239	$170,000,000	100.0%	$361,740,000	38.1%	$20,217,433

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Save Mart Portfolio Whole Loan amount.

(3)	The appraisal assigned an aggregate hypothetical “dark value” of approximately $289.5 million. The Save Mart Portfolio Senior Loan Cut-off Date LTV Ratio based on the aggregate hypothetical “dark value” is 47.7%.

(4)	Based on the Save Mart Portfolio Senior Loan amount.

(5)	2012-2016 Capex includes capital expenditures Save Mart has invested in leasehold capital improvements, equipment capital improvements, and equipment and building maintenance and repairs.

A-3-6

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following tables present certain information relating to the Save Mart Portfolio Properties:

Historical Sales PSF and Occupancy Cost
Property Name	Net Rentable Area (SF)(1)	Sales PSF						Occupancy Cost(2)
		2011	2012	2013	2014	2015	2016
Lucky - San Francisco	49,188	$804	$785	$749	$783	$814	$811	4.4%
Lucky - San Bruno	56,280	$507	$521	$498	$510	$540	$535	5.4%
Lucky California - Daly City(3)	61,881	$466	$458	$444	$450	$367	$477	5.6%
Lucky - San Jose I	52,659	$433	$415	$361	$372	$482	$534	4.0%
Lucky - San Jose II	59,907	$369	$354	$345	$352	$369	$370	4.9%
Lucky - San Leandro	58,526	$410	$407	$399	$408	$428	$441	4.2%
Dick’s Sporting Goods - Folsom(4)	49,517	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Lucky - Concord	61,447	$301	$283	$277	$294	$337	$344	4.6%
FoodMaxx - Antioch	60,154	$280	$391	$391	$417	$416	$376	4.4%
Lucky - Hollister	62,078	$299	$312	$312	$321	$341	$338	4.0%
Save Mart - Modesto	54,605	$467	$520	$516	$590	$610	$606	2.4%
Dick’s Sporting Goods - Salinas(5)	62,246	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart - Clovis	50,918	$467	$471	$428	$414	$431	$437	3.2%
Save Mart - Grass Valley	43,737	$714	$732	$719	$748	$758	$745	2.3%
FoodMaxx - Sacramento	51,316	$322	$338	$322	$468	$498	$490	3.3%
Lucky - Hayward I	45,579	$339	$351	$356	$370	$398	$401	3.9%
Save Mart - Auburn	43,768	$641	$677	$653	$647	$651	$612	2.6%
Save Mart - Tracy	62,236	$349	$364	$339	$352	$414	$433	2.5%
S-Mart - Lodi	50,342	$271	$278	$306	$332	$343	$343	3.6%
Save Mart - Chico	42,294	$466	$460	$442	$461	$459	$444	3.3%
Save Mart - Fresno I	58,360	$311	$314	$304	$298	$316	$306	3.5%
Lucky - San Jose III	49,103	$456	$411	$393	$391	$399	$386	4.0%
Save Mart - Roseville	53,248	$290	$296	$283	$287	$295	$298	4.2%
Lucky - Vacaville I	42,630	$352	$356	$341	$335	$350	$356	3.9%
Save Mart - Elk Grove	45,641	$272	$346	$373	$394	$379	$365	3.6%
Save Mart - Fresno II	50,245	$342	$353	$343	$343	$347	$319	3.3%
Lucky - Sand City	62,501	$269	$254	$243	$254	$264	$252	3.9%
Lucky - Vacaville II	44,745	$327	$338	$325	$312	$321	$313	3.5%
Lucky - Hayward	61,454	$302	$291	$274	$273	$275	$271	4.2%
Save Mart - Kingsburg	41,368	$393	$419	$437	$459	$481	$487	2.4%
Save Mart - Sacramento	49,629	$261	$269	$260	$268	$276	$255	3.4%
Lucky - Santa Rosa	55,044	$241	$246	$239	$239	$249	$254	3.3%
Save Mart - Jackson	40,593	$272	$266	$252	$246	$239	$228	3.5%
Total/Wtd. Avg.(6)	1,733,239	$382	$391	$379	$394	$409	$410	3.7%

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy Cost is calculated using 2016 Sales PSF.

(3)	Lucky California - Daly City was closed for the entire second quarter of 2015 for its conversion to the Lucky California concept store. 2016 Sales PSF increased post rebranding.

(4)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Folsom property has 73.7% of property NRA subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(5)	Historical Sales PSF and Occupancy Cost are unavailable as the Dick’s Sporting Goods - Salinas property is subleased to Dick’s Sporting Goods. Dick’s Sporting Goods is not required to report sales.

(6)	Wtd. Avg. Sales PSF and Occupancy Cost exclude Dick’s Sporting Goods - Folsom and Dick’s Sporting Goods - Salinas as the tenant is not required to report sales.

A-3-7

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The following table presents certain information relating to the lease at the Save Mart Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Save Mart(2)	NR/NR/NR	1,733,239	100.0%	$21,017,010	100.0%	$12.13	4/30/2032(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,733,239	100.0%	$21,017,010	100.0%	$12.13

(1)	Information is based on the underwritten rent roll.

(2)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease and operated under the Save Mart, S-Mart Foods, Lucky/Lucky California and FoodMaxx brands with two properties subleased to Dick’s Sporting Goods. The Dick’s Sporting Goods - Salinas property has 73.7% of property NRA subleased to Dick’s Sporting Goods for a 10-year term through January 2023 at $14.75 PSF with four various renewal options through April 2041 and no termination options. Save Mart is actively marketing the remaining 16,376 SF of space for sublease. In addition, the Dick’s Sporting Goods - Folsom property is subleased to Dick’s Sporting Goods for a 10-year term through April 2027 at $17.53 PSF with four five-year renewal options and no termination options.

(3)	The Save Mart Portfolio Properties have one five-year renewal option and one four-year renewal option with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Save Mart Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,733,239	100.0%	100.0%	$12.13	$21,017,010	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,733,239	100.0%		$12.13	$21,017,010	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Save Mart Portfolio Properties are leased to Save Mart under a triple-net master lease that is structured with one five-year renewal option and one four-year renewal option with no termination options.

A-3-8

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

The Market. The Save Mart Portfolio Properties are located across 12 markets in Northern California with the top three markets, Sacramento (16.9% of NRA), Oakland/East Bay (16.6% of NRA) and Fresno (11.6% of NRA) representing 45.1% of NRA with no other market representing more than 9.7% of NRA.

The following table presents certain market information relating to the Save Mart Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
					Actual(3)	Market(4)
Lucky - San Francisco	San Francisco, CA	San Francisco	727,684	$132,144	$27.00	$27.00
Lucky - San Bruno	San Bruno, CA	San Francisco	296,538	$123,077	$24.00	$24.00
Lucky California - Daly City	Daly City, CA	San Francisco	668,111	$129,031	$21.74	$24.00
Lucky - San Jose I	San Jose, CA	San Jose	460,215	$109,282	$16.80	$16.80
Lucky - San Jose II	San Jose, CA	San Jose	606,869	$125,148	$14.15	$15.00
Lucky - San Leandro	San Leandro, CA	Oakland/East Bay	385,264	$89,033	$14.40	$14.40
Dick’s Sporting Goods - Folsom	Folsom, CA	Sacramento	148,137	$125,633	$17.53	$13.50
Lucky - Concord	Concord, CA	Oakland/East Bay	187,985	$108,577	$12.43	$13.20
FoodMaxx - Antioch	Antioch, CA	Oakland/East Bay	193,041	$95,956	$12.00	$12.00
Lucky - Hollister	Hollister, CA	South Bay/San Jose	48,960	$94,323	$11.40	$11.40
Save Mart - Modesto	Modesto, CA	Stockton/Modesto	287,790	$67,042	$12.00	$12.00
Dick’s Sporting Goods - Salinas	Salinas, CA	Salinas	170,137	$70,026	$10.87	$14.40
Save Mart - Clovis	Clovis, CA	Fresno	252,790	$80,150	$12.00	$12.00
Save Mart - Grass Valley	Grass Valley, CA	Grass Valley	35,753	$73,088	$14.50	$14.50
FoodMaxx - Sacramento	Sacramento, CA	Sacramento	276,672	$69,114	$12.00	$12.00
Lucky - Hayward I	Hayward, CA	Oakland/East Bay	382,942	$98,039	$12.80	$14.40
Save Mart - Auburn	Auburn, CA	Sacramento	41,326	$86,549	$13.00	$13.00
Save Mart - Tracy	Tracy, CA	Stockton/Modesto	98,553	$97,054	$9.00	$9.00
S-Mart - Lodi	Lodi, CA	Stockton/Modesto	77,147	$77,015	$11.00	$11.00
Save Mart - Chico	Chico, CA	Chico	104,722	$70,176	$13.00	$13.00
Save Mart - Fresno I	Fresno, CA	Fresno	366,634	$68,004	$9.00	$9.00
Lucky - San Jose III	San Jose, CA	San Jose	468,755	$145,209	$9.97	$15.00
Save Mart - Roseville	Roseville, CA	Sacramento	276,050	$93,475	$9.62	$10.00
Lucky - Vacaville I	Vacaville, CA	North Bay/Santa Rosa	109,615	$102,235	$11.40	$11.40
Save Mart - Elk Grove	Elk Grove, CA	Sacramento	269,451	$88,331	$10.26	$11.50
Save Mart - Fresno II	Fresno, CA	Fresno	236,141	$59,558	$9.00	$9.00
Lucky - Sand City	Sand City, CA	Salinas	89,902	$90,241	$6.68	$12.00
Lucky - Vacaville II	Vacaville, CA	North Bay/Santa Rosa	129,845	$100,329	$8.87	$11.40
Lucky - Hayward	Hayward, CA	Oakland/East Bay	364,869	$98,047	$6.14	$13.20
Save Mart - Kingsburg	Kingsburg, CA	Fresno	30,334	$68,924	$9.00	$9.00
Save Mart - Sacramento	Sacramento, CA	Sacramento	360,904	$65,528	$6.19	$10.00
Lucky - Santa Rosa	Santa Rosa, CA	North Bay/Santa Rosa	203,129	$91,208	$5.31	$11.40
Save Mart - Jackson	Jackson, CA	Jackson	9,343	$67,511	$6.19	$7.00
Wtd. Avg.					$12.13	$13.33

(1)	Information is based on third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the underwritten rent roll.

(4)	Information is based on the appraisals.

A-3-9

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Save Mart Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$21,017,010	$12.13
Total Recoveries	N/A	N/A	N/A	N/A	$616,557	$0.36
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,081,678)	($0.62)
Effective Gross Income	N/A	N/A	N/A	N/A	$20,551,888	$11.86
Total Operating Expenses	N/A	N/A	N/A	N/A	$623,612	$0.36
Net Operating Income	N/A	N/A	N/A	N/A	$19,928,276	$11.50
Capital Expenditures	N/A	N/A	N/A	N/A	$391,254	$0.23
TI/LC	N/A	N/A	N/A	N/A	$910,798	$0.53
Net Cash Flow	N/A	N/A	N/A	N/A	$18,626,224	$10.75

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	3.23x
NCF DSCR(2)	N/A	N/A	N/A	N/A	3.02x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	14.4%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	13.5%

(1)	Historical financial information is not presented as the master lease is triple-net where all of the operating management expenses are paid for directly by Save Mart, including capital expenditures.

(2)	Debt service coverage ratios and debt yields are based on the Save Mart Portfolio Senior Loan totaling $138,000,000 and exclude the Save Mart Portfolio Subordinate Companion Loan.

Escrows and Reserves. The Save Mart Portfolio Borrower deposited in escrow $746,551 for deferred maintenance and $369,436 for environmental work and environmental insurance at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $33,220 for capital expenditures, subject to a cap of $519,972 and (iv) $72,218 for tenant improvements and leasing commissions; provided that such monthly tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived, provided, among other things (a) no event of default then exists, (b) all of the Save Mart Portfolio Properties are demised pursuant to the Save Mart lease (subject to the Save Mart Portfolio Borrower’s right to release the individual properties as detailed in the “Release of Property” section below), (c) the Save Mart lease is in full force and effect, (d) no Material Tenant Event (as defined below) exists and (e) with respect to clauses (i), (ii) and (iii) above, Save Mart, as applicable, (x) pays all taxes directly to the applicable government authorities, (y) is insured pursuant to a blanket policy or (z) performs its maintenance obligations, pursuant to the Save Mart lease.

During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”) to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event below and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Material Tenant Event” will occur upon (i) the Material Tenant (as defined below) providing written notice to the Save Mart Portfolio Borrower of its intention to terminate, not extend, or not renew its lease or failing to timely provide written notice to the Save Mart Portfolio Borrower of its election to extend or renew its lease 12 months prior to the then applicable expiration date, (ii) an event of default under the Material Tenant’s lease, (iii) the Material Tenant becoming bankrupt or insolvent, until the filing has been discharged, stayed or dismissed, (iv) the Material Tenant lease being terminated or no longer being in full force and effect, (v) the Material Tenant (a) “going dark,” vacating or discontinuing its operations at its space accounting for more than 10% of the total base rent under the Save Mart lease or (b) subletting space that has “gone dark” and the amount of space that is sublet and has “gone dark” accounts for more than 28.5% of the total base rent under the Save Mart lease or (vi) if Save Mart is the Material Tenant, the ratio of (a) total long-term debt obligations (including capital leases) of Save Mart divided by (b) the shareholder equity in Save Mart, based on the quarterly and annual financial statements required to be delivered to the lender, being greater than 2.25x.

A “Material Tenant” means (i) Save Mart or (ii) any tenant at any of the Save Mart Portfolio Properties that, together with its affiliates, either (a) leases 25% or more of the total net rentable square footage at the Save Mart Portfolio Properties or (b) requires the payment of base rent that is no less than 25% of the total in-place base rent at the Save Mart Portfolio Properties.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Save Mart Portfolio Whole Loan. The Save Mart Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Save Mart Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Save Mart Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Save Mart Portfolio Borrower in connection with the operation and maintenance of the Save Mart Portfolio Properties reasonably approved by the lender, and to disburse the remainder to the Save Mart Portfolio Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided that no Material Tenant Event has occurred, to an account to be held by the lender as additional security for the Save Mart Portfolio Whole Loan). During the continuance of a Material Tenant Event, on each monthly payment date, all excess cash flow is required to be deposited into the Material

A-3-10

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Tenant Rollover Reserve to be held by the lender as additional security for the Save Mart Portfolio Whole Loan. If a Material Tenant Event is the result of the event in clause (iv)(a) of the definition of Material Tenant Event above and the amount of space that is sublet and has “gone dark” is less than 30% of the aggregate space at the Save Mart Portfolio Properties, the excess cash flow collected will not exceed an amount equal to 12 months of base rent plus recoveries payable by Save Mart pursuant to its lease, with respect to the applicable Save Mart Portfolio Properties that are the subject of a Material Tenant Event.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.20x, (iv) a Material Tenant Event, (v) any indictment for fraud or misappropriation of funds by the Save Mart Portfolio Borrower, the guarantor, the key principal or the property manager, (vi) Save Mart’s net worth falling below $100.0 million, (vii) the ratio of Save Mart’s EBITDAR to fixed charges is less than 1.15x or (viii) an Estate Tax Trigger (as defined below). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is greater than 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the Material Tenant Event is cured, in regard to clause (v) above, solely with respect to the property manager, when the Save Mart Portfolio Borrower replaces the property manager with a qualified manager, in regard to clause (vi) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (vii) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (viii) above, the Estate Tax Trigger is cured.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Save Mart Portfolio Borrower, the guarantor or the property manager, (iii) the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) Save Mart’s net worth falling below $100.0 million, (v) the ratio of Save Mart’s EBITDAR to fixed charges being less than 1.15x or (vi) an Estate Tax Trigger. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed and the lender’s determination that such filing does not materially affect the Save Mart Portfolio Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the debt service coverage ratio for the Save Mart Portfolio Whole Loan based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, Save Mart’s net worth equals or exceeds $100.0 million, in regard to clause (v) above, the ratio of Save Mart’s EBITDAR to fixed charges is at least 1.15x, or in regard to clause (vi) above, the Estate Tax Trigger is cured.

An “Estate Tax Trigger” will occur upon (i) any portion of federal estate taxes or interest owed by the Estate of Robert M. Piccinini that is secured by estate tax liens on Save Mart stock or the membership interests in the sponsor not being timely paid and such failure continues for a period of 10 business days, (ii) any governmental authority accelerates such federal estate taxes or pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens or (iii) any transfer or financing occurs with respect to the Save Mart stock, interests in the guarantor or the Save Mart Portfolio Borrower or any other assets owned by the guarantor and proceeds are not used to pay the federal estate taxes, deposited in a restricted account or, in the case of assets owned by the guarantor other than interest in the Save Mart Portfolio Borrower, used for purposes set forth in the Save Mart Portfolio Whole Loan documents. An Estate Tax Trigger will continue until, in regard to clause (i) above, the payment of the delinquent payment of federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such payment, in regard to clause (ii) above, the cure of the act or event that accelerated such federal estate taxes and delivery of evidence that the appropriate governmental authority has accepted such cure, in regard to clause (iii) above, delivery of evidence that the proceeds from the transfer or financing have been used in accordance with the Save Mart Portfolio Whole Loan documents, or in regard to clauses (i) (ii) and (iii) above (except in the case a governmental authority pursues any remedies in connection with the estate tax liens, including foreclosure of the estate tax liens), payment in full of the entire federal estate tax liability.

Additional Secured Indebtedness (not including trade debts). In addition to the Save Mart Portfolio Mortgage Loan, the Save Mart Portfolio Properties also secure five additional pari passu senior notes, which combined with the Save Mart Portfolio Mortgage Loan comprise the Save Mart Portfolio Senior Loan in the aggregate principal amount of $138,000,000, and one subordinate note with a principal balance of $32,000,000 comprising the Save Mart Portfolio Subordinate Companion Loan. The Save Mart Portfolio Subordinate Companion Loan has a 119-month term and fully amortizes over its term. The Save Mart Portfolio Subordinate Companion Loan accrues interest based on a fixed interest schedule with an average interest rate of 5.1531448% from the first payment date after the Cut-off Date, July 6, 2017, through the 12th payment date following the Cut-off Date. Including the Save Mart Portfolio Subordinate Companion Loan, the Total Debt Cut-off Date LTV Ratio is 47.0%, the Total Debt UW NCF DSCR is 1.79x and the Total Debt UW NOI Debt Yield is 11.7%. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Prospectus.

Full Debt Summary
		Cumulative Balance	Cumulative Loan Per SF(1)	Cumulative LTV(2)	Cumulative NOI Debt Yield(2)(3)	Cumulative NCF DSCR(2)(4)
Save Mart Portfolio Serviced Pari Passu Companion Loans $88,000,000 Notes A-2, A-3, A-4, A-5, A-6	Save Mart Portfolio Mortgage Loan $50,000,000 Note A-1	$138,000,000	$80	38.1%	14.4%	3.02x
Save Mart Portfolio Subordinate Companion Loan $32,000,000 B Note		$170,000,000	$98	47.0%	11.7%	1.79x
Implied Equity(5) $191,740,000		$361,740,000

(1)	Cumulative Loan Per SF is calculated based on 1,733,239 SF.

(2)	With respect to the Save Mart Portfolio Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the Save Mart Portfolio Serviced Pari Passu Companion Loans.

(3)	Based on the UW NOI of $19,928,276.

(4)	Based on the UW NCF of $18,626,224 and the aggregate interest-only debt service of the Save Mart Portfolio Senior Loan. The Save Mart Portfolio Subordinate Companion Loan is structured with a fixed amortization schedule based on a 119-month amortization period.

(5)	Based on the $361,740,000 as-is appraised value.

A-3-11

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Mezzanine Loan and Preferred Equity. The Save Mart Portfolio Borrower is permitted to obtain a mezzanine loan in an amount not to exceed $40,000,000, provided that (i) the loan-to-value ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not greater than 58.1%, (ii) the debt service coverage ratio (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 1.35x, (iii) the debt yield (including the Save Mart Portfolio Whole Loan and mezzanine loans) is not less than 9.5%, (iv) the maturity date of the permitted mezzanine loan is no earlier than the mortgage loan maturity date, (v) the proceeds of the permitted mezzanine loan may only be used for repayment of certain loans made by Save Mart to the Piccinini Trust or for payment of the deferred estate tax liability, (vi) the lender making such permitted mezzanine loan must be a qualified institutional lender, (vii) a rating agency confirmation must be obtained, (viii) the lender and the permitted mezzanine lender enter into an intercreditor agreement and (ix) other conditions customary for future mezzanine loans are satisfied.

Release of Property. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Save Mart Portfolio Borrower pays the Release Amount (as defined below), (iii) the loan-to-value ratio with respect to the remaining Save Mart Portfolio Properties is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the release and (v) the debt yield with respect to the remaining Save Mart Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the release.

The “Release Amount” is an amount equal to the greater of (a) the Release Percentage of the allocated loan amount (identified in the “Portfolio Summary” chart above) and (b) 85% of the net sales proceeds for such property.

The “Release Percentage” means (i) for the initial 25% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance and (ii) for the remaining 75% of the original principal balance of the Save Mart Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time after the expiration of the Lockout Period, the Save Mart Portfolio Borrower may obtain the release of any Save Mart Portfolio Property by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) the Save Mart Portfolio Borrower delivers to the lender a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal, (ii) the fair market rent for the Substitute Property is not less than the rent allocated to the property to be released (the “Substituted Property”) under the Save Mart lease, (iii) the Substitute Property is of “like kind and quality” as the Substituted Property, (iv) the Save Mart lease is in full force and effect and, upon the substitution, the Substitute Property will be leased to Save Mart, (v) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 20% of the original balance of the Save Mart Portfolio Whole Loan, (vi) the loan-to-value ratio with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no greater than the lesser of (a) the loan-to-value ratio at origination of the Save Mart Portfolio Whole Loan and (b) the loan-to-value ratio immediately prior to the substitution, (vii) the debt service coverage ratio with respect to the Save Mart Portfolio Whole Loan and with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, will be no less than the greater of (a) the debt service coverage ratio at origination of the Save Mart Portfolio Whole Loan and (b) the debt service coverage ratio immediately prior to the substitution, (viii) the debt yield with respect to the Save Mart Portfolio Properties including the Substituted Property, but excluding the Substitute Property, is no less than the greater of (a) the debt yield at origination of the Save Mart Portfolio Whole Loan and (b) the debt yield immediately prior to the substitution and (ix) if all or any portion of the Save Mart Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

Federal Estate Taxes. Mr. Robert Piccinini died in 2015. The Robert M. Piccinini Living Trust holds all the assets of Mr. Piccinini’s estate, which assets include the direct ownership of 100% of Standiford Partners, LLC and 71% of Save Mart. The estate elected to defer over a 14-year period a portion of the estate tax due in the amount of $251,418,036, representing the estate’s interest in closely-held businesses. A statutory lien in favor of the IRS exists on all the estate assets and will continue until the estate tax is fully paid. The estate tax is to be repaid in 10 annual installments beginning in 2020. The estate anticipates covering these payments through cash flow from its ownership in Standiford Partners, LLC and Save Mart. The Save Mart Portfolio Borrower is required to pay down the estate taxes owed or transfer proceeds to a restricted account if it transfers or finances certain assets as described in the Save Mart Portfolio Whole Loan documents. It is a Cash Sweep Period under the Save Mart Portfolio Whole Loan if Mr. Piccinini’s estate fails to timely pay any estate taxes, causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes. It is an event of default under the Save Mart Portfolio Whole Loan and recourse is triggered against the guarantor if Mr. Piccinini’s estate fails to timely pay any estate taxes (following all notice and cure periods), causes any acceleration of the estate taxes deferred or a governmental authority pursues any remedies in connection with such estate taxes (following all administrative appeals) or fails to comply with the provisions of the Save Mart Portfolio Whole Loan documents with regard to the transfers or finances certain assets. See the definition of “Estate Tax Trigger” above. The lender also received a $20.0 million payment guaranty and an estate tax performance guaranty from The Robert M. Piccinini Living Trust. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Prospectus.

Save Mart Class Action. A class action lawsuit was filed in 2014 against Save Mart that is currently pending in the Superior Court of California, County of San Mateo (the “Court”). The plaintiff alleges that in pay statements issued by Save Mart, Save Mart failed to list the beginning date for the pay period, the number of hours worked, and the rate at which shift premiums were paid, all in violation of the California Labor Code. The Court has certified a subclass of plaintiffs and a motion for rehearing seeking to certify an additional class is currently pending. The plaintiff is seeking penalties under the labor code, statutory damages, attorneys’ fees and costs and, according to counsel for Save Mart, damages of up to approximately $140.0 million. The case is set for mediation in June 2017. According to counsel for Save Mart, as a condition of Save Mart agreeing to mediation, the plaintiff agreed to make an opening demand of less than $10.0 million. Furthermore, counsel for Save Mart has indicated that if the mediation is unsuccessful, it is anticipated that the parties will move for summary adjudication. The Save Mart Portfolio Borrower has reported that this litigation is not being covered by their insurance policies. This litigation does not directly involve the Save Mart Portfolio Borrower or guarantor under the Save Mart Portfolio Whole Loan.

Terrorism Insurance. The Save Mart Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Save Mart Portfolio Mortgage Whole Loan documents.

A-3-12

Various, CA	Collateral Asset Summary – Loan No. 1 Save Mart Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 38.1% 3.02x 14.4%

Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Briones Reg. Park
Walnut Creek
East Bay Reg. Park
Berkeley
Mt. Diablo State Park
CONTRA COSTA COUNTY
Sausalito
Lafayette
GOLDEN GATE NATL. REC. AREA
OAKLAND
Danville
SAN FRANCISCO
Alameda
Anthony Chabot Reg. Park
San Ramon
San Francisco Bay
Castro Valley
Dublin
Daly City
San Francisco Intl. Airport
Oakland Intl. Airport
Livermore
Pleasanton
Pacifica
Hayward
Millbrae
San Mateo
Union City
ALAMEDA COUNTY
Hillsborough
Redwood City
Fremont
Belmont
Newark
Half Moon Bay
Moffett Federal Airfield
Woodside
Palo Alto
Mtn. View
Milpitas
SANTA CLARA COUNTY
Pacific Ocean
Portola Valley
Sunnyvale
San Jose Intl. Airport
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
Saratoga
Los Gatos

LASSEN NATIONAL FOREST
Pyramid Lake
MENDOCINO NATIONAL FOREST
TAHOE NATIONAL FOREST
Sparks
Chico
Grass Valley
Reno
Fernley
Carson City
CALIFORNIA
Lake Tahoe
Ukiah
NEVADA
SACRAMENTO
Santa Rosa
Davis
Jackson
Napa
SIERRA NEVADA MTS.
Lodi
Oakland
Stockton
SAN FRANCISCO
YOSEMITE NATIONAL PARK
Tracy
Modesto
SAN JOSE
Pacific Ocean
Santa Cruz
Clovis
Fresno
Monterey
Salinas
SEQUOIA NATIONAL PARK
COAST RANGES
Kingsburg
Visalia

Save Mart Portfolio

#	Property	Location
1	Lucky - San Bruno	San Bruno, CA
2	Lucky California - Daly City	Daly City, CA
3	Lucky - San Francisco	San Francisco, CA
4	Lucky - San Jose I	San Jose, CA
5	Lucky - San Jose II	San Jose, CA
6	Lucky - San Leandro	San Leandro, CA
7	Dick's Sporting Goods - Folsom	Folsom, CA
8	Lucky - Concord	Concord, CA
9	Lucky - Hollister	Hollister, CA
10	Dick's Sporting Goods - Salinas	Salinas, CA
11	FoodMaxx - Antioch	Antioch, CA
12	Save Mart - Modesto	Modesto, CA
13	Save Mart - Grass Valley	Grass Valley, CA
14	FoodMaxx - Sacramento	Sacramento, CA
15	Save Mart - Clovis	Clovis, CA
16	Lucky - Hayward I	Hayward, CA
17	Save Mart - Auburn	Auburn, CA
18	Save Mart - Tracy	Tracy, CA
19	Lucky - San Jose III	San Jose, CA
20	S-Mart – Lodi	Lodi, CA
21	Save Mart - Chico	Chico, CA
22	Save Mart - Fresno I	Fresno, CA
23	Save Mart - Roseville	Roseville, CA
24	Lucky - Vacaville I	Vacaville, CA
25	Save Mart - Elk Grove	Elk Grove, CA
26	Lucky - Sand City	Sand City, CA
27	Save Mart - Fresno II	Fresno, CA
28	Lucky - Hayward	Hayward, CA
29	Lucky - Vacaville II	Vacaville, CA
30	Save Mart - Kingsburg	Kingsburg, CA
31	Lucky - Santa Rosa	Santa Rosa, CA
32	Save Mart - Sacramento	Sacramento, CA
33	Save Mart - Jackson	Jackson, CA

Dunnigan
Sheridan
North Auburn
Trowbridge
Nicolaus
Robbins
Auburn
Rocklin
Roseville
Granite Bay
Yolo
El Dorado Hills
Esparto
Woodland
North Highlands
Citrus Heights
Folsom
Carmichael
Arden
Rancho Cordova
Winters
West Sacramento
SACRAMENTO
Davis
Rancho Murieta
Florin
Vineyard
Dixon
Laguna
Elk Grove
Wilton
Vacaville
Courtland
Clay
Fairfield
Mokelumne City
Galt

Santa Rosa
Sacramento
San Francisco
San Jose
Salinas
Fresno
Los Angeles
San Diego

A-3-13

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

A-3-14

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,600,000			Location:	Wentzville, MO 63385
Cut-off Date Balance:	$45,488,795			General Property Type:	Industrial
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Warehouse/Distribution Center
Loan Purpose:	Recapitalization			Title Vesting(3):	Fee
Sponsor:	Nathaniel Hagedorn			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.6500%			Size:	1,131,022 SF
Note Date:	3/28/2017			Cut-off Date Balance per SF:	$40
First Payment Date:	5/1/2017			Maturity Date Balance per SF:	$33
Maturity Date:	4/1/2027			Property Manager:	NorthPoint Development, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$5,188,160
Seasoning:	2 months			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (59); YM1 (55); O (6)			UW NOI Debt Yield at Maturity:	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.73x
Additional Debt Type:	N/A			Most Recent NOI(5):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (6/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$207,685	$41,537	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$71,400,000 (1/25/2017)
Replacements(2):	$4,737,489	Springing	N/A	Cut-off Date LTV Ratio:	63.7%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	51.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,600,000	85.0%	Loan Payoff:	$29,720,576	55.4%
Borrower Equity:	$8,018,836	15.0%	Recapitalization:	$17,142,348	32.0%
			Reserves:	$4,945,174	9.2%
			Closing Costs:	$1,810,738	3.4%
Total Sources:	$53,618,836	100.0%	Total Uses:	$53,618,836	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Replacements reserve includes $3,436,619 held by First American Title Insurance Company for outstanding on-site general contractor retainage payments and construction costs.

(3)	See “PILOT Program” below for further discussion of the borrower’s ownership interest in the GM Logistics Center 1 Property.

(4)	UW NOI includes UW Gross Potential Rent, which has been underwritten based on the average base rent of $5,150,004 plus TDD average income of $294,363 during the loan term. The current annual base rent is $4,995,556 with annual rent steps of approximately 2%.

(5)	The GM Logistics Center 1 Property was built-to-suit in 2016 for GM, which took occupancy on December 27, 2016; therefore, historical financial statements are unavailable.

The Mortgage Loan. The second largest mortgage loan (the “GM Logistics Center 1 Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an industrial warehouse and distribution center property located in Wentzville, Missouri (the “GM Logistics Center 1 Property”). The GM Logistics Center 1 Mortgage Loan was originated on March 28, 2017 by Société Générale. The GM Logistics Center 1 Mortgage Loan has an original principal balance of $45,600,000, an outstanding principal balance as of the Cut-off Date of $45,488,795 and accrues interest at a rate of 4.6500% per annum. The GM Logistics Center 1 Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The GM Logistics Center 1 Mortgage Loan matures on April 1, 2027.

Following the lockout period, the GM Logistics Center 1 Borrower has the right to prepay the GM Logistics Center 1 Mortgage Loan in whole but not in part on any date before November 1, 2026; provided that the GM Logistics Center 1 Borrower is required to pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance of the GM Logistics Center 1 Mortgage Loan. The GM Logistics Center 1 Mortgage Loan is prepayable without penalty on or after November 1, 2026.

The Borrower and the Sponsor. The borrower is NP Wentzville B1, LLC (the “GM Logistics Center 1 Borrower”), a Missouri limited liability company and single purpose entity with two independent directors. Legal counsel to the GM Logistics Center 1 Borrower delivered a non-consolidation opinion in connection with the origination of the GM Logistics Center 1 Mortgage Loan. Nathaniel Hagedorn is the guarantor of certain nonrecourse carveouts under the GM Logistics Center 1 Mortgage Loan.

The sponsor, Nathaniel Hagedorn, is the founder and CEO of NorthPoint Development, LLC, a Kansas City based real estate development, management and leasing firm that is principally focused on the industrial, multifamily and senior living markets in the central part of the United States. Mr. Hagedorn is

A-3-15

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

responsible for the overall strategy of the company and is chiefly focused on guiding development, leasing, and management activities for the firm. NorthPoint Development, LLC has raised over $2.2 billion in capital for various real estate projects, including the purchase of 2,200 acres of undeveloped industrial land with an anticipated future development footprint of approximately 33.5 million SF. Since its inception in 2011, NorthPoint Development, LLC has developed and managed approximately 30 million SF of industrial space and approximately 2,000 multifamily apartment units. At origination, the sponsor had approximately $8.0 million of cash equity remaining in the GM Logistics Center 1 Property.

The Property. The GM Logistics Center 1 Property is an industrial warehouse and distribution facility located in Wentzville, Missouri. The GM Logistics Center 1 Property was constructed in 2016 for General Motors LLC (“GM”), a wholly-owned subsidiary of General Motors Company (“GMC”), and consists of one single-story, 1,131,022 SF building situated on an 85.2-acre site. The GM Logistics Center 1 Property is leased to GM and is a state-of-the-art, just-in-time logistics center utilizing a non-union labor workforce to supply components to the nearby GM Wentzville Assembly Center (the “Plant”). The Plant, located approximately 0.4 miles east of the GM Logistics Center 1 Property, employs 4,561 employees and produces the Chevy Colorado and GMC Canyon, both of GM’s midsize truck offerings, in addition to being the global production site for GM’s full-size van line. GM has invested approximately $3.7 million in the development of the GM Logistics Center 1 Property and approximately $600 million in the adjacent Plant since 2011. During 2015, GM implemented a 3rd and 4th work shift which afforded 24-hour production and created approximately 750 new jobs at the Plant in order to meet anticipated demand for new mid-size trucks. According to the appraisal, the GM Logistics Center 1 Property represents the consolidation of three warehouses previously leased by GM and is projected to save GM between approximately $2.5 million and $3.3 million per month from reduced transportation costs and increased assembly efficiency.

The GM Logistics Center 1 Property features 32-foot ceiling heights, 168 dock high loading doors, 6 drive-in doors, 215 trailer stalls, and a 3,000 amp 3-phase electric system. There are 606 parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 SF of rentable area. As of June 1, 2017, the GM Logistics Center 1 Property was 100.0% occupied. GM holds a lease at the GM Logistics Center 1 Property that runs through December 31, 2026 (the “GM Lease”) and has six five-year lease renewal options thereafter.

Major Tenant.

GMC (1,131,022 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1908 and headquartered in Detroit, Michigan, GMC (NYSE: GM; Fitch/Moody’s/S&P: BBB-/Baa3/BBB) designs, builds, and sells cars, crossovers, trucks, and automobile parts worldwide. GMC reported a net revenue increase of approximately 38.7% as of first quarter 2017 and trailing twelve month earnings per share of $6.00 with a market capitalization of approximately $50.6 billion as of May 3, 2017. In addition, GMC sells cars and trucks to dealers for consumer retail sales, as well as to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies, and governments, and also offers connected safety, security and mobility solutions, and information technology services. GMC operates through GM North America, GM Europe, GM International Operations, GM South America, and GM Financial segments while marketing its vehicles under the Buick, Cadillac, Chevrolet, GMC, Holden, Baojun, Jiefang, and Wuling brand names.

The following table presents certain information relating to the leases at the GM Logistics Center 1 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
General Motors LLC	BBB-/Baa3/BBB	1,131,022	100.0%	$5,444,367	100.0%	$4.81	12/31/2026(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,131,022	100.0%	$5,444,367	100.0%	$4.81

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	General Motors LLC has six five-year lease renewal options remaining.

A-3-16

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

The following table presents certain information relating to the lease rollover schedule at the GM Logistics Center 1 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026(2)	1	1,131,022	100.0%	100.0%	$4.81	$5,444,367	100.0%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,131,022	100.0%		$4.81	$5,444,367	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	General Motors, LLC has six five-year lease renewal options remaining.

The Market. The GM Logistics Center 1 Property is located in Wentzville, Missouri, within the St. Louis, MO-IL metropolitan statistical area (the “St. Louis MSA”). Wentzville is situated approximately 42.0 miles northwest of the St. Louis central business district. According to the related appraisal, the St. Louis MSA is the largest metropolitan area in the state of Missouri and the 20th largest in the U.S. with a total population of approximately 2.8 million as of year-end 2016. St. Louis is home to the nation’s second largest inland port by trip-ton miles and third largest by tonnage. According to the St. Louis Port Authority, the Port District covers over 19.3 miles of riverbank and includes 6,000 acres of commercial/industrial developments. In addition, the St. Louis region offers access to the third largest rail hub in the U.S., linking six class one railroads with more than 4,000 miles of track. The St. Louis MSA is a center for bioscience, advanced manufacturing, financial and professional services and information technology and is home to 9 Fortune 500 companies, including Express Scripts Holding, Centene, Emerson Electric, Monsanto, Reinsurance Group of America, Edward Jones Financial, Graybar Electric, Ameren and Peabody Energy.

Regional access to the GM Logistics Center 1 Property is provided by Interstate 70 (approximately 1.0 mile south), and US Highway 61 (immediately west of the GM Logistics Center 1 Property). Primary arterials include Wentzville Parkway (immediately north of the GM Logistics Center 1 Property) and Wentzville Industrial Drive, which fronts the GM Logistics Center 1 Property.

According to the related appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the GM Logistics Center 1 Property was 4,428, 38,530, and 62,835, respectively, while the 2016 estimated average household income within the same radii was $71,645, $94,695, and $97,980, respectively.

According to a third-party market research report, the GM Logistics Center 1 Property is located within the St. Louis industrial market, which consisted of approximately 271.1 million SF as of the fourth quarter of 2016, with an overall vacancy rate of 5.6%. The average rental rate for the overall market in the fourth quarter of 2016 was $4.07 PSF. The market’s net absorption was 5,777,251 SF with 3,902,138 SF of new construction delivered as of year-end 2016. Additionally, the GM Logistics Center 1 Property is located within the St. Charles County industrial submarket, which is situated in the northwest corner of the St. Louis MSA. As of the fourth quarter of 2016, the St. Charles County industrial submarket consisted of approximately 25.7 million SF of industrial space with a vacancy rate of 2.0% and an average rental rate of $5.02 PSF.

A-3-17

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

The following table presents recent leasing data at competitive properties with respect to the GM Logistics Center 1 Property:

Competitive Property Summary
Property Name/Address	Year Built	Size (SF)	Clear Height (feet)	Door Docks	Distance to Subject	Tenant	Initial Rent/SF	Lease Type	Lease Date	Lease Term (Yrs.)
GM Logistics Center 1 201 Logistics Center Drive Wentzville, MO	2016	1,131,022	32	168	--	General Motors	$4.81(1)	NNN	12/27/2016(1)	10.0
Corporate Woods 65 Corporate Woods Drive Bridgeton, MO	1992	556,287	36	59	43 miles	Whirlpool	$3.27	NNN	12/1/2016	3.0
3050 Gateway Commerce Center Drive 3050 Gateway Commerce Drive E Edwardsville, IL	2016	717,250	36	80	21 miles	Amazon	$3.35	NNN	6/1/2016	10.0
12 Gateway Commerce 12 Gateway Commerce Drive E Edwardsville, IL	2015	673,137	32	90	42 miles	Saddle Creek Company	$3.45	NNN	7/1/2015	5.0
3M 1650 Macom Drive DeKalb, IL	2016	978,120	32.5	161	241 miles	3M	$4.24	NNN	8/1/2016	10.0
12808 Lafayette Center Road 12808 Lafayette Center Road Roanoke, IN	2016	804,810	32	NAV	328 miles	General Motors	$4.62	NNN	6/29/2016	10.0
200 Kindleberger Road 200 Kindleberger Road Kansas City, KS	2016	841,719	32	NAV	204 miles	General Motors	$4.53	NNN	5/26/2016	10.0

Source: Appraisal

(1)	Based on underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GM Logistics Center 1 Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	In-Place	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$4,995,556(2)	$5,444,367(3)	$4.81
Total Recoveries	N/A	N/A	N/A	N/A	$959,862	$963,833	$0.85
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	$0	($320,410)	($0.28)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,955,418	$6,087,790	$5.38
Total Operating Expenses	N/A	N/A	N/A	N/A	$895,659	$899,630(4)	$0.80
Net Operating Income	N/A	N/A	N/A	N/A	$5,059,759	$5,188,160	$4.59
Capital Expenditures	N/A	N/A	N/A	N/A	$0	$113,102	$0.10
TI/LC	N/A	N/A	N/A	N/A	$0	$194,748	$0.17
Net Cash Flow	N/A	N/A	N/A	N/A	$5,059,759	$4,880,310	$4.31

Occupancy %	N/A	N/A	N/A	N/A	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.79x	1.84x
NCF DSCR	N/A	N/A	N/A	N/A	1.79x	1.73x
NOI Debt Yield	N/A	N/A	N/A	N/A	11.1%	11.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	11.1%	10.7%

(1)	The GM Logistics Center 1 Property was built-to-suit in 2016 for GM who took occupancy December 27, 2016; therefore, historical financial statements are unavailable.

(2)	In-Place Gross Potential Rent is based on the in-place annual base rent of $4,738,782 plus in-place TDD income of $256,774 during the loan term. The GM Lease has annual rent steps of approximately 2%.

(3)	UW Gross Potential Rent has been underwritten based on the average base rent of $5,150,004 plus TDD average income of $294,363 during the loan term.

(4)	UW Total Operating Expenses are based on actual insurance premiums of $48,899, taxes of $498,444 per the GM Logistics Center 1 Property PILOT Program schedule, management fees of $182,634 (3.0% of EGI) and repairs and maintenance, as set forth in the appraisal, of $169,653 including CAM expenses.

A-3-18

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Escrows and Reserves. The loan documents provide for upfront escrows in the amount of $207,685 for real estate taxes and $1,300,869 for outstanding general contractor retainage payments and offsite infrastructure improvement costs. In addition, First American Title Insurance Company, the entity which issued the title insurance policy insuring the mortgage which secures the GM Logistics Center 1 Mortgage Loan, is holding $3,436,619 for outstanding on-site general contractor retainage payments and construction costs. The sponsor guaranteed the completion of the improvements required under the GM Lease and the infrastructure improvements required in connection with a PILOT program (See “PILOT Program” below). The GM Logistics Center 1 Borrower has no further economic obligation to the municipality. However, the GM Logistics Center 1 Borrower is obligated by the development agreement and the completion guaranty to complete the remaining infrastructure work. The loan documents also provide for ongoing monthly escrows of $41,537 for real estate taxes. The loan documents do not require monthly escrows for (i) insurance premiums (provided (a) no event of default has occurred and is continuing, and (b) the GM Logistics Center 1 Borrower provides written evidence of an acceptable blanket policy with paid receipts for renewal at least 10 days prior to expiration of said policy), (ii) replacement reserves (provided (a) no event of default has occurred and is continuing and (b) all capital repairs, improvements and replacements required to maintain the GM Logistics Center 1 Property are satisfactorily performed in a commercially reasonable fashion in a lien-free manner, in accordance with the GM Lease and applicable legal requirements and all costs and expenses in connection therewith are being paid by GM Logistics Center 1 Borrower in the ordinary course), or (iii) tenant improvements and leasing commissions (provided (a) no event of default has occurred and is continuing, and (b) no uncured default on the part of GM exists under the GM Lease). Additionally, on each payment date occurring during the continuance of a Lease Sweep Period (as defined below) all available cash will be transferred by the lender into a special rollover reserve subaccount.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) the early termination or early cancellation of any Major Lease, (iv) any Major Tenant discontinuing its business at the premises (i.e., “goes dark”) or giving notice that it intends to discontinue its business at the GM Logistics Center 1 Property, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; (vi) the occurrence of a default on the part of GM Logistics Center 1 Borrower under any Major Lease; or (vii) the occurrence of an insolvency proceeding with respect to a Major Tenant.

A “Major Lease” is any of (i) the GM Lease, and (ii) any other lease (individually or in the aggregate with respect to the same tenant and its affiliates) which covers 100,000 or more rentable SF of the improvements.

A “Major Tenant” means GM and any other tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which, when taken together, cover in the aggregate 100,000 or more rentable SF of the improvements.

Lockbox and Cash Management. The GM Logistics Center 1 Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the GM Logistics Center 1 Borrower to cause all rents to be paid directly by tenants into a clearing account maintained by the GM Logistics Center 1 Borrower at a local bank selected by the GM Logistics Center 1 Borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the GM Logistics Center 1 Borrower or the property manager receive any rents, then (i) such amounts will be deemed to be collateral for the loan and will be held in trust by the GM Logistics Center 1 Borrower or the property manager, as applicable, for the benefit, and as the property of, the lender, (ii) such amounts may not be commingled with any other funds or property of the GM Logistics Center 1 Borrower or the property manager, and (iii) the GM Logistics Center 1 Borrower or the property manager, as applicable, is required to deposit such amounts into the clearing account within one business day of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the GM Logistics Center 1 Borrower’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at the deposit bank controlled by the lender.

A “Cash Management Period” will commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) an event of default, (iii) the commencement of a Lease Sweep Period or (iv) the commencement of a Special Cash Collateral Period (as defined below), and will end upon lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the GM Logistics Center 1 Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended or (C) with respect to the matter described in clause (iv) above, such Special Cash Collateral Period has ended.

A “Special Cash Collection Period” will commence upon the occurrence of a GM Rent Reduction Event (as defined below) and will end upon the earlier to occur of (i) the date on which the Special Cash Collateral Amount (as defined below) has been deposited into the special cash collateral subaccount or (ii) the date on which the GM Logistics Center 1 Borrower has delivered to lender a letter of credit in an amount to the Special Cash Collateral Amount (as defined below).

A “GM Rent Reduction Event” means a re-measurement of the improvements which results in a reduction of the base rent and/or additional rent payable by GM under the GM Lease.

A “Special Cash Collateral Amount” in connection with a GM Rent Reduction Event, means the amount equal to (a) (i) the aggregate amount of base rent and additional rent payable by GM under the GM Lease over the twelve-month period immediately preceding the GM Rent Reduction Event less (ii) the aggregate amount of annual base rent and additional rent payable by GM under the GM Lease over the twelve month period immediately succeeding the GM Rent Reduction Event divided by (b) 9.25%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the GM Logistics Center 1 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the GM Logistics Center 1 Property. The loan documents also require

A-3-19

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Right of First Offer. GM has the right to purchase the GM Logistics Center 1 Property if the GM Logistics Center 1 Borrower elects to sell the entire GM Logistics Center 1 Property to a third party. GM must accept the offer within 30 days of notice of sale. If GM elects not to accept the offer and the GM Logistics Center 1 Borrower fails to sell the GM Logistics Center 1 Property within the next six months or agrees to terms that are materially different, the GM Logistics Center 1 Borrower must re-offer the GM Logistics Center 1 Property to GM. If GM accepts the offer, the purchase price will be reduced by $3,675,468 and proceeds will be distributed as follows: (i) closing costs, (ii) $53,835,156 to the GM Logistics Center 1 Borrower in respect of final project costs, (iii) $10,000,000 to the GM Logistics Center 1 Borrower, (iv) $3,675,468 to GM, and (v) all excess sale proceeds to be distributed equally between the GM Logistics Center 1 Borrower and GM.

Ground Lease. See “PILOT Program” below.

PILOT Program. The GM Logistics Center 1 Property benefits from a payment-in-lieu-of-taxes (“PILOT”) program with the City of Wentzville, Missouri. The GM Logistics Center 1 Property is subject to a ground lease with the City of Wentzville for a 10-year term, expiring on December 31, 2026. The sponsor purchased the land on April 22, 2016 from the city of Wentzville for $8,974,016 ($2.42 PSF of land area). Following the purchase in exchange for the benefits of the PILOT program, the sponsor deeded back the land to the City of Wentzville on June 2, 2016 for no monetary consideration. As a result, the City of Wentzville has record title to the land and leases the land back to the sponsor. The ground lease may be collapsed at any time, reverting the leasehold interest to a fee simple interest, if the sponsor chooses to forgo the PILOT program. The sponsor cannot collapse the structure without lender consent. Moreover, the City of Wentzville agreed that a termination of the PILOT program without the lender’s consent would be void.

GM currently pays the GM Logistics Center 1 Borrower annual fixed real estate taxes of $498,444, which represents the payments due under the PILOT program during the initial 10-year ground lease term. After the 10-year ground lease term, the GM Logistics Center 1 Property will be re-assessed. Pursuant to the GM Lease, GM’s real estate tax reimbursement obligation will be reset to a net basis at its first renewal as outlined in GM’s lease renewals.

In connection with the PILOT program, the City of Wentzville issued to an affiliate of the GM Logistics Center 1 Borrower an industrial revenue bond, which bond is currently owned by the GM Logistics Center 1 Borrower and pledged to the lender. The base rent under the ground lease is equal to the debt service payment under the bond. However, since the GM Logistics Center 1 Borrower is the owner of the bond, no base rent is payable under the ground lease. The ground lease contains standard notice and cure rights so that the lender may maintain the tax benefits in the event of a default or termination of the ground lease.

TDD Program. The GM Logistics Center 1 Property benefits from a transportation development district (“TDD”) program within the City of Wentzville. The TDD program was established concurrently with the PILOT program to reimburse the GM Logistics Center 1 Borrower for infrastructure development costs. As part of the TDD program, the GM Logistics Center 1 Property is subject to a TDD assessment of $256,774 annually, which increases 3.0% annually. Pursuant to the GM Lease, the TDD assessment is paid from GM to the GM Logistics Center 1 Borrower and, pursuant to the TDD documents; the assessment is retained by said borrower. The reimbursements to be received by the GM Logistics Center 1 Borrower under the TDD program expire at the end of the 10-year PILOT program. Under the GM Lease, GM is required to pay both PILOT and the TDD assessment for the initial 10-year term of such lease. If renewed, the GM Lease becomes triple net and GM will thereafter be responsible for GM Logistics Center 1 Property expenses including all insurance premiums and real estate taxes, if re-assessed.

A-3-20

201 Logistics Center Drive Wentzville, MO 63385	Collateral Asset Summary – Loan No. 2 GM Logistics Center 1	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,488,795 63.7% 1.73x 11.4%

Moscow Mills
MM
61
79
LINCOLN COUNTY
MISSOURI
ILL.
Mississippi River
Horseshoe Lake
Maple Lake
Dardenne Lake
Incline Village Golf Course
Mette Rd
Flint Hill
P
St. Paul
W
Mexico Rd
Josephville
Guthrie Rd
Wentzville
Kansas City 200 miles
W. Meyer Rd
A
GM Wentzville Assembly Center
Wentzville Crossroads
Wentzville Crossing
Ozzie Smith Sports Complex
O'Fallon
St. Louis Lambert Intl. Airport 15 miles
70
40
Foristell
Quail Ridge Park
Lake St. Louis
64
Golf Club of Wentzville
The Falls Golf Club
O'Fallon Center
St. Peters
Mexico Rd
K
GM Logistics Center 1
201 Logistics Center Drive
Wentzville, MO 63385
Lake St. Louis
The Meadows at Lake St. Louis
O'Fallon Walk Shopping Center
Shops at Laura Hill
Woodlands Sports Park
N
Shoppes at Hawk Ridge
Dardenne Town Sq.
364
Deer Creek Crossing
St. Charles Community College
The National Equestrian Center
Nortek Global
T
ST. CHARLES COUNTY
Z
MasterCard
Cottleville
Foristell Rd
Dardenne Prairie
August A. Busch Wildlife Area
Laboure Shopping Center
Progress West Hospital
94
Weldon Spring
The Missouri Bluffs Golf Club
DANIEL BOONE BRIDGE
St. Louis 24 miles
Weldon Spring Conservation Area
Howell Island Conservation Area
St. Louis Premium Outlets
Spirit of St. Louis Airport
Missouri River
Chesterfield
Centaur Rd
Defiance
Wildwood
Dr. Edmund A. Barber Memorial State Park
109
ST. LOUIS COUNTY
MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
Spanish Lake
Edwardsville
Lake St. Louis
St. Peters
Dardenne Prairie
Weldon Spring
Overland
Jennings
Granite City
University City
Chesterfield
Creve Coeur
East St. Louis
Town and Country
ST. LOUIS
Wildwood
Ballwin
Kirkwood
Crestwood
Cahokia
Belleville
Fenton
Gray Summit
Concord
Oakville
Columbia
House Springs
Arnold
Cedar Hill
Barnhart
Waterloo

A-3-21

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

A-3-22

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$40,000,000			Location:	Sunnyvale, CA 94089
Cut-off Date Balance(2):	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph K. Paul (a/k/a Jay Paul)			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.549797%			Size:	314,352 SF
Note Date:	12/30/2016			Cut-off Date Balance per SF(2):	$589
First Payment Date:	2/6/2017			Maturity Date Balance per SF(2):	$542
Maturity Date:	1/6/2027			Property Manager:	Paul Holdings, Inc., dba Jay Paul Company (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$15,436,076
Seasoning:	5 months			UW NOI Debt Yield(2):	8.3%
Prepayment Provisions(3):	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(2):	9.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(2):	1.80x (IO) 1.38x (P&I)
Additional Debt Type(4):	Pari Passu/Mezzanine			Most Recent NOI(6):	N/A
Additional Debt Balance(4):	$145,000,000/$40,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (6/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$253,015	$84,338	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$311,100,000 (3/1/2018)
TI/LC:	$12,312,957	$0	N/A	Cut-off Date LTV Ratio(2)(7):	59.5%
Other:	$17,051,831	Springing	N/A	Maturity Date LTV Ratio(2)(7):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$185,000,000	82.2%	Loan Payoff:	$134,943,058	60.0%
Mezzanine Loan:	$40,000,000	17.8%	Reserves:	$29,617,804	13.2%
			Closing Costs:	$6,133,584	2.7%
			Return of Equity:	$54,305,554	24.1%
Total Sources:	$225,000,000	100.0%	Total Uses:	$225,000,000	100.0%

(1)	The Moffett Place Google Whole Loan was originated by Deutsche Bank AG, New York Branch and acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York (“UBS AG, New York Branch”). UBS AG, New York Branch has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties- The Sponsors and Mortgage Loan Sellers- UBS AG, New York Branch” in the Prospectus.
(2)	The Moffett Place Google Mortgage Loan is part of the Moffett Place Google Whole Loan, which is comprised of six pari passu promissory notes with an aggregate principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Moffett Place Google Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR (P&I) based on the combined Moffett Place Google Whole Loan and Moffett Place Google Mezzanine Loan (as defined below) aggregate original principal balance of $225,000,000 and the “as stabilized” appraised value of $311,100,000 are $716, $659, 72.3%, 66.6%, 6.9%, 7.5% and 1.07x, respectively.
(3)	The defeasance lockout period will be at least 29 payment dates beginning with and including the first payment date on February 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Moffett Place Google Whole Loan or (ii) two years from the closing date of the securitization of the last Moffett Place Google Whole Loan promissory note to be securitized.
(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The Moffett Place Google Property was built in 2016; therefore, historical operating statistics are unavailable.
(7)	The Appraised Value represents the “as stabilized” appraised value, which assumes that the borrower’s contractual tenant improvement and leasing commissions obligations have been fulfilled, there is no outstanding free rent, payment of rent has commenced and the Moffett Place Google Property is leased at a market rent level as of March 1, 2018. Based on the “as-is” appraised value of $272,500,000 as of November 29, 2016, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 67.9% and 62.5%, respectively. Based on the combined Moffett Place Google Whole Loan, Moffett Place Google Mezzanine Loan and the “as-is” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 82.6% and 76.0%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Moffett Place Google Mortgage Loan”) is part of a whole loan (the “Moffett Place Google Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $185,000,000, all of which are secured by a first priority fee mortgage encumbering a 314,352 SF office property known as Moffett Place Google in Sunnyvale, California (the “Moffett Place Google Property”). Promissory Note A-2, in the original principal amount of $40,000,000, represents the Moffett Place Google Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 and Note A-3 with an aggregate original principal balance of $70,000,000 are currently held in the CD 2017-CD3 Trust. Promissory Note A-4, Note A-5 and Note A-6 with an aggregate original principal balance of $75,000,000 are expected to be held in the CD 2017-CD4 Trust. Promissory Note A-1, Note A-3, Note A-4, Note A-5 and Note A-6 collectively represent the pari passu companion loans (the “Moffett Place Google Pari Passu Companion Loans”). The Moffett Place Google Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CD 2017-CD3 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-23

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Moffett Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CD 2017-CD3	Yes
Note A-2	$40,000,000	$40,000,000	UBS 2017-C1	No
Note A-3	$30,000,000	$30,000,000	CD 2017-CD3	No
Note A-4	$30,000,000	$30,000,000	CD 2017-CD4	No
Note A-5	$25,000,000	$25,000,000	CD 2017-CD4	No
Note A-6	$20,000,000	$20,000,000	CD 2017-CD4	No
Total	$185,000,000	$185,000,000

The proceeds of the Moffett Place Google Whole Loan, along with a $40,000,000 mezzanine loan (the “Moffett Place Google Mezzanine Loan”), were used to retire existing debt of the Moffett Place Google Property, return equity to the sponsor, fund reserves and pay origination costs.

The Borrower and the Sponsor. The borrower is MP B3 LLC (the “Moffett Place Google Borrower”), a single-purpose, single-asset entity. Legal counsel to the Moffett Place Google Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Place Google Whole Loan. The nonrecourse carve-out guarantors are Joseph K. Paul (a/k/a Jay Paul) (“Jay Paul”), Jay Paul Revocable Living Trust Dated November 9, 1999 As Amended and Restated On March 19, 2010 and As Further Amended From Time to Time (the “Trust”) and Paul Guarantor LLC, on a joint and several basis. The Moffett Place Google Borrower is permitted to obtain release of Jay Paul and the Trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The sponsor is Joseph K. Paul, the founder of Jay Paul Company. Jay Paul Company is a privately held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed 11 million SF of institutional quality space with an additional 6.0 million SF under development, much of which is located near the Moffett Place Google Property in Sunnyvale. In addition, Jay Paul Company owns 25 buildings in Moffett Park, totaling 7.1 million SF. Jay Paul Company has built projects for many companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others.

The Property. The Moffett Place Google Property is comprised of a 314,352 SF, newly-constructed, Class A, single tenant office building located in Sunnyvale, California. The Moffett Place Google Property is 100.0% leased, as of June 1, 2017, to Google Inc. (“Google”) through November 2028, with two seven-year extension options and no early termination rights. Google accepted possession of its space at the Moffett Place Google Property on December 1, 2016, but is not yet required to pay rent. The rent payment obligation under the Google lease commences on February 11, 2018. At loan origination, the Moffett Place Google Borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease. See “Escrows and Reserves” below. The Moffett Place Google Property is part of a larger planned development (“Moffett Place Campus”), which currently includes three additional non-collateral identical office buildings totaling 943,056 SF that are 100.0% leased to Google through August 2027 and three additional non-collateral parking garages. The Moffett Place Campus is anticipated to include two additional non-collateral office buildings totaling 628,704 SF. The two non-collateral buildings yet to be built are also leased to Google through November 2028 and, according to the sponsor, are anticipated to be delivered in August 2017 and April 2020, respectively. The sponsor assembled the land for the Moffett Place Campus in 2012 for approximately $27.5 million and has spent approximately $126.3 million ($401.65 per SF) on the development of Moffett Place Google Property. Additionally, the sponsor has spent approximately $24.3 million ($77.18 per SF) in tenant improvements and leasing commission costs. The sponsor’s total cost basis is approximately $178.1 million ($566.44 per SF).

The Moffett Place Google Property features access to a 52,500 SF, non-collateral two-story fitness/amenities facility and three separate non-collateral parking garages. To govern access to the non-collateral common areas, fitness/amenities facility and parking garages (the “Common Area Spaces”), the Moffett Place Google Property is subject to a declaration of covenants, conditions and restrictions (the “CCR”) with Moffett Place LLC (an affiliate of the sponsor and an affiliate of the owner of the three non-collateral buildings at the Moffett Place Campus), which grants the Moffett Place Google Borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Place Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Place Association LLC (the “Association”). The Association is owned by Moffett Place LLC (an entity wholly owned by Joseph K. Paul), as declarant, until the remaining buildings are completed and by the Moffett Place Google Borrower and MP 521 LLC (as owners of the completed buildings). The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Google leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Place Campus, with each completed building entitled to a proportionate share of the voting interest. The Moffett Place Google Borrower currently has a 25.0% voting interest in the Association and will have a 16.7% voting interest in the Association upon the full development of the Moffett Place Campus. The Moffett Place Google Borrower is required to pay taxes and insurance for the Common Area Spaces under the CCR.

On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet (NASDAQ: GOOG) is rated Aa2 and AA+ by Moody’s and S&P, respectively. Google represents approximately 99.1% of Alphabet’s total revenues, based on Alphabet’s 2016 annual report. Google’s core products such as Search, Android, Maps, Chrome, YouTube, Google Play and Gmail each have over one billion monthly active users.

A-3-24

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

The following table presents certain information relating to the sole occupied tenant at the Moffett Place Google Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Google	NR/Aa2/AA+	314,352	100.0%	$14,409,896	100.0%	$45.84	11/30/2028
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		314,352	100.0%	$14,409,896	100.0%	$45.84

(1)	Information is based on the underwritten rent roll.
(2)	The ratings above are those of Alphabet, Google’s parent company, which does not guarantee the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Place Google Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	1	314,352	100.0%	100.0%	$45.84	$14,409,896	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	314,352	100.0%		$45.84	$14,409,896	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Moffett Place Google Property is located in northern Sunnyvale, California within Moffett Park. Moffett Park comprises approximately 519 acres of land of which approximately 85% is improved with recently developed one- and two-story research and development buildings. Moffett Park is home to notable high technology firms, including Lab 126 (an Amazon.com subsidiary), Hewlett Packard, Juniper Networks, Lockheed-Martin, Microsoft and Yahoo!.

Jay Paul Company is re-developing over 55 acres in Moffett Park, with Moffett Place, a new, Class A office development to contain approximately 1.9 million SF of net rentable building area, in six eight-story buildings. The development also includes a 52,500 SF amenities building and parking structures. In October 2014, Google pre-leased the entire project with a staged occupancy. Phase I, which includes Buildings 1, 2, and 5, was completed in late-2016. The Moffett Place Google Property is the first building in Phase II.

Moffett Park sits alongside the State Highway 237 corridor near the intersection of U.S. Highway 101 in Silicon Valley. State Highway 237 forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. The Santa Clara County Transit System provides bus service county-wide and has four stops near the Moffett Place Google Property. In addition, a Santa Clara Light Rail station is located one block from the Moffett Google Place Property to the northwest and services the surrounding residential communities.

The Moffett Place Google Property is in the Sunnyvale submarket within Silicon Valley. According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 8.6% and 3.1%, respectively, as of third quarter of 2016. In the first three quarters of 2016, 612,796 SF of office space was delivered to the submarket, with 619,986 SF of absorption. According to an appraisal, as of the third quarter of 2016, new supply under construction in Silicon Valley stood at approximately 5.3 million SF, which consisted of approximately 3.0 million SF of built-to-suit construction and 2.3 million SF of speculative construction. As of the third quarter of 2016, the total office asking rent for the Sunnyvale submarket was $51.24 per SF, which is in line with the Silicon Valley total office average asking rent of $51.48 per SF. Within the Sunnyvale submarket, the average asking rent for Class A office properties is $53.76 per SF.

A-3-25

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

The following tables present certain information relating to sales and lease comparables for the Moffett Place Google Property:

Office Building Sale Comparables
Property Name	Property Location	NRA	Sale Date	Sale Price (in millions)	Sale Price PSF
Moffett Place Google Property	Sunnyvale, CA	314,352(1)	N/A	$311.1(2)	$990
Campus @ 3333, Phase 1	Santa Clara, CA	459,655	Dec 2015	$305.1	$664
Sunnyvale Town Center	Sunnyvale, CA	313,920	Dec 2015	$270.0	$860
Castro Station	Mountain View, CA	114,809	Nov 2015	$148.5	$1,293
NetFlix	Los Gatos, CA	260,830	Oct 2015	$193.1	$740
Cupertino Gateway	Cupertino, CA	220,672	Aug 2015	$165.0	$748

Source: Appraisal

(1)	Based on the underwritten rent roll.
(2)	Represents the “as stabilized” appraised value as of March 1, 2018.

Office Lease Comparables
Property Name	Property Location	Tenant Name	Lease Date	NRA	Lease Term (yrs)	Base Rent PSF	Lease Type
Moffett Place Google Property	Sunnyvale, CA	Google(1)	Dec 2016(1)	314,352(1)	12.0(1)	$45.84(1)	Net
Moffett Towers II, Building 2	Sunnyvale, CA	Confidential	Dec 2016	362,600	10.0	$48.00	Net
Sunnyvale City Center	Sunnyvale, CA	Red Hat	Nov 2016	28,389	7.2	$70.80	Net
Moffett Gateway	Sunnyvale, CA	Google Inc.	July 2016	612,691	10.0	$44.40	Net
Sunnyvale Business Park	Sunnyvale, CA	Raytheon	July 2016	162,550	3.0	$47.40	Net
Santa Clara Square	Santa Clara, CA	AMD	Aug 2016	220,156	10.0	$42.60	Net
Santa Clara Square	Santa Clara, CA	Cambridge Industries	May 2016	220,156	7.4	$43.80	Net
Moffett Towers I	Sunnyvale, CA	Google	Apr 2016	238,602	10.0	$44.40	Net

Source: Appraisal
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Moffett Place Google Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$14,409,896	$45.84
Credit Tenant Rent Steps(3)	N/A	N/A	N/A	$1,916,870	$6.10
Total Recoveries	N/A	N/A	N/A	$1,970,759	$6.27
Total Other Income(4)	N/A	N/A	N/A	$459,269	$1.46
Less Vacancy & Credit Loss(5)	N/A	N/A	N/A	($937,840)	($2.98)
Effective Gross Income	N/A	N/A	N/A	$17,818,954	$56.68
Total Operating Expenses	N/A	N/A	N/A	$2,382,878	$7.58
Net Operating Income	N/A	N/A	N/A	$15,436,076	$49.10
Capital Expenditures	N/A	N/A	N/A	$62,870	$0.20
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$15,373,206	$48.90

Occupancy %	N/A	N/A	N/A	100.0%
NOI DSCR (P&I)(6)	N/A	N/A	N/A	1.39x
NCF DSCR (P&I)(6)	N/A	N/A	N/A	1.38x
NOI Debt Yield(6)	N/A	N/A	N/A	8.3%
NCF Debt Yield(6)	N/A	N/A	N/A	8.3%

(1)	The Moffett Place Google Property was constructed in 2016; therefore, historical operating information is not available.
(2)	Gross Potential Rent has been underwritten based on 100.0% physical occupancy as of the Cut-off Date and includes rent steps through February 2018.
(3)	Credit Tenant Rent Steps represent the straight-line average of Google’s contractual step rent through lease expiration.
(4)	Other income reflects the amenities use fee, including contractual rent steps through February 2018, and straight line average of contractual rent steps of the amenities use fee through lease expiration.
(5)	Vacancy & Credit Loss is underwritten to a vacancy rate of 5.0% of all revenue. The Moffett Place Google Property is underwritten based on 100.0% physical occupancy as of the Cut-off Date.
(6)	Debt service coverage ratios and debt yields are based on the Moffett Place Google Whole Loan.

A-3-26

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Escrows and Reserves. In connection with the origination of the Moffett Place Google Whole Loan, the borrower funded reserves of (i) $253,015 for real estate taxes; (ii) $12,312,957 for outstanding approved leasing expenses in connection with the Google lease; and (iii) $17,051,831 to cover gap rent and rent concessions under the Google lease ($6,964,903 of which is for gap rent that covers full rent under the Google lease until the additional rent commencement date on June 1, 2017).

Additionally, on each payment date, the Moffett Place Google Borrower is required to fund the following reserves with respect to the Moffett Place Google Property: (i) a tax reserve in an amount equal to 1/12th of the amount that the lender estimates (initially $84,338) will be necessary to pay taxes over the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Moffett Place Google Property is covered by an acceptable blanket policy (at closing, insurance was maintained under an acceptable blanket policy). Additionally, during a Lease Sweep Period (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

Lockbox and Cash Management. The Moffett Place Google Whole Loan documents require a hard lockbox with in-place cash management. The Moffett Place Google Whole Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to Moffett Place Google Property be promptly deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR, approved extraordinary operating expenses, debt service on the mezzanine loan (see “Mezzanine Loan and Preferred Equity” below) and, during a Lease Sweep Period, an amount equal to $261,960 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to a debt service reserve account (the “Debt Service Reserve Account”) until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Place Google Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Moffett Place Google Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Moffett Place Google Whole Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause, (iv) such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) as of any calculation date, the credit rating of a tenant (or the parent entity of such tenant) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (ii) the debt service coverage ratio, as of any calculation date, falls below 1.41x based on the Moffett Place Google Whole Loan balance or 1.10x based on the total debt (including the mezzanine loan balance), respectively, and will end when the debt service coverage ratio is at least 1.41x based on the Moffett Place Google Whole Loan balance and 1.10x based on the total debt (including the mezzanine loan balance) for two consecutive calendar quarters.

The debt service coverage ratio tests are calculated using straight-line average rent under the Google lease (or that of any successor tenant that is investment grade).

A “Lease Sweep Period” will commence upon the first monthly payment date following the earliest to occur of (a) July 6, 2023; (b) the date on which, with respect to a Lease Sweep Lease (as defined below), (i) the tenant cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the space under its Lease Sweep Lease prior to the then-current expiration date or (ii) the tenant delivers notice that it is canceling all or a Material Termination Portion of the space under the Lease Sweep Lease; (c) the date on which a tenant under a Lease Sweep Lease goes dark at 20% or more of its space under a Lease Sweep Lease; provided, however, that if the tenant under a Lease Sweep Lease is either (x) an investment grade rated entity or (y) has subleased the dark space portion of its premises to an investment grade rated entity that has accepted delivery thereof and is paying unabated rent at a rate no less than required under the Lease Sweep Lease, the tenant under a Lease Sweep Lease will not be deemed to have gone dark; (d) a default by the tenant under a Lease Sweep Lease that continues beyond the cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or (f) the date on which, with respect to the Google lease, neither Google nor Google’s parent company is an investment grade rated entity. A Lease Sweep Period (other than a Lease Sweep Period triggered by an insolvency proceeding of a tenant under a Lease Sweep Lease) will not be triggered (or, if already triggered, may be terminated) if the Moffett Place Google Borrower delivers to the lender an acceptable letter of credit in an amount equal to $11,002,320 ($35.00 per SF), provided, if such Lease Sweep Period is triggered by clause (c) or (f) above, such acceptable letter of credit will be in an amount equal to $15,717,600 ($50.00 per SF).

A Lease Sweep Period will end on the earliest to occur of (1) with respect to clauses (a) or (b) above, (A) with respect to the space under each Lease Sweep Lease, the tenant under a Lease Sweep Lease has exercised a renewal or extension, provided that the tenant under the Lease Sweep Lease is under a qualified lease, as described in the loan documents and satisfied the occupancy conditions, as described in the loan documents, (B) one or more replacement tenants acceptable to the lender execute and deliver replacement leases covering at least 75% of the SF demised under the Google lease, provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (C) a combination of sub-clauses (A) and (B) above occurs; (2) with respect to clause (c) or (f) above, the date on which either (A) one or more replacement tenants execute and deliver replacement leases covering at least 75% of the SF demised under the Google lease, provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (B) the Google tenant (or its parent) is restored as an investment grade rated entity or the entirety of the Lease Sweep Lease has been sublet to an investment grade rated entity that has accepted delivery thereof and is paying fully unabated rent at a contract rate not less than that required under a Lease Sweep Lease; (3) with respect to clause (d) above, the date on which the default has been cured and no other default under such Lease Sweep Lease occurs for three consecutive months following such cure; (4) with respect to clause (e) above, the applicable insolvency proceeding has been terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (5) with respect to clauses (a), (b), (c), (d) and (f) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep and Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep and Debt Service Reserve

A-3-27

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a) and/or (d) above, $11,002,320 ($35.00 per SF); (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 per SF of the terminated space; (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and or/(d) above is concurrently continuing, $50.00 per SF of dark space; or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is currently continuing, $15,717,600 ($50.00 per SF).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) above, $9,430,560 ($30.00 per SF) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) or (c) above, $30.00 per SF of the dark or terminated space.

A “Lease Sweep Lease” is the Google lease or any replacement lease or leases which cover at least 75% of the rentable SF demised under the Google lease as of December 30, 2016.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the amount of space under the Lease Sweep Lease affected by such cancellation or termination.

Additional Secured Indebtedness (not including trade debts). The Moffett Place Google Property also secures the Moffett Place Google Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $145,000,000. The Moffett Place Google Pari Passu Companion Loans accrue interest at the same rate as the Moffett Place Google Mortgage Loan. The Moffett Place Google Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Moffett Place Google Pari Passu Companion Loans. The holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Moffett Place Google Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. The Moffett Place Google Mezzanine Loan refers to a loan with a Cut-off Date principal balance of $40,000,000 made to MP B3 Mezz LLC, a Delaware limited liability company, by KDF REIT Investments, LLC, secured by 100% of the direct or indirect equity interest in the Moffett Place Google Borrower. The Moffett Place Google Mezzanine Loan and the Moffett Place Google Whole Loan are subject to an intercreditor agreement between the Moffett Place Google Whole Loan lender and related mezzanine lender. As of the Cut-off Date, the Moffett Place Google Mezzanine Loan is expected to be held by KDF REIT Investments, LLC.

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV(2)
$40,000,000	6.5000%	120	360	60	1.07x	6.9%	72.3%

(1)	Based on principal and interest payments after the interest-only period of 60 months.
(2)	Based on the “as stabilized” appraisal value of $311,100,000 as of March 1, 2018. Based on the “as-is” appraised value of $272,500,000 as of November 29, 2016, the Total Debt Cut-off Date LTV Ratio is 82.6%.

Release of Property. Not permitted.

Terrorism Insurance. The Moffett Place Google Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Place Google Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Place Google Property and 24 months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

A-3-28

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 3 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 59.5% 1.38x 8.3%

Moffett Place Google
1170 Bordeaux Drive
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Palo Alto
Mountain View
Los Altos
SUNNYVALE
Downtown Sunnyvale
SANTA CLARA
SANTA CLARA COUNTY
Cupertino
SAN JOSE
Rainbow
Moffett Federal Airfield
NASA Ames Research Ctr.
Moffett Field Golf Course
Shoreline Golf Links
Shoreline Amphitheatre
Intuit
LinkedIn
Googleplex
Computer History Museum
Microsoft
Yahoo Corporate Campus
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Levi's Stadium
California's Great America
West Valley Mission College
Broadcom
Mercado Santa Clara
Intel
Ericsson
San Jose Intl. Airport 2 miles
NVIDIA
HP
Lockheed Martin
Amazon Lab126
Juniper Networks
NetApp
Moffett Towers
Google Tech Corners
Sheraton Sunnyvale
Symantec
Google Quad Campus
Sunnyvale Golf Course
LinkedIn Corp.
Synopsys
Apple Sunnyvale
T-Mobile
Thompson Reuters
@WalmartLabs
Chelsio Communications
Northrop Grumman
Cambrios Technologies Corp.
Trimble Inc.
AMD
Akamai Technologies
Applied Materials
Cuesta Park
Sunken Gardens Golf Course
Ortega Park
Central Park
Kaiser Permanente Santa Clara Medical Center
Homestead Square Shopping Ctr.
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A-3-29

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

A-3-30

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,000,000			Location:	Berkeley, CA
Cut-off Date Balance:	$35,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	RAD Urban			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.92443%			Size(3):	236 Beds
Note Date:	5/11/2017			Cut-off Date Balance per Bed:	$148,305
First Payment Date:	6/6/2017			Maturity Date Balance per Bed:	$148,305
Maturity Date:	5/6/2027			Property Manager:	ACC SC Management (California) LP
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,222,725
Seasoning:	1 month			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (12); YM1 (101); O (7)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.84x
Additional Debt Type(1):	Mezzanine			Most Recent NOI(4):	N/A
Additional Debt Balance(1):	$12,000,000			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(2)				Most Recent Occupancy:	100.0% (4/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	N/A
RE Tax:	$7,234	$7,234	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$37,258	$3,515	N/A	Appraised Value (as of):	$68,790,000 (3/17/2017)
Replacements:	$0	$2,950	N/A	Cut-off Date LTV Ratio:	50.9%
Transition Reserve Funds:	$1,000,000	$0	N/A	Maturity Date LTV Ratio:	50.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	74.5%	Loan Payoff:	$16,945,590	36.1%
Mezzanine Loans:	$12,000,000	25.5%	Reserves:	$1,044,492	2.2%
			Closing Costs:	$1,009,485	2.1%
			Return of Equity:	$28,000,433	59.6%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” for further discussion of additional debt.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The Garden Village Property has 77 units totaling 236 beds. Excluding the seven units leased at below-market rents in the Below Market Rent (“BMR”) program, the Garden Village Property has 214 beds. The Garden Village Property also includes rooftop farm/gardens leased to a third party operator.
(4)	The Garden Village Property was built in 2016, therefore prior historical information is unavailable.

The Mortgage Loan. The fourth largest mortgage loan (the “Garden Village Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000, which is secured by a first priority fee mortgage encumbering a 236-bed student housing property located at 2201 Dwight Way in Berkeley, California (the “Garden Village Property”). The proceeds of the Garden Village Mortgage Loan, together with two mezzanine loans with an aggregate original principal amount of $12,000,000, were used to refinance a previous mortgage loan secured by the Garden Village Property, fund upfront reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is Dwight Neun Owner, LLC (the “Garden Village Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The Garden Village Borrower is wholly-owned by Dwight Mezz LLC, which is wholly-owned by Dwight Mezz II LLC, which in turn is owned by Dwight Holdings LLC. Dwight Holdings LLC is owned by NGI East Bay Portfolio, LLC (39.8%), Dwight Partners LLC (39.8%) and Garden Village Partners LLC (20.4%), each of which is 43.7%, 54.7% and 22.1%, respectively, owned by Randall Miller and Anthony Levandowski, the nonrecourse carve-out guarantors of the Garden Village Mortgage Loan. Randall Miller and Anthony Levandowski are co-founders of RAD Urban, the sponsor of the Garden Village Mortgage Loan. Anthony Levandowski is currently subject to litigation as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

RAD Urban is based in the Bay Area and develops modular mid-rise and high-rise student housing, multifamily, and mixed-use projects in urban neighborhoods. RAD Urban is vertically integrated, with in-house building manufacturing, design, engineering, and construction. RAD Urban has developed and invested in over 900 multifamily and student housing units. Other projects include a 25-story and a 40-story residential tower with ground floor retail in Oakland, a mixed-use development in Temescal entitled for 261 residential units, and a 192-unit multifamily property in Bountiful, Utah.

The Property. The Garden Village Property is a 77-unit Class A multifamily building, with 70 units master-leased to The Regents of the University of California (S&P:AA/Moody’s:Aa2/Fitch:AA), containing 214 student housing beds and seven units leased at below-market rents in the Below Market Rent

A-3-31

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

(“BMR”) program to low income tenants. The Garden Village Property is located at 2201 Dwight Way in Berkeley, California, approximately four blocks from the University of California at Berkeley (“UC Berkeley”) campus. Completed in 2016, the Garden Village Property is a five-story 18-building student housing complex totaling 64,378 SF comprised of 36 two-bed one-bath suites and 41 four-bed two-bath suites with an average unit size of 836 SF, including three two-bed one-bath units and four four-bed two-bath units that are part of the BMR program. As of the April 1, 2017 rent roll, the Garden Village Property was 100.0% leased.

Unit amenities include single-occupancy two-bedroom/one-bath and four-bedroom/two-bath apartments that are fully furnished with a bed, built-in desk and a chair and include a separate open-plan full-size kitchen, dining room area with a table and chairs, and living room with a couch, coffee table, end tables and TV. The fully equipped kitchens in each unit feature high-efficiency stainless steel appliances, quartz countertops, a refrigerator, a gas range/oven, a built-in microwave, a dishwasher, a sink with garbage disposal and a high-efficiency washer and dryer. Large operable windows are provided in every room and on opposing sides of each unit, providing natural lighting and ventilation and each unit has nine foot ceilings.

Community amenities available to all residents include residential 3rd and 4th level sundecks, grassy interior courtyards, bicycle storage for up to 240 bicycles, a bike link locker card, a bicycle repair station, elevator, on-site management and maintenance, a controlled access system, an on-site courtesy patrol officer, and unlimited monthly local transit passes at a 90% discount. In addition, Garden Village residents receive a free membership to the building’s Zipcar pod share service that provides residents the exclusive use of three dedicated spaces for Zipcar service.

Seventy student housing units containing 214 beds at the Garden Village Property are master-leased to The Regents of the University of California (S&P:AA/Moody’s:Aa2/Fitch:AA) at an average rental rate of $4,721 per unit/month or $67.85 PSF, increasing 3% annually throughout the full term of the lease. The Regents of the University of California is the governing board of the University of California system. The Regents of the University of California’s lease has an initial term of three years through August 2019 with two two-year renewal options and no termination options. The remaining seven multifamily units are leased at below-market rents in the BMR program at an average rental rate of $1,223 per unit/month or $17.31 PSF.

The table below shows the apartment mix at the Garden Village Property:

Garden Village Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	No. of Beds per Unit	No. of Beds	% of Total Beds	Avg. Unit Size (SF)	Total Size (SF)	Avg. Monthly Rental Rate Per Bed	Avg. Monthly Rental Rate PSF	Avg. Monthly Market Rental Rate Per Bed(3)	Avg. Monthly Market Rental Rate PSF(3)
2 Bedroom / 1 Bath	33	42.9%	2	66	28.0%	679	22,407	$1,756	$5.17	$2,000	$5.89
4 Bedroom / 2 Bath	37	48.1%	4	148	62.7%	974	36,038	$1,450	$5.95	$1,800	$7.39
2 Bedroom / 1 Bath - BMR(2)	3	3.9%	2	6	2.5%	679	2,037	$549	$1.62	$549	$1.62
4 Bedroom / 2 Bath - BMR(2)	4	5.2%	4	16	6.8%	974	3,896	$329	$1.35	$329	$1.35
Total/Wtd. Avg.	77	100.0%		236	100.0%	836	64,378	$1,437	$5.27	$1,724	$6.32

(1)	Information is based on the underwritten rent roll.
(2)	The Garden Village Property includes seven units leased at below-market rents in the BMR program to low income tenants. The maximum qualifying household income for BMR units is 50% of the area median income (“AMI”), and the maximum housing payment is 30% of 50% of AMI. The BMR rent is 72.6% below market for 2 bedroom units and 81.7% below market for 4 bedroom units.
(3)	Avg. Monthly Market Rental Rate Per Bed and Avg. Monthly Market Rental Rate PSF are based on the appraisal.

The Market. The Garden Village Property is located in Berkeley in the northwest section of Alameda County directly across the San Francisco Bay from San Francisco, approximately 5.4 miles north of the Oakland central business district. The Garden Village Property is approximately four blocks from the UC Berkeley campus at the corner of Dwight Way and Fulton Street. The Garden Village Property is located along Interstate 80, which travels southwest to San Francisco and northeast to Sacramento, and Highway 24, which travels south to Oakland and east to Walnut Creek. Downtown Berkeley has numerous restaurants, movie theaters, museums, retailers and coffee bars. There are three Bay Area Rapid Transit (“BART”) stations in Berkeley, providing commuter rail service throughout many parts of the Bay Area. The Downtown Berkeley BART station is located approximately 0.6 miles north of the Garden Village Property, providing a 23-minute ride to San Francisco’s Financial District and a 23-minute ride to the Coliseum BART Station. The Downtown Berkeley BART plaza is currently undergoing $7.6 million in improvements including a new main entrance enclosure, improved signage throughout the station and plaza, new furnishings, landscaping, paving, bus shelters and LED lighting, which are scheduled to be completed by September 2017.

Berkeley is home to UC Berkeley and the Lawrence Berkeley National Laboratory. Founded in 1868 as the University of California, UC Berkeley offers approximately 350 undergraduate and graduate degree programs in a wide range of disciplines with approximately 40,173 full-time students in 2016 and is the oldest of the ten major campuses affiliated with the University of California. UC Berkeley has a very high research activity with $789 million in research and development expenditures in the fiscal year ending June 30, 2015. UC Berkeley also co-manages three United States Department of Energy National Laboratories, including Lawrence Berkeley National Laboratory and is home to many world-renowned research institutes and organizations. UC Berkeley is ranked third on the U.S. News’ 2015 Best Global Universities rankings conducted in the U.S and nearly 50 other countries.

With a current inventory as of 2016 of approximately 8,700 beds (23.5% of the total student body), approximately 28,394 UC Berkeley students rely on off-campus housing. The market is supply constrained due to lack of available sites, neighborhood resistance, and a slow/restrictive entitlement process. The Regents of the University of California are currently resorting to housing their students as far away as Mills College in Oakland and Holy Names University in Oakland.

According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius is 62,716, 223,127, and 404,623, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius is $83,101, $119,711, and $116,030, respectively.

According to a third party research report, the Garden Village Property is located in the North Alameda multifamily submarket, which contains a total of 27,845 units. As of fourth quarter of 2016, the vacancy rate in the submarket was 5.8%. As of fourth quarter of 2016, the average asking rental rate for the submarket was $2,493 per unit.

A-3-32

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Comparable rental properties to the Garden Village Property are shown in the table below:

Garden Village Property Comparable Rentals Summary
Address City, State	Year Built/ Renovated	Occupancy	Distance to Subject	Unit Type	No. of Beds(1)	Unit Size per Bed (SF)	Rent per Month per Bed
Garden Village Property 2201 Dwight Way Berkeley, CA	2016/N/A	100.0%(2)	—	2 BR / 1 BA 4 BR / 2 BA 2 BR / 1 BA - BMR 4 BR / 2 BA - BMR	66 148 6 16	340 244 340 244	$2,000 $1,800 $549 $329
The Berk 2315 College Avenue Berkeley, CA	1927-1950/2011	100.0%	0.8 miles	2 BR / 1 BA 3 BR / 1 BA 4 BR / 2 BA	55 55 57	345 365 380	$1,496 $1,014 $1,389
Telegraph Commons 2400 Telegraph Avenue Berkeley, CA	1923/2010	100.0%	0.5 miles	1 BR / 1 BA 2 BR / 1 BA 3 BR / 1 BA	39 39 40	250 400 400	$2,500 $2,042 $1,917
Bancroft House 2334-2340 Bancroft Avenue Berkeley, CA	2010/N/A	100.0%	0.4 miles	4 BR / 2 BA 5 BR / 2 BA	8 10	400 600	$1,913 $1,730
Sequoia Apartments 2441 Haste Street Berkeley, CA	2011/N/A	100.0%	0.4 miles	1 BR / 1 BA 2 BR / 1 BA	58 58	250 375	$1,456 $1,560
Metropolitan 2301 Durant Avenue Berkeley, CA	2014/N/A	100.0%	0.3 miles	1 BR / 1 BA 2 BR / 1 BA 3 BR / 1 BA 4 BR / 1 BA	2 8 9 144	416 257 264 213	$2,100 $1,675 $1,650 $1,625

Source: Appraisal

(1)	No. of Beds for the Garden Village Property includes seven BMR units or 22 beds.
(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Garden Village Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	Market Student Housing UW	Master Lease UW	Master Lease UW per Bed
Gross Potential Rent(2)	N/A	N/A	N/A	$4,883,496	$4,102,789	$17,385
Total Other Income(3)	N/A	N/A	N/A	$11,900	$570,708	$2,418
Less Vacancy & Concessions(4)	N/A	N/A	N/A	($170,922)	($143,598)	($608)
Effective Gross Income	N/A	N/A	N/A	$4,724,474	$4,529,899	$19,194
Total Operating Expenses	N/A	N/A	N/A	$1,341,538	$1,307,174	$5,539
Net Operating Income	N/A	N/A	N/A	$3,382,935	$3,222,725	$13,656
Capital Expenditures	N/A	N/A	N/A	$15,400	$15,400	$65
Net Cash Flow	N/A	N/A	N/A	$3,367,535	$3,207,325	$13,590

Occupancy %(5)	N/A	N/A	N/A	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	1.94x	1.84x
NCF DSCR	N/A	N/A	N/A	1.93x	1.84x
NOI Debt Yield	N/A	N/A	N/A	9.7%	9.2%
NCF Debt Yield	N/A	N/A	N/A	9.6%	9.2%

(1)	Historical operating data is not available as the Garden Village Property was built in 2016.
(2)	Based on the contractual base rent as per The Regents of the University of California master lease. Master Lease UW Gross Potential Rent is based on the underwritten rent roll and includes $34,486 in straight-line average rent increases for The Regents of the University of California through the end of its term, August 19, 2019. There are two options to extend the term of the lease, each for a period of two years extending to August 19, 2023. Contractual rent increases annually by 3.0%.
(3)	UW Total Other Income includes recoveries consisting of the pro-rata share of taxes and insurance associated with The Regents of the University of California master leased units.
(4)	UW Vacancy & Concessions represents 3.5% of Gross Potential Rent.
(5)	Market Student Housing UW and Master Lease UW Occupancy % are based on physical occupancy as of the rent roll dated April 1, 2017.

Escrows and Reserves. The Garden Village Borrower deposited $7,234 upfront in escrow for annual real estate taxes, $37,258 upfront in escrow for annual insurance premiums and $1,000,000 as additional collateral for guaranteed obligations of the Garden Village Borrower into a transitional fund. The Garden Village Borrower is required to escrow monthly 1/12th of the annual estimated tax payments, 1/12th of the annual estimated insurance premiums and $2,950 for replacement reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Garden Village Mortgage Loan. The Garden Village Mortgage Loan has springing cash management. Prior to the continuance of a Cash Sweep Period (as defined below) for the Garden Village Mortgage Loan, all funds in the lockbox account will be disbursed to the Garden Village Borrower. During the continuance of a Cash Sweep Period for the Garden Village Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under

A-3-33

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

“Escrows and Reserves,” to pay debt service on the Garden Village Mortgage Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Garden Village Borrower in connection with the operation and maintenance of the Garden Village Property, to pay debt service on the mezzanine loans, and to disburse the remainder to an account to be held by the lender as additional security for the Garden Village Mortgage Loan (the “Excess Cash Flow Account”). During a Cash Sweep Period, funds on deposit in the Excess Cash Flow Account may be disbursed to the Garden Village Borrower in accordance with a pro forma transition budget established at closing to pay for (i) operating expenses (including ordinary repair and maintenance costs) and (ii) such marketing costs, leasing commissions and capital expenditures that are reasonably required to transition the Garden Village Property from a student housing facility leased to an educational institution or another third-party operator to a student housing facility that will be operated by, or on behalf of, the Garden Village Borrower.

A “Cash Sweep Period” will occur upon (i) an event of default under the Garden Village Mortgage Loan, (ii) an event of default under the mezzanine loans, (iii) any bankruptcy action involving the Garden Village Borrower, the guarantor, or the property manager, (iv) the debt service coverage ratio (in the aggregate taking into account both the Garden Village Mortgage Loan and the mezzanine loans) based on the trailing six-month period falling below 1.15x, or (iv) a Material Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 90 days for the Garden Village Borrower or the guarantor, or within 120 days for the property manager, and lender’s determination that such filing does not materially affect the Garden Village Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iv) above, the date the debt service coverage ratio (in the aggregate taking into account both the Garden Village Mortgage Loan and the mezzanine loans) based on the trailing six-month period is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (iv) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving notice of its intention to terminate or cancel or not extend or renew its lease, (ii) a Material Tenant not extending or renewing its lease upon terms and conditions reasonably acceptable to the lender, (iii) a Material Tenant failing to give notice to the landlord of its election to extend or renew its lease, (iv) an event of default under a Material Tenant lease, (v) a bankruptcy or insolvency of a Material Tenant (or, if applicable, any lease guarantor) occurs, (vi) a Material Tenant terminating its lease or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or discontinuing its operations at the Garden Village Property. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to its lease, (b) the Garden Village Borrower has provided evidence of an Acceptable Material Tenant Lease Extension (as defined below) or (c) one or more Acceptable Material Tenant Re-tenanting Events (as defined below) with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extension has been satisfied, in regard to clauses (ii) and (iii) above, (a) the Garden Village Borrower has provided evidence of an Acceptable Material Tenant Lease Extension or (b) one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied, in regard to clause (iv) above, the cure of such event of default, in regard to clause (v) above, the filing being discharged, stayed or dismissed, in regard to clause (vi) above, one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied, or in regard to clause (vii) above, the Garden Village Borrower provides evidence that (a) the Material Tenant has reopened for business or (b) one or more Acceptable Material Tenant Re-tenanting Events with respect to all Material Tenant space, provided that each of the Acceptable Material Tenant Lease Extensions have been satisfied. A Material Tenant shall not be deemed to have “gone dark” at its space if such Material Tenant has not abandoned such space and remains active in renting such space to provide student housing even if some units are from time to time temporarily unoccupied (such as between semesters or during the summer).

A “Material Tenant” means (i) The Regents of the University of California or (ii) any tenant or replacement tenant that, together with its affiliates, leases 20% or more of either (a) the total net rentable square footage at the Garden Village Property or (b) the total in place base rent at the Garden Village Property.

An “Acceptable Material Tenant Lease Extension” means an extension or renewal of a Material Tenant lease with respect to all of the applicable Material Tenant space in accordance with terms and conditions reasonably acceptable to the lender.

An “Acceptable Material Tenant Re-tenanting Event” means the leasing of all or a portion of the space under a Material Tenant lease to a replacement tenant reasonably pursuant to a lease in accordance with terms and conditions specified in the Garden Village Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Garden Village Mezzanine Loans” refer to two mezzanine loans, with an aggregate original principal amount of $12,000,000, funded concurrently with the funding of the Garden Village Mortgage Loan. The Mezzanine A loan has an original principal amount of $9,000,000, accrues interest at a rate of 6.3750% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $3,000,000 and accrues interest at a rate of 11.0000% per annum. The Garden Village Mezzanine Loans are co-terminus with the Garden Village Mortgage Loan and are interest-only for their terms. The Mezzanine A loan is currently held by UBS AG and is expected to be purchased by a third party investor and the Mezzanine B loan is currently held by Terra Income Fund 6, Inc. The Garden Village Mezzanine Loans and the Garden Village Mortgage Loan are subject to an intercreditor agreement between the Garden Village Mezzanine Loans lenders and the Garden Village Mortgage Loan lender. The Garden Village Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

A-3-34

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

The following table presents certain information relating to the Garden Village Mezzanine Loans:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$9,000,000	6.3750%	120	0	120	1.38x	7.3%	64.0%
$3,000,000	11.0000%	120	0	120	1.20x	6.9%	68.3%

Release of Property. Not permitted.

Terrorism Insurance. The Garden Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-35

2201 Dwight Way Berkeley, CA 94704	Collateral Asset Summary – Loan No. 4 Garden Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$35,000,000 50.9% 1.84x 9.2%

Berkeley P1 Bus Route
AC Transit Berkeley Bus Lines
BART
El Cerrito
EL CERRITO PLAZA
El Cerrito Plaza
CONTRA COSTA COUNTY
Thousand Oaks
Albany
Key Rte Blvd
Santa Fe Ave
Colusa Ave
Arlington Ave
Marin Ave
Solano Ave
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A-3-36

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A-3-37

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

A-3-38

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$34,000,000			Location:	Sunnyvale, CA 94085
Cut-off Date Balance(1):	$34,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David Edelstein			Year Built/Renovated:	1989/2016
Mortgage Rate:	4.22892%			Size:	349,758 SF
Note Date:	2/16/2017			Cut-off Date Balance per SF(1):	$298
First Payment Date:	4/6/2017			Maturity Date Balance per SF(1):	$298
Maturity Date:	3/6/2022			Property Manager:	Tristar Management LLC (borrower-related) sub managed by Dostart Development Company, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI(5):	$15,279,587
Prepayment Provisions(2):	LO (27); DEF/YM1 (29); O (4)			UW NOI Debt Yield(1):	14.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	3.40x
Additional Debt Balance(3):	$70,350,000/$81,890,000/$46,320,000			Most Recent NOI(6):	$11,162,184 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,365,765 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$10,916,160 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$0	$5,538	N/A	Appraised Value (as of):	$292,000,000 (1/13/2017)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	35.7%
Deferred Maintenance:	$18,375	$0	N/A	Maturity Date LTV Ratio(1):	35.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$186,240,000	63.5%	Purchase Price:	$290,700,000	99.1%
Mezzanine Loan(1):	$46,320,000	15.8%	Reserves:	$18,375	0.0%
Borrower Equity:	$60,739,811	20.7%	Closing Costs:	$2,581,436	0.9%
Total Sources:	$293,299,811	100.0%	Total Uses:	$293,299,811	100.0%

(1)	The Apple Sunnyvale Mortgage Loan is part of the Apple Sunnyvale Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $104,350,000 and a Subordinate Companion Loan (as defined below) with an aggregate original principal balance of $81,890,000. The Apple Sunnyvale Whole Loan is accompanied by the Apple Sunnyvale Mezzanine Loan (as defined below) with an outstanding principal balance of $46,320,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV on the Apple Sunnyvale Whole Loan and the Apple Sunnyvale Mezzanine Loan are $665, $665, 6.6%, 6.6%, 1.32x, 79.6% and 79.6%.

(2)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Apple Sunnyvale Whole Loan, or (ii) two years from the origination date of the securitization of the last Apple Sunnyvale Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent averaging totaling $980,401 through the loan term.

(6)	The Apple Sunnyvale Property was acquired on February 16, 2017 and most recent financials were not provided by the seller.

The Mortgage Loan. The fifth largest mortgage loan (the “Apple Sunnyvale Mortgage Loan”) is part of a whole loan (the “Apple Sunnyvale Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal balance of $104,350,000 and a subordinate note (the “Subordinate Companion Loan” or the “Apple Sunnyvale B-Note”) with an aggregate original principal balance of $81,890,000. The Apple Sunnyvale Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a 349,758 SF office property known as Apple Sunnyvale in Sunnyvale, California (the “Apple Sunnyvale Property”). Promissory Note A-2, in the original principal amount of $34,000,000 represents the Apple Sunnyvale Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 with an original principal balance of $70,350,000 is expected to be contributed to a future securitization (the “Apple Sunnyvale Pari Passu Companion Loan”). The Apple Sunnyvale B-Note has been sold to a third party investor. The Apple Sunnyvale Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust, and from and after the securitization of the Apple Sunnyvale Pari Passu Companion Loan, will be serviced pursuant to the respective pooling and servicing agreement of the future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-39

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Apple Sunnyvale Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$70,350,000	$70,350,000	Natixis Real Estate Capital LLC	No
Note A-2	$34,000,000	$34,000,000	UBS 2017-C1	No
Note B	$81,890,000	$81,890,000	Third Party Investor	Yes
Total	$186,240,000	$186,240,000

The proceeds of the Apple Sunnyvale Whole Loan, together with a mezzanine loan with a principal balance of $46,320,000 (the “Apple Sunnyvale Mezzanine Loan”) and $60,739,811 of borrower equity, were used to acquire the Apple Sunnyvale Property, fund reserves and pay closing costs.

The Borrowers and the Sponsor. The borrowers are comprised of two tenants-in-common; Risingstar II LLC and Desert Sunrise LLC (collectively, the “Apple Sunnyvale Borrowers”), both of which are single-purpose Delaware limited liability companies with two independent directors, and indirectly owned and controlled by David Edelstein. The loan sponsor and non-recourse carveout guarantor is David Edelstein. David Edelstein is the president and founder of TriStar Capital (“TriStar”), a New York City based real estate firm that both develops and invests in commercial and residential properties. TriStar has operated out of New York City for over 25 years and expanded into additional markets such as South Florida and Las Vegas. TriStar’s most notable projects include the redevelopment of the Lincoln Road pedestrian mall in Miami Beach and, in conjunction with RFR Holding LLC, the W South Beach Hotel & Residences.

The Property. The Apple Sunnyvale Property consists of three, three-story, Class A office buildings totaling 349,758 SF located on a 14.8-acre site at 410, 420 and 430 North Mary Avenue in Sunnyvale, California. The Apple Sunnyvale Property also includes a two-level parking structure and features 1,129 surface and parking spaces (3.23 spaces per 1,000 SF). The Apple Sunnyvale Property was constructed in 1989 and was most recently renovated in 2016. Capital expenditures over the past five years have totaled approximately $2.6 million and primarily included structural upgrades, landscaping and new courtyard furniture. The Apple Sunnyvale Property size and configuration is suited for single and multi-tenant use.

The Apple Sunnyvale Property is currently 100.0% leased and 77.8% physically occupied by Apple Inc. (“Apple”). Apple has taken occupancy of the 410 North Mary building, the 420 North Mary building and the ground floor of the 430 North Mary building. Apple is currently planning the space configurations of the second and third floors of the 430 North Mary building. According to the sponsor, Apple is spending approximately $61.0 million ($175 PSF) on improvements for all three buildings.

Major Tenant.

Apple (349,758 SF, 100.0% of NRA, 100.0% of underwritten rent). Apple is a leading multinational technology company that designs, manufactures, and markets mobile communication and media devices, personal computers, and portable digital music players. Apple has a market cap of $788.69 billion as of May 2, 2017. As of September 24, 2016, Apple reported annual revenue of $215.64 billion and net income of $45.69 billion. As of December 31, 2016, Apple reported record first quarter revenue of $78.35 billion and net income of $17.90 billion. Apple has fully leased the Apple Sunnyvale Property since 2015 and plans to fully occupy the campus by the end of 2017.

The following table presents certain information relating to the leases at the Apple Sunnyvale Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Apple	NR/Aa1/AA+	349,758	100.0%	$15,927,571	100.0%	$45.54	Various(3)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		349,758	100.0%	$15,927,571	100.0%	$45.54

(1)	Information is based on the underwritten rent roll.
(2)	Annual UW Rent and Annual UW Rent PSF include rent averaging through the loan term totaling $980,401.
(3)	Apple has three separate leases at the Apple Sunnyvale Property. Apple leases 116,586 SF at 410 North Mary Avenue through February 28, 2023 with one seven-year renewal option. Apple leases 116,586 SF at 420 North Mary Avenue through June 30, 2026, with one seven-year renewal option. Apple leases 116,586 SF at 430 North Mary Avenue through on November 30, 2025, with one seven-year renewal option.

A-3-40

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents certain information relating to the lease rollover schedule at the Apple Sunnyvale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	1	116,586	33.3%	33.3%	$43.90	$5,118,338	32.1%	32.1%
2024	0	0	0.0%	33.3%	$0.00	$0	0.0%	32.1%
2025	1	116,586	33.3%	66.7%	$46.64	$5,437,855	34.1%	66.3%
2026	1	116,586	33.3%	100.0%	$46.07	$5,371,378	33.7%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	3	349,758	100.0%		$45.54	$15,927,571	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling includes rent averaging through the loan term totaling $980,401.

The Market. The Apple Sunnyvale Property is located on the northwestern side of Sunnyvale, California in the heart of Silicon Valley. According to the appraisal, Sunnyvale is located along the southern shores of the San Francisco Bay and is bordered by Cupertino to the south, Santa Clara to the east, and Mountain View to the west. The Apple Sunnyvale Property is surrounded by major regional highways including US Highway 101 (three blocks north) and CA Highway 237 (two blocks west). The estimated 2017 population within a one-, three- and five-mile radius of the Apple Sunnyvale Property is 18,891, 179,488 and 399,221, respectively. According to a third party research report, the estimated 2017 average household income within a one-, three- and five-mile radius of the Apple Sunnyvale Property is $118,153, $112,691 and $118,080, respectively.

Sunnyvale features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. The Apple Sunnyvale Property is located approximately one-mile south of Moffett Park, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Other notable companies in the vicinity of the Apple Sunnyvale Property include Synopsys, Verisign, Symantec, KPMG and LinkedIn, which occupies a three building corporate campus.

According to a third party research report, the Apple Sunnyvale Property is located in the South Bay / San Jose office market. As of the first quarter of 2017, the South Bay / San Jose office market contained 115,457,483 SF of office space, with a market vacancy of 7.6% and asking rents of $40.79 per SF. Vacancy and asking rents for Class A office buildings in the South Bay / San Jose office market were 9.8% and $45.53 per SF, respectively. The Apple Sunnyvale Property is located in the Sunnyvale / Cupertino office submarket within Silicon Valley. As of the first quarter of 2017, the Sunnyvale / Cupertino office submarket contained 20,570,225 SF of office space, with a submarket vacancy of 2.5% and asking rents of $51.82 per SF. Vacancy and asking rents for Class A office buildings in the Sunnyvale / Cupertino office submarket were 1.8% and $68.16 per SF, respectively.

A-3-41

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents recent leasing data at competitive office buildings with respect to the Apple Sunnyvale Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
Apple Sunnyvale Property 410, 420 and 430 North Mary Avenue Sunnyvale, CA	1989	A	349,758	Apple	349,758	Various(1)	Various(1)	$45.54	Various(1)
Sunnyvale Business Park 430, 460 and 490 W. California Avenue Sunnyvale, CA	1979	B	162,550	Raytheon Company	162,550	2Q 2016	3.0	$47.40	3% annual increase
Sunnyvale City Center 150 Mathilda Place Sunnyvale, CA	2003	A	134,544	Red Hat	28,389	4Q 2016	7.2	$70.80	3% annual increase
Moffett Towers II Bldg. 2 11th Avenue Sunnyvale, CA	2017	A	362,600	Confidential	362,600	4Q 2016	10.5	$48.00	3% annual increase
Moffett Gateway 1225-1265 Crossman Avenue Sunnyvale, CA	2015	A	612,691	Google Inc.	612,691	2Q 2016	10.0	$44.40	3% annual increase
222 N. Wolfe Road Sunnyvale, CA	2017 and 2018	A	871,214	Apple Inc.	871,214	3Q 2015	13.0	$40.08	3% annual increase
Moffett Towers I Bldg. A 1000 Enterprise Way Sunnyvale, CA	2008	A	317,166	Google Inc.	238,602	2Q 2016	10.0	$44.40	3% annual increase
Santa Clara Square 2485 Augustine Drive Santa Clara, CA	2016	A	220,156	AMD	220,156	3Q 2016	10.0	$42.60	3% annual increase
Santa Clara Square 2445 Augustine Drive Santa Clara, CA	2016	A	220,156	Cambridge Industries	74,376	2Q 2016	7.42	$43.80	3% annual increase

Source: Appraisal

(1)	Apple has three separate leases at the Apple Sunnyvale Property. Apple leases 116,586 SF at 410 North Mary Avenue from October 1, 2012 through February 28, 2023 with one seven-year renewal option and 1.5% annual rent increases. Apple leases 116,586 SF at 420 North Mary Avenue from November 1, 2015 through June 30, 2026, with one seven-year renewal option and 3% annual rent increases. Apple leases 116,586 SF at 430 North Mary Avenue from July 1, 2015 through on November 30, 2025, with one seven-year renewal option and 3% annual rent increases.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Apple Sunnyvale Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$10,944,934	$10,524,555	$11,201,691	$15,927,571	$45.54
Total Recoveries	$3,220,783	$3,173,591	$2,826,011	$5,171,906	$14.79
Less Vacancy & Credit Loss(2)	$0	$0	$0	($632,984)	($1.81)
Effective Gross Income	$14,165,717	$13,698,146	$14,027,702	$20,466,492	$58.52
Total Operating Expenses	$3,249,557	$3,332,381	$2,865,518	$5,186,906	$14.83
Net Operating Income	$10,916,160	$10,365,765	$11,162,184	$15,279,587	$43.69
TI/LC	$0	$0	$0	$0	$0.00
Capital Expenditures	$0	$0	$0	$66,454	$0.19
Net Cash Flow	$10,916,160	$10,365,765	$11,162,184	$15,213,133	$43.50

Occupancy %(3)	90.0%	100.0%	100.0%	100.0%(2)
NOI DSCR(4)	2.44x	2.32x	2.49x	3.42x
NCF DSCR(4)	2.44x	2.32x	2.49x	3.40x
NOI Debt Yield(4)	10.5%	9.9%	10.7%	14.6%
NCF Debt Yield(4)	10.5%	9.9%	10.7%	14.6%

(1)	Gross Potential Rent has been underwritten based on the June 1, 2017 rent roll and includes rent averaging through the loan term, totaling $980,401.

(2)	The Apple Sunnyvale Property is currently 100.0% leased as of June 1, 2017. Vacancy was underwritten at 3.0%.

(3)	Occupancy in 2015, 2016 and UW reflects leased space at the Apple Sunnyvale Property.

(4)	Debt service coverage ratios and debt yields are based on the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan.

A-3-42

410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Escrows and Reserves. The Apple Sunnyvale Whole Loan documents provide for upfront reserves in the amount of $18,375 for required repairs and monthly deposits of $5,538 for replacements and repairs. The Apple Sunnyvale Borrowers are not required to make monthly deposits for real estate taxes so long as (i) no event of default under the Apple Sunnyvale Whole Loan documents has occurred and is continuing, (ii) Apple pays the taxes premiums when due and payable and the Apple Sunnyvale Borrowers provide the lender evidence of same within ten days of payment, and (iii) Apple maintains a BBB rating or above. The Apple Sunnyvale Borrower is not required to make monthly deposits insurance premiums, so long as, (i) no event of default has occurred and is continuing, (ii) Apple pays the insurance premiums when due and payable and the Apple Sunnyvale Borrowers provide the lender evidence of same within ten days of payment, and (iii) Apple maintains a BBB rating or above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Apple Sunnyvale Whole Loan. The Apple Sunnyvale Whole Loan has in place cash management. The Apple Sunnyvale Whole Loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination/new lease execution). All funds in the lockbox account are required to be swept on each business day to a clearing account controlled by the lender, and applied and disbursed in accordance with this Apple Sunnyvale Whole Loan agreement. If a Cash Sweep Period (as defined below) is occurring, excess cash will be held as additional security for the Apple Sunnyvale Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve account will be disbursed to the Apple Sunnyvale Borrowers.

A “Cash Sweep Period” will commence upon: (i) an event of default under the Apple Sunnyvale Whole Loan documents or (ii) the failure by the Apple Sunnyvale Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.075x or (iii) a Primary Tenant Sweep Period (as defined below); and will end with respect to clause (i) above, if such event of default has been cured or waived by the lender and no event that would trigger another Cash Sweep Period exists; with respect to clause (ii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default under the Apple Sunnyvale Whole Loan documents has occurred, (B) no event that constitutes another Cash Sweep Period has occurred, and (C) the debt service coverage ratio is greater than 1.075x, and with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred and no event that triggers another Cash Sweep Period has occurred.

A “Primary Tenant Sweep Period” will commence on the earliest of (i) any termination of, or receipt by the Apple Sunnyvale Borrowers of a notice to terminate any one of the Primary Tenant (as defined below) leases, provided, however, that the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for such lease to terminate, provide if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately; (ii) the Primary Tenant becoming the subject of a bankruptcy action; (iii) the Primary Tenant “going dark” in a majority of the applicable Primary Tenant premises, or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under any Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence if a Primary Tenant Replacement Event (as defined below) has occurred and such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; with respect to clause (i) above, if the combined debt service coverage ratio (including the Apple Sunnyvale Mezzanine Loan) is greater than 1.15x; with respect to clause (ii) above if the bankruptcy action is dismissed and the primary tenant lease is affirmed; with respect to clause (iii) above if the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (iv) above if the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant lease and the Apple Sunnyvale Borrowers entering into one or more new leases for all or substantially all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means initially Apple and thereafter any acceptable replacement tenant(s) thereof occupying all or substantially all of the applicable Primary Tenant premises under a lease that qualifies as a Material Lease (as defined below).

A “Material Lease” means the (x) individually, the three Apple leases or (y) all leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) constitute 10.0% or more of the Apple Sunnyvale Property’s gross leasable area, (ii) have a gross annual rent of 10.0% or more of the total annual rents, or (iii) demise at least one full floor of the improvements.

Additional Secured Indebtedness (not including trade debts). The Apple Sunnyvale Property secures the Apple Sunnyvale Mortgage Loan, which has a Cut-off Date principal balance of $34,000,000 as well as the Apple Sunnyvale Pari Passu Companion Loan, which accrues interest at the same rate as the Apple Sunnyvale Mortgage Loan. The Apple Sunnyvale Pari Passu Companion Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Apple Sunnyvale Mortgage Loan. The Apple Sunnyvale Property also secures the Apple Sunnyvale B-Note, which has a Cut-Off Date principal balance of $81,890,000. The Apple Sunnyvale B-Note accrues interest at a rate of 4.8500%. The Apple Sunnyvale B-Note is entitled to payments of principal and interest on a subordinate basis to the Apple Sunnyvale Mortgage Loan and the Apple Sunnyvale Pari Passu Companion Loan. The holders of the Apple Sunnyvale Mortgage Loan, the Apple Sunnyvale Pari Passu Companion Loan and the Apple Sunnyvale B-Note have entered into a co-lender agreement which sets forth the allocation of collections on the Apple Sunnyvale Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” in the Prospectus.

Mezzanine Loan. The Apple Sunnyvale Mezzanine Loan refers to a loan in the original principal amount of $46,320,000 made to Risingstar II Mezzanine LLC and Desert Sunrise Mezzanine LLC by Natixis, New York Branch, secured by 100% of the direct or indirect equity interest in the Apple Sunnyvale Borrowers, which was originated simultaneously with the Apple Sunnyvale Whole Loan. The Apple Sunnyvale Mezzanine Loan and the Apple Sunnyvale Whole Loan are subject to an intercreditor agreement between the Apple Sunnyvale Mezzanine Loan lender and the Apple Sunnyvale Whole Loan lender. The Apple Sunnyvale Mezzanine Loan may be transferred at any time subject to requirements and limitations set forth in the related mezzanine intercreditor agreement.

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410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

The following table presents certain information relating to the Apple Sunnyvale Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$46,320,000	6.45%	60	0	60	1.32x	6.6%	79.6%

Release of Property. Not Permitted.

Terrorism Insurance. The Apple Sunnyvale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Apple Sunnyvale Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Apple Sunnyvale Property and eighteen months of business interruption insurance containing a six month extended period of indemnity endorsement, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

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410, 420 and 430 North Mary Avenue Sunnyvale, CA 94085	Collateral Asset Summary – Loan No. 5 Apple Sunnyvale	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,000,000 35.7% 3.40x 14.6%

Apple Sunnyvale
410, 420, and 430 North Mary Avenue
Sunnyvale, CA 94085
San Francisco Bay
Palo Alto Airport of Santa Clara County
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
101
Palo Alto
LinkedIn
Googleplex
San Antonio Rd.
Computer History Museum
Microsoft
Moffett Federal Airfield
Moffett Field Golf Course
NASA Ames Research Ctr.
Yahoo Corporate Campus
Caribbean Dr.
Twin Creeks Sports Complex
Gold St.
3rd Ave.
HP
Lockheed Martin
Borregas
NetApp
Crossman
Sunnyvale Baylands Park
237
Lafayette St.
Santa Clara Golf & Tennis Club
Amazon Lab126
Juniper Networks
South Bay Fwy
Middlefield Rd.
SAN ANTONIO
CALTRAIN
Central Expwy.
Bayshore/NASA
Google Tech Corners
Moffett Towers
Moffett Park
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA
LIGHT RAIL
Levi's Stadium
San Antonio Shopping Center
85
Symantec
Sunnyvale Golf Course
Sheraton Sunnyvale
Google Quad Campus
Fair Oaks Ave.
Lawrence Expwy.
California's Great America
82
El Camino Blvd.
MTN. VIEW
Middlefield
Whisman
Evelyn
LinkedIn Corp.
Maude Ave.
West Valley Mission College
Great America Pkwy.
Broadcom
SUNNYVALE
Synopsys
T-Mobile
Mountain View
Thompson Reuters
Trimble Inc.
AMD
Mercado Santa Clara
Intel
Central Expwy.
@WalmartLabs
Ericsson
El Monte Ave.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
SUNNYVALE
Bowers Ave.
San Jose Intl. Airport 2 miles
Los Altos
Northrop Grumman
Kifer Rd.
Downtown Sunnyvale
Cuesta Park
CALTRAIN
Evelyn Ave.
LAWRENCE
NVIDIA
Stevens Creek Fwy
Monroe St.
Springer Rd.
Miramonte Ave.
Grant Rd.
El Camino Real
Remington Dr.
Foothill Expwy.
Wolfe Rd.
SANTA CLARA
280
Sunnyvale-Saratoga Rd.
Sunken Gardens Golf Course
San Tomas Expwy.
Hollenbeck Ave.
El Camino Real
SANTA CLARA COUNTY
Benton St.
Ortega Park
Lawrence Expwy.
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Homestead Square Shopping Ctr.
FUTURE APPLE HQ
Cupertino Village
Homestead Rd.
Apple
Junipero Serra Fwy
Pruneridge Ave.
Cupertino
Vallco Shopping Mall
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
Stevens Creek Blvd.
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Sausalito
Berkeley
Lafayette
Alamo
CONTRA COSTA COUNTY
OAKLAND
Alameda
Danville
SAN FRANCISCO
San Ramon
San Francisco Bay
Oakland Intl. Airport
Castro Valley
Dublin
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Millbrae
San Mateo
Union City
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Mtn. View
Moffett Federal Airfield
Woodside
Palo Alto
Milpitas
Pacific Ocean
San Jose Intl. Airport
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

A-3-45

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

A-3-46

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

Mortgage Loan Information				Property Information(3)
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance:	$33,700,000			Location:	Various
Cut-off Date Balance:	$33,700,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Martin H. Mosier			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.9500%			Size:	397 Units
Note Date:	5/8/2017			Cut-off Date Balance per Unit:	$84,887
First Payment Date:	6/6/2017			Maturity Date Balance per Unit:	$76,684
Maturity Date:	5/6/2027			Property Manager:	Del Mar Manager, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	48 months			UW NOI:	$3,260,273
Seasoning:	1 month			UW NOI Debt Yield:	9.7%
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.86x (IO) 1.46x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,442,124 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,252,726 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,911,069 (12/31/2015)
Reserves(2)				Most Recent Occupancy(4):	94.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.4% (12/31/2016)
RE Tax:	$55,739	$18,815	N/A	3rd Most Recent Occupancy:	94.5% (12/31/2015)
Insurance:	$58,699	$6,771	N/A	Appraised Value (as of):	$62,260,000 (Various)
Deferred Maintenance:	$113,187	$0	N/A	Cut-off Date LTV Ratio:	54.1%
Replacements:	$0	$9,704	N/A	Maturity Date LTV Ratio:	48.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,700,000	100.0%	Loan Payoff:	$31,095,515	92.3%
			Reserves:	$227,625	0.7%
			Closing Costs:	$547,542	1.6%
			Return of Equity:	$1,829,319	5.4%
Total Sources:	$33,700,000	100.0%	Total Uses:	$33,700,000	100.0%

(1)	See “Release of Property” below for further discussion of partial release.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Property Information and Underwriting and Financial Information are based on a combination or sum of the two multifamily properties that comprise the Los Arboles & Canyon Club Apartments Property.

(4)	Most Recent Occupancy is as of the underwritten rent rolls dated March 31, 2017 and April 5, 2017.

The Mortgage Loan. The sixth largest mortgage loan (the “Los Arboles & Canyon Club Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,700,000 secured by a first priority fee mortgage encumbering a two-property garden style multifamily portfolio comprising 397 units located in Del Mar, California and Las Vegas, Nevada (collectively, the “Los Arboles & Canyon Club Apartments Property”). The proceeds of the Los Arboles & Canyon Club Apartments Mortgage Loan were used to refinance existing debt encumbering the Los Arboles & Canyon Club Apartments Property, fund upfront reserves, pay closing costs, and return equity to the sponsor. The previous mortgage loans secured by the Los Arboles & Canyon Club Apartments Property were included in the RSO 2015-CRE3 securitization trust.

The Borrowers and the Sponsor. The borrowers are Los Arboles Apartments LLC, a single-purpose Delaware limited liability company with one independent director (the “Los Arboles Borrower”) and Southern Nevada Apartments, LLC, single purpose Nevada limited liability company with one independent director (the “Canyon Club Borrower”, together with the Los Arboles Borrower, the “Los Arboles & Canyon Club Apartments Borrower”). Majority equity ownership in the Los Arboles & Canyon Club Apartments Borrower is held indirectly by Martin H. Mosier. The Los Arboles & Canyon Club Apartments Mortgage Loan sponsor and non-recourse carveout guarantor is Martin H. Mosier.

Martin H. Mosier has over 48 years of experience in real estate development, investment, and management. Mr. Mosier has invested in and developed various business ventures relating to real estate, including 437 multifamily units and 460 hotel rooms. Mr. Mosier has held various roles in committees and councils relating to La Jolla and San Diego’s community organizations, such as Chief Financial Officer of the La Jolla Town Council Foundation in 2007-2008. Mr. Mosier continues to serve as a property manager for the Los Arboles & Canyon Club Apartments Property, while residing at the Canyon Club Apartments. According to his personal financial statement dated March 22, 2017, Mr. Mosier has a net worth of $33.6 million and following the origination of the Los Arboles & Canyon Club Apartments Mortgage Loan, liquidity of $2.0 million.

A-3-47

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

The Property. The following table represents each property comprising the Los Arboles & Canyon Club Apartments Property by descending Allocated Cut-off Date Loan Amount:

Los Arboles & Canyon Club Apartments Property Summary
Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	No. of Units	Allocated Cut-off Date Loan Amount Per Unit	Year Built / Renovated	Occupancy	Appraised Value	UW NCF DSCR	Cut-off Date LTV Ratio
Los Arboles Apartments	$21,600,000	64.1%	97	$222,680	1971 / 2013 - 2017	94.8%	$41,960,000	1.33x	51.5%
Canyon Club Apartments	$12,100,000	35.9%	300	$40,333	1975 / 2015 - 2017	95.0%	$20,300,000	1.69x	59.6%
Total/Wtd. Avg.	$33,700,000	100.0%	397	$84,887		94.9%	$62,260,000	1.46x	54.1%

The Los Arboles Apartments. The Los Arboles Apartments is a 97-unit garden-style apartment community built on 2.23 acres in 1971 in Del Mar, California, one block away from the Pacific Ocean coast. As of March 31, 2017, the Los Arboles Apartments was 94.8% occupied. The units are allocated across two three-story buildings. Each unit features cable or satellite TV, a fully equipped kitchen with electric range/oven, refrigerator, dishwasher, garbage disposal, microwave, and private balconies with ocean views and washer/dryer in select units. Common amenities include gated security, 135 parking spaces (1.39 spaces/unit), year-round heated swimming pool, spa, saunas, fitness center, two laundry facilities, and a grilling area. Since 2005, the Los Arboles & Canyon Club Apartments Borrower has invested approximately $1.2 million into the Los Arboles Apartments in capital expenditures, including approximately $751,808 ($7,751/unit) within the last four years for unit upgrades and building refurbishments such as granite countertops, new appliances, fixtures, faux-wood flooring, and thermofoil cabinets. According to the March 31, 2017 rent roll, fully renovated units, on average, drew a monthly rent premium between $250 and $582 over non-renovated units.

The Canyon Club Apartments. The Canyon Club Apartments is a 300-unit garden-style apartment community built on 11.23 acres in 1975 in Las Vegas, Nevada. As of April 5, 2017, the Canyon Club Apartments were 95.0% occupied across 35 two-story buildings. There is an additional building used as a clubhouse and fitness center. Each unit features cable TV, a fully equipped kitchen with electric range/oven, refrigerator, dishwasher, garbage disposal, microwave, and balcony area. Select units include a fireplace and washer/dryer. Common amenities include a fitness center, business center, two swimming pools, two heated spas, tennis court, playground, clubhouse, and five laundry facilities. The Canyon Club Apartments provide 392 parking spaces (1.31 spaces/unit). Since 2005, approximately $2.0 million ($6,563/unit) has been spent at the Canyon Club Apartments in capital improvements, including approximately $1.2 million ($4,164/unit) within the last four years for unit and common amenity refurnishing and upgrades. According to the April 5, 2017 rent roll, fully renovated units, on average, drew a monthly rent premium between $51 and $198 over non-renovated units.

The tables below show the apartment unit mix at the Los Arboles & Canyon Club Apartments Property:

Los Arboles Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent Per Unit	Average Market Rent Per Unit	Total SF
1 Bedroom / 1 Bath	30	30.9%	819	$2,075	$2,230	24,570
2 Bedrooms / 2 Baths	55	56.7%	1,048	$2,453	$2,395	57,650
3 Bedrooms / 2.5 Baths	12	12.4%	1,350	$2,838	$2,883	16,200
Total/Wtd. Avg.	97	100.0%	1,015	$2,384	$2,405	98,420

Source: Underwritten rent roll dated March 31, 2017.

Canyon Club Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent Per Unit	Average Market Rent Per Unit	Total SF
1 Bedroom / 1 Bath	72	24.0%	592	$599	$615	42,624
1 Bedroom / 1.5 Baths	88	29.3%	627	$591	$620	55,176
2 Bedrooms / 1 Bath	88	29.3%	760	$671	$690	66,880
2 Bedrooms / 1.5 Baths	24	8.0%	840	$662	$830	20,160
3 Bedrooms / 2 Baths	16	5.3%	1,150	$735	$960	18,400
3 Bedrooms / 2.5 Baths	12	4.0%	1,440	$939	$1,060	17,280
Total/Wtd. Avg.	300	100.0%	735	$644	$692	220,520

Source: Underwritten rent roll dated April 5, 2017.

Property Management. The Los Arboles & Canyon Club Apartments Property is managed by Del Mar Manager, LLC, a borrower-affiliated real estate management company.

The Market. The Los Arboles Apartments are located in the city of Del Mar, California, within the San Diego/Carlsbad metropolitan statistical area, one block away from the Pacific Ocean coast. Del Mar is situated in the northwest portion of San Diego County. San Diego and Los Angeles are located 18.7 miles south and 103 miles north of the Los Arboles Apartments, respectively. Access to the Los Arboles Apartments is provided by Interstate 5 and Interstate 15, major north/south interstate highways that provide access to the Canadian and Mexican borders that are located approximately 1.3 miles and 12.5 miles east, respectively, of the Los Arboles Apartments property. The San Diego/Carlsbad metropolitan statistical area’s economy is largely based on military and defense-related industries, education, biotechnology, and tourism. According to a third party market research report, the estimated 2017 population and average household income within a five-mile radius of the Los Arboles Apartments is 92,629 and $176,512, respectively. According

A-3-48

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

to a third party market research report, the North Beaches multifamily submarket consisted of 6,351 Class B/C units with average rent of $1,571 and vacancy of 1.2% as of the fourth quarter of 2016. For the third consecutive year, no multifamily units were delivered to the North Beaches multifamily submarket. The last reported completion was 73 units in 2013 and there are 1,647 units in various stages of planning and development expected to be delivered to the North Beaches submarket.

The Canyon Club Apartments are located in Las Vegas, Nevada, within the Las Vegas/Henderson/Paradise metropolitan statistical area. Located within a four-mile radius of the Canyon Club Apartments property are numerous retail centers and malls such as the Las Vegas North Premium Outlets, with over 170 retailers, and Boulevard Mall, anchored by Sears and JCPenney. The Las Vegas Convention Center, Las Vegas Strip, and McCarran International Airport are located within five miles of the Canyon Club Apartments, which have a large concentration of resort hotels and casinos and are major employment centers. According to a third party market research report, the estimated 2017 population and average household income within a five-mile radius of the Canyon Club Apartments are 520,545 and $49,486, respectively. According to an appraisal, the North Central multifamily submarket consisted of 13,454 Class B/C units with average rent of $770 and vacancy of 1.5%, as of the fourth quarter of 2016. For the ninth consecutive year, no multifamily units were delivered to the North Central multifamily submarket. The last reported completion was 192 units in 2007 and there are 1,886 units in various stages of planning and development expected to be delivered to the North Central submarket.

Comparable rental properties to the Los Arboles Apartments are shown in the tables below:

Los Arboles Apartments Competitive Property Summary
Property Name	No. of Units	Year Built	Distance (miles)	Property Occupancy	Monthly Rent Per Unit (1 Bedroom)	Monthly Rent Per Unit (2 Bedrooms)	Monthly Rent Per Unit (3 Bedrooms)
Los Arboles Apartments	97(1)	1971	-	94.8%(1)	$2,075(1)	$2,453(1)	$2,838(1)
Beach Colony	86	1969	1.8	98.0%	$2,200	$2,877	N/A
Del Mar Ridge	180	1998	2.2	98.0%	$2,100	$2,411	$2,733
Bella Del Mar	96	1981	1.3	97.0%	$2,282	$2,720	N/A
Signature Point	262	2001	1.9	94.0%	N/A	$2,948	$3,051
Total/Wtd. Avg.(2)	624			96.2%	$2,194	$2,743	$2,977

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Los Arboles Apartments.

Comparable rental properties to the Canyon Club Apartments are shown in the tables below:

Canyon Club Apartments Competitive Property Summary
Property Name	No. of Units	Year Built	Distance (miles)	Property Occupancy	Monthly Rent Per Unit (1 Bedroom)	Monthly Rent Per Unit (2 Bedrooms)	Monthly Rent Per Unit (3 Bedrooms)
Canyon Club Apartments	300(1)	1975	-	95.0%(1)	$595(1)	$669(1)	$822(1)
Lake Sahara Apartments	296	1972	0.6	85.0%	$685	$780	N/A
Pine Hills Lodge	376	1979	0.6	99.0%	$618	$742	$820
Sterling Sahara	444	1985	0.5	96.0%	$813	$965	N/A
Sonoma Shadows	376	1980	0.5	96.0%	$611	$711	$948
Sterling Park	288	1973	0.6	98.0%	$699	$780	$950
Total/Wtd. Avg.(2)	1,780			95.1%	$690	$810	$885

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Canyon Club Apartments.

A-3-49

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Los Arboles & Canyon Club Apartments Property:

Cash Flow Analysis(1)
	2014	2015	2016	2/28/2016 TTM	UW	UW per Unit
Gross Potential Rent	$4,169,691	$4,570,027	$4,979,168	$5,019,337	$5,092,213	$12,827
Other Income(2)	$38,945	$39,971	$47,416	$47,186	$47,186	$119
Less Vacancy & Credit Loss	($222,852)	($157,542)	($248,868)	($209,041)	($286,140)	($721)
Effective Gross Income	$3,985,784	$4,452,456	$4,777,716	$4,857,482	$4,853,259	$12,225
Total Operating Expenses	$1,482,665	$1,541,388	$1,524,989	$1,415,358	$1,592,986	$4,013
Net Operating Income	$2,503,119	$2,911,069	$3,252,726	$3,442,124	$3,260,273	$8,212
Capital Expenditures	$99,250	$99,250	$99,250	$99,250	$113,950	$287
Net Cash Flow	$2,403,869	$2,811,819	$3,153,476	$3,342,874	$3,146,323	$7,925

Occupancy %	91.2%	94.5%	91.4%	94.9%(3)	94.4%
NOI DSCR (P&I)	1.16x	1.35x	1.51x	1.59x	1.51x
NCF DSCR (P&I)	1.11x	1.30x	1.46x	1.55x	1.46x
NOI Debt Yield	7.4%	8.6%	9.7%	10.2%	9.7%
NCF Debt Yield	7.1%	8.3%	9.4%	9.9%	9.3%

(1)	The Los Arboles Apartments & Canyon Club Apartments Property underwent partial renovations including capital improvements of approximately $751,808 and $1.2 million, respectively, between 2013 and 2016. Improvement in Net Operating Income is largely attributed to the rent premiums drawn by the renovated units.

(2)	Other Income includes laundry income, application fees, and other miscellaneous income.

(3)	Occupancy is as of the underwritten rent rolls dated March 31, 2017 and April 5, 2017.

Escrows and Reserves. The Los Arboles & Canyon Club Apartments Borrower deposited approximately $55,739 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12th of the annual estimated tax payments. The Los Arboles & Canyon Club Apartments Borrower deposited approximately $58,699 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The Los Arboles & Canyon Club Apartments Borrower deposited $113,187 upfront for required repairs at the Los Arboles & Canyon Club Apartments Property and is required to escrow monthly $9,704 for replacement reserves. Upon the occurrence and continuance of a Cash Sweep Event (as defined below), all excess cash flow will be held in an account to be held by the lender as additional security for the Los Arboles & Canyon Club Apartments Mortgage Loan.

A “Cash Sweep Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any borrower, guarantor, or property manager until, (x) with respect to the borrowers or guarantor, such bankruptcy action is discharged within 60 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, or (iii) the trailing 12-month debt service coverage ratio falling below 1.20x until such debt service coverage ratio is equal to or greater than 1.25x for two consecutive quarters. Notwithstanding the above, a Cash Sweep Event may not be cured more than four times during the term of the Los Arboles & Canyon Club Apartments Mortgage Loan.

Lockbox and Cash Management. The Los Arboles & Canyon Club Apartments Mortgage Loan has a soft lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any borrower, guarantor, or property manager until, (x) with respect to the borrowers or guarantor, such bankruptcy action is discharged within 60 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, (iii) the trailing 12-month debt service coverage ratio falling below 1.25x until such debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters, or (iv) the occurrence of an indictment for a felony or any charge related to fraud or misappropriation of funds by any of the borrowers, the guarantor, or the director or officer of any of the borrowers, the guarantor or property manager. Notwithstanding the above, a Cash Management Trigger Event may not be cured more than four times during the term of the Los Arboles & Canyon Club Apartments Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default exists under the Los Arboles & Canyon Club Apartments Mortgage Loan, at any time after two years from the closing date of the UBS 2017-C1 Trust and prior to February 6, 2027, the Los Arboles & Canyon Club Apartments Borrower may obtain a release of Canyon Club Apartments, provided that among other conditions, (a) the Los Arboles & Canyon Club Apartments Borrower defeases the Los Arboles & Canyon Club Apartments Mortgage Loan in an amount equal to the greatest of (i) 115% of the allocated loan amount with respect to the Canyon Club Apartments, (ii) an amount that results, with respect to the Los Arboles Apartments, (x) in the loan-to-value ratio being not greater than 54.1%, (y) in the debt service coverage ratio being not less than 1.46x and (z) in the debt yield being not less than 9.3%, and (iii) an amount equal to 90% of the net sales proceeds generated by the sale of the Canyon Club Apartments, and (b) the Los Arboles & Canyon Club Apartments Borrower delivers a rating agency confirmation and a REMIC opinion with respect to such release of Canyon Club Apartments.

Terrorism Insurance. The Los Arboles & Canyon Club Apartments Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-50

Del Mar, CA and Las Vegas, NV	Collateral Asset Summary – Loan No. 6 Los Arboles & Canyon Club Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,700,000 54.1% 1.46x 9.7%

SOLANA BEACH
Solana Beach
Lomas Santa Fe Country Club
Fairbanks Ranch
5
S6
Via de la Valle
Del Mar Fairgrounds
S21
Del Mar Race Track
Fairbanks Ranch Country Club
Del Mar Country Club
SAN DIEGO COUNTY
Torrey Highlands Park
Del Mar
Solana Highlands Elementary School
Torrey Pines High School
Del Mar Hills Elementary School
Heights Rd
Starbucks
Carmel Valley
Pacific Ocean
1
Vons
Del Mar
Del Mar Highlands Town Center
San Diego Fwy
Ted Williams Fwy
56
Del Mar Hills Nursery School
The Grand Golf Club
56
S21
COASTER
Carmel Mtn. Rd
Torrey Pines State Reserve
N. Torrey Pines Rd
SAN DIEGO
5
Torrey Pines Golf Course
Sorrento Valley
Scripps Green Hospital
SORRENTO VALLEY

Los Arboles & Canyon Club Apartments	
1 Los Arboles Apartments	Del Mar, CA
2 Canyon Club Apartments	Las Vegas, NV

Carson City
Sacramento
NEVADA
San Francisco
Las Vegas
CALIFORNIA
Los Angeles
Del Mar
San Diego

95
Desert Pines Golf Club
Fremont St. Experience
Las Vegas City Hall
95
93
515
Valley Medical Center Hospital
Las Vegas Premium Outlets
DOWNTOWN
Roy W. Martin Middle School
University Medical Ctr.
Sunrise Acres Elementary School
159
Charleston Blvd
Lowe's Home Improvement
Fremont St
Oakey Blvd
15
LAS VEGAS
Stratosphere Tower
St. Louis Ave
582
Sahara Ave
Sahara
Robert E. Lake Elementary School
2
Kmart
Industrial Rd
Circus Circus
Karen Ave
Valley High School
McLeod Dr
Winchester Cultural Center
Las Vegas Country Club
Maryland Pkwy
LV Blvd
Riviera
Sunrise Medical Ctr.
Desert Inn Rd
Starbucks
Fashion Show Mall
Las Vegas Conv. Ctr.
Winchester
Wynn Golf Course
Boulevard Mall
Las Vegas National Golf Course
Wynn Las Vegas
Twain Ave
The Forum Shops at Caesars
Sands
Ave
John F. Miller School
Ross Dress for Less
LAS VEGAS STRIP
Walgreens, Albertsons, Dollar Tree
Flamingo Rd
CLARK COUNTY
Bellagio
Hard Rock Hotel & Casino
University of Nevada - Las Vegas
Desert Springs Hospital
City Center
McCarran International Airport
Pecos Rd
New York New York
Thomas & Mack Center
593
Tropicana Ave

A-3-51

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

A-3-52

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$33,000,000			Location:	New York, NY 10004
Cut-off Date Balance(1):	$33,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.4%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Jerome			Year Built/Renovated:	1929/2014-2017
Mortgage Rate:	4.0767%			Size:	671,366 SF
Note Date:	4/3/2017			Cut-off Date Balance per SF(1):	$137
First Payment Date:	5/5/2017			Maturity Date Balance per SF(1):	$137
Maturity Date:	4/5/2027			Property Manager:	J.E.M.B. Realty Corp (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	$16,957,992
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	18.4%
Lockbox/Cash Mgmt Status(3):	Hard/In Place			UW NOI Debt Yield at Maturity(1):	18.4%
Additional Debt Type(4):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1):	4.17x
Additional Debt Balance(4):	$59,000,000/$138,000,000/$20,000,000			Most Recent NOI:	$17,824,819 (1/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$17,830,464 (12/31/2016)
Reserves(5)				3rd Most Recent NOI:	$17,074,338 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	85.5% (3/10/2017)
RE Tax:	$2,364,719	$591,180	N/A	2nd Most Recent Occupancy:	84.1% (1/31/2017)
Insurance:	$207,439	Springing	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2016)
Replacements:	$0	$8,392	$200,000	Appraised Value (as of):	$403,000,000 (2/22/2017)
TI/LC:	$0	$83,921	$3,021,165	Cut-off Date LTV Ratio(1):	22.8%
Other:	$13,475	$0	N/A	Maturity Date LTV Ratio(1):	22.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$230,000,000	91.9%	Loan Payoff:	$244,660,143	97.7%
Mezzanine Loan(1):	$20,000,000	8.0%	Reserves:	$2,585,633	1.0%
Borrower Equity:	$327,950	0.1%	Closing Costs:	$3,082,174	1.2%
Total Sources:	$250,327,950	100.0%	Total Uses:	$250,327,950	100.0%

(1)	The 75 Broad Street Mortgage Loan is part of the 75 Broad Street Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $92,000,000 and two subordinate companion loans with an aggregate original principal balance of $138,000,000. The 75 Broad Street Whole Loan is accompanied by a Mezzanine Loan (as defined below) with an outstanding aggregate principal balance of $20,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 75 Broad Street Mortgage Loan and the 75 Broad Street A-A-1 Note. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 75 Broad Street Whole Loan are $343, $343, 7.4%, 7.4%, 1.58x, 57.1% and 57.1%, respectively, The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the aggregate of 75 Broad Street Whole Loan and the 75 Broad Street Mezzanine Loan are $372, $372, 6.8%, 6.8%, 1.41x, 62.0% and 62.0%.

(2)	Defeasance is permitted at any time after two years from the closing date of the UBS 2017-C1 Trust.

(3)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.

(7)	The 75 Broad Street Property is 85.5% leased and 83.6% physically occupied as of March 10, 2017.

The Mortgage Loan. The seventh largest mortgage loan (the “75 Broad Street Mortgage Loan”) is part of a whole loan (the “75 Broad Street Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $92,000,000 and by two subordinate companion loans with an aggregate original principal balance of $138,000,000: a $59,000,000 A-A-1 Note (the “75 Broad Street A-A-1 Note”), a $33,000,000 A-A-2 Note (the “75 Broad Street A-A-2 Note” or the “75 Broad Street Mortgage Loan”), an $84,000,000 A-B Note (the “75 Broad Street A-B Note”) and a $54,000,000 B Note (the “75 Broad Street B Note”), which is subordinate to the 75 Broad Street A-B Note, the 75 Broad Street A-A-1 Note and the 75 Broad Street A-A-2 Note. The 75 Broad Street Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 671,366 SF office property located at 75 Broad Street in New York, New York (the “75 Broad Street Property”). The 75 Broad Street A-A-2 Note will be included in the UBS 2017-C1 Trust. The 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note are expected to be contributed to the NCMS 2017-75B Trust transaction. The 75 Broad Street Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the NCMS 2017-75B Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The proceeds of the 75 Broad Street Whole Loan, together with a mezzanine loan with an original principal balance of $20,000,000 (the “75 Broad Street Mezzanine Loan”) and $327,950 of borrower equity, were used to refinance the 75 Broad Street Property, fund reserves and pay closing costs.

A-3-53

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

75 Broad Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-A-1	$59,000,000	$59,000,000	NCMS 2017-75B	No
Note A-A-2	$33,000,000	$33,000,000	UBS 2017-C1	No
Note A-B	$84,000,000	$84,000,000	NCMS 2017-75B	No
Note B	$54,000,000	$54,000,000	Hana Private Real Estate Investment Trust No.42	Yes
Total	$230,000,000	$230,000,000

(1)	Cumulative basis PSF is calculated based on 671,366 SF.

(2)	Based on an as-is appraised value of $403.0 million ($600 PSF) as of February 22, 2017 per the appraisal.

(3)	Based on the UW NOI of $16,957,992.

(4)	Based on UW NCF of approximately $15,850,232 million and the coupon of 4.0767% on the aggregation of the 75 Broad Street A-A-1 Note and the 75 Broad Street A-A-2 Note, the coupon of 4.0767% on the 75 Broad Street A-B Note, the coupon of 5.0000% on the 75 Broad Street B-Note, and the coupon of 6.2500% on the 75 Broad Street Mezzanine Loan.

(5)	Implied Equity is based on the estimated as-is appraised value of $403.0 million, less total debt of $250.0 million.

The Borrower and the Sponsor. The borrower is 75 Broad, LLC (the “75 Broad Street Borrower”), a Delaware limited liability company and special purpose entity with two independent directors. The sponsor and non-recourse carveout guarantor is Joseph Jerome. The 75 Broad Street Borrower is indirectly owned, in part, by Joseph Jerome.

Joseph Jerome is the co-founder and President of the New York based J.E.M.B. Realty Corporation (JEMB”), a family-run development, investment and management organization. JEMB currently has a portfolio of approximately 6.5 million SF with assets located across the United States and Canada. Current portfolio holdings include properties throughout the Greater New York region, Pennsylvania, and Montreal, Canada. JEMB’s in New York City holdings include 150 Broadway, 866 Third Avenue, Herald Center and Herald Towers.

The Property. The 75 Broad Street Property consists of a 35-story, Class A/B, office building totaling 671,366 SF, located at 75 Broad Street in New York, New York. The 75 Broad Street Property benefits from historic architecture and a grand lobby entrance on Broad Street. The lobby is finished with stone clad floors and walls. The Lobby is open 24 hours a day, 7 days a week, and is attended by security. The interiors feature high-end finishing and decorative fluorescent or incandescent fixtures. The 75 Broad Street Property also includes a sophisticated telecommunication installation including trans-Atlantic fiber optic connectivity. Planned amenities include a fitness center, conference center, lobby, Wi-Fi and a coffee bar. The 75 Broad Street Property was constructed in 1929 and has undergone renovations since 2014. The sponsor acquired the 75 Broad Street Property in 1999 and has invested approximately $57,994,337 (approximately $86.38 PSF) in capital improvements since acquisition and approximately $21,600,000 in the last three years. Renovations have included base building capital improvements, chilled water systems, electrical switchgear replacements, roof replacement, elevator, heating and security system upgrades.

The average occupancy at the 75 Broad Property from 2007-2016 was 94.4% and as of March 10, 2017, the 75 Broad Street Property was 85.5% leased to 66 tenants, including the Board of Education District of the City of New York, Internap Corporation and AT&T Corp, and is currently 83.6% physically occupied. The 75 Broad Property boasts a strong tenant retention rate with over 46,000 SF of renewal leasing in the past 15 months.

A-3-54

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Major Tenants.

Board of Education District of the City of New York (79,600 SF, 11.9% of NRA, 12.5% of underwritten rent). The Board of Education District of the City of New York (“NYCDOE”) is the largest school district in the United States, serving 1.1 million students across 1,800 schools. The NYCDOE operates Millennium High School (“MHS”) at the 75 Broad Street Property. MHS currently enrolls approximately 650 students in grades 9 through 12. The school has a separate entrance along William Street with a dedicated elevator shaft for students and staff. NYCDOE has been a tenant at the 75 Broad Street Property since 2003 and has recently renewed its lease through 2033. NYCDOE has one, 15-year lease renewal option remaining. NYCDOE may terminate its lease at any time upon providing 18 months’ prior written notice to the 75 Broad Street Borrower.

Internap Corporation (46,936 SF, 7.0% of NRA, 10.0% of underwritten rent). Internap Corporation (“Internap”) was founded in 1996, and is a technology provider of internet infrastructure through both colocation business and enterprise services, and cloud services. Internap provides services at data centers across North America, Europe and the Asia-Pacific region and through internet protocol service points. Internap generated approximately $298,300,000 in revenue for the last twelve months ended December 31, 2016. As of May 4, 2017, Internap had a market capitalization of approximately $259,620,000.

AT&T Corp (29,106 SF, 4.3% of NRA, 4.6% of underwritten rent). AT&T Corp is a provider of communications and digital entertainment services throughout the United States and the world. Founded in 1983 and headquartered in Dallas, TX, AT&T Corp offers its services through four operating segments including Business Solutions, Entertainment, Consumer Mobility, and International. The Business Solutions segment offers wireless, fixed strategic, legacy voice and data, wireless equipment, and other services to business, governmental, and wholesale customers, as well as individual subscribers. As of December 31, 2016, AT&T Corp employed approximately 269,000 employees. As of April 21, 2017, AT&T Corp had a market capitalization of $245.7 billion.

North South Productions LLC and North South Entertainment LLC (27,320 SF, 4.1% of NRA, 3.8% of underwritten rent) (“North South Productions”). North South Productions was founded in 2000 by Executive Producers Charlie DeBevoise and Mark Hickman. North South Productions’ credits span a range of factual programming for clients including History, TLC, Discovery, TruTV, A&E, Food Network, Sundance, Speed and Travel Channel. North South Productions has corporate offices in New York, Los Angeles, and Tennessee, as well as production offices in Atlanta and Miami. In 2012, the Hearst Corporation purchased an interest in North South Productions. The company is now part of the Hearst Entertainment and Syndication Division, which includes media properties such as A&E, History Channel, Lifetime, ESPN, King Features Syndicate, Awesomeness TV, and COMPLEX Networks.

Paetec Communications, Inc. (22,371 SF, 3.3% of NRA, 5.2% of underwritten rent). Paetec Communications, Inc. was founded in 1998 as private company. In 2007, it merged with US LEC and then Cavalier Telephone Corporation and in 2011, it was acquired by Windstream Holdings, Inc. (“Windstream”). Windstream is a provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the US. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. Windstream also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. Windstream is a Fortune 500 company. In the first half of 2017, Windstream and Earthlink completed a $1.1 billion merger. Earthlink provides network service to individuals and businesses and operates a nationwide network spanning over 29,000 fiber route miles. The space at the 75 Broad Property is leased to Paetec Communications, Inc.

The following table presents certain information relating to the leases at the 75 Broad Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration
Tenants
NYCDOE(4)	AA/Aa2/AA	79,600	11.9%	$3,219,024	12.5%	$40.44	9/3/2033
Internap	NR/B3/B	46,936	7.0%	$2,581,480	10.0%	$55.00	12/31/2018
AT&T Corp(5)	A-/Baa1/BBB+	29,106	4.3%	$1,195,347	4.6%	$41.07	2/29/2024
North South Productions(6)	NR/NR/NR	27,320	4.1%	$987,133	3.8%	$36.13	11/30/2024
Paetec Communications, Inc.(7)	NR/NR/NR	22,371	3.3%	$1,332,757	5.2%	$59.58	12/31/2022
Subtotal/Wtd. Avg.		205,333	30.6%	$9,315,741	36.1%	$45.37
Remaining Tenants(8)		368,930	55.0%	$16,481,549	63.9%	$44.67
Vacant Space		97,103	14.5%	$0.00	0.0%	$0.00
Total/Wtd. Avg.		671,366	100.0%	$25,797,290	100.0%	$44.92

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF have been underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.

(4)	NYCDOE has one, 15-year lease renewal option remaining. NYCDOE may terminate its lease any time upon providing 18 months’ prior written notice to the 75 Broad Street Borrower.

(5)	AT&T Corp has two, five-year lease renewal options with twelve months’ written notice at 95.0% of fair market value for the first renewal option and with six months’ written notice at 95.0% of fair market value for the second renewal option.

(6)	North South Productions has one, five-year extension option remaining with 12 months’ notice at fair market value.

(7)	Paetec Communications, Inc. has two, five-year lease renewal options with six months’ notice at fair market value.

(8)	Verizon Communications has two MTM leases, one of which has no SF but contributes $22,200 UW Base Rent. Sidera Networks, LLC has no SF, but contributes $18,363 UW Base Rent. Cablevision Lightpath, Inc. has two leases, one of which has no SF and has free rent for its remaining lease term.

A-3-55

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

The following table presents certain information relating to the lease rollover schedule at the 75 Broad Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(2)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(2)
MTM(4)	2	340	0.1%	0.1%	$130.59	$44,400	0.2%	0.2%
2017	5	24,247	3.6%	3.7%	$42.85	$1,039,077	4.0%	4.2%
2018	7	52,737	7.9%	11.5%	$54.24	$2,860,698	11.1%	15.3%
2019(5)	9	26,417	3.9%	15.5%	$43.34	$1,144,972	4.4%	19.7%
2020	8	46,548	6.9%	22.4%	$45.84	$2,133,635	8.3%	28.0%
2021	9	21,183	3.2%	25.5%	$38.24	$809,992	3.1%	31.1%
2022	10	52,127	7.8%	33.3%	$44.46	$2,317,654	9.0%	40.1%
2023(6)	11	37,669	5.6%	38.9%	$40.08	$1,509,699	5.9%	46.0%
2024	18	121,141	18.0%	57.0%	$40.50	$4,906,041	19.0%	65.0%
2025	11	68,526	10.2%	67.2%	$43.89	$3,007,349	11.7%	76.6%
2026	4	19,070	2.8%	70.0%	$44.66	$851,759	3.3%	80.0%
2027	2	4,835	0.7%	70.7%	$78.14	$377,798	1.5%	81.4%
2028 & Beyond	7	99,423	14.8%	85.5%	$48.22	$4,794,214	18.6%	100.0%
Vacant	0	97,103	14.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	103	671,366	100.0%		$44.92	$25,797,290	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	UW Base Rent PSF Rolling, Total UW Base Rent Rolling and Approx. Cumulative % of Total Rent Rolling have been underwritten based on the March 10, 2017 rent roll, include rent steps of $543,205 through May 2018, and include a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 UW Base Rent.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Verizon Communications has two MTM leases, one of which does not have any SF but contributes $22,200 UW Base Rent.

(5)	Cablevision Lightpath, Inc. has two leases, one of which does not have any SF, and has free rent for its remaining lease term.

(6)	Sidera Networks, LLC has no SF, but contributes $18,363 UW Base Rent.

The Market. The 75 Broad Street Property is located on Broad Street between South William Street and Beaver Street, in close proximity to Wall Street, Battery Park, the Federal Reserve, the New York Stock Exchange, Wall Street, the National Museum of the American Indian, Federal Hall, the National September 11 Memorial and Museum, St. Paul’s Chapel, New York City Hall and the Fulton Street Transit Center, which is a recently completed $1.4 billion project by the Metropolitan Transit providing access to five different subway lines. Additionally, the 75 Broad Street Property is near the World Trade Center Transportation Hub, which connects 11 different subway lines, the PATH rail system, the Battery Park City Ferry Terminal, and the Westfield World Trade Center, which opened in August 2016. Santiago Calatrava designed the center that is now home to over 100 retail shops and restaurants including: Apple, Under Armour, Breitling and Eataly.

The area offers easy access to 15 subway lines, 30 local and express bus routes, 20 ferry routes, and the PATH transit system. In addition, the Brooklyn-Battery tunnel and the Brooklyn and Manhattan bridges connect Lower Manhattan with Brooklyn, Queens and Long Island, while the Holland Tunnel, directly north of the district, connects Lower Manhattan to New Jersey. Furthermore, the district is accessible via the FDR Drive, located on the east side of the district, and the West Side Highway.

According to a third party research report, the 75 Broad Street Property is located in Lower Manhattan within the Financial District submarket. As of the first quarter of 2017, the Financial District submarket of New York City had approximately 42.5 million SF of office inventory with a vacancy of 10.3% and asking rents of $53.11 PSF. As of the first quarter of 2017, the New York City office market had approximately 558.6 million SF of office inventory, of which approximately 8.4% was vacant. Net absorption for the overall New York City office market was positive at approximately 1,652,906 SF for the first quarter of 2017. According to a third party research report as April 2017, the Financial District had the strongest rent growth in Manhattan and the New York Metro in 2016, with rent growth of 10.1%.

According to a third party research report, the estimated 2017 population within a one-, three- and five-mile radius of the 75 Broad Street Property is 84,560, 841,995 and 2,302,184, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the 75 Broad Street Property is $186,743, $139,755 and $114,957, respectively.

A-3-56

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

The following table presents recent leasing data at competitive office buildings with respect to the 75 Broad Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
75 Broad Street Property 75 Broad Street New York, NY 10004	1929	A/B	671,366	Leav & Steinberg, LLP	9,215	3Q 2017	10.5	$51.00	MG Taxes+ electric
14 Wall Street 14 Wall Street New York, New York, 10005	1912	A	1,049,292	Dipexium Pharmaceuticals	5,006	1Q 2016	5.4	$42.00	MG Taxes+ electric
32 Old Slip 32 Old Slip New York, New York, 10005	1987	A	1,161,435	Taiwan Business Bank	9,200	3Q 2016	7.0	$59.00	MG Taxes+ electric
1 New York Plaza 1 New York Plaza New York, New York 10004	1970	A	2,545,000	Cfra	10,380	3Q 2016	2.2	$50.00	MG Taxes+ electric
140 Broadway 140 Broadway New York, New York 10005	1967	A	1,170,000	Paradigm Talent Agency	50,604	2Q 2016	10.0	$65.00	MG Taxes+ electric
48 Wall Street 48 Wall Street New York, New York 10005	1928	A	330,050	Mitsubishi Logic	6,067	4Q 2016	5.0	$48.00	MG Taxes+ electric

Source: Appraisal

The following table presents recent leasing data at competitive retail buildings with respect to the 75 Broad Street Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
75 Broad Street Property 75 Broad Street New York, NY 10004	1929	A/B	671,366	FedEx Office and Print Services, Inc.	1,859	2Q 2015	10.1	$222.52	MG Taxes+ Electric
67 Wall Street 67 Wall Street New York, New York 10005	1921	B	303,175	Sweetgreen	2,534	4Q 2015	10.0	$300.00	MG Taxes+ electric
20 Pine Street 20 Pine Street New York, New York 10005	1928	B	567,086	18/8 Men’s Salon	1,861	3Q 2015	15.0	$150.00	MG Taxes+ electric
40 Wall Street 40 Wall Street New York, New York 10005	1929	A	1,165,207	Dean & DeLuca	18,500	3Q 2015	10.0	$300.00	MG Taxes+ electric
222 Broadway 222 Broadway New York, New York 10038	1961	A	775,854	Starbucks	1,500	2Q 2015	10.0	$450.00	MG Taxes+ electric
201 Pearl Street 201 Pearl Street New York, New York 10038	2009	A	168,480	Juice Generation	1,683	4Q 2014	10.0	$188.05	MG Taxes+ electric
85 Broad Street 85 Broad Street New York, New York 10004	1983	A	1,119,813	Le Pain Quotidien	4,324	3Q 2015	15.0	$175.00	MG Taxes+ electric
80 Broad Street 80 Broad Street New York, New York 10004	1930	B	423,403	The Juice Shop	1,028	4Q 2015	10.0	$201.00	MG Taxes+ electric

Source: Appraisal

A-3-57

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 75 Broad Street Property:

Cash Flow Analysis
	2014	2015	2016	1/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$24,053,892	$24,996,827	$26,467,433	$26,346,807	$30,445,763	$45.35
Total Recoveries	$7,247,339	$7,546,348	$7,022,301	$7,076,902	$7,056,877	$10.51
Total Other Income	$838,558	$795,224	$750,731	$706,193	$706,193	$1.05
Less Vacancy & Credit Loss(2)	($776,571)	$0	$0	$0	($4,648,474)	($6.92)
Effective Gross Income	$31,363,218	$33,338,399	$34,240,465	$34,129,902	$33,560,360	$49.99
Total Operating Expenses	$15,908,532	$16,264,061	$16,410,001	$16,305,083	$16,602,368	$24.73
Net Operating Income	$15,454,686	$17,074,338	$17,830,464	$17,824,819	$16,957,992	$25.26
Capital Expenditures	$0	$0	$0	$0	$100,706	$0.15
TI/LC	$0	$0	$0	$0	$1,007,055	$1.50
Net Cash Flow	$15,454,686	$17,074,338	$17,830,464	$17,824,819	$15,850,232	$23.61

Occupancy %	95.0%	86.0%	90.9%	84.1%	85.5%(2)
NOI DSCR(3)	4.06x	4.49x	4.69x	4.69x	4.46x
NCF DSCR(3)	4.06x	4.49x	4.69x	4.69x	4.17x
NOI Debt Yield(3)	16.8%	18.6%	19.4%	19.4%	18.4%
NCF Debt Yield(3)	16.8%	18.6%	19.4%	19.4%	17.2%

(1)	UW Gross Potential Rent is underwritten based on the March 10, 2017 rent roll, includes rent steps of $543,205 through May 2018, and includes a mark-to-market adjustment based on the Appraiser’s concluded market rent totaling $561,099. Three tenants have no SF but contribute $40,563 to the UW base rent.
(2)	Vacancy underwritten to 12.2% based on actual in-place vacancy grossed up to market rents. The Financial District office class B submarket vacancy was 10.1%. The 75 Broad Street Property was 85.5% leased as of March 10, 2017.
(3)	Debt service coverage ratios and debt yields are based on the 75 Broad Street Mortgage Loan and 75 Broad Street A-A-1 Note.

Escrows and Reserves. The 75 Broad Street Whole Loan documents provide for upfront reserves in the amount of $13,475 for immediate repairs, $2,364,719 for real estate taxes and $207,439 for insurance. The requirement for the 75 Broad Street Borrower to make monthly deposits to the insurance escrow is waived provided that the 75 Broad Street Borrower maintains an amount in the insurance escrow equal to at least $207,439; and (i) no event of default under the 75 Broad Street Whole Loan documents has occurred and is continuing; (ii) the 75 Broad Street Borrower provides the lender evidence of renewal of the policies, (iii) the 75 Broad Street Borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies and (iv) there is on deposit in the tax and insurance subaccount with respect to insurance premiums an amount equal to not less than $207,439. On a monthly basis, the 75 Broad Street Borrower is required to escrow $8,392 ($0.15 PSF annually) for replacement reserve, subject to a cap of $200,000. If, at any time during the 75 Broad Street Whole Loan term, the balance of the replacement reserve falls below $100,000, monthly deposits of $8,392 are required to resume until the cap is met. Provided that no event of default is then continuing, the 75 Broad Street Borrower has the right, no more than two times during the 75 Broad Street Whole Loan term, to replace the replacement reserve funds then on deposit in the replacement reserve subaccount (the “Replaceable LOC CapEx Funds”) with a letter of credit with a face amount equal to $200,000. Upon the delivery of such a letter of credit, the lender will be required to release the funds from the replacement reserve subaccount and the 75 Broad Street Borrower will be relieved of the obligation to deposit the replacement reserve monthly deposit for so long as such letter of credit remains undrawn and on deposit with the lender and otherwise satisfies all of the terms and conditions set forth in 75 Broad Street Whole Loan agreement. On a monthly basis, the 75 Broad Street Borrower is required to escrow $83,921 ($1.50 PSF annually) for TI/LCs, subject to a cap of $3,021,165. If, at any time during the 75 Broad Street Whole Loan term, the balance of the TI/LC reserve falls below $1,510,583, monthly deposits of $83,921 are required to resume until the cap is met. Provided that no event of default under the 75 Broad Street Whole Loan documents is then continuing, the 75 Broad Street Borrower has the right, no more than two times during the Whole Loan term, to replace the TI/LC funds then on deposit in the TI/LC reserve (the “Replaceable LOC Rollover Funds”) with a letter of credit with a face amount equal to $3,021,165. Upon the delivery of such a letter of credit, the lender will be required to release from the TI/LC reserve subaccount an amount equal to the Replaceable LOC Rollover Funds and the 75 Broad Street Borrower will be relieved of the obligation to deposit the TI/LC reserve monthly deposit for so long as such letter of credit remains undrawn and on deposit with the lender and otherwise satisfies all of the terms and conditions set forth in the 75 Broad Street Whole Loan agreement.

Lockbox and Cash Management. The 75 Broad Street Whole Loan is structured with a hard lockbox and springing cash management. At origination, the 75 Broad Street Borrower established a clearing account, for the benefit of the lender at a bank approved by the lender in its sole discretion. During the continuance of a Cash Management Period (defined below), all funds in the clearing account will be swept on a daily basis into a cash management account controlled by the lender. The 75 Broad Street Whole Loan is currently in a Cash Management Period due to the fact that the 75 Broad Street Mezzanine Loan is outstanding. At such time, if ever, that the 75 Broad Street Mezzanine Loan is no longer outstanding, such Cash Management Period will end (provided that no Cash Sweep Period (defined below) is then continuing). If no Cash Management Period is continuing, funds in the clearing account will be swept on a daily basis to the borrower’s operating account.

A “Cash Management Period” will commence upon (i) the date upon which any mezzanine loan is made or (ii) the commencement of any Cash Sweep Period; and will end: (1) in the case of a Cash Management Period triggered by an event described in clause (i) above only, on the date that no mezzanine loan is outstanding or (2) in the case of a Cash Management Period triggered by an event described in clause (ii) above only, such Cash Sweep Period will have terminated and no other Cash Sweep Period is then in effect.

A-3-58

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

A “Cash Sweep Period” will commence upon the occurrence (a) an event of default under the 75 Broad Street Whole Loan documents, (b) the failure by the 75 Broad Street Borrower, after the end of a calendar quarter, to maintain a Combined Debt Service Coverage Ratio (defined below) of at least 1.10x for such calendar quarter or (c) the occurrence of any event of default under the 75 Broad Street Mezzanine Loan documents. A Cash Sweep Period will end with respect to clause (b) above, if for three consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred under the 75 Broad Street Whole Loan documents, (B) no event that would trigger another Cash Sweep Period has occurred, and (C) the Combined Debt Service Coverage Ratio is at least equal to 1.10x or with respect to clause (c) above only, the receipt by the lender of mezzanine loan default revocation notice(s) with respect to all then continuing events of default under the Mezzanine Loan documents.

“Combined Debt Service Coverage Ratio” means the ratio calculated by the lender of (i) the net operating income for the 12-month period ending with the most recently completed calendar month to (ii) the Combined Debt Service with respect to such period, as of any date.

“Combined Debt Service” means the scheduled interest payments due under the 75 Broad Street Whole Loan and the 75 Broad Street Mezzanine Loan with respect to any particular period.

Additional Secured Indebtedness (not including trade debts). In addition to the 75 Broad Street Mortgage Loan, the 75 Broad Street Property also secures the 75 Broad Street A-A-1 Note, the 75 Broad Street A-B Note and the 75 Broad Street B-Note, which have a Cut-off Date principal balance of $197,000,000. The 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note accrue interest at the same rate as the 75 Broad Street Mortgage Loan. The 75 Broad Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 75 Broad Street A-A-1 Note. The 75 Broad Street B-Note accrues interest at a rate of 5.0000%. The 75 Broad Street A-B Note is entitled to payments of principal and interest on a subordinate basis to the 75 Broad Street Mortgage Loan and the 75 Broad Street A-A-1 Note. The 75 Broad Street B-Note is entitled to payments of principal and interest on a subordinate basis to the 75 Broad Street Mortgage Loan, the 75 Broad Street A-A-1 Note and the 75 Broad Street A-B Note. The holders of the 75 Broad Street Mortgage Loan, the 75 Broad Street A-A-1 Note, the 75 Broad Street A-B Note and the 75 Broad Street B-Note have entered into a co-lender agreement which sets forth the allocation of collections on the 75 Broad Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. The 75 Broad Street Borrower has not and will not be permitted to incur any additional indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the 75 Broad Street Whole Loan, (ii) the 75 Broad Street Mezzanine Loan (iii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the 75 Broad Street Property and (iv) Permitted Equipment Financing (as defined below), which in the case of such unsecured trade payables and Permitted Equipment Financing (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of 2.0% of the original principal balance of the 75 Broad Street Whole Loan and (C) are paid no later than the later of: (i) 60 days of the date incurred and (ii) 30 days of the date invoiced, but in no event later than the date that is 90 days from the date incurred.

“Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of the 75 Broad Street Borrower’s business, (ii) for equipment related to the ownership and operation of the 75 Broad Street Property whose removal would not materially damage or impair the value of the 75 Broad Street Property and (iii) which is secured only by the financed equipment.

The 75 Broad Street Mezzanine Loan, in the original principal amount of $20,000,000 was originated simultaneously with the 75 Broad Street Whole Loan to 75 Broad Mezzanine, LLC by Natixis Real Estate Capital LLC and is secured by 100% of the direct or indirect equity interest in the 75 Broad Street Borrower. The 75 Broad Street Mezzanine Loan and the 75 Broad Street Whole Loan are subject to an intercreditor agreement between the 75 Broad Street Mezzanine Loan lender and the 75 Broad Street Whole Loan lender. The 75 Broad Street Mezzanine Loan was purchased by SM Core Credit Finance LLC on April 28, 2017.

The following table presents certain information relating to the 75 Broad Street Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$20,000,000	6.2500%	120	0	120	1.41x	6.8%	62.0%

Release of Property. Not permitted.

Terrorism Insurance. The 75 Broad Street Whole Loan documents require “all risk” insurance / umbrella and a commercial general liability insurance policy with limits of $500,000,000 and $100,000,000 respectively. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts, whether or not the Terrorism Risk Insurance Act of 2002 or subsequent statute, extension or reauthorization (“TRIPRA”) is in effect; provided, however, that if TRIPRA is not in effect, the 75 Broad Street Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the Terrorism Coverage (defined below).

“Terrorism Cap” means two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the 75 Broad Street Property on a stand-alone basis at the time that any Terrorism Coverage is excluded from any applicable policy.

“Terrorism Coverage” means insurance for acts of terror or similar acts of sabotage (provided that, for so long as TRIPRA (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA determines what is deemed to be included within this definition of “Terrorism Coverage”).

A-3-59

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

A-3-60

75 Broad Street New York, NY 10004	Collateral Asset Summary – Loan No. 7 75 Broad Street	Cut-off Date Balance: Cut-off Date LTV Ratio: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 22.8% 4.17x 18.4%

75 Broad Street
75 Broad Street
New York, NY 10004
MANHATTAN
Financial District
Battery Park City
Two Bridges
Hudson River
East River
Battery Park
Gov. Nelson A. Rockefeller Park
Robert F. Wagner, Jr. Park
Brooklyn Bridge
BROOKLYN BATTERY TUNNEL
LIBERTY ISLAND FERRY
STATEN IS. FERRY
FDR Drive
Broadway
West St.
Greenwich St.
Water St.
Broad St.
Beaver St.
Wall St.
Fulton St.
John St.
Maiden Ln.
Vesey St.
Liberty St.
Murray St.
Warren St.
Barclay St.
Dey St.
Cortlandt St.
Rector St.
Thames St.
Albany St.
Battery Pl.
State St.
Bridge St.
Pearl St.
Exchange Pl.
Old Slip
Spruce St.
Beekman St.
Park Row
Madison St.
Peck Slip
Gold St.
New St.
Trinity Pl.
Battery St.
South End Ave.
2nd Pl.
Tweed Courthouse
NYC City Hall
NY Public Library
Woolworth Building
Pace University
New York Downtown Hospital
NYC Commissioner Office
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
7 World Trade Ctr./ Westfield WTC
WTC TRANSPORTATION HUB
National September 11 Memorial
North Pool
South Pool
Memorial Museum
One Liberty Plaza
Goldman Sachs Tower
Irish Hunger Memorial
BROOKFIELD PLACE
Manhattan Yacht Club
North Cove Marina
Trinity Church
NY Stock Exchange
Federal Reserve Bank
Federal Hall
Equitable Building
Museum of Finance
Fulton Market
SOUTH STREET SEAPORT
Continental Tower
Downtown Manhattan Heliport
Whitehall Terminal (South Ferry)
Maritime Battery Building
Castle Clinton Natl. Monument
Museum of Jewish Heritage
The Skyscraper Museum
The Whitehall Building
Fort Amsterdam/ Natl. Museum of the American Indian
St. Johns University-Manhattan Campus
PATH
9A
478
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
North Bergen
West New York
Long Island City
Williamsburg
Astoria
Brooklyn Heights
Park Slope
Greenwich Village
SoHo
Tribeca
Chinatown
Chelsea
Midtown
Central Park
Upper West Side
Upper East Side

A-3-61

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

A-3-62

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000			Location:	Austin, TX 78701
Cut-off Date Balance:	$31,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Pacifica Hosts, Inc.			Year Built/Renovated:	1967;1985/2008-2013; 2015-2016
Mortgage Rate:	4.9000%			Size:	323 Rooms
Note Date:	5/10/2017			Cut-off Date Balance per Room:	$95,975
First Payment Date:	7/6/2017			Maturity Date Balance per Room:	$78,644
Maturity Date:	6/6/2027			Property Manager:	Pacifica Hosts, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,337,127
Seasoning:	0 months			UW NOI Debt Yield:	14.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.95x
Additional Debt Type:	N/A			Most Recent NOI(3):	$4,897,000 (4/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,898,929 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI(3):	$4,338,542 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	74.7% (4/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.0% (12/31/2016)
RE Tax:	$362,766	$60,461	N/A	3rd Most Recent Occupancy:	86.8% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$62,000,000 (2/23/2017)
Deferred Maintenance:	$133,775	$0	N/A	Cut-off Date LTV Ratio:	50.0%
FF&E:	$0	$41,406	N/A	Maturity Date LTV Ratio:	41.0%
PIP Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$17,535,164	56.6%
			Reserves:	$496,541	1.6%
			Closing Costs:	$268,931	0.9%
			Return of Equity:	$12,699,364	41.0%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for discussion of the decrease in 2nd Most Recent NOI from 3rd Most Recent NOI.

The Mortgage Loan. The eighth largest mortgage loan (the “Holiday Inn Austin-Town Lake Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as Holiday Inn Austin-Town Lake, located in Austin, Texas (the “Holiday Inn Austin-Town Lake Property”). The proceeds of the Holiday Inn Austin-Town Lake Mortgage Loan were used to refinance an existing debt on the Holiday Inn Austin-Town Lake Property, fund upfront reserves, pay closing costs and return equity to the sponsor, Pacifica Hosts, Inc. (“Pacifica”).

The Borrower and the Sponsor. The borrower is ASDN Austin, LLC (the “Holiday Inn Austin-Town Lake Borrower”), a Delaware limited liability company, structured to be bankruptcy remote with one independent director. The Holiday Inn Austin-Town Lake Borrower is wholly owned by ASDN Austin Holdings, LLC. The non-recourse carveout guarantor and sponsor for the Holiday Inn Austin-Town Lake Mortgage Loan is Pacifica, a California corporation. Pacifica is owned by Ashok Israni (78%), Deepak Israni (12.92%), and Sushil Israni (9.08%).

The sponsor, Pacifica, is a division of Pacifica Companies. Pacifica Companies was founded in 1977 and is a privately-owned real estate firm with more than $2.5 billion in real estate assets and 2,500 employees. Pacifica is headquartered in San Diego, California and has been active in real estate since 1978. Pacifica Companies’ holdings are geographically diverse across 22 states and include asset classes such as hospitality, senior housing, multifamily, commercial development, land acquisition, residential development, debt acquisition, and REO. Pacifica Companies also seeks opportunistic investments in India to meet growing hospitality and residential demand. In 2004, Pacifica commenced its operations in India with the opening of its main office in Ahmedabad, and branch offices in NCR, Bangalore, Chennai and Hyderabad. In addition, Pacifica Companies makes select investments in a diverse range of asset classes throughout Latin America, with a focus on Mexico. Pacifica disclosed a discounted payoff on a previous financing secured by another hotel in its portfolio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for further discussion.

A-3-63

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

The Property. The Holiday Inn Austin-Town Lake Property consists of a two building, 323-room full service hotel located along Interstate 35 and the banks of Lady Bird Lake and Towne Lake Park in Austin, Texas, in Austin’s central business district on 1.97 acres. The 13-story North Tower was built in 1967. The 11-story South Tower was built in 1985 and contains guestrooms on levels six through eleven, a five-story parking garage, as well as an outdoor pool. Each tower is connected via the Holiday Inn Austin-Town Lake Property’s ground level. The most recent renovation to the Holiday Inn Austin-Town Lake Property occurred in 2015 and 2016 and included approximately $6.7 million in renovation ($20,625/key).

The Holiday Inn Austin-Town Lake Property’s guestroom mix consists of 153 king rooms, 158 double/double rooms, and 12 queen rooms. Guestrooms feature flat screen televisions, a work desk with chair, an armchair, safe, mini-refrigerator, microwave, Keurig coffeemaker, hair dryer, luggage rack, iron and ironing board. Guestrooms also offer complementary wireless high-speed Internet access. Parking is provided by 33 on-site surface parking spaces as well as 248 garage parking spaces located on floors one through five of the South Tower for a total of 281 spaces or 0.87 spaces per key.

The Holiday Inn Austin-Town Lake Property features a market pantry, lobby workstations, restaurant/lounge, fitness center and 6,269 SF of meeting space, which includes two ballrooms, one meeting room, and one boardroom. The Holiday Inn Austin-Town Lake Property also features The Boathouse and Boathouse Grill serving breakfast, lunch, and dinner. The restaurant and lounge feature a contemporary open design with long bar, communal tables, low lounge seating, flat-screen TV’s, and multiple USB ports and outlets for a computer friendly atmosphere.

According to the appraisal, the Holiday Inn Austin-Town Lake Property generates approximately 60% of its room revenue from transient demand which includes both commercial and leisure, 25% from meeting and group demand, and 15% from contract.

More specific information about Holiday Inn Austin-Town Lake Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Holiday Inn Austin-Town Lake Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	76.3%	$119.96	$91.50	78.9%	$101.20	$79.82	103.4%	84.4%	87.2%
2013	78.2%	$126.06	$98.61	81.1%	$104.56	$84.79	103.7%	82.9%	86.0%
2014	77.7%	$136.39	$105.95	83.8%	$110.78	$92.79	107.8%	81.2%	87.6%
2015	78.2%	$138.61	$108.33	84.7%	$113.48	$96.16	108.4%	81.9%	88.8%
2016	79.6%	$142.77	$113.64	75.8%	$118.98	$90.25	95.3%	83.3%	79.4%
3/30/2017 TTM	77.7%	$147.57	$114.68	74.1%	$126.13	$93.49	95.4%	85.5%	81.5%

Source: Industry Report

(1)	The competitive set includes Holiday Inn Austin-Town Lake, Radisson Hotel & Suites Austin Downtown, Wyndham Garden Hotel Austin, Crowne Plaza Austin, Omni Austin Hotel at Southpark, Hilton Austin Airport, and Hampton Inn & Suites Austin Downtown Convention Center.

(2)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Holiday Inn Austin-Town Lake Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Holiday Inn Austin-Town Lake Property is located in Austin, Travis County, Texas in the central business district along Interstate 35, which is the nearest major highway. Interstate 35 traverses in a north/south direction and extends to Dallas to the northeast and San Antonio to the southwest. U.S. Highway 290 provides access to Houston to the east and Fredericksburg to the west. The neighborhood surrounding the Holiday Inn Austin-Town Lake Property is characterized by high-rise office towers, restaurants, high density apartments and condominium-style residential buildings, municipal, county, state, and federal structures, entertainment venues, high-end boutique style retail outlets, and hotels. Austin’s economy is supported by Austin-Bergstrom International Airport (AUS), which is located approximately five miles southeast of the Holiday Inn Austin-Town Lake Property. According to the appraisal, in 2015, AUS completed a $62 million expansion project that allowed the airport to accommodate an additional two million passengers annually, for a total passenger capacity of 13 million. Due to passenger growth, AUS began a $289 million expansion project in June 2016 that will add nine additional gates, 70,000 SF of terminal concourse space, and 12,000 SF of concession space.

As the capital of the state of Texas, Austin benefits from a diverse economy anchored by the government, education, and healthcare sectors. Austin is home of The University of Texas (“UT”). UT is a contributor to the Austin economy with over 51,000 students, 18 colleges and schools, 17 libraries, 7 museums and a Presidential Library. Phase I for the Dell Medical School at UT was completed in the summer of 2016, which included the construction of a research building, a medical office, a parking garage, and an education and administration building. The new medical school opened to its first class for the Fall 2016 semester. In addition, construction of Seton Medical Center at UT, the primary training site for students at the new Dell Medical School, began in August 2014. The $295 million, 211-bed hospital is scheduled to open in May 2017. Technology and multimedia platforms have grown into primary industries in this market with major employers including Dell Computer Corporation, NXP Semiconductors (formerly Freescale), IBM, Applied Materials, Samsung, Google, Facebook, LegalZoom, Electronic Arts, eBay, and Cirrus Logic. Additionally, Apple completed construction of a 1.1 million SF operations center on a 38-acre campus in the fourth quarter of 2016, which houses 6,000 employees.

Annual tourist events include South by Southwest, a music, film, and interactive festival that is one of the largest events of this type in the country, with over 97,000 registrants and artists attending in 2016. Additionally, the Austin Film Festival and the Austin City Limits (“ACL”) Music Festival both contribute to the Austin area’s economy. The ACL Music Festival attracts over 65,000 visitors to the area each year. The Circuit of The Americas (“COTA”) is the first multipurpose Grand Prix racing facility in North America with a seating capacity of over 120,000. Major racing events scheduled at COTA include the Grand-Am of the Americas, the MotoGP World Championship, the ESPN X Games, and the V8 Supercars race. In addition to racing facilities, the complex contains a 40,000 SF conference center, retail space, and numerous restaurants.

According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Holiday Inn Austin-Town Lake Property is 16,811, 174,365 and 340,808, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Holiday Inn Austin-Town Lake Property is $113,865, $75,068 and $78,610, respectively.

According to an industry report as of March 2017, the Holiday Inn Austin-Town Lake Property is located in the Austin hospitality market, which consists of 308 hotel properties with a total of 36,122 rooms. The Austin hospitality market had a weighted average occupancy, ADR, and RevPAR of 72.4%, $140.19, and

A-3-64

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

$101.54, respectively over the trailing 12-month period. There has been a growth in occupancy and in ADR of 5.9% and 4.6%, respectively, resulting in an increase of 8.1% in RevPAR over the trailing 12-month period within the Austin hospitality market. The Holiday Inn Austin-Town Lake Property had an occupancy, ADR and RevPAR of 74.1%, $126.13 and $93.49, respectively over the trailing 12-month period.

Primary competitive properties to the Holiday Inn Austin-Town Lake Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Holiday Inn Austin-Town Lake Property(1)	323	75%	25%	71.6%	$125.35	$89.77
Holiday Inn Austin Midtown	189	90%	10%	70.0% - 75.0%	$105.00 - $110.00	$75.00 - $80.00
Crowne Plaza Austin North Central	293	60%	40%	75.0% - 80.0%	$105.00 - $110.00	$85.00 - $90.00
Wyndham Garden Hotel Austin	210	70%	30%	70.0% - 75.0%	$110.00 - $115.00	$80.00 - $85.00
DoubleTree by Hilton Austin University Area	149	85%	15%	80.0% - 85.0%	$150.00 - $160.00	$130.00 - $140.00
Hotel Indigo and Holiday Inn Express Dual-Brand Hotel	305	90%	10%	70.0% - 75.0%	$130.00 - $140.00	$90.00 - $95.00
Total/Wtd. Avg.	1,469	76%	23%	75.0%	$121.97	$91.49

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Holiday Inn Austin-Town Lake Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn Austin-Town Lake Property:

Cash Flow Analysis
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	85.5%	86.8%	75.0%	74.7%	74.7%
ADR	$108.50	$117.33	$124.46	$126.24	$126.13
RevPAR	$92.78	$101.85	$93.33	$94.28	$94.17

Rooms Revenue	$10,905,008	$10,918,191	$10,583,141	$11,110,947	$11,101,584	$34,370
Food & Beverage	$1,142,625	$1,067,258	$791,119	$875,618	$1,137,311	$3,521
Other Income(1)	$69,499	$152,438	$117,810	$110,449	$110,449	$342
Total Revenue	$12,117,132	$12,137,887	$11,492,070	$12,097,014	$12,349,344	$38,233
Total Expenses	$7,933,400	$7,799,345	$7,593,141	$7,200,014	$8,012,216	$24,806
Net Operating Income(2)	$4,183,732	$4,338,542	$3,898,929	$4,897,000	$4,337,127	$13,428
FF&E	$485,161	$486,078	$459,987	$484,131	$493,974	$1,529
Net Cash Flow	$3,698,571	$3,852,464	$3,438,942	$4,412,869	$3,843,153	$11,898

NOI DSCR	2.12x	2.20x	1.97x	2.48x	2.20x
NCF DSCR	1.87x	1.95x	1.74x	2.24x	1.95x
NOI Debt Yield	13.5%	14.0%	12.6%	15.8%	14.0%
NCF Debt Yield	11.9%	12.4%	11.1%	14.2%	12.4%

(1)	Other Income includes vending, gift shop/sundries income, guest laundry, valet, rental income tenants and other miscellaneous revenue.

(2)	The decrease in 2016 Net Operating Income over 2015 Net Operating Income is primarily attributed to the Holiday Inn Austin-Town Lake Property guestrooms which were extensively renovated from July 2015 to March 2016, during which time 14,922 guestrooms were taken offline.

Escrows and Reserves. The Holiday Inn Austin-Town Lake Borrower deposited in escrow $133,775 for deferred maintenance and $362,766 for real estate taxes at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments. The Holiday Inn Austin-Town Lake Mortgage Loan documents do not require monthly escrows for insurance provided that the Holiday Inn Austin-Town Lake Property is insured via an acceptable blanket insurance policy and evidence of renewal of the insurance policy and timely proof of payment of the insurance premiums when due are provided to the lender. The Holiday Inn Austin-Town Lake Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12th of an amount equal to 4% of annual gross income from the prior calendar year and (ii) the aggregate amount, if any, to be reserved under the management and franchise agreements (if any), currently estimated at $41,406 (the “FF&E Reserve”). Funds on deposit in FF&E Reserve may be used by the Holiday Inn Austin-Town Lake Borrower for the completion of (x) FF&E work (“FF&E Work”) and/or (y) PIP Work (as defined below).

After the occurrence of a Franchise Trigger Event (as defined below) and/or Brand Standards Upgrade Trigger Event (see “Lockbox and Cash Management” section), all available excess cash flow will be deposited into a property improvement plan reserve (the “PIP Reserve”) to pay or reimburse the Holiday Inn Austin-Town Lake Borrower for completion of all property improvement plan or other work required by the franchisor (or any replacement franchisor) (the “PIP Work”). Once the amount on deposit in the PIP Reserve, when added to the amount on deposit in the FF&E Reserve, equals or exceeds 110% of the estimated costs for such PIP Work, the excess cash flow sweep will terminate.

Lockbox and Cash Management. The Holiday Inn Austin-Town Lake Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below) for the Holiday Inn Austin-Town Lake Mortgage Loan,

A-3-65

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

the Holiday Inn Austin-Town Lake Borrower is required to instruct tenants and credit card processors to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management are required to be applied on each monthly payment date in accordance with the Holiday Inn Austin-Town Lake Mortgage Loan documents. All excess cash flow will be applied as follows (i) to the extent a Cash Sweep Event exists on account of a Franchise Trigger Event and/or a Brand Standards Upgrade Trigger Event as described in the “Escrows and Reserves” section, into the PIP Reserve; (ii) to the extent a Cash Sweep Event exists for any other reason, into an account held by the lender as additional security for the Holiday Inn Austin-Town Lake Mortgage Loan; and/or (iii) to the extent no Cash Sweep Event exists, to the Holiday Inn Austin-Town Lake Borrower. In the event any Cash Management Trigger Event is cured, the obligation of the Holiday Inn Austin-Town Lake Borrower to cause credit card processors and tenants to deposit such sums directly to the lockbox shall be suspended until the occurrence of any subsequent Cash Management Trigger Event(s).

A “Cash Management Trigger Event” will occur upon (i) an event of default; (ii) any bankruptcy action of the Holiday Inn Austin-Town Lake Borrower, the guarantor or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x; (iv) a Franchise Trigger Event; (v) the funding of a Subordinate Mezzanine Loan (as described in “Mezzanine Loan and Preferred Equity”); or (vi) a Brand Standards Upgrade Trigger Event (as defined below). A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Holiday Inn Austin-Town Lake Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Holiday Inn Austin-Town Lake Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters; in regard to clause (iv) above, the Holiday Inn Austin-Town Lake Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a Qualified Franchisor (as defined below) and (b) amounts in the PIP Reserve account, when added to the amounts in the FF&E Reserve equal or exceed 110% of the estimated cost of the property improvement plan work; in regard to clause (v) above, if the related Subordinate Mezzanine Loan has been paid in full; or in regard to clause (vi) above, when amounts in the PIP Reserve account, when added to the amounts in the FF&E Reserve equal or exceed 110% of the estimated cost of the PIP Work.

A “Cash Sweep Event” will occur upon (i) an event of default; (ii) any bankruptcy action of Holiday Inn Austin-Town Lake Borrower, guarantor or property manager; (iii) the debt service ratio based on the trailing 12-month period falling below 1.10x; (iv) the occurrence of a Franchise Trigger Event; or (v) a Brand Standards Upgrade Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived; in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the Holiday Inn Austin-Town Lake Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Holiday Inn Austin-Town Lake Borrower has replaced the property manager with a qualified property manager acceptable to the lender); in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters; in regard to clause (iv) above, the Holiday Inn Austin-Town Lake Borrower (a) extends or renews the franchise agreement with a term of not less than 10 years with a Qualified Franchisor (as defined below); and (b) when amounts in the PIP Reserve account equal or exceed 110% of the estimated cost of the PIP Work; or in regard to clause (v) above, when amounts in the PIP Reserve account equal or exceed 110% of the estimated cost of the PIP Work.

A “Franchise Trigger Event” will occur upon the earlier of (i) the date the franchise agreement expires or is terminated or canceled for any reason; (ii) 18 months prior to the applicable expiration date under the franchise agreement; or (iii) the date the Holiday Inn Austin-Town Lake Borrower or franchisor gives notice of its intention to terminate, cancel or not to extend or renew the franchise agreement.

A “Brand Standards Upgrade Trigger Event” will occur upon the implementation by the franchisor or any replacement franchisor of a property improvement, upgrade, renovation or similar plan that is necessary to bring the Holiday Inn Austin-Town Lake Property into compliance with the brand standards or other requirements of the franchisor or replacement franchisor.

A “Qualified Franchisor” means (i) the current franchisor; (ii) any branded full-service hotel franchisor or licensor (a) which is acceptable to the lender in its reasonable discretion, (b) which is, at the time a new franchise agreement is entered into, in the same or higher product class as the franchisor was at loan origination (according to a third party market research report), (c) for which the Holiday Inn Austin-Town Lake Borrower has obtained a rating agency confirmation (if required by the lender); or (iii) any franchisor or licensor acceptable to the lender in its sole discretion and for which the Holiday Inn Austin-Town Lake Borrower has obtained a rating agency confirmation.

Additional Secured Indebtedness (not including trade debts). Not permitted, except that the Holiday Inn Austin-Town Lake Mortgage Loan documents permit certain affiliates of the Holiday Inn Austin-Town Lake Borrower, which such affiliates are acceptable to the lender in its sole discretion, to make capital contributions in the form of unsecured subordinate loans in an amount not to exceed more than 5% of the of the then outstanding principal balance of the Holiday Inn Austin-Town Lake Mortgage Loan (together with the then current balance of any future mezzanine loan, if applicable).

Mezzanine Loan and Preferred Equity. The Holiday Inn Austin-Town Lake Mortgage Loan documents permit any transferee borrower that has purchased the Holiday Inn Austin-Town Lake Property and acquired the Holiday Inn Austin-Town Lake Mortgage Loan from the Holiday Inn Austin-Town Lake Borrower to incur mezzanine debt subject to, among other conditions: (i) no event of default is continuing under the Holiday Inn Austin-Town Lake Mortgage Loan; (ii) based on the combined balances, (A) the aggregate maximum loan-to-value ratio is not greater than 70% and (B) the debt service coverage ratio is not less than 1.40x; (iii) the mezzanine debt is junior and subordinate to the Holiday Inn Austin-Town Lake Mortgage Loan; (iv) the mezzanine lender executes an intercreditor agreement acceptable to the lender; and (v) the transferee borrower delivers a rating agency confirmation to the lender with respect to the mezzanine debt.

Release of Property. Not permitted.

Terrorism Insurance. The Holiday Inn Austin-Town Lake Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-66

20 North Interstate 35 Austin, TX 78701	Collateral Asset Summary – Loan No. 8 Holiday Inn Austin-Town Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 50.0% 1.95x 14.0%

Holiday Inn Austin-Town Lake
20 North Interstate 35
Austin, TX 78701
AUSTIN
Downtown
DOWNTOWN
METRORAIL
PLAZA SALTILLO
West Austin
Market District
2nd Street District
Warehouse District
6th Street District
Red River District
East Central Austin
East Cesar Chavez
Bouldin
SoCo
Travis Heights
E. Riverside-Oltorf
TRAVIS COUNTY
Colorado River
University of Texas
Frank Erwin Center
OAKWOOD CEMETERY
House Park/ Austin Recr. Center
Austin Community College - Rio Grande Campus
Governor's Mansion
TX State Library and Archives
Texas State Capitol
TX Capitol Visitor's Ctr.
University Medical Ctr. Brackenridge
Waterloo Park
Duncan Park
Travis County Courthouse
Wooldridge Square Park
Faulk Central Library
Cirrus Logic
The Contemp. Austin-Jones Center
Paramount Theatre
One America Center
The Driskill
Austin Municipal Court
Regional Foundation Library
Lott Park
Kealing Park
French Legation Museum
TEXAS STATE CEMETERY
Huston Tillotson College
Spring
The Bowie
360 Condominiums
Ballet Austin
Frost Bank Tower
Brazos Hall
O. Henry Museum
Town Lake Metropolitan Park
Northshore Austin
Austin City Limits
Google Fiber Space
The Austonian
JW Marriott
Austin Visitor Ctr.
Fair Market
Shoal Beach at Town Lake
Austin City Hall
Austin Convention Center
Palm Park
Topfer Theatre
Auditorium Shores
FIRST STREET BRIDGE
CONGRESS AVENUE BRIDGE
Stevie Ray Vaughan Tribute Statue
Butler Park
Bat Colony
Four Seasons Hotel Austin
Palm Sq. Community Center
Dougherty Arts Center
Palmer Events Center
Long Center-Performing Arts
Hyatt Regency
Waller Beach at Town Lake
Kimpton Hotel Van Zandt
RAINEY STREET HISTORIC DISTRICT
Austin Public Library, Terrazas Branch
Austin-American Statesmen Library
Mexican American Cultural Ctr.
Austin Shakespeare
West Bouldin Creek Park
Texas State Buildings
Sanchez Playground
The Milagro
TBD Post
Texas School for the Deaf
RBJ Public Health Ctr.
Edward Rendon Sr. Park at Festival Beach
The Boardwalk at Lady Bird Lake
Little Stacy Park
Lakeshore Park
Austin Film Meet
Austin-Bergstrom Intl. Airport 5 miles
W. 10th St
W. 12th St
W. 11th St
W. 9th St
W. 6th St
W. 5th St
W. 4th St
W. Cesar Chavez St
N. Lamar Blvd
S. Lamar Blvd
Blanco St
Baylor St
West Ave
Nueces St
Guadalupe St
Lavaca St
Congress Ave
San Jacinto Blvd
Trinity St
Red River St
Sabine St
E. 15th St
E. 12th St
E. 11th St
E. 9th St
E. 8th St
E. 7th St
E. 6th St
E. 5th St
E. 4th St
E. 3rd St
E. 2nd St
E. Cesar Chavez St
E. 14th St
Bob Harrison St
Rosewood Ave
Navasota St
San Bernard St
San Marcos St
Waller St
Comal St
Willow St
Spence St
Garden St
Holly St
Haskell St
Chalmers Ave
Chicon St
Anthony St
Nash Hernandez Sr. Rd
Jesse E. Segovia St
Riverside Dr
Barton Springs Rd
Bouldin Ave
S. 5th St
S. 1st St
S. Congress Ave
W. Gibson St
Elizabeth St
Newton St
Academy Dr
E. Riverside Dr
Travis Heights Blvd
Reagan Terrace
Woodland Ave
Fairmount Ave
Kenwood Ave
Summit St
Elmhurst Dr
Parker Ln
Royal Crest Dr
S. Lakeshore Blvd
Tinnin Ford Rd
Elmont Dr
290
35
Georgetown
Leander
ROUND ROCK
Hutto
Cedar Park
Brushy Creek
Anderson Mill
Jollyville
Windemere
Pflugerville
Wells Branch
Great Hills
Lakeway
Manor
Bee Cave
West Lake Hills
Barton Creek
Rollingwood
Downtown
Montopolis
Sunset Valley
SE Austin
Bear Creek
Shady Hollow
Onion Creek
Garfield
Wyldwood

A-3-67

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

DUANEreade
DUANEreade
DUANEreade
OPEN24hrs
DUANEreade
OPEN24hrs
DUANEreade

A-3-68

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	New York, NY 10001
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Lloyd Goldman; Stanley Chera			Year Built/Renovated:	1906/2016
Mortgage Rate:	4.3100%			Size:	210,358 SF
Note Date:	3/15/2017			Cut-off Date Balance per SF(1):	$713
First Payment Date:	5/6/2017			Maturity Date Balance per SF(1):	$713
Maturity Date:	4/6/2027			Property Manager:	BLDG Management Co. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$8,630,243
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield(1):	5.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	5.8%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	1.24x
Additional Debt Balance:	$120,000,000			Most Recent NOI(4):	$10,848,191 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$7,822,025 (12/31/2015)
Reserves				3rd Most Recent NOI(4):	$9,090,300 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (5/1/2017)
RE Tax:	$315,500	$315,500	N/A	2nd Most Recent Occupancy:	96.1% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.6% (12/31/2015)
Replacements:	$0	$7,390	$266,036	Appraised Value (as of):	$280,000,000 (1/5/2017)
TI/LC:	$0	$52,785	$1,900,260	Cut-off Date LTV Ratio(1):	53.6%
Deferred Maintenance:	$366,740	$0	N/A	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	100.0%	Loan Payoff:	$101,727,466	67.8%
			Reserves:	$682,240	0.5%
			Closing Costs:	$1,612,096	1.1%
			Return of Equity:	$45,978,197	30.7%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The One West 34th Street Mortgage Loan is part of the One West 34th Street Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the One West 34th Street Whole Loan.

(2)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date, or (ii) two years from the closing date of the securitization of the last One West 34th Street Whole Loan promissory note to be securitized.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Operating History and Underwritten Net Cash Flow” below for further discussion of the change in net operating income.

The Mortgage Loan. The ninth largest mortgage loan (the “One West 34th Street Mortgage Loan”) is part of a whole loan (the “One West 34th Street Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000, all of which are secured by a first priority fee mortgage encumbering a 210,358 SF office property known as One West 34th Street in New York, New York (the “One West 34th Street Property”). Promissory Note A-2, in the original principal amount of $30,000,000, represents the One West 34th Street Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1 with an original principal balance of $60,000,000 was contributed to the BANK 2017-BNK4 Trust. Promissory Note A-3-1 with an original principal balance of $40,000,000 is expected to be contributed to the GSMS 2017-GS6 Trust. Promissory Note A-3-2 with an original principal balance of $20,000,000 is currently held by Goldman Sachs Mortgage Company. Promissory Notes A-1, A-3-1 and A-3-2 collectively represent non-serviced companion loans (the “One West 34th Street Non-Serviced Pari Passu Companion Loans”). The One West 34th Street Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK4 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-69

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

One West 34th Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	BANK 2017-BNK4	Yes
Note A-2	$30,000,000	$30,000,000	UBS 2017-C1	No
Note A-3-1	$40,000,000	$40,000,000	GSMS 2017-GS6(1)	No
Note A-3-2	$20,000,000	$20,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000	$150,000,000

(1)	Expected to be contributed to the GSMS 2017-GS6 Trust.

The proceeds of the One West 34th Street Whole Loan were used to refinance a previous loan with a principal balance of $101,727,466, fund upfront reserves, pay closing costs and return equity to the One West 34th Street Borrower.

The Borrower and the Sponsors. The borrower is Jacob’s First, LLC (the “One West 34th Street Borrower”), a single-purpose New York limited liability company. The loan sponsors and non-recourse carveout guarantors are Lloyd Goldman and Stanley Chera.

Lloyd Goldman is President of BLDG Management Co. (“BLDG”), a private, multi-generational family real estate investment, development and operating company which owns and manages a portfolio in excess of 300 properties, including more than 8,000 residential units (the majority of which are located in New York City), and over 20 million SF of commercial properties across the United States. In addition to BLDG, Mr. Goldman is the Managing Member of a partnership that owns a 50% interest in The World Trade Center leasehold interest. Stanley Chera is co-founder of Crown Acquisitions, a company that has notable holdings in North America, including Olympic Tower, The World Trade Center, 645 North Michigan Avenue, 666 Fifth Avenue, 598 Madison Avenue, 1 Beacon Street and 101 Bloor Street.

The Property. The One West 34th Street Property consists of three adjoining class B office buildings totaling approximately 210,358 SF located in New York, New York. The One West 34th Street Property is situated in Midtown Manhattan at the northwest corner of Fifth Avenue and 34th Street. Constructed from 1906 to 1920, the One West 34th Street Property comprises 189,083 SF of office space (89.9% of NRA; 61.5% of underwritten base rent) and 21,275 SF of retail space (10.1% of NRA; 38.5% of underwritten base rent) within three buildings ranging from 12 to 15 floors. The One West 34th Street Property is situated on a 0.4-acre site, situated directly across the street from the Empire State Building and benefits from approximately 150 feet of frontage along West 34th Street and 112 feet along Fifth Avenue.

The ground floor of the One West 34th Street Property is occupied by two retail tenants, which account for 38.5% of the underwritten base rent. The remainder of the rent roll comprises granular office tenants, with no one tenant representing more than 6.3% of net rentable area or 4.2% of underwritten base rent. The One West 34th Street Property has experienced strong tenant retention with approximately 78.5% of expiring square footage having renewed since 2011. Further, the One West 34th Street Property has not fallen below 95.0% occupancy since 2007 and has averaged 97.3% occupancy over the past 10 years. As of May 1, 2017, the One West 34th Street Property was 93.9% occupied by 79 tenants.

On April 18, 2017, Bebe Stores, Inc. (“Bebe Stores”) filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of June 1, 2017, Bebe Stores closed its 5,000 SF ground floor retail space at the One West 34th Street Property and was excluded from underwritten occupancy and underwritten net cash flow. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Prospectus. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

Major Tenants.

Bank of America, National Association (5,200 SF, 2.5% of NRA, 24.6% of underwritten rent). Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation, a bank and financial holding company with a range of banking, investing, asset management and other financial and risk management products and services. Bank of America Corporation is the second-largest bank in the United States by total assets. Bank of America has been in occupancy since 2015 and has a lease expiration of November 30, 2030.

Duane Reade, Inc. (11,075 SF, 5.3% of NRA, 13.9% of underwritten rent). Duane Reade, Inc. (“Duane Reade”), a subsidiary of Walgreens Boots Alliance, is a chain of pharmacy and convenience stores, primarily located in New York City. Duane Reade has been in occupancy since 2001 and has a lease expiration of November 30, 2021 with one five-year renewal option at market rent. Duane Reade has a current in-place rent of $176.07 PSF, which is approximately 59.2% below the appraiser’s concluded market rent of $431.94 PSF.

Olivia Miller, Inc. (13,222 SF, 6.3% of NRA, 4.2% of underwritten rent). Olivia Miller, Inc. (“Olivia Miller”) is a wholesaler and retailer of women’s and children’s clothing and appeal. The One West 34th Street Property serves as Olivia Miller’s headquarters. Olivia Miller has been in occupancy since 2004, recently expanding by 2,622 SF in 2017, has a lease expiration of July 31, 2024.

Hop Lun, U.S.A., Inc. (6,441 SF, 3.1% of NRA, 2.7% of underwritten rent). Hop Lun, U.S.A., Inc. (“Hop Lun”) is a subsidiary of Hop Lun International Limited, a leading international designer, developer and manufacturer of women’s lingerie, swim wear and casual wear. Hop Lun has been in occupancy since 2008 and has a lease expiration of July 31, 2018.

International Inspirations, Ltd. (7,754 SF, 3.7% of NRA, 2.6% of underwritten rent). International Inspirations, Ltd. (“International Inspirations”) designs and develops jewelry collections, encompassing necklaces, earrings, bracelets, rings and hair accessories. The One West 34th Street Property serves as International Inspirations headquarters. International Inspirations has been in occupancy since 2006, has a lease expiration of November 30, 2026.

A-3-70

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The following table presents certain information relating to the leases at the One West 34th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Bank of America (Retail)(4)	A/Baa1/BBB+	5,200	2.5%	$ 3,457,469(4)	24.6%	$664.90(4)	11/30/2030(5)
Duane Reade (Retail)	BBB/Baa2/BBB	11,075	5.3%	$1,950,000	13.9%	$176.07	11/30/2021(7)
Olivia Miller (Office)	NR/NR/NR	13,222	6.3%	$584,718	4.2%	$44.22	7/31/2024(6)
Hop Lun (Office)	NR/NR/NR	6,441	3.1%	$380,083	2.7%	$59.01	7/31/2018
International Inspirations (Office)	NR/NR/NR	7,754	3.7%	$365,000	2.6%	$47.07	11/30/2026
Subtotal/Wtd. Avg.		43,692	20.8%	$6,737,270	48.0%	$154.20

Other Tenants		153,855	73.1%	$7,298,136	52.0%	$47.44(8)
Vacant Space		12,811	6.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		210,358	100.0%	$14,035,406	100.0%	$71.05(8)

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Bank of America’s Annual UW Base Rent represents their straight line average rent through the One West 34th Street Whole Loan term. Bank of America’s current rental rate is $596.15 PSF.

(5)	Bank of America has three five-year lease renewal options.

(6)	Olivia Miller has one five-year lease renewal option.

(7)	Duane Reade has one five-year lease renewal option at a fair market rental value.

(8)	Includes one unit occupied as a management office (300 SF), with no attributed underwritten base rent. The Non-Major Tenants Annual UW Base Rent PSF and Occupied Collateral Total Annual UW Base Rent PSF excluding this space is $47.53 PSF and $71.16 PSF, respectively.

The following table presents certain information relating to the lease rollover schedule at the One West 34th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(5)	3	3,826	$37.43	1.8%	1.8%	$143,213	1.0%	1.0%
2017	3	7,180	$58.24	3.4%	5.2%	$418,181	3.0%	4.0%
2018	15	25,556	$50.02	12.1%	17.4%	$1,278,295	9.1%	13.1%
2019	11	27,806	$46.11	13.2%	30.6%	$1,282,044	9.1%	22.2%
2020	21	42,925	$46.65	20.4%	51.0%	$2,002,263	14.3%	36.5%
2021	15	40,771	$83.10	19.4%	70.4%	$3,388,111	24.1%	60.6%
2022	1	884	$46.35	0.4%	70.8%	$40,973	0.3%	60.9%
2023	2	4,716	$48.89	2.2%	73.0%	$230,583	1.6%	62.6%
2024	3	20,326	$46.04	9.7%	82.7%	$935,748	6.7%	69.2%
2025	2	6,230	$45.45	3.0%	85.7%	$283,152	2.0%	71.3%
2026	3	12,127	$47.45	5.8%	91.4%	$575,374	4.1%	75.4%
2027	0	0	$0.00	0.0%	91.4%	$0	0.0%	75.4%
2028 & Beyond	1	5,200	$664.90	2.5%	93.9%	$3,457,469	24.6%	100.0%
Vacant(4)	0	12,811	$0.00	6.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	80	210,358	$71.05	100.0%		$14,035,406	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant and occupied space that has been underwritten as vacant.

(4)	Includes Bebe Stores, which occupied 5,000 SF of ground level retail space at the One West 34th Street Property. On April 18, 2017, Bebe Stores filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of June 1, 2017, Bebe Stores closed its 5,000 SF ground floor retail space at the One West 34th Street Property and was excluded from underwritten occupancy and underwritten net cash flow. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

(5)	Includes one unit occupied as a management office (300 SF), with no attributed UW Rent. The Total UW Rent PSF excluding this space is $71.16 PSF.

A-3-71

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The Market. The One West 34th Street Property is located at the northwest corner of Fifth Avenue and 34th Street in Midtown Manhattan. The One West 34th Street Property is situated across West 34th Street from the Empire State Building, three blocks away from Penn Station, which serves as the Manhattan terminus of Long Island Railroad, NJ Transit and Amtrak. Penn Station is currently undergoing an approximately $3.0 billion renovation and redevelopment that will increase capacity and transform the train station into a modern commuter hub. The renovations and redevelopment are expected to be complete within two years. The One West 34th Street Property is located within three blocks of three 34th Street subway stations, which carry an estimated 94 million passengers annually and have direct access to the 1/2/3/A/C/E/B/D/F/M/N/Q/R/W subway lines. Additionally, on the same block as the One West 34th Street Property is Amazon’s approximately 470,000 SF corporate offices and first Manhattan retail distribution center, located at 7 West 34th Street.

The appraiser identified 31 competitive office buildings along Fifth Avenue and Madison Avenue, along with class B buildings along 34th Street. The competitive buildings total approximately 7.5 million SF and exhibited a rental range of $49.00 PSF to $77.00 PSF, gross, and a weighted average occupancy rate of approximately 94.0% for direct space. Of the 31 buildings, eight are considered directly competitive with the One West 34th Street Property, which exhibited a rental range of $49.00 PSF to $62.00 PSF, gross, and a weighted average occupancy of approximately 93.6% for direct space. According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment office submarket of the New York office market. As of year-end 2016, the Penn Plaza/Garment submarket contained 435 buildings comprising approximately 72.6 million SF (13.0% of the New York office market and the second largest submarket in the United States) and reported a vacancy rate of 7.1% and an average asking rent of $73.35 PSF, gross. For 2016, the Penn Plaza/Garment submarket reported positive net absorption of 1.3 million SF.

According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment retail submarket of the New York retail market. As of year-end 2016, the Penn Plaza/Garment submarket contained 163 buildings comprising approximately 5.5 million SF (11.0% of the New York retail market) and reported a vacancy rate of 1.8%. According to the appraisal, the One West 34th Street Property’s immediate area (West 34th Street from 5th Avenue to 7th Avenue) has a retail average asking rent of $745.00 PSF, gross, with numerous spaces garnering ground floor rents of $1,000 PSF, gross.

The following table presents recent leasing data at competitive office buildings with respect to the One West 34th Street Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
One West 34th Street Property New York, NY	1906	210,358	Olivia Miller	13,222	August 2004	20.0	$44.22	Gross
256 West 36th Street New York, NY	1917	36,500	Tower Enterprises of NY	3,400	October 2016	5.0	$44.00	Gross
25 West 45th Street New York, NY	1913	160,000	Morris visitor Publications	5,342	October 2016	10.0	$51.50	Gross
1359 Broadway New York, NY	1924	412,127	Sisense	24,169	September 2016	10.0	$59.00	Gross
389 Fifth Avenue New York, NY	1922	105,000	OK Originals	5,951	September 2016	5.0	$47.00	Gross
385 Fifth Avenue New York, NY	1929	85,000	Metal Dynamics	2,000	September 2016	10.0	$52.50	Gross
141 West 36th Street New York, NY	1911	132,000	Smart Apparel	3,200	July 2016	7.0	$50.00	Gross
1375 Broadway New York, NY	1929	265,000	Toy Industry Association	18,342	June 2016	10.0	$56.00	Gross
22 West 38th Street New York, NY	1912	60,000	Knotel	35,286	July 2016	15.0	$49.00	Gross
225 West 34th Street New York, NY	1924	394,145	Bohler Engineering	8,838	May 2016	7.0	$51.00	Gross
16 East 34th Street New York, NY	1925	336,500	Echante	19,355	May 2016	6.0	$49.00	Gross

Source: Appraisal and a third party market report.

A-3-72

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

The following table presents recent leasing data at competitive retail buildings with respect to the One West 34th Street Property:

Comparable Retail Leases
Property Name/Address	Year Built	Tenant Name	Lease Size (SF)	Level	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
One West 34th Street Property New York, NY	1906	Bank of America	5,200	Ground	June 2015	15.5	(1)	Gross
134 West 34th Street New York, NY	1910	Skechers USA	2,500	Ground	March 2016	15.0	$1,000.00	Gross
5 Penn Plaza New York, NY	1915	TD Bank	3,882	Ground	May 2015	10.0	$400.00	Gross
112 West 34th Street New York, NY	1954	Foot Locker	30,541	Ground, Second	February 2015	10.0	(2)	Gross
112 West 34th Street New York, NY	1954	Sephora	10,304	Ground	January 2015	10.0	$925.00	Gross
1293 Broadway New York, NY	1902	Verizon	4,500	Ground	December 2014	10.0	$1,000.00	Gross
1293 Broadway New York, NY	1902	H&M	50,456	Lower, Ground, Second	October 2013	25.0	(3)	Gross
32 West 34th Street New York, NY	1978	Journey’s	7,200	Lower, Ground	November 2013	10.0	(4)	Gross

Source: Appraisal and a third party market report.

(1)	Bank of America’s Annual UW Base Rent represents their straight line average rent through the One West 34th Street Whole Loan term. Bank of America’s current rental rate is $596.15 PSF.

(2)	Foot Locker has a blended Annual Base Rent PSF of $188.53, which represents $850.00 PSF on its ground floor space (1,890 SF) and $147.00 PSF on its second floor space (28,651 SF).

(3)	H&M has a blended Annual Base Rent PSF of $297.29, which represents $800.00 PSF on its ground floor space (8,000 SF), $200.00 PSF on its lower level space (21,219 SF) and $200.00 PSF on its second floor space (21,237 SF).

(4)	Journey has a blended Annual Base Rent PSF of $316.11, which represents $525.00 PSF on its ground floor space (3,000 SF), $45.00 PSF on its lower level space (3,000 SF). Journey’s lease also includes 1,200 SF of sub-lower level space that has no attributed rent.

A-3-73

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One West 34th Street Property:

Cash Flow Analysis
	2014(1)(2)	2015(2)	2016(2)	UW	UW PSF	Stabilized UW(3)
Gross Potential Rent	$13,514,993	$13,170,627	$16,156,656	$17,785,754(4)(5)	$84.55	$20,259,689
Total Recoveries	$1,635,334	$1,738,708	$1,835,796	$1,943,343	$9.24	$1,943,343
Total Other Income	$308,414	$50,225	$72,765	$72,765	$0.35	$72,765
Less Vacancy & Credit Loss	$0	$0	$0	($3,750,350)(6)	($17.83)	($1,012,984)
Effective Gross Income	$15,458,741	$14,959,560	$18,065,217	$16,051,512	$76.31	$21,262,812
Total Operating Expenses	$6,368,441	$7,137,535	$7,217,026	$7,421,269	$35.28	$7,577,608
Net Operating Income	$9,090,300	$7,822,025	$10,848,191	$8,630,243	$41.03	$13,685,204
Capital Expenditures	$0	$0	$0	$88,350	$0.42	$88,350
TI/LC	$0	$0	$0	$430,291	$2.05	$430,291
Net Cash Flow	$9,090,300	$7,822,025	$10,848,191	$8,111,601	$38.56	$13,166,563

Occupancy %	97.1%	95.6%	96.1%	78.9%(5)		95.0%
NOI DSCR(7)	1.39x	1.19x	1.66x	1.32x		2.09x
NCF DSCR(7)	1.39x	1.19x	1.66x	1.24x		2.01x
NOI Debt Yield(7)	6.1%	5.2%	7.2%	5.8%		9.1%
NCF Debt Yield(7)	6.1%	5.2%	7.2%	5.4%		8.8%

(1)	Historical cash flow information was not available prior to 2014.

(2)	The decline in Net Operating Income from 2014 to 2015 and the increase in Net Operating Income from 2015 to 2016 were due to the Bank of America lease, which commenced June 15, 2015 and included five months of free rent.

(3)	Stabilized UW represents the Duane Reade and Bebe Stores spaces fully leased at the appraiser’s concluded market rents of $431.94 PSF and $600.00 PSF, respectively, along with a 5.0% UW stabilized vacancy. Duane Reade has a November 2021 lease expiration with one five-year renewal option at market rent. Duane Reade has a current in-place rent of $176.07 PSF, which is approximately 59.2% below the appraiser’s concluded market rent of $431.94 PSF.

(4)	UW Gross Potential Rent includes contractual rent steps through March 2018 totaling $318,099.

(5)	UW Gross Potential Rent includes Bank of America’s straight line average rent through the One West 34th Street Whole Loan term.

(6)	The One West 34th Street Property was 93.9% physically occupied as of May 1, 2017, however, the UW economic occupancy is 78.9%. Bebe Stores occupied 5,000 SF of ground level retail space at the One West 34th Street Property and on April 18, 2017, filed a form 8-K announcing its plans to close all physical store locations by the end of May 2017. As of June 1, 2017, Bebe Stores closed its 5,000 SF ground floor retail space at the One West 34th Street Property and was excluded from underwritten occupancy and underwritten net cash flow. Bebe Stores is currently negotiating with the One West 34th Street Borrower to pay an early termination fee. In accordance with the loan agreement, any termination fee greater than or equal to $250,000 will be deposited into a re-tenanting reserve. The lender provides no assurances that an agreement will be finalized or that any payment will be made.

(7)	Debt service coverage ratios and debt yields are based on the One West 34th Street Whole Loan.

Escrows and Reserves. The loan documents provide for upfront escrows at closing in the amount of $366,740 for deferred maintenance and $315,500 for real estate taxes. The loan documents require ongoing monthly reserve deposits in the amount of $315,500 for real estate taxes, $7,390 for replacement reserves (capped at $266,036) and $52,785 for tenant improvement and leasing commissions (“TI/LC”) (capped at $1,900,260). The loan documents do not require ongoing monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the One West 34th Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums and renewals.

Lockbox and Cash Management. The One West 34th Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow shall be held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The One West 34th Street Property also secures the One West 34th Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $120,000,000. The One West 34th Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the One West 34th Street Mortgage Loan. The One West 34th Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the One West 34th Street Non-Serviced Pari Passu Companion Loans. The holders of the One West 34th Street Mortgage Loan and the One West 34th Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the One West 34th Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

A-3-74

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One West 34th Street Property, subject to a premium cap of two times the insurance premium payable for “all risk” insurance on a stand-alone basis the time any terrorism coverage is excluded from the policy, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-75

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

A-3-76

One West 34th Street New York, NY 10001	Collateral Asset Summary – Loan No. 9 One West 34th Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 53.6% 1.24x 5.8%

One West 34th Street
One West 34th Street; 358 & 362 Fifth Avenue
New York, NY 10001
Midtown
East Side
Murray Hill
Garment District
Kips Bay
Flatiron District
Gramercy Park
Stuyvesant Town
ROCKEFELLER CENTER
Exxon Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
1 Rockefeller Plaza
Tower 49
US Plywood Building
News Corp. Building
Empire Trust Company Bldg.
JPMorgan Chase Tower
Japan Society
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Grand Central Terminal
425 Lexington Avenue
Winstar Building
UNITED NATIONS
4 Times Square
505 Fifth Ave.
Chrysler Building
W. 42nd St.
E. 42nd St.
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
5TH AVE
BRYANT PARK
Bryant Park
New York Public Library
Daily News
QUEENS-MIDTOWN TUNNEL
42ND ST/ TIMES SQ
Lefcourt Manhattan Bldg.
HSBC Tower
495
260 Madison Ave.
425 Fifth Ave.
450 Fifth Ave.
The Setai Fifth Ave.
The Morgan Library & Museum
Broadway
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
180 Madison Ave.
FERRY TO LONG ISLAND CITY
One Penn Plaza
34TH ST/ PENN STA
LONG ISLAND RAILROAD
Manhattan Mall
PENN STATION
325 Fifth Ave.
33RD ST/ LEXINGTON
NYU Medical Center
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Tower 111
855 Sixth Ave.
Textile Building
NYU School of Medicine
Lexington Avenue Campus, Touro College
28TH ST
28TH ST/ 7TH AVE
28TH ST/ LEXINGTON
Bellevue Hospital Center
NY Life Insurance Bldg.
Supreme Court Appellate Division
Baruch College
NYU School of Dentistry
VA New York Harbor Medical Center
Metropolitan Life Building
Gramercy Theatre
School of Visual Arts
23RD ST/ LEXINGTON
Gramercy Park
Theo. Roosevelt Birthplace Natl. Historic Site
Cabrini Medical Center
NYU Hospital for Joint Diseases
FDR Drive
METRO NORTH
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Park Ave. South
Irving Pl.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
QUEENS
Astoria
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
East Side
West Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

A-3-77

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

A-3-78

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	St. Petersburg, FL 33702
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jeffrey J. Feil			Year Built/Renovated:	1971 - 2000/2016
Mortgage Rate:	4.7330%			Size:	689,778 SF
Note Date:	4/7/2017			Cut-off Date Balance per SF(1):	$58
First Payment Date:	5/6/2017			Maturity Date Balance per SF(1):	$50
Maturity Date:	4/6/2027			Property Manager:	Jeffrey Management Corp. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(3):	$5,719,777
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI Debt Yield(1):	14.3%
Lockbox/Cash Mgmt Status:	Springing /Springing			UW NOI Debt Yield at Maturity(1):	16.6%
Additional Debt Type:	Pari Passu			UW NCF DSCR(1):	2.33x (IO) 1.79x (P&I)
Additional Debt Balance:	$10,000,000			Most Recent NOI(3):	$3,630,527 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,461,913 (12/31/2015)
Reserves				3rd Most Recent NOI:	$1,909,290 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.3% (3/3/2017)
RE Tax:	$366,978	$61,163	N/A	2nd Most Recent Occupancy:	82.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2015)
Replacements:	$0	$11,496	N/A	Appraised Value (as of):	$62,000,000 (1/5/2017)
TI/LC:	$750,000	$86,222	$1,500,000	Cut-off Date LTV Ratio(1):	64.5%
Unfunded Obligations Funds:	$2,524,767	N/A	N/A	Maturity Date LTV Ratio(1):	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$40,000,000	96.8%	Loan Payoff(4):	$37,175,645	89.9%
Borrower Equity:	$1,330,560	3.2%	Reserves:	$3,641,746	8.8%
			Closing Costs:	$513,169	1.2%
Total Sources:	$41,330,560	100.0%	Total Uses:	$41,330,560	100.0%

(1)	The Baypoint Commerce Center Mortgage Loan is part of the Baypoint Commerce Center Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $40,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Baypoint Commerce Center Whole Loan.

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of May 6, 2017. Defeasance is permitted at any time after two years from the closing date of the securitization of the last Baypoint Commerce Center Whole Loan promissory note to be securitized.

(3)	The increase in UW NOI over Most Recent NOI is largely due to the expiration of free or abated rent periods for recently leased spaces. Of the leases signed in 2016, the four largest tenants, occupying 56,709 SF (8.2% of NRA), account for U/W Base Rent of approximately $1.1 million (9.7% of U/W Base Rent), but had rent commencement dates between June 2016 and December 2016. Additionally, six leases were signed in 2017, accounting for 3.3% of NRA and 3.9% of U/W Base Rent.

(4)	The Prior Loan was modified in February 2011. Please see “Escrows and Reserves” below and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for further discussion.

The Mortgage Loan. The tenth largest mortgage loan (the “Baypoint Commerce Center Mortgage Loan”) is part of a whole loan (the “Baypoint Commerce Center Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $40,000,000, all of which are secured by a first priority fee mortgage encumbering a 73.8-acre office park improved by 15-buildings totaling 689,778 SF located in St. Petersburg, Florida (the “Baypoint Commerce Center Property”). Promissory Notes A-2, Note A-3 and Note A-4, in the aggregate original principal amount of $30,000,000, represent the Baypoint Commerce Center Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Note A-1, with an original principal balance of $10,000,000 (the “Baypoint Commerce Center Pari Passu Companion Loan”), is currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) or an affiliate thereof, and is expected to be contributed to the CFCRE 2017-C8 Trust. The Baypoint Commerce Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-79

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Baypoint Commerce Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$10,000,000	$10,000,000	CFCRE 2017-C8	No
Note A-2	$15,000,000	$15,000,000	UBS 2017-C1	Yes
Note A-3	$10,000,000	$10,000,000	UBS 2017-C1	No
Note A-4	$5,000,000	$5,000,000	UBS 2017-C1	No
Total	$40,000,000	$40,000,000

Loan proceeds, along with borrower equity of approximately $1.3 million, were used to refinance existing debt of approximately $37.2 million, fund upfront reserves, and pay closing costs. The Baypoint Commerce Center Property previously secured an $83.0 million first mortgage (the “Prior Loan”), which was deposited in the CSMC 2007-C3 securitization trust (the “Prior Securitization”) and an affiliate of the borrower under the Prior Loan obtained a $7.0 million original principal balance mezzanine loan. In 2009, the Prior Loan was transferred into special servicing as a result of low occupancy and reduced cash flow, even though the debt was current at that point in time. In December 2010, the Prior Loan balance was modified and severed into tranche A with a principal balance of $40.0 million (“Tranche A”) and tranche B with a principal balance of $40.0 million (“Tranche B”). As a part of the loan modification, the sponsor, Jeffrey J. Feil (not previously affiliated with the borrowers of the Prior Loan), acquired 99% of the Baypoint Commerce Center Property and paid down the principal balance of Tranche A from $40.0 million to $37.0 million. Additionally, Jeffrey J. Feil deposited approximately $7.0 million into a capital expense account for property improvements. Since the ownership overhaul, the Baypoint Commerce Center Property has undergone approximately $23.7 million ($34 PSF) in capital expenditures for tenant build-out, equipment, building, parking lot and land improvements and a total of 50 leases have been signed or renewed totaling 261,858 SF (38.0% of NRA, 45.9% of U/W Base Rent) since 2014. In connection with the origination of the Baypoint Commerce Center Whole Loan, the lender under the Prior Securitization accepted $37.2 million (a portion of the proceeds of the Baypoint Commerce Center Whole Loan) in satisfaction of the Prior Loan, while the principal balance of Tranche B and the mezzanine loan were cancelled without repayment.

The Borrowers and the Sponsor. The borrowers, KP Holdings Florida, LLC, KC Investors Florida I, LLC, and KC Investors Florida II, LLC (collectively, the “Baypoint Commerce Center Borrower”) are each single purpose Delaware limited liability companies structured to be bankruptcy remote, with one independent director. KP Holdings Florida, LLC (99.0%), KC Investors Florida I, LLC (0.5%), and KC Investors Florida II, LLC (0.5%) own the Baypoint Commerce Center Property as tenants in common. KP Holdings Florida, LLC is owned by entities related to Jeffrey J. Feil and FBE Holdings LLC. KC Investors Florida I, LLC and KC Investors Florida II, LLC are owned by entities related to Julius Trump and Eddie Trump, respectively. The sponsor and non-recourse carve-out guarantor is Jeffrey J. Feil.

Jeffrey J. Feil is the CEO of The Feil Organization, a privately-held investment, development, and management firm based in New York City. In operation for over 60 years, The Feil Organization’s real estate portfolio includes over 26 million SF of retail, office, and industrial properties and over 5,000 residential rental units, net leased properties, and land assets across the United States.

The Property. The Baypoint Commerce Center Property is a 73.8-acre office park improved with 15 two- to four-story buildings totaling 689,778 SF located in St. Petersburg, Florida. The buildings were constructed between 1971 and 2000 and range in size from 23,294 SF to 89,205 SF, with an average size of 45,985 SF.

The improvements of the 15 buildings vary from Class A to Class B-. The Baypoint Commerce Center Property has 3,086 parking spots, which provide a parking ratio of 4.47 per 1,000 SF of NRA. Excluding the Monroe building (4.2% of NRA), which is currently vacant to undergo renovations, occupancies at the buildings range from 62.5% to 100.0%, with a weighted average occupancy of 89.0%. The Baypoint Commerce Center Property has an occupancy of 85.3% as of March 3, 2017. Since 2014, a total of 50 leases have been signed or renewed totaling 261,858 SF, representing 38.0% of NRA and 45.9% of U/W Base Rent.

A-3-80

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Building Summary(1)
Building	Building SF	% of Total SF	Class(2)	Year Built(2)	Number of Stories(3)	2014 Occupancy(4)	2015 Occupancy(4)	2016 Occupancy(4)	Most Recent Occupancy
Baker	70,125	10.2%	A-	1987	3	82.2%	100.0%	100.0%	100.0%
Dade	36,831	5.3%	B+	1974	2	65.5%	62.5%	62.5%	62.5%
Duval	30,426	4.4%	B-	1973	2	100.0%	100.0%	100.0%	100.0%
Franklin	40,452	5.9%	B+	1982	2	64.4%	64.4%	96.0%	96.0%
Gadsden	38,719	5.6%	B+	1980	2	38.2%	38.2%	89.0%	89.0%
Gilchrist	50,233	7.3%	B-	1984	2	72.4%	72.4%	83.0%	84.8%
Glades	69,747	10.1%	A-	1988	3	78.4%	30.7%	56.1%	85.7%
Hendry	32,204	4.7%	B-	1978	2	89.5%	92.0%	98.0%	98.1%
Koger	49,849	7.2%	B	1974	2	71.0%	97.2%	95.3%	96.3%
Lake	34,639	5.0%	B	1980	2	57.3%	52.1%	78.7%	72.2%
Madison	40,048	5.8%	B	1972	2	57.9%	84.9%	86.7%	85.3%
Monroe(5)	28,736	4.2%	B+	1974	2	0.0%	0.0%	0.0%	0.0%
Pasco	89,205	12.9%	A	2000	3	100.0%	100.0%	90.1%	90.3%
Pinellas	23,294	3.4%	B-	1971	2	62.3%	61.3%	82.1%	82.1%
St Lucie	55,270	8.0%	B+	1985	4	71.9%	61.8%	91.4%	91.4%
Total/Wtd. Avg.(5)	689,778	100.0%			2-4	71.7%	71.0%	82.5%	85.3%

(1)	Information is based on the underwritten rent roll.
(2)	Information is based on the appraisal.
(3)	Information is based on the zoning report.
(4)	Information is provided by the sponsor.
(5)	Wtd. Avg. 2014, 2015, 2016, and Most Recent Occupancy includes the Monroe building, which is vacant to undergo a full renovation. 2014, 2015, 2016, and Most Recent Occupancy excluding the Monroe building is 74.9%, 74.1%, 86.0%, and 89.0%, respectively.

Major Tenant.

Cox Target Media, Inc. (49,013 SF, 7.1% of NRA, 8.9% of underwritten rent) Founded in 1996, Cox Target Media, Inc. (“CTM”) is a digital marketing company that provides integrated marketing solutions for agencies, retailers, brands, and shopper marketers. Utilizing its space at the Baypoint Commerce Center Property as its company headquarters, CTM occupies three suites in the Pasco building totaling 49,013 SF (7.1% of NRA, 54.9% of building NRA) with an expiration date of December 31, 2022. CTM has a one-time termination option effective December 31, 2020 upon 12 months’ prior written notice and a termination fee equal to all unamortized leasing costs discounted at an 8.0% interest rate, one 5-year renewal option exercisable upon 12 months’ prior notice at a starting rental rate equivalent to fair market value, the right to expand into a portion of the 2nd floor of the Pasco building consisting of 19,000 SF, and a right of first offer to any space in the Pasco building.

The following table presents certain information relating to the leases at the Baypoint Commerce Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
COX Target Media, Inc.(4)	NR/NR/NR	49,013	7.1%	$982,221	8.9%	$20.04	12/31/2022
Wright National Flood Insurance	NR/NR/NR	35,168	5.1%	$607,351	5.5%	$17.27	4/30/2023
Jabil Circuit Inc	BBB-/Ba1/BBB-	34,956	5.1%	$744,563	6.7%	$21.30	6/30/2019
United States of America IRS(5)	AAA/Aaa/AA+	30,426	4.4%	$524,848	4.7%	$17.25	11/20/2019
Beasley FM Acquisition Corp	NR/NR/NR	27,275	4.0%	$450,550	4.1%	$16.52	8/31/2024
Subtotal/Wtd. Avg.		176,838	25.6%	$3,309,533	29.9%	$18.72
Other Tenants(6)		411,322	59.6%	$7,765,627	70.1%	$18.88
Vacant Space		101,618	14.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		689,778	100.0%	$11,075,160	100.0%	$18.83

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	COX Target Media, Inc. has a one-time termination option effective December 31, 2020 upon 12 months’ prior written notice and a termination fee equal to all unamortized leasing costs discounted at an 8.0% interest rate.

(5)	United States of America IRS has the right to terminate its lease after May 20, 2018 upon 180 days’ prior written notice.

(6)	Includes five conference rooms totaling 8,262 SF and a suite occupied by the Baypoint Commerce Center Property management company comprising 2,718 SF.

A-3-81

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

The following table presents certain information relating to the lease rollover schedule at the Baypoint Commerce Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	13	19,608	2.8%	2.8%	$5.50	$107,906	1.0%	1.0%
2017	12	18,651	2.7%	5.5%	$17.92	$334,290	3.0%	4.0%
2018	23	60,329	8.7%	14.3%	$21.51	$1,297,590	11.7%	15.7%
2019	21	144,420	20.9%	35.2%	$19.43	$2,806,403	25.3%	41.0%
2020	11	69,131	10.0%	45.3%	$19.11	$1,321,028	11.9%	53.0%
2021	13	47,131	6.8%	52.1%	$20.54	$968,018	8.7%	61.7%
2022	7	92,775	13.4%	65.5%	$19.26	$1,787,068	16.1%	77.9%
2023	3	54,827	7.9%	73.5%	$18.09	$992,078	9.0%	86.8%
2024	3	37,780	5.5%	79.0%	$16.65	$629,135	5.7%	92.5%
2025	0	0	0.0%	79.0%	$0.00	$0	0.0%	92.5%
2026	1	10,764	1.6%	80.5%	$20.69	$222,707	2.0%	94.5%
2027	0	0	0.0%	80.5%	$0.00	$0	0.0%	94.5%
2028 & Beyond	3	32,744	4.7%	85.3%	$18.60	$608,936	5.5%	100.0%
Vacant	0	101,618	14.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	110	689,778	100.0%		$18.83	$11,075,160	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
(4)	MTM includes five conference rooms totaling 8,262 SF and a suite occupied by the Baypoint Commerce Center Property management company comprising 2,718 SF.

The Market. The Baypoint Commerce Center Property is located at the corner of 4th Street and 94th Avenue North in St. Petersburg, Florida within the Pinellas county and Gateway submarket and Tampa/St. Petersburg market. According to a third party research report, the Tampa/St. Petersburg office market saw positive office absorption of 2.9 million SF and 2.3 million SF in 2015 and 2016, respectively. Over the past few years, the Tampa Bay market has attracted a number of companies looking to relocate their headquarters or expand their operations, including Johnson & Johnson, Bristol-Myers Squibb, Amazon, BeniComp, Sagitec Solutions, Bow Technologies, and Jabil Circuit.

The Baypoint Commerce Center Property is located near Interstate 275 (1.7 miles) and US Route 92/Gandy Boulevard North (0.4 miles), which provide access to the Tampa Bay area. Tampa International Airport, which was utilized by 18.9 million passengers in 2016, is located 12.5 miles northeast of the Baypoint Commerce Center Property. A number of amenities including shops, restaurants, and lodging are located within walking distance to the Baypoint Commerce Center Property, including the Gateway Market Center, located 1.1 miles south, a Target and Publix anchored retail center. The estimated population and average household income as of 2017 within the Tampa/St. Petersburg/Clearwater metropolitan statistical area are 3.05 million and $69,767, respectively. The unemployment rate in the Tampa/St. Petersburg/Clearwater metropolitan statistical area was 4.5% in 2016, compared to 5.0% in 2015.

The Baypoint Commerce Center Property is located in the Pinellas county/Gateway office submarket, which totals approximately 40.7 million SF of space in 3,667 buildings as of 2016. As of the fourth quarter of 2016, average vacancy was 9.4%, compared to 10.4% and 12.0% during the same quarter in 2015 and 2014, respectively, with average asking rent of $19.28 PSF, compared to $18.32 PSF and $17.38 PSF during the same quarter in 2015 and 2014, respectively. Limited new construction was delivered to the Pinellas county submarket during the past three years, which averaged approximately 102,341 SF per year. Absorption averaged approximately 547,997 SF per year over the same time period.

The appraiser analyzed a set of comparable office rentals within the Pinellas county of the Baypoint Commerce Center Property and concluded that the Baypoint Commerce Center Property’s rents are in line with market rents. A summary of the comparable properties is shown in the chart below.

A-3-82

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Competitive Property Summary
Property Name	Address	Property NRA	Year Built / Renovated	Property Occupancy	Asking Rent PSF
Baypoint Commerce Center Property	877 Executive Center Drive, St. Petersburg, FL	689,778(1)	1971 - 2000 / 2016	85.3%(1)	$18.83(1)
Centres at Feather Sound	3001 Executive Drive, Clearwater, FL	63,580	1987 / 1999	52.0%	$17.50 - $20.50
Bay Vista Pavilion	5380 Tech Data Drive, Clearwater, FL	135,708	1994	25.0%	$21.50
Feather Sound Corp. Center I	13535 Feather Sound Drive, Clearwater, FL	81,410	1983	93.0%	$21.50
Colonial Center Bayside	17757 US Highway 19 North, Clearwater, FL	212,405	1987	80.0%	$18.50 - $21.00
Feather Sound II	13577 Feather Sound Drive, Clearwater, FL	80,445	1986	90.0%	$20.25 - $21.50
Executive Center	25400 US Highway 19, Clearwater, FL	106,000	1978	84.0%	$16.00
Wilder Center	3000 Gulf To Bay Boulevard, Clearwater, FL	28,500	1983	100.0%	$18.00
Total/Wtd. Avg.(2)		708,048		71.0%	$16.00 - $21.50

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Baypoint Commerce Center Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Baypoint Commerce Center Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$7,185,619	$7,777,211	$8,693,175	$12,991,494	$18.83
Total Recoveries	$288,479	$351,350	$361,765	$375,891	$0.54
Total Other Income	$44,257	$46,284	$79,503	$79,503	$0.12
Less Vacancy & Credit Loss	$0	$0	$0	($1,916,334)	($2.78)
Effective Gross Income(2)	$7,518,355	$8,174,845	$9,134,443	$11,530,554	$16.72
Total Operating Expenses	$5,609,065	$5,712,932	$5,503,916	$5,810,777	$8.42
Net Operating Income	$1,909,290	$2,461,913	$3,630,527	$5,719,777	$8.29
Capital Expenditures	$0	$0	$0	$137,956	$0.20
TI/LC	$0	$0	$0	$1,114,113	$1.62
Net Cash Flow	$1,909,290	$2,461,913	$3,630,527	$4,467,708	$6.48

Occupancy %	71.7%	71.0%	82.5%	85.3%(3)
NOI DSCR (P&I)(4)	0.76x	0.99x	1.45x	2.29x
NCF DSCR (P&I)(4)	0.76x	0.99x	1.45x	1.79x
NOI Debt Yield(4)	4.8%	6.2%	9.1%	14.3%
NCF Debt Yield(4)	4.8%	6.2%	9.1%	11.2%

(1)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll dated March 3, 2017 and includes rent steps of $469,664 through May 1, 2018 and vacancy gross up of $1,916,334.
(2)	The increase in Effective Gross Income over 2016 Effective Gross Income is largely due to the expiration of free or abated rent periods for recently leased spaces. Of the leases signed in 2016, the four largest tenants, occupying 56,709 SF (8.2% of NRA), account for U/W Base Rent of $1.1 million (9.7% of U/W Base Rent), but had rent commencement dates between June 2016 and December 2016. Additionally, six leases were signed in 2017, accounting for 3.3% of NRA and 3.9% of U/W Base Rent.
(3)	Underwritten occupancy is based on in place occupancy as of the rent roll dated March 3, 2017.
(4)	Debt service coverage ratios and debt yields are based on the Baypoint Commerce Center Whole Loan.

Escrows and Reserves. At origination, the Baypoint Commerce Center Borrower deposited (i) $366,978 into a real estate tax reserve, (ii) $750,000 into a tenant improvements and leasing commissions reserve, and (iii) $2,524,767 into an unfunded obligations reserve, which represents eight months of free rent and outstanding TI/LC obligations to tenants during 2017. On a monthly basis, the Baypoint Commerce Center Borrower is required to deposit (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, but such requirement is waived if the Baypoint Commerce Center Property is covered by an acceptable blanket policy and the Baypoint Commerce Center Borrower provides evidence to the lender of renewal prior to expiration of any applicable policy, and (iii) $11,496 for capital expenditures. Additionally, the Baypoint Commerce Center Borrower is required to deposit, on a monthly basis, $86,222 for tenant improvements and leasing commissions, subject to a cap of $1.5 million. If at any time thereafter that the balance of the TI/LC Reserve equals $1.0 million or less, the Baypoint Commerce Center Borrower is required to recommence and continue making monthly deposits into the TI/LC Reserve until such balance equals the cap of $1.5 million.

Upon the occurrence and continuation of a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into the Material Tenant rollover reserve for tenant improvements and leasing commissions that may be incurred by the Baypoint Commerce Center Borrower in connection with an acceptable extension of such Material Tenant lease or the re-tenanting of such Material Tenant space under satisfactory conditions as described in the loan documents.

A-3-83

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Upon the occurrence and continuation of a Cash Sweep Trigger Event (as defined below) period, all excess cash flow is required to be deposited into the Cash Management account.

A “Material Tenant Trigger Event” will commence upon (i) a Material Tenant giving written notice to Baypoint Commerce Center Borrower of its intention to terminate, cancel, not extend, or not renew its Material Tenant lease until (x) the revocation of such notice is delivered, (y) an acceptable extension of such Material Tenant lease is delivered, or (z) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, (ii) a Material Tenant failing to extend or renew its Material Tenant lease (a) on or prior to the date that is 12 months’ prior to the then applicable expiration date or (b) on or prior to the date required under such Material Tenant lease until (x) an acceptable extension of such Material Tenant lease is delivered or (y) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, (iii) a monetary or material non-monetary event of default until its cure, (iv) a Material Tenant or Material Tenant lease guarantor becoming the subject of a bankruptcy action until the affirmation of the applicable lease in the bankruptcy proceeding, (v) the termination of a Material Tenant lease until such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents, or (vi) a Material Tenant going dark, vacating, ceasing to occupy or ceasing to conduct business at the Baypoint Commerce Center Property until (x) such Material Tenant has re-opened for business or (y) such Material Tenant space is re-tenanted under satisfactory conditions as described in the loan documents.

A “Material Tenant” is any tenant that, either individually or together with its affiliates, leases 20% or more of net rentable area or accounts for 20% or more of the U/W Base Rent at the Baypoint Commerce Center Property.

A “Cash Sweep Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any Baypoint Commerce Center Borrower, guarantor, or property manager until, (x) with respect to the Baypoint Commerce Center Borrower or guarantor, such bankruptcy action is discharged within 90 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, or (iii) the trailing 12-month debt service coverage ratio falling below 1.20x until such debt service coverage ratio is equal to or greater than 1.25x for two consecutive quarters. Notwithstanding the above, in the event a Cash Sweep Trigger Event has occurred and been cured four times during the term of the Baypoint Commerce Center Whole Loan, all excess cash flow will be swept into a cash management account until the Baypoint Commerce Center Whole Loan has been paid in full.

Lockbox and Cash Management. The Baypoint Commerce Center Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in-place cash management will be required during the continuation of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuance of any event of default until cured, (ii) any bankruptcy action of any Baypoint Commerce Center Borrower, guarantor, or property manager until, (x) with respect to the Baypoint Commerce Center Borrower or guarantor, such bankruptcy action is discharged within 90 days of such filing or (y) with respect to the property manager, such manager is replaced by a qualified manager or such bankruptcy action is discharged within 120 days of such filing, (iii) the trailing 12-month debt service coverage ratio falling below 1.25x until such debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters, (iv) the occurrence of an indictment for fraud of misappropriation of funds by any Baypoint Commerce Center Borrower, the guarantor, or the director or officer of any Baypoint Commerce Center Borrower or the guarantor, (v) the occurrence of an indictment for fraud of misappropriation of funds by the property manager or any director or officer of the property manager until such property manager is replaced by a qualified manager or the dismissal of such indictment, or (vi) the occurrence and continuation of a Material Tenant Trigger Event (as defined below) until its cure. Notwithstanding the above, a Cash Management Trigger Event may not be cured more than six times during the term of the Baypoint Commerce Center Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Baypoint Commerce Center Property also secures the Baypoint Commerce Center Pari Passu Companion Loan, which has a Cut-off Date principal balance of $10,000,000. The Baypoint Commerce Center Pari Passu Companion Loan accrues interest at the same rate as the Baypoint Commerce Center Mortgage Loan. The Baypoint Commerce Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Baypoint Commerce Center Pari Passu Companion Loan. The holders of the Baypoint Commerce Center Mortgage Loan and the Baypoint Commerce Center Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Baypoint Commerce Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Baypoint Commerce Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Baypoint Commerce Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Baypoint Commerce Center Property and 18 months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

A-3-84

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

A-3-85

877 Executive Center Drive St. Petersburg, Florida 33702	Collateral Asset Summary – Loan No. 10 Baypoint Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 64.5% 1.79x 14.3%

Baypoint Commerce Center
877 Executive Center Drive
St. Petersburg, FL 33702
CLEARWATER
Clearwater Plaza
Norton Park
Belleair Rd
Belleair
Belleair Bluffs
Midway Shopping Ctr.
Largo
Keene Plaza
Tri-City Plaza
W Bay Dr
E Bay Dr
Roosevelt Blvd
Largo Medical Ctr.
8th Ave SW
East Bay Golf Club
Ridge Rd S
113th St N
Seminole Blvd
Ulmerton Rd
Largo Mall
Walsingham Rd
Walsingham Park
Lake Seminole
Starkey Rd
Belcher Rd
Colonial Promenade Bardmoor
Lake Seminole County Park
Bayou Club Golf Course
86th Ave N.
Tides Golf and Country Club
Seminole
Bay Pines
Park St
West Lealman
Madeira Beach
Gulf of Mexico
Raymond A. Naimoli Baseball Complex
St. Petersburg General Hospital
Tyrone Square
Tyrone Blvd N.
St Petersburg Junior College
Tyrone Gardens Shopping Center
71st St N.
66th St N
Bryan Dairy Rd
PINELLAS COUNTY
Pinellas Park
Park Blvd N.
Northside Hospital and Heart Institute
54th Ave N.
Lealman
Kenneth City
38th Ave N.
58th St N.
ST. PETERSBURG
1st Ave N.
1st Ave S.
49th St N.
49th St S.
Stetson Univ. College of Law
22nd Ave S.
Gulfport
Boca Ciega Bay
Eckerd College
Sunshine Skyway Br.
Bayside Bridge
Cove Cay Country Club
St. Petersburg-Clearwater Intl. Airport
Airco Golf Course
Feather Sound Golf and Country Club
Old Tampa Bay
Tampa 5 miles
Howard Frankland Bridge
Tampa Bay
Roosevelt Blvd
4th St N.
Gandy Bridge
Gandy Blvd
28th St N.
Mainlands Golf Course
Sawgrass Lake Park
Riviera Bay
Caya Costa
MLK Jr St
Mangrove Bay Municipal GC
Harbor Isle
62nd Ave N.
Venetian Isles
40th Ave N.
34th Ave N.
Snell Isle
Historic Uptown
The Shops at St. Pete
Museum of Fine Arts
St. Petersburg Museum of History
The Pier
Downtown
Al Lang Field
Tropicana Field
Albert Whitted Airport
Univ. of South Florida-St. Petersburg
34th Ave S.
28th St N.
16th St N.
Boyd Hill Nature Park
Lake Maggiore
St. Petersburg Country Club
Royhanna Dr
Pinellas Point Dr
Pinellas Point
19
19A
611
686
688
694
693
92
699
679
275
375
175
TAMPA
ST. PETERSBURG
Pinellas Park
Clearwater
Largo
Seminole
Gulfport
Tampa Bay
Old Tampa Bay
Gulf of Mexico
Brandon
Riverview
Lutz
Carrollwood

A-3-86

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A-3-87

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$29,500,000			Location:	Various, MI
Cut-off Date Balance(1):	$29,500,000			General Property Type:	Various
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor(2):	LCN Capital Partners, L.P.			Year Built/Renovated:	Various
Mortgage Rate:	4.9620%			Size:	1,407,911 SF
Note Date:	3/2/2017			Cut-off Date Balance per SF(1):	$49
First Payment Date:	4/6/2017			Maturity Date Balance per SF(1):	$42
Maturity Date:	3/6/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$6,920,356
Prepayment Provisions(3)(4):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	11.6%
Additional Debt Type(5):	Pari Passu			UW NCF DSCR(1):	1.88x (IO) 1.47x (P&I)
Additional Debt Balance(5):	$39,250,000			Most Recent NOI(8):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(8):	N/A
Reserves				3rd Most Recent NOI(8):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax(6):	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance(6):	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements(6):	$0	Springing	N/A	Appraised Value (as of)(9):	$100,850,000 (Various)
TI/LC(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	68.2%
Other(7):	$82,500	Springing	N/A	Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,750,000	69.2%	Purchase Price:	$98,257,240	98.9%
Borrower Equity:	$30,647,305	30.8%	Reserves:	$82,500	0.1%
			Closing Costs:	$1,057,565	1.1%
Total Sources:	$99,397,305	100.0%	Total Uses:	$99,397,305	100.0%

(1)	The Art Van Portfolio Mortgage Loan is part of the Art Van Portfolio Whole Loan, which is comprised of five pari passu promissory notes with an aggregate original principal balance of $68.75 million. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Art Van Portfolio Whole Loan.

(2)	The non-recourse carve-out guarantor is LCN North American Fund II REIT. See “The Borrower and the Sponsor” below for further discussion.

(3)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Art Van Portfolio Whole Loan, or (ii) two years from the closing date of the securitization of the last Art Van Portfolio Whole Loan promissory note to be securitized.

(4)	Any time after the expiration of the lockout period, the Art Van Portfolio Borrower may obtain the release of any Art Van Portfolio Properties (other than the Warren Distribution Center property) if, provided, among other things, (i) no event of default has occurred and is continuing, (ii) partial defeasance occurs of 115% of the released Art Van Portfolio Property(ies) allocated loan balance, (iii) the loan-to-value ratio with respect to the remaining Art Van Portfolio Property(ies) is no greater than the lesser of (a) 68.2% and (b) the loan-to-value ratio immediately prior to the release, (iv) the debt service coverage ratio with respect to the remaining Art Van Portfolio Property(ies) is no less than the greater of (a) 1.47x and (b) the debt service coverage ratio immediately prior to the release; and (v) the debt yield with respect to the remaining Art Van Portfolio Property(ies) is no less than the greater of (a) 9.4% and (b) the debt yield immediately prior to the release.

(5)	See “The Mortgage Loan” below for further discussion of additional debt.

(6)	Monthly taxes, insurance and replacement reserves will be waived, as long as (a) no event of default exists, (b) all of the Art Van Portfolio Properties are demised pursuant to the Art Van Furniture, Inc. (“Art Van”) lease (subject to the Art Van Portfolio Borrower’s right to release the individual properties as detailed in footnote 4 above), (c) the Art Van lease is in full force and effect, (d) no material tenant trigger event exists and (e) Art Van (x) pays all taxes directly to applicable government authorities, (y) performs its obligations to maintain insurance and (z) performs its maintenance obligations, pursuant to the Art Van lease. Monthly TI/LC reserve will be waived, as long as (i) no event of default then exists under the Art Van lease and (ii) the Art Van lease is in full force and effect.

(7)	Other Reserves consist of an upfront $82,500 environmental reserve. In addition, monthly condominium common charges will be waived, as long as (i) no event of default exists, (ii) the Comstock Park Retail property is demised pursuant to the Art Van lease, (iii) the Art Van lease is in full force and effect, (iv) no material tenant trigger event exists and (v) Art Van performs its obligations to pay all condominium common charges directly to the condominium association. On each date that the quarterly rent is due or the date that the quarterly rent is paid (the “Art Van Rent Payment Date”), the Art Van Portfolio Borrower will deposit the rent due by Art Van on such Art Van Rent Payment Date into the Art Van prepaid rent reserve. Provided no event of default is continuing, on each monthly payment date in January, April, July and October, the lender will disburse from the Art Van prepaid rent reserve, the Quarterly Prepaid Rent Amount into the cash management account. The “Quarterly Prepaid Rent Amount” means the lesser of (i) the quarterly rent related to the quarter commencing with the month the disbursement is being made and (ii) the balance of the Art Van prepaid rent reserve. The Quarterly Prepaid Rent Amount cannot exceed one-quarter of the annual rent due for the related quarter.

(8)	Historical financials are not available as the Art Van Portfolio Properties were acquired in a sale leaseback transaction. The Art Van Portfolio Properties were previously owner-occupied. The lease is structured as a triple net lease where all of the operating management expenses are paid for directly by Art Van Furniture, Inc., including capital expenditures.

(9)	The appraisals concluded an aggregate hypothetical “dark value” of $87,840,000 for the Art Van Portfolio Properties. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is 78.3%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Art Van Portfolio Mortgage Loan”) is part of a whole loan (the “Art Van Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $68,750,000, all of which are secured by a first priority fee mortgage encumbering a 1,407,911 SF, five-property portfolio consisting of two warehouse distribution properties and three retail properties, all located

A-3-88

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The Mortgage Loan. The eleventh largest mortgage loan (the “Art Van Portfolio Mortgage Loan”) is part of a whole loan (the “Art Van Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $68,750,000, all of which are secured by a first priority fee mortgage encumbering a 1,407,911 SF, five-property portfolio consisting of two warehouse distribution properties and three retail properties, all located in Michigan (each an “Art Van Portfolio Property”, and collectively, the “Art Van Portfolio Properties”). Promissory Note A-1, in the original principal amount of $29,500,000, represents the Art Van Portfolio Mortgage Loan and will be included in the UBS 2017-C1 Trust. Promissory Notes A-2, A-3, A-4 and A-5, in the aggregate original principal amount of $39,250,000, collectively represent the serviced companion loans (the “Art Van Portfolio Serviced Pari Passu Companion Loans”). Promissory Notes A-2 and A-3, in the aggregate original principal amount of $20,500,000, are expected to be held in the CFCRE 2017-C8 Trust. Promissory Notes A-4 and A-5, in the aggregate original principal amount of $18,750,000, were included in the WFCM 2017-RB1 Trust. The Art Van Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The proceeds of the Art Van Portfolio Mortgage Loan, together with $30,647,305 of borrower equity, were used to acquire the Art Van Portfolio Properties, fund reserves and pay closing costs. LCN Capital Partners, L.P., the sponsor, acquired the Art Van Portfolio Properties from Thomas H. Lee Partners, L.P. (“THL”) as part of a sale-leaseback for approximately $98.3 million. The sponsor contributed approximately $30.6 million in equity to acquire the Art Van Portfolio Properties. Based on the Art Van Portfolio Properties aggregate “as-is” appraised value of $100.85 million as of January 2017, the Cut-off Date LTV ratio is 68.2%. In addition, the appraisal concluded an aggregate hypothetical “dark value” of $87.84 million, which results in a Cut-off Date LTV Ratio, based on the hypothetical “dark value,” of 78.3%. The Art Van Portfolio Properties were formerly owner-occupied and therefore not previously financed or included in a securitization.

The Borrower and the Sponsor. The borrower is LCN AVF Warren (MI) LLC (the “Art Van Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The nonrecourse carve-out guarantor is LCN North American Fund II REIT, a Maryland real estate investment trust, which is managed by LCN Capital Partners, L.P. (“LCN”), the sponsor. LCN is a private equity firm with offices in New York, London and Luxembourg with credit focused investments in corporate real estate across certain industry sectors and commercial property types in North America and Europe. LCN has over $1.4 billion of assets under management.

The Properties. The Art Van Portfolio Properties consist of two warehouse distribution centers and three retail properties, all of which are located in Michigan. The Art Van Portfolio Properties are 100.0% occupied as of June 1, 2017 by Art Van under a 20-year triple-net master lease that commenced in March 2017 and will expire in February 2037 with two 10-year renewal options (the “Art Van Lease”). The Warren Distribution Center property located in Warren, Michigan, consists of 1,056,890 SF, comprised of Art Van’s headquarters (39,200 SF), its top performing retail store (175,875 SF) and its sole furniture distribution center (841,815 SF). The Warren Distribution Center property makes up 75.1% of the portfolio’s net rentable area and 55.8% of the portfolio’s underwritten base rent. The retail portion of the Warren Distribution Center property realized approximately $46.5 million in sales in 2016 ($534 in sales PSF). The Mattress Distribution Center property located in Roseville, Michigan, consists of 129,021 SF and is the sole distribution center for all PureSleep mattress stores and a manufacturing and training facility for Art Van’s mattress operations. Art Van’s PureSleep division reported net sales of approximately $43.4 million in fiscal year (“FY”) 2016. The remaining three Art Van Portfolio Properties, Comstock Park Retail (6.8% of net rentable area), Grand Rapids Retail (5.6% of net rentable area) and Bloomfield Hills Retail (3.3% of net rentable area), are large format retail stores operated as Art Van furniture stores, except for the Bloomfield Hills Retail property, which was acquired by Art Van in March 2016 and continues to operate as a Hillside Furniture store. Weighted average sales PSF on selling space across all the retail space at the Art Van Portfolio Properties was approximately $416 PSF in 2016, up from $407 PSF in 2015.

The following table presents certain information relating to the Art Van Portfolio Properties:

Property Summary
Property Name	Location	Property Type	Year Built/ Renovated	SF(1)	Cut-off Date Allocated Loan Balance(2)	% of Cut-off Date ALA(2)	“As-Is” Appraised Value(3)	Occupancy(1)
Warren Distribution Center(4)	Warren, MI	Industrial	1969/Various(5)	1,056,890	$38,857,214	56.5%	$57,000,000	100.0%
Comstock Park Retail	Comstock Park, MI	Retail	1999/N/A	96,400	$11,111,800	16.2%	$16,300,000	100.0%
Grand Rapids Retail	Kentwood, MI	Retail	1986/2001	79,212	$9,134,854	13.3%	$13,400,000	100.0%
Bloomfield Hills Retail	Bloomfield Hills, MI	Retail	2004/2016	46,388	$5,317,302	7.7%	$7,800,000	100.0%
Mattress Distribution Center	Roseville, MI	Industrial	1968/Various(6)	129,021	$4,328,830	6.3%	$6,350,000	100.0%
Total/Wtd. Avg.				1,407,911	$68,750,000	100.0%	$100,850,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Art Van Portfolio Whole Loan.

(3)	The appraiser assigned an aggregate hypothetical “dark value” of $87.84 million. The Cut-off Date LTV Ratio based on the hypothetical “dark value” is 78.3%.

(4)	Warren Distribution Center includes 841,815 SF of industrial space, 175,875 SF of retail space and 39,200 SF of office space.

(5)	Warren Distribution Center was renovated in 1976, 1982, 1985, 1987-1988, 1993, 1997, 2000 and 2015.

(6)	Mattress Distribution Center was renovated in 1972, 1992, 2004 and 2011-2012.

THL acquired Art Van for $636.4 million at the origination of the Art Van Portfolio Whole Loan. THL utilized the sale of the real estate assets through several sale-leaseback transactions totaling $436.4 million, of which approximately $98.3 million was used to finance the acquisition of the Art Van Portfolio Properties in addition to $100.0 million of cash equity from THL and a $100.0 million GSO Capital Partners term loan.

A-3-89

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The following table presents a summary of historical tenant retail sales PSF at the below Art Van Portfolio Properties:

Tenant Retail Sales (PSF)(1)
Tenant - Property	Selling NRA (SF)	% of Portfolio NRA	FY 2014(2)	FY 2015(2)	FY 2016
Art Van - Warren Distribution Center	86,996	6.2%	$529	$559	$534
Art Van - Comstock Park Retail	63,700	4.5%	$183	$211	$227
Art Van - Grand Rapids Retail	69,174	4.9%	$364	$396	$424
Art Van - Bloomfield Hills Retail	26,440	1.9%	NAV	NAV	$462
Total / Wtd. Avg.(3)	246,310	17.5%	$377	$407	$416

(1)	Tenant Retail Sales (PSF) are based on historical statements provided by the Art Van Portfolio Borrower. Tenant Retail Sales (PSF) for Mattress Distribution Center are not available as it is the sole distribution center for all PureSleep Mattress Stores and a manufacturing and training facility for Art Van’s mattress operations. Art Van’s PureSleep division recognized net sales of approximately $43.4 million in FY 2016.

(2)	FY 2014 and FY 2015 Tenant Retail Sales (PSF) are not available for Bloomfield Hills Retail as Bloomfield Hills Retail was purchased by Art Van in March 2016.

(3)	FY 2014 and FY 2015 Weighted Average Tenant Retail Sales (PSF) exclude Bloomfield Hills Retail Selling NRA (SF).

Major Tenant.

Art Van (1,407,911 SF, 100.0% of NRA, 100.0% of underwritten rent). Founded in 1959, Art Van is a major furniture and mattress retailer in the Midwest. Art Van operates more than 100 stores across Michigan, Ohio, Indiana, Illinois and Iowa, including freestanding Art Van PureSleep mattress stores, Art Van Flooring stores, and Art Van Furniture franchise locations. In addition, Art Van operates a full service e-commerce website. Art Van’s five brands include Art Van Showroom, Clearance Center, PureSleep mattress stores, Art Van Flooring and Scott Shuptrine Interiors. According to an appraisal, Art Van is the 15th largest furniture retailer in the country. As of the FY ending September 2016, Art Van reported net revenue of approximately $794.0 million, compared to net revenue of approximately $721.7 million as of the FY ending September 2015, representing an increase of 10.0%.

Art Van Operating Performance(1)
	2013	2014	2015	2016
Net Revenue (millions)	$570.1	$639.1	$721.7	$794.0
EBITDA (millions)	$48.7	$51.6	$66.3	$80.3
Total Assets (millions)	NAV	NAV	$323.3	$332.6
Total Stores	80	84	90	106

(1)	Art Van Operating Performance is based on unaudited historical statements provided by Art Van.

The following table presents certain information relating to the Art Van Lease:

Tenant Summary(1)
Tenant Name - Property	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration(2)
Distribution Centers
Art Van - Warren Distribution Center(3)	NR/NR/NR	1,056,890	75.1%	$4,069,027	55.8%	$3.85	2/28/2037
Art Van - Mattress Distribution Center	NR/NR/NR	129,021	9.2%	$451,574	6.2%	$3.50	2/28/2037
Subtotal/Wtd. Avg.		1,185,911	84.2%	$4,520,601	62.0%	$3.81

Retail Centers
Art Van - Comstock Park Retail	NR/NR/NR	96,400	6.8%	$1,205,000	16.5%	$12.50	2/28/2037
Art Van - Grand Rapids Retail	NR/NR/NR	79,212	5.6%	$990,150	13.6%	$12.50	2/28/2037
Art Van - Bloomfield Hills Retail	NR/NR/NR	46,388	3.3%	$579,850	7.9%	$12.50	2/28/2037
Subtotal/Wtd. Avg.		222,000	15.8%	$2,775,000	38.0%	$12.50

Total Occupied SF		1,407,911	100.0%	$7,295,601	100.0%	$5.18
Vacant		0	0.0%	$0	0.0%	$0.00
Total		1,407,911	100.0%	$7,295,601	100.0%	$5.18

(1)	Information is based on the underwritten rent roll.

(2)	The Art Van Lease provides for two 10-year renewal options and no termination options.

(3)	Warren Distribution Center includes 841,815 SF of industrial space, 175,875 SF of retail space and 39,200 SF of office space.

A-3-90

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

The following table presents certain information relating to the lease rollover schedule at the Art Van Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 & Beyond(2)	1	1,407,911	$5.18	100.0%	100.0%	$7,295,601	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,407,911	$5.18	100.0%		$7,295,601	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	The Art Van Lease provides for two 10-year renewal options and no termination options.

The Market. The Art Van Portfolio Properties are comprised of two warehouse distribution centers and three retail properties located in Michigan within the Detroit-Warren-Dearborn metropolitan statistical area (Warren Distribution Center, Bloomfield Hills Retail and Mattress Distribution Center) and the Grand Rapids-Wyoming metropolitan statistical area (Comstock Park Retail and Grand Rapids Retail).

The following table presents certain market information relating to the Art Van Portfolio Properties:

Market and Portfolio Demographic Profile
Property Name	Location	Cut-off Date Mortgage Loan Balance(1)	Occupancy(2)	Estimated 2017 Population (5-mile Radius)(3)	Estimated 2017 Average Household Income (5-mile Radius)(3)	Average Submarket Vacancy(3)
Warren Distribution Center	Warren, MI	$38,857,214	100.0%	287,984	$68,899	0.8%/3.9%(4)
Comstock Park Retail	Comstock Park, MI	$11,111,800	100.0%	119,928	$62,556	3.6%
Grand Rapids Retail	Kentwood, MI	$9,134,854	100.0%	144,496	$88,887	5.5%
Bloomfield Hills Retail	Bloomfield Hills, MI	$5,317,302	100.0%	157,907	$107,681	4.6%
Mattress Distribution Center	Roseville, MI	$4,328,830	100.0%	264,645	$62,421	1.7%

(1)	Based on the Art Van Portfolio Whole Loan.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on third party market research reports.

(4)	The Warren Distribution Center property is located in the West of Van Dyke/Macomb industrial submarket with an average submarket vacancy of 0.8% and the West Macomb retail submarket with an average submarket vacancy of 3.9%.

The Warren Distribution Center property is located in Warren, Michigan within Macomb County. According to the 2010 census, the population of Warren was 134,056, making it the largest city in the county, the largest suburb in the Detroit metro region, and the third largest city in Michigan. The Warren Distribution Center property is in the West of Van Dyke/Macomb industrial submarket, which consists of approximately 59.3 million SF of industrial space with a reported vacancy rate of 0.8% in fourth quarter 2016. Home to more than 4,000 businesses, Warren has a diverse business climate. Fiat Chrysler has three main facilities within the city: a stamping plant, a paint plant, and a 224-acre assembly plant. General Motors Corporation (“GM”) operates a 330-acre complex that houses research laboratories and design, engineering, and staff operations. Both corporations are among the city’s top employers, along with St. John Providence Health System and the United States Army Life Cycle Management Command. The GM Technical Center, located approximately 2.0 miles from the Warren Distribution Center property, is a 7.3 million SF facility and has been the center of GM’s engineering and R&D departments since its inauguration in 1956. The Warren Distribution Center Property is also in the West Macomb retail submarket, which consists of approximately 9.9 million SF of retail space with a reported vacancy rate of 3.9%. Retail in the immediate area includes the Sterling Ponds Shopping Center, a 438,364 SF shopping center located adjacent to the Warren Distribution Center property. The Sterling Ponds Shopping Center is anchored by Wal-mart. The Mattress Distribution Center property is located in an industrial submarket with a reported vacancy rate of 1.7%.

The remaining retail assets are located in strong retail submarkets, with submarket vacancy rates ranging from 3.6% to 5.5%. The retail assets benefit from surrounding complementing uses: Comstock Park Retail is within close proximity to Wal-mart, Sam’s Club, Target and Best Buy; Grand Rapids Retail is located across the street from Hobby Lobby, Home Depot and Sam’s Club; and Bloomfield Hills Retail property is shadow anchored by Target with Costco, Dick’s Sporting Goods, Home Goods and Best Buy across the street. Weighted average sales PSF on selling space across the retail space in the portfolio were $416 PSF in 2016.

A-3-91

Various, MI	Collateral Asset Summary – Loan No. 11 Art Van Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$29,500,000 68.2% 1.47x 10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Art Van Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$7,295,601	$5.18
Total Recoveries	N/A	N/A	N/A	N/A	$214,281	$0.15
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($375,494)	($0.27)
Effective Gross Income	N/A	N/A	N/A	N/A	$7,134,388	$5.07
Total Operating Expenses	N/A	N/A	N/A	N/A	$214,032	$0.15
Net Operating Income	N/A	N/A	N/A	N/A	$6,920,356	$4.92
Capital Expenditures	N/A	N/A	N/A	N/A	$185,242	$0.13
TI/LC	N/A	N/A	N/A	N/A	$243,737	$0.17
Net Cash Flow	N/A	N/A	N/A	N/A	$6,491,378	$4.61

Occupancy %	N/A	N/A	N/A	N/A	100.0%(2)
NOI DSCR (P&I)(3)	N/A	N/A	N/A	N/A	1.57x
NCF DSCR (P&I)(3)	N/A	N/A	N/A	N/A	1.47x
NOI Debt Yield(3)	N/A	N/A	N/A	N/A	10.1%
NCF Debt Yield(3)	N/A	N/A	N/A	N/A	9.4%

(1)	Historical financials are not available as the Art Van Portfolio Properties were acquired in a sale-leaseback transaction. The Art Van Portfolio Properties were previously owner-occupied. The Art Van Lease is structured as a true triple-net lease where all of the operating management expenses (including capital expenditures), are paid for directly by Art Van.

(2)	Occupancy as of June 1, 2017.

(3)	Debt service coverage ratios and debt yields as shown are based on the Art Van Portfolio Whole Loan.

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A-3-93

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,100,000			Location:	Columbia, MO 65203
Cut-off Date Balance:	$25,100,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	E. Stanley Kroenke; R. Otto Maly; Michael D. Decker			Year Built/Renovated:	2006/N/A
				Size:	219,031 SF
Mortgage Rate:	5.4400%			Cut-off Date Balance per SF:	$115
Note Date:	3/13/2017			Maturity Date Balance per SF:	$115
First Payment Date:	5/6/2017			Property Manager:	THF Management, Inc. (borrower-related)
Maturity Date:	4/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,245,108
Seasoning:	2 months			UW NOI Debt Yield:	8.9%
Prepayment Provisions(1)(2):	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$2,268,576 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,278,668 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,246,307 (12/31/2014)
Reserves(3)				Most Recent Occupancy:	95.7% (2/28/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$39,200,000 (2/7/2017)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.0%
TI/LC:	$0	Springing	$547,558	Maturity Date LTV Ratio:	64.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,100,000	100.0%	Loan Payoff:	$22,231,093	88.6%
			Closing Costs:	$310,975	1.2%
			Return of Equity:	$2,557,932	10.2%
Total Sources:	$25,100,000	100.0%	Total Uses:	$25,100,000	100.0%

(1)	Following the lockout period, the Fairview Marketplace Borrower has the right to prepay the Fairview Marketplace Mortgage Loan in whole, but not in part, provided that the Fairview Marketplace Borrower also pays an amount equal to the greater of the yield maintenance premium or the prepayment premium (which is equal to 1.0% of the then outstanding principal balance). In addition, the Fairview Marketplace Mortgage Loan is prepayable without penalty on or after January 6, 2027.

(2)	The Fairview Marketplace Mortgage Loan permits the free release of an adjacent 3.6-acre vacant parcel provided, among other things: the Fairview Marketplace Borrower delivers to the lender (A) rating agency confirmation and a REMIC opinion with respect to such release, (B) an updated title policy, (C) evidence that the release parcel and the remaining Fairview Marketplace Property are fully compliant with all zoning requirements, including minimum parking requirements and (D) an officer’s certificate certifying that all requirements for release have been satisfied.

(3)	During the occurrence of a cash management trigger event, the Fairview Marketplace Borrower is required to instruct all tenants to deliver rents to a lender controlled lockbox account. In the event a cash management trigger event or a cash sweep event has occurred, the Fairview Marketplace Borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (ii) $2,738 for replacement reserves and (iii) $9,126 for tenant improvement and leasing commissions (subject to a cap of $547,558). In addition to the monthly tenant improvement and leasing commissions reserve, an amount equal to all extraordinary lease payments amounts shall be deposited when a cash management trigger event and a cash sweep event is in effect.

The Mortgage Loan. The twelfth largest mortgage loan (the “Fairview Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,100,000 secured by a first priority fee mortgage encumbering a 219,031 SF anchored retail center located in Columbia, Missouri (the “Fairview Marketplace Property”). The proceeds of the Fairview Marketplace Mortgage Loan were primarily used to refinance existing debt on the Fairview Marketplace Property, pay closing costs and return equity to the sponsor. The most recent prior financing of the Fairview Marketplace Property was included in the WBCMT 2007-C31 transaction.

The Borrower and the Sponsors. The borrower, Broadway Fairview Venture, L.L.C. (the “Fairview Marketplace Borrower”), is a single-purpose Missouri limited liability company structured to be bankruptcy-remote, with two independent directors. The non-recourse carve-out guarantors and sponsors are E. Stanley Kroenke, R. Otto Maly, and Michael D. Decker, on a joint and several basis. Mr. Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million SF. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bank Holding Company, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League.

A-3-94

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

The Property. The Fairview Marketplace Property is a 219,031 SF anchored retail center located in Columbia, Missouri, 2.6 miles south of the Columbia central business district. The improvements consist of three, single-story retail buildings that were constructed in 2006 and are situated on 22.56 acres with surface parking available for 1,138 spaces (5.2 spaces per 1,000 SF). The Fairview Marketplace Property is anchored by Wal-mart (“Wal-Mart”) (79.1% of NRA, 67.4% of underwritten rent). Other national and local tenants include Cato (1.8% of NRA, 2.1% of underwritten rent), Bamboo Terrace (1.6% of NRA, 2.3% of underwritten rent) and Adelman Travel (1.5% of NRA, 2.8% of underwritten rent). The Fairview Marketplace Property is 95.7% occupied as of February 28, 2017 by 18 tenants. The sponsor developed the Fairview Marketplace Property in 2006 with a total cost basis of approximately $27.3 million. Since 2011, the Fairview Marketplace Property had had an average occupancy of 96.0%.

Major Tenants.

Wal-Mart Supercenter (173,190 SF, 79.1% of NRA, 67.4% of underwritten rent). Founded in 1962, Wal-Mart Stores, Inc. comprise three reportable business segments: the Wal-Mart U.S. segment; the Wal-Mart International segment; and the Sam’s Club segment. Currently, Wal-Mart’s U.S. segment is the largest segment of the company, accounting for approximately 64.0% of its fiscal 2017 net sales, and operates retail stores in various formats in all 50 states and Puerto Rico, as well as its online retail operations, walmart.com. Wal-mart Supercenter has been at the Fairview Marketplace Property since 2006 under a lease expiring in October 2026. The lease requires a current rental rate of $9.23 PSF on a triple net basis. Wal-mart Supercenter has 14, five-year renewal options remaining with no termination options. The lease provides that if the Fairview Marketplace Borrower enters into an agreement to sell the premises (not the entire shopping center), to an unrelated third party, Wal-Mart will have the right of first refusal to purchase the premises on the terms of such sale agreement.

Cato (4,000 SF, 1.8% of NRA, 2.1% of underwritten rent). Founded in 1946, and operates more than 1,300 apparel stores in 33 states, primarily in the southeast, under the names Cato, Cato Plus, Versona, It’s Fashion, and It’s Fashion Metro. Its mostly private-label merchandise includes misses’, juniors’, girls’, and plus-sized casualwear, career clothing, coats, shoes, and accessories. For fiscal year 2016, Cato sales were $947,370. Cato has been at the Fairview Marketplace Property since 2008 under a lease expiring in January 2019. The lease requires a current rental rate of $12.50 PSF on a triple net basis. Cato has two, five-year renewal options remaining. The lease has a co-tenancy clause which states if Wal-Mart, occupying 173,190 sq. ft. (major anchor), vacates its premises or ceases its retail operations at the Fairview Marketplace Property, and the Fairview Marketplace Borrower has not found a replacement national discount department store to occupy the space within six months, Cato has to option to either cancel its lease with 30-day written notice, or pay half of their monthly fixed rent until the major anchor space is again occupied and open for business. The lease also contains an exclusive use provision that provides that if the Fairview Marketplace Borrower enters into a lease with any national or regional women’s apparel chain store, Cato’s rent will abate to $1.00 per sq. ft. in lieu of base rent and Cato may elect to cancel the lease upon 30 days’ written notice.

The following table presents certain information relating to the leases at the Fairview Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Wal-Mart	AA/Aa2/AA	173,190	79.1%	$1,598,544	67.4%	$9.23	10/17/2026
Cato	NR/NR/NR	4,000	1.8%	$50,000	2.1%	$12.50	1/31/2019
Kilgore’s Respiratory Services	NR/NR/NR	3,732	1.7%	$87,702	3.7%	$23.50	10/31/2017
Bamboo Terrace	NR/NR/NR	3,483	1.6%	$55,728	2.3%	$16.00	7/31/2022
Adelman Travel	NR/NR/NR	3,266	1.5%	$66,169	2.8%	$20.26	4/30/2020
Heartland Dental Care	NR/NR/NR	3,000	1.4%	$57,300	2.4%	$19.10	3/31/2021
Subtotal/Wtd. Avg.		190,671	87.1%	$1,915,443	80.7%	$10.05

Other Tenants		18,933	8.6%	$457,970	19.3%	$24.19
Vacant		9,427	4.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		219,031	100.0%	$2,373,413	100.0%	$11.32

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-95

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

The following table presents certain information relating to the lease rollover schedule at the Fairview Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,200	$20.00	0.5%	0.5%	$24,000	1.0%	1.0%
2017	3	6,357	$23.56	2.9%	3.5%	$149,802	6.3%	7.3%
2018	4	5,076	$31.77	2.3%	5.8%	$161,258	6.8%	14.1%
2019	2	5,125	$14.91	2.3%	8.1%	$76,438	3.2%	17.3%
2020	1	3,266	$20.26	1.5%	9.6%	$66,169	2.8%	20.1%
2021	4	8,925	$18.97	4.1%	13.7%	$169,311	7.1%	27.3%
2022	2	6,465	$19.78	3.0%	16.6%	$127,892	5.4%	32.6%
2023	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2024	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2025	0	0	$0.00	0.0%	16.6%	$0	0.0%	32.6%
2026	1	173,190	$9.23	79.1%	95.7%	$1,598,544	67.4%	100.0%
2027	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2028 & Beyond	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
Vacant	0	9,427	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	18	219,031	$11.32	100.0%		$2,373,413	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Fairview Marketplace Property is located in Columbia, Boone County, Missouri, approximately 3.7 miles west of the Columbia business district. Columbia is Missouri’s fifth largest city and home to University of Missouri founded in 1820. Columbia is centrally located 120 miles from St. Louis, and Kansas City along Interstate 70. Primary access to the neighborhood is provided by Interstate 70, Stadium Boulevard, and West Broadway. Stadium Boulevard is a major thoroughfare located east of the Fairview Marketplace Property that provides access to Interstate 70 to the north, and access to the Columbia central business district. Stadium Boulevard also provides direct access to the University of Missouri approximately 3.6 miles east of the Fairview Marketplace Property. West Broadway borders the southern border of the Fairview Marketplace Property and provides direct access to the Columbia central business district. The intersection at West Broadway and Park de Ville Drive experiences traffic counts of 13,163 vehicles daily, according to a third party market research report.

The neighborhood surrounding the Fairview Marketplace Property consists of a mix of commercial and residential development. Columbia Mall, a 736,141 SF regional mall that was renovated in 2004, is approximately 1.2 miles northeast of the Fairview Marketplace Property. Anchor tenants include Dillard’s, JCPenney, Sears and Target. Other national retail tenants located near Columbia Mall include Chick-fil-A, Texas Roadhouse, Best Buy, Hobby Lobby, Marshalls, Toys “R” Us, Michael’s, Dick’s Sporting Goods, Bed Bath & Beyond, Old Navy, PetSmart. Cosmo Park, Columbia’s largest park containing 533 acres, is located approximately 2.6 miles northeast of the Fairview Marketplace Property. Cosmo Park has destination trails, the Antimi Sports Complex (4 lighted fields, 2 T-ball fields), a skate park, 2 fishing lakes, 2 football/lacrosse fields, a golf course, roller hockey rink, 19 soccer fields, 8 tennis courts, 7 volleyball courts, and more.

According to a third party market research report, the estimated 2016 population within a one-, three-, and five-mile radius of the Fairview Marketplace Property is 8,536, 48,531 and 105,832, respectively. Population is projected to increase by 4% over the next five years within the five-mile radius of the Fairview Marketplace Property. The estimated 2016 average household income within a one-, three-, and five-mile radius of the Fairview Marketplace Property is $74,902, $76,916 and $67,549, respectively.

According to a third party market research report, the Fairview Marketplace Property is located within the Columbia retail market. As of the first quarter 2016, the Columbia market reported an overall vacancy rate of 2.7% and an average asking rental rate of $15.20 PSF. The Columbia market contained 19 buildings accounting for approximately 2.4 million SF of retail space as of the first quarter 2016.

A-3-96

3001 West Broadway Columbia, MO 65203	Collateral Asset Summary – Loan No. 12 Fairview Marketplace	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,100,000 64.0% 1.52x 8.9%

The following table presents leasing data at certain retail competitive properties with respect to the Fairview Marketplace Property:

Competitive Property Summary
Property Location	Year Built	Lease Term	Base Rent PSF	Lease Type
Fairview Marketplace Property 3001 West Broadway Columbia, MO 65203	2006	MTM – 20.0 yrs	$9.23 - $44.00	NNN
5695 Clark Lane Columbia, MO	2004	3.0 – 5.0 yrs	$12.00 - $14.00	NNN
601 Business Loop 70 West Columbia, MO	1965	3.0 – 5.0 yrs	$8.00 - $18.00	NNN
3304 West Broadway Columbia, MO	2007	5.0 yrs	$16.00 - $17.00	NNN
2101 West Broadway Columbia, MO	1976	5.0 yrs	$14.00 - $20.00	NNN
1901 Bernadette Drive Columbia, MO	1993	5.0 yrs	$14.00 - $15.00	NNN
1413 Grindstone Plaza Drive Columbia, MO	2016	4.0 – 5.0 yrs	$20.00 - $22.00	NNN
211 North Stadium Boulevard Columbia, MO	1971	5.0 - 10.0 yrs	$4.40 - $38.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fairview Marketplace Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,341,202	$2,346,745	$2,343,648	$2,552,526	$11.65
Total Recoveries(2)	$424,833	$405,583	$365,189	$486,227	$2.22
Other Income(3)	$1,371	$1,924	$189	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($227,667)(4)	($1.04)
Effective Gross Income	$2,767,405	$2,754,252	$2,709,025	$2,811,087	$12.83
Total Operating Expenses	$521,099	$475,584	$440,449	$565,979	$2.58
Net Operating Income	$2,246,307	$2,278,668	$2,268,576	$2,245,108	$10.25
Capital Expenditures	$0	$0	$0	$32,855	$0.15
TI/LC	$0	$0	$0	$109,516	$0.50
Net Cash Flow	$2,246,307	$2,278,668	$2,268,576	$2,102,738	$9.60

Occupancy %(4)	96.0%	96.0%	96.0%	95.7%
NOI DSCR	1.62x	1.65x	1.64x	1.62x
NCF DSCR	1.62x	1.65x	1.64x	1.52x
NOI Debt Yield	8.9%	9.1%	9.0%	8.9%
NCF Debt Yield	8.9%	9.1%	9.0%	8.4%

(1)	UW Base Rent includes rent steps through April 2018.

(2)	Total Recoveries includes $33,000 reimbursement of difference of market 3% management fee vs. actual management fee of 4% excluding Wal-mart. UW excluded both as Wal-mart has paid directly per the historical operating statements.

(3)	Other income includes late charges and miscellaneous income.

(4)	UW Occupancy % is based on underwritten economic occupancy.

A-3-97

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance:	$22,000,000			Location:	Indiana, PA 15701
Cut-off Date Balance:	$21,974,652			General Property Type:	Multifamily
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	William R. Beck			Year Built/Renovated:	Various / N/A
Mortgage Rate:	4.6500%			Size:	417 Beds
Note Date:	5/5/2017			Cut-off Date Balance per Bed:	$52,697
First Payment Date:	6/11/2017			Maturity Date Balance per Bed:	$42,874
Maturity Date:	5/11/2027			Property Manager:	CDC Corporation (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(1):	LO (25); YM1 (91); O (4)			UW NOI:	$2,075,341
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	9.4%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.45x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,484,089 (3/16/2017 TTM)
Reserves				2nd Most Recent NOI:	$2,343,057 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,310,841 (12/31/2015)
RE Tax:	$102,005	$29,619	N/A	Most Recent Occupancy:	95.2% (3/31/2017)
Insurance(2):	$0	Springing	N/A	2nd Most Recent Occupancy:	99.5% (3/1/2017)
TI/LC:	$0	$656	$39,331	3rd Most Recent Occupancy:	98.8% (12/31/2016)
Prepaid Rent(3):	$635,976	Springing	N/A	Appraised Value (as of)(4):	$33,750,000 (2/7/2017)
Deferred Maintenance:	$105,288	$0	N/A	Cut-off Date LTV Ratio:	65.1%
Replacements:	$0	$8,100	N/A	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,955,823	90.7%
			Reserves:	$843,269	3.8%
			Closing Costs:	$352,569	1.6%
			Return of Equity:	$848,339	3.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Following the lockout period, the UniSquare Portfolio Borrowers are permitted to partially release any of the UniSquare Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing, (ii) payment of an amount equal to the greater of (a) 125% of the allocated loan amount for the released UniSquare Portfolio Property or (b) 100% of the net sales proceeds of the released UniSquare Portfolio Property, if applicable; (iii) payment of the applicable yield maintenance premium; (iv) the post-release debt service coverage is at least 1.50x; (v) the post-release loan-to-value ratio is not greater than the pre-release loan-to-value or 70.0%; and (vi) the post-release debt yield is greater that the pre-release debt yield or 9.0%.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) the UniSquare Portfolio Properties are insured by an acceptable blanket insurance policy; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) no event of default has occurred and is continuing.

(3)	Ongoing monthly reserves for prepaid rent are required (i) on September 11th and January 11th of each year in an amount of the percentage of cash income multiplied by one half of the aggregate annual amount of debt service and reserve deposits to be paid to lender under the UniSquare Portfolio loan documents and (ii) on November 11th and March 11th of each year in an amount of the percentage of Financial Aid Income multiplied by one half of the aggregate annual amount of debt service and reserve deposits to be paid to lender under the UniSquare Portfolio Mortgage Loan documents.

(4)	The current “As-Is” appraised value dated February 7, 2017 is $33,750,000 and is the appraiser’s final portfolio value conclusion, which is rounded to the nearest $50,000. The “As-Is” property level appraised values sum to $33,760,000 before rounding.

The Mortgage Loan. The thirteenth largest mortgage loan (the “UniSquare Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000, which is secured by a first priority fee mortgage encumbering a 417-bed, 11-property portfolio of student housing multifamily properties located in Indiana, Pennsylvania (the “UniSquare Portfolio Properties”). The proceeds of the UniSquare Portfolio Mortgage Loan were used primarily to prepay existing debt secured by the UniSquare Portfolio Properties, fund reserves, pay closing costs and return minimal equity to the sponsor. Seven of the 11 UniSquare Portfolio Properties were previously included in the BSCMS 2007-PW16 transaction.

The Borrowers and the Sponsor. The borrowers are Unisquare, LLC; Unisquare One, LLC; Unisquare Two, LLC; Unisquare Three, LLC; Unisquare Four, LLC; Unisquare Five, LLC; Unisquare Six, LLC; and Unisquare Seven, LLC (collectively, the “UniSquare Portfolio Borrowers”), each of which is a single-purpose Pennsylvania limited liability company. The sponsor and nonrecourse carve-out guarantor of the UniSquare Portfolio Mortgage Loan is William R. Beck. William R. Beck has an ownership interest in 33 properties, including 24 student housing properties totaling 257 units.

A-3-98

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

The Properties. The UniSquare Portfolio Properties consists of 11, student housing multifamily properties totaling 417 beds (205 units) located in Indiana, Pennsylvania, adjacent to the campus of Indiana University of Pennsylvania (“IUP”). The UniSquare Portfolio Properties were constructed between 1970 and 2008 and consist of buildings ranging from two to seven stories. As of May 31, 2017, the UniSquare Portfolio Properties were 95.2% occupied. The apartments are furnished with one bed, desk, dresser, and a desk chair per bedroom, while apartment common area furniture includes a couch, dining room set and fully equipped kitchen. Common amenities include controlled entry and 24-hour security, laundry facilities, and a swimming pool (located at the 1156 Grant Street Property and accessible to UniSquare Portfolio tenants). Students sign one-year, parental guaranteed leases (for both the fall and spring semesters, and accessible during the summer months). The UniSquare Portfolio Properties contain 263 parking spaces (resulting in a parking ratio of 1.3 spaces per units), with 156 currently leased to students, and the remainder used by visitors and employees of the commercial tenants. The commercial space totals 22,475 SF and is 100.0% leased to tenants that cater to university students. The UniSquare Portfolio Properties revenue is comprised of 90.4% residential income, 8.0% commercial income and 1.6% miscellaneous income (which is comprised of parking income, laundry income, garbage income and other fees).

Property Summary
Property Name - Location	No. of Beds	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Cut-off Date Balance Per Bed	Year Built/ Renovated	Appraised Value	UW NOI	Allocated Cut-off Date LTV
1156 Grant Street – Indiana, PA	120	95.8%	$7,018,884	31.9%	$58,491	2004/NAP	$10,600,000	$669,466	66.2%
1176 Grant Street – Indiana, PA	98	100.0%	$5,733,267	26.1%	$58,503	2006/NAP	$8,925,000	$544,013	64.2%
1163 Grant Street – Indiana, PA	32	87.5%	$1,877,514	8.5%	$58,672	2000/NAP	$3,050,000	$147,692	61.6%
888 Wayne Avenue – Indiana, PA	30	100.0%	$1,413,160	6.4%	$47,105	2003/NAP	$2,000,000	$140,563	70.7%
1179 Grant Street – Indiana, PA	40	92.5%	$1,455,062	6.6%	$36,377	1980/NAP	$2,330,000	$149,040	62.4%
1027 Washington Street – Indiana, PA	25	100.0%	$1,208,306	5.5%	$48,332	2008/NAP	$1,700,000	$116,632	71.1%
758 Locust Street – Indiana, PA	19	100.0%	$873,852	4.0%	$45,992	1980/NAP	$1,250,000	$82,621	69.9%
1150 Grant Street – Indiana, PA	12	100.0%	$615,160	2.8%	$51,263	1970/NAP	$890,000	$60,289	69.1%
1205 Maple Street – Indiana, PA	10	70.0%	$551,534	2.5%	$55,153	2006/NAP	$925,000	$49,839	59.6%
713 School Street – Indiana, PA	19	73.7%	$697,026	3.2%	$36,686	2000/NAP	$1,290,000	$60,455	54.0%
1149 Grant Street – Indiana, PA	12	100.0%	$530,888	2.4%	$44,241	1980/NAP	$800,000	$54,730	66.4%
Total/Wtd. Avg.	417	95.2%	$21,974,652	100.0%	$52,697		$33,750,000(2)	$2,075,341	65.1%

(1)	Information is based on the underwritten rent roll date March 31, 2017.

(2)	The current “As-Is” appraised value dated February 7, 2017 is $33,750,000 and is the appraiser’s final portfolio value conclusion, which is rounded to the nearest $50,000. The “As-Is” property level appraised values sum to $33,760,000 before rounding.

A-3-99

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

UniSquare Portfolio Unit Mix(1)
Property	Unit Type	Number of Total Beds	% of Total	Avg. Bedroom Size (SF)	Avg. UW Monthly Rental Rate Per Bedroom
713 School Street	1 Bedroom	5	1.2%	370	$620
713 School Street	2 Bedroom	14	3.4%	192	$540
888 Wayne Avenue	1 Bedroom	30	7.2%	341	$545
1205 Maple Street	5 Bedroom	10	2.4%	254	$330
1179 Grant Street	2 Bedroom	6	1.4%	368	$474
1179 Grant Street	3 Bedroom	6	1.4%	247	$488
1179 Grant Street	4 Bedroom	28	6.7%	186	$365
1163 Grant Street	2 Bedroom	8	1.9%	296	$548
1163 Grant Street	3 Bedroom	24	5.8%	236	$520
1149 Grant Street	2 Bedroom	12	2.9%	420	$520
1176 Grant Street	1 Bedroom	1	0.2%	382	$650
1176 Grant Street	2 Bedroom	32	7.7%	372	$645
1176 Grant Street	3 Bedroom	3	0.7%	299	$585
1176 Grant Street	4 Bedroom	52	12.5%	271	$595
1176 Grant Street	5 Bedroom	10	2.4%	434	$583
1150 Grant Street	1 Bedroom	12	2.9%	420	$525
1156 Grant Street	1 Bedroom	96	23.0%	178	$743
1156 Grant Street	2 Bedroom	24	5.8%	313	$641
758 Locust Street	1 Bedroom	1	0.2%	144	$580
758 Locust Street	2 Bedroom	18	4.3%	420	$525
1027 Washington Street	2 Bedroom	22	5.3%	420	$555
1027 Washington Street	3 Bedroom	3	0.7%	400	$455
Total/Wtd. Avg.		417	100.0%	285	$589

(1)	Information is based on the underwritten rent roll dated March 31, 2017.

The Market. The UniSquare Portfolio Properties are located in Indiana, Pennsylvania, approximately 57.7 miles east of Pittsburgh.

According to the appraisal, there are approximately 1,616 units within the Indiana Student Apartment Market with 268 vacant units indicating a vacancy of 16.6% for the market. This vacancy rate is highly dependent on proximity to campus with properties adjacent to campus or located within several blocks exhibiting vacancy in the 0.0% to 4.0% range. The UniSquare Portfolio Properties are located directly adjacent to IUP and within walking distance of classrooms and other campus facilities. Established in 1875, IUP is a public research university and is the second largest university within the 14- school Pennsylvania System of Higher Education with fall 2016 enrollment of 12,853 students. IPU offers over 130 undergraduate degree programs, 50 graduate degree programs and more than 250 campus clubs, Greek life and intramural sports teams along with varsity sports teams which compete in the NCAA Division II Pennsylvania State Athletic Conference. Approximately 28.0% of IUP students live in college-owned, -operated or -affiliated housing whereas approximately 72.0% of IUP students live in off-campus housing, such as the UniSquare Portfolio Properties.

The following table presents certain market information relating to the UniSquare Portfolio Properties:

Competitive Set
Property Name - Location	Total Number of Beds	Occupancy	Avg. 1 Bedroom Asking Rent per Bedroom	Avg. 2 Bedroom Asking Rent per Bedroom	Avg. 3 Bedroom Asking Rent per Bedroom	Avg. 4 Bedroom Asking Rent per Bedroom
UniSquare Portfolio Properties – Various(1)	417	95.2%	$678	$579	$515	$515
Indiana University of PA – Indiana, PA	3,500	90.0%	$719	$802	NAP	$789
Crimson Cove – Indiana, PA	230	96.0%	$593	$437	NAP	NAP
Crimson Court – Indiana, PA	135	94.6%	NAP	NAP	$649	$649
The Arch Indiana – Indiana, PA	600	50.0%	NAP	$575	$495	NAP
The Verge Indiana – Indiana, PA	491	64.0%	NAP	$510	$425	NAP
Carriage House Apartments – Indiana, PA	300	84.9%	$787	$463	$360	NAP
Total/Wtd. Avg.(2)	5,256	83.1%	$717	$711	$460	$784

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated March 31, 2017.

(2)	Total/Wtd. Avg. excludes the UniSquare Portfolio Properties.

A-3-100

Various Indiana, PA	Collateral Asset Summary – Loan No. 13 UniSquare Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,974,652 65.1% 1.45x 11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the UniSquare Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/16/2017 TTM	UW	UW per Bed
Gross Potential Rent(1)	$3,444,158	$3,304,901	$3,319,573	$2,922,054	$2,947,206	$7,068
Total Other Income(2)	$0	$0	$0	$539,337	$312,294	$749
Less Vacancy & Concessions	$0	$0	$0	$0	($170,226)(3)	($408)
Effective Gross Income	$3,444,158	$3,304,901	$3,319,573	$3,461,391	$3,089,274	$7,408
Total Operating Expenses	$961,100	$994,060	$976,516	$977,302	$1,013,934	$2,431
Net Operating Income	$2,483,058	$2,310,841	$2,343,057	$2,484,089	$2,075,341	$4,977
Tenant Improvements	$0	$0	$0	$0	$7,867	$19
Capital Expenditures	$0	$0	$0	$0	$97,196	$233
Net Cash Flow	$2,483,058	$2,310,841	$2,343,057	$2,484,089	$1,970,278	$4,725

Occupancy %	98.4%	95.8%	98.8%	99.5%(4)	95.2%(3)
NOI DSCR	1.82x	1.70x	1.72x	1.82x	1.52x
NCF DSCR	1.82x	1.70x	1.72x	1.82x	1.45x
NOI Debt Yield	11.3%	10.5%	10.7%	11.3%	9.4%
NCF Debt Yield	11.3%	10.5%	10.7%	11.3%	9.0%

(1)	Historical Parking Income and Other Income were included in Gross Potential Rent.

(2)	Total Other Income includes rental income from 22,475 SF of commercial space, parking income, laundry income, garbage income and other fees.

(3)	The UniSquare Portfolio was 95.2% physically occupied as of March 31, 2017, however, the UW economic occupancy is 94.2%.

(4)	Represents occupancy as of March 1, 2017.

A-3-101

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,000,000			Location:	Woodcliff Lake, NJ
Cut-off Date Balance:	$21,906,961			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Year Built/Renovated:	1980/2011-2013; 2015-2016
				Size:	338 Rooms
Mortgage Rate:	5.7100%			Cut-off Date Balance per Room:	$64,813
Note Date:	2/10/2017			Maturity Date Balance per Room:	$49,913
First Payment Date:	4/1/2017			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Maturity Date:	3/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$3,240,175
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield:	14.8%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NOI Debt Yield at Maturity:	19.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.61x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,493,235 (1/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,364,526 (12/31/2015)
Reserves				3rd Most Recent NOI:	$3,262,583 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	49.5% (1/31/2017 TTM)
RE Tax:	$96,899	$48,450	N/A	2nd Most Recent Occupancy(3):	64.6% (12/31/2015)
Insurance:	$85,670	$17,134	N/A	3rd Most Recent Occupancy(3):	67.8% (12/31/2014)
Deferred Maintenance:	$18,438	$0	N/A	Appraised Value (as of):	$37,000,000 (11/23/2016)
FF&E:	$0	$48,813	N/A	Cut-off Date LTV Ratio:	59.2%
Other(2):	$973,676	Springing	N/A	Maturity Date LTV Ratio:	45.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$19,317,568	87.8%
			Reserves:	$1,174,682	5.3%
			Closing Costs:	$419,215	1.9%
			Return of Equity:	$1,088,535	4.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Cash management will spring into place (i) upon the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.35x, (iii) upon the Hilton Woodcliff Lake Borrower’s failure to comply with the covenants to complete certain environmental remediation work at the Hilton Woodcliff Lake Property, (iv) upon the New Jersey Department of Environmental Protection (the “NJDEP”) providing notice to the Hilton Woodcliff Lake Borrower that the NJDEP does not accept the letter provided by the licensed site remediation professional (the “RAO”) and will require further environmental remediation or other action (a “RAO Trigger Event”), (v) upon the guarantors’ failure to maintain a combined net worth of $100,000,000 and a combined liquidity of $10,000,000, or (vi) if, as of the date occurring 12 months prior to the loan maturity date, the Hilton Woodcliff Lake Borrower has failed to enter into a replacement franchise agreement that extends at least five years beyond the term of the Hilton Woodcliff Lake Mortgage Loan or if the franchise agreement has otherwise terminated.

(2)	At loan origination, the Hilton Woodcliff Lake Borrower deposited $100,000 into a reserve for approximately 128% of the estimated cost necessary to complete work required by a property improvement plan. At loan origination, the Hilton Woodcliff Lake Borrower deposited $206,000 into a reserve to be used for immediate repairs identified by the franchisor required to be completed to bring the Hilton Woodcliff Lake Property in conformance with the franchisor’s requirements. At loan origination, the Hilton Woodcliff Lake Borrower deposited $167,676 into a reserve representing 200% of the estimated cost (excluding the amount already spent) to meet requirements of the NJDEP soil remediation standards and to obtain the state of New Jersey equivalent of a “no further action” letter. In the event of an RAO Trigger Event, excess cash flow will be deposited into a springing reserve on the first payment date following such RAO Trigger Event, for up to and including the sixth payment date following such RAO Trigger Event as security for the Hilton Woodcliff Lake Borrower’s compliance with its obligation to complete the environmental remediation work. At loan origination, the Hilton Woodcliff Lake Borrower deposited $500,000 into a reserve (the “Earnout Reserve”). On any date occurring at least 18 months after the loan origination date, the Hilton Woodcliff Lake Borrower will have the right to request that the lender release the funds in the Earnout Reserve, and the funds in the Earnout Reserve may be released provided that, at such time, (i) the debt yield is equal to or greater than twelve percent (12.0%), and (ii) no default or event of default shall exist and be continuing. The lender is only required to make one disbursement from the Earnout Reserve, and only upon request of the Hilton Woodcliff Lake Borrower at such time as all of the foregoing conditions are satisfied simultaneously.

(3)	Occupancy in 2014 was higher due to one-time/non-recurring group business from corporate, social, military, educational, religious, and fraternal groups. In addition, there was a PIP ongoing at the Hilton Woodcliff Lake Property during the majority of 2015 and 2016 with extensive renovations performed throughout the meeting and common areas and every guestroom was taken offline at various stages.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hilton Woodcliff Lake Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,000,000, secured by a first priority fee mortgage encumbering a full service hospitality property located in Woodcliff Lake, Bergen County, New Jersey (the “Hilton Woodcliff Lake Property”) under the Hilton flag. The proceeds of the Hilton Woodcliff Lake Mortgage Loan were used to refinance an existing loan, fund upfront reserves, pay for closing costs and return $1,088,535 of equity to the Hilton Woodcliff Lake Borrower.

The Borrower and the Sponsors. The borrower is CP Woodcliff Lakes, LLC (the “Hilton Woodcliff Lake Borrower”), a single-purpose Delaware limited liability company. The Hilton Woodcliff Lake Borrower is 100% owned by CSC Holdings, LLC and controlled by Columbia Sussex Corporation. Columbia Sussex Corporation and CSC Holdings, LLC are the sponsors and nonrecourse carve-out guarantors and are subject to a combined net worth and liquidity

A-3-102

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

covenant of $100,000,000 and $10,000,000, respectively. Columbia Sussex Corporation is a privately owned hotel company founded by William J. Yung III in 1972. Columbia Sussex Corporation owns and operates all of its properties and its current portfolio consists of 39 Marriott, Hilton and Hyatt branded hotels with approximately 13,000 rooms.

The Property. The Hilton Woodcliff Lake Property was developed in 1980 and most recently renovated in 2016. The Hilton Woodcliff Lake Property is a 338-room, four-story, full service hotel situated on 20.1-acres. The sponsors purchased the Hilton Woodcliff Lake Property for $28.25 million in September 2014 and signed an agreement with Hilton to extend the franchise agreement expiration to September 2029. The Hilton Woodcliff Lake Property had been operating under a Hilton flag since its opening. As part of the franchise agreement, the sponsors completed a $5.4 million ($15,963/key) PIP in 2015 and 2016 which included upgrades to public spaces and meeting rooms, renovations to guest bedrooms and bathrooms, mechanical upgrades including new HVAC units in nearly all guestrooms and new fitness equipment. The completed PIP closely followed a $8.5 million renovation completed between 2011 and 2013 prior to the sponsors’ acquisition. Including the cost of the recently completed PIP, the sponsors’ total cost basis is approximately $33.6 million. Including the renovations completed by prior ownership, a total of $13.8 million of capital improvements have been spent on the Hilton Woodcliff Lake Property since 2011.

The Hilton Woodcliff Lake Property offers a variety of amenities including four restaurants, a gift shop, a business center, a fitness center, a spa, outdoor tennis, basketball and sand volleyball courts, a gazebo, and an indoor and outdoor pool. In addition, the Hilton Woodcliff Lake Property contains approximately 25,687 SF of flexibly configured meeting space, more than that of its competitors in the market. Guestrooms are equipped with flat-screen televisions, premium cable options, desk workspace, and granite countertops and vanities. Executive level guestrooms include a refrigerator and microwave. Guest suites have one or two bedrooms connected to a parlor room furnished with a dining table, separate sitting area and a wetbar.

Hilton Woodcliff Lake Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Woodcliff Lake(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	69.9%	$128.95	$90.11	67.8%	$138.85	$94.14	97.0%	107.7%	104.5%
2015	72.9%	$129.32	$94.31	64.6%	$131.96	$85.25	88.6%	102.0%	90.4%
1/31/2017 TTM	62.3%	$132.54	$82.53	49.5%	$150.61	$74.55	79.5%	113.6%	90.3%

(1)	Based on industry reports.

(2)	Based on underwritten operating statements.

The Market. The Hilton Woodcliff Lake Property is located in the Borough of Woodcliff Lake in Bergen County, New Jersey, less than one mile north of the Garden State Parkway, a major commuter highway which provides access to the immediate market area. In addition, Woodcliff Lake is served by the New Jersey Transit, with regular service to the primary New Jersey hubs such as Hoboken and Secaucus. Hoboken connects with the PATH (Port Authority Trains Hudson) subway system which travels into midtown and lower Manhattan and travels through Bergen County and into Rockland County, New York. The Hilton Woodcliff Lake Property is located at the intersection of Tice Boulevard and Chestnut Ridge Road. Chestnut Ridge Road is a four lane, north-south roadway which provides primary access to the subject neighborhood.

According the appraisal, Bergen County is one of the most affluent sections of New Jersey with many corporations choosing to be located there. Bergen County is home to a diverse mix of industries including but not limited to financial, consulting, and pharmaceuticals. The immediate neighborhood of the Hilton Woodcliff Lake Property is characterized mainly by office use, as to the north, east and west of the Hilton Woodcliff Lake Property is made up of office buildings, with residential uses to the south. The corporate presence that the Hilton Woodcliff Lake Property benefits from includes companies such as KPMG, Eisai Pharmaceuticals, BMW North America, Benjamin Moore, and Sharp. Furthermore, the subject neighborhood benefits from Tice’s Corner Marketplace, which is a 119,185 SF multi-tenant lifestyle shopping center located just one block east of the Hilton Woodcliff Lake Property with tenants including Apple, Pottery Barn, Victoria’s Secret, and Anthropologie.

Competitive properties to the Hilton Woodcliff Lake Property are shown in the table below:

Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property	Rooms	Year Opened	2015 Occ.	2015 Average ADR	2015 RevPAR	2016 Occ.	2016 Average ADR	2016 RevPAR	% Change Occ.	% Change Average ADR	% Change RevPAR
Hilton Woodcliff Lake(1)	338	1980	64.6%	$131.96	$85.25	49.6%	$150.73	$74.76	-23.2%	14.2%	-12.3%
Doubletree Mahwah	139	1983	75.0%	$105.00	$78.75	67.0%	$110.00	$73.70	-10.7%	4.8%	-6.4%
Sheraton Hotel Mahwah	225	1987	73.0%	$135.00	$98.55	62.0%	$140.00	$86.80	-15.1%	3.7%	-11.9%
Courtyard Montvale	184	1973	76.0%	$140.00	$106.40	66.0%	$150.00	$99.00	-13.2%	7.1%	-7.0%
Marriott Park Ridge	289	1987	75.0%	$135.00	$101.25	64.0%	$150.00	$96.00	-14.7%	11.1%	-5.2%
Crowne Plaza Suffern Mahwah	230	1979	64.0%	$110.00	$70.40	52.0%	$115.00	$59.80	-18.8%	4.5%	-15.1%
Hilton Pearl River	150	1988	76.0%	$145.00	$110.20	69.0%	$155.00	$106.95	-9.2%	6.9%	-2.9%

Source: Appraisal.

(1)	Based on the underwritten operating statements.

A-3-103

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

Demand segments and amenities for the competitive properties to the Hilton Woodcliff Lake Property are shown in the table below:

Competitive Hotel Supply – Demand Segments
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Total Meeting Space (SF)	Restaurant	Lounge	Pool	Fitness Center	Business Center
Hilton Woodcliff Lake	338	55%	25%	20%	25,687	Y	Y	Y	Y	Y
Doubletree Mahwah	139	60%	20%	20%	5,350	Y	Y	Y	Y	Y
Sheraton Hotel Mahwah	225	55%	35%	10%	23,800	Y	Y	Y	Y	Y
Courtyard Montvale	184	60%	25%	15%	5,900	Y	Y	Y	Y	Y
Marriott Park Ridge	289	55%	25%	20%	18,000	Y	Y	Y	Y	Y
Crowne Plaza Suffern Mahwah	230	35%	45%	20%	22,600	Y	Y	Y	Y	Y
Hilton Pearl River	150	40%	35%	25%	18,200	Y	Y	Y	Y	Y

Source: Appraisal.

According to the appraisal, the largest demand driver for the Hilton Woodcliff Lake Property is commercial demand. Commercial demand in the subject market area is generated primarily by the wide variety of corporate tenants in the surrounding area. The largest generators of commercial room night demand in the area include: KPMG, Eisai (pharmaceutical), BMW North America, Perrilo Tours, Barr Pharmaceuticals, Benjamin Moore, and Teva Pharmaceuticals. Although a number of corporate tenants left the area in recent years, recent positive developments have occurred including Flight Centre, the Australian travel agency, and Sharp, the electronics company, recently relocating to within approximately 2.2-miles of the Hilton Woodcliff Lake Property. In addition, KPMG, located approximately 1-mile away, broke ground on an approximately 81,000 SF expansion of its existing 281,000 SF campus. Memorial Sloan Kettering recently expanded its operations into a site approximately 1.5-miles away with a 109,000 SF outpatient cancer treatment center, and approximately 120 employees. Tax credits offered by the New Jersey’s Grow New Jersey initiative help to draw businesses into the state of New Jersey and have promoted job creation and retention within the state by large companies including Verizon Communications and JP Morgan Chase Bank. As of 2015, 185 projects had been awarded Grow New Jersey tax credits totaling $3.5 billion.

According to the appraisal, the second largest demand driver for the Hilton Woodcliff Lake Property is meeting and group demand. Meeting and group demand in the Woodcliff Lake area is generated primarily by local businesses, and represents uses such as training sessions, small exhibits, product announcements, meetings and seminars. Non-commercial meetings, which include civic groups and professional societies, are a secondary source of meeting and group demand. Most of the meetings and conventions in the area are held at facilities in local hotels and motels. In addition, the Hilton Woodcliff Lake Property receives meeting and group demand from social, military, educational, religious, and fraternal groups, including sports teams, religious groups, or educational groups from local universities.

According to the appraisal, leisure demand is the smallest demand driver for the Hilton Woodcliff Lake Property. In the Woodcliff Lake area, most leisure demand is generated by people who are visiting friends and relatives, or those who are taking advantage of the numerous recreational opportunities and tourist attractions available in the area.

The appraiser did not identify any new supply under construction or proposed within the market area

A-3-104

200 Tice Boulevard Woodcliff Lake, NJ 07677	Collateral Asset Summary – Loan No. 14 Hilton Woodcliff Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,906,961 59.2% 1.61x 14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Woodcliff Lake Property.

Cash Flow Analysis
	2014(1)	2015	1/31/2017 TTM	UW	UW per Room
Occupancy	67.8%	64.6%	49.5%	49.5%
ADR	$138.85	$131.96	$150.61	$150.61
RevPAR	$94.14	$85.25	$74.55	$74.55

Rooms Revenue(2)	$11,619,916	$10,514,939	$9,218,479	$9,197,474	$27,211
Food & Beverage(3)	$6,633,633	$5,680,059	$5,064,726	$5,064,726	$14,984
Other Income(4)	$317,058	$73,553	$127,345	$127,345	$377
Total Revenue	$18,570,607	$16,268,551	$14,410,550	$14,389,545	$42,573
Total Expenses	$15,308,024	$11,904,025	$10,917,315	$11,149,370	$32,986
Net Operating Income	$3,262,583	$4,364,526	$3,493,235	$3,240,175	$9,586
FF&E(5)	$742,824	$650,742	$576,422	$575,582	$1,703
Net Cash Flow	$2,519,759	$3,713,784	$2,916,813	$2,664,593	$7,883

NOI DSCR	1.97x	2.64x	2.11x	1.96x
NCF DSCR	1.52x	2.24x	1.76x	1.61x
NOI Debt Yield	14.9%	19.9%	15.9%	14.8%
NCF Debt Yield	11.5%	17.0%	13.3%	12.2%

(1)	The sponsors acquired the Hilton Woodcliff Lake Property in September 2014.

(2)	UW Rooms Revenue based on January 31, 2017 TTM occupancy of 49.5% and ADR of $150.61. Note that there was a PIP ongoing during the majority of 2015 and 2016 with extensive renovations performed throughout the meeting and common areas and every guestroom was taken offline in various stages.

(3)	UW Food & Beverage based on January 31, 2017 TTM.

(4)	UW Other Income based on January 31, 2017 TTM. Note the decrease in other income from 2014 to 2015 is due to a change in accounting practices between the sponsor and the prior owner.

(5)	Historical and UW FF&E figures are based on 4% of effective gross income.

A-3-105

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,400,000			Location:	Petaluma, CA 94954
Cut-off Date Balance:	$20,400,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Wayne Cheng; The Cheng Family Trust u/t/d December 21, 2001			Year Built/Renovated:	2004-2006/N/A
				Size:	158,473 SF
Mortgage Rate:	4.6200%			Cut-off Date Balance per SF:	$129
Note Date:	4/13/2017			Maturity Date Balance per SF:	$129
First Payment Date:	6/5/2017			Property Manager:	Pacific Castle Management, Inc. (borrower affiliate)
Maturity Date:	5/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,543,357
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield:	12.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.5%
Additional Debt Type:	N/A			UW NCF DSCR:	2.51x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,678,740 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$2,821,564 (12/31/2015)
Reserves				3rd Most Recent NOI:	$2,601,141 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.2% (4/10/2017)
RE Tax:	$64,138	$32,069	N/A	2nd Most Recent Occupancy:	93.2% (12/31/2016)
Insurance:	$43,541	$3,433	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$0	$1,981	N/A	Appraised Value (as of)(3):	$34,270,000 (2/16/2017)
TI/LC(2):	$0	$9,905	$475,419	Cut-off Date LTV Ratio(3):	59.5%
Deferred Maintenance:	$7,188	N/A	N/A	Maturity Date LTV Ratio(3):	59.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,400,000	58.4%	Purchase Price:	$34,000,000	97.3%
Borrower Equity:	$14,537,198	41.6%	Reserves:	$114,866	0.3%
			Closing Costs:	$822,332	2.4%
Total Sources:	$34,937,198	100.0%	Total Uses:	$34,937,198	100.0%

(1)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 80.0%; (ii) a combined debt service coverage ratio not less than 1.30x; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s and Kroll that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the UBS 2017-C1 Certificates.

(2)	If, at any time during the Redwood Gateway Mortgage Loan term, the balance of the TI/LC reserve falls below $237,710, monthly deposits of $9,905 are required to resume until the cap is met.

(3)	The appraisal concluded an As Stabilized value of $35,500,000 as of August 16, 2017. The Cut-off Date and Maturity Date LTV Ratio based on the As Stabilized value is 57.5%.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Redwood Gateway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,400,000, and is secured by a first priority fee mortgage encumbering a 158,473 SF anchored retail center located in Petaluma, California (the “Redwood Gateway Property”). The proceeds of the Redwood Gateway Mortgage Loan, together with $14,537,198 of borrower equity were used to acquire the Redwood Gateway Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Pacific Castle Redwood, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote, with one independent director. The nonrecourse carve-out guarantors are Wayne Cheng and The Cheng Family Trust u/t/d December 21, 2001. Since 1992, Mr. Cheng has been the founder, principal shareholder, director and an executive officer of various affiliates of Pacific Castle, which have acquired numerous properties with a market value in excess of $500.0 million. Affiliates of Pacific Castle currently own and/or manage a portfolio of premier shopping centers in the western United States. The total portfolio is comprised of nearly 2 million SF.

The Property. The Redwood Gateway Property is a 158,473 SF anchored retail center located in Petaluma, Sonoma County, California, approximately 25.0 miles north of San Francisco. The Redwood Gateway Property consists of 6 buildings built between 2004 and 2006. Situated on a 16.2-acre site, the Redwood Gateway Property has approximately 790 surface parking spaces (5.0 per 1,000 SF). The Redwood Gateway Property is 93.2% occupied as of April 10, 2017 and consists of one big box space, which is leased to Kohl’s (55.8% of NRA; 54.1% of underwritten rent) on a ground lease and three junior anchor spaces, two of which are leased by Michaels (15.3% of NRA; 15.1% of underwritten rent) and Tuesday Morning (10.6% of NRA; 7.4% of underwritten rent), while the third junior anchor space consisting of 10,800 SF (6.8% of NRA) is currently vacant. There are also two buildings containing in-line tenants comprising 18,236 SF that are fully leased to ten tenants. Since 2006, the Redwood Gateway Property has had an average occupancy of 96.7%.

A-3-106

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

Major Tenants.

Kohl’s (88,408 SF, 55.8% of NRA, 54.1% of underwritten rent). Founded in 1962, Kohl’s is an American department store retailer that sells an assortment of home goods, appliances, furniture, clothing, shoes, jewelry, and active wear. Headquartered in Menomonee Falls, Wisconsin, a suburb of Milwaukee, the company currently operates 1,166 stores across 49 states, in addition to its e-commerce platform, employs approximately 138,000 associates, and generated approximated $18.7 billion in annual sales for fiscal year 2016. Kohl’s went public in 1992 and is traded on the New York Stock Exchange under the ticker symbol KSS. Kohl’s has been the anchor at the Redwood Gateway Property since 2004 and occupies 88,408 SF under a ground lease expiring in January 2030. Under its current lease, Kohl’s $16.70 PSF in base rent and reimburses its pro rata share of certain common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Kohl’s has eight five-year renewal options remaining and no termination options.

Michaels (24,247 SF, 15.3% of NRA, 15.1% of underwritten rent). Headquartered in Dallas, Texas, Michaels is the largest arts and crafts specialty retailer in North America and is traded on the NASDAQ. Michaels carries a broad and deep assortment of approximately 33,000 stock-keeping units (“SKUs”) in arts, crafts, scrapbooking, floral, framing, home décor, seasonal offerings, and children’s hobbies that enables the company to satisfy the diverse needs of its customers. Michaels also carries private branded products, which represented approximately 57.0% of net sales in fiscal year 2016, which are only available at Michaels’ stores. With 1,367 stores (1,223 Michaels, 109 Aaron stores and 35 Pat Catan’s stores) in 49 states and Canada, Michaels generated approximately $5.2 billion in sales in fiscal year 2016. Michaels has been a junior anchor at the Redwood Gateway Property since February 2006 and currently occupies 24,247 SF under a lease expiring in February 2026. Under its current lease, Michaels pays $17.00 PSF in base rent and reimburses its pro-rata share of several common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Michaels has three five-year renewal options remaining, no termination options and a co-tenancy clause providing that the space currently operated by Kohl’s must continue to be operated by an anchor tenant, which is defined as a tenant that operates at least 20 high quality retail stores either regionally or domestically that are comparably sized to the Kohl’s space.

Tuesday Morning (16,782 SF, 10.6% of NRA, 7.4% of underwritten rent). Tuesday Morning is an American discount retailer specializing in domestic and international, designer and name-brand closeout merchandise. Founded in 1974 in Dallas, Tuesday Morning opened its first permanent store location in Texas in 1979. Tuesday Morning went public in 1984 and currently operates 751 stores nationally. It is currently traded on the NASDAQ under the ticker symbol TUES. Tuesday Morning has been a junior anchor at the Redwood Gateway Property since August 2015, currently occupies 16,782 SF under a lease expiring in January 2021, pays a current rental rate of $12.00 PSF in base rent and reimburses its pro-rata share of several common area expenses, including janitorial, repairs & maintenance, landscaping, utilities, and parking lot related expenses. Tuesday Morning has two five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Redwood Gateway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Anchor/Major Tenants
Kohl’s	BBB/Baa2/BBB-	88,408	55.8%	$1,475,980	54.1%	$16.70	1/31/2030
Michaels	NR/Ba2/BB-	24,247	15.3%	$412,199	15.1%	$17.00	2/28/2026
Tuesday Morning	NR/NR/NR	16,782	10.6%	$201,384	7.4%	$12.00	1/31/2021
Subtotal/Wtd. Avg.		129,437	81.7%	$2,089,563	76.6%	$16.14

Other Tenants		18,236	11.5%	$637,759	23.4%	$34.97
Vacant		10,800	6.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		158,473	100.0%	$2,727,322	100.0%	$18.47

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-107

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

The following table presents certain information relating to the lease rollover schedule at the Redwood Gateway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	1,400	$35.10	0.9%	0.9%	$49,142	1.8%	1.8%
2019	1	1,156	$33.00	0.7%	1.6%	$38,148	1.4%	3.2%
2020	2	5,956	$33.11	3.8%	5.4%	$197,222	7.2%	10.4%
2021	7	26,506	$20.92	16.7%	22.1%	$554,631	20.3%	30.8%
2022	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2023	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2024	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2025	0	0	$0.00	0.0%	22.1%	$0	0.0%	30.8%
2026	1	24,247	$17.00	15.3%	37.4%	$412,199	15.1%	45.9%
2027	0	0	$0.00	0.0%	37.4%	$0	0.0%	45.9%
2028 & Beyond	1	88,408	$16.70	55.8%	93.2%	$1,475,980	54.1%	100.0%
Vacant	0	10,800	$0.00	6.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	158,473	$18.47	100.0%		$2,727,322	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Redwood Gateway Property is located in Petaluma, Sonoma County, California, approximately 25.0 miles north of San Francisco. Sonoma County is a premier destination for wine tourism and restorative care and is an emerging hub for visual and graphic design. The subject neighborhood is a mixture of commercial, agricultural and residential development. The Redwood Gateway Property is located within close proximity to U.S. Highway 101 and primary access to Petaluma is provided by Redwood Highway. The Redwood Gateway Property is located at the intersection of U.S. Highway and East Washington Street with freeway visibility, in close proximity to Regency Centers which is a 380,000 SF Target anchored power center, including 80,000 SF of shops, restaurants and office space.

According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the Redwood Gateway Property is 2,028, 36,942 and 100,167, respectively. The radii have shown moderate growth since 2000 and are projected to grow at average annual rates of 0.7%, 0.8% and 0.7%, respectively, through 2021. The estimated 2016 average household income within a one-, three- and five-mile radius of the Redwood Gateway Property is $92,631, $96,812 and $95,557, respectively.

According to the appraisal, the Redwood Gateway Property is part of the Petaluma submarket in the Santa Rosa area the overall Marin/Sonoma retail market. As of the fourth quarter of 2016 the North Bay/Santa Rosa retail overall vacancy rate was 4.1% and the average rental rates were $23.45 PSF. The total retail inventory in the North Bay/Santa Rosa market area amounted to 65,481,757 SF in 6,746 buildings and 548 centers.

A-3-108

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

The following table presents leasing data at certain retail competitive properties with respect to the Redwood Gateway Property:

Competitive Property Summary
Property Location	Year Built	Tenant	Lease Area (SF)	Lease Date	Lease Term	Base Rent PSF	Lease Type
Redwood Gateway Property 1351-1371 North McDowell Boulevard Petaluma, CA	2004-2006	Tuesday Morning	16,782	Aug-15	5.5 yrs	$12.00	Net
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	Postnet	1,000	Apr-17	5.0 yrs	$36.00	NNN
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	TJ Maxx	46,000	Aug-13	10.0 yrs	$23.04	NNN
East Washington Place 401 Kenilworth Drive, Petaluma, CA	2013	Dick’s Sporting Goods	50,000	Aug-13	10.0 yrs	$17.04	NNN
North Bay Centre 6311-6585 Commerce Boulevard, Rohnert Park, CA	1980	Grocery Outlet	29,716	May-17	10.0 yrs	$20.28	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Rubio’s	2,500	Aug-16	10.0 yrs	$39.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	One Whirld	1,260	Jul-16	10.0 yrs	$36.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Urgent Care	5,000	Mar-16	10.0 yrs	$39.96	NNN
Deer Creek Village SWC McDowell Blvd. & Rainier Ave., Petaluma, CA	2014	Mary’s Pizza	4,300	May-14	5.0 yrs	$30.00	NNN
Petaluma Town Center 200 C Street, 5 and 25 Petaluma Boulevard, Petaluma, CA	1940	First Community Bank	3,142	Jul-15	5.0 yrs	$33.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Wah Sing Restaurant	2,200	Jan-17	10.0 yrs	$30.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Happy Donut Tree	876	Nov-16	10.0 yrs	$30.00	NNN
River Park Shopping Center 1203-1683 West Imola Avenue, Napa, CA	1972	Grocery Outlet	17,640	Apr-16	10.0 yrs	$19.32	NNN
Folsom Gateway Center 2405-2495 Iron Point Road, Folsom, CA	2006	Best Buy	30,054	Feb-15	7.0 yrs	$14.40	NNN
Fry’s Electronics 1695 Willow Pass Road, Concord, CA	1979	Fry’s Electronics	104,160	Jun-15	10.0 yrs	$11.28	NNN

Source: Appraisal

A-3-109

1351-1371 North McDowell Boulevard Petaluma, CA 94954	Collateral Asset Summary – Loan No. 15 Redwood Gateway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,400,000 59.5% 2.51x 12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redwood Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$2,584,152	$2,629,570	$2,863,215	$2,766,839	$2,941,163	$18.56
Percentage Rent(2)	$111,463	$95,124	$54,362	$0	$0	$0.00
Total Recoveries(3)	$457,179	$471,817	$559,493	$600,880	$648,073	$4.09
Other Income	$750	$718	$1,279	$6,629	$0	$0.00
Less Vacancy & Credit Loss	($3,783)	$0	$1,025	$384	($213,840)	($1.35)
Effective Gross Income	$3,149,762	$3,197,228	$3,479,376	$3,374,731	$3,375,396	$21.30
Total Operating Expenses	$585,213	$596,087	$657,811	$695,991	$832,039	$5.25
Net Operating Income	$2,564,548	$2,601,141	$2,821,564	$2,678,740	$2,543,357	$16.05
Capital Expenditures	$0	$0	$0	$0	$23,771	$0.15
TI/LC	$0	$0	$0	$0	$118,855	$0.75
Net Cash Flow	$2,564,548	$2,601,141	$2,821,564	$2,678,740	$2,400,731	$15.15

Occupancy %	99.0%	99.4%	100.0%	93.2%	93.2%(4)
NOI DSCR	2.68x	2.72x	2.95x	2.80x	2.66x
NCF DSCR	2.68x	2.72x	2.95x	2.80x	2.51x
NOI Debt Yield	12.6%	12.8%	13.8%	13.1%	12.5%
NCF Debt Yield	12.6%	12.8%	13.8%	13.1%	11.8%

(1)	UW Base Rent includes $213,840 of grossed up vacant space, also includes rent steps through March 2018, totaling $14,303 and include a mark-to-market adjustment based on the appraiser’s concluded market rent totaling $13,548.

(2)	Flowering Tea House, Cellular World, Juice Shack, Michaels, Taqueria El Gallo, Gohan Japanese Restaurant, Cigarettes Cheaper and Beyond the Glory have breakpoints ranging from 3%-5%, due to the variability of this income, no percentage rent has been underwritten.

(3)	All tenants reimburse on a NNN basis, inclusive of administration fees ranging from 4% to 15%.

(4)	Occupied as of April 10, 2017. Vacancy underwritten to 6.0% based on actual in-place vacancy grossed up to market rents.

A-3-110

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
UBS Commercial Mortgage Securitization Corp.	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	AEGON USA Realty Advisors, LLC	Pentalpha Surveillance LLC

1285 Avenue of the Americas	Three Wells Fargo, MAC D1050-084	7501 Wisconsin Avenue	4333 Edgewood Road, NE	375 North French Road
New York, NY 10019	401 S. Tryon Street, 8th Floor	Suite 500 W	Cedar Rapids, IA 52499	Suite 100
	Charlotte, NC 28202	Bethesda, MD 20814		Amherst, NY 14228

Contact: General Information	Contact: REAM_InvestorRelations@	Contact: Brian Hanson	Contact: gdryden@aegonusa.com	Contact: Don Simon
Phone Number: (212) 713-2000	wellsfargo.com	Phone Number: (202) 715-9500	Phone Number: (319) 355-8734	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information		Appraisal Reduction Amount

Controlling Class:		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
Effective as of: mm/dd/yyyy			Effected	Amount	Date

Directing Certificateholder:
Other identity under which the Directing Certificateholder
or its parent entity primarily operates:

Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.
Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2017-C1, Commercial Mortgage Pass-Through Certificates Series 2017-C1
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: CWCapital Asset Management LLC / AEGON USA Realty Advisors, LLC
Directing Certificateholder: [DIRECTING CERTIFICATEHOLDER]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event and each Final Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Major Decision Reporting Packages or Asset Status Reports with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the

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extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

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subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

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12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct

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structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material

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violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for

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physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically

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exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to the Prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is

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responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating

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confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)    The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)    A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the

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Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of

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Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA or this Prospectus, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Exhibit C-32-3 to the related MLPA and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the

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Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) and (6)	Moffett Place Google (Loan No. 3)	So long as the Mortgagor or any affiliate thereof owns the Mortgaged Property, Google Inc. (“Google”) has an ongoing right of first offer to purchase all or any portion of the Mortgaged Property in the event that the Mortgagor determines to sell it, subject to certain conditions described in the Google lease. Pursuant to a subordination, non-disturbance and attornment agreement, Google’s right of first offer will not apply and will be extinguished following a foreclosure or transfer in lieu of foreclosure.
(6)	Save Mart Portfolio (Loan No. 1)

With respect to the Save Mart – Modesto Mortgaged Property, a restriction agreement includes a right to purchase in favor of an adjacent third party property owner (“SPP”). The purchase right is triggered if there is a “complete cessation of operation of a business” on the Mortgaged Property for a period of 24 consecutive months. The 24-month period can be extended for force majeure, which includes fire or other casualty; however, if a fire or other casualty, the Mortgagor must commence reconstruction within 24 months after the date of such fire or other casualty and diligently prosecute such reconstruction to completion. The right is personal to SPP (subject to certain exceptions), may not be assigned and may only be exercised if SPP is the fee owner of a portion of the shopping center on which buildings totaling in the aggregate of 30,000 square feet are located at the time the purchase option is exercisable. The purchase price is the highest of (i) the fair market value of the Mortgaged Property, (ii) the repurchase price under any sale leaseback arrangement, plus the value of any building and related improvements and remaining trade fixtures and equipment not included in the sale leaseback arrangement, or (iii) the unamortized amount of any indebtedness secured by a deed of trust on the property plus (1) any premium, fee, penalty or other expense required by the lender to prepay the indebtedness and (2) the higher of the remaining book

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value or appraised value of any building and related improvement and any remaining trade fixtures and equipment not included in such indebtedness.

With respect to the Save Mart - Jackson Mortgaged Property, an adjoining third party property owner has an option to purchase the Mortgaged Property in the event a supermarket is not operated thereon for a continuous period of 6 consecutive months (which can be extended for periods of force majeure, which includes restoration following a casualty or condemnation). The purchase price is the fair market value of the Mortgaged Property, determined by an appraisal procedure set forth in the purchase option agreement.

(6)	Moffett Place Google (Loan No. 3)	See exception to Representations and Warranties (5) above.
(6)	Garden Village (Loan No. 4)	The Mortgaged Property is subject to affordable housing restrictions pursuant to a recorded regulatory agreement that requires 7 of the 77 rental units at the Mortgaged Property containing 22 bedrooms to be rented to very low income households in lieu of a mitigation fee for new market-rate residential rental units.
(12)	Save Mart Portfolio (Loan No. 1)	With respect to the Save Mart - Sacramento Mortgaged Property, the city of Sacramento is initiating a project to install sidewalks and bike lanes along an adjacent public right of way beginning in 2020. The Mortgaged Property is within the limits of the project but the city’s right-of-way needs have not yet been determined. The related zoning report indicates that notwithstanding the foregoing, such takings will not materially affect the zoning of the Mortgaged Property.
(13)	Garden Village (Loan No. 4)	The guarantor is subject to pending litigation and arbitration concerning possible theft of trade secrets relating to his time as an employee at Google, Inc.
(16)	Save Mart Portfolio (Loan No. 1)	Provided that the Mortgaged Properties are insured pursuant to a lease with the Save Mart tenant, the Mortgage Loan documents permit the Mortgagor to have a deductible of $500,000 for “all risk” insurance and $1,000,000 for liability, but any failure by the Mortgagor or the Save Mart tenant to pay any such deductible is recourse for the amount that is not paid.
(16)	Moffett Place Google (Loan No. 3)	The Mortgagor is permitted to maintain a portion of the earthquake coverage with Insurance Company of the West (“ICW”) in its current participation amount and

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position within the syndicate, provided that the Best’s Insurance Report rating of ICW (A-/IX) is not withdrawn or downgraded below its rating as of the origination date.
(16)	Baypoint Commerce Center (Loan No. 10) 6851 Veterans Memorial Blvd (Loan No. 33)	If the Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of four or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of four or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
(16)	Art Van Portfolio (Loan No. 11)

If each related Mortgaged Property is subject to a lease with Art Van Furniture, Inc. that is in full force and effect with no defaults and if Art Van Furniture, Inc. is maintaining insurance pursuant to its lease, the insurance requirements under the Mortgage Loan documents will be deemed satisfied. In addition, the Mortgaged Property deductible may be up to $75,000, the general liability deductible may be up to $250,000 and the general liability limits may be no less than $750,000, in each case, per occurrence.

The related master lease (which controls insurance and restoration in the event of a conflict with the Mortgage Loan documents) provides that insurance proceeds/awards only have to be held by the landlord (or the lender) if the net award is in excess of $1,000,000.

(17)	Moffett Place Google (Loan No. 3)

At origination of the Mortgage Loan, the Mortgaged Property did not constitute a separate tax lot.  At such time, the related Mortgagor represented that the Mortgaged Property, together with certain common area of the Moffett Place complex, constituted a separate tax lot.  During a call on May 15, 2017, a member of Santa Clara County Assessor’s Office informed the mortgage lender that a separate tax lot that includes only the Mortgaged Property has recently been created, but that a new tax map evidencing such separate tax lot will not be available to the public until sometime in July 2017.  Pursuant to a closing escrow letter, First American Title Insurance Company agreed to issue a separate tax lot endorsement to the applicable title insurance policy insuring the related Mortgage once an “accessor’s parcel number” is available for the Mortgaged Property, which they

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anticipated to be available in October, 2017.  As of the date hereof, however, no document that is available to the mortgage lender evidences that the Mortgaged Property constitutes a separate tax parcel.  The Mortgage Loan documents provide for recourse to the related Mortgagor and guarantor for the failure to pay taxes subject to customary exceptions.

(24)	Chicago Multifamily Portfolio (Loan No. 58)

There are multiple violations showing of record for each of the seven Mortgaged Properties; however, the Mortgagor has provided a certification regarding the violations stating that all violations of record and listed therein have been cured and that there are no violations as of May 3, 2017. The certification regarding violations is incorporated into the loan documents. It is also incorporated into the applicable zoning reports.

One of the seven Mortgaged Properties, 2800-2806 East 81st Street, is legal nonconforming as to use. Following a casualty or condemnation that results in the inability to restore the 2800-2806 East 81st Street Mortgaged Property to its current use, the Mortgagor is required to partially prepay the related Mortgage Loan in an amount that is the greater of (i) 115% of the allocated loan amount with respect to the Mortgaged Property being released, and (2) an amount as determined with respect to the remaining Mortgaged Properties and the principal balance of the undefeased note where the DSCR, debt yield and LTV Ratio all satisfy the conditions set forth in the related mortgage loan agreement, and receive a partial release of the applicable Mortgaged Property from the lien of the mortgage.

(26)	Garden Village (Loan No. 4)	The losses recourse carve out for material physical waste does not include any such waste arising solely from omissions of the Mortgagor, the guarantor or any borrower related party resulting from (A) insufficient cash flow from the operation of the Mortgaged Property, (B) the lender failing to make funds allocated for such purpose available to the Mortgagor or (C) the lender’s exercise of remedies under the terms of the Mortgage Loan documents resulting in the Mortgagor not having the right to cash flow from the Mortgaged Property sufficient to pay such amounts, to prevent such waste at the Mortgaged Property.
(31)	Save Mart Portfolio (Loan No. 1)	The Mortgagor previously owned two properties that are not part of the mortgaged collateral. The Mortgagor delivered new environmental reports on

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these properties and the lender performed customary credit and lien searches in the appropriate jurisdictions.
(39)	Baypoint Commerce Center (Loan No. 10) 6851 Veterans Memorial Blvd (Loan No. 33)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

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Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6)	Fairview Marketplace (Loan No. 12)	The largest tenant at the Mortgaged Property, Wal-Mart, has a right of first refusal to purchase its leased premises if at any time during the term of the lease, the Mortgagor elects to sell the leased premises to a bona fide third party. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply to a successor mortgagor through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage and, following such transfer, such right of first refusal will apply to subsequent purchasers of the leased premises.
(6)	Atlanta and Anchorage Hotel Portfolio (Loan No. 19)

With respect to the Hilton Anchorage property, HLT Existing Franchise Holding LLC., the franchisor, has a right of first offer to purchase the Mortgaged Property in the event that the Mortgagor or an affiliate intends to offer to sell or lease the Mortgaged Property. Such right of first offer has been subordinated to the Mortgage Loan pursuant to the comfort letter.

With respect to the Renaissance Atlanta property, Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s leasehold interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a “Competitor” or an “Affiliate” of a “Competitor” of the franchisor (as such terms are defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”, with the consent of the franchisor.

(24)	SSK Ashley Pointe (Loan No. 34)	The use of the Mortgaged Property as a mobile home park is a pre-existing legal non-conforming use, as a mobile home park is not a permitted use under the current zoning laws. In the event of a casualty to the Mortgaged Property (except for any deliberate casualty), the structure may be rebuilt to its existing use provided that such use is not discontinued for a period of one (1) year or more. Any structure deliberately dismantled or destroyed by the Mortgagor

D-2-6

may only be restored in accordance with the current zoning code.
(24)	SSK Applewood Pointe (Loan No. 39)	The use of the Mortgaged Property as a mobile home park is a pre-existing legal non-conforming use, as a mobile home park is not a permitted use under the current zoning laws. In the event of a casualty to the Mortgaged Property (except for any deliberate casualty), the structure may be rebuilt to its existing use provided that such use is not discontinued for a period of one (1) year or more. Any structure deliberately dismantled or destroyed to the extent exceeding 50% of its replacement value may only be restored in accordance with the current zoning code.
(24)	ACG Conlon MHC Portfolio II (Loan No. 41)

Lake Wylie MHC - The use of the Mortgaged Property as a manufactured housing community (including the commercial sales office located on the Mortgaged Property) is a pre-existing legal non-conforming use, as a manufactured housing community is not a permitted use under current zoning laws without a special exception. If a building used for a nonconforming use remains idle or unused for a period of six months or more, the structure may only be used in accordance with the current zoning code.

Creekside MHC - The use of the portion of the Mortgaged Property located in the residential 4 district (which includes approximately ten mobile home pads) as a manufactured housing community is a pre-existing legal non-conforming use, as a manufactured housing community is not a permitted use under current zoning laws without first obtaining a special use permit from the municipality. If a nonconforming use is discontinued for 365 consecutive days or more, future use may only be restored in accordance with the current zoning code (which requires that a special use permit must be obtained for manufactured housing community use). In the event of a casualty to the Mortgaged Property that damages 50% or less of the replacement cost (as determined immediately prior to casualty) of a structure devoted in whole or in part to a nonconforming use, the structure may be rebuilt to its current use, provided restoration is commenced within twelve months of such casualty with a valid building permit. If the casualty impacts more than 50% of the replacement cost (as determined immediately prior to casualty) of a structure devoted in whole or in part to a nonconforming use, the structure may only be restored in accordance with the current zoning code.

D-2-7

(24)	Murphy and Hempstead MHC Portfolio (Loan No. 54)

Murphy MHC - The use of the Mortgaged Property as a manufactured housing community is a pre-existing legal non-conforming use, as a manufactured housing community is not a permitted use under current zoning laws. In the event of a casualty to the Mortgaged Property that damages 50% or less of the fair market value of the structure at the time of the casualty, the structure may be rebuilt to its current use, provided restoration is commenced within six months of such casualty. If the casualty impacts more than 50% of the fair market value of the structure at the time of the casualty, the structure may only be restored in accordance with the current zoning code. If a nonconforming use is discontinued for 90 days or more, future use may only be restored in accordance with the current zoning code.

Hempstead MHC - The use of the Mortgaged Property as a mobile home park is a pre-existing legal non-conforming use, as a mobile home park is not a permitted use under the current zoning laws. If the casualty impacts more than 75% of the replacement cost of the structure at the time of the casualty, the structure may only be restored in accordance with the current zoning code.

(31)	Fairview Marketplace (Loan No. 12)	The Mortgagor previously owned other property, adjacent to the Mortgaged Property, that is not collateral for the Mortgage Loan. Prior to Mortgage Loan origination and pursuant to a development arrangement with the local municipality, the Mortgagor transferred a parcel known as Lot 3 to the local school district and transferred certain other infrastructure to the local transportation development district.
(34)	Atlanta and Anchorage Hotel Portfolio (Loan No. 19)

The Mortgagor may assign its interest in the Ground Lease to the lender; however, the ground lessor has the right to approve the assignee of the leasehold interest at the foreclosure sale, including if the lender is the purchaser at such foreclosure sale. Such approval will not be withheld if (i) the proposed assignee has net worth of at least $50,000 and (ii) a credit report for the proposed assignee discloses a satisfactory business reputation and no criminal convictions involving moral turpitude.

With respect to the Renaissance Atlanta property, the ground lessor is required to forbear terminating the Ground Lease due to a Mortgagor default if the lender serves a notice upon the ground lessor, within the applicable cure period, of its intent to (i) acquire the Mortgagor’s interest in the Mortgaged Property, (ii)

D-2-8

secure possession of the Mortgaged Property, (iii) remove the Mortgagor from the Mortgaged Property, and (iv) cure any default susceptible to cure. Such notice must include (i) cash payment to the ground lessor of all amounts then due and with respect to the Mortgagor’s default and (ii) an assumption by the lender of all the Mortgagor’s obligations under the Ground Lease (including all rental payments due during such forbearance period).

With respect to the Renaissance Atlanta property, the Ground Lease specifically provides that the Mortgagor may not assign or sublease all or substantially all of the Mortgaged Property without the prior written consent of the Mayor of Atlanta (except that such consent is not required in connection with a transfer to a leasehold mortgagee).

With respect to the Renaissance Atlanta property, the Ground Lease does not provide that the ground lessor will provide the lender with a new lease if the Ground Lease is terminated “for any reason” or as a result of a rejection in bankruptcy. Additionally, as a condition precedent to obtaining a new lease, the lender is required to pay to the ground lessor (i) all charges and payments payable by the Mortgagor under the Ground Lease which accrued as of the termination date, and would have accrued under the Ground Lease if it had not been terminated, plus (ii) all expenses (including attorney’s fees) incurred in connection with the new ground lease, less (iii) all net amounts received by the ground lessor from subtenants up to the commencement date of such new ground lease.

(39)	SSK Ashley Pointe (Loan No. 34) SSK Applewood Pointe (Loan No. 39) SSK Heartland Pointe (Loan No. 46)	The Mortgagors are affiliated with each other.
(39)	Atlanta and Anchorage Hotel Portfolio (Loan No. 19)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Hilton Woodcliff Lake, which Mortgage Loan is being sold to the Trust by CIBC Inc.

D-2-9

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(16)	Azalea Terrace (Loan No. 65)	If notice prior to termination or cancellation is not available with respect to the liability insurance policies, the Mortgagor is required to provide said notice.
(26)	Apple Sunnyvale (Loan No. 5)	Item (b)(v) recourse is for “intentional physical waste”.

D-2-10

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6)	Willow Creek Shopping Center (Loan No. 20)	Chick-Fil-A (pad site tenant) has Right of First Offer (ROFO) to purchase its pad site if the borrower decides to market the pad site property only for sale. The related lease provides that the ROFO does not apply to any foreclosure or deed in lieu thereof.
(16)	Hampton Inn Savannah Historic District (Loan No. 16)	Loan documents permit the borrower to maintain existing premium finance arrangement for property and liability policies until upcoming renewal on December 1, 2017, subject to borrower’s providing proof of payment of each installment.
(16)	Willow Creek Shopping Center (Loan No. 20)	Chick-Fil-A (pad site tenant) is leased fee, where tenant or other non-borrower party will be constructing improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds will be payable to tenant or other non-borrower party and/or its leasehold mortgagee. The related lease provides that, following a major casualty, (i) there is no abatement of the tenant’s rental obligations, and (ii) the tenant has no right to terminate the lease during the period corresponding to loan term.
(25)	One West 34th Street (Loan No. 9)	Duane Reade (#1 tenant) occupies a total of 11,075 sf at one of constituent buildings (358 Fifth Avenue) comprising the mortgaged property, including 7,596 sf of lower level space and 3,479 sf of mezzanine level space, at a total annual rent of $1,949,969. While the lower level space is fully permitted, the tenant has not obtained permanent certificates of occupancy for the mezzanine space despite having filed plans, completing the related work, and subsequently occupying the space in 2002. The mezzanine space represents approximately 1.7% of the gross leasable area, and the related appraiser-estimated market rent represents approximately 1.2% of the underwritten revenue for the mortgaged property. The appraisal likewise indicates that the tenant’s current rent is below-market. Actual occupancy is 95.9%, and the underwritten occupancy is 95.0%. The building

D-2-11

architect has advised that the remaining requirements to obtain a temporary certificate of occupancy (TCO) would include reinstatement of the related application to permit the applicable use, and final inspection and approval from the New York City Department of Buildings (DOB) upon completion of any additional work required by the permit. The architect estimated approximately $30,000 (for payment to an expeditor) and up to 9 months to obtain a TCO, and then up to 6 additional months after obtaining the TCO to obtain a permanent certificate of occupancy (PCO). It is the tenant’s obligation to obtain the TCO and PCO pursuant to the terms of its lease, and its failing to obtain such approvals does not give rise to any tenant remedies. While there has been no enforcement action by the DOB to date, it does have the authority to issue administrative fines until the necessary approvals are obtained. The loan documents include a borrower covenant to use commercially reasonable efforts to obtain and thereafter maintain a TCO and PCO, including enforcing the terms of the lease with Duane Reade, and further provide that the SPE borrower-only is personally liable for losses related to the property’s failure to have a valid and unexpired TCO or PCO.
(39)	UniSquare Portfolio (Loan No. 13)	Mortgaged property consists of 11 properties located in Pennsylvania owned by eight affiliated co-borrowers. Each of Unisquare, LLC, Unisquare One, LLC, and Unisquare Two, LLC own two constituent properties, and each of the five remaining co-borrowers own one of the constituent properties. The loan documents include contribution and allocation provisions among the co-borrowers.
(40)	Sheraton Hotel Greensboro (Loan No. 25)	The Phase I environmental site assessment (ESA) identified a recognized environmental condition (REC) due to a prior on-site automotive service garage operated on a portion of the subject property from the early 1970s until at least the late 1980s. A 550-gallon waste oil underground storage tank (UST) and four 10,000-gallon gasoline USTs were installed at the subject property in 1973 and were removed in the 1990s. The Phase I environmental consultant performed a file review at the Guilford County Environmental Health Department and the North Carolina Department of Environmental Quality (NCDEQ) and requested supporting documentation from the loan sponsor (Koury Corporation), but no UST closure documentation was available. The Phase I environmental consultant did not identify a release associated with the USTs in the regulatory records, but

D-2-12

concluded that the lack of documentation for the removal of the USTs, including applicable confirmatory sampling results, constituted an REC. The consultant recommended that documentation regarding the former USTs be obtained or, if not available, that a Phase II limited subsurface investigation be conducted to determine whether undocumented releases have impacted soil and/or groundwater. In lieu of a Phase II ESA, the lender obtained a lender environmental collateral protection and liability-type environmental insurance policy with $1,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 13 year term (three years past the loan term) and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.
(40)	Indio Self Storage (Loan No. 56) National Self Storage (Loan No. 66)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $4,704,396 group lender environmental collateral protection and liability-type environmental insurance policy with $4,704,396 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-13

Société Générale
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26)	Crossroads Town Center II (Loan No. 55)	The Mortgage Loan documents limit recourse for the Mortgagor’s misappropriation of rents, insurance proceeds or condemnation proceeds to intentional misappropriation.
(26)	Pecos Center (Loan No. 60)	The Mortgage Loan documents do not provide full recourse for the Mortgagor’s transfer of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; however, the Mortgage Loan documents do provide recourse for damages and losses resulting from such transfers.
(26)	Wingcrest I & II (Loan No. 18) Sorenson Communications (Loan No. 27)	Recourse liability for physical waste at the Mortgaged Property or any portion thereof is limited to the following situations: (1) the Mortgaged Property generates insufficient cash flow to avoid such physical waste or (2) the Lender does not permit cash flow from the Mortgaged Property to be applied for such purpose.
(31)	Pecos Center (Loan No. 60)	The Mortgagor is a recycled Single-Purpose Entity that previously owned a property other than the Mortgaged Property, which property was conveyed to a third-party prior to the origination of the Mortgage Loan. At origination, the Mortgagor provided a recycled entity certificate that includes standard backward looking representations.
(34)	GM Logistics Center 1 (Loan No. 2)	In connection with a PILOT program, substantially all of the Mortgaged Property is ground leased from the City of Wentzville, Missouri (the “City”) that expires December 31, 2026 (approximately four months prior Mortgage Loan maturity).There is no rent due on the ground lease. Upon expiration or other termination of the ground lease, the Mortgagor is required to purchase the fee title from the City for a purchase price equal to the sum of (i) $10.00, (ii) any unpaid PILOT fees and (iii) any transaction expenses owed to the City.
(39)	Wingcrest I & II	The Mortgagors are affiliated entities.

D-2-14

(Loan No. 18) Sorenson Communications (Loan No. 27)
(39)	Hampton Inn Suites – Natomas (Loan No. 36) Holiday Inn Express – Natomas (Loan No. 37)	The Mortgagors are affiliated entities.

D-2-15

CIBC Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) and (6)	Fairfield Inn & Suites Milford (Loan No. 50)	The franchisor, Marriott International, Inc., has a right of first refusal in connection with any proposed sale of the related Mortgaged Property to a Competitor (as the foregoing term is defined in the related franchise agreement) of the franchisor. Each such right of first refusal is subordinate to the rights of lenders under a mortgage or security deed secured by the related Mortgaged Property, only if and as long as: (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in the related franchise agreement); and (ii) any such mortgage or security deed remains validly recorded and in full force and effect and the Mortgage Loan is in compliance with requirements pertaining to financings or indebtedness in the related franchise agreement.
(5) and (6)	Walgreens – Dallas, TX (Loan No. 62)	If the Mortgagor receives a bona fide offer to purchase the Mortgaged Property, the sole tenant, Walgreen Co. (“Walgreens”), has the right to purchase the Mortgaged Property at the same price and on the same terms. Pursuant to a subordination, non-disturbance and attornment agreement between the Seller and Walgreens, this right of first refusal shall not apply to successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal shall apply to subsequent purchasers of the Mortgaged Property.
(10)	Red Roof Inn – Round Rock (Loan No. 61)	Seller has not inspected the related Mortgaged Property within twelve (12) months of the Cut-off Date.
(16)	Concorde Portfolio (Loan No. 22)

With respect to property insurance, the related Mortgage Loan documents permit a deductible for such coverage in an amount equal to $100,000.00. With respect to windstorm and named windstorm insurance, the related Mortgage Loan documents permit a deductible for each individual property in an amount equal to three percent (3%) of the replacement cost of such individual Mortgaged Property, provided,

D-2-16

however, currently the related Mortgagor maintains a blanket policy with deductible for such coverage in an amount equal to $250,000.00 per occurrence. The amount of such deductibles may be considered higher than customary.

(16)	Greenhill Apartments (Loan No. 44)

With respect to property insurance, windstorm and boiler/machine insurance, the related Mortgage Loan documents permit a deductible for such coverages in an amount equal to $50,000. The amount of such deductible may be considered higher than customary.

(16)	Walgreens – Dallas, TX (Loan No. 62)

The sole tenant at the related Mortgaged Property, Walgreens, is permitted to self-insure the insurance it is required to maintain under its lease with the related Mortgagor (the “Walgreens Lease”), provided that Walgreens or its parent company maintains a tangible net worth of at least $150,000,000.00. Notwithstanding the foregoing, the related Mortgagor is required to obtain and maintain all insurance required under the related Mortgage Loan documents, irrespective of whether Walgreens is maintaining same if any of the following occur: (i) the Walgreens Lease is no longer in full force and effect, (ii) a default exists under the Walgreens Lease or the related Mortgage Loan documents, beyond all applicable notice and cure periods, (iii) Walgreens no longer maintains a rating of at least “BBB+” by S&P (or an equivalent rating by any rating agency), or (iv) failure to satisfy any of the other required conditions set forth in the related Mortgage Loan documents.

(16)	Walgreens – Dallas, TX (Loan No. 62)

The Walgreens Lease requires that insurance proceeds be paid to the tenant (not the lender or a trustee) and Walgreens shall provide the related Mortgagor a sufficient amount to enable the related Mortgagor to restore the related Mortgaged Property unless the tenant elects to undertake such restoration. In the event Walgreens elects to have the related Mortgagor restore the related Mortgaged Property, the related Mortgagor and Walgreens shall enter into a construction escrow agreement appointing either Walgreens or a third party as escrow agent (in Walgreens’ discretion) to disburse such proceeds to the related Mortgagor for such restoration and shall monitor the restoration.

(16)	Cen Tex Self Storage Portfolio	With respect to Wind, Hail and Named Storm insurance, the related Mortgage Loan documents

D-2-17

	(Loan No. 51)	permit a deductible for such coverages in an amount equal to one percent (1%) of the insured value of the Mortgaged Property. The amount of such deductible may be considered higher than customary.
(16)	Hilton Woodcliff Lake (Loan No. 14)

With respect to windstorm insurance, the related Mortgage Loan documents permit a deductible for such coverage in an amount equal to $100,000.00, with respect to property insurance, the related Mortgage Loan documents permit a deductible for such coverage in an amount equal to $100,000, and with respect to liability insurance, the related Mortgage Loan documents permit a deductible for such coverage in an amount equal to $100,000. The amounts of such deductibles may be considered higher than customary.

(24)	The Plaza at Milford (Loan No. 21)

According to a zoning report obtained at origination of the related Mortgage Loan, the related Mortgaged Property is deficient 73 parking spaces. Pursuant to the related Mortgage Loan documents, the Mortgagor is obligated to add the required number of parking spaces on or before September 1, 2017.

(24)	Cen Tex Self Storage Portfolio (Loan No. 51)	The San Marcos Mortgaged Property is legal non-conforming as to use because the existing use of self-storage is not permitted under the current zoning designation. Under the related Mortgage Loan documents, the Mortgage Loan is recourse to the guarantor for any actual loss, cost and expense incurred by the lender by reason of the related Mortgagor’s inability to rebuild the improvements on the San Marcos Mortgaged Property to the same condition and same use as existed at the San Marcos Mortgaged Property at origination of the Mortgage Loan (the “Use Recourse Carveout”). Under the related Mortgage Loan documents, for a period of 90 days after origination of the Mortgage Loan, the lender has the right to obtain a zoning risk insurance policy insuring over the San Marcos Mortgaged Property’s legal non-conforming use). The lender reserved $62,500 at origination of the Mortgage Loan for payment of the premium for such policy. If the lender obtains such policy, the Use Recourse Carveout shall be null and void. The amount in the reserve is required to be released to the related Mortgagor if, among other conditions set forth in the related Mortgage Loan documents, the lender is unable to obtain such policy or the premium for such policy exceeds $62,500.

D-2-18

(25)	Concorde Portfolio (Loan No. 22)

As of the origination of the related Mortgage Loan, a zoning consultant’s search of municipal records determined that a total of eight tenants at the related Mortgaged Property did not have a certificate of occupancy or certificate of completion for their respective leased premises. According to the zoning consultant, each tenant is required to obtain a required certificate of occupancy or certificate of completion in regard to its space. Additionally, the zoning consultant’s report stated that there were no violations of record with respect to the related Mortgaged Property. The related Mortgage Loan documents contain a recourse carveout to the related Mortgagor and the related Guarantor for any losses incurred by the holder of the Mortgage Loan by reason of any of such eight tenants failing to have a valid certificate of occupancy or certificate of completion, as applicable.

(26)	Fairfield Inn & Suites Milford (Loan No. 50)

With respect to liability for breaches of the environmental covenants in the related Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate not earlier than thirty-six (36) months after payment in full of such Mortgage Loan if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents.

(31)	Concorde Portfolio (Loan No. 22)

Prior to the origination of the Mortgage Loan, one of the related Mortgagors owned a parcel of land (approximately 1.28 acres) located adjacent to such Mortgagor’s related Mortgaged Property.  Prior to origination of the Mortgage Loan, such adjacent parcel was conveyed to an affiliate of the related Mortgagor.  The related Mortgage Loan documents require the Mortgagor to comply with the Single-Purpose Entity covenants on a going-forward basis from and after the origination of the related Mortgage Loan. The related Mortgage Loan documents contain a recourse carveout to the Mortgagor and related Guarantor for any losses incurred by the holder of the Mortgage Loan by reason of the Mortgagor’s prior ownership of such adjacent parcel.

(31)	Greenhill Apartments (Loan	The related Mortgagor owns the lessee’s interest in a lease for a parcel of land adjacent to the related

D-2-19

No. 44)

Mortgaged Property (the “Leasehold Interest”), and the Leasehold Interest is not included as collateral under the related Mortgage Loan documents. Other than the Leasehold Interest, the related Mortgage Loan documents require the Mortgagor to comply with the Single-Purpose Entity covenants, and include a representation from the related Mortgagor that it has not owned any property other than the related Mortgaged Property and the Leasehold Interest. The related Mortgage Loan documents contain a recourse carveout to the Mortgagor and related Guarantor for any losses incurred by the holder of the Mortgage Loan by reason of the Mortgagor’s ownership of the Leasehold Interest.

(41)	Red Roof Inn – Round Rock (Loan No. 61)	The appraisal of the related Mortgaged Property has an appraisal date which is not within twelve (12) months of the Closing Date.

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
7/15/2017	52,548,000.00
8/15/2017	52,548,000.00
9/15/2017	52,548,000.00
10/15/2017	52,548,000.00
11/15/2017	52,548,000.00
12/15/2017	52,548,000.00
1/15/2018	52,548,000.00
2/15/2018	52,548,000.00
3/15/2018	52,548,000.00
4/15/2018	52,548,000.00
5/15/2018	52,548,000.00
6/15/2018	52,548,000.00
7/15/2018	52,548,000.00
8/15/2018	52,548,000.00
9/15/2018	52,548,000.00
10/15/2018	52,548,000.00
11/15/2018	52,548,000.00
12/15/2018	52,548,000.00
1/15/2019	52,548,000.00
2/15/2019	52,548,000.00
3/15/2019	52,548,000.00
4/15/2019	52,548,000.00
5/15/2019	52,548,000.00
6/15/2019	52,548,000.00
7/15/2019	52,548,000.00
8/15/2019	52,548,000.00
9/15/2019	52,548,000.00
10/15/2019	52,548,000.00
11/15/2019	52,548,000.00
12/15/2019	52,548,000.00
1/15/2020	52,548,000.00
2/15/2020	52,548,000.00
3/15/2020	52,548,000.00
4/15/2020	52,548,000.00
5/15/2020	52,548,000.00
6/15/2020	52,548,000.00
7/15/2020	52,548,000.00
8/15/2020	52,548,000.00
9/15/2020	52,548,000.00
10/15/2020	52,548,000.00
11/15/2020	52,548,000.00
12/15/2020	52,548,000.00
1/15/2021	52,548,000.00
2/15/2021	52,548,000.00
3/15/2021	52,548,000.00
4/15/2021	52,548,000.00
5/15/2021	52,548,000.00
6/15/2021	52,548,000.00
7/15/2021	52,548,000.00
8/15/2021	52,548,000.00
9/15/2021	52,548,000.00
10/15/2021	52,548,000.00
11/15/2021	52,548,000.00
12/15/2021	52,548,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
1/15/2022	52,548,000.00
2/15/2022	52,548,000.00
3/15/2022	52,548,000.00
4/15/2022	52,546,554.01
5/15/2022	51,525,565.28
6/15/2022	50,586,589.58
7/15/2022	49,550,175.10
8/15/2022	48,596,124.81
9/15/2022	47,637,961.62
10/15/2022	46,589,244.73
11/15/2022	45,622,428.60
12/15/2022	44,565,301.58
1/15/2023	43,589,758.51
2/15/2023	42,610,009.33
3/15/2023	41,368,864.96
4/15/2023	40,379,537.22
5/15/2023	39,300,530.28
6/15/2023	38,302,283.06
7/15/2023	37,214,606.93
8/15/2023	36,207,363.93
9/15/2023	35,195,777.33
10/15/2023	34,095,136.12
11/15/2023	33,074,439.65
12/15/2023	31,964,944.20
1/15/2024	30,935,059.93
2/15/2024	29,900,733.82
3/15/2024	28,694,035.76
4/15/2024	27,650,042.41
5/15/2024	26,517,903.79
6/15/2024	25,464,523.33
7/15/2024	24,323,261.00
8/15/2024	23,260,413.11
9/15/2024	22,192,980.37
10/15/2024	21,038,060.05
11/15/2024	19,961,039.64
12/15/2024	18,796,800.67
1/15/2025	17,710,110.57
2/15/2025	16,618,732.15
3/15/2025	15,276,323.93
4/15/2025	14,174,443.29
5/15/2025	12,986,041.62
6/15/2025	11,874,278.51
7/15/2025	10,676,271.65
8/15/2025	9,554,541.51
9/15/2025	8,427,970.97
10/15/2025	7,215,572.14
11/15/2025	6,078,907.82
12/15/2025	4,856,698.41
1/15/2026	3,709,853.91
2/15/2026	2,558,060.00
3/15/2026	1,160,846.09
4/15/2026 and thereafter	0.00

E-1

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ANNEX F

MOFFETT PLACE GOOGLE AMORTIZATION SCHEDULE

Period	Monthly Payment Date	Ending Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
5	6/6/2017	$40,000,000.00	$156,715.23	$0	$156,715.23
6	7/6/2017	$40,000,000.00	$151,659.90	$0	$151,659.90
7	8/6/2017	$40,000,000.00	$156,715.23	$0	$156,715.23
8	9/6/2017	$40,000,000.00	$156,715.23	$0	$156,715.23
9	10/6/2017	$40,000,000.00	$151,659.90	$0	$151,659.90
10	11/6/2017	$40,000,000.00	$156,715.23	$0	$156,715.23
11	12/6/2017	$40,000,000.00	$151,659.90	$0	$151,659.90
12	1/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
13	2/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
14	3/6/2018	$40,000,000.00	$141,549.24	$0	$141,549.24
15	4/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
16	5/6/2018	$40,000,000.00	$151,659.90	$0	$151,659.90
17	6/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
18	7/6/2018	$40,000,000.00	$151,659.90	$0	$151,659.90
19	8/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
20	9/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
21	10/6/2018	$40,000,000.00	$151,659.90	$0	$151,659.90
22	11/6/2018	$40,000,000.00	$156,715.23	$0	$156,715.23
23	12/6/2018	$40,000,000.00	$151,659.90	$0	$151,659.90
24	1/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
25	2/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
26	3/6/2019	$40,000,000.00	$141,549.24	$0	$141,549.24
27	4/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
28	5/6/2019	$40,000,000.00	$151,659.90	$0	$151,659.90
29	6/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
30	7/6/2019	$40,000,000.00	$151,659.90	$0	$151,659.90
31	8/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
32	9/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
33	10/6/2019	$40,000,000.00	$151,659.90	$0	$151,659.90
34	11/6/2019	$40,000,000.00	$156,715.23	$0	$156,715.23
35	12/6/2019	$40,000,000.00	$151,659.90	$0	$151,659.90
36	1/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
37	2/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
38	3/6/2020	$40,000,000.00	$146,604.57	$0	$146,604.57
39	4/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
40	5/6/2020	$40,000,000.00	$151,659.90	$0	$151,659.90
41	6/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
42	7/6/2020	$40,000,000.00	$151,659.90	$0	$151,659.90
43	8/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
44	9/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
45	10/6/2020	$40,000,000.00	$151,659.90	$0	$151,659.90
46	11/6/2020	$40,000,000.00	$156,715.23	$0	$156,715.23
47	12/6/2020	$40,000,000.00	$151,659.90	$0	$151,659.90
48	1/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
49	2/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
50	3/6/2021	$40,000,000.00	$141,549.24	$0	$141,549.24

Period	Monthly Payment Date	Ending Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
51	4/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
52	5/6/2021	$40,000,000.00	$151,659.90	$0	$151,659.90
53	6/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
54	7/6/2021	$40,000,000.00	$151,659.90	$0	$151,659.90
55	8/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
56	9/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
57	10/6/2021	$40,000,000.00	$151,659.90	$0	$151,659.90
58	11/6/2021	$40,000,000.00	$156,715.23	$0	$156,715.23
59	12/6/2021	$40,000,000.00	$151,659.90	$0	$151,659.90
60	1/6/2022	$40,000,000.00	$156,715.23	$0	$156,715.23
61	2/6/2022	$39,956,451.62	$156,715.23	$43,548.38	$200,263.61
62	3/6/2022	$39,896,415.72	$141,395.13	$60,035.90	$201,431.03
63	4/6/2022	$39,852,430.59	$156,309.40	$43,985.14	$200,294.53
64	5/6/2022	$39,802,839.51	$151,100.39	$49,591.08	$200,691.47
65	6/6/2022	$39,758,459.82	$155,942.78	$44,379.69	$200,322.47
66	7/6/2022	$39,708,485.30	$150,744.10	$49,974.52	$200,718.62
67	8/6/2022	$39,663,707.76	$155,573.11	$44,777.53	$200,350.64
68	9/6/2022	$39,618,741.43	$155,397.68	$44,966.33	$200,364.01
69	10/6/2022	$39,568,196.80	$150,214.36	$50,544.63	$200,758.99
70	11/6/2022	$39,522,827.76	$155,023.48	$45,369.05	$200,392.52
71	12/6/2022	$39,471,891.76	$149,850.70	$50,936.00	$200,786.70
72	1/6/2023	$39,426,116.65	$154,646.16	$45,775.11	$200,421.28
73	2/6/2023	$39,380,148.53	$154,466.82	$45,968.12	$200,434.94
74	3/6/2023	$39,317,917.85	$139,355.75	$62,230.68	$201,586.43
75	4/6/2023	$39,271,493.51	$154,042.91	$46,424.33	$200,467.25
76	5/6/2023	$39,219,531.97	$148,897.77	$51,961.55	$200,859.31
77	6/6/2023	$39,172,692.80	$153,657.45	$46,839.17	$200,496.62
78	7/6/2023	$39,120,328.11	$148,523.17	$52,364.69	$200,887.86
79	8/6/2023	$39,073,070.65	$153,268.78	$47,257.46	$200,526.24
80	9/6/2023	$39,025,613.94	$153,083.63	$47,456.71	$200,540.34
81	10/6/2023	$38,972,649.10	$147,965.52	$52,964.84	$200,930.35
82	11/6/2023	$38,924,768.97	$152,690.19	$47,880.13	$200,570.33
83	12/6/2023	$38,871,392.64	$147,583.16	$53,376.33	$200,959.49
84	1/6/2024	$38,823,085.57	$152,293.48	$48,307.07	$200,600.56
85	2/6/2024	$38,774,574.81	$152,104.22	$48,510.76	$200,614.98
86	3/6/2024	$38,715,311.75	$142,113.25	$59,263.06	$201,376.31
87	4/6/2024	$38,666,346.57	$151,681.97	$48,965.18	$200,647.15
88	5/6/2024	$38,611,915.77	$146,603.36	$54,430.80	$201,034.15
89	6/6/2024	$38,562,514.63	$151,276.88	$49,401.14	$200,678.02
90	7/6/2024	$38,507,660.16	$146,209.68	$54,854.47	$201,064.15
91	8/6/2024	$38,457,819.43	$150,868.42	$49,840.73	$200,709.15
92	9/6/2024	$38,407,768.56	$150,673.15	$50,050.88	$200,724.03
93	10/6/2024	$38,352,282.65	$145,622.96	$55,485.90	$201,108.86
94	11/6/2024	$38,301,786.79	$150,259.67	$50,495.87	$200,755.54
95	12/6/2024	$38,245,868.43	$145,221.13	$55,918.35	$201,139.48
96	1/6/2025	$38,194,923.88	$149,842.75	$50,944.55	$200,787.31
97	2/6/2025	$38,143,764.52	$149,643.16	$51,159.36	$200,802.51
98	3/6/2025	$38,076,825.21	$134,980.52	$66,939.31	$201,919.83
99	4/6/2025	$38,025,167.90	$149,180.46	$51,657.31	$200,837.77
100	5/6/2025	$37,968,120.82	$144,172.33	$57,047.07	$201,219.40
101	6/6/2025	$37,916,005.17	$148,754.57	$52,115.66	$200,870.23

Period	Monthly Payment Date	Ending Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
102	7/6/2025	$37,858,512.67	$143,758.44	$57,492.50	$201,250.94
103	8/6/2025	$37,805,934.85	$148,325.14	$52,577.81	$200,902.95
104	9/6/2025	$37,753,135.35	$148,119.14	$52,799.50	$200,918.65
105	10/6/2025	$37,694,978.27	$143,140.92	$58,157.08	$201,298.00
106	11/6/2025	$37,641,710.93	$147,684.43	$53,267.34	$200,951.77
107	12/6/2025	$37,583,099.19	$142,718.45	$58,611.74	$201,330.19
108	1/6/2026	$37,529,360.12	$147,246.10	$53,739.07	$200,985.17
109	2/6/2026	$37,475,394.45	$147,035.56	$53,965.66	$201,001.22
110	3/6/2026	$37,405,909.73	$132,615.34	$69,484.73	$202,100.07
111	4/6/2026	$37,351,423.55	$146,551.89	$54,486.18	$201,038.07
112	5/6/2026	$37,291,627.32	$141,617.83	$59,796.23	$201,414.06
113	6/6/2026	$37,236,659.27	$146,104.15	$54,968.05	$201,072.19
114	7/6/2026	$37,176,394.75	$141,182.70	$60,264.52	$201,447.22
115	8/6/2026	$37,120,940.84	$145,652.68	$55,453.92	$201,106.60
116	9/6/2026	$37,065,253.11	$145,435.42	$55,687.73	$201,123.15
117	10/6/2026	$37,004,289.18	$140,532.81	$60,963.93	$201,496.74
118	11/6/2026	$36,948,109.59	$144,978.39	$56,179.59	$201,157.98
119	12/6/2026	$36,886,667.68	$140,088.67	$61,441.92	$201,530.58
120	1/6/2027	$36,829,992.15	$144,517.57	$56,675.53	$201,193.09

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	24
Risk Factors	61
Description of the Mortgage Pool	150
Transaction Parties	286
Credit Risk Retention	362
Description of the Certificates	371
Description of the Mortgage Loan Purchase Agreements	411
Pooling and Servicing Agreement	421
Certain Legal Aspects of Mortgage Loans	551
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	570
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	572
Yield and Maturity Considerations	572
Material Federal Income Tax Considerations	585
Certain State and Local Tax Considerations	599
Method of Distribution (Underwriter)	600
Incorporation of Certain Information by Reference	603
Where You Can Find More Information	603
Financial Information	604
Certain ERISA Considerations	604
Legal Investment	609
Legal Matters	611
Ratings	611
Index of Defined Terms	614

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$846,304,000
(Approximate)

UBS Commercial Mortgage
Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2017-C1
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2017-C1

Class A-1	$40,505,000
Class A-2	$46,665,000
Class A-SB	$52,548,000
Class A-3	$235,000,000
Class A-4	$296,571,000
Class X-A	$671,289,000
Class X-B	$175,015,000
Class A-S	$95,899,000
Class B	$45,551,000
Class C	$33,565,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

Natixis
Co-Manager and Joint Bookrunner

CIBC World Markets
Co-Manager

Academy Securities
Co-Manager

June 1, 2017